                                            Filed Pursuant to Rule 424(b)3
                                            Registration File No.: 333-45467-01

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 22, 1998

PROSPECTUS SUPPLEMENT                                  [LOGO] XL1 1998
(TO PROSPECTUS DATED MAY 22, 1998)                            LARGE LOAN

                                  $    (APPROXIMATE)

                         MORGAN STANLEY CAPITAL I INC.
                                 AS DEPOSITOR
                      STATE STREET BANK AND TRUST COMPANY
                                  AS TRUSTEE
                          MIDLAND LOAN SERVICES, INC.
                              AS MASTER SERVICER
                             CLARION PARTNERS, LLC
                              AS SPECIAL SERVICER
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-XL1
                                -------------
     The Series 1998-XL1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of fourteen classes (each a "Class"), designated as the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class X Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class Q Certificates, Class R Certificates and Class LR Certificates. Only the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby; the Class E, Class F, Class G, Class H, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P" and, together with Fitch, the "Rating Agencies") as set forth in the table below.

     The Certificates will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Morgan Stanley Capital I Inc. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 11 mortgage loans, with original terms to maturity of not more than 30 years (the "Mortgage Loans"), secured by first liens on 83 commercial properties (the "Mortgaged Properties"). The Mortgaged Properties include retail properties, office properties, multifamily properties, industrial properties and hotel properties. The Mortgage Loans were originated or acquired by Morgan Stanley Mortgage Capital Inc. ("MSMC"). See "Mortgage Pool Characteristics--General" herein. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described under "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans" herein.


SEE "RISK FACTORS" BEGINNING ON PAGE S-31 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, MSMC, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                -------------
                                                   (cover continued on page S-2)

                            APPROXIMATE
                        INITIAL CERTIFICATE        INITIAL                                                RATED FINAL
                            PRINCIPAL OR        PASS-THROUGH                         EXPECTED RATINGS     DISTRIBUTION
CLASS                   NOTIONAL AMOUNT (1)         RATE         DESCRIPTION (2)        (FITCH/S&P)           DATE
--------------------   ---------------------   --------------   -----------------   ------------------   -------------
Class A-1 ..........            $                     %               Fixed
Class A-2 ..........            $                     %              Fixed(3)
Class A-3 ..........            $                     %              Fixed(3)
Class X(4) .........            $                     %               WAC/IO
Class B ............            $                     %                WAC
Class C ............            $                     %                WAC
Class D ............            $                     %                WAC

(Footnotes on page S-2)

                                 -------------

     The Offered Certificates will be purchased by Morgan Stanley & Co. Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately
  % of the initial aggregate Certificate Principal Amount of the Offered
Certificates, plus accrued interest, if any, from       , 1998 before deducting
expenses payable by the Depositor.

     The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and Cedel Bank, S.A. ("CEDEL") and The Euroclear System
("Euroclear") in Europe, on or about       , 1998 against payment therefor in
immediately available funds.
                                -------------
                          MORGAN STANLEY DEAN WITTER
             The date of this Prospectus Supplement is May  , 1998.
 .

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


       [LOGO]                    [LOGO]                   [LOGO]

   CENTERAMERICA                 SMITH              EQUITY RESIDENTIAL
   PROPERTY TRUST                                    PROPERTIES TRUST


       [LOGO]                    [LOGO]                   [LOGO]
  GENERAL GROWTH               GLENBOROUGH            LOWE ENTERPRISES
  PROPERTIES INC.        REALTY TRUST INCORPORATED         INC.



                                 [LOGO]
                                XL1 1998
                               LARGE LOAN



              [MAP OF UNITED STATES DEPICTING LOCATIONS OF
                        Single Asset Loans
                        Magellan Apartment Pool
                        Glenborough Pool
                        CenterAmerica Pool
                        EQR Apartment Pool
                        Ramco-Gershenson Pool]
                        Courthouse Plaza I
                        Charlestowne Mall
                        West Town Mall
                        Quail Springs Mall
                        Wells Fargo Tower
                        Hotel Del Coronado



       [LOGO]                    [LOGO]                   [LOGO]
      MAGELLAN             MAQUIRE PARTNERS         RAMCO-GERSHENSON, INC.
      CORPORATIONS


                    [LOGO]                  [LOGO]
                    SIMON                 WILMORITE, INC.
                  DEBARTOLO
                    GROUP

         A. The inside front cover of the paper version of the prospectus supplement contains pictures of the following properties:

         (clockwise from right)

         Hotel Del Coronado: Coronado, CA. Photograph shows a view of the hotel.

         Magellan Apartment Pool:

                  a) Canterbury Hills, Phoenix, AZ. Photograph shows a portion of the apartment complex.

                  b) Rancho Las Brisas, Murietta, CA. Photograph shows a portion of the apartment complex.

                  c) El Royale, Rialto, CA. Photograph shows a portion of the apartment complex.

         West Town Mall: Knoxville TN (3 pictures). Photographs show the interior and exterior of the mall complex.

         Wells Fargo Tower: Los Angeles, CA (2 pictures). 1 photograph shows the office building and 1 photograph shows a portion of the interior of the building.

         CenterAmerica Pool:

                  a) Moore Plaza West, Houston, TX. Photograph shows an external view of the shopping center.

                  b) Cedar Bellaire, Houston, TX. Photograph shows an external view of the shopping center.

                  c) Texas City Bay Center, Texas City, TX. Photograph shows an external view of the shopping center.

(continuation of cover page)

--------
(1)   Approximate, subject to adjustment as described herein.

(2) "WAC" means weighted average coupon as described herein and "Fixed" means fixed rate coupon. "WAC" and "Fixed" are descriptions of the type of Pass-Through Rates borne by the related Classes and "IO" designates that the related Class is entitled only to distributions of interest.

(3) In no event shall the Pass-Through Rate on the Class A-2 or Class A-3 Certificates exceed the WAC Rate (as defined herein).

(4) The Class X Certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue on such Class of Certificates at the Pass-Through Rate thereof on the Notional Amount thereof. The Notional Amount of the Class X
      Certificates is initially $       , which is equal to the aggregate
      initial Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. See "Description of the Offered Certificates--General" herein.


     The master servicer of the Mortgage Loans will be Midland Loan Services, Inc. (in such capacity, the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances (as defined herein) in respect of the Mortgage Loans. See "The Pooling Agreement--Advances" herein. The Master Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Master Servicer fails to make a required Advance, State Street Bank and Trust Company (the "Trustee"), as acting or successor Master Servicer, acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance.

     Distributions on the Offered Certificates will be made, to the extent of Available Funds (as defined herein), on the third Business Day of each month, beginning in July 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest on the Certificates on each Distribution Date will be based on the pass-through rate for the respective Class (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Principal Amount") or notional balance (the "Notional Amount"), as applicable, of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates--Distributions--Payment Priorities."

     The yield to maturity on each Class of the Offered Certificates will be sensitive to, and the yield to maturity on the Class X Certificates will be extremely sensitive to, the rate and timing of principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and payments with respect to repurchases thereof that have the effect of reducing the Certificate Principal Amount or Notional Amount, as the case may be, of such Class. The yield to investors, in particular the investors in subordinate Classes, will be sensitive to the timing and magnitude of delinquencies and losses on the Mortgage Loans. The rights of the holders of the Class B, Class C and Class D Certificates to receive distributions of principal and interest will be subordinated to such rights of the holders of Certificates with an earlier sequential designation (and the Class X Certificates with respect to payments of interest). In addition, with respect to any Class of Certificates entitled to principal distributions, to the extent losses on the Mortgage Loans exceed the principal amount of all Classes of Certificates subordinate to such Class, such Class will bear a loss equal to the amount of such excess up to an amount equal to the remaining principal amount thereof. No representation is made as to the rate, timing or magnitude of any such event with respect to any of the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Yield, Prepayment and Maturity Considerations" herein.

     Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the "Trust REMICs"), exclusive of the Deferred Interest, the Default Interest, the Deferred Interest Distribution Account and the Class Q Distribution Account (each as defined herein), and the Trust REMICs, in the opinion of counsel, will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively) for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent "regular interests" in the Upper-Tier REMIC. The Class R and Class LR Certificates will constitute the sole Classes of "residual interests" in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. In addition, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will also represent undivided beneficial interests in designated portions of the Deferred Interest, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. The Offered Certificates, together with the Class E, Class F, Class G and Class H Certificates, are sometimes collectively referred to herein as the "Regular Certificates". See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

     THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE DEPOSITOR'S CERTIFICATES AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MAY 22, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMA-

TION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL       , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" HEREIN AND "PLAN OF DISTRIBUTION" IN THE PROSPECTUS.

     There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

     The distribution of this Prospectus Supplement dated       , 1998 and the
Prospectus dated May 22, 1998, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom. See "Plan of Distribution" herein.

                               -----------------
                          FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES," "PROJECTS" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
EXECUTIVE SUMMARY ....................................................... S-7
SUMMARY OF PROSPECTUS SUPPLEMENT ........................................ S-10
RISK FACTORS ............................................................ S-31
 The Mortgage Loans ..................................................... S-31
 Conflicts of Interest .................................................. S-52
 The Offered Certificates ............................................... S-53
MORTGAGE POOL CHARACTERISTICS ........................................... S-57
 General ................................................................ S-57
 Security for the Mortgage Loans ........................................ S-57
 Certain Mortgage Loan Definitions ...................................... S-58
 Certain Characteristics of the Mortgage Loans .......................... S-67
 Underwriting Standards ................................................. S-73
 Additional Information ................................................. S-74
DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS .......... S-75
  1. Hotel Del Coronado ................................................. S-75
  2. CenterAmerica Pool ................................................. S-83
  3. Wells Fargo Office Tower ........................................... S-96
  4. West Town Mall ..................................................... S-105
  5. Magellan Apartment Pool ............................................ S-116
  6. Glenborough Pool ................................................... S-123
  7. EQR Apartment Pool ................................................. S-135
  8. Charlestowne Mall .................................................. S-145
  9. Ramco-Gershenson Pool .............................................. S-158
 10. Courthouse Plaza I ................................................. S-168
 11. Quail Springs Mall ................................................. S-177
DESCRIPTION OF THE OFFERED CERTIFICATES ................................. S-186
 General ................................................................ S-186
 Distributions .......................................................... S-187
 Subordination .......................................................... S-194
 Appraisal Reductions ................................................... S-194
 Delivery, Form and Denomination ........................................ S-195
 Book-Entry Registration ................................................ S-196
 Definitive Certificates ................................................ S-197
 Transfer Restrictions .................................................. S-198
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ........................... S-199
 Yield .................................................................. S-199
 Yield on the Offered Certificates ...................................... S-200
 Rated Final Distribution Date .......................................... S-204
 Weighted Average Life of Offered Certificates .......................... S-204


                                                                                            PAGE
                                                                                           ------
THE POOLING AGREEMENT .................................................................... S-208
 General ................................................................................. S-208
 Assignment of the Mortgage Loans ........................................................ S-208
 Representations and Warranties; Repurchase .............................................. S-208
 Servicing of the Mortgage Loans; Collection of Payments ................................. S-209
 Advances ................................................................................ S-211
 Accounts ................................................................................ S-212
 Withdrawals From the Collection Account ................................................. S-213
 Successor Manager ....................................................................... S-213
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ........................... S-214
 Inspections ............................................................................. S-214
 Evidence as to Compliance ............................................................... S-215
 Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer ... S-215
 Events of Default ....................................................................... S-216
 Rights Upon Event of Default ............................................................ S-216
 Amendment ............................................................................... S-217
 Realization Upon Mortgage Loans; Modifications .......................................... S-218
 Optional Termination .................................................................... S-222
 The Trustee ............................................................................. S-223
 Duties of the Trustee ................................................................... S-223
 The Master Servicer ..................................................................... S-224
 Servicing Compensation and Payment of Expenses .......................................... S-224
 Special Servicer ........................................................................ S-225
 Master Servicer and Special Servicer Permitted to Buy Certificates ...................... S-226
 Reports to Certificateholders ........................................................... S-226
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS .............................................. S-227
USE OF PROCEEDS .......................................................................... S-228
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................................. S-228
CERTAIN ERISA CONSIDERATIONS ............................................................. S-230
LEGAL INVESTMENT ......................................................................... S-231
PLAN OF DISTRIBUTION ..................................................................... S-232
EXPERTS .................................................................................. S-233
VALIDITY OF OFFERED CERTIFICATES ......................................................... S-233
RATINGS .................................................................................. S-233
INDEX OF SIGNIFICANT DEFINITIONS ......................................................... S-234

Financial Information
 Hotel Del Coronado .......................... Exhibit A-1
 CenterAmerica Pool .......................... Exhibit A-2
 Wells Fargo Office Tower .................... Exhibit A-3
Representations and Warranties ............... Exhibit B
Form of Report to Certificateholders ......... Exhibit C
Term Sheet ................................... Exhibit D
Mortgaged Properties Characteristics ......... Annex A

                               EXECUTIVE SUMMARY

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.


                              CERTIFICATE SUMMARY

                                                                                               APPROXIMATE
                                                                                               PERCENT OF
   APPROXIMATE                                                                                    TOTAL
 CREDIT SUPPORT                                                                               CERTIFICATES
                                                                 INITIAL
                                                               CERTIFICATE
                                                                PRINCIPAL       RATINGS
                                                  CLASS          AMOUNT       (FITCH/S&P)
                    CLASS X                    CLASS A-1       $                                     %
                    $
                    (Approximate Notional
                    Amount)
                                               CLASS A-2       $                                     %
        %(1)                                   CLASS A-3       $
        %                                      CLASS B         $
        %                                      CLASS C         $
        %                                      CLASS D         $                                     %
        %                                      CLASS E(2)      $                                     %
        %                                      CLASS F(2)      $                                     %
        %                                      CLASS G(2)      $                                     %
      n/a                                      CLASS H(2)      $                                     %


        (1) Represents the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

        (2)   Not offered hereby.

              The Class Q, Class R and Class LR Certificates are not represented in this table.

                              CERTIFICATE SUMMARY



                            INITIAL
                          CERTIFICATE
                         PRINCIPAL OR                                            INITIAL
           RATINGS(1)      NOTIONAL       % OF                                PASS-THROUGH       WTD. AVG.      PRINCIPAL
  CLASS     FITCH/S&P      AMOUNT(2)     TOTAL          DESCRIPTION(3)            RATE        LIFE(4) (YRS.)    WINDOW(4)
  Offered Certificates

  A-1                   $                   %     Fixed Rate                       %
  A-2                   $                   %     Fixed Rate(5)                    %
  A-3                   $                   %     Fixed Rate(5)                    %
  X(6)                  $                 n/a     Interest Only:                   %               n/a            n/a
                                                  Weighted Average Coupon
  B                     $                   %     Weighted Average Coupon          %
  C                     $                   %     Weighted Average Coupon          %
  D                     $                   %     Weighted Average Coupon          %
  Non-Offered Certificates
  E                     $                   %     Weighted Average Coupon          %
  F                     $                   %     Weighted Average Coupon          %
  G                     $                   %     Weighted Average Coupon          %
  H                     $                   %     Fixed Rate                       %


      The Class Q, Class R and Class LR Certificates are not represented in this table.

(1)   The Rated Final Distribution Date for each Class of rated Certificates is
      the Distribution Date in      .

(2)   Approximate, subject to adjustment as described herein.

(3) "WAC" means weighted average coupon as described herein and "Fixed" means fixed rate coupon. "WAC" and "Fixed" are descriptions of the type of Pass-Through Rates borne by the related Classes and "IO" designates that the related Class is entitled only to distributions of interest.

(4) The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates are based on the assumptions that there are no losses on the Mortgage Loans, prepayment in full of the Mortgage Loans on the first date prepayment is permitted, and otherwise on the basis of the assumptions for Scenario 1 set forth under "Yield, Prepayment and Maturity Considerations--Weighted Average Life of Offered Certificates". The Principal Window is expressed in months following the Closing Date, commencing with the first Distribution Date.

(5) In no event shall the Pass-Through Rate on the Class A-2 or Class A-3 Certificates exceed the WAC Rate (as defined herein).

(6) The Class X Certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue on such Class of Certificates at the Pass-Through Rate thereof on the Notional Amount thereof. The Notional Amount of the Class X
      Certificates is initially $       , which is equal to the aggregate
      initial Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. See "Description of the Offered Certificates--General" herein.

                             MORTGAGE LOAN SUMMARY

                                    CUT-OFF
                                      DATE       EFFECTIVE
     MORTGAGE           NO.        PRINCIPAL      MATURITY   MATURITY
       LOAN         PROPERTIES      BALANCE         DATE       DATE
  Hotel Del
   Coronado              1       $164,947,035     1/1/08     1/1/23

  CenterAmerica
   Pool                 44       $163,000,000     6/1/08     6/1/28

  Wells Fargo
   Office Tower          1       $143,855,648    4/30/05     4/30/23

  West Town Mall         1       $ 76,000,000     5/1/08     5/1/28

  Magellan
   Apartment
   Pool                 11       $ 75,113,551    11/1/07     11/1/27

  Glenborough
   Pool                 10       $ 59,465,982    10/1/07     10/1/22

  EQR
   Apartment
   Pool                  5       $ 50,000,000     4/1/08     4/1/28

  Charlestowne
   Mall                  1       $ 50,000,000     3/1/05     3/1/28

  Ramco-
   Gershenson
   Pool                  7       $ 49,761,281    12/1/07     12/1/27

  Courthouse
   Plaza I               1       $ 48,704,653     1/1/08     1/1/28

  Quail Springs
   Mall                  1       $ 45,000,000     6/1/08     6/1/28

  Total/Weighted
   Average              83       $925,848,151      N/A         N/A

                          ORIGINAL                               CUT-OFF
     MORTGAGE           AMORTIZATION       MORTGAGE               DATE        EMD
       LOAN             TERM (MONTHS)        RATE     DSCR(1)      LTV        LTV
------------------ ---------------------- ---------- --------- ---------- ----------
  Hotel Del
   Coronado                 300               6.90%     2.06x      50.0%      39.4%

  CenterAmerica
   Pool                     360               6.67%     1.86x      61.3%      53.0%

  Wells Fargo
   Office Tower             300               7.17%     1.64x      61.2%      53.8%

  West Town Mall   Interest Only EMD(2)       6.90%     2.71x      47.5%      47.5%

  Magellan
   Apartment
   Pool                     360               7.28%     1.34x      79.3%      70.0%

  Glenborough
   Pool                     300               7.50%     1.93x      51.3%      42.0%

  EQR
   Apartment
   Pool            Interest Only EMD(2)       6.79%     2.28x      49.7%      49.7%

  Charlestowne
   Mall                     360               7.73%     1.70x      57.7%      53.8%

  Ramco-
   Gershenson
   Pool                     360               6.83%     2.00x      64.6%      56.4%

  Courthouse
   Plaza I                  360               7.19%     1.49x      70.5%      61.0%

  Quail Springs
   Mall                     360               6.82%     1.95x      52.7%      45.7%

  Total/Weighted
   Average                  332               7.02%     1.90x      58.4%      51.0%

--------
The terms "Effective Maturity Date", "DSCR", "EMD LTV" and "Cut-Off Date LTV" are defined in this Prospectus Supplement in the definitions set forth under "Mortgage Pool Characteristics--Certain Mortgage Loan Definitions."

(1)   Based on Underwritable Cash Flow.

(2) Interest-only loan from origination to the related Effective Maturity Date; thereafter principal payments are based on an amortization term of 240 months.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined under "Mortgage Pool Characteristics--Certain Mortgage Loan Definitions" or are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.


TITLE OF CERTIFICATES...  Morgan Stanley Capital I Inc., Commercial Mortgage
                          Pass-Through Certificates, Series 1998-XL1 (the "Certificates").

CERTIFICATE PRINCIPAL
AMOUNT AND NOTIONAL
AMOUNT.................   Each Class of Offered Certificates has the
                          approximate aggregate initial Certificate Principal
                          Amount or Notional Amount set forth on the cover page of this Prospectus Supplement, subject to a variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling Agreement") among the Depositor, the Master Servicer, the Special
                          Servicer and the Trustee.

DEPOSITOR..............   Morgan Stanley Capital I Inc., a Delaware
                          corporation (the "Depositor"), an affiliate of Morgan
                          Stanley Mortgage Capital Inc., a New York corporation
                          ("MSMC"), and Morgan Stanley & Co. Incorporated (the
                          "Underwriter"). See "The Depositor" in the Prospectus.

MASTER SERVICER........   Midland Loan Services, Inc., a Delaware corporation
                          (in such capacity, the "Master Servicer"), will serve as the master servicer of the Mortgage Loans. The
                          Master Servicer will appoint Wells Fargo Bank,
                          National Association ("Wells Fargo"), as subservicer for the Wells Fargo Office Tower Loan and the
                          Glenborough Pool Loan and will appoint AMRESCO
                          Services, L.P. ("AMRESCO"), as subservicer for the Hotel Del Coronado Loan and the Ramco-Gershenson Pool
                          Loan. Notwithstanding the existence of any subservicing agreement, the Master Servicer shall remain primarily liable for the servicing of the Mortgage Loans. See "The Pooling Agreement--The Master
                          Servicer" herein and "Description of the Agreements--
                          Certain Matters Regarding a Master Servicer and the
                          Depositor" in the Prospectus.


SPECIAL SERVICER.......   Clarion Partners LLC will be appointed special
                          servicer (in such capacity, the "Special Servicer").
                          See "The Pooling Agreement--Special Servicer" herein.

TRUSTEE................   State Street Bank and Trust Company, a trust company
                          chartered under the laws of the Commonwealth of Massachusetts (the "Trustee"). See "The Pooling
                          Agreement--The Trustee" herein.

CUT-OFF DATE...........   June 1, 1998.


CLOSING DATE...........   On or about June  , 1998.


DISTRIBUTION DATE......   The third Business Day of each month, commencing in
                          July 1998. "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed.

RECORD DATE............   With respect to each Distribution Date and each
                          Class of Offered Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.


INTEREST ACCRUAL
 PERIOD.................  With respect to any Distribution Date and with respect to each Class of Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.


RATED FINAL
 DISTRIBUTION DATE......  As to each Class of Offered Certificates, the
                          Distribution Date in       , which is the Distribution
                          Date occurring 3 years after the latest maturity date of any Mortgage Loan.


DUE DATE...............   With respect to any Mortgage Loan, the first day of
                          each month and with respect to any Distribution Date, the Due Date occurring in the month in which such Distribution Date occurs.


COLLECTION PERIOD......   With respect to a Distribution Date and each
                          Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-Off
                          Date) and ending at the close of business on the Due
                          Date in the month in which such Distribution Date occurs.


DENOMINATIONS..........   The Offered Certificates (other than the Class X
                          Certificates) will be issuable in registered form, in minimum denominations of $10,000 initial Certificate
                          Principal Amount and multiples of $1 in excess thereof and the Class X Certificates will be issuable in registered form, in minimum denominations of $100,000 initial Notional Amount and multiples of $1 in excess thereof.


CLEARANCE AND
 SETTLEMENT.............  Holders of Offered Certificates may hold their
                          Certificates through any of The Depository Trust Company ("DTC") (in the United States) and Cedel Bank, S.A. ("CEDEL") and The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Transfers between persons holding directly or indirectly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates--Delivery, Form and Denomination", "--Book-Entry Registration" and "--Definitive Certificates" herein and "Description of the Certificates--General" in the Prospectus.


THE MORTGAGE POOL......   The "Mortgage Pool" will consist of 11 Mortgage
                          Loans, each evidenced by 1 or more promissory notes
                          (each, a "Note") secured by first mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on one or more commercial properties (the
                          "Mortgaged Properties"). See "Description of the
                          Mortgaged Properties and the Mortgage Loans" herein.
                          The Mortgage Loans will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Depositor will be the beneficiary of or will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of certain representations and warranties described herein. See "Description of the Mortgage Pool
                          Characteristics--General" and "The Pooling
                          Agreement--Representations and Warranties;
                          Repurchase".

                          As of the Cut-Off Date, the Mortgage Loans will have the following approximate characteristics:



                            Aggregate Principal Balance .................................   $925,848,151
                            Lowest Mortgage Loan Principal Balance ......................   $ 45,000,000
                            Highest Mortgage Loan Principal Balance .....................   $164,947,035
                            Average Mortgage Loan Principal Balance .....................   $ 84,168,014
                            Range of Remaining Terms to Effective Maturity Date .........   81 to 120 months
                            Weighted Average Remaining Term to Effective
                            Maturity Date ...............................................   109 months
                            Range of Mortgage Rates .....................................   6.67% to 7.73%
                            Weighted Average Mortgage Rate ..............................          7.02%
                            Range of Cut-Off Date LTV Ratios ............................   47.5% to 79.3%
                            Weighted Average Cut-Off Date LTV Ratio .....................          58.4%
                            Range of Debt Service Coverage Ratios .......................   1.34x to 2.71x
                            Weighted Average Debt Service Coverage Ratio ................          1.90x

DESCRIPTION OF THE MORTGAGE
LOANS AND MORTGAGED
PROPERTIES..............


A. HOTEL DEL CORONADO...  The "Hotel Del Coronado Loan" has a principal balance as of the Cut-Off Date of approximately $164,947,035 and is evidenced by a Note issued by L-O Coronado Holding II, Inc., a Delaware corporation (the "Hotel Del Coronado Borrower"). The Hotel Del Coronado Loan is secured by a first priority mortgage lien encumbering a first-class luxury destination hotel located in Coronado, California (the "Hotel Del Coronado Property"). The Hotel Del Coronado Borrower is indirectly owned by a trust for the benefit of the Public Employee's Retirement System of Ohio.

                          The Hotel Del Coronado Property is a 692 room beach-front resort hotel with 7 restaurants and lounges, an on-site bakery and butcher shop, 6 tennis courts, 2 heated pools, a health club and spa, an historical gallery and over 30 specialty shops located in Coronado, California. In addition, the Hotel Del Coronado Property contains approximately 73,034 square feet of banquet and meeting space, and has 978 parking spaces. The average occupancy rate for the Hotel Del Coronado Property for the 12 months ended February 28, 1998 was approximately 85%. The average daily room rate and the revenue per available room for the 12 months ended February 28, 1998 were $202.80 and $173.15 respectively. An appraisal completed in October 1997 determined a value of $330,000,000 for the Hotel Del Coronado Property, resulting in a Cut-Off Date LTV of approximately 50.0%. The DSCR based on Underwritable Cash Flow for the Hotel Del Coronado Property as of the Cut-Off Date is approximately 2.06x.

                          The Hotel Del Coronado Loan is an EMD Loan. Its Effective Maturity Date is January 1, 2008 and its Maturity Date is January 1, 2023. It bears interest at its Initial Interest Rate of 6.90% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 8.90%. The Monthly Payment of the Hotel Del Coronado Loan is $1,162,685.15, based on a 300 month amortization schedule, and its Effective Maturity Date Balance is expected to be $130,163,932.

                          Voluntary prepayment is prohibited under the Hotel Del Coronado Loan prior to the Effective Maturity Date. From and after such date the Hotel Del Coronado

                          Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the Hotel Del Coronado Borrower may deposit U.S. Obligations as substitute collateral for the Hotel Del Coronado Property provided that certain conditions are satisfied, as more fully described herein.


B. CENTERAMERICA POOL...  The "CenterAmerica Pool Loan" has a principal balance as of the Cut-Off Date of approximately $163,000,000 and is evidenced by a Note issued by CenterAmerica Capital Partnership, L.P., a Delaware limited partnership (the "CenterAmerica Pool Borrower"). The CenterAmerica Pool Loan is secured by first priority mortgage liens encumbering 44 shopping centers located in Texas (the "CenterAmerica Pool Properties"). The CenterAmerica Pool Borrower is indirectly owned by HHC Holdings REIT, the beneficiaries of which are Morgan Stanley Real Estate Fund II, L.P. and affiliated funds, which are sponsored and asset managed by Morgan Stanley Dean Witter & Co., which owns approximately 10% of such funds.

                          The CenterAmerica Pool Properties contain approximately 4,761,994 square feet of gross leasable area ("GLA"). As of December 31, 1997, the average occupancy rate of the CenterAmerica Pool Properties was approximately 92%. The aggregate calculated value of the CenterAmerica Pool Properties based on Underwritable NOI of $25,277,026 and a 9.5% capitalization rate was $266,073,957, resulting in a Cut-Off Date LTV of approximately 61.3%. The DSCR based on Underwritable Cash Flow for the CenterAmerica Pool Properties as of the Cut-Off Date is approximately 1.86x.

                          The CenterAmerica Pool Loan is an EMD Loan. Its Effective Maturity Date is June 1, 2008 and its Maturity Date is June 1, 2028. It bears interest at its Initial Interest Rate of 6.67% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 8.67%. The Monthly Payment of the CenterAmerica Pool Loan is $1,048,561.51, based on a 360 month amortization schedule, and its Effective Maturity Date Balance is expected to be $140,921,222.

                          Voluntary prepayment is prohibited under the CenterAmerica Pool Loan prior to the Effective Maturity Date. From and after such date the CenterAmerica Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the CenterAmerica Pool Borrower may deposit U.S. Obligations as substitute collateral for one or more of the CenterAmerica Pool Properties provided that certain conditions are satisfied, as more fully described herein.

                          The CenterAmerica Pool Loan permits the CenterAmerica Pool Borrower to substitute other properties for any 1 or more of the CenterAmerica Pool Properties provided that certain conditions are satisfied, as more fully described herein.


C. WELLS FARGO
 OFFICE TOWER...........  The "Wells Fargo Office Tower Loan" has a principal balance as of the Cut-Off Date of approximately $143,855,648 and is evidenced by a Note issued by North Tower LLC, a Delaware limited liability company (the "Wells Fargo Office Tower Borrower"). The Wells Fargo Office Tower Loan is secured by a first priority mortgage lien encumbering a "Class A" office building located in Los Angeles, California (the "Wells Fargo Office Tower Property"). The Wells Fargo Office Tower Borrower is indirectly owned by Wells Fargo Bank, National Association

                          ("Wells Fargo") (42%), MAC-WFT, Inc. (31%), Maguire Partners Bunker Hill, Ltd., (12%) and Gibson, Dunn & Crutcher Retirement Trust (15%).

                          The Wells Fargo Office Tower Property contains approximately 1,336,248 square feet of GLA and 2,014 on-site parking spaces. As of January 31, 1998, the economic occupancy rate of the Wells Fargo Office Tower Property was approximately 92%. The physical occupancy of the Wells Fargo Office Tower Property as of such date was approximately 87%, and based on newly signed leases and assuming no tenants vacate their premises, will increase to approximately 93% in April 1999. Major tenants include Wells Fargo, Gibson, Dunn & Crutcher, Salomon Smith Barney and Thelen Marrin Johnson & Bridges LLP. An appraisal completed in February, 1998 determined a value of $235,000,000 for the Wells Fargo Office Tower Property, resulting in a Cut-Off Date LTV of 61.2%. The DSCR based on Underwritable Cash Flow for the Wells Fargo Office Tower Property as of the Cut-Off Date is approximately 1.64x.

                          The Wells Fargo Office Tower Loan is an EMD Loan. Its Effective Maturity Date is April 30, 2005 and its Maturity Date is April 30, 2023. It bears interest at its Initial Interest Rate of 7.17% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 9.17%. The Monthly Payment of the Wells Fargo Office Tower Loan is $1,033,431.56, based on a 300 month amortization schedule, and its Effective Maturity Date Balance is expected to be $126,516,032.

                          Voluntary prepayment is prohibited under the Wells Fargo Office Tower Loan prior to the Effective Maturity Date. From and after such date the Wells Fargo Office Tower Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the Wells Fargo Office Tower Borrower may deposit U.S. Obligations as substitute collateral for the Wells Fargo Office Tower Property provided that certain conditions are satisfied, as more fully described herein.


D. WEST TOWN MALL......   The "West Town Mall Loan" has a principal balance as
                          of the Cut-Off Date of approximately $76,000,000 and is evidenced by a Note issued by West Town Mall Joint
                          Venture, a Tennessee joint venture (the "West Town
                          Mall Borrower"). The West Town Mall Loan is secured by a first priority mortgage lien encumbering a portion of a regional shopping mall located in Knoxville, Tennessee (the "West Town Mall Property"). Each of
                          Simon DeBartolo Group, L.P. (the operating entity for
                          Simon DeBartolo Group, Inc.) and RODAMCO N.V.
                          ultimately own a 50% interest in the West Town
                          Borrower.

                          The West Town Mall Property consists of a portion of the West Town Mall, an enclosed single-level, 5-anchor, super-regional mall located in Knoxville, Tennessee, containing approximately 1,336,901 square feet (including 306,163 square feet of leased anchor stores, 572,532 square feet of self-owned anchor stores, 381,626 square feet of mall stores and 76,580 square feet of theater GLA under construction). The occupancy rate of the West Town Mall Property as of February 12, 1998 was approximately 92%. Anchor stores at the West Town Mall Property include Proffitt's, Parisian, Dillard's, Sears and JC Penney and significant mall store tenants include The Limited, The Gap, Eddie Bauer, Ann Taylor and Abercrombie and Fitch. An appraisal completed in September 1997 determined a value of $160,000,000 for the West Town Mall Property, resulting in a Cut-Off Date LTV of approximately 47.5%. The DSCR based on Underwritable Cash Flow for the West Town Mall Property as of the Cut-Off Date is approximately 2.71x.

                          The West Town Mall Loan is an Interest Only EMD Loan. Its Effective Maturity Date is May 1, 2008 and its Maturity Date is May 1, 2028. It bears interest at its Initial Interest Rate of 6.90% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 8.90%. Until the Effective Maturity Date, its Monthly Payment, which consists of interest only, is $437,000, and on and after the Effective Maturity Date its Monthly Payment of principal and interest is $584,674, based on a 240 month amortization schedule. Its Effective Maturity Date Balance is expected to be $76,000,000.

                          Voluntary prepayment is prohibited under the West Town Mall Loan prior to the date that is 180 days prior to the Effective Maturity Date. From and after such date the West Town Mall Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 3 years after the Closing Date until 6 months prior to the Effective Maturity Date, the West Town Mall Borrower may deposit U.S. Obligations as substitute collateral for the West Town Mall Property provided that certain conditions are satisfied, as more fully described herein.


E. MAGELLAN APARTMENT
 POOL...................  The "Magellan Apartment Pool Loan" has a principal balance as of the Cut-Off Date of approximately $75,113,551 and is evidenced by a Note issued by 11 separate Arizona limited partnerships (each a "Magellan Apartment Pool Borrower" and collectively, the "Magellan Apartment Pool Borrowers"). The Magellan Apartment Pool Loan is secured by first priority mortgage liens encumbering 11 residential apartment complexes located in California and Arizona (the "Magellan Apartment Pool Properties"). The Magellan Apartment Pool Borrowers are indirectly owned by Magellan Real Estate Investment Trust, a Maryland real estate investment trust.

                          The Magellan Apartment Pool Properties consist of 11 multifamily apartment projects with 159 multifamily apartment buildings containing 2,270 residential units. As of February 25, 1998, the average occupancy rate of the Magellan Apartment Pool Properties was approximately 94%. Appraisals completed in September, 1997 determined an aggregate value of $94,775,000 for the Magellan Pool Properties, resulting in a Cut-Off Date LTV of approximately 79.3%. The DSCR based on Underwritable Cash Flow for the Magellan Apartment Pool Properties as of the Cut-Off Date is approximately 1.34x.

                          The Magellan Apartment Pool Loan is an EMD Loan. Its Effective Maturity Date is November 1, 2007 and its Maturity Date is November 1, 2027. It bears interest at its Initial Interest Rate of 7.28% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 9.28%. Its Monthly Payment is $516,580.27, based on a 360 month amortization schedule, and its Effective Maturity Date Balance is expected to be $66,308,919.

                          Voluntary prepayment is prohibited under the Magellan Apartment Pool Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Magellan Apartment Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the Magellan Apartment Pool Borrower may deposit U.S. Obligations as substitute collateral for one or more of the Magellan Apartment Pool Properties provided that certain conditions are satisfied, as more fully described herein.


F. GLENBOROUGH POOL....   The "Glenborough Pool Loan" has a principal balance
                          as of the Cut-Off Date of approximately $59,465,982 and is evidenced by a Note issued by Glenborough Fund
                          V, Limited Partnership, a Delaware limited partnership
                          (the "Glenborough Pool Borrower"). The Glenborough
                          Pool Loan is secured by first priority mortgage liens encumbering 10 properties located in Arizona, California, Florida, Massachusetts, Minnesota,
                          Missouri, and Virginia (the "Glenborough Pool
                          Properties"). The Glenborough Pool Borrower is indirectly owned by Glenborough Pool Incorporated, a Maryland real estate investment trust (91%), and by various individuals (9%).

                          The Glenborough Pool Properties consist of 5 office buildings, 4 industrial/flex buildings and 1 multifamily apartment property. The Glenborough Pool Properties contain 1,136,505 square feet of net rentable area in the office and industrial/flex buildings and 224 apartment units in the multifamily apartment property. As of December 31, 1997, the average occupancy rate was approximately 98%. Appraisals completed in May and June 1997 determined an aggregate value of $115,900,000 for the Glenborough Pool Properties, resulting in a Cut-Off Date LTV of approximately 51.3%. The DSCR based on Underwritable Cash Flow for the Glenborough Pool Properties as of the Cut-Off Date is approximately 1.93x.

                          The Glenborough Pool Loan is an EMD Loan. Its Effective Maturity Date is October 1, 2007 and its Maturity Date is October 1, 2022. It bears interest at its Initial Interest Rate of 7.50% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 9.50%. The Monthly Payment of the Glenborough Pool Loan is $443,394.71, based on a 300 month amortization schedule, and its Effective Maturity Date Balance is expected to be $48,701,064.

                          Voluntary prepayment is prohibited under the Glenborough Pool Loan prior to September 12, 2000. From and after such date through the Effective Maturity Date the Glenborough Pool Loan may be voluntarily prepaid upon payment of a Prepayment Charge (based on yield maintenance at the applicable U.S. Treasury rate from the prepayment date to the Effective Maturity Date). From and after the Effective Maturity Date, the Glenborough Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any date.

                          From and after September 12, 2000, the Glenborough Pool Borrower may obtain a release of 1 or more Glenborough Pool Properties provided that certain conditions are satisfied, generally including, without limitation, payment of 125% of the Allocated Loan Amount for the applicable Glenborough Pool Property and payment of the Prepayment Charge.


G. EQR APARTMENT POOL...  The "EQR Apartment Pool Loan" has a principal balance as of the Cut-Off Date of approximately $50,000,000 and is evidenced by a Note issued by EQR-Flatlands, L.L.C., a Delaware limited liability company (the "EQR Apartment Pool Borrower"). The EQR Apartment Pool Loan is secured by first priority mortgage liens encumbering 5 multifamily apartment complexes located in Minnesota, Illinois and Wisconsin (the "EQR Apartment Pool Properties"). The EQR Apartment Pool Borrower is indirectly owned by Equity Residential Properties Trust, a publicly traded Maryland real estate investment trust (90.1%) and by various individuals and entities (9.9%).

                          The EQR Apartment Pool Properties consist of 5 multifamily apartment buildings with 1,371 residential units. As of December 25, 1997, the average occupancy rate of the EQR Apartment Pool Properties was approximately 94%. Appraisals completed in February 1998 determined an aggregate value of $100,650,000 for the EQR Apartment Pool Properties, resulting in a Cut-Off Date LTV of approximately 49.7%. The DSCR based on Underwritable Cash Flow for the EQR Apartment Pool Properties as of the Cut-Off Date is approximately 2.28x.

                          The EQR Apartment Pool Loan is an Interest Only EMD Loan. Its Effective Maturity Date is April 1, 2008 and its Maturity Date is April 1, 2028. It bears interest at its Initial Interest Rate of 6.79% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 8.79%. Until the Effective Maturity Date, its Monthly Payment, which consists only of interest, is $292,347.22 (assuming a 31 day month), and, on and after the Effective Maturity Date, its Monthly Payment of principal and interest is $379,226.20, based on a 240 month amortization schedule. Its Effective Maturity Date Balance is expected to be $50,000,000.

                          Voluntary prepayment is prohibited under the EQR Apartment Pool Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the EQR Apartment Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the EQR Apartment Pool Borrower may deposit U.S. Obligations as substitute collateral for 1 or more of the EQR Apartment Pool Properties provided that certain conditions are satisfied, as more fully described herein.

                          The EQR Apartment Pool Loan permits the EQR Apartment Pool Borrower to substitute other properties for any 1 or more of the EQR Apartment Pool Properties provided that certain conditions are satisfied, as more fully described herein.


H. CHARLESTOWNE MALL...   The "Charlestowne Mall Loan" has a principal balance
                          as of the Cut-Off Date of approximately $50,000,000 and is evidenced by a Note issued by Charlestowne
                          Mall, L.L.C., a New York limited liability company
                          (the "Charlestowne Mall Borrower"). The Charlestowne
                          Mall Loan is secured by a first priority mortgage lien encumbering a portion of a regional shopping center located in St. Charles, Illinois (the "Charlestowne
                          Mall Property"). The Charlestowne Mall Borrower is indirectly owned by various persons and entities affiliated with Wilmorite Inc. (50.5%) and by Fox
                          Properties, Inc. (49.5%). Fox Properties, Inc. is owned 1% by affiliates and employees of Wilmorite, Inc., 50% by Renard Properties, Inc. and 49% by
                          Ivanhoe Equities, L.P., an affiliate of the Canadian pension fund Caisse de Depot et Placement du Quebec.

                          The Charlestowne Mall Property consists of a portion of the Charlestowne Mall, an enclosed 2-level, 4-anchor, regional mall located in St. Charles, Illinois, containing approximately 822,318 square feet (including 339,603 square feet of leased anchor stores, 80,000 square feet of self-owned anchor stores, 331,215 square feet of mall stores, and 71,500 square feet of theater GLA planned for construction). The occupancy rate for the Charlestowne Mall Property as of March 19, 1998 was approximately 78%. Anchor stores at the Charlestowne Mall Property include Carson Pirie Scott, Sears, JC Penney (which may be replaced by a self-owned Von

                          Maur store if certain conditions under the Charlestowne Mall Loan are met) and Kohl's. Significant mall store tenants include The Gap, Gap Kids, The Limited, Victoria's Secret and Foot Locker. An appraisal completed in April, 1998 determined a value of approximately $86,600,000 for the Charlestowne Mall Property (including the value of the theater being constructed, which is projected to be completed in April 1999), resulting in a Cut-Off Date LTV of approximately 57.7%. The DSCR based on Underwritable Cash Flow for the Charlestowne Mall Property as of the Cut-Off Date is approximately 1.70x.

                          The Charlestowne Mall Loan is an EMD Loan. Its Effective Maturity Date is March 1, 2005 and its Maturity Date is March 1, 2028. It bears interest at its Initial Interest Rate of 7.73% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 9.73%. The Monthly Payment of the Charlestowne Mall Loan is $357,515.34, based on a 360 month amortization schedule, and its Effective Maturity Date Balance is expected to be $46,730,265.

                          Voluntary prepayment is prohibited under the Charlestowne Mall Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Charlestowne Mall Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the Charlestowne Mall Borrower may deposit U.S. Obligations as substitute collateral for the Charlestowne Mall Property provided that certain conditions are satisfied, as more fully described herein.


I. RAMCO-GERSHENSON
 POOL...................  The "Ramco-Gershenson Pool Loan" has a principal balance as of the Cut-Off Date of approximately $49,761,281 and is evidenced by a Note issued by Ramco Properties Associates Limited Partnership, a Michigan limited partnership (the "Ramco-Gershenson Pool Borrower"). The Ramco-Gershenson Pool Loan is secured by first priority mortgage liens encumbering 7 shopping centers located in Michigan, North Carolina, Ohio, South Carolina, Tennessee and Wisconsin (the "Ramco-Gershenson Pool Properties"). The Ramco-Gershenson Pool Borrower is indirectly owned by Ramco-Gershenson Properties Trust, a Massachusetts real estate investment trust (63.7%) and various limited partnerships (36.3%).

                          The Ramco-Gershenson Pool Properties contain approximately 1,414,633 square feet of GLA. As of February 18, 1998, the average occupancy rate of the Ramco-Gershenson Pool Properties was approximately 98.6%. Appraisals completed from August through October, 1997 determined an aggregate value of $77,000,000 for the Ramco-Gershenson Pool Properties, resulting in a Cut-Off Date LTV of approximately 64.6%. The DSCR based on Underwritable Cash Flow for the Ramco-Gershenson Pool Properties as of the Cut-Off Date is approximately 2.00x.

                          The Ramco-Gershenson Pool Loan is an EMD Loan. Its Effective Maturity Date is December 1, 2007 and its Maturity Date is December 1, 2027. It bears interest at its Initial Interest Rate of 6.83% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 8.83%. The Monthly Payment of the Ramco-Gershenson Pool Loan is $326,962.39, based on a 360 month amortization schedule, and its Effective Maturity Date Balance is expected to be $43,401,346.

                          Voluntary prepayment is prohibited under the Ramco-Gershenson Pool Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Ramco-Gershenson Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the Ramco-Gershenson Pool Borrower may deposit U.S. Obligations as substitute collateral for 1 or more of the Ramco-Gershenson Pool Properties provided that certain conditions are satisfied, as more fully described herein.

                          The Ramco-Gershenson Pool Loan permits the
                          Ramco-Gershenson Pool Borrower to substitute other properties for any 1 or more of the Ramco-Gershenson Pool Properties provided that certain conditions are satisfied, as more fully described herein.


J. COURTHOUSE PLAZA I...  The "Courthouse Plaza I Loan" has a principal balance as of the Cut-Off Date of approximately $48,704,653 and is evidenced by a Note issued by Courthouse Plaza I Associates Limited Partnership, a Virginia limited partnership (the "Courthouse Plaza I Borrower"). The Courthouse Plaza I Loan is secured by a first priority mortgage lien encumbering the Courthouse Plaza I Borrower's ground leasehold interest in an office building located in Arlington, Virginia (the "Courthouse Plaza I Property"). The general partnership interest in the Courthouse Plaza I Borrower is indirectly owned by Robert H. Smith and Robert P. Kogod and the limited partnership interest therein is owned by Robert H. Smith (24.26%), Robert
                          P. Kogod (10.85%), Henry Goldberg (37.05%) and Alan Geller (8.53%).

                          The Courthouse Plaza I Property consists of a multi-tenanted office building with 306,306 square feet of office GLA, 6,677 square feet of ground floor retail space, a free standing 8-screen movie theater with 36,795 square feet and a 4-level parking structure with 711 parking spaces, located in Arlington, Virginia. The occupancy rate of the Courthouse Plaza I Property as of January 30, 1998 was approximately 97.1%. Major tenants include the Arlington County Government, AMC Theatres, ANADAC Inc. and Ceridian. An appraisal completed in November, 1997 determined a value of $69,100,000 for the Courthouse Plaza I Property, resulting in a Cut-Off Date LTV of approximately 70.5%. The DSCR based on Underwritable Cash Flow for the Courthouse Plaza I Property as of the Cut-Off Date is approximately 1.49x.

                          The Courthouse Plaza I Loan is an EMD Loan. Its Effective Maturity Date is January 1, 2008 and its Maturity Date is January 1, 2028. It bears interest at its Initial Interest Rate of 7.19% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 9.19%. The Monthly Payment of the Courthouse Plaza I Loan is $331,596.47, based on a 360 month amortization schedule, and its Effective Maturity Date Balance is expected to be $42,147,916.

                          Voluntary prepayment is prohibited under the Courthouse Plaza I Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Courthouse Plaza I Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 3 years after the Closing Date until the Effective Maturity Date, the Courthouse Plaza I Borrower may deposit U.S. Obligations as substitute collateral for the Courthouse Plaza I Property provided that certain conditions are satisfied, as more fully described herein.


K. QUAIL SPRINGS MALL...  The "Quail Springs Mall Loan" has a principal balance as of the Cut-Off Date of approximately $45,000,000 and is evidenced by a Note issued by Dayjay Associates, an Oklahoma general partnership (the "Quail Springs Mall Borrower"). The Quail Springs Mall Loan is secured by a first priority mortgage lien encumbering a portion of a regional shopping mall located in Oklahoma City, Oklahoma (the "Quail Springs Mall Property"). The Quail Springs Mall Borrower is indirectly owned by General Growth Properties, Inc. (33.17%), certain family trusts of the founding stockholders of General Growth Properties, Inc. (16.83%), and JC Penney Company Inc. (50%).

                          The Quail Springs Mall Property consists of a portion of the Quail Springs Mall, an enclosed 3-level, 4-anchor, super-regional mall located in northern Oklahoma City, Oklahoma, containing approximately 1,112,036 square feet (including 687,853 square feet of self-owned anchor stores, 329,183 square feet of mall stores and 95,000 square feet of theater GLA under construction). The occupancy rate of the Quail Springs Mall Property as of December 31, 1997 was approximately 78%. Anchor stores at the Quail Springs Mall are Dillard's, Sears, JC Penney and Foley's and significant mall store tenants include The Gap, Gap Kids, The Disney Store, Champs Sports, and The Limited. Recently signed leases include Eddie Bauer, Abercrombie and Fitch and Zales Jewelers. The calculated value of the Quail Springs Mall Property based on Underwritable NOI of $7,263,889 and an 8.5% capitalization rate was $85,457,518, resulting in a Cut-Off Date LTV of approximately 52.7%. The DSCR based on Underwritable Cash Flow for the Quail Springs Mall Property as of the Cut-Off Date is approximately 1.95x.

                          The Quail Springs Mall Loan is an EMD Loan. Its Effective Maturity Date is June 1, 2008 and its Maturity Date is June 1, 2028. It bears interest at its Initial Interest Rate of 6.82% until its Effective Maturity Date and thereafter bears interest at its Revised Interest Rate of 8.82%. The Monthly Payment of the Quail Springs Mall Loan is $293,966.09, based on a 360 month amortization schedule, and its Effective Maturity Date Balance is $39,064,080.

                          Voluntary prepayment is prohibited under the Quail Springs Mall Loan prior to the date that is 120 days prior to the Effective Maturity Date. From and after such date the Quail Springs Mall Loan may be voluntarily prepaid, in whole or in part, without payment of a Prepayment Charge, on any Due Date.

                          From and after the date that is 2 years after the Closing Date until the Effective Maturity Date, the Quail Springs Mall Borrower may deposit U.S. Obligations as substitute collateral for the Quail Springs Mall Property provided that certain conditions are satisfied, as more fully described herein.


L. ORIGINATORS.........   To facilitate loan closings, MSMC engaged Secore
                          Financial Corporation, a Pennsylvania corporation
                          ("Secore") to originate all of the Mortgage Loans other than the Glenborough Pool Loan and the Wells
                          Fargo Office Tower Loan. Wells Fargo originated the
                          Glenborough Pool Loan and the Wells Fargo Office Tower
                          Loan. Secore and Wells Fargo are collectively referred to herein as the "Originators". MSMC will make certain representations and warranties with respect to the Mortgage Loans.


M. GENERAL.............   For a further description of the Mortgage Loans and
                          Mortgaged Properties, see "Description of the Mortgaged Properties and the Mortgage Loans" and
                          "Mortgage Pool Characteristics" herein.


N. PREPAYMENT AND
   DEFEASANCE
   PROVISIONS..........   The following table sets forth certain general
                          information regarding the prepayment and defeasance provisions of the Mortgage Loans.

                        PREPAYMENT AND DEFEASANCE TERMS




         MORTGAGE LOAN          LOAN TYPE       LOCKOUT PERIOD TO
------------------------------ ----------- --------------------------
Hotel Del Coronado ........... EMD         January 1, 2008, its
                                           EMD
CenterAmerica Pool ........... EMD         June 1, 2008,
                                           its EMD
Wells Fargo Office Tower ..... EMD         April 30, 2005,
                                           its EMD
West Town Mall ............... Interest    November 1, 2007 (180
                               only EMD    days prior to its EMD)
Magellan Apartment Pool ...... EMD         August 1, 2007; 3 months
                                           prior to its EMD
Glenborough Pool ............. EMD         September 11, 2000
EQR Apartment Pool ........... Interest    January 1, 2008, 3
                               Only EMD    months prior to its EMD
Charlestowne Mall ............ EMD         December 1, 2004, 3
                                           months prior to its EMD
Ramco-Gershenson Pool ........ EMD         September 1, 2007, 3
                                           months prior to its EMD
Courthouse Plaza I ........... EMD         October 1, 2007, 3
                                           months prior to its EMD
Quail Springs Mall ........... EMD         February 1, 2008 (120
                                           days prior to June 1,
                                           2008, its EMD)

                                                                  PREPAYMENT         PREPAYMENT
                                                                   FEE/YIELD          FEE/YIELD
                                        DEFEASANCE                MAINTENANCE        MAINTENANCE
         MORTGAGE LOAN                     TERM                     TERM(1)          PREMIUM(2)
------------------------------ --------------------------- ------------------------ ------------
Hotel Del Coronado ........... From 2 yrs. after                     N/A             (3)
                               Closing Date to EMD
CenterAmerica Pool ........... From 2 yrs. after                     N/A             (3)
                               Closing Date to EMD
Wells Fargo Office Tower ..... From 2 yrs. after Closing             N/A             (4)
                               Date to EMD
West Town Mall ............... From October 17, 2000                 N/A             (5)
                               to November 1, 2007
Magellan Apartment Pool ...... From 2 yrs. after Closing             N/A             (3)
                               Date to EMD
Glenborough Pool ............. N/A                         September 12, 2000        (6)
                                                           to October 1, 2007, its
                                                           EMD
EQR Apartment Pool ........... From 2 yrs. after Closing             N/A             (3)
                               Date to EMD
Charlestowne Mall ............ From 2 yrs. after Closing             N/A             (3)
                               Date to EMD
Ramco-Gershenson Pool ........ From 2 yrs. after Closing             N/A             (3)
                               Date to EMD
Courthouse Plaza I ........... From 3 yrs. after Closing             N/A             (3)
                               Date to EMD
Quail Springs Mall ........... From 2 yrs. after Closing             N/A             (3)
                               Date to EMD

--------
(1) All Mortgage Loans require payment of a Prepayment Charge if paid prior to the end of their Lockout Period as a result of a Loan Default.

(2) A more complete description of the prepayment fee or yield maintenance premium provisions for each Mortgage Loan is contained in the descriptions of each Mortgage Loan set forth under "Description of the Mortgaged Properties and Mortgage Loans" herein. A definition of the term "Yield Maintenance Premium" is set forth under "Mortgage Pool Characteristics--Certain Mortgage Loan Definitions."

(3) Prepayment Charge payable, if prepayment due to a Loan Default, is greater of 1% of outstanding principal and Yield Maintenance Premium.

(4) Prepayment Charge payable, if prepayment due to a Loan Default, is the amount which, when added to the amount accelerated, would be sufficient to purchase U.S. Obligations to defease loan to EMD.

(5) Prepayment Charge payable, if prepayment due to a Loan Default, is Yield Maintenance Premium, calculated to date 6 months prior to EMD.

(6) Prepayment Charge payable is greater of 1% of outstanding principal and Yield Maintenance Premium.



THE OFFERED
 CERTIFICATES...........  The Class A-1 Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class A-2 Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class A-3 Certificates will have an initial
                          Certificate Principal Amount of $      .

                          The Class A-1, Class A-2 and Class A-3 Certificates are collectively referred to herein as the "Class A Certificates". The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are collectively referred to herein as the "Principal Balance Certificates".

                          The Class X Certificates will have an initial
                          Notional Amount of approximately $     . The Notional
                          Amount of the Class X Certificates will generally be equal to the sum of the Certificate Principal Amounts of the Class A-1, Class A-2,

                          Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, plus the amount of any unpaid Interest Shortfall on such Classes.

                          The Class B Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class C Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class D Certificates will have an initial
                          Certificate Principal Amount of $    .


THE PRIVATE
CERTIFICATES...........   The Class E Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class F Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class G Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class H Certificates will have an initial
                          Certificate Principal Amount of $    .

                          The Class Q, Class R and Class LR Certificates will not have Certificate Principal Amounts or Notional Amounts.

                          The Class E, Class F, Class G, Class H, Class Q, Class R and Class LR Certificates are not offered hereby.


PASS-THROUGH RATES.....   The per annum rate at which interest accrues (the
                          "Pass-Through Rate") on each Class of Offered
                          Certificates during any Interest Accrual Period will be as follows:

                          The Pass-Through Rate on the Class A-1 Certificates will be % per annum.

                          The Pass-Through Rate on the Class A-2 Certificates will be % per annum, provided, however, in no event will the Class A-2 Pass-Through Rate exceed the WAC Rate.

                          The Pass-Through Rate on the Class A-3 Certificates will be % per annum, provided, however, in no event will the Class A-3 Pass-Through Rate exceed the WAC Rate.

                          The Pass-Through Rate on the Class X Certificates will be a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, and the Class H Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-1 Certificates. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-2 Certificates. The Pass-Through Rate on the Class A-3 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-3 Certificates. The Pass-Through Rate on the Class B Component is a per annum rate equal to %. The Pass-Through Rate on the Class C Component is a per annum rate equal to %. The Pass-Through Rate on the Class D Component is a per annum rate equal to %. The Pass-Through Rate on the Class E Component is a per annum rate equal to
                           %. The

                          Pass-Through Rate on the Class F Component is a per annum rate equal to %. The Pass-Through Rate on the Class G Component is a per annum rate equal to %. The Pass-Through Rate on the Class H Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class H Certificates.

                          The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate minus %.

                          The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate minus %.

                          The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus %.

                          The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus %.

                          The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus %.

                          The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate minus %.

                          The Pass-Through Rate on the Class H Certificates will be % per annum.

                          Calculations of interest on the Offered Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

                          The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

                          The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

                          The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate in effect from time to time at which interest accrues on such Mortgage Loan as stated in the related Note, in each case without giving effect to the Revised Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of 12 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any 1-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of 12 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate.


DISTRIBUTIONS..........   On each Distribution Date prior to the Cross-over
                          Date (as defined below), the Available Funds for such Distribution Date, as further described under "Description of the Offered
                          Certificates--Distributions" herein, will be distributed in the following amounts and order of priority:

                          First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

                          Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts in the following order: first, to the Class A-1 Certificates, second, to the Class A-2 Certificates and third, to the Class A-3 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

                          Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                          Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                          Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                          Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                          Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                          Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                          Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                          Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                          Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

                          Twelfth, to the Private Certificates in the amounts and order of priority described under "Description of the Certificates--Distributions--Payment Priorities" herein.

                          On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority second in the preceding sentence, an amount equal to the aggregate of the Principal Distribution Amounts will be distributed, first, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts until the Certificate Principal Amount of each such Class is reduced to zero; and second, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses previously allocated to each such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each of the Principal Balance Certificates other than the Class A Certificates has been reduced to zero. The Class X Certificates will not be entitled to any distributions of principal.

                          The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Offered Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) the amount of any Excess Prepayment Interest Shortfall allocated to such Class as described under "--Subordination" below. The "Interest Accrual Amount", with respect to any Distribution Date and any Class of Principal Balance Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount of such Class, and with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount of such Class.

                          An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is the sum of (a) the excess, if any, of
                          (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over
                          (ii) all distributions of interest (other than any Deferred Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date, and
                          (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

                          For purposes of calculating the Interest Accrual Amount for any Class of Offered Certificates and any Distribution Date, any reduction of Certificate Principal Amount or Notional Amount, as applicable, as a result of distributions to such Class or any related Class, respectively, and reductions in Certificate Principal Amount or Notional Amount, as applicable, as a result of the occurrence and allocations of Realized Losses on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                          The "Principal Distribution Amount" for any
                          Distribution Date is equal to the sum for all Mortgage Loans, without duplication of (i) the principal component of all Monthly Payments (other than Balloon Payments) due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee in respect of such Distribution Date) with respect to the Mortgage Loans, (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans, (iii) the principal component of any payment (including any Balloon Payment) on any Mortgage Loan received or applied on or after the maturity date thereof in the related Collection Period, (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection

                          Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan, and (v) the principal portion of the Repurchase Price with respect to each Mortgage Loan received or applied during the related Collection Period from the Trust Fund.

                          Any Prepayment Premiums received will be distributed to the holders of the Class X, Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates in the manner and priority described in "Description of the Offered Certificates--Distributions--Prepayment Premiums".

                          Any Deferred Interest received with respect to the Mortgage Loans will be distributed in the following percentages to holders of the following Classes: % to the Class B Certificates, % to the Class C Certificates, % to the Class D Certificates, % to the Class E Certificates, % to the Class F Certificates, % to the Class G Certificates and % to the Class H Certificates.

                          Except as described in this paragraph, the holders of the Class Q, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The holders of the Class Q Certificates will be entitled to distributions of Net Default Interest to the extent set forth in the Pooling Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after all distributions with respect to the Regular Certificates on such Distribution Date have been made. The Class LR Certificateholders will be entitled to receive any funds remaining in the Lower-Tier Distribution Account on any Distribution Date after all distributions with respect to the regular interests in the Lower-Tier REMIC on such Distribution Date have been made. The Class LR Certificateholders will also be entitled to receive the proceeds of the remaining assets in the Lower-Tier REMIC, if any, after the Certificate Principal Amounts of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC on such date.

                          See "Description of the Offered
                          Certificates--Distributions".


P&I ADVANCES...........   The Master Servicer is required to make an advance
                          (each, a "P&I Advance") in respect of delinquent
                          Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly
                          Payment as specified in the related Note (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate). The Master Servicer will not be required to advance Default Interest, Deferred
                          Interest, Prepayment Premiums or Balloon Payments. The amount required to be advanced in respect of any Distribution Date and any delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event (as defined herein) will equal (i) the amount required to be advanced by the Master Servicer without giving effect to the related
                          Appraisal Reduction Amount, less (ii) the product of
                          (a) the amount required to be advanced by the Master
                          Servicer in respect of delinquent payments of interest without giving effect to the related Appraisal
                          Reduction Amount and (b) a fraction, the numerator of which is the Appraisal Reduction Amount and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. If the Master Servicer fails to make a required P&I Advance, the Trustee, as acting or successor Master Servicer, acting in accordance with the Servicing Standard, will be required to make the P&I Advance. See "The Pooling
                          Agreement--Advances" herein.

SUBORDINATION..........   Except as described below, as a means of providing a
                          certain amount of protection to the holders of the Class A and Class X Certificates against losses associated with delinquent and defaulted Mortgage
                          Loans, the rights of the holders of the Class B, Class
                          C, Class D, Class E, Class F, Class G and Class H
                          Certificates to receive distributions of interest
                          (other than Deferred Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Classes of the Class A and Class X
                          Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H
                          Certificates. The Class C Certificates will be likewise protected by the subordination of the Class
                          D, Class E, Class F, Class G and Class H Certificates.
                          The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G and
                          Class H Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G and Class H Certificates. The Class F
                          Certificates will likewise be protected by the subordination of the Class G and Class H Certificates.
                          The Class G Certificates will likewise be protected by the subordination of the Class H Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest (other than Deferred Interest) and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class H Certificates; second, to the Class G
                          Certificates; third, to the Class F Certificates;
                          fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C
                          Certificates; seventh, to the Class B Certificates;
                          and finally, to the Class A-1, Class A-2 and Class A-3
                          Certificates, pro rata, based on their respective outstanding Certificate Principal Amounts. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.
                          See "Description of the Offered Certificates" herein.

                          Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), Excess Prepayment Interest Shortfalls, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court or other unanticipated or default-related expenses of the Trust Fund for which there is no corresponding collection from the borrower will be allocated in the same manner as Realized Losses. See "Description of the Offered Certificates--Distributions--Payment Priorities" herein.


OPTIONAL TERMINATION...   The Depositor, and if the Depositor does not
                          exercise the option, the Master Servicer and, if neither the Master Servicer nor the Depositor exercises the option, the holders of the Class LR
                          Certificates representing greater than a 50%
                          Percentage Interest of the Class LR Certificates, will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loan, remaining in the Trust
                          Fund, and thereby effect the termination of the Trust
                          Fund and early retirement of the then outstanding
                          Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage
                          Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage
                          Loans as of the Cut-Off Date.

                          See "The Pooling Agreement--Optional Termination" herein.

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES.......   The Trust Fund will include two separate real estate
                          mortgage investment conduits (each, a "REMIC"). One
                          REMIC (the "Lower-Tier REMIC") will hold the Mortgage
                          Loans and any related property. Collections in the Lower-Tier REMIC will be used to make payments of principal and interest on regular interests in the Lower-Tier REMIC held by the second REMIC (the
                          "Upper-Tier REMIC"), and which in turn are used to make distributions on the Certificates (other than the Class LR and Class Q Certificates), which represent interests in the Upper-Tier REMIC. For ease of presentation, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                          Elections will be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as REMICs and in the opinion of counsel, each will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Regular Certificates") will represent "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively, the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. In addition, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates also represent undivided beneficial interests in portions of the Deferred Interest, which portions of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Furthermore, the Class Q Certificates will represent the right to receive Net Default Interest, which portion of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.

                          The regular interests represented by the Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting. Although not free from doubt, it is anticipated that the Class X Certificates will be treated as issued with original issue discount for income tax purposes in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price, including accrued interest. [It is anticipated that the regular interests represented by the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will be issued at a premium for federal income tax purposes.] See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Certain Federal Income Tax Consequences" herein.


CERTAIN ERISA
 CONSIDERATIONS.........  The United States Department of Labor has issued to the Underwriter an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-24 (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates, such as the Offered Certificates, by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA and/or Section 4975 of the Code (each of which is hereinafter referred to as a "Plan"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "Certain ERISA Considerations" herein and in the Prospectus.

                          The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1, Class A-2, Class A-3 and Class X Certificates (the "Senior Offered Certificates"), other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Offered Certificates.

                          The Exemption does not apply to the purchase or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

                          THE CLASS B, CLASS C AND CLASS D CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES, AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF ANY SUCH PLAN, UNLESS SUCH PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.


RATINGS................   It is a condition to the issuance of the Offered
                          Certificates that (i) each of the Class A-1, Class A-2
                          and Class A-3 Certificates be rated "   " by Fitch
                          IBCA, Inc. ("Fitch") and "   " by Standard & Poor's
                          Ratings Services, a division of the McGraw-Hill
                          Companies, Inc. ("S&P", and collectively with Fitch,
                          the "Rating Agencies"); (ii) the Class B Certificates
                          be rated "   " by Fitch and "   " by S&P; (iii) the
                          Class C Certificates be rated "   " by Fitch and "   "
                          by S&P; (iv) the Class D Certificates be rated "   "
                          by Fitch and "   " by S&P; and (v) the Class X
                          Certificates be rated "   " by Fitch and "   " by S&P.
                          The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X
                          Certificates, the ultimate distribution of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.
                          A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might receive a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment
                          Premiums, Deferred Interest or Default Interest or the tax treatment of the Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults, rapid prepayments (both voluntary and involuntary), or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage
                          Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts
                          "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. See "Ratings" herein and "Yield Considerations" in the Prospectus.


LEGAL INVESTMENT.......   The Class A-1, Class A-2, Class A-3, Class X and
                          Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                          Market Enhancement Act of 1984, as amended ("SMMEA"), so long as such Certificates are rated in one of the two highest rating categories by one or more Rating
                          Agencies and the Mortgage Loans are secured by real estate. The other Classes of Offered Certificates will not constitute "mortgage related securities" within the meaning of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties.
                          In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Offered Certificates may be purchased by such investors. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

     Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.


THE MORTGAGE LOANS

     Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed, in whole or in part, by any governmental entity, by any private mortgage or other insurer, or by the Depositor, MSMC, the Master Servicer, the Special Servicer, the Trustee, the Underwriter or any of their respective subsidiaries, shareholders, partners, directors, officers, employees or other affiliates.

     Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgaged Properties and the Mortgage Loans" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity, if applicable, or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

     Limitations with Respect to Representations and Warranties. MSMC will make certain limited representations and warranties regarding the Mortgage Loans, and such representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto for a summary of such representations and warranties. A material breach of such representations and warranties that is not cured within a specified time period may, under certain circumstances described herein, obligate MSMC to repurchase the defective Mortgage Loan.

     It is possible that one or more Mortgage Loans may contain defects without giving rise to an obligation to repurchase on the part of MSMC. If MSMC is required to but does not cure or remedy a breach of a representation or warranty, payments on the Offered Certificates may be substantially less than such payments would be if MSMC had cured or remedied such a breach. In addition, in the event that MSMC repurchases a Mortgage Loan, the Repurchase Price will be passed through to the holders of certain Classes of Certificates with the same effect as if such Mortgage Loan had been prepaid in full (but without any prepayment premium or yield maintenance charge), which may adversely affect the yield to maturity on such Certificates. See "The Offered Certificates--Special Prepayment, Yield and Loss Considerations" below.

     The obligation of MSMC to repurchase a Mortgage Loan may constitute the sole remedy available to holders of Certificates or the Trustee for a breach of a representation or warranty by MSMC. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Underwriter will be obligated to purchase a Mortgage Loan if MSMC defaults on its obligation to repurchase or cure, and no assurance can be given that MSMC will fulfill such obligations. If such obligation is not met with respect to a breach that would cause a Mortgage Loan not to be a "qualified mortgage" under the REMIC provisions of the Code, the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified as REMICs. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein.

     Commercial Lending Generally. The Mortgage Loans are secured by regional mall properties, other retail properties, office properties, multifamily properties, industrial properties and hotel properties. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending since it typically involves larger loans to a single borrower than residential one-to-four family lending. Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. See "Concentration of Mortgage Loans and Mortgaged Property Types".

     Commercial property values and net operating income are subject to volatility, and net operating income may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project, the business operated by the tenants and the creditworthiness of such tenants (i.e., the ability of the applicable property to produce net operating income) rather than upon the liquidation value of the underlying real estate. The volatility of property values and net operating income depends upon a number of factors, including (i) the volatility of property revenue, determined primarily by (a) the length of tenant lease commitments, (b) the creditworthiness of tenants, (c) in the case of retail properties characterized by rentals based all or in part on tenant sales, the volume of those sales, (d) in the case of hotel properties, the continued existence, reputation and financial strength of the franchisor or hotel manager and the public perception of the franchise or chain service mark, and (e) the variability of other property revenue sources; and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. Even when the current net operating income is sufficient to cover debt service, there can be no assurance that this will continue to be the case in the future. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of retail space, office space or housing); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, condition, services and attractiveness of the property; the proximity and availability of competing alternatives to the Mortgaged Property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; consumer confidence, unemployment rates, customer tastes and preferences; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

     Net operating income from a real estate project may be reduced, and the borrower's ability to repay the loan impaired, as a result of, among other things, an increase in vacancy rates for the project, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the project and/or an increase in capital expenditures needed to maintain the project and make improvements required by tenants. In the case of Mortgage Loans that are secured by Mortgaged Properties leased to a single tenant, or with high tenant concentrations, a deterioration in the financial condition of such tenant, resulting in a failure to pay rent, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Mortgage Loans secured by Mortgaged Properties leased to a single tenant or to a small number of tenants are also more susceptible to interruptions of cash flow if such tenants decide not to renew their leases, since the impact of such a decision is proportionately greater, the time required to re-lease the space may be longer and greater capital costs may be incurred in making the space appropriate for replacement tenants than would be the case with Mortgaged Properties having a larger number of relatively smaller tenants. For example, Wal-Mart, in the aggregate, leases approximately 34.3% of the Ramco-Gershenson Pool Property GLA and represents 28.0% of the Annualized Base Rent thereof. The Arlington County Government and AMC Theatres represent approximately 52.0% and 10.5%, respectively, of the GLA and approximately 54.2% and 6.0%, respectively, of the Annualized Base Rent of the Courthouse Plaza I Property. Wells Fargo, Gibson, Dunn & Crutcher, Thelen Marrin Johnson & Bridges LLP and Salomon Smith Barney represent approximately 19.0%, 16.8%, 4.0% and 3.8% respectively, of the net rentable area and approximately 19.6%, 21.1%, 5.3% and 8.4% respectively, of the Annualized Base Rent of the Wells Fargo Office Tower Property. In addition, several of the other Mortgaged Properties have significant tenant concentrations. See "--Risks of Concentration of Tenants" below. 2 of the 10 Glenborough Pool Properties are leased to a single tenant and, in addition, 1 other Glenborough Pool Property consists of 2 buildings, each of which is leased to a single tenant. In the case of the Mortgage Loans secured by Mortgaged Properties having multiple tenants, expenditures for re-leasing may be more frequent than would be the case with respect to Mortgaged Properties with single tenants, thereby reducing cash flow available for debt service payments. In addition, multi-tenanted Mortgaged Properties may experience higher continuing vacancy rates and greater volatility in rental income and expenses than single-tenanted Mortgaged Properties.

     The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements needed to maintain the property. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced.

     Additionally, some of the Mortgaged Properties may not readily be convertible to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand, regulatory changes or other factors. The conversion of commercial properties to alternate uses generally requires substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses. Zoning or other restrictions may also prevent alternate use; for example, the Hotel Del Coronado, the sole property securing the Hotel Del Coronado Loan, has been designated as an historical landmark and accordingly is subject to certain limitations on alteration, expansion, demolition and reconstruction of such property.

     A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local, regional or national economy will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, fiscal policy and zoning or tax laws; potential environmental legislation or liabilities or other legal liabilities; the availability of refinancing; and changes in interest rate levels. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value or calculated value used in connection with the origination of such Mortgage Loan.

     Other retail, office, multifamily, industrial and hotel properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of the same types to attract retailers, customers and tenants. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.

     The availability of credit for borrowers to refinance the Mortgage Loans or sell Mortgaged Properties will be significantly dependent upon economic conditions in the markets where the Mortgaged Properties are located, as well as the willingness and ability of lenders to make such loans. Such lenders typically include banks, insurance companies, finance companies and real estate investment trusts. The availability of funds in the credit markets changes over time and there can be no assurance that the availability of such funds will increase above, or will not contract below, current levels. In addition, the availability of assets similar to the Mortgaged Properties and the competition for available credit may affect the ability of potential purchasers to obtain financing for the acquisition of the Mortgaged Properties. The ability of the Trust Fund to make distributions to the Certificateholders will depend significantly on the ability of the borrowers to refinance the Mortgage Loans or sell the Mortgaged Properties.

     Concentration of Mortgage Loans and Mortgaged Property Types. The Hotel Del Coronado Loan, the CenterAmerica Pool Loan and the Wells Fargo Office Tower Loan represent approximately 17.8%, 17.6% and 15.5%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. Each of the other Mortgage Loans represents less than 10% of the Cut-Off Date aggregate principal balance. Regional mall properties, other retail properties, office properties, multifamily properties, industrial properties and hotel properties represent approximately 18.5%, 23.0%, 25.0%, 14.2%, 1.6% and 17.8%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date (based on the primary property type for combined properties).

     A mortgage pool consisting of fewer loans, each having a relatively higher outstanding principal balance, may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in 1 or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the mortgage loans in such pool. Because there are only 11 Mortgage Loans, losses on any 1 Mortgage Loan may have a substantial negative effect on the Offered Certificates.

     Geographic Concentration. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in 16 states. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. For example, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. In addition, the economy of the State of California would be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in that state. A decline in the general economic condition in regions in which Mortgaged Properties securing a significant portion of the Mortgage Loans are located could result in a decrease in commercial property, housing or consumer demand in the region and the income from and market value of the Mortgaged Properties may be adversely affected. See the table entitled "Mortgaged Properties by Location" under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans," for a description of the geographic location of the Mortgaged Properties. The Hotel Del Coronado Property, the Wells Fargo Office Tower Property, 6 of the Magellan Pool Properties and 1 Glenborough Pool Property are located in California. The CenterAmerica Pool Properties are all located in Texas. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located and, except as set forth in the table below, no state contains more than 5% (by Cut-Off Date Allocated Loan Amount) of the Mortgaged Properties.


          SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                                        PERCENTAGE OF
                                       CUT-OFF DATE     CUT-OFF DATE
                         NUMBER OF       ALLOCATED        ALLOCATED      WEIGHTED AVERAGE
        STATE           PROPERTIES      LOAN AMOUNT      LOAN AMOUNT           DSCR
--------------------   ------------   --------------   --------------   -----------------
California .........         9         $365,433,925          39.5%             1.81x
Texas ..............        44          163,000,000          17.6              1.86
Tennessee ..........         3           88,115,877           9.5              2.61
Illinois ...........         2           58,568,677           6.3              1.79
Virginia ...........         2           53,759,262           5.8              1.53

     The aggregate principal balance of the Mortgage Loans secured by Mortgaged Properties in each state was calculated based on the Cut-Off Date Allocated Loan Amount of each Mortgaged Property, as described below under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

     Risks Associated With Retail Properties. The CenterAmerica Pool Properties, the West Town Mall Property, the Ramco-Gershenson Pool Properties, the Charlestowne Mall Property and the Quail Springs Mall Property are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between the success of tenant businesses and property value may be more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers play an important part in generating customer traffic and making a center a desirable location for other tenants. Certain of the anchor store premises in the West Town Mall Property, the Charlestowne Mall Property and the Quail Springs Mall Property are owned by the anchor stores and not by the owner of such Mortgaged Property. Accordingly, the property on which such stores are located is not included in the Mortgaged Property securing the Mortgage Loan, and the borrower under such Mortgage Loan does not receive rental income from such anchor stores. The Charlestowne Mall Loan provides that 1 of the anchor store premises and a portion of a second anchor store in the Charlestowne Mall Property may be released from the lien of the Charlestowne Mall Mortgage, subject to certain conditions as specified under "Description of the Mortgaged Properties and the Mortgage Loans--Charlestowne Mall: The Borrower; The Property--Release of Certain Anchor Parcels," and sold to, with respect to 1 such parcel, a prospective anchor, and with respect to a portion of the other parcel, an affiliate of the existing anchor tenant. Upon such release, such property would no longer be security for the Charlestowne Mall Loan, and the Charlestowne Mall Borrower would not receive rental income from such anchor stores. Malls which have self-owned anchor stores typically have operating agreements between the mall owner and the anchor stores containing operating covenants requiring the anchors to operate at the mall for a certain period of time. Anchor tenant leases typically also have such operating covenants. At the Quail Springs Mall Property, the operating covenants for all of the self-owned anchors (Dillard's, Sears, JC Penney and Foley's) have expired, and accordingly such anchors are not contractually obligated to operate at such property. At the West Town Mall Property, the operating covenants for Sears and Proffitt's expire in July 2004, prior to the May 1, 2008 Effective Maturity Date of the West Town Mall Loan. The operating covenants of all other anchors at the West Town Mall Property and the Charlestowne Mall Property expire within 3 years after the Effective Maturity Date of the related Mortgage Loan and prior to the Maturity Date of the related Mortgage Loan.

     The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of a self-owned anchor or an anchor tenant (notwithstanding its continued payment of rent) can have a material negative effect on the economic performance of a retail property. At the Wynnewood Village Property (which represents approximately 9% of the Allocated Loan Amount of the CenterAmerica Pool Loan), one of the anchors, Montgomery Ward, is bankrupt and has rejected its lease and vacated its space; however, the land parcel on which Montgomery Ward was located has been ground leased to CenterAmerica, the parent company of the CenterAmerica Pool Borrower, for a rent equivalent to that previously paid by Montgomery Ward. There can be no assurance that if anchor stores in the Mortgaged Properties were to close the related borrower would be able to replace such anchors in a timely manner or without incurring additional costs and adverse economic effects. See "Description of the Mortgaged Properties and the Mortgage Loans" herein. See also "--Risks Relating to Tenants; Reserves" below. All of the anchor stores at the Charlestowne Mall Property and West Town Mall Property have co-tenancy clauses which permit such stores to cease operating if certain other anchor stores at the related property are not open. For example, at the West Town Mall Property, Dillard's can cease operating if the operating covenant of any other department store expires, the department store is released therefrom or there are not at least 3 department stores connected by the enclosed mall; JC Penney may cease operating if Parisian and at least 2 other department stores are not operating; Proffitt's may cease operating if Parisian and JC Penney are not operating; Parisian may cease operating if Dillard's or Proffitt's is not operating or if less than 2 of Dillard's, Proffitt's, JC Penney and Sears are operating; and Sears may cease operating if there are not at least 3 other department stores operating. At the Charlestowne Mall Property, Kohl's may cease operating if less than 2 of Sears, Carson Pirie Scott and JC Penney are operating, and Carson Pirie Scott and Sears may each cease operating if there are not at least 2 other department stores operating. In addition, at each of the Charlestowne Mall Property and West Town Mall Property, most of the anchor stores have co-tenancy clauses that require a certain minimum percentage of mall stores (generally ranging from 60% to 75%) to be operating and permit such anchor stores to cease operating if such minimum percentage is not met. Anchor store leases and operating agreements contain various other covenants regarding usage of the applicable property, the breach of which may permit the store to cease operating.

     In addition, certain tenant leases for non-anchor stores at retail properties may permit the affected tenants to terminate their leases if certain other stores are not operated at such properties or if such tenants fail to meet certain business objectives.

     Unlike office properties, retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. Increased competition could adversely affect income from and market value of the Mortgaged Properties.

     Additional competing retail properties may be built in the areas where the retail properties are located.

     Risks Associated With Multifamily Properties. The Magellan Apartment Pool Loan is secured by 11 multifamily properties located in California and Arizona. The EQR Apartment Pool Loan is secured by 5 multifamily properties located in Minnesota, Illinois and Wisconsin. The Glenborough Pool Properties include a multifamily property located in Arizona. Significant factors determining the value and successful operation of a multifamily property include the location of the property, the rental rate in relation to the size of the apartment, the physical attributes of the apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance and the types of services it provides.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase rather than lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Risks Associated With Hotels. The Hotel Del Coronado Loan is secured by a hotel. Various factors, including location, quality and franchise or hotel management company affiliation affect the economic performance of a hotel. Adverse economic and social conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or resorts can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in a hotel property's room and other hotel revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     In the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee on behalf of the Trust Fund or a purchaser of such Mortgaged Property would be entitled to the rights under any liquor license or other license for such Mortgaged Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained. See "--Liquor License Considerations" herein.

     Risks of Concentration of Tenants. Retail and office properties may be adversely affected if there is an economic decline in the business operated by their tenants. The risk of such an adverse effect is increased if there is a significant concentration of tenants or concentration of tenants in a particular business or industry. At the Ramco-Gershenson Pool Properties, Wal-Mart operates 4 stores representing approximately 28.0% of Annualized Base Rent and approximately 34.3% of GLA. The Arlington County Government and AMC Theatres represent approximately 52.0% and 10.5%, respectively, of the GLA and approximately 54.2% and 6.0%, respectively, of the Annualized Base Rent of the Courthouse Plaza I Property. Wells Fargo, Gibson, Dunn & Crutcher, Thelen Marrin Johnson & Bridges LLP and Salomon Smith Barney represent approximately 19.0%, 16.8%, 4.0% and 3.8% respectively, of the net rentable area and approximately 19.6%, 21.1%, 5.3% and 8.4% respectively, of the Annualized Base Rent of the Wells Fargo Office Tower Property. In addition, a large number of tenants at the Wells Fargo Office Tower Property are concentrated in the financial services and law firm businesses. At the Glenborough Pool Properties, St. Joseph's Hospital, Health Systems Integration, Southworth-Milton, Inc. (the sole tenant of the building occupied by it) and Sentry Insurance represent approximately 8.0%, 7.4%, 7.2% and 6.9%, respectively, of the aggregate Annualized Base Rent of the Glenborough Pool Properties. Kroger represents approximately 5.5% of the GLA and 5.5% of the Annualized Base Rent at the CenterAmerica Pool Properties. In addition, at the Charlestowne Mall Property and the Quail Springs Mall Property, The Limited and its affiliated stores represent approximately 12.1% and 17.3%, respectively, of Annualized Base Rent and approximately 12.5% and 15.2% respectively of GLA, with respect to each such Mortgaged Property.

     Risks Associated With Office Properties. The Wells Fargo Office Tower Loan and the Courthouse Plaza I Loan are each secured by a single office property. The Glenborough Pool Properties include 5 office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "--Commercial Lending Generally" herein. For example, Wells Fargo and the law firm of Gibson Dunn & Crutcher lease approximately 19.0% and 16.8%, respectively, of the net rentable area at the Wells Fargo Office Tower Property and the County Board of Arlington County leases approximately 52.0% of the Courthouse Plaza I Property GLA.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber-optic cables, satellite communications or other base building technological features). The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Industrial Properties. The Glenborough Pool Loan includes 4 industrial properties located in Massachusetts, Missouri and Florida. Significant factors determining the value of industrial properties are the quality of the tenants, the characteristics and terms of the lease, building design, and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

     Risks Relating to Tenants; Reserves. Income from, and the market value of, the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased or re-leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under Title 11 of the United States Code (the "Bankruptcy Code"), or if for any other reason rental payments could not be collected. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. For example, with respect to Mortgaged Properties that contain retail space, if tenants' sales were to decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

     Repayment of the Mortgage Loans secured by retail and office properties will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. For example, a significant number of the leases with respect to the CenterAmerica Pool Loan expire in the next 5 years. Approximately 50% of such leases expire prior to 2002. Leases representing 33% of the GLA at the Glenborough Pool Properties expire in 1999; leases representing 22% of the mall store GLA at the Charlestowne Mall Property expire in 2001; the lease with the County Board of Arlington County, representing 52% of the GLA at the Courthouse Plaza I Property, expires in 2003; and leases representing 29% of the GLA at the Ramco-Gershenson Pool Properties expire in 2009. Tables containing information regarding the expiration dates of certain leases are set forth under "Description of the Mortgaged Properties and the Mortgage Loans" herein. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties.

     The CenterAmerica Pool Loan and Wells Fargo Office Tower Loan each required a Capital Expenditures Account and Rollover Account to be funded at origination. The EQR Apartment Pool Loan required a Capital Expenditures Account to be funded at origination. The Charlestowne Mall Loan required a Rollover Account to be funded at origination. The CenterAmerica Pool Loan, Courthouse Plaza I Loan and Charlestowne Mall Loan also require that the respective Capital Expenditures Account and Rollover Account be funded on a monthly basis from cash flow from the applicable Mortgaged Properties. The Hotel Del Coronado Loan, Magellan Apartment Pool Loan, EQR Apartment Pool Loan, Ramco-Gershenson Pool Loan and Quail Springs Mall Loan each requires monthly funding of its respective Capital Expenditures Account (or alternatively, with respect to the EQR Apartment Pool Loan, a letter of credit). The Glenborough Pool Loan requires monthly funding of a Capital Expenditures Account only upon a Loan Default and after its Effective Maturity Date. The West Town Mall Loan does not require the establishment of any reserves. There can be no assurance that the reserve amounts established at the closing of a loan will be sufficient to offset the actual costs of the items for which the reserves were established, or that cash flow from the properties will be sufficient in the future to fully fund the ongoing monthly reserve requirements or that such ongoing monthly reserves will be sufficient to offset the future capital expenditure and leasing costs of the properties. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for a discussion of the reserve accounts for each Mortgage Loan.

     The bankruptcy or insolvency of a major tenant or a number of smaller tenants in retail and office properties may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of 1 year's rent or 15% of the remaining rent reserved under the lease (but not to exceed 3 years' rent), except that with respect to any tenant that is a banking institution, the amount of the claim would be limited to the amount owed for unpaid rent for periods prior to the rejection of the lease. If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

     No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

     Risk Associated With Lack of Bankruptcy Remoteness. The West Town Mall Borrower, which is a Tennessee joint venture, is owned equally by two unaffiliated entities, through their ownership of the three venturers. Although such equal division of the ownership interests of the West Town Mall Borrower reduces the risk that the West Town Mall Borrower would be consolidated with the bankruptcy estate of one of the members of the venture if such member were to become a debtor under the Bankruptcy Code, the organizational documents of the members of West Town Mall Borrower lack certain provisions intended to reduce the risk that a borrower would become a debtor in a case under the Bankruptcy Code or dissolve as a result of adverse economic circumstances of a member of the venture. Under Tennessee law, a joint venture is generally treated as a general partnership. The Tennessee law governing joint ventures provides that the bankruptcy or dissolution of one or more of the members of the venture would result in the dissolution of the joint venture, although such provisions are not commonly enforced by the Bankruptcy Courts. Further, the trustee in bankruptcy of a bankrupt member of the venture could control and/or sell a member of the venture, even if such action is prohibited by the organizational documents of the venture.

     Certain Legal Issues Relating to the Hotel Del Coronado Loan and Magellan Apartment Pool Loan. Section 145.56 of the Ohio Revised Code (the "OPERS Law") provides that investments of a benefit plan of the Public Employee's Retirement System of Ohio ("OPERS"), which is the indirect owner of the Hotel Del Coronado Borrower, may not be subject to execution, garnishment, attachment, or bankruptcy or insolvency laws. In connection with the origination of the Hotel Del Coronado Loan, the following were obtained: (a) a reasoned opinion from special Ohio counsel to OPERS, indicating that Section 145.11 of the Ohio Revised Code adopts the "prudent person" investment rule and concluding that this rule permits OPERS to execute mortgages, and further concluding that the OPERS Law does not prohibit or limit mortgagee's rights to exercise and pursue the remedies afforded to it under the loan documents for the Hotel Del Coronado Loan, (b) a letter from the Assistant Director--Legal and Legislation of OPERS agreeing with the opinions and analysis contained in the opinion referred to in
(a) above, (c) review of available legislative history relating to the authorization of OPERS in connection with the transaction (to the extent such legislative history was made available by the Ohio Legislative Services Commission, the statutory branch of the Ohio legislature responsible for disseminating such information), and (d) title insurance affirmatively insuring mortgagee against any loss or costs by reason of the insured Hotel Del Coronado Mortgage being unenforceable by reason of the OPERS Law. Such title insurance was provided in the amount of $93,500,000 by Chicago Title Insurance Company, $51,000,000 by First American Title Insurance Company and $21,500,000 by Lawyers Title Insurance Company.

     Under certain circumstances the interest rate applicable to the Hotel Del Coronado Loan or the Magellan Apartment Pool Loan might violate California usury law. The loan documents for the Hotel Del Coronado Loan and the Magellan Apartment Pool Loan contain choice of law provisions stipulating that New York law shall apply. Mortgagee obtained an opinion letter from California counsel indicating that courts applying California law should honor the choice of law provisions and apply New York law, except where application of New York law would contravene a fundamental policy of California. The opinion concludes that the application of such choice of law provisions to this transaction should not violate the fundamental policy of California with respect thereto. Neither the Hotel Del Coronado Loan nor the Magellan Apartment Pool Loan is usurious under New York law. Under California law, a lender under a loan that is usurious loses its right to collect interest on such loan, but retains its right to collect the principal of such loan. The title insurance policies obtained in connection with the Hotel Del Coronado Loan (described above) and the Magellan Apartment Pool Loan each affirmatively insure mortgagee against loss or costs by reason of the Hotel Del Coronado Mortgage or the Magellan Apartment Pool Mortgage, respectively, being unenforceable by reason of the California usury law. See "Risks Relating to Title Insurance."

     Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally is not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs, and third parties may seek recovery from owners or operators of real properties for property damage or personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or strong potential for contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property and a borrower's ability to repay its Mortgage Loan.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust
Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the lender actually takes possession of a borrower's property or control of its operations as, for example, through the appointment of a receiver. If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus. Similarly, certain states (including California) may have anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower and may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Notwithstanding the anti-deficiency laws, however, some states, such as California, have exceptions for environmentally impaired real property. Moreover, any such action against a borrower may be adversely affected by the limitations on recourse in the loan documents. See "Certain Legal Aspects of the Mortgage Loans," below.

     All of the Mortgaged Properties have been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments, and in several cases, Phase II site assessments (together, the "Environmental Site Assessments"). Such assessments were intended to evaluate the environmental condition of and potential environmental liabilities associated with the Mortgaged Properties and included a visual observation of the Mortgaged Properties during a site visit, a review of certain records concerning the Mortgaged Properties and publicly available information concerning known conditions at the Mortgaged Properties or in the vicinity of the Mortgaged Properties, consideration of the likely presence of friable ACMs or radon gas in the buildings on the Mortgaged Properties and of polychlorinated biphenyls ("PCBs") in the electrical transformers, a discussion of the presence of underground or above-ground storage tanks, and the preparation of a written report. Some of the Environmental Site Assessments included sampling or analysis of soil, groundwater or other environmental media or subsurface investigations. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments, including environmental conditions or risks caused by tenants.

     Certain of the Environmental Site Assessments identified environmental conditions which have impacted or may impact some of the Mortgaged Properties, including the presence of ACMs, leaks from chemical storage tanks and on-site spills. Certain Mortgaged Properties presently have or formerly had landfills, waste disposal areas, factories, oil wells, gasoline stations and/or dry cleaning businesses located on or near the premises. Corrective action, as required by regulatory agencies, has been undertaken, and in some cases, the related borrowers have made deposits into environmental reserve accounts for such corrective actions. However, there can be no assurance that the reserve amounts in such reserve accounts will be sufficient to remediate such environmental conditions or that all such environmental conditions have been identified.

     Certain of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" ("LUSTs") or other potential sources of groundwater contamination. The Environmental Site Assessments generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, CERCLA and many state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency (the "EPA") stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. However, though the owners of such Mortgaged Properties and the Trust Fund may not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such property as collateral or to sell the property to a third party.

     ACMs have been detected through sampling by environmental consultants at several of the Mortgaged Properties and suspected at others. ACMs found or suspected at these Mortgaged Properties are not expected to present a significant risk as long as it is properly managed. Nonetheless, the value of a Mortgaged Property as collateral for the Mortgage Loan could be adversely affected by the presence of ACMs.

     For several Mortgaged Properties, the Environmental Site Assessments also recommend limited further investigations or minor repairs; however, based on the information currently available to the Depositor and reviews performed by the Depositor's environmental consultants, the Depositor does not believe any of such other issues would have a material adverse effect on the related Mortgaged Properties.

     The Pooling Agreement requires that the Special Servicer obtain an Environmental Site Assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory Environmental Site Assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling Agreement--Realization Upon Mortgage Loans; Modifications--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

     The Environmental Site Assessments of the Mortgaged Properties have not revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, it is possible that the Environmental Site Assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Depositor is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Mortgaged Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Mortgaged Properties (such as the presence of underground storage tanks), or by other parties.

     Limitations or Lack of Appraisals. Appraisals were obtained with respect to each of the Mortgaged Properties (other than the Quail Springs Mall Property and CenterAmerica Pool Properties) prior to the origination of the applicable Mortgage Loan. A market study was obtained with respect to the Quail Springs Mall Property and CenterAmerica Pool Properties. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties presented under "Mortgage Pool Characteristics" herein is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties. With respect to Quail Springs Mall Property, the calculated value of $85,457,518 was determined by MSMC using Underwritable NOI of $7,263,889 and an 8.5% capitalization rate. With respect to the CenterAmerica Pool Properties, the calculated value of $266,073,957 was determined by MSMC based on Underwritable NOI of $25,277,026 and a 9.5% capitalization rate.

     Risk of Different Timing of Mortgage Loan Amortization. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of Mortgaged Properties, types of Mortgaged Properties and Mortgaged Property characteristics and with respect to the number of borrowers. Because principal on the Offered Certificates is generally payable in sequential order, and generally no Class entitled to distributions of principal receives principal until the Certificate Principal Amount of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation (other than the Class A-1 Certificates as described under "Description of the Offered Certificates--Distributions" herein) are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher priority.

     Effective Maturity Date and Stated Maturity Date Principal Balances. All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective Effective Maturity Dates or as to Non-EMD Loans, Maturity

Dates, as applicable. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" and "Description of the Mortgaged Properties and the Mortgage Loans" herein. No representation or warranty is made by the Depositor as to the ability of any of the related borrowers to make required Mortgage Loan payments on a full and timely basis or as to whether the borrowers will repay or have the ability to repay the remaining principal at the Effective Maturity Dates or Maturity Dates of these Mortgage Loans. The ability of a borrower to repay a loan on its respective Effective Maturity Date or Maturity Date, as applicable, typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to repay the loan on the Effective Maturity Date or Maturity Date, as the case may be. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted refinancing or sale, including the level of available mortgage credit, the prevailing interest rates, the fair market value of the related properties, the borrower's equity in the related properties, the financial condition of the borrower and operating history and occupancy level of the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for commercial real estate projects.


     Other Financing. The limited partner of the CenterAmerica Pool Borrower is the borrower under a loan (the "CenterAmerica Mezzanine Loan") originated by Secore and purchased on its origination date and currently held by MSMC secured by such limited partner's partnership interest in the CenterAmerica Pool Borrower and the stock of the general partner of the CenterAmerica Pool Borrower. The non-managing member of the Charlestowne Mall Borrower is the borrower under a loan (the "Charlestowne Mall Mezzanine Loan" and, together with the CenterAmerica Mezzanine Loan, the "Mezzanine Loans") originated by Secore and purchased on its origination date and currently held by MSMC secured by the membership interest of both the managing member and the non-managing member of the Charlestowne Mall Borrower. The Mezzanine Loans require that the CenterAmerica Pool Borrower and the Charlestowne Mall Borrower, respectively, distribute to their limited partner or non-managing member, as applicable, for payment of their Mezzanine Loan, all property cash flow in excess of amounts due on the related Mortgage Loan, reserves and property expenses. In the event that there is a default under a Mezzanine Loan, the lender thereunder is entitled to foreclose on the ownership interests in the related Mortgage Loan borrower and its managing member or general partner, as applicable, pledged to it, subject to the requirement that the Rating Agencies shall have confirmed in writing that such foreclosure will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates. Upon any such foreclosure, the lender under the Mezzanine Loan or its transferee in a sale pursuant to the Uniform Commercial Code will become the new owner of the applicable Mortgage Loan borrower. Each Mezzanine Loan is transferable to certain institutional buyers, including affiliates of the related Mortgage Loan borrower, in each case without mortgagee or Rating Agency consent. See "Description of the Mortgaged Properties and the Mortgage Loans--CenterAmerica Pool; The Loan; Mezzanine Debt" and "Description of the Mortgaged Properties and the Mortgage Loans--Charlestowne Mall; The Loan; Mezzanine Debt."

     The West Town Mall Loan, the EQR Apartment Pool Loan and the Courthouse Plaza I Loan each permit the related Borrower to incur subordinated unsecured debt to affiliates, in amounts up to $5,000,000, $1,500,000 and $1,607,312 (or if less, 5% of the Courthouse Plaza I loan amount), respectively, subject to certain conditions. See "Description of the Mortgaged Properties and the Mortgage Loans--West Town Mall: The Loan--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt;" "Description of the Mortgaged Properties and the Mortgage Loans--EQR Apartment Pool: The Loan--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt" and "Description of the Mortgaged Properties and the Mortgage Loans--Courthouse Plaza I: The Loan--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt."


     Where the borrower under a Mortgage Loan or its constituent members also has one or more other loans (even if subordinated or mezzanine loans), the Trust Fund is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan (even if a subordinated loan or a mezzanine loan) generally will also make it more difficult for the borrower to obtain refinancing of the Mortgage Loan, and thereby may jeopardize repayment of the Mortgage Loan. Further, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the Mortgaged Property, and may create an incentive to the borrower to reduce expenditures at the property below the level it would otherwise determine to be advisable, in order to increase funds available to service such debt. The existence of such additional debt may also create an incentive for the borrower or its affiliates to enter into voluntary bankruptcy proceedings to avoid enforcement of such debt.

     If the borrower or its constituent members defaults on the Mortgage Loan and/or any other loan or loans, the existence of such other loans and actions taken by other lenders could impair the security available to the Trust Fund and could interfere with or delay the taking of action by the Trust Fund. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the ability of the Trust Fund to take certain actions such as foreclosure would be automatically stayed and principal and interest payments might not be made during the course of a bankruptcy case. The bankruptcy of another lender may also operate to stay foreclosure or similar proceedings by the Trust Fund.

     With respect to each Mezzanine Loan, the related mezzanine lender may foreclose on the ownership interests in the related borrower rather than on the related Mortgaged Property. Such a foreclosure, however, will result in a change in control of the borrower and ownership of the borrower by an entity which may have interests in conflict with the Trust Fund. While such risk is mitigated by the requirement of Rating Agency approval of such foreclosure, there can be no assurance that such foreclosure would not have an adverse effect on the related Mortgage Loan.

     Further, the lender under each Mezzanine Loan (except at any time that the Mezzanine Loan is held by an affiliate of the borrower) has the right to cure a default by the borrower under the related Mortgage Loan. Prior to the lapse of the mezzanine lender's cure period (2 business days, for payment defaults), the mortgagee may not accelerate the related Mortgage Loan or foreclose the related Mortgaged Loan Property. Further, with respect to each Mezzanine Loan, the mezzanine lender is permitted to cure payment defaults under the related Mortgage Loan on an ongoing basis until the Effective Maturity Date. Accordingly, the risk exists that the Mortgaged Property will decline in value during the time that the lender under the related Mezzanine Loan is exercising its cure rights, thereby lessening the recovery on any ultimate foreclosure on the related Mortgage Loan.

     The Wells Fargo Office Tower Borrower is permitted to issue preferred equity, subject to Rating Agency confirmation that such issuance will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates.

     Additionally, substantially all of the Mortgage Loans generally permit the related borrower to incur limited indebtedness incurred in the ordinary course of business. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers. See also "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

     Limitations on Lockboxes. The Magellan Apartment Pool Loan and EQR Apartment Pool Loan do not require the related borrower to cause rent and other payments to be made into a Lockbox account maintained on behalf of the mortgagee. Instead, Soft Lockboxes are maintained with respect to each such Mortgage Loan. With respect to such Soft Lockboxes, rent checks and other payments are permitted to be sent first to the applicable property manager who is then required to deposit such payments into the Soft Lockbox account. The Courthouse Plaza I Loan permits the Courthouse Plaza I Borrower to retain control of its Lockbox until (i) a Loan Default, (ii) the Effective Maturity Date or (iii) its Loan DSCR declines below 1.20x; provided that the Courthouse Plaza I Borrower may regain such control if it maintains a Loan DSCR equal to or greater than 1.20x for a 12 month period. The Quail Springs Mall Loan permits the Quail Springs Mall Borrower to retain control of its Lockbox until
(i) a Loan Default, (ii) 60 days prior to the Effective Maturity Date or (iii) its Loan DSCR declines below 1.20x; provided that the Quail Springs Mall Borrower may regain such control if the Loan Default is cured or it if maintains a Loan DSCR of 1.20x or greater for 6 consecutive months. Under the West Town Mall Loan, the West Town Mall Borrower is not required to establish a Lockbox until the Effective Maturity Date for such Mortgage Loan, even if there is a Loan Default prior to such date. Under the Glenborough Pool Loan, the Glenborough Pool Borrower is required to establish a Lockbox only upon the following events: (i) a Loan Default, (ii) within 3 months of the Effective Maturity Date or (iii) the Loan DSCR declines to 1.50x or less. Moreover, if a Lockbox is established due to a decline in Loan DSCR, the requirement to utilize the Lockbox will be suspended if for any period of 2 consecutive calendar months Loan DSCR exceeds 1.50x. A bankruptcy of a borrower may also result in the mortgagee being unable to enforce lockbox requirements. See "--Bankruptcy Limitations on Lenders," "Description of the Mortgaged Properties and the Mortgage Loans--Hotel Del Coronado: The Loan--Lockbox and Reserves," "--CenterAmerica: The Loan--Lockbox and Reserves," "--Wells Fargo Office Tower; The Loan--Lockbox and Reserves" "--West Town Mall: The Loan--Lockbox and Reserves," "--Magellan Apartment Pool: The Loan--Lockbox and Reserves," "--Glenborough Pool: The Loan--Lockbox and Reserves," "--EQR Apartment Pool:
The Loan--Lockbox and Reserves," "--Ramco-Gershenson Pool: The Loan--Lockbox and Reserves," "--Courthouse Plaza I: The Loan--Lockbox and Reserves," "--Charlestowne Mall: The Loan--Lockbox and Reserves" and "--Quail Springs
Mall: The Loan--Lockbox and Reserves" herein.

     Bankruptcy Limitations on Lenders. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the exercise of a power of sale and the commencement or continuation of a foreclosure action against the real property owned by that borrower. The resulting delay may be significant. In addition, a court which determines the value of a mortgaged property to be less than the principal balance of the loan it secures may (subject to certain protections available to the lender) stop a lender from foreclosing on the mortgaged property and, as a part of a restructuring plan, reduce the amount of secured indebtedness to the value of the mortgaged property as it exists at the time of the proceeding (leaving the lender as a general unsecured creditor for the difference between that value and the amount of its outstanding mortgage indebtedness). A bankruptcy court may also grant a debtor a reasonable time to cure a payment default, reduce monthly payments due under a mortgage loan, change the rate of interest due on a mortgage loan or otherwise alter the mortgage loan's repayment schedule.

     Creditors of borrowers in bankruptcy are also generally prohibited from taking any action to obtain repayment of a loan while the bankruptcy case is pending. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on such junior lien. In addition, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. Even if a claim against a debtor is not avoided or subordinated, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected on such Mortgage Loans may be substantially less than the amount owed. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The Bankruptcy Code may also interfere with or affect the ability of the Trustee to enforce an assignment by a borrower of rents and leases related to the mortgaged property and to collect rents in a lockbox if the related borrower is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) to the extent such rents are used by the borrower to maintain the mortgaged property or for other court authorized expenses or (ii) to the extent other collateral may be substituted for the rents.

     The ability of the borrowers to repay the Mortgage Loans is, in many cases, dependent on leases of the Mortgaged Properties. To the extent a borrower's ability to make payment on a Mortgage Loan is dependent upon a lease of the related Mortgaged Property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. See "--Risks Relating to Tenants; Reserves."

     As a result of the foregoing factors, the amount and timing of receipts with respect to the Mortgage Loans may be materially adversely affected.

     Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. It is likely that a hotel property, such as the Hotel Del Coronado Property, that would be operated on behalf of the Trust Fund by an independent contractor would generate taxable "net income from foreclosure property." The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes" in the Prospectus. See "Certain Federal Income Tax Consequences" herein.

     Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. Different property types vary as to the extent a property manager is involved in property marketing and operations on a daily basis. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators or managers or persons who may become operators or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, third party property managers are typically operating companies and, unlike limited-purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Consequently, there can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. See "--Conflicts of Interest--Conflicts Between Managers and the Borrowers".

     Certain of the management agreements for the Mortgaged Properties terminate prior to the Effective Maturity Dates of the related Mortgage Loans or are only for yearly periods. However, because the managers thereunder are generally affiliated with the related borrowers, such managers have an incentive to renew such agreements.

     Enforceability. All of the Mortgages include debt-acceleration clauses, which permit the mortgagee to accelerate the debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any jurisdiction, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     All of the Mortgage Loans on Mortgaged Properties that have tenants are secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, upon the election of and (in certain cases) notice by the mortgagee, the license terminates and the mortgagee is entitled to collect rents. In certain jurisdictions, such assignments may not be enforceable unless the mortgagee complies with applicable state law for taking actual possession of the property or the cash by the mortgagee until the mortgagee secures the appointment of a receiver before achieving a priority relative to other persons with interests in the rents related to the Mortgaged Property. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases" in the Prospectus.

     Limitations on Remedies. Several jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Master Servicer or Special Servicer, as applicable, to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, with respect to any Mortgage Loan, the Special Servicer may be required to foreclose first on the Mortgaged Properties securing such Mortgage Loan located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases--Foreclosure" in the Prospectus.

     As a result of the foregoing considerations, among others, the ability of the Special Servicer to realize upon the Mortgage Loans, may be limited by the application of state laws. Such actions may also, in certain circumstances, subject the Trust Fund to liability as a "mortgagee-in-possession" or result in the equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. Under the terms of the Pooling Agreement, the Master Servicer or the Special Servicer, as applicable, may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

     Risks Relating to the Leasehold Interest Securing the Courthouse Plaza I Loan. The Courthouse Plaza I Loan is secured by a ground lease (the "Courthouse Plaza I Ground Lease") on the Courthouse Plaza I Property between the Courthouse Plaza I Borrower and The County Board of Arlington County, Virginia (the "Courthouse Plaza I Ground Lessor"), which is scheduled to expire in January 2062. See "Description of the Mortgaged Properties and the Mortgage Loans--Courthouse Plaza I Property: The Loan--Security" and "--Courthouse Plaza I Property: The Property--Ground Lease" herein. In addition, the Courthouse Plaza I Loan is secured by a subordination and estoppel agreement executed by the Court Plaza Ground Lessor (the "Courthouse Plaza I Ground Lease Subordination Agreement"), wherein the Courthouse Plaza I Ground Lessor has agreed that its fee interest, is subject and subordinate to the Courthouse Plaza I Mortgage other than its right to reversion of such fee interest upon the expiration or earlier termination of the Courthouse Plaza I Ground Lease.

     In addition, the Courthouse Plaza I Ground Lessor has agreed that mortgagee may obtain a new ground lease if the Courthouse Plaza I Ground Lease is terminated due to bankruptcy or other defaults that cannot be readily cured by mortgagee.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. Pursuant to Section 365(h) of the Bankruptcy Code, a lessee whose lease is rejected by a debtor lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the lease (including renewals). In the event of a lessee/borrower bankruptcy in which such debtor rejects its ground lease, the leasehold mortgagee would have the right to succeed to the lessee/borrower's position under the lease only if the lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Under the principles set forth above, if the Courthouse Plaza I Ground Lessor were to become a debtor in a bankruptcy case, the Courthouse Plaza I Borrower would have the right to remain in possession of the Courthouse Plaza I Property.

     Under the principles set forth above, if the Courthouse Plaza I Ground Lessor were to become a debtor in a bankruptcy case, the Courthouse Plaza I Borrower ("Plaza Borrower") would have the right to remain in possession of the Courthouse Plaza I Property. However, the Courthouse Plaza I Ground Lessor may not have such right if a court were to determine in a bankruptcy proceeding of the Courthouse Plaza I Ground Lessor that the Courthouse Plaza I Ground Lease was not a "true lease" for purposes of Section 365(h). If the Courthouse Plaza I Ground Lessor were to become a debtor and reject the Courthouse Plaza I Ground Lease in bankruptcy and a court were to determine that the Courthouse Plaza I Ground Lease is not a lease for purposes of Section 365, neither the Plaza Borrower nor the mortgagee would have the right to remain in possession of the Courthouse Plaza I Property pursuant to Section 365(h). If that were to occur, the court should re-define the rights and remedies of the various parties in accordance with their economic interests. Although there is no judicial precedent which considers the facts and circumstances present with respect to the Courthouse Plaza I Ground Lease, a court could conclude that the Courthouse Plaza I Borrower and the Courthouse Plaza I Ground Lessor have formed a joint venture with respect to the Courthouse Plaza I Property or that some other arrangement exists between them. If this were to occur, such a court could also conclude that the Courthouse Plaza I Ground Lease and the Courthouse Plaza I Ground Lease Subordination Agreement evidence that the Courthouse Plaza I Ground Lessor and the Courthouse Plaza I Property Plaza I Borrower intended mortgagee to have a security interest in the Courthouse Plaza I Property. While such a conclusion would ultimately result in the Courthouse Plaza I Borrower retaining its right to possession of the Courthouse Plaza I Property and the Courthouse Plaza I Loan being secured by the fee (subject to termination at the stated expiration of the Courthouse Plaza I Ground Lease, there could be substantial delays and uncertainties in resolving the matter. Such delays could result in delayed payments and additional costs charged to the Trust Fund and could result in losses on the Certificates. Further, in view of the lack of judicial precedent, it is not impossible that there could be a complete loss of the security for the Courthouse Plaza I Loan if a court were to allow the Courthouse Plaza I Ground Lessor to reject the Courthouse Plaza I Lease but not provide any protection to the Courthouse Plaza I Borrower or the mortgagee, which would result in losses on the Certificates.

     In addition, in the event there is a bankruptcy of the Courthouse Plaza I Ground Lessor, it is possible that an argument could be made that the Courthouse Plaza I Ground Lease Subordination Agreement should be treated as a guaranty of the Courthouse Plaza I Loan. If such argument were successful, the Courthouse Plaza I Ground Lease Subordination Agreement could be discharged in such bankruptcy proceeding, leaving the mortgagee without any right to foreclose on the fee interest in the Courthouse Plaza I Property if there were a default by the Courthouse Plaza I Borrower and without any security for the Courthouse Plaza I Loan if the Courthouse Plaza I Ground Lessor were to again become the subject of a bankruptcy proceeding in which the Courthouse Plaza I Ground Lease is rejected and thereafter determined not to be a lease for purposes of Section 365(h).

     The risks described above for the Courthouse Plaza I Loan would exist only if the Courthouse Plaza I Ground Lessor becomes subject to a bankruptcy proceeding. The credit rating of the Courthouse Plaza I Ground Lessor is Aaa by Moody's and AAA by S&P. In addition, the title insurance for the Courthouse Plaza I Loan insures mortgagee that the Courthouse Plaza I Mortgage is an enforceable leasehold mortgage, and does not contain an exception for bankruptcy of the Courthouse Plaza I Ground Lessor. Such title insurance is provided by First American Title Insurance Company. See "Risks Relating to Title Insurance" below.

     Pursuant to the Courthouse Plaza I Ground Lease Subordination Agreement, mortgagee has given the Courthouse Plaza I Ground Lessor certain rights to cure defaults under the Courthouse Plaza I Loan, and agreed to notify it of defaults simultaneously with the Courthouse Plaza I Borrower. For monetary defaults, the Courthouse Plaza I Ground Lessor has 30 days after notice to either (i) cure the default or (ii) notify mortgagee that it will hold a referendum to sell bonds to raise funds to cure the default. If the Courthouse Plaza I Ground Lessor elects to hold the referendum, mortgagee may commence foreclosure proceedings and pursue other remedies but cannot hold a foreclosure sale. The Courthouse Plaza I Ground Lessor has 90 days to hold its referendum, and if it passes, an additional 90 days to sell bonds and repay the Courthouse Plaza I Loan or make such other payment as will cure the default. If the referendum fails, but the Courthouse Plaza I Ground Lessor has pursued alternative methods to cure, the Courthouse Plaza I Ground Lessor has an additional 30 days to cure the default. If the foregoing time periods elapse without a cure, mortgagee may hold a foreclosure sale. The Courthouse Plaza I Ground Lessor is required to pay current interest as a condition to the continuation of its cure rights during the foregoing periods.

     With respect to non-monetary defaults, the Courthouse Plaza I Ground Lessor has a cure period equal to the cure period given to the Courthouse Plaza I Borrower, plus 30 days, subject to extension for an additional 30 days if the default is not capable of cure within 30 days. The cure period may also be extended, for the minimum required statutory period, if a statute requires the Courthouse Plaza I Ground Lessor to take an additional period to procure items necessary for such cure (for example, by reason of bidding procedures); provided that the cure period may not extend beyond 6 months after the date notice of default was given. After the cure period of the Courthouse Plaza I Borrower has expired, mortgagee may commence foreclosure proceedings and pursue other remedies but it may not hold a foreclosure sale until the cure period given to the Courthouse Plaza I Ground Lessor has expired.

     The existence of the foregoing cure rights of the Courthouse Plaza I Ground Lessor may negatively impact a realization upon the Courthouse Plaza I Property following a Loan Default under the Courthouse Plaza I Loan.

     Risks Related to Tax Assessment on Wells Fargo Office Tower Property. As a result of certain transfers within the ownership structure of the entities owning the Wells Fargo Office Tower Property, the Wells Fargo Office Tower Property has been reassessed for additional real estate property taxes of approximately $1.9 million. This assessment is in the process of being appealed. A reserve for this additional tax liability has not been established, however under the terms of the Wells Fargo Office Tower Loan mortgagee has the right to require the Wells Fargo Office Tower Borrower to increase deposits to its Tax Account to provide for payment of such liability when due.

     Risks Relating to Title Insurance. Title insurance for a Mortgaged Property generally insures a mortgagee against risks relating to a borrower not having good title to a Mortgaged Property, and in certain cases can insure a mortgagee against certain other risks. See "Certain Legal Issues Relating to the Hotel Del Coronado Loan and Magellan Apartment Pool Loan" and "Risks Relating to the Leasehold Interest Securing the Courthouse Plaza I Loan" above. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. There can be no assurance that a title insurer will have the ability to pay title insurance claims made upon it, and, even if at the present time a title insurer has a high credit rating, there can be no assurance that the title insurer will maintain its present financial strength. To mitigate such risk, co-insurance was obtained for the Hotel Del Coronado and Wells Fargo Mortgage Loans. Further, there can be no assurance that a title insurer will not contest claims made upon it.

     The full amount of the Glenborough Pool Loan is secured by each of the Glenborough Pool Properties. However, the title insurance policy for the Lakeside property only insures an amount equal to 125% of the Allocated Loan Amount for such property. Upon the occurrence of an event requiring payment under such title insurance policy, mortgagee would be limited in recovery to the policy amount.

     Zoning Compliance; Inspections. The fire protection systems at the Hotel Del Coronado Property, if such property were built today, would not comply with current building code requirements. For example, there is no sprinkler system at the hotel. Because the Hotel Del Coronado was originally constructed in 1888 (and renovated during 1963 through 1988), such nonconformity is not in violation of the building code.

     Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement were identified in such inspections. See "Mortgage Pool Characteristics--Underwriting Standards--Property Condition Assessments" herein for further information regarding the inspections on the Mortgaged Properties.

     Availability of Earthquake, Flood and Other Insurance. Although the Mortgaged Properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to each Mortgaged Property for which insurance proceeds may not be adequate (such as floods or earthquakes) or which may result from risks not covered by insurance (such as supplemental hurricane insurance). In addition, certain of the Mortgaged Properties are located in California and Texas, which are states that have been historically at greater risk to acts of nature (such as hurricanes, floods and earthquakes) than properties located in other states. There can be no assurance borrowers have complied or will in the future be able to comply with requirements to maintain adequate insurance with respect to the Mortgaged Properties. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrower to effect such reconstruction, major repair or improvement. As a result of the occurrence of any of these events, the amount realized with respect to the Mortgage Loans, and the amount available to make distributions on the Certificates, could be reduced.

     The Hotel Del Coronado Property is located in Coronado, California in a Zone 4 seismic activity zone. The probable maximum loss for the Hotel Del Coronado Property has been estimated to be 36% or $79,000,000. The Hotel Del Coronado Borrower is required to maintain earthquake insurance in the amount of $120,000,000. Such insurance may consist of blanket insurance that covers other properties; provided that such blanket insurance must have coverage at least equal to that aggregate probable maximum losses of all covered properties located in San Diego County, California and shall be in amount at least equal to 20% of the aggregate full replacement cost of all covered properties located in California. Earthquake insurance has been obtained for the Hotel Del Coronado Property in the amount of $120,000,000, subject to a deductible of 5% of the insured value of the Del Coronado Property.

     Flood and earthquake damage insurance is provided by primary insurers St. Paul Fire & Marine, which has a claims paying ability rating of "AAA" by S&P and "A+ (FSC XV)" by Best's, Lexington Insurance Co., which has a claims paying ability rating of "AAA" by S&P and "A++ (FSC XII)" by Best's. If a flood and/or earthquake occurs and losses are less than $10,000,000 these primary insurers shall each contribute respectively $5,000,000. If a flood and/or earthquake occurs and losses are incurred, coverage is provided up to $120,000,000 by various insurance companies which have claims paying ability ratings that range from "BBB" to "AA" by S&P and "A" to "A+" by Best's.

     The Wells Fargo Office Tower Property is located in Los Angeles, California, in a seismic activity zone. The Wells Fargo Tower Borrower is required to maintain earthquake insurance in an amount equal to the maximum probable loss for the Wells Fargo Office Tower Property. The probable maximum loss for the Wells Fargo Office Tower Property has been estimated to be between 24% and 26%. The probable maximum loss for the parking garage at the Wells Fargo Tower Property has been estimated to be 12%. However, the premiums for such earthquake insurance may not exceed 150% of the annual premium for such insurance as of the origination date of the Wells Fargo Tower Loan (as adjusted by increases in the consumer price index--all urban consumers). If the premiums for insurance covering the probable maximum loss were more than such amount, the Wells Fargo Office Tower Borrower would be permitted to buy only such earthquake insurance as could be purchased by the maximum premium set forth above, which would be less than the amount necessary to cover the maximum probable loss. The Wells Fargo Office Tower Borrower has obtained earthquake insurance for the Wells Fargo Office Tower Property in the amount of $152,500,000, subject to a deductible of 5%. Earthquake insurance is provided under a blanket policy by Allendale Mutual Insurance Company, which provides the primary $12,500,000 in earthquake coverage, and is rated "A++ (FSC XI)" by Best's. The remaining insurance is provided by numerous insurance companies whose claims paying ability rating ranging from "A--" to "A++" by Best's and "A--" to "AAA" by S&P.

     6 of the Magellan Apartment Pool Properties are located in California in seismic activity zones. The Magellan Apartment Pool Borrowers are required to maintain, in the event any of the Magellan Apartment Pool Properties is located in an area with a high degree of seismic activity, earthquake insurance in amount, form and substance satisfactory to mortgagee. The Magellan Apartment Pool Borrowers have obtained flood and earthquake insurance for the Magellan Apartment Pool Properties in the amount of $15,000,000, subject to a deductible of $100,000. Earthquake and flood insurance is provided by RLI, which provides the primary $5,000,000 in flood and earthquake damage, and has a claims paying ability rating of "BBB" by S&P. If a flood and/or earthquake occurs and losses exceed $5,000,000, an additional $10,000,000 in coverage will be provided, $6,666,667 part of $10,000,000 will be provided by Associated International, which has a claims paying ability rating of "BBB" by S&P and $3,333,333 part of $10,000,000 will be provided by Frontier Pacific, which has a claims paying ability rating of "A+" by S&P.

     1 of the Glenborough Pool Properties is located in Irvine, California in an earthquake disclosure zone, but not in an Alquist-Priolo seismic activity zone. In addition, 2 of the Glenborough Pool Properties, located in Missouri, are also located in earthquake disclaimer zones. The Glenborough Pool Borrower is required to maintain earthquake insurance (if available at commercially reasonable rates) in amounts reasonably satisfactory to mortgagee, in the event it is determined by mortgagee to be necessary based on engineering reports, surveys or other, earthquake maps. To date, the Glenborough Pool Borrower has not been required to obtain, and has not obtained earthquake insurance for such property.

     There can be no assurance that the amount of earthquake or flood insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood, or that such insurance will be commercially available in the future. In addition, earthquake insurance coverage is often not obtainable from "AA" or higher-rated insurers and the loan documents permit such insurance to be obtained from such lower rated insurance companies.

     Certain Mortgage Loans have insurance requirements, or the borrowers are maintaining insurance policies that vary from those typically required for loans originated for securitization. For example, the EQR Apartment Pool Borrower is permitted to retain its current insurers, even if such ratings do not meet the Insurance Requirements, for so long as the claims paying ability rating of such insurers at the origination date of the EQR Apartment Pool Loan is not downgraded by more than one rating level, and may replace such insurers with other insurers having the same ratings as the insurers being replaced had on the origination date of the EQR Apartment Pool Loan. The current insurers for the EQR Apartment Pool Properties have ratings ranging from "AAA" to "BBB," with the majority having ratings of "A" or "AA". The Hotel Del Coronado Loan and CenterAmerica Pool Loan require all insurance, and the Wells Fargo Office Tower Loan requires earthquake insurance, to be rated "A" rather than "AA." The Glenborough Pool Loan requires insurance to be rated any of "AA" by S&P, "A-XV" by Best's or "Aa1" by Moody's rather than "AA" by each Rating Agency, and the Quail Springs Mall Loan requires insurance to be rated "AA" by at least one Rating Agency (and no lower by any other Rating Agency), in each case rather than requiring a "AA" rating from both Rating Agencies. In addition, although the Loan documents for the Wells Fargo Office Tower Loan require insurers with an "AA" claims paying rating, the actual coverage obtained by the Wells Fargo Office Tower Borrower is with an insurer with an "A" rating.

     The Quail Springs Mall Property's property damage insurance is provided by Allendale Mutual Insurance Co., which has a claims paying ability rating of "A" by S&P and "A++(FSC XI)" by Best's; the general liability insurance is provided by Continental, which has a claims paying ability rating of "A+" by S&P and "A(FSC XV)" by Best's; and the excess liability insurance is provided by Federal Insurance Company, which has a claims paying ability rating of "AAA" by S&P and "A++(FSC XV)" by Best's.

     The West Town Mall Property's property damage insurance is provided by Protection Mutual, which has a claims paying ability rating of "A" by S&P. A cut-through binder has been provided by Sorema North America Reinsurance Company, which has a claims paying ability rating of "AA--" by S&P.

     The Ramco-Gershenson Pool Properties' property damage insurance is provided by American Protection Insurance Company, which has a claims paying ability rating of "A+" by S&P and "A(FSC XIV)" by Best's; and the general liability and a portion of the excess liability insurance is provided by United States Fire Insurance Company, which has a claims paying ability rating of "A" by S&P and "A(FSC XI)" by Best's.

     The Courthouse Plaza Property's boiler and machinery insurance is provided by American Motorist Insurance Company, which has a claims paying ability rating of "A+" by S&P; and all other insurance is provided by Traveler's Indemnity Company of Illinois, which has a claims paying ability rating of "A+" by S&P.

     The Glenborough Pool Properties' property damage insurance and a portion of the general and excess liability insurance is provided by the American Insurance Company, which has a claims paying ability rating of "BBB" by S&P; and "A(FSC XV)" by Best's.

     The Charlestowne Mall Property's excess liability insurance is provided by Traveler's Indemnity Co., which has a claims paying ability rating of "A" by S&P.

     Risks Associated with Construction at Quail Springs Mall Property, Charlestowne Mall Property, West Town Mall Property and Wynnewood Village Property. An AMC Theatres is currently being constructed at the Quail Springs Mall Property, presently projected to be completed in December 1998 and a Regal Cinema is currently being constructed at each of the Charlestowne Mall Property and the West Town Mall Property, presently projected to be completed in April, 1999 and in September, 1998, respectively. In addition, the Charlestowne Mall Loan provides for the release of a parcel currently leased by JC Penney in order to deed such parcel to Von Maur, Inc. for construction of a Von Maur store, provided that certain conditions to such release are met. The CenterAmerica Pool Loan provides for construction of certain improvements on a portion of the Wynnewood Village Property, one of the CenterAmerica Pool Properties, which represents approximately 10% of the Allocated Loan Amounts of the CenterAmerica Pool Properties.

     The reciprocal easement agreement among the Quail Springs Mall Borrower and the self-owned anchor stores at the Quail Springs Mall Property (JC Penney, Sears, Dillard's and The May Department Stores Company, which operates a Foley's store ("May")), requires the approval of the anchor stores to the construction of the AMC Theatre. The Quail Springs Mall Borrower has represented and warranted in the Quail Springs Mall Loan that it has obtained the consent of each such anchor store to such construction. However, the Quail Springs Mall Borrower has only provided copies of a written consent to such construction from Sears and JC Penney and has informed mortgagee that it has obtained verbal consent from Dillard's and May. Additionally, Dillard's has delivered an estoppel certificate to mortgagee following commencement of construction of the AMC Theatre which states that there are no defaults under the reciprocal easement agreement, thereby implying their consent. Notwithstanding the Quail Springs Mall Borrower's representation that it has obtained all required approvals, May has given notice to the Quail Springs Mall Borrower and an estoppel certificate to MSMC claiming that it has not consented to the construction of the AMC Theatre and that the Quail Springs Mall Borrower is in violation of the reciprocal easement agreement due to the commencement of such construction without the consent of May. In underwriting the Quail Springs Mall Loan, $1,995,000 of projected base rent from the AMC Theatre was included in revenues. Accordingly, if May were to bring a lawsuit seeking to prevent the construction of the AMC Theatre and such lawsuit were to be successful, it is likely that there would be a material adverse effect on the ability of the Quail Springs Mall Borrower to pay the Quail Springs Mall Loan. Even if such lawsuit were not successful, it could delay such construction and could create significant expense for the Quail Springs Mall Borrower. Further, even if May did not bring a lawsuit seeking to prevent construction, it could attempt to sue the Quail Springs Mall Borrower for alleged damages relating to the construction. Such a lawsuit, if successful, could result in the award of damages and, whether or not successful, could create significant expense for the Quail Springs Mall Borrower.

     In order to mitigate the risks created by any lack of consent to construction of the AMC Theatre, Oklahoma Mall LLC, one of the Quail Springs Borrower, and GGP Limited Partnership, one of the indirect owners of the Quail Springs Mall Borrower, has executed an indemnification agreement pursuant to which it has agreed to indemnify mortgagee and hold it harmless from and against all loss (including, without limitation, Reduction in Value, as defined below), reasonable out-of-pocket cost, damage or reasonable out-of-pocket expense actually suffered or incurred by the indemnified parties (including, without limitation attorneys fees and court costs) by reason of matters alleged as defaults by the Quail Springs Mall Borrower of its obligations with respect to the AMC Theatre under the reciprocal easement agreement, as and to the extent assigned by May in the estoppel delivered by May. Attorneys fees and court costs shall include, without limitation, those incurred at any hearing, trial or appellate level, and those incurred in the prosecution of any claim (including, without limitation, any claim under the indemnification agreement), and in the defense of any claim. The term "Reduction in Value" shall mean the amount, if more than zero, determined by subtracting (a) the fair market value of any property plus the amount of cash, in each case actually received by the indemnified parties in connection with their realization against any security for the Quail Springs Mall Loan from (b) all amounts now or hereafter due under the Quail Springs Mall Loan documents, but solely to the extent such Reduction in Value is caused by the alleged defaults by the Quail Springs Mall Borrower under the reciprocal easement agreement, as described below. The indemnification agreement and all liability of Oklahoma Mall LLC and GGP Limited Partnership terminates upon receipt by mortgagee of (i) a revised estoppel from May that does not assert the alleged defaults by the Quail Springs Mall Borrower with respect to the reciprocal operating agreement or
(ii) other written evidence reasonably satisfactory to mortgagee that May has withdrawn or waived such allegations or that the Quail Springs Mall Borrower did not default under the reciprocal operating agreement or has cured any such defaults. GGP Limited Partnership has executed a construction guarantee agreement in favor of mortgagee which guarantees to mortgagee the payment of all costs, expenses and fees payable by the Quail Springs Mall Borrower arising out of the construction of the AMC Theatre. Such agreement also guarantees the timely completion of the AMC Theatre in accordance with all plans and specifications by October 1, 2000. The GGP Limited Partnership has also executed a guaranty of payment which provides that in the event the AMC Theatre is not complete by October 1, 2000, the GGP Limited Partnership agrees to guaranty the Quail Springs Mall Borrower's obligation to pay the Quail Springs Mall Loan by the amount of $5,000,000.

     With respect to the Charlestowne Mall Property and the Wynnewood Village Property, the portion of the property on which the construction will occur consists of land that will be groundleased to an affiliate of the related borrower under a financeable ground lease. The ground lease tenant on such portion of the property has the right to obtain financing secured by its leasehold interest which, in the case of the Charlestowne Mall Property, is limited to construction financing only. With respect to the Charlestowne Mall Loan, such ground lease is required to be terminated at such time as the construction is completed and a satisfactory tenant lease is entered into with Regal Cinema.

     With regard to all the Mortgaged Properties on which construction is planned or ongoing, there is no assurance that the construction will be completed, that there will not be delays in construction, or that construction, when and if completed, will be successful. Any such event could have a negative effect, which could be material, on the related borrower's ability to pay its Mortgage Loan. The Underwritable NOI and Underwritable Cash Flow for the Quail Springs Mall Property, West Town Mall Property and Charlestowne Mall Property includes projected rents of $1,995,000 and $1,263,570 and $1,144,000, respectively, from the new improvements being constructed on such properties. Such projected income is also reflected in the DSCR and LTV of the related Mortgage Loans. With respect to the construction of the AMC Theatre, $5,720,000 of such loan has been escrowed and will be released only upon completion of the new improvements and the entering into of a satisfactory lease with AMC Theatre. Further, Wilmorite, Inc., an affiliate of the Charlestowne Mall Borrower, has delivered a completion guaranty of the AMC Theatre construction. The delivery of a completion guaranty by Wilmorite, Inc. is also required as a condition to release of the JC Penney parcel for construction at the Von Maur store. With respect to the Quail Springs Mall Loan, GGP Limited Partnership has delivered a guaranty of principal and interest in the amount of $5,000,000 (which is required to be applied to defease the Quail Springs Mall Loan in such amount) in the event construction of the theatre is not completed, as well as a completion guaranty.

     With respect to all Mortgaged Properties as to which there is construction, such construction, while ongoing, could be unsightly and inconvenient to customers. Although each such Mortgaged Property will be operating during such construction and the existing tenant leases will remain in effect and are therefore expected to produce sufficient cash flow to pay debt service, the disruption during this period could cause temporary downward pressure on net operating income.

     If the related borrower or ground tenant fails to pay the costs for work completed or material delivered, the portion of the Mortgaged Property on which there is construction could be subject to mechanic's and a materialmen's liens that would be senior to the lien of such Mortgage Loans.

     Furthermore, the REMIC provisions of the Code prohibit construction on an REO Property, subject to certain exceptions, which include, among others, construction that was at least 10% completed before default became imminent and construction of tenant improvements. If a Mortgaged Property became an REO Property at a time when construction was ongoing and such construction did not fall into one of the categories described above, the Special Servicer would be unable to take any action to complete such construction, and the value of the REO Property might diminish as a result.

     Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related loan, property inspection reports were obtained which included limited information regarding compliance with the ADA. There can be no assurance that the related Mortgaged Properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.

     Limited Cross-Collateralization; Limitations on Enforceability of Cross-Collateralization. The Magellan Apartment Pool Loan is comprised of the obligations of the several borrowers thereunder, each of which owns at least one of the related Mortgaged Properties. Each of the Magellan Apartment Pool Borrowers has executed a Mortgage pursuant to which the lien on each of the Mortgaged Properties owned by the Magellan Apartment Pool Borrowers secures the entire indebtedness under the Magellan Apartment Pool Loan (including both the amount of indebtedness allocated to such Mortgaged Property and the amount of indebtedness allocated to each other Mortgaged Property).

     The Depositor makes no representation that the foregoing cross-collateralization arrangements are enforceable. Such arrangements could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case, or, if such borrower were to become a debtor in a bankruptcy case, by such borrower. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property or an interest in property (including the granting of a lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (a) was insolvent or was rendered insolvent by such obligation or transfer, (b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or (c) intended to, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a Magellan Apartment Pool Borrower to secure a repayment of the Magellan

Apartment Pool Loan could be avoided if a court were to determine that (a) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured and (b) such borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the Magellan Apartment Pool Loan, receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property or Properties for the benefit of the other Magellan Apartment Pool Borrowers. Among other things, a legal challenge to the granting of the lien by a Magellan Apartment Pool Borrower Entity may focus on the benefits realized by such Magellan Apartment Pool Borrower form the respective Mortgage Loan proceeds, as well as the overall cross-collateralization. If a court were to find or conclude the granting of the liens associated with the Magellan Apartment Pool Loan was an avoidable fraudulent conveyance with respect to a particular borrower, the court could subordinate all or part of the Magellan Apartment Pool, to existing or future indebtedness of that borrower, recover payments made under the Magellan Apartment Pool Loan, or take other actions detrimental to the holders of the Certificates, including under certain circumstances, invalidating the Loan or the Mortgages securing such cross-collateralization.

     Risks Associated with Blanket Insurance Policies. Certain of the Mortgaged Properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each Mortgaged Property's insurable risks.

     Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, and reciprocal easement or operating agreements with self-owned anchors ("REAs") contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease or owner under the REA) a successor owner of the Mortgaged Property following foreclosure. Some of the leases and REAs may be either subordinate to the liens created by the Mortgages or contain a provision that requires the tenant or other party to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a jurisdiction and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., particularly if such tenants were paying above-market rents or could not be replaced). If a lease or REA is not subordinate to the Mortgage, the Trust Fund will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the Mortgaged Property, and if the lease or REA contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of mortgagee's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the Mortgage. Certain of the anchor leases and other leases and some of the REAs at the retail properties included in the Trust Fund are not subordinate to the related Mortgage. For example, the Charlestowne Mall REA is not subordinate to the Charlestowne Mall Mortgage and the West Town Mall Loan contains provisions whereby the provisions of anchor tenant leases may override certain loan document provisions that would otherwise apply regarding casualty and condemnation.

     Liquor License Considerations. The Hotel Del Coronado Property is a hotel property and has a liquor license. The liquor license for such Mortgaged Property is held by the property manager or operator, rather than by the related borrower. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of the Hotel Del Coronado Property, it is unlikely that the Trustee (or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained.


     Condemnation Proceeding. A suit by the City of Knoxville is pending for a condemnation at the West Town Mall Property in order to widen Gleason Road on the southern border of the West Town Mall Property. In connection with the origination of the West Town Mall Loan, it was determined, based on the description in the condemnation suit, that the portion of the West Town Mall Property which is the subject of the condemnation proceedings consists only of a small strip of land located along the road which does not contain any improvements and is immaterial to the property.

     Litigation. There may be pending or threatened legal proceedings against the borrowers and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distribution to Certificateholders. Ramco-Gershenson Properties Trust (the "Ramco-Gershenson REIT") is involved in two disputes related to possible violations of tax laws. In the first situation, the IRS informed the Ramco-Gershenson REIT of the possibility of losing its status as a REIT it or a predecessor holding held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the United States Internal Revenue Service (the "IRS") may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs. Based on developments in the law which have occurred since 1977, the Ramco-Gershenson REIT's Tax Counsel has tendered an opinion that the investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS. The second issue relates to issues raised by an IRS tax examination. According to notes to the financial statements of the Ramco-Gershenson REIT a preliminary report issued by an IRS agent indicated possible substantial liability. Such liability has been estimated by the Ramco-Gershenson REIT to be $30 to 46 million. A spinoff of an entity which was involved in the tax controversy has agreed to indemnify the Ramco-Gershenson REIT for all liability related to such tax issues. Such entity is a liquidating trust and is required to maintain a net worth of $52 million. The Ramco-Gershenson REIT has stated in notes to its financial statements that it does not believe that the ultimate resolution of the tax dispute will have a material adverse effect on the financial position of the Ramco-Gershenson REIT.

     In November 1996, Wilmorite, an affiliate of the Charlestowne Mall Borrower, and certain entities affiliated with Wilmorite, were named as defendants in a civil action in which the plaintiffs generally allege breach of contract and fiduciary duty and certain civil claims under federal racketeering laws. The complaint includes allegations that excessive fees were paid to such entities by certain real estate owning partnerships (other than the Charlestowne Mall Borrower). The notes to the financial statements of Wilmorite for the year ended April 30, 1997 contained the following discussion of such litigation:

    In November 1996, various related entities including the Company were named as defendants in a civil action filed in the U.S. District Court. The litigants, who are related to some of the shareholders, generally allege breach of contract and fiduciary duty, and other actions, seeking $300 million in damages collectively from all defendants under federal Racketeering laws. The Company and other named entities believed the claims to be without merit and filed a motion which was successful in dismissing the entire complaint in September 1997. However, in October 1997, the civil action was refiled.

    The Company and other named entities continue to believe the claims to be without merit and in November 1997 filed a motion to dismiss the entire complaint. Management believes that final resolution will not have a material effect, if any, on the Company's financial position. Accordingly no amounts have been recorded in these financial statements.

     May, one of the anchor stores at the Quail Springs Mall Property has notified the Quail Springs Mall Borrower that it believes such borrower is in default under its reciprocal easement agreement. See "Risks Associated with Construction at Quail Springs Mall Property, Charlestowne Mall Property, West Town Mall Property and Wynnewood Village Property" above.


CONFLICTS OF INTEREST

     General. The potential for various conflicts of interest exists with respect to the offering of the Certificates, including conflicts of interests among certain of the borrowers, the property or asset managers, the Depositor and Morgan Stanley & Co. Incorporated, in its capacity as the Underwriter.

     Conflicts Between Affiliates of MSMC and the Trust Fund. Conflicts of interest between affiliates of MSMC, Morgan Stanley & Co. Incorporated and the Depositor that engage in the acquisition, development, operation, financing and disposition of real estate, on the one hand, and the Trust Fund, on the other hand, may arise because such affiliates will not be prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.

     Affiliates of MSMC, Morgan Stanley & Co. Incorporated and the Depositor intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, affiliates of the Depositor may acquire, own or sell properties or finance mortgage loans secured by properties which are in the same markets as the Mortgaged Properties. In such a case, the interests of such affiliates may differ from and compete with the interests of the Trust Fund, and decisions made with respect to such assets may adversely affect the amount and timing of distributions with respect to the Certificates.

     In addition, MSMC is currently the owner of the Mezzanine Loans. In its capacity as owner of a Mezzanine Loan, MSMC's interests may conflict with those of the Trust Fund.

     The CenterAmerica Pool Borrower is beneficially owned by Morgan Stanley Real Estate Fund II, L.P., an entity sponsored and asset managed by Morgan Stanley, Dean Witter & Co., which is also a 10% investor in such fund. MSMC's interests in its initial acquisition of the CenterAmerica Portfolio Loan and the subsequent acquisition by the Depositor, as affiliates of the CenterAmerica Pool Borrower, may conflict with those of the Trust Fund.

     Approximately 9% of the Ramco-Gershenson REIT is beneficially owned by a fund managed by the Asset Management group at Morgan Stanley, Dean Witter & Co., which has a 10% interest in such fund.

     Conflicts Between Managers and the Borrowers. Substantially all of the third party and borrower affiliated property managers for the Mortgaged Properties (or their affiliates) manage additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, and certain of the managers themselves, may also own or manage other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such Mortgaged Properties.

     Other Conflicts. Wells Fargo, which originated the Wells Fargo Office Tower Loan and sold such Mortgage Loan to MSMC, is an indirect owner of the Wells Fargo Office Tower Borrower, a substantial tenant at the Wells Fargo Office Tower Property. Wells Fargo is also the subservicer and the Lockbox Bank for the Lockbox for the Wells Fargo Office Tower Loan. The County Board of Arlington County, Virginia is the ground lessor under the Courthouse Plaza I Ground Lease and a substantial tenant at the Courthouse Plaza I Property. JC Penney is the 50% owner of the Quail Springs Mall Borrower, and also operates a self-owned anchor store at the Quail Springs Mall Property. Such parties may experience conflicts of interest in their different roles with regard to such properties.


THE OFFERED CERTIFICATES

     Special Prepayment, Yield and Loss Considerations. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Amounts of the Principal Balance Certificates. In addition, in the event of any repurchase of a Mortgage Loan by MSMC from the Trust Fund under the circumstances described under "The Pooling Agreement--Representations and Warranties; Repurchase" herein, the Repurchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in part or in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such repurchase). In addition, with respect to any Class of Offered Certificates, to the extent losses on the Mortgage Loans exceed the aggregate Certificate Principal Amount of the Classes of Certificates subordinated to such Class, such Class will bear a loss equal to the amount of such excess up to an amount equal to the outstanding Certificate Principal Amount thereof. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) or rate or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

     The Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. Therefore, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. Although the payment of a Prepayment Charge is required in connection with a voluntary prepayment of certain of the Mortgage Loans, there can be no assurance that the related borrowers would refrain from prepaying such Mortgage Loans due to the existence of such a Prepayment Charge, or that such Prepayment Charge would be held to be enforceable if challenged. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Charge Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the Mortgage Loans.

     No Mortgage Loan (other than the Quail Springs Mall Loan, which permits voluntary prepayment without payment of a Prepayment Charge during the period commencing 120 days prior to its Effective Maturity Date, and the West Town Mall Loan, which permits voluntary prepayment without payment of a Prepayment Charge commencing 180 days prior to its Effective Maturity Date) permits voluntary prepayment without payment of a Prepayment Charge earlier than 3 months prior to its related Effective Maturity Date. See "Description of the Mortgaged Properties and the Mortgage Loans". However, there is no assurance that involuntary prepayments will not occur or that the restrictions contained in the related Mortgage Loans would ultimately be enforceable in legal proceedings. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans (including the length of time during which the Mortgage Loans may not be voluntarily prepaid (each a "Lockout Period"), and yield maintenance charges and/or prepayment premiums applicable to the Mortgage Loans and by the extent to which the Master Servicer or Special Servicer, as the case may be, is able to enforce such provisions), the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors.

     Each of the Mortgage Loans may be prepaid in certain circumstances in connection with a casualty or condemnation. No yield maintenance charge or prepayment premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

     In connection with any casualty or condemnation, the EQR Apartment Pool Loan provides that the EQR Apartment Pool Borrower may, in the exercise of its reasonable business judgment and with the reasonable consent of mortgagee and the Rating Agencies, elect not to rebuild any portion of the EQR Apartment Pool Property that is not deemed integral to the regular use or marketing thereof, provided no Loan Default has occurred and is continuing. In such event, any net proceeds of the related casualty or condemnation remaining after restoration of any portion of the EQR Apartment Pool Property that is required to be restored shall be applied to prepay the EQR Apartment Pool Loan without payment of a Prepayment Charge. In addition, to the extent that the mortgagee elects to apply proceeds of a casualty or condemnation to a prepayment of the EQR Apartment Pool Loan, the EQR Apartment Pool Borrower shall be entitled to prepay the EQR Apartment Pool Loan in an amount equal to the remaining Allocated Loan Amount of the related EQR Apartment Pool Property, without payment of a Prepayment Charge, and, upon such prepayment shall be entitled to obtain the release of such property. See "Description of the Mortgaged Properties and the Mortgage Loans--EQR Apartment Pool Loan: The Loan--Condemnation and Casualty."

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure process will be sufficient to pay such yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as prepayment there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance charge or prepayment premium and thus not enforceable under applicable law or as being usurious. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Applicability of Usury Laws" in the Prospectus.

     In general, if an Offered Certificate is purchased by an investor at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required yield maintenance charge and/or prepayment premium, if any, are not received by such investor, such investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

     Each Mortgage Loan requires that commencing on the first Due Date after the related Effective Maturity Date, Excess Cash Flow will be applied towards the payment of principal until the principal balance of the related Mortgage Loan has been reduced to zero. Each Mortgage Loan also provides that principal outstanding after the related Effective Maturity Date will bear interest at its Revised Rate which will be 2% higher than the Initial Interest Rate previously in effect. While interest at the Initial Interest Rate accrues and is payable on a current basis on such loans, interest at the excess of the Revised Interest Rate over the Initial Interest Rate for such loans will be deferred and will be paid only after the outstanding principal balance of the related loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that such Mortgage Loans will be prepaid by the borrower on the applicable Effective Maturity Date; however no assurance can be given that any Mortgage Loan will be repaid on its applicable Effective Maturity Date.

     See "Yield, Prepayment and Maturity Considerations" and "Certain Federal Income Tax Consequences" herein and "Yield Considerations" and "Certain Federal Income Tax Consequences" in the Prospectus.

     Effect of Borrower Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

     As and to the extent described herein, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. Such interest will generally accrue from (and including) the date on which the related Advance is made or the related expense incurred through the date of reimbursement, less any amount of interest previously paid in respect thereof. The Master Servicer's, the Special Servicer's or the Trustee's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted. See "The Pooling Agreement--Special Servicer" herein.

     Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

     Delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default.

     Related Parties May Purchase Certificates. Related parties, including the Master Servicer, the Special Servicer or affiliates of the borrowers may purchase all or part of one or more Classes of Certificates. A purchase by the Master Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Mortgage Loans shall be administered in accordance with the Servicing Standard without regard to ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate thereof.

     Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Cedel Bank, S.A. ("CEDEL") and The Euroclear System ("Euroclear") and their participating organizations. See "Description of the Offered Certificates--Delivery, Form and Denomination" and "--Book-Entry Registration" herein. A beneficial owner holding a Certificate through the book-entry system will be entitled to receive the reports and notices described under the Pooling Agreement (to the extent that its name and address has been provided to the Certificate Registrar) only through the facilities of DTC, CEDEL and Euroclear and their respective participants (except that the reports will be made available directly from the Trustee upon request).

     If the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available the monthly Reports to Certificateholders and all associated reporting information via its Corporate Trust home page on the world wide web and/or via facsimile through its Street Fax automated fax-back system. The web page is located at "corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Interested parties can register for Street Fax by calling (617) 664-5600 and requesting an account application by following the instructions provided by the system.

     For those who have obtained an account number and PIN on the Trustee's Street Fax system, the foregoing report may be obtained from the Trustee via automated facsimile by calling (617) 664-5600 and requesting the report code associated with Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-XL1. Report codes can be obtained by calling the same telephone number and requesting a report listing. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information related to the mortgage loans available through its Corporate Trust web site.

     Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised the Depositor that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

     Pass-Through Rate Considerations. The Pass-Through Rates on the Class B, Class C and Class D Certificates are based on the WAC Rate of the Mortgage Loans and the Pass-Through Rate on the Class A-2, Class A-3 and Class X Certificates will be partially based upon the WAC Rate of the Mortgage Loans, and all of such Classes will be affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such Classes of Certificates. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

                         MORTGAGE POOL CHARACTERISTICS


GENERAL

     The Trust Fund will consist primarily of 11 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of $925,848,151. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by 1 or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating a first lien on the related borrower's fee and/or leasehold estate in one or more commercial or properties (each, a "Mortgaged Property") as set forth on the following table:

INTEREST IN PROPERTY ENCUMBERED    NUMBER OF MORTGAGED PROPERTIES
--------------------------------- -------------------------------
Fee Estate ......................               82
Leasehold Estate ................                1

     The Mortgaged Properties consist of retail properties, office properties, multifamily properties, industrial properties and hotel properties. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse is limited to the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan, as well as such limited other assets as may have been specifically pledged to secure such Mortgage Loan, and not against the borrower's other assets or any assets of the borrower's affiliates. To facilitate loan closings, MSMC engaged Secore Financial Corporation, a Pennsylvania corporation ("Secore"), to originate all of the Mortgage Loans other than the Glenborough Pool Loan and the Wells Fargo Office Tower Loan. Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), originated the Glenborough Pool Loan and the Wells Fargo Office Tower Loan. Secore and Wells Fargo are collectively referred to herein as the "Originators". The Depositor will purchase the Mortgage Loans on or before the Closing Date from MSMC pursuant to the Loan Sale Agreement (the "Loan Sale Agreement") between MSMC and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to State Street Bank and Trust Company, as Trustee (the "Trustee"), pursuant to the Pooling Agreement. Midland Loan Services, Inc., in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling Agreement.

     Pursuant to the Loan Sale Agreement, MSMC will make certain representations and warranties to the Depositor with respect to the Mortgage Loans and MSMC may be obligated to repurchase a Mortgage Loan in the event of a material breach of a representation or warranty with respect to such Mortgage Loan. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto. Under the Pooling Agreement, the Depositor will assign its rights with respect to the representations, warranties and remedies in the Loan Sale Agreement to the Trustee for the benefit of the Trust Fund. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. MSMC will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by them pursuant to the Loan Sale Agreement, to the extent assigned by the Depositor to the Trustee. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and "Description of the Agreements--Representations and Warranties; Repurchases" in the Prospectus.


SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is generally non-recourse and is secured by a Mortgage or Mortgages encumbering the related borrower's or borrowers' interest in the related Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's or borrowers' interest in the leases, rents and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities, construction guaranties and the establishment and pledge of one or more reserve or escrow accounts or letters of credit for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, tenant improvements, leasing commissions, deferred maintenance and/or scheduled capital improvements.

     Each Mortgage constitutes a first lien on the related Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances, whether or not of public record as of the date of recording of the related Mortgage, all of which were determined to have been acceptable to the related Originator or MSMC in connection with the origination of the related Mortgage Loan.

CERTAIN MORTGAGE LOAN DEFINITIONS

     For purposes of the descriptions of the Mortgage Loans herein, and for purposes of the tables set forth in Annex A, the defined terms have the meanings described below:

    "30/360 Basis" means the calculation of interest on the basis of a 360 day year comprised of 12 30-day months.

    "Actual DSCR" means for any Mortgage Loan (i) as of the Cut-Off Date, (A) Underwritable Cash Flow divided by (B) actual debt service for the 12 months following the Cut-Off Date and (ii) as of the Effective Maturity Date (in the case of an EMD Loan) or the Maturity Date (in the case of a Non-EMD
  Loan) (A) Underwritable Cash Flow divided by (B) 12 months of debt service assuming a balance equal to the Effective Maturity Date Balance or Maturity Date Balance, as applicable, an interest rate equal to the Initial Interest Rate (in the case of an EMD Loan) or the Interest Rate (in the case of a Non-EMD Loan) and an amortization period equal to the amortization period of such Mortgage Loan (or in the case of a Mortgage Loan that is interest only, such amortization period as is specified in the related Loan Description).

    "Actual/360 Basis" means the calculation of interest on the basis of the actual number of days elapsed and a 360 day year.

    "Allocated Loan Amount" means for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Underwritable Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Underwritable Cash Flow, net operating income, appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise. "Cut-Off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such Mortgaged Property as of the Cut-Off Date.

    "Alteration Approval Threshold" means the dollar cost of alterations above which the loan documents require mortgagee approval.

    "Alteration Escrow Threshold" means the dollar cost of alterations above which the loan documents require the borrower to provide security to the mortgagee for such excess cost.

    "Annual Debt Service" means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal) on such Mortgage Loan for the 12 month period commencing on the Cut-Off Date.

    "Annualized Base Rent" is calculated by multiplying the contractual monthly base rent by 12 as of the point in time for which "Occupancy" was calculated for the related property, as reflected in the rent rolls provided by the related borrower.

    "Anticipated Term" means the term of the Mortgage Loan in months from the date of the first full monthly principal payment thereon to the related Effective Maturity Date or Maturity Date, as applicable.

    "Approved Bank" shall mean, with respect to a Letter of Credit, a bank or other financial institution which has a minimum long-term unsecured debt rating of at least "AA" by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by 2 of the Rating Agencies (at least one of which shall be S&P).

    "Average Base Rent Per Square Foot" is calculated by dividing the Annualized Base Rent or annual base rent by total GLA as of the same date for which the NOI of the subject property was calculated.

    "Best" means A.M. Best Company, Inc.

    "Capital Expenditures Account" means a Reserve Account established for a Mortgage Loan to fund capital improvements to the related Mortgaged Properties. Unless otherwise specified in the related Loan Description, funds in a Capital Expenditures Account are disbursed by the mortgagee only
  (i) for items set forth in a capital budget approved by the mortgagee and
  (ii) on receipt of evidence that such items are complete and have been paid for or will be paid for when such disbursement is made.

    "Comparable Store" means, with respect to each regional mall for which mall store sales are shown, mall stores for which sales information was available for all annual periods considered in the occupancy cost and sales analysis.

    "Cut-Off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such Mortgaged Property as of the Cut-Off Date.

    "Debt Service Account" means for any Mortgage Loan a Reserve Account for the payment of principal and interest, the funds in which are disbursed to mortgagee on each Due Date to pay the related Monthly Payment.

    "Default Rate" means for any Mortgage Loan, the interest rate set forth in such Mortgage Loan as being applicable after a Loan Default.

    "Defeasance" as defined under "Defeasance Conditions."

    "Defeasance Conditions" means for any Mortgage Loan as to which U.S. Obligations are proposed to be substituted for one or more of the Mortgaged Properties (a "Defeasance"), the following conditions: (i) no Loan Default,
  (ii) delivery of a security agreement creating a first priority perfected security interest in the U.S. Obligations, (iii) written confirmation from the Rating Agencies that Defeasance will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates,
  (iv) delivery of legal opinions regarding perfected security interest and other matters, (v) delivery of an accountant's certificate as to the sufficiency of the U.S. Obligations to make the payments that they are intended to defease and (vi) in the case of a Defeasance as to less than all the Mortgaged Properties, confirmation that the Loan DSCR of the remaining Mortgaged Properties is not less than the greater of (A) such ratio prior to Defeasance and (B) such ratio at origination of the Mortgage Loan.

    "Deferred Interest" as defined under "EMD Loan."

    "Disbursement Procedures" means for any Mortgage Loan the procedures set forth in the loan documents for disbursing casualty and condemnation proceeds. Unless otherwise specified in the related Loan Description, such procedures include (i) evidence of lack of liens (or satisfactory bonding or insurance of any liens) on the related Mortgaged Property, (ii) architect's certificates as to costs, (iii) a retainage of 10% until final completion, and (iv) title endorsements ensuring the continued priority of the lien of the related Mortgage.

    "DSCR" or "Debt Service Coverage Ratio" means with respect to any Mortgage Loan (i) the aggregate Underwritable Cash Flow for all of the related Mortgaged Properties divided by (ii) Annual Debt Service.

    The DSCRs set forth herein for the Mortgage Loans and Mortgaged Properties vary (and may vary substantially) from the Loan DSCRs for such Mortgage Loans and Mortgaged Properties as calculated pursuant to the definition of debt service coverage ratio set forth in the related loan documents.

    "Economic occupancy" means the percentage of actual rental income collected from tenants which lease space in the subject property as of the date indicated in the column with the heading "As of Date", as compared with the Total (Gross) Potential Rent for the subject property were it fully occupied with all tenants paying base rent.

    "Effective Gross Income" means with respect to any Mortgaged Property or group of related Mortgage Properties means Total Gross Income or Revenues, which includes Base Rents, Percentage Rents, Recoveries, and other Recurring Income generated by such Mortgaged Property or Mortgaged Properties net of vacancy and credit losses.

    "Effective Maturity Date" or "EMD" means for any EMD Loan the date specified therein on and after which the interest rate under such EMD Loan is increased from the Initial Interest Rate to the Revised Interest Rate and all Excess Cash Flow is applied to prepay principal.

    "Effective Maturity Date Balance" means for any EMD Loan the principal balance that would be outstanding on its Effective Maturity Date based on scheduled amortization, assuming that there are no prepayments or defaults.

    "Effective Maturity Date LTV" or "EMD LTV" means with respect to any EMD Loan, the Effective Maturity Date Balance, and with respect to any other Mortgage Loan, the Maturity Date Balance, for such Mortgage Loan divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan as of the Cut-Off Date. Such calculation thus assumes that the appraised values of the Mortgaged Properties securing a Mortgage Loan on the Effective Maturity Date or Maturity Date, as applicable, is the same as the Values thereof as of the Cut-Off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from its value as of the Cut-Off Date.

    "EMD Loan" means a Mortgage Loan with the following characteristics:

    (i) it is fully amortizing to its Maturity Date (except that, if interest on such loan is calculated on an Actual/360 Basis and its Monthly Payment is calculated on a 30/360 Basis, there may be a remaining principal balance at maturity due solely to such difference, and except as otherwise provided in the definition of Interest Only EMD Loan);

    (ii) it bears interest until its Effective Maturity Date at its Initial Interest Rate;

    (iii) it bears interest on and after its Effective Maturity Date at its Revised Interest Rate, provided that payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate shall be deferred until the Maturity Date or such earlier date as principal is paid in full and such deferred interest shall bear interest at the Revised Rate (such accrued and deferred interest, and interest thereon, "Deferred Interest"); and

    (iv) on and after its Effective Maturity Date requires, in addition to its Monthly Payment, monthly prepayments of principal on each Due Date in an amount equal to all Excess Cash Flow for the preceding calendar month without payment of any Prepayment Charge.

    "Environmental Reserve Account" means for any Mortgage Loan a Reserve Account established to fund environmental remediation required by the loan documents.

    "Excess Cash Flow" means for any Mortgage Loan gross income less debt service, deposits to reserves, and capital and operating expenses approved by mortgagee.

    "Fee simple" means the owner of a subject property has entitlement to the entire interest in such property, with unconditional power of disposition.

    "FFE Account" means for any Mortgage Loan secured by a hotel property, a Reserve Account established to fund repair and replacement of furniture, fixtures and equipment. Unless otherwise specified in the related Loan Description, funds in an FFE Account are disbursed by mortgagee only (i) for repairs and replacements set forth in a capital budget approved by mortgagee and (ii) on receipt of evidence that such repairs and replacements are complete and have been paid for or will be paid for when such disbursement is made.

    "Financial Statements" means for any Mortgage Loan, unless otherwise specified in the related Loan Description, the following financial statements: (i) within 90 days after each fiscal year, annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to mortgagee, and (ii) within 20 days after each calendar month, the following items, certified by the chief financial officer or general partner of borrower to be accurate; (a) a report of occupancy or rent roll, including for hotel properties average daily room rate and franchise inspection reports, (b) monthly and year to date operating statements and (c) a calculation of Loan DSCR for the immediately preceding 12 month period.

    "First P&I Date" means the first Due Date on which the borrower is required to pay both principal and interest.

    "First Tier Lockbox" as defined under "Two-Tier Lockbox."

    "GLA" (Gross Leasable Area) means the total floor area of the subject property that is available for use by all tenants. This may include hallway, elevator bank and lobby areas.

    "Hard Lockbox" means for any Mortgage Loan not secured by hotel properties, a Lockbox as to which the related lockbox agreement requires the borrower to instruct tenants to deposit rents directly therein. For any Mortgage Loan secured by hotel properties, "Hard Lockbox" means a Lockbox as to which the related lockbox agreement requires the borrower to instruct all credit card companies and their related banks processing credit card receipts, and all commercial tenants, to deposit rents directly therein, but as to which other receipts from hotel guests are deposited in the same manner as for a Soft Lockbox.

    "Initial Interest Rate" means for any EMD Loan the rate at which such EMD Loan accrues interest from its origination until its Effective Maturity Date.

    "Initial Reserve Deposit" means for any Reserve Account, the amount deposited in such Reserve Account on the date such Reserve Account was established.

    "Insurance Account" means a Reserve Account established to fund insurance premiums for insurance policies required under the related loan documents. Unless otherwise specified in the related Loan Description, funds in an Insurance Account are disbursed directly by mortgagee to pay insurance premiums.

    "Insurance Requirements" means for any Mortgage Loan, unless otherwise specified in the related Loan Description, the following requirements applicable to the insurance policies maintained for the related Mortgaged
  Properties: (i) the claims paying ability of the insurer shall be rated at least "AA" or its equivalent by each Rating Agency, (ii) if the policy is a blanket policy it shall provide the same protection as would a separate policy, (iii) the policy shall name borrower as the insured and mortgagee as the additional insured, and in the case of property, boiler and machinery, flood and earthquake insurance, shall contain a standard New York non-contributing mortgagee clause providing that the loss thereunder shall be payable to mortgagee and (iv) the policy shall contain endorsements providing that (a) no act or negligence of borrower or of a tenant or other occupant shall affect the validity or enforceability of the insurance insofar as mortgagee is concerned and (b) the policy shall not be materially changed or canceled without at least 30 days written notice to mortgagee.

    "Interest Only EMD Loan" means an EMD Loan as to which until the Effective Maturity Date the Monthly Payment consists only of interest and no principal payment is due thereon, and on and after the Effective Maturity Date the Monthly Payment includes principal in an amount sufficient to fully amortize the loan by its Maturity Date.

    "Interest Rate" means for any Non-EMD Loan the rate at which such Mortgage Loan accrues interest.

    "Late Payment Fee" means for any Mortgage Loan the fee imposed on late payments of principal or interest.

    "Lease Approval Threshold" means for any Mortgage Loan, the size (in square feet) of the leased space above which a lease requires mortgagee approval.

    "Leasehold" means the interest in the subject property is a lease which defines the conditions and area for which the lease holder has rights to the subject property.

    "Letter of Credit" means an irrevocable, transferable, clean sight draft letter of credit conditioned only upon items approved by mortgagee in its sole discretion in favor of mortgagee issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if none of the foregoing are then issuing letters of credit, then issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agencies to a domestic commercial bank. If at any time the issuing bank shall cease to be an Approved Bank or shall cause the letter of credit not to renew when renewal is required by the related Mortgage Loan, mortgagee may draw the same and hold the proceeds in accordance with the provisions of the related Mortgage Loan unless borrower shall deliver a replacement Letter of Credit within 30 days after mortgagee delivers written notice to it that such bank shall have ceased to be an Approved Bank or by a date which is at least 15 days prior to the scheduled expiration date.

    "LIBOR" means the London Interbank Offered Rate for One Month U.S. Dollar Deposits.

    "Loan Default" means for any Mortgage Loan an event which constitutes an "Event of Default" under the loan documents for such Mortgage Loan.

    "Loan DSCR" means for any Mortgage Loan the debt service coverage ratio for such Mortgage Loan, calculated as provided in such Mortgage Loan.

    "Loan Description" means for any Mortgage Loan the description of such Mortgage Loan set forth in this Prospectus Supplement under the heading "Description of the Mortgaged Properties and Mortgage Loans--The [Name of Mortgage Loan]--The Loan."

    "Loan Per Square Foot/Unit" means for any Mortgage Loan (i) as of the Cut-Off Date, the Cut-Off Date principal balance of such Mortgage Loan divided by the number of square feet in the related Mortgaged Property or Properties (or in the case of hotel or multifamily properties the number of units (i.e., hotel rooms or apartments, regardless of the size of the unit)) and (ii) as of the Effective Maturity Date (in the case of an EMD Loan) or the Maturity Date (in the case of a Non-EMD Loan), the Effective Maturity Date Balance (in the case of an EMD Loan) or Maturity Date Balance (in the case of a Non-EMD Loan) divided by the number of square feet in the related Mortgaged Property or Properties (or in the case of hotel or multifamily properties by the number of units).

    "Loan to Value Ratio" or "LTV" means for any Mortgage Loan (i) as of the Cut-Off Date, the Cut-Off Date principal balance of such Mortgage Loan divided by the aggregate Value (based on the appraisal delivered or calculated value determined at origination) of the Mortgaged Property or related Mortgaged Properties and (ii) as of the Effective Maturity Date (in the case of an EMD Loan) or the Maturity Date (in the case of a Non-EMD
  Loan), the Effective Maturity Date Balance (in the case of an EMD Loan) or Maturity Date Balance (in the case of a Non-EMD Loan) divided by the aggregate Value (based on the appraisal delivered or calculated value determined at origination) of the Mortgaged Property or related Mortgaged Properties. There can be no assurance that the Value of any Mortgaged Property at the Effective Maturity Date or Maturity Date will not have changed from its Value at origination.

    "Lockbox" means for any Mortgage Loan a bank account established in the name of mortgagee as secured party of the borrower for the receipt of rents and other income from the related Mortgaged Properties.

    "Lockbox Bank" means for any Lockbox, the financial institution at which the Lockbox is established.

    "Lockbox Waterfall" means the priority in which the funds contained in a Lockbox (or in the case of a Two-Tier Lockbox, in the second tier lockbox) are applied in the absence of a Loan Default. Unless otherwise specified in the related Loan Description, the Lockbox Waterfall is as follows: (i) to the Tax Account, if any and Insurance Account, if any, (ii) to fund payment of the Monthly Payment, (iii) to fund the Required Repair Account, if any,
  (iv) to fund the Capital Expenditures Account, and/or FFE Account, if any,
  (v) to fund the Rollover Account, if any, (vi) for any EMD Loan that has reached its Effective Maturity Date, and any other Mortgage Loan that requires budget approval by mortgagee, to the payment of budgeted expenses and any other expenses approved by mortgagee, (vii) for any EMD Loan that has reached its Effective Maturity Date, to apply Excess Cash Flow to prepay such loan until paid in full, (viii) for any EMD Loan that has reached its Effective Maturity Date, to pay Deferred Interest, (ix) to pay any other amounts due under the Mortgage Loan, (x) for any Mortgage Loan with Mezzanine Debt, to pay such Mezzanine Debt, and (xi) provided no trade payables or other obligations are more than 60 days past due (unless contested in good faith in accordance with the terms of such Mortgage Loan), to the borrower.

    "Lockout Period" means for any Mortgage Loan the period, if any, set forth in such Mortgage Loan during which prepayment is prohibited.

    "LTM" means, with respect to any date, the last 12 months preceding such date.

    "Maturity Date" means for any Mortgage Loan the date set forth therein on which the entire remaining principal balance thereof and all other amounts due thereunder are due.

    "Maturity Date Balance" means for any Mortgage Loan, the principal balance that would be outstanding on its Maturity Date based on scheduled amortization, assuming that there are no prepayments or defaults.

    "Mezzanine Debt" means for any Mortgage Loan, debt of one or more direct or indirect owner(s) of the borrower thereunder which is secured by the direct or indirect ownership interests of such owner(s) in such borrower.

    "Monthly Insurance Deposit Amount" means for any Mortgage Loan, an amount equal to 1/12 of the insurance premiums that mortgagee estimates will be due for the renewal of the insurance policies required by the Mortgage Loan upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to such expiration.

    "Monthly Payment" means for any Mortgage Loan the scheduled monthly payment of interest and, if applicable, principal, due under such Mortgage Loan.

    "Monthly Reserve Deposit" means for any Reserve Account, the monthly deposit, if any, that is required to be made therein under the terms of the related Mortgage Loan.

    "Monthly Tax Deposit Amount" means for any Mortgage Loan, an amount equal to 1/12 of the real estate taxes that mortgagee estimates will be due in the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 10 days prior to their due dates.

    "Net Rentable Area" or "NRA" means the square footage (floor area) of the subject property that can be occupied by tenants, and upon which tenant rental income is based. This generally excludes common building areas as well as space devoted to heating and cooling systems and other equipment.

    "NOI" or "Net Operating Income" means, with respect to any Mortgaged Property or group of related Mortgaged Properties, for the year stated, the excess of the total revenue for such Mortgaged Property or Properties during the 12 calendar months ending at the indicated date less the total operating expenses of such Mortgaged Property or Properties incurred during such period.

    NOI and the revenues and expenses used to determine the NOI for each Mortgaged Property or group of Mortgaged Properties are derived from information furnished by the related borrowers. There can be no assurance that the components of net operating income for any Mortgaged Property or group of Mortgaged Properties (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property or group of related Mortgaged Properties. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

    "Non-Comparable Store" means, with respect to each regional mall for which mall store sales are shown, mall stores that are not "Comparable Stores" (sales information was not submitted by the related borrower for all annual periods considered).

    "Non-EMD Loan" means any Mortgage Loan that is not an EMD Loan.

    "Occupancy" or "OCC" means the percentage of SF/Units of the property that are leased as of the date indicated in the column with the heading "As of Date". Such percentage includes month to month tenants and tenants which have vacated their space but continue to make rental payments.

    "Occupancy Costs" means the sum of minimum rent, percentage rent, and tenant reimbursements divided by sales.

    "One-Tier Lockbox" means a Lockbox arrangement where a single Lockbox is used for both receipt of funds and application of such funds in the Lockbox Waterfall.

    "Original Principal Balance" means the principal balance of the Mortgage Loan at origination.

    "Prepayment Charge" means for any Mortgage Loan, a payment required to be made solely as a condition to the making of a prepayment, such as a prepayment premium or yield maintenance premium, including without limitation any Yield Maintenance Premium.

    "Prepayment Charge Period" means for any Mortgage Loan, the period during which the loan documents require payment of a Prepayment Charge.

    "psf" means per square foot.

    "Required Repair Account" means for any Mortgage Loan a Reserve Account established to fund specified repairs and replacements required by the loan documents. Unless otherwise specified in the related Loan Description, funds in a Required Repair Account are disbursed by mortgagee only (i) to pay for such specified repairs and replacements and (ii) upon receipt of evidence that such repairs and replacements are complete and have been paid for or will be paid for when such disbursement is made.

    "Reserve Account" means for any Mortgage Loan a reserve account established under the related loan documents and held by the mortgagee or its agent as security for the Mortgage Loan. Each Reserve Account is required to be applied (i) for the purposes for which such account was established and (ii) following a Loan Default, at mortgagee's option, either for such purposes or to make payments due under the Mortgage Loan.

    "Revised Interest Rate" means for any EMD Loan the increased rate at which such EMD Loan bears interest on and after its Effective Maturity Date, which is equal to its Initial Interest Rate plus 2%.

    "Rollover Account" means for any Mortgage Loan a Reserve Account established to fund tenant improvements and leasing commissions for the related Mortgaged Property or Mortgaged Properties. Unless otherwise specified in the related Loan Description, funds in a Rollover Account are disbursed by mortgagee only (i) to pay tenant improvements and leasing commissions set forth in a budget approved by mortgagee and (ii) upon receipt of evidence that any such tenant improvements are complete and have been paid for or will be paid for when such disbursement is made.

    "Sales per SF" means sales, based on the most recent sales data provided by the borrower to MSMC, for the previous applicable 12 month period, or if 12 months of sales data was not available, such sales data as was available, annualized.

    "Second Tier Lockbox" as defined in the definition of Two-Tier Lockbox.

    "SF/Units" means, in the case of office or retail properties, total square footage or GLA (as provided by the borrower), and in the case of multifamily properties and hotel properties, the number of apartment units and hotel rooms, respectively.

    "Soft Lockbox" means a Lockbox as to which rents and other income are not directly deposited therein by the payors, but are instead first collected by the related borrower or property manager, and are required to be deposited therein by such borrower or manager within a specified period generally 1-3 Business Days after collection.

    "Standard Approval Rights" means for any Mortgage Loan, the following approval rights:

    (i) as to leases, the right to approve the entering into and/or termination of all leases above the Lease Approval Threshold;

    (ii) as to alterations to the improvements on the Mortgaged Properties, either (i) for any Mortgage Loan as to which no Alteration Approval Threshold is specified in the related Loan Description, the right to approve any such alterations that may have a material adverse effect on borrower's financial condition, the value of the Mortgaged Properties or the net operating income thereof or (ii) in the case of any Mortgage Loan for which an Alteration Approval Threshold is specified in the related Loan Description, the right to approve any such alterations that are in excess of the Alteration Approval Threshold; provided, however, that, in the case of both of (i) and (ii), if the cost of such alterations is in excess of the Alteration Escrow Threshold, security for the amount of such excess must be provided to mortgagee; and

    (iii) as to budgets, for any EMD Loan, the right to approve each annual budget of the borrower commencing with the annual period in which the Effective Maturity Date occurs, for any Mortgage Loan as to which there is Mezzanine Debt, the right to approve each annual budget of the borrower as to which the lender under the Mezzanine Debt has approval rights (and to override any such approval or disapproval of the Mezzanine Lender), and in either case the right to approve any expense that is not budgeted for.

    "Substitution Conditions" means for any Mortgage Loan that permits substitution of another property for one or more Mortgaged Properties, the following conditions, among others: (i) no Loan Default, (ii) written confirmation from the Rating Agencies that the substitution will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates, (iii) the appraised value of the substitute property shall be not less than the greater of (x) the value, as determined by mortgagee, of the property being replaced as of the origination date of such Mortgage Loan and (y) such value immediately prior to substitution, (iv) the net operating income and Loan DSCR for the substitute property shall be greater than 125% of the net operating income and Loan DSCR of the property being replaced, (v) the net operating income of the substitute property for the 3 most recent years (or such shorter period for which borrower, acting diligently, can obtain information) must not show a downward trend, (vi) certification by borrower that the representations and warranties set forth in the loan documents are true as to the substitute property on the date of substitution, (vii) delivery and recordation of security documents, title insurance and evidence of property insurance for the substitute property,
  (viii) delivery of satisfactory environmental and engineering reports (and escrowing of funds equal to 125% of the cost of completing any remediation or repair required by such reports), (ix) delivery of certain legal opinions and certain tenant estoppels and (x) conveyance of the property being replaced to an entity other than the borrower.

    "Substitution Period" means for any Mortgage Loan that permits substitution of Mortgaged Properties, the period during which substitution is permitted.

    "Successor Borrower" means in connection with a Defeasance, a single purpose bankruptcy remote entity reasonably approved by mortgagee.

    "Tax Account" means a Reserve Account established to fund real estate taxes. Unless otherwise specified in the related Loan Description, funds in a Tax Account are disbursed directly by mortgagee to pay real estate taxes.

    "Total (or Gross) Potential Rent" means the sum of the base rents collectible by the owner of the subject property, as stated in the lease agreements of the tenants which have a lease obligation to the owner on the "As of Date", in addition to the rental income which may have been collectible for the vacant space of the subject property were it to have leased. The Potential Rent of the vacant space is calculated as the product of the unleased square footage, and either the average rent paid by tenants currently under lease, or average market rent for comparable space in the vicinity of the subject.

    "Total Revenue" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the historical year stated, total revenue generated at such Mortgaged Property or Properties during the 12 calendar months ending at the indicated date.

    "Treasury Rate" means for any EMD Loan the yield calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Effective Maturity Date to the Maturity Date, as determined by mortgagee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates, or other recognized source.

    "Two-Tier Lockbox" means a 2 Lockbox arrangement where one Lockbox (the "First-Tier Lockbox") is used for receipt of funds, and all funds therein are swept within a specified period after receipt therein into a second lockbox (the "Second-Tier Lockbox") where such funds are applied in the Lockbox Waterfall.

    "Underwritable Cash Flow" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means NOI (as determined by MSMC) for a 12 month period based upon the following assumptions:

    (a) Revenue: In calculating Underwritable Cash Flow, revenue was generally determined by using the annual rental income as reflected in the most recent rent rolls (January or February 1998 rent rolls for the majority of Mortgaged Properties) provided by the related borrower, or, in the case of hotels, revenue for the prior 12-month period ended January 31, 1998. In the case of the Charlestowne Mall Property, Underwritable Cash Flow includes rental income from the Regal Cinema planned for construction, and also includes rental income from the JC Penney and Carson Pirie Scott leases. The JC Penney lease may be terminated by the Charlestowne Mall Borrower in order to deed the related premises to Van Maur, Inc., and the Carson Pirie Scott lease may be terminated by Carson Pirie Scott which has an option to purchase a portion of its premises. The Underwritable Cash Flow for the West Town Mall Property and the Quail Springs Mall Property includes rental income from the Regal Cinema and the AMC Theatre being constructed at the West Town Mall Property and Quail Springs Mall Property, respectively.

    (b) Management Fees: Management fees used in the calculation of Underwritable Cash Flow are generally as follows, except as listed on the chart below: 2.5% of total departmental revenues for hotels; 3.5% of effective gross income for multifamily properties; 5.0% of base rent plus percentage rent for retail properties; and 3.0% of effective gross income for office and industrial properties.

    (c) Capital Reserves: Annual reserves assumed in calculating Underwritable Cash Flow are as follows, except as listed on the chart below: 4.5% of total departmental revenues for the Hotel Del Coronado Property; $250/unit for multifamily properties $0.15/sf for retail properties; $0.15/sf for office and industrial properties.

    (d) Rollover Expenses: Annual expenses of tenant rollover (i.e., tenant improvements ("TI") and leasing commissions ("LC")) assumptions used in calculating Underwritable Cash Flow are generally as follows:

                                                                                TENANT
                                                                             IMPROVEMENTS
                                                                         --------------------
                                  BASE RENT
                                     PER       AVG. LEASE     RENEWAL        NEW     RENEWAL
                                 SQUARE FOOT   TERM (YRS)   PROBABILITY    TENANT     TENANT
                                ------------- ------------ ------------- ---------- ---------
CenterAmerica Pool ............   $  6.39            5         65%        $  5.00   $  0.00
Wells Fargo Tower .............   $ 18.55           10         75%        $ 30.00   $ 10.00
West Town Mall ................   $ 26.32           10         65%        $ 15.00   $  5.00
Glenborough Pool ..............   $ 12.16         5-10         65%        $ 5-$10   $  0-$5
Charlestowne Mall .............   $ 23.01           10         65%        $ 15.00   $  5.00
Ramco-Gershenson Pool .........   $  6.23            5         65%        $  3.50   $  0.00
Courthouse Plaza ..............   $ 24.67            7         70%        $ 15.00   $  5.00
Quail Springs Mall ............   $ 18.39           10         65%        $ 15.00   $  5.00

                                       LEASING
                                     COMMISSIONS
                                ---------------------
                                    NEW      RENEWAL   MANAGEMENT   CAPITAL
                                  TENANT     TENANT       FEES      RESERVES
                                ---------- ---------- ------------ ---------
CenterAmerica Pool ............   $ 2.00     $ 0.00            4%   $ 0.15
Wells Fargo Tower .............        4%         2%           3%   $ 0.15
West Town Mall ................   $ 2.50     $ 1.25            4%   $ 0.15
Glenborough Pool ..............        4%         2%     3.0-3.5%   $ 0.15
Charlestowne Mall .............   $ 2.50     $ 1.50            4%   $ 0.15
Ramco-Gershenson Pool .........   $ 1.50     $ 1.20            4%   $ 0.15
Courthouse Plaza ..............        4%         2%           3%   $ 0.15
Quail Springs Mall ............   $ 2.50     $ 1.50            5%   $ 0.15

    (e) Occupancy: In calculating Underwritable Cash Flow, adjustments were made to total base rents to reflect maximum occupancies generally as the lower of actual or 95% for retail, office, industrial, and multifamily properties and 85% for hotel properties.

    (f) Real Estate Taxes: In calculating Underwritable Cash Flow, historical 1997 real estate tax expense as provided by the borrower was generally used, unless the historical 1996 expenses exceeded the historical 1997 expenses, in which case the average of the 1996 and 1997 real estate tax expenses was used.
    (g) Expenses: In calculating expenses, historical 1997 expenses based on operating statements provided by the related borrower were generally subject to the adjustments described above, and to the following exceptions: interest expense and non-recurring extraordinary expenses, to the extent determinable, were excluded; depreciation and amortization were removed from operating expense categories.

    Underwritable Cash Flow for the Courthouse Plaza I Property does not deduct ground rent payable by the Courthouse Plaza I Borrower as an expense. Minimum ground rent of $50,000 is payable annually under the Courthouse Plaza I Ground Lease.

    The management fees and reserves used in calculating Underwritable Cash Flow differ in many cases from the management fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritable Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Underwritable Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used in determining Underwritable Cash Flow.

    Underwritable Cash Flow reflects the calculations and assumptions used by MSMC and may or may not reflect the amounts calculated and used by the Rating Agencies for their own analysis. Underwritable Cash Flow and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with GAAP as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

    Leasing costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of leasing costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.

    No representation is made as to the future net cash flows of the properties, nor is Underwritable Cash Flow set forth herein intended to represent such future net cash flow.

    "Underwritable NOI" means the Net Operating Income (as defined by MSMC) for a twelve month period, generally LTM (last twelve months), with respect to a Mortgaged Property, or group of related Mortgaged Properties, and is defined as the excess of the Total Gross Income or Revenue less the Operating Expenses incurred for such period. No effect is given to deductions for debt service, depreciation, amortization, capital expenditures, tenant improvements, leasing commissions, reserves or interest income in the calculation of Underwritable NOI. In the case of the Charlestowne Mall Property, Underwritable NOI includes rental income from the Regal Cinema planned for construction, and also includes rental income from the JC Penney and Carson Pirie Scott leases. The JC Penney lease may be terminated by the Charlestowne Mall Borrower in order to deed the related premises to Van Maur, Inc., and the Carson Pirie Scott lease may be terminated by Carson Pirie Scott, which has an option to purchase an portion of its premises. The Underwritable NOI for the West Town Mall Property and the Quail Springs Mall Property includes rental income from the Regal Cinema and the AMC Theatre being constructed at the West Town Mall Property and Quail Springs Mall Property, respectively.

    Underwritable NOI for the Courthouse Plaza I Property does not deduct ground rent payable by the Courthouse Plaza I Borrower as an expense. Minimum ground rent of $50,000 is payable annually under the Courthouse Plaza I Ground Lease.

    "U.S. Obligations" means direct, noncallable, obligations of the United States or of an instrumentality of the United States, so long as such obligations are backed by the full faith and credit of the United States.

    "Value" means, for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by the appraisal thereof reviewed in connection with the origination or purchase of the related Mortgage Loan or in the case of the Quail Springs Mall Property, based on Underwritable NOI of $6,873,808 and an 8.5% capitalization rate, and in the case of the CenterAmerica Pool Properties, based on Underwritable NOI of $25,277,026 and a 9.5% capitalization rate. "Total Value" is the aggregate value for all of the Mortgaged Properties.

    "Yield Maintenance Premium" means for any Mortgage Loan, a Prepayment Charge equal to the present value of the Calculated Payments to the Effective Maturity Date (in the case of an EMD Loan) or the Maturity Date (in the case of a Non-EMD Loan), determined by discounting such payments at the Discount Rate. "Calculated Payments" are the monthly payments of interest only that would be due on the principal being prepaid at a rate equal to the positive excess of (i) the Initial Interest Rate (in the case of an EMD Loan) or the Interest Rate (in the case of a Non-EMD Loan) over

  (ii) the Yield Maintenance Treasury Rate. "Yield Maintenance Treasury Rate" means the yield calculated by linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates, for the week ending prior to the date of prepayment, of U.S. Treasury constant maturities with maturity dates (1 longer and 1 shorter) most nearly approximating the Effective Maturity Date (in the case of an EMD Loan) or the Maturity Date (in the case of a Non-EMD Loan). "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually.


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans have Due Dates that occur on the first day of each month; provided that, if such day is not a business day, payment may be made on the next business day. The Magellan Apartment Pool Loan has a grace period of 5 calendar days from the due date for payment of principal and interest. The Charlestowne Mall Loan and CenterAmerica Pool Loan provide the lender under the related Mezzanine Loan a 2 business day period after notice to cure any payment default. The Courthouse Plaza I Loan provides the ground lessor of the Courthouse Plaza I Property a cure period of up to 8 months to cure payment defaults under the Courthouse Plaza I Loan. As of the Cut-Off Date, the Mortgage Loans had the following characteristics:

Aggregate Principal Balance .............................................. $925,848,151
Lowest Mortgage Loan Principal Balance ................................... $45,000,000
Highest Mortgage Loan Principal Balance .................................. $164,947,035
Average Mortgage Loan Principal Balance .................................. $84,168,014
Range of Remaining Terms to Effective Maturity Date/Maturity ............. 81 to 120 months
Weighted Average Remaining Term to Effective Maturity Date/Maturity ...... 109 months
Range of Mortgage Rates per annum ........................................ 6.67% to 7.73%
Weighted Average Mortgage Rate ...........................................     7.02%
Range of Cut-Off Date Loan-to-Appraised Value ("LTV") Ratios ............. 47.5% to 79.3%
Weighted Average Cut-Off Date LTV Ratios .................................     58.4%
Range of Debt Service Coverage Ratios .................................... 1.34x to 2.71x
Weighted Average Debt Service Coverage Ratio .............................     1.90x

  The following table sets forth certain general information regarding the prepayment terms of the Mortgage Loans.


                        PREPAYMENT AND DEFEASANCE TERMS

                                                                                          PREPAYMENT FEE/
                                                                       DEFEASANCE        YIELD MAINTENANCE
        MORTGAGE LOAN           LOAN TYPE     LOCKOUT PERIOD TO           TERM                TERM(1)
----------------------------   -----------   -------------------   ------------------   ------------------
Hotel Del Coronado .........   EMD           January 1, 2008,      From 2 years         N/A
                                             its EMD               after Closing
                                                                   Date to EMD

CenterAmerica Pool .........   EMD           June 1, 2008,         From 2 years         N/A
                                             its EMD               after Closing
                                                                   Date to EMD
Wells Fargo Office
 Tower .....................   EMD           April 30, 2005,       From 2 years         N/A
                                             its EMD               after Closing
                                                                   Date to EMD
West Town Mall .............   Interest      November 1,           From October 17,     N/A
                               only          2007; 180 days        2000 to
                               EMD           prior to its          November 1,
                                             EMD                   2007
Magellan Apartment
 Pool ......................   EMD           August 1, 2007;       From 2 years         N/A
                                             3 months prior        after Closing
                                             to its EMD            Date to
                                                                   EMD

                                                                                      PREPAYMENT FEE/
                                                                     DEFEASANCE      YIELD MAINTENANCE
        MORTGAGE LOAN           LOAN TYPE     LOCKOUT PERIOD TO         TERM              TERM(1)
----------------------------   -----------   -------------------   --------------   -------------------
Glenborough Pool ...........   EMD           September 11,         N/A              September 12,
                                             2000                                   2000 to October 1,
                                                                                    2007, its EMD

EQR Apartment Pool .........   Interest      January 1, 2008,      From 2 years     N/A
                               Only          3 months prior        after Closing
                               EMD           to its EMD            Date to EMD
Charlestowne Mall ..........   EMD           December 1,           From 2 years     N/A
                                             2004, 3 months        after Closing
                                             prior to its          Date to EMD
                                             EMD
Ramco-Gershenson
 Pool ......................   EMD           September 1,          From 2 years     N/A
                                             2007,                 after Closing
                                             3 months prior        Date to EMD
                                             to its EMD
Courthouse Plaza I .........   EMD           October 1, 2007,      From 3 years     N/A
                                             3 months prior        after Closing
                                             to its EMD            Date to EMD
Quail Springs Mall .........   EMD           February 1,           From 2 years     N/A
                                             2008, 120 days        after Closing
                                             prior to its EMD      Date to EMD

--------
(1) All Mortgage Loans require payment of a Prepayment Charge if paid prior to the end of their Lockout Period as a result of a Loan Default.

(2) A more complete description of the prepayment or yield maintenance premium provisions for each Mortgage Loan is contained in the descriptions of each Mortgage Loan set forth under "Description of the Mortgaged Properties and Mortgage Loans" herein. A definition of the term 11 Yield Maintenance Premium ii is set forth under "Mortgage Pool Characteristics--Certain Mortgage Loan Definitions."


     All of the Mortgage Loans provide for prepayment thereof in certain circumstances following the occurrence of a casualty or condemnation. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. The Glenborough Pool Loan does not expressly require that prepayments be made on a Due Date. Other Mortgage Loans permit prepayments in connection with a casualty or condemnation. Accordingly, if such loans are prepaid on a date other than a regularly scheduled due date, prepayment interest shortfalls may result.

     The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Originators or MSMC by the respective borrowers, other than assumptions or projections used in calculating such statistics, which were determined by the Depositor. Some of the calculations of the statistics in the tables were not made with adjustments which would be required under generally accepted accounting principles ("GAAP").

                         MORTGAGE LOAN CHARACTERISTICS

                                                                              ORIGINAL
                                                                              TERM TO
                                      ORIGINAL                 ORIGINAL      EFFECTIVE
                        NUMBER OF    PRINCIPAL    MORTGAGE   AMORTIZATION     MATURITY
      LOAN NAME        PROPERTIES     BALANCE       RATE         TERM       DATE (MOS.)
--------------------- ------------ ------------- ---------- -------------- -------------
Hotel Del
 Coronado ...........       1       166,000,000     6.900%       300            120
CenterAmerica
 Portfolio ..........      44       163,000,000     6.670%       360            120
Wells Fargo Tower....       1       144,000,000     7.170%       300             84
West Town Mall ......       1        76,000,000     6.900%         (2)          126
Magellan
 Apartment
 Portfolio ..........      11        75,500,000     7.280%       360            120
Glenborough Realty
 Trust ..............      10        60,000,000     7.500%       300            120
EQR Apartment
 Portfolio ..........       5        50,000,000     6.790%         (2)          120
Charlestowne Mall....       1        50,000,000     7.730%       360             84
Ramco Portfolio .....       7        50,000,000     6.830%       360            120
Courthouse Plaza I...       1        48,900,000     7.190%       360            120
Quail Springs Mall...       1        45,000,000     6.820%       360            120
                           --       -----------     -----        ----           ---
TOTAL/WEIGHTED
 AVERAGE ............      83       928,400,000     7.017%       332            113
                           ==       ===========     =====        ====           ===

                                                                                        PRINCIPAL
                                                                                        BALANCE AT
                        REMAINING                                         PERCENT OF    EFFECTIVE
                         TERM TO                              CUT-OFF       CUT-OFF      MATURITY
                        EFFECTIVE    EFFECTIVE                  DATE         DATE        DATE OR                        ANNUAL
                         MATURITY     MATURITY    STATED     PRINCIPAL     PRINCIPAL     MATURITY       APPRAISED        DEBT
      LOAN NAME        DATE (MOS.)      DATE     MATURITY   BALANCE ($)     BALANCE        DATE         VALUE (3)       SERVICE
--------------------- ------------- ----------- ---------- ------------- ------------ ------------- ---------------- ------------
Hotel Del
 Coronado ...........      115      01/01/08    01/01/23    164,947,035       17.8%    130,163,932     330,000,000    13,952,222
CenterAmerica
 Portfolio ..........      120      06/01/08    06/01/28    163,000,000       17.6%    140,921,222     266,073,957    12,582,738
Wells Fargo Tower....       83      04/30/05    04/30/23    143,855,648       15.5%    126,516,032     235,000,000    12,401,179
West Town Mall ......      119      05/01/08    05/01/28     76,000,000        8.2%     76,000,000     160,000,000     5,244,000
Magellan
 Apartment
 Portfolio ..........      113      11/01/07    11/01/27     75,113,551        8.1%     66,308,919      94,775,000     6,198,963
Glenborough Realty
 Trust ..............      112      10/01/07    10/01/22     59,465,982        6.4%     48,701,064     115,900,000     5,320,736
EQR Apartment
 Portfolio ..........      118      04/01/08    04/01/28     50,000,000        5.4%     50,000,000     100,650,000     3,442,153
Charlestowne Mall....       81      03/01/05    03/01/28     50,000,000        5.4%     46,730,265      86,600,000     4,290,184
Ramco Portfolio .....      114      12/01/07    12/01/27     49,761,281        5.4%     43,401,346      77,000,000     3,923,549
Courthouse Plaza I...      115      01/01/08    01/01/28     48,704,653        5.3%     42,147,916      69,100,000     3,979,158
Quail Springs Mall...      120      06/01/08    06/01/28     45,000,000        4.9%     39,064,080      85,457,518     3,527,593
                           ---      --------    --------    -----------      -----     -----------     -----------    ----------
TOTAL/WEIGHTED
 AVERAGE ............      109                              925,848,151      100.0%    809,954,776   1,620,556,475    74,862,475
                           ===                              ===========      =====     ===========   =============    ==========

                                                           EFFECTIVE
                       UNDERWRITABLE             CUT-OFF   MATURITY
                            CASH                   DATE      DATE
      LOAN NAME             FLOW         DSCR      LTV        LTV
--------------------- --------------- --------- --------- ----------
Hotel Del
 Coronado ...........    28,728,037       2.06     50.0%      39.4%
CenterAmerica
 Portfolio ..........    23,348,985       1.86     61.3%      53.0%
Wells Fargo Tower....    20,276,676       1.64     61.2%      53.8%
West Town Mall ......    14,192,113       2.71     47.5%      47.5%
Magellan
 Apartment
 Portfolio ..........     8,332,513       1.34     79.3%      70.0%
Glenborough Realty
 Trust ..............    10,254,024       1.93     51.3%      42.0%
EQR Apartment
 Portfolio ..........     7,855,798       2.28     49.7%      49.7%
Charlestowne Mall....     7,306,601       1.70     57.7%      54.0%
Ramco Portfolio .....     7,846,323       2.00     64.6%      56.4%
Courthouse Plaza I...     5,910,161       1.49     70.5%      61.0%
Quail Springs Mall...     6,873,808       1.95     52.7%      45.7%
                         ----------       ----     ----       ----
TOTAL/WEIGHTED
 AVERAGE ............   140,925,038       1.90     58.4%      51.0%
                        ===========       ====     ====       ====

-------
(1)   Cut-Off Date is June 1, 1998.
(2) Interest only to Effective Maturity Date; 240 month amortization schedule thereafter.

(3) "Appraised Value" for the CenterAmerica Pool Properties was determined by applying a 9.5% capitalization rate to Underwritable NOI and "Appraised Value" for the Quail Springs Mall Property was determined by applying an 8.5% capitalization rate to Underwritable NOI.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                    [PIE CHART]

                        LOAN AMOUNT ALLOCATION (IN $MM)

                      PERCENT OF
                        CUT-OFF       CUT-OFF
                         DATE          DATE
                       PRINCIPAL     PRINCIPAL
      LOAN NAME         BALANCE       BALANCE
------------------- -------------   -------------

Hotel Del Coronado ..     17.8%       $164.9
CenterAmerica Pool...     17.6%       $163.0
Wells Fargo Tower....     15.5%       $143.9
West Town Mall ......      8.2%       $76.0
Magellan Apartment
 Pool................      8.1%       $75.1
Glenborough Pool.....      6.4%       $59.5
Ramco-Gershenson Pool      5.4%       $49.8
EQR Apartment Pool...      5.4%       $50.0
Charlestowne Mall....      5.4%       $50.0
Courthouse Plaza I...      5.3%       $48.7
Quail Springs Mall...      4.9%       $45.0


                       MORTGAGED PROPERTIES BY LOCATION

                                    CUT-OFF     PERCENTAGE OF
                                      DATE       CUT-OFF DATE
                      NUMBER OF    ALLOCATED      ALLOCATED     UNDERWRITTEN
       STATE         PROPERTIES   LOAN AMOUNT    LOAN AMOUNT      CASH FLOW
------------------- ------------ ------------- --------------- --------------
California ........       9       365,433,925        39.5%       55,896,061
Texas .............      44       163,000,000        17.6%       23,348,985
Tennessee .........       3        88,115,877         9.5%       16,108,610
Illinois ..........       2        58,568,677         6.3%        8,658,671
Virginia ..........       2        53,759,262         5.8%        6,962,169
Oklahoma ..........       1        45,000,000         4.9%        6,873,808
Wisconsin .........       4        40,897,591         4.4%        6,417,096
Arizona ...........       6        39,493,623         4.3%        4,734,947
Minnesota .........       2        24,333,783         2.6%        4,146,813
Massachusetts .....       3        13,280,736         1.4%        2,228,560
South Carolina ....       1         8,476,337         0.9%        1,330,935
Ohio ..............       1         7,314,908         0.8%        1,172,694
North Carolina ....       1         6,116,657         0.7%          950,023
Missouri ..........       2         5,153,718         0.6%          914,882
Florida ...........       1         4,261,729         0.5%          764,302
Michigan ..........       1         2,641,329         0.3%          416,481
                         --       -----------       -----        ----------
Total/Weighted
 Average ..........      83       925,848,151       100.0%      140,925,038
                         ==       ===========       =====       ===========



                      PERCENTAGE                     PERCENTAGE   WEIGHTED
                       OF TOTAL                       OF TOTAL     AVERAGE   WEIGHTED
                     UNDERWRITTEN      APPRAISED      APPRAISED    CUT-OFF   AVERAGE
       STATE           CASH FLOW         VALUE          VALUE     DATE LTV     DSCR
------------------- -------------- ---------------- ------------ ---------- ---------
California ........       39.7%       648,050,000        40.0%       57.8%      1.81
Texas .............       16.6%       266,073,957        16.4%       61.3%      1.86
Tennessee .........       11.4%       180,400,000        11.1%       49.9%      2.61
Illinois ..........        6.1%       105,200,000         6.5%       56.6%      1.79
Virginia ..........        4.9%        78,850,000         4.9%       68.7%      1.53
Oklahoma ..........        4.9%        85,457,518         5.3%       52.7%      1.95
Wisconsin .........        4.6%        72,050,000         4.4%       54.5%      2.19
Arizona ...........        3.4%        52,425,000         3.2%       75.0%      1.43
Minnesota .........        2.9%        50,100,000         3.1%       50.4%      2.13
Massachusetts .....        1.6%        25,900,000         1.6%       51.3%      1.93
South Carolina ....        0.9%        13,000,000         0.8%       64.6%      2.00
Ohio ..............        0.8%        11,200,000         0.7%       64.6%      2.00
North Carolina ....        0.7%         9,700,000         0.6%       64.6%      2.00
Missouri ..........        0.6%        10,050,000         0.6%       51.3%      1.93
Florida ...........        0.5%         8,700,000         0.5%       51.3%      1.93
Michigan ..........        0.3%         3,400,000         0.2%       64.6%      2.00
                         -----        -----------       -----        ----       ----
Total/Weighted
 Average ..........      100.0%     1,620,556,475       100.0%       58.4%      1.90
                         =====      =============       =====        ====       ====

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                           [MAP OF UNITED STATES]


                                    CUT-OFF     PERCENTAGE OF
                                      DATE       CUT-OFF DATE
                      NUMBER OF    ALLOCATED      ALLOCATED
       STATE         PROPERTIES   LOAN AMOUNT    LOAN AMOUNT
------------------- ------------ ------------- ---------------
California ........       9      $365,433,925        39.5%
Texas .............      44       163,000,000        17.6%
Tennessee .........       3        88,115,877         9.5%
Illinois ..........       2        58,568,677         6.3%
Virginia ..........       2        53,759,262         5.8%
Oklahoma ..........       1        45,000,000         4.9%
Wisconsin .........       4        40,897,591         4.4%
Arizona ...........       6        39,493,623         4.3%
Minnesota .........       2        24,333,783         2.6%
Massachusetts .....       3        13,280,736         1.4%
South Carolina            1         8,476,337         0.9%
Ohio ..............       1         7,314,908         0.8%
North Carolina            1         6,116,657         0.7%
Missouri ..........       2         5,153,718         0.6%
Florida ...........       1         4,261,729         0.5%
Michigan ..........       1         2,641,329         0.3%

              RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE

                                                                   PERCENTAGE OF     WEIGHTED                    WEIGHTED
                                                  CUT-OFF DATE      CUT-OFF DATE      AVERAGE     WEIGHTED       AVERAGE
                                    NUMBER OF       PRINCIPAL        PRINCIPAL       MORTGAGE      AVERAGE     CUT-OFF DATE
LOAN TO VALUE RATIO                   LOANS          BALANCE          BALANCE          RATE         DSCR           LTV
--------------------------------   -----------   --------------   ---------------   ----------   ----------   -------------
40%-50% ........................         3       290,947,035            31.4%          6.881%        2.27          49.3%
50%-60% ........................         3       154,465,982            16.7%          7.376%        1.86          53.8%
60%-70% ........................         3       356,616,930            38.5%          6.894%        1.79          61.7%
70%-80% ........................         2       123,818,204            13.4%          7.245%        1.40          75.8%
                                         -       -----------           -----           -----         ----          ----
Total/Weighted Average .........        11       925,848,151           100.0%          7.017%        1.90          58.4%
                                        ==       ===========           =====           =====         ====          ====

        RANGE OF LOAN-TO-VALUE RATIOS AS OF THE EFFECTIVE MATURITY DATE

                                                                                                                 WEIGHTED
                                                                   PERCENTAGE OF     WEIGHTED                     AVERAGE
                                                  CUT-OFF DATE      CUT-OFF DATE      AVERAGE     WEIGHTED       EFFECTIVE
                                    NUMBER OF       PRINCIPAL        PRINCIPAL       MORTGAGE      AVERAGE     MATURITY DATE
LOAN TO VALUE RATIO                   LOANS          BALANCE          BALANCE          RATE         DSCR            LTV
--------------------------------   -----------   --------------   ---------------   ----------   ----------   --------------
35%-50% ........................         5       395,413,017            42.7%          6.967%        2.18           43.4%
50%-60% ........................         4       406,616,930            43.9%          6.997%        1.78           53.8%
60%-70% ........................         2       123,818,204            13.4%          7.245%        1.40           66.4%
                                         -       -----------           -----           -----         ----           ----
Total/Weighted Average .........        11       925,848,151           100.0%          7.017%        1.90           51.0%
                                        ==       ===========           =====           =====         ====           ====

                 MORTGAGED PROPERTIES BY PRIMARY PROPERTY TYPE

                                                                                   PERCENTAGE
                                                                    CUT-OFF        OF CUT-OFF
                                      NUMBER       PERCENTAGE         DATE            DATE
                                        OF          OF TOTAL       ALLOCATED       ALLOCATED                        APPRAISED
PROPERTY TYPE                       PROPERTIES     PROPERTIES     LOAN AMOUNT     LOAN AMOUNT      SF/UNITS           VALUE
--------------------------------   ------------   ------------   -------------   -------------   ------------   ----------------
Office .........................         7              8.4%      231,411,410         25.0%        2,363,512       379,550,000
Retail .........................        51             61.4%      212,761,281         23.0%        6,176,627       343,073,957
Regional Mall ..................         3              3.6%      171,000,000         18.5%        1,930,870       332,057,518
Hotel ..........................         1              1.2%      164,947,035         17.8%              692       330,000,000
Multifamily ....................        17             20.5%      131,159,259         14.2%            3,865       207,125,000
Flex/Industrial ................         4              4.8%       14,569,166          1.6%          459,019        28,750,000
                                        --            -----       -----------        -----         ---------       -----------
Total/Weighted Average .........        83            100.0%      925,848,151        100.0%       10,934,585     1,620,556,475
                                        ==            =====       ===========        =====        ==========     =============


                                CUT-OFF
                                  DATE                                                    PERCENTAGE
                               ALLOCATED        1997                                       OF TOTAL     WEIGHTED   WEIGHTED
                              LOAN AMOUNT      TOTAL          1997      UNDERWRITABLE   UNDERWRITABLE    AVERAGE   AVERAGE
PROPERTY TYPE                   PSF/UNIT      REVENUE         NOI         CASH FLOW       CASH FLOW        LTV       DSCR
---------------------------- ------------- ------------- ------------- --------------- --------------- ---------- ---------
Office .....................        97.91    61,289,816    37,807,970     32,867,762         23.3%         61.5%      1.65
Retail .....................        34.45    45,158,278    34,439,297     31,195,307         22.1%         62.0%      1.89
Regional Mall ..............        88.52    37,486,448    25,308,538     28,372,522         20.1%         51.9%      2.21
Hotel ......................   238,362.77    89,489,392    33,818,866     28,728,037         20.4%         50.0%      2.06
Multifamily ................    33,935.13    30,363,519    16,862,134     17,173,045         12.2%         66.7%      1.73
Flex/Industrial ............        31.74     4,330,654     3,155,800      2,588,365          1.8%         51.3%      1.93
                               ----------    ----------    ----------     ----------        -----          ----       ----
Total/Weighted Average .....                268,118,107   151,392,605    140,925,038        100.0%         58.4%      1.90
                                            ===========   ===========    ===========        =====          ====       ====

UNDERWRITING STANDARDS

     General. The underwriting standards utilized in connection with the origination or purchase of the Mortgage Loans addressed, with respect to each Mortgaged Property, property valuations and property financial performance, environmental conditions and physical conditions, as described below.

     Appraisals and Market Studies. An appraisal of each of the Mortgaged Properties was performed except for the CenterAmerica Pool Properties and the Quail Springs Mall Property. Market Studies were performed for each of the CenterAmerica Pool Properties and the Quail Springs Mall Property. The appraisals, which were performed by independent MAI appraisers determined that, with respect to each Mortgage Loan, at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of such Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. The market studies were also performed by independent MAI appraisers; however while a marketability study does give an opinion of value, the market studies do not. LTV figures herein for the CenterAmerica Pool Loan and the Quail Springs Mall Loan are based on a 9.5% capitalization rate and an 8.5% capitalization rate, respectively, on Underwritable NOI. See "Risk Factors--The Mortgage Loans--Limitations or Lack of Appraisals" herein. Information regarding the value of each Mortgaged Property as of the Cut-Off Date presented under "--Certain Characteristics of the Mortgage Loans" above is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

     Operating Statements, Financial Data, Occupancy Statements. In connection with the origination of the Mortgage Loans, the related Originator or MSMC reviewed historical operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by borrowers and, with respect to the Mortgage Loans secured by office properties and retail properties, certain major tenant leases.

     Environmental Assessments. As part of the origination, all of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last 2 years. Additionally, all borrowers were required to provide certain environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified on the Mortgaged Properties, see "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

     Property Condition Assessments. Inspections of the Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports of the inspecting engineers (the "Property Condition Reports") indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to the related Mortgaged Property, as well as the estimated cost of such items and improvements. In each instance, the related Originator or MSMC either determined that such items and improvements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in some instances, that reserves be established to cover the related costs. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for descriptions of the reserves or other security provided for deferred maintenance and capital improvements related to each Mortgaged Property.

     There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties. See "Risk Factors--The Mortgage Loans--Costs of Compliance with Americans with Disabilities Act."

     Zoning and Building Code Compliance. Each of the borrowers has, under its related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated and/or provided a legal opinion, a title insurance policy endorsement and/or other evidence, to the effect that the use and operation of the related Mortgaged Properties are in compliance in all material respects with applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. See "Risk Factors--The Mortgage Loans--Zoning Compliance; Inspections."

     Property Management. The manager for each Mortgaged Property was approved by MSMC in connection with the origination or purchase of the related Mortgage Loan. Generally, a manager is responsible for responding to changes in the local market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Upon the occurrence of certain events specified in each Mortgage Loan, the related management agreement is terminable by the Master Servicer or terminates unless the Master Servicer otherwise elects. For a discussion of the management contracts and the Master Servicer's rights thereunder, see "Description of the Mortgaged Properties and the Mortgage Loans" herein. Neither the Master Servicer nor the Special Servicer manages any of the Mortgaged Properties and they are not expected to manage any REO Properties (as defined herein).


ADDITIONAL INFORMATION


     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

     The insert between pages S-74 and S-75 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Hotel Del Coronado
          Photographs
              1. Hotel Del Coronado
              2. Lobby
              3. The Ballroom
              4. Hotel Del Coronado

     Reverse of Page
          Legend: Hotel Del Coronado
          1. Site Plan of Hotel Del Coronado
          2. Map of Western U.S. showing location of Hotel Del Coronado

        DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS


HOTEL DEL CORONADO: THE BORROWER; THE PROPERTY

     The Loan. The Hotel Del Coronado Loan was originated by Secore and acquired by MSMC on December 2, 1997. The Hotel Del Coronado Loan had an original principal balance of $166,000,000 and has a Cut-Off Date Principal Balance of approximately $164,947,035. It is secured by a Mortgage (the "Hotel Del Coronado Mortgage") executed and delivered by the Hotel Del Coronado Borrower encumbering a first-class luxury destination hotel known as Hotel Del Coronado, located in Coronado, California (the "Hotel Del Coronado Property"), and a security agreement (the "Hotel Del Coronado Security Agreement") executed and delivered by the Hotel Del Coronado Operating Lessee (defined below) pledging the personal property relating to the Hotel Del Coronado Property.

     The Borrower, the Operating Lessee and the Licensor. L-O Coronado Holding II, Inc. (the "Hotel Del Coronado Borrower") is a Delaware corporation whose purpose is limited to owning the Hotel Del Coronado Property and related activities. The Hotel Del Coronado Borrower owns no assets other than the Hotel Del Coronado Property and related interests. All of the outstanding capital stock of the Hotel Del Coronado Borrower is owned by L-O Coronado Holding, Inc., a Delaware corporation (the "Hotel Del Coronado Stockholder"). All of the outstanding capital stock of the Hotel Del Coronado Stockholder is owned by a trust for the benefit of the Public Employee's Retirement System of Ohio ("Ohio PERS"). See "Risk Factors--Certain Legal Issues Relating to the Hotel Del Coronado Loan and Magellan Apartment Pool Loan".

     The Hotel Del Coronado Borrower has leased all of its interests in the Hotel Del Coronado Property to L-O Coronado Hotel, Inc. (the "Hotel Del Coronado Operating Lessee"). The Hotel Del Coronado Operating Lessee owns all of the personal property (including, without limitation, accounts, contract rights, fixtures, equipment and inventory) relating to the Hotel Del Coronado Property and is the licensee of certain trademarks and service marks relating to the Hotel Del Coronado Property (the "Hotel Del Coronado Marks"). The Hotel Del Coronado Operating Lessee is a California corporation formed for the limited purpose of operating the Hotel Del Coronado Property, owning the personal property relating thereto, and related purposes and is an affiliate of the Hotel Del Coronado Borrower indirectly wholly owned by a trust for the benefit of Ohio PERS (the "Second Ohio PERS Trust"). The owner and licensor of the Hotel Del Coronado Marks is L-O Coronado IP, Inc. (the "Hotel Del Coronado Licensor"), a Delaware corporation formed for the limited purpose of owning and licensing the Hotel Del Coronado Marks and an affiliate of the Hotel Del Coronado Borrower indirectly wholly owned by the Second Ohio PERS Trust.


     The Property. The Hotel Del Coronado Property is comprised of approximately 27 acres of land improved with a 692-room, 4-to-7-story resort hotel known as the Hotel Del Coronado, located in Coronado, California. The Hotel Del Coronado Property was purchased by the Hotel Del Coronado Borrower in August, 1997. The Hotel Del Coronado Property was constructed in 1888 and extensively renovated between 1963 and 1988. The Hotel Del Coronado Property is currently comprised of 4 separate buildings: The Queen Anne Building (1888) consisting of 380 rooms, the Ocean Towers (1977) with 215 rooms, the Poolside
(1979) with 96 rooms, and the 1 room Seaside Cottage for a total of 692 rooms. The Hotel Del Coronado Property has 7 restaurants and lounges, an on-site bakery and butcher shop, 6 tennis courts, 2 heated pools, a health club and spa, an historical gallery and over 30 specialty shops. In addition, the Hotel Del Coronado Property contains approximately 73,034 square feet of banquet and meeting space in 15 different rooms and has 978 marked parking spaces. The average occupancy rate for the 12 months ended February 28, 1998 for the Hotel Del Coronado Property was 85%. The ADR and the RevPAR for the 12 months ended February 28, 1998 were $202.80 and $173.15, respectively. An appraisal completed on November 8, 1997 determined a value of $330,000,000 for the Hotel Del Coronado Property.

     Location/Access. The Hotel Del Coronado Property is located on Coronado Island, adjacent to the downtown area of the City of Coronado. The City of Coronado is located across the San Diego Bay and directly southwest of downtown San Diego. The Hotel Del Coronado Property has street frontage along the southern portion of Silver Strand Boulevard, the southern side of Orange Avenue and the eastern side of RH Dana Place. Regional access comes primarily from Interstate 5, which is a major north/south thoroughfare through San Diego. Interstate 5 provides access to San Diego's well-developed freeway system, including Interstates 805, 8 and 15, as well as other major highways. Interstate 5 extends from the US/Mexico border, along the entire Pacific Coast to the US/Canada border in the north and serves as the principal link for San Diego to Orange County and Los Angeles. The Interstate also provides access from Coronado Island to San Diego International Airport. The Hotel Del Coronado Property is approximately 3 miles west of the San Diego International Airport.

     Market Overview. The Hotel Del Coronado Property shares Coronado Island with the Naval Air Station and the Naval Amphibious Base. The City of Coronado is primarily a bedroom community for business executives working in San Diego and a retirement community for military officers, as well as being a workplace for the military and a tourist attraction. The area surrounding the Hotel Del Coronado Property consists of various retail and commercial shops, some multifamily development, and the Pacific Ocean to the west.

     The Hotel Del Coronado Property benefits from the group meeting and leisure market segments because of the large amount of group meeting space available; approximately 63% of its occupancy is in the group meeting market segment. The Hotel Del Coronado Property has approximately 73,000 square feet of meeting space and banquet facilities. It is also located near the San Diego Convention Center.

     Leisure stays account for approximately 27% of the Hotel Del Coronado Property's overall occupancy. The tourist industry is ranked third in terms of revenue contribution to the San Diego area behind the manufacturing and government sectors. San Diego's Old State Park, Sea World and the San Diego Zoo are all accessible from the Hotel Del Coronado Property by freeway, as are the city's major sporting event facilities, Jack Murphy Stadium and the San Diego Sports Arena.

     Competition. The primary local competitors include the Loew's Coronado Bay Resort, Le Meridien, the Sheraton Grande Torrey Pines, and the Hilton San Diego Beach and Tennis Resort. All of these hotels derive the largest share of their occupancy from the group meeting segment of the market. However, the Hotel Del Coronado Property generates more revenue from the leisure segment than any of its competition. The Hotel Del Coronado Property's close proximity to both the Pacific Ocean and the area demand generators, historic significance, international reputation and ample meeting space have allowed the property to exceed the market averages of its local competitors in both occupancy and average rate.

     In addition to the current local competitors, the Four Seasons Aviara Resort (331-units, 29,000 square foot conference center, 12,000 square foot ballroom and golf course) opened on August 1, 1997 and competes directly with the Hotel Del Coronado Property. A number of other competitive properties have been proposed but are currently in their planning stages. See "Risk Factors--Risks Associated With Hotels."

     In the broader market, the Hotel Del Coronado Property competes with 3 distinct sets of resort hotels: the "Southern California resorts", including the Surf & Sand Hotel in Laguna Beach, La Valencia Hotel in La Jolla, the Four Seasons Biltmore in Santa Barbara and the Ritz Carlton, Laguna Niguel; the "South Florida resorts", including the Boca Raton Hotel & Club, the Breakers in Palm Beach, the Turnberry Isle Resort, Sonesta Beach Resort, Key Biscayne, the Doral Resort de Spa, the Ritz-Carlton Naples and the Ritz-Carlton Palm Beach and the "Desert Resorts", which include the Arizona Biltmore, Phoenix, La Quinta Hotel & Resort, Boulders Resort in Carefree, Arizona, the Hyatt Grand Champions Resort in Indian Wells, Arizona, the Hyatt Regency at Gainey Ranch in Scottsdale, Arizona and the Scottsdale Princess Resort in Scottsdale, Arizona.

     Operating History. The following table shows certain information regarding the operating history of the Hotel Del Coronado Property:


                         ADJUSTED NET OPERATING INCOME

                                                                                LTM           UNDERWRITABLE
                                         1995               1996              2/28/98              NOI
                                   ----------------   ----------------   ----------------   ----------------
Revenues .......................    $  69,820,360      $  78,235,791      $  89,489,392      $  89,489,392
Expenses .......................      (51,054,932)       (52,325,284)       (55,670,526)       (56,734,333)
                                    -------------      -------------      -------------      -------------
  Net Operating Income .........    $  18,765,428      $  25,910,507      $  33,818,866      $  32,755,059
                                    =============      =============      =============      =============

     Occupancy History. The following table shows historical average occupancy, ADR and RevPAR for the Hotel Del Coronado Property:

OCCUPANCY PERIOD:                AVERAGE OCCUPANCY         ADR          REVPAR
-----------------------------   -------------------   ------------   ------------
 LTM ended 2/28/98 ..........          85%              $ 202.80       $ 173.15
  1996 ......................          84%              $ 179.76       $ 151.36
  1995 ......................          80%              $ 165.31       $ 131.56

     Environmental Report. A Phase I site assessment dated August 26, 1997 was performed on the Hotel Del Coronado Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results on operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."


     Engineering Report. A property condition report was completed on the Hotel Del Coronado Property during January, 1998 by a third party due diligence firm. The property condition report concluded that the Hotel Del Coronado Property was generally in good physical condition and identified approximately $2,258,065 in deferred maintenance. At origination of the Hotel Del Coronado Loan, the Hotel Del Coronado Borrower established a deferred maintenance reserve account and made an initial deposit of $2,637,025 to fund the cost of addressing the identified items.

     Property Management. The Hotel Del Coronado Property is managed by Destination Coronado Hotel Inc., a California corporation (the "Hotel Del Coronado Manager"), pursuant to an Amended and Restated Hotel Management Agreement dated as of December 2, 1997 between the Hotel Del Coronado Manager and the Hotel Del Coronado Operating Lessee (the "Hotel Del Coronado Management Agreement"). The Hotel Del Coronado Manager receives a management fee equal to the lesser of (i) 1.5% of the gross revenues, or (ii) the property management allocation cost set forth in the annual budget of Destination Hotels and Resorts, Inc., as reviewed and accepted by the Hotel Del Coronado Operating Lessee. The Hotel Del Coronado Manager is indirectly owned by Lowe Enterprises, Inc., which serves as an advisor to Ohio PERS.

     The Hotel Del Coronado Management Agreement is for a term ending August 28, 2002, or upon the earlier termination, for any reason, of the Hotel Del Coronado Operating Lease (defined below). The Hotel Del Coronado Operating Lessee may terminate the Hotel Del Coronado Management Agreement at any time without cause, upon at least 30 days' prior written notice. Under the terms of the Hotel Del Coronado Loan, any termination or replacement of the Hotel Del Coronado Manager or entering into a new management agreement requires the consent of mortgagee. The Hotel Del Coronado Stockholder may extend the Hotel Del Coronado Management Agreement for no more than 90 days after the termination of the Hotel Del Coronado Operating Lease by giving the Hotel Del Coronado Manager written notice of such extension on or before the termination of the Hotel Del Coronado Operating Lease.

     The Hotel Del Coronado Loan provides that the Hotel Del Coronado Borrower shall terminate the Hotel Del Coronado Management Agreement and shall cause the Hotel Del Coronado Operating Lessee to replace the Hotel Del Coronado Manager with a new manager selected by mortgagee upon the request of mortgagee if: (i) the amounts evidenced by the Note have been accelerated, (ii) the Hotel Del Coronado Manager shall become insolvent, (iii) a Loan Default shall occur and be continuing or (iv) at any time the Loan DSCR for the immediately preceding 12 month period is less than 1.25x, unless the Hotel Del Coronado Borrower deposits with mortgagee additional collateral in the form of U.S. Obligations such that the Loan DSCR of 1.25x can be maintained on the loan amount net of the lower of the face amount or fair market value of such additional collateral (as determined by mortgagee); provided, however, that additional collateral may not be so deposited in lieu of termination unless the Rating Agencies confirm that such action will not result in the qualification, downgrade or withdrawal of the credit ratings of the Certificates. Additional collateral may not be released until the Loan DSCR exceeds 1.35x, calculated without taking into account the additional collateral.

     Pursuant to an Assignment of Management Agreement and a Subordination of Management Agreement among the Hotel Del Coronado Borrower, the Hotel Del Coronado Operating Lessee, the Hotel Del Coronado Manager and mortgagee, the Hotel Del Coronado Manager has agreed (i) that the Hotel Del Coronado Management Agreement is subordinate to the Hotel Del Coronado Loan, (ii) to the termination rights of mortgagee described above and (iii) that it will, at mortgagee's request, remain as manager after a Loan Default (provided that it shall not be required to remain for a period in excess of 10 days unless its management fees are timely paid), (iv) it shall not terminate the Hotel Del Coronado Management Agreement or otherwise cease to manage the Hotel Del Coronado Property, without giving mortgagee at least 30 days notice and (v) in the event of a termination due to its own insolvency or due to a Loan Default, will, if mortgagee elects, co-operate fully in the transfer of responsibility for the management of the Hotel Del Coronado Property to a new manager.

     The Hotel Del Coronado Manager is owned by Destination Hotels and Resorts, Inc., which is owned by Lowe Enterprises, Inc. Destination Hotels and Resorts, Inc. has approximately 7,600 rooms of hotel and resort properties under its management.

     Operating Lease. The interests of the Hotel Del Coronado Borrower in the Hotel Del Coronado Property have been leased to the Hotel Del Coronado Operating Lessee pursuant to an Amended and Restated Lease and Assignment dated as of December 2, 1997 (the "Hotel Del Coronado Operating Lease"). The initial term of the Hotel Del Coronado Operating Lease expires on August 28, 2025, and contains 2 extension options of 5 years each. Rent payable under the Hotel Del

Coronado Operating Lease is the sum of Basic Rent and Additional Rent, calculated as follows: Basic Rent is $2,700,000 per month from December 2, 1997 until June 30, 1998; thereafter, Basic Rent shall be adjusted to the fair market rent every 5 years, but after July 1, 1998, it shall not be lower than that for the immediately preceding period. Additional Rent is the product of gross receipts over the threshold amount, multiplied by the additional rent percentage; for the period December 2, 1997 through June 30, 1998, the threshold amount is $75,000,000 and the additional rent percentage is 25%; on July 1, 1998 the threshold amount will be increased to $95,000,000; thereafter, the additional rent percentage shall be increased (but after July 1, 1998, may never be decreased) so that the Additional Rent reflects fair market values.

     Pursuant to a Subordination Agreement between the Hotel Del Coronado Operating Lessee and mortgagee, the Hotel Del Coronado Operating Lessee has agreed that the Hotel Del Coronado Operating Lease is subordinate to the Hotel Del Coronado Mortgage. As a result, mortgagee will have the right to terminate the Hotel Del Coronado Operating Lease upon a foreclosure on the Hotel Del Coronado Property.

     Hotel Del Coronado Marks. The Hotel Del Coronado Licensor has licensed certain Hotel Del Coronado Marks, which include the names "Hotel Del Coronado", "Del Coronado", and "Hotel Del Coronado 100th Anniversary" to the Hotel Del Coronado Operating Lessee. The license agreement for the Hotel Del Coronado Marks expires on August 28, 2025, subject to renewal for successive terms of 5 years each, unless either party elects to terminate the license agreement 1 year prior to the expiration of the then-current term. The license agreement requires payment of a license fee of 3% of the gross revenues of the Hotel Del Coronado Operating Lessee. The Hotel Del Coronado Licensor has executed a comfort letter indicating that (i) there are no defaults under the license agreement, (ii) the license agreement shall not be terminated without giving prior notice to mortgagee, (iii) if the license agreement is terminated due to bankruptcy, the receiver shall have the right to continue to use the Hotel Del Coronado Marks and the Hotel Del Coronado Licensor shall enter into a new interim license agreement on the same terms and conditions, except that the fee shall be reduced to $25,000 per annum and (iv) in the event mortgagee forecloses on the Hotel Del Coronado Property, the Hotel Del Coronado Licensor shall enter into a new license agreement with the new owner on the same terms and conditions, except the fee shall be reduced to $25,000 per annum.

HOTEL DEL CORONADO: THE LOAN


ORIGINAL PRINCIPAL BALANCE: $166,000,000       LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $164,947,035   INITIAL INTEREST RATE: 6.90%
ORIGINATION DATE: December 2, 1997             REVISED INTEREST RATE: 8.90%
EFFECTIVE MATURITY DATE: January 1, 2008       AMORTIZATION: 300 months
MATURITY DATE: January 1, 2023                 MONTHLY PAYMENT: $1,162,685.15
EMD BALANCE: $130,163,932                      CALL PROTECTION: Lockout to EMD

                  CERTAIN HOTEL DEL CORONADO LOAN STATISTICS

                                        LOAN PER         LOAN TO         ACTUAL
                                         ROOM(1)     VALUE RATIO(2)      DSCR(3)
                                       ----------   ----------------   ----------
Cut-Off Date .......................    $238,363           50.0%           2.06x
At Effective Maturity Date .........    $188,098           39.4%           2.63x

--------
(1) Based on 692 units securing the Hotel Del Coronado and the Cut-Off Date Principal Balance or Effective Maturity Date Balance as applicable.

(2) Based on the HVS International appraised market value and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.


(3) Based on (a) Underwritable Cash Flow of $28,728,037 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Hotel Del Coronado Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Hotel Del Coronado Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Hotel Del Coronado Loan Initial Interest Rate and an amortization term equal to 300 months.


     Security. The Hotel Del Coronado Loan is a nonrecourse loan secured by (i) the fee estate of the Hotel Del Coronado Borrower in the Hotel Del Coronado Property (together with all appurtenances thereto), (ii) an assignment of leases, rents and income executed by the Hotel Del Coronado Borrower, (iii) an assignment of leases and rents executed by the Hotel Del Coronado Operating Lessee, (iv) the Hotel Del Coronado Security Agreement granting mortgagee a security interest in all of the non-real estate equipment, fixtures and personal property owned by the Hotel Del Coronado Operating Lessee which relate to the Hotel Del Coronado Property and (v) a Memorandum of Security Interests in Trademarks granting mortgagee a security interest in all of the Hotel Del Coronado Operating Lessee's interests (as licensee) in the Hotel Del Coronado Marks owned by the Hotel Del Coronado Licensor. Mortgagee is the insured under title insurance policies issued simultaneously insuring that the Hotel Del Coronado Mortgage constitutes a valid and enforceable first lien on the Hotel Del Coronado Property, subject to certain exceptions set forth therein.

     Payment Terms. Interest on the Hotel Del Coronado Loan is calculated on a 30/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 4% of such unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law. See "Risk Factors--Certain Legal Issues Relating to the Hotel Del Coronado Loan and Magellan Apartment Pool Loan."

     Prepayment. Voluntary prepayment is prohibited under the Hotel Del Coronado Loan prior to the Effective Maturity Date. From and after such date the Hotel Del Coronado Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date.

     Principal prepayments on the Hotel Del Coronado Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Hotel Del Coronado Loan following a Loan Default. Prepayments following a Loan Default require payment of a Yield Maintenance Charge which is equal to the greater of (a) 1% of the portion of the principal amount being repaid, and (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and prior to the Effective Maturity Date, the Hotel Del Coronado Loan permits the release of the Hotel Del Coronado Property, upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Hotel Del Coronado Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Hotel Del Coronado Loan. Upon any such Defeasance, at the option of either mortgagee or the Hotel Del Coronado Borrower, the Hotel Del Coronado Borrower's obligations under the Hotel Del Coronado Loan and the U.S. Obligations securing the Hotel Del Coronado Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Hotel Del Coronado Loan.

     Lockbox and Reserves. Pursuant to the Hotel Del Coronado Loan, the Hotel Del Coronado Borrower, the Hotel Del Coronado Operating Lessee and the Hotel Del Coronado Manager have established a Hard Lockbox, which is a Two-Tier Lockbox. All credit card receipts are required to be deposited directly into the Second Tier Lockbox. The First-Tier Lockbox is in the name of the Hotel Del Coronado Operating Lessee; however, mortgagee has a security interest in such account. The Lockbox Bank for the First Tier Lockbox is Bank of America, and for the Second Tier Lockbox is LaSalle National Bank. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall, except that funds remaining after all prior applications are not released to the Hotel Del Coronado Borrower but instead are applied first to pay the Hotel Del Coronado Borrower amounts due to it under the Hotel Del Coronado Operating Lease (less the Monthly Payment and the amount to be deposited in the Capital Expenditures Account for such month) and then any remainder is paid to the Hotel Del Coronado Operating Lessee, or at its direction, to the Hotel Del Coronado Manager.

     The Hotel Del Coronado Borrower has established (a) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment,
(b) a Tax Account, which had an Initial Reserve Deposit of $673,264 and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) an Insurance Account, which had an Initial Reserve Deposit of $305,675 and requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (d) a Required Repair Account, which had an Initial Reserve Deposit of $2,637,025, (e) a Capital Expenditures Account, which requires a Monthly Reserve Deposit equal to 2% of gross income from the Hotel Del Coronado Property for the previous month, (f) an FFE Account, which requires a Monthly Reserve Deposit equal to 3% of gross income from the Hotel Del Coronado Property for the previous month and (g) an Environmental Reserve Account, which had an Initial Reserve Deposit of $39,317 for the purpose of capping and filling an underground oil storage tank.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Hotel Del Coronado Borrower is prohibited from transferring the Hotel Del Coronado Property without the consent of mortgagee and the Rating Agencies which consent shall be granted in their sole discretion after consideration of all relevant factors (including without limitation those listed in the next sentence). In addition, the Hotel Del Coronado Borrower may sell or transfer all of the Hotel Del Coronado Property to an entity in which a majority of equity interests are beneficially held by the same ultimate parent as the Hotel Del Coronado Borrower, provided (i) the Hotel Del Coronado Borrower has obtained confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (ii) the proposed transferee is a single purpose bankruptcy remote entity with a net worth of at least $100,000,000 (iii) the Hotel Del Coronado Borrower has obtained a new nonconsolidation opinion, (iv) no Loan Default has occurred or remains uncured, (v) mortgagee receives a transfer fee equal to 0.25% of the outstanding principal balance of the Hotel Del Coronado Loan, (vi) the transferee executes an assumption agreement, (vii) adequate provision is made for payment of any increased real estate taxes due to such transfer and (viii) such transfer shall not cause an event of default under the agreement pursuant to which the Hotel Del Coronado Marks are licensed. The Hotel Del Coronado Borrower is also prohibited from further encumbering the Hotel Del Coronado Property.

     The Hotel Del Coronado Loan generally prohibits the transfer of any direct or indirect interest in the Hotel Del Coronado Borrower without (i) the prior written consent of mortgagee, (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates and (iii) delivery of a satisfactory nonconsolidation opinion.

     The Hotel Del Coronado Operating Lessee may not assign or sublease the Hotel Del Coronado Operating Lease without the prior written consent of mortgagee, and the Hotel Del Coronado Operating Lessee is not permitted to allow a transfer of ownership or control (except among persons having an ownership interest as of the origination date). The Hotel Del Coronado Operating Lessee also may not transfer the personal property owned by it other than certain ordinary course of business sales of inventory, or of property that is not material to the conduct of its business or is being replaced with items of at least equal value. The Hotel Del Coronado Operating Lessee may not assign the Hotel Del Coronado Marks without mortgagee's consent, and may not sub-license the Hotel Del Coronado Marks without the Hotel Del Coronado Licensor's consent. The Hotel Del Coronado Licensor may not transfer the Hotel Del Coronado Marks without mortgagee's consent.

     The Hotel Del Coronado Borrower is not permitted to incur any additional indebtedness. The Hotel Del Coronado Operating Lessee and Hotel Del Coronado Licensor are not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of business which is paid within 60 days of the date incurred and which, in the case of the Hotel Del Coronado Operating Lessee, does not exceed, at any time, $5,282,132.

     Insurance. The Hotel Del Coronado Borrower is required to maintain or cause the Hotel Del Coronado Operating Lessee to maintain for the Hotel Del Coronado Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Hotel Del Coronado Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Hotel Del Coronado Loan, (b) general liability insurance with coverage of $2,000,000 per occurrence and with an aggregate limit of not less than $2,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 18 months income, (e) during any period of construction or repair, "builder's all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, covering the improvements in an amount equal to $120,000,000 (which may consist of blanket insurance that covers other properties; however, if any property is added to such coverage that was not covered by the insurance in effect at origination, the coverage requirement will be increased by the same proportion that the full replacement cost of the covered properties is increased by such additional property), and if any portion of the improvement is at any time in the future located in a federally designated "special flood hazard area," flood hazard insurance in an amount equal to the lesser of the outstanding principal amount of the Hotel Del Coronado Loan and the maximum limit of coverage available under federal law, (h) earthquake insurance, covering the improvements in an amount equal to $120,000,000 (which may consist of blanket insurance that covers other properties; however, any such blanket insurance will have coverage at least equal to the aggregate probable maximum losses of all covered properties located in San Diego County, California and shall be in an amount at least equal to 20% of the aggregate full replacement cost of all covered properties located in California), (i) umbrella liability insurance in an amount of not less than $250,000,000 per occurrence and (j) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties. Notwithstanding the foregoing, if a loss due to earthquake occurs with respect to any improvements covered under a blanket basis earthquake policy, the Hotel Del Coronado Borrower must as promptly as possible, but in no event later than 15 days from the date of such occurrence, (a) reinstate such policy so that the limits required above are in place as to the other properties not damaged by earthquake regardless of the loss in question or (b) provide earthquake coverage for the improvements on a stand alone basis equal to at least $79,400,000. See "Risk Factors--Availability of Earthquake, Flood and Other Insurance."

     All insurance policies are required to meet the Insurance Requirements, except that the claims paying ability of the insurer shall have an overall investment grade rating of only "A" or better by each of the Rating Agencies and a general policy rating of "A" or better and a financial class of "X" or better by Best (or if not available, from another or successor Rating Agency selected by mortgagee).

     Condemnation and Casualty. The Hotel Del Coronado Borrower is obligated to commence and diligently prosecute to completion the restoration of the Hotel Del Coronado Property promptly after (a) the occurrence of any damage or destruction to all or any portion of the Hotel Del Coronado Property or (b) a condemnation of less than 10% of the land constituting the Hotel Del Coronado Property, provided that the condemned land is located along the perimeter or periphery of the Hotel Del Coronado Property, and no material portion of the improvements is taken. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $1,000,000, the Hotel Del Coronado Borrower may receive and apply such proceeds; otherwise such proceeds must be delivered to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Hotel Del Coronado Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 40% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the Hotel Del Coronado Property is taken, and such land is located along the perimeter or periphery of the property and no material portion of the improvements are taken, (iii) mortgagee shall be satisfied the work of restoration will be completed on or before the earliest to occur of (a) the Effective Maturity Date, (b) the earliest date required for completion under the terms of any lease, (c) such time as may be required under applicable zoning law and (d) the date on which the business interruption insurance expires, and (iv) mortgagee shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for such restoration from (x) the net proceeds of such casualty or condemnation or (y) by other funds of the Hotel Del Coronado Borrower. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either
(i) be applied to prepay the Hotel Del Coronado Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the Hotel Del Coronado Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The Hotel Del Coronado Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 5,000 square feet, the Alteration Approval Threshold is $5,000,000 and the Alteration Escrow Threshold is $5,000,000.

     Financial Reporting. The Hotel Del Coronado Borrower is required to furnish the Financial Statements to mortgagee, except that the Hotel Del Coronado Borrower shall have 105 days after each fiscal year in which to provide annual financial statements. However, through the Closing Date and for such greater period during which mortgagee is reporting under the Exchange Act, the Hotel Del Coronado Borrower shall provide annual financial statements within 85 days after the end of the fiscal year.

     Certain Legal Issues Relating to the Hotel Del Coronado Loan. Section
145.56 of the Ohio Revised Code (the "Ohio PERS Law") provides that proceeds of a benefit plan of Ohio PERS may not be subject to execution, garnishment, attachment, or bankruptcy or insolvency laws. In connection with the origination of the Hotel Del Coronado Loan, the following were obtained: (a) a reasoned opinion from special Ohio counsel to Ohio PERS, indicating that
Section 145.11 of the Ohio Revised Code adopts the "prudent person" investment rule and concluding that this rule expressly permits Ohio PERS to execute mortgages, and further concluding that the Ohio PERS Law does not prohibit or limit mortgagee's rights to exercise and pursue the remedies afforded to it under the loan documents for the Hotel Del Coronado Loan, (b) a letter from the Assistant Director--Legal and Legislation of Ohio PERS agreeing with the opinions and analysis contained in the opinion referred to in (a) above, (c) review of available legislative history relating to the authorization of Ohio PERS in connection with the transaction (to the extent such legislative history was made available by the Ohio Legislative Services Commission, the statutory branch of the Ohio legislature responsible for disseminating such information), and (d) affirmative title insurance affirmatively insuring mortgagee against any loss or costs by reason of the insured Hotel Del Coronado Mortgage being unenforceable by reason of the Ohio PERS Law. Such title insurance was provided in the amount of $93,500,000 by Chicago Title Insurance Company, $51,000,000 by First American Title Insurance Company and $21,500,000 by Lawyers Title Insurance Company.

     Under certain circumstances the interest rate applicable to the Hotel Del Coronado Loan might violate California usury law. The loan documents for the Hotel Del Coronado Loan contain choice of law provisions stipulating that New York law shall apply. Mortgagee obtained an opinion letter from California counsel indicating that courts applying California law should honor the choice of law provisions and apply New York law, except where application of New York law would contravene a fundamental policy of California. The opinion concludes that the application of such choice of law provisions to this transaction should not be held to violate any fundamental policy of California with respect to usury. The Hotel Del Coronado Loan is not usurious under New York law. The title insurance policy endorsement insures the mortgagee against any losses it may sustain as a result of the loan being found invalid or unenforceable because it is usurious under California law.

     The insert between pages S-82 and S-83 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: CenterAmerica Pool
          Photographs
               1. Moore Plaza West, Houston, TX
               2. Cedar Ballaire, Houston, TX
               3. Texas City Bay Center, Texas City, TX

     Reverse of Page
          Legend: CenterAmerica Pool
          1. Map of Houston, TX showing locations of CenterAmerica Pool
             Properties
          2. Map of Dallas/Fort Worth, TX showing locations of CenterAmerica Pool Properties

CENTERAMERICA POOL: THE BORROWER, THE PROPERTY


     The Loan. The CenterAmerica Pool Loan was originated by Secore and acquired by MSMC on May 20, 1998. The CenterAmerica Pool Loan had an original principal balance and Cut-Off Date Principal Balance of $163,000,000. It is secured by a Mortgage (the "CenterAmerica Pool Mortgage") encumbering 44 shopping centers located in Texas (collectively, the "CenterAmerica Pool Properties").


     The Borrower. CenterAmerica Capital Partnership, L.P. (the "CenterAmerica Pool Borrower") is a Delaware limited partnership whose purpose is limited to owning and operating the CenterAmerica Pool Properties and related activities. The CenterAmerica Pool Borrower owns no assets other than the CenterAmerica Pool Properties and related interests. The sole general partner of the CenterAmerica Pool Borrower is HHC Finance, Inc., a special purpose Delaware corporation formed solely for the purpose of acting as general partner of the CenterAmerica Pool Borrower (the "HHC SPE GP"). The limited partner of the CenterAmerica Pool Borrower is HHC Finance, L.P., a Delaware limited partnership (the "CenterAmerica Mezzanine Borrower"). The CenterAmerica Mezzanine Borrower is owned by CenterAmerica Property Trust, L.P., a Delaware limited partnership, which owns a 99.5% limited partnership interest ("CenterAmerica") and by Center Finance SPC, Inc., a Delaware corporation which owns a 0.5% general partnership interest and which is wholly owned by HHC Holdings REIT, a Texas real estate investment trust ("HHC REIT"). The HHC SPE GP is wholly owned by HHC REIT, which also owns a 99.5% general partnership interest in CenterAmerica. Moore Partnership, L.P., a Texas limited partnership, owns a 0.5% limited partnership interest in CenterAmerica. The sole beneficiary of HHC REIT is the Morgan Stanley Real Estate Fund II, L.P. and affiliates ("MSREF II"). MSREF II is sponsored and asset managed by Morgan Stanley Dean Witter & Co., which also owns a 10% interest therein. The remaining investors in MSREF II are comprised primarily of pension funds.

     The Properties. The CenterAmerica Pool Properties are primarily located in and around Houston, Dallas/Ft. Worth and Corpus Christi, Texas. The CenterAmerica Pool Properties contain approximately 4,761,994 square feet of GLA and range in size from approximately 9,370 square feet to 632,229 square feet of GLA, with an average size of approximately 108,227 square feet of GLA. The CenterAmerica Pool Properties were constructed between 1950 and 1995, with a substantial portion of such properties having been constructed in the 1960s and 1970s. As of December 31, 1997, the average occupancy rate of the CenterAmerica Pool Properties was approximately 92% and the aggregate Annualized Base Rent was $27,925,845 or approximately $6.39 per square foot of occupied GLA. The aggregate calculated value of the CenterAmerica Pool Properties, based on Underwritable NOI of $25,277,026 and a 9.50% capitalization rate, was approximately $266,073,957, with the calculated values for the individual CenterAmerica Pool Properties ranging from approximately $626,000 to approximately $25,445,000. As of December 31, 1997, no single CenterAmerica Pool Property accounted for more than approximately (a) 13.3% of the total GLA, (b) 10.9% of Annualized Base Rent or (c) 9.6% of the Underwritable NOI.

     Location. The following table summarizes the locations of the CenterAmerica Pool Properties based on square footage of GLA:

                                                      PERCENT OF TOTAL
METROPOLITAN AREA                       TOTAL GLA           GLA           OCCUPANCY
------------------------------------   -----------   -----------------   ----------
   Corpus Christi ..................      363,336            7.6%            97.3%
   Greater Houston .................    2,996,911           63.0             90.6
   Dallas/Ft. Worth ................    1,401,747           29.4             92.6
                                        ---------          -----             ----
   Total/ Weighted Average .........    4,761,994          100.0%            91.7%
                                        =========          =====             ====

     Operating History. The following table shows certain information regarding the operating history of the CenterAmerica Pool Properties:


                         ADJUSTED NET OPERATING INCOME

                                                                                       UNDERWRITABLE
                                        1995             1996             1997              NOI
                                   --------------   --------------   --------------   --------------
Revenues .......................    $ 29,683,970     $ 30,980,195     $ 34,157,085     $ 35,067,288
Expenses .......................      (8,378,096)      (8,023,418)      (8,638,848)      (9,790,262)
                                    ------------     ------------     ------------     ------------
  Net Operating Income .........    $ 21,305,874     $ 22,956,777     $ 25,518,237     $ 25,277,026
                                    ============     ============     ============     ============

     Occupancy History. The following table summarizes the occupancy history of the CenterAmerica Pool Properties:

OCCUPANCY AS OF:                  PERCENT LEASED
------------------------------   ---------------
  December 31, 1997 ..........         91.7%
  December 31, 1996 ..........         88.9%
  December 31, 1995 ..........         88.2%

     Description of Tenants. As of December 31, 1997, approximately 48.0% of the GLA of the CenterAmerica Pool Properties is leased to anchor tenants with an area greater than or equal to 15,000 square feet per lease. These tenants include supermarket, drug store, and value-oriented department, furniture and apparel store anchor tenants. Tenants in the CenterAmerica Pool Properties offer a range of basic consumer necessities, such as food, health and beauty aids, moderately priced clothing, furniture and home improvement supplies.

     The largest single tenant of the CenterAmerica Pool Properties is The Kroger Company, whose 5 leased stores (1 of which is subleased to Hobby Lobby) as of December 31, 1997, contributed less than approximately 5.5% of the Annualized Base Rent of the CenterAmerica Pool Properties. The 10 largest tenants average approximately 25,230 square feet per lease. As of December 31, 1997, no single tenant contributed more than approximately 3.9% of the Annualized Base Rent of the CenterAmerica Pool Properties other than The Kroger Company.

     The following table shows certain information regarding the 10 largest tenants for the CenterAmerica Pool Properties:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                               % OF                   % OF TOTAL     ANNUALIZED
TENANT OR TENANT                                      NO. OF      TENANT      TOTAL     ANNUALIZED    ANNUALIZED     BASE RENT
PARENT COMPANY(1)                    STORE NAME       STORES        GLA        GLA       BASE RENT     BASE RENT       PER SF
------------------------------- ------------------- ---------- ------------ --------- -------------- ------------ ---------------
The Kroger Company              Kroger                   5(2)     261,934       5.5%   $ 1,523,961         5.5%      $   5.82
Minyard Food Stores, Inc.       Minyard's                4        168,153       3.5      1,081,370         3.9           6.43
Walgreen Company                Walgreens                8        110,016       2.3        817,989         2.9           7.44
National Amusements, Inc.       Blockbuster             11         90,387       1.9        816,482         2.9           9.03
H.E.B. Pantry Foods             H.E.B. Pantry            5        159,394       3.3        682,281         2.4           4.28
Hobby Lobby Stores, Inc.        Hobby Lobby              2(2)      97,130       2.0        611,616         2.2           6.30
JC Penney Company, Inc.         Eckerd Drug Store       10         93,120       2.0        568,740         2.0           6.11
Kmart Corporation               Kmart                    2        187,277       3.9        565,979         2.0           3.02
Weiner's Stores, Inc.           Weiner's                 7        165,119       3.5        446,805         1.6           2.71
Gerland Corporation             Gerland                  3        105,598       2.2        377,321         1.4           3.57
                                                        ----      -------     -----    -----------       -----       --------
 Subtotal Ten Largest Tenants                           57      1,438,128      30.2%   $ 7,492,544        26.8%      $   5.21
Other Major Tenants (greater
 than 5,000 SF)                                                 2,014,905      42.3     11,135,005        39.9           5.53
Remaining Tenants                                                 917,393      19.3      9,298,297        33.3          10.14
Vacant Space                                                      391,568       8.2              0         0.0           0.00
                                                                ---------     -----    -----------       -----       --------
 Total/Weighted Average                                         4,761,994     100.0%   $27,925,846       100.0%      $   6.39(3)
                                                                =========     =====    ===========       =====       ==========

--------
(1)   The parent company may not be the obligor under the applicable lease.

(2) The figures for the store subleased by Kroger to Hobby Lobby are included in the Kroger numbers.

(3)   Excludes vacant space.

     Sales History. The following table shows certain information regarding the available comparable store 1996 and 1997 sales history for certain tenants of the CenterAmerica Pool Properties:



                                         ANNUAL 1996 SALES(1)
                           ------------------------------------------------
                             1996    APPLICABLE                  AVG. PER
        STORE NAME          STORES    SQ. FEET       TOTAL          SF
-------------------------- -------- ------------ ------------- ------------
Kroger ...................     4       207,574     60,854,967   $  293.17
Minyard's ................     2        77,867     13,806,911      171.31
Walgreens ................     3        42,170      8,935,670      211.90
Blockbuster ..............     6        46,653      5,366,079      115.02
H.E.B. Pantry ............     4       105,284     47,549,147      451.63
Hobby Lobby ..............     1        55,000             --          --
Eckerd Drug Store ........     9        84,550     28,628,765      338.60
Kmart ....................     1        84,180     10,591,246      125.82
Weiner's .................     7       165,119     17,078,038      103.43
Gerland ..................     3       105,598     27,823,571      263.49
                               -       -------     ----------
                              40       973,995    220,634,394
                              ==       =======    ===========



                                               ANNUAL 1997 SALES(1)
                           -------------------------------------------------------------
                             1997
        STORE NAME          STORES   APPLICABLE SQUARE FEET       TOTAL      AVG. PER SF
-------------------------- -------- ------------------------ -------------- ------------
Kroger ...................     4              207,574         $ 60,322,924   $  290.61
Minyard's ................     4              168,153           57,384,292      341.26
Walgreens ................     2               30,670            5,266,796      171.72
Blockbuster ..............     4               28,623            3,447,234      120.44
H.E.B. Pantry ............     5              159,394           65,663,101      411.95
Hobby Lobby ..............     2               97,130            5,159,787       53.12
Eckerd Drug Store ........    10               93,120           32,179,234      345.57
Kmart ....................     1               84,180           10,647,719      126.49
Weiner's .................     7              165,119           17,266,168      104.57
Gerland ..................     2               78,431           17,736,834      226.15
                              --              -------         ------------
                              41            1,112,394         $275,074,089
                              ==            =========         ============

--------
(1) Historical sales figures and square footage amounts are only listed for tenants reporting sales for full years in both 1996 and 1997.

(2) Only for stores for which comparable sales for 1996 and 1997 were available.


     Lease Expirations. The following table shows scheduled lease expirations at the CenterAmerica Pool Properties as of December 31, 1997, assuming none of the tenants renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:


                           LEASE EXPIRATION SCHEDULE



                              NUMBER OF                             CUMULATIVE
                                LEASES     EXPIRING    PERCENT OF   PERCENT OF
     YEAR OF EXPIRATION        EXPIRING       SF          SF(1)         SF
---------------------------- ----------- ------------ ------------ ------------
Vacant .....................      99        391,568         8.2%        8.2%
Month to Month .............      16         20,468         0.4         8.7
1998 .......................     131        372,531         7.8        16.5
1999 .......................     146        627,422        13.2        29.7
2000 .......................     150        626,282        13.2        42.8
2001 .......................     101        482,500        10.1        52.9
2002 .......................     117        540,188        11.3        64.3
2003 .......................      31        210,634         4.4        68.7
2004 .......................      14        186,485         3.9        72.6
2005 .......................      15        114,536         2.4        75.0
2006 .......................      15        233,601         4.9        79.9
2007 .......................      16        194,574         4.1        84.0
2008 or later ..............      34        761,205        16.0       100.0
                                 ---        -------       -----
Total/Weighted Average .....     885      4,761,994       100.0%
                                 ===      =========       =====





                                                                         CUMULATIVE
                                              ANNUALIZED    PERCENT OF   PERCENT OF
                               ANNUALIZED      BASE RENT    ANNUALIZED   ANNUALIZED
     YEAR OF EXPIRATION         BASE RENT       PER SF       BASE RENT   BASE RENT
---------------------------- -------------- -------------- ------------ -----------
Vacant .....................  $         0      $  0.00           0.0%        0.0%
Month to Month .............      139,150         6.80           0.5         0.5
1998 .......................    2,740,112         7.36           9.8        10.3
1999 .......................    3,658,121         5.83          13.1        23.4
2000 .......................    4,029,612         6.43          14.4        37.8
2001 .......................    3,418,105         7.08          12.2        50.1
2002 .......................    3,653,597         6.76          13.1        63.2
2003 .......................    1,663,947         7.90           6.0        69.1
2004 .......................    1,199,889         6.43           4.3        73.4
2005 .......................      678,609         5.92           2.4        75.8
2006 .......................    1,080,858         4.63           3.9        79.7
2007 .......................    1,141,088         5.86           4.1        83.8
2008 or later ..............    4,522,758         5.94          16.2       100.0
                              -----------      -------         -----
Total/Weighted Average .....  $27,925,845     $   6.39(1)      100.0%
                              ===========     ==========       =====

--------
(1)   Excludes vacant space.

     Property Summary. The following table sets forth certain information regarding location, Cut-Off Date Allocated Loan Amount, GLA, occupancy history, financial history, and the tenancy of the CenterAmerica Pool Properties:



                                                    CUT-OFF
                                                     DATE                     YEAR
                                                   ALLOCATED                 BUILT/              OCCUPANCY
                                                     LOAN         TOTAL      RENO-    --------------------------------
PROPERTY NAME                     LOCATION          AMOUNT      SF/UNITS     VATED       1995       1996       1997
---------------------------- ------------------ -------------- ---------- ----------- ---------- ---------- ----------
Wynnewood Village .......... Dallas              $15,196,700    632,229   1978            88.7%      91.0%      92.9%
Westheimer Commons ......... Houston              13,612,700    249,789   1981/1994       93.4       96.5       93.5
Five Points ................ Corpus Christi       12,625,600    276,657   1980/1996       95.7       96.8       99.1
Northtown Plaza ............ Houston               8,438,900    198,104   1960/1990       93.9       87.3      100.0
Texas City Bay ............. Texas City            7,649,100    233,984   1980/1993       99.5       98.2       97.2
Braes Heights .............. Houston               6,055,900    113,078   1959/1997       71.3       74.1       89.3
Highland Village Town        Highland Village      5,828,100     88,841   1995/1998      100.0      100.0      100.0
 Center ....................
Clearlake/ Camino South..... Houston               5,365,400    101,218   1964/1992       99.6      100.0      100.0
Park Plaza ................. Houston               5,140,300    211,923   1980/1993       91.7       87.9       89.8
Parktown Center &            Deer Park             4,905,300    121,621   1970/1996       91.2       85.9       97.4
 Parktown East .............
Moore Square ............... Houston               4,043,200    132,239   1975            82.9       89.1       81.0
Huntington Village ......... Houston               3,702,500    112,287   1980            88.8       92.7       89.1
Moore Village .............. Houston               3,828,500    108,094   1978/1997      n/a        n/a        100.0
Williamstown ............... Houston               3,680,800     70,328   1978            98.2       84.8       87.0
Jefferson Park ............. Mount Pleasant        3,360,600    130,541   1985/1995      n/a        n/a         92.6
Village Plaza .............. Garland               3,446,800     80,581   1960/1997       72.5       82.2      100.0
Webb Royal Plaza ........... Dallas                3,348,000    108,819   1961/1988       98.4       97.5       85.8
Carmel Village ............. Corpus Christi        3,093,000     86,678   1965/1994       81.3       86.7       91.4
Klein Square ............... Houston               3,058,600     80,857   1977/1992       97.5      100.0       83.1
Brenham Four Corners ....... Brenham               2,993,900    113,147   1975/1997      n/a        n/a         98.3
Tanglewilde ................ Houston               2,823,600     86,590   1972/1994      100.0      100.0       87.6
Maplewood Mall ............. Houston               2,679,900     95,684   1962/1987       89.9       94.3       93.4
Jeff Davis ................. Dallas                2,674,100     69,563   1965/1975      100.0      100.0      100.0
League City ................ League City           2,556,000    100,030   1966/1994       78.5       78.5       89.4
Countryside Village ........ Houston               2,258,900    136,470   1977/1996       25.8       43.5       50.8
Lamar Plaza ................ Rosenberg             2,174,200    150,133   1972            73.8       65.6       68.8
Braes Oaks ................. Houston               2,384,100     46,720   1966/1992      100.0      100.0      100.0
Long Pointe Plaza .......... Houston               2,203,600     65,332   1957/1985       75.5       71.6       93.1
Stevens Park ............... Dallas                2,379,500     45,492   1974           100.0      100.0      100.0
Cedar Bellaire ............. Bellaire              2,312,700     50,997   1950/1998      100.0       89.4      100.0
Broadway ................... Houston               2,247,000     74,932   1977/1995       85.6      100.0      100.0
Highland Village ........... Dallas                2,069,800     66,942   1985            96.4       96.4       93.7
Tidwell Plaza .............. Houston               1,953,000     41,630   1983            81.5      100.0      100.0
Forest Hills ............... Fort Worth            1,872,800     70,390   1972           100.0      100.0      100.0
Washington Square .......... Kaufman               1,819,700     65,050   1985            97.7       97.7       96.7
Northgate .................. Houston               1,800,700     43,245   1978/1990      100.0      100.0      100.0
Parkview West .............. Pasadena              1,651,400     39,774   1966/1992       74.1       78.2       93.3
Parkview East .............. Pasadena              1,471,100     41,169   1968/1997       82.4       41.0       75.7
El Camino .................. Bellaire              1,457,100     59,575   1972           100.0       94.1      100.0
Palm Plaza ................. Aransas Pass          1,065,300     52,102   1978/1995       92.8      100.0       97.6
Bryan Square ............... Bryan                   895,400     55,115   1965           100.0      100.0      100.0
Lazybrook .................. Houston                 654,200     10,745   1965/1986      100.0       87.2      100.0

                                                                            UNDER-                    ANNUALIZED
                                                NOI                        WRITABLE      ANNUALIZED   BASE RENT
                             -----------------------------------------       CASH         BASE RENT      PSF
PROPERTY NAME                     1995          1996          1997           FLOW         12/31/97     12/31/97
---------------------------- ------------- ------------- ------------- ---------------- ------------ -----------
Wynnewood Village ..........  $2,404,081    $2,274,011    $2,347,918     $2,176,914      $3,033,860    $  4.80
Westheimer Commons .........   2,000,338     2,021,873     2,129,400      1,949,953       2,208,883       8.84
Five Points ................   1,874,427     2,367,397     2,100,687      1,808,562       1,938,651       7.01
Northtown Plaza ............     986,162     1,086,813     1,308,448      1,208,832       1,427,241       7.20
Texas City Bay .............   1,186,055     1,231,921     1,201,485      1,095,699       1,218,447       5.21
Braes Heights ..............     685,448       715,101       940,713        867,473       1,029,738       9.11
Highland Village Town             n/a           n/a          824,838        834,842         935,865      10.53
 Center ....................
Clearlake/ Camino South.....     828,483       877,622       860,344        768,565         837,981       8.28
Park Plaza .................     849,974       869,057       811,715        736,327         958,637       4.52
Parktown Center &                504,640       568,695       712,925        702,659(6)      692,373       5.69
 Parktown East .............
Moore Square ...............     681,750       748,360       678,707        579,175         734,614       5.56
Huntington Village .........     519,961       622,600       584,222        530,367         658,940       5.87
Moore Village ..............     256,586       141,319       410,683        548,410         650,268       6.02
Williamstown ...............     572,116       507,604       550,067        527,256         612,923       8.72
Jefferson Park .............     360,458       664,807       556,262        481,383         568,574       4.36
Village Plaza ..............     417,070       508,111       505,252        493,737         602,508       7.48
Webb Royal Plaza ...........     553,387       593,163       535,127        479,588         615,647       5.66
Carmel Village .............     400,171       458,942       464,766        443,061         508,541       5.87
Klein Square ...............     519,388       541,918       539,600        438,132         512,417       6.34
Brenham Four Corners .......     215,848       244,254       529,910        428,855         468,873       4.14
Tanglewilde ................     469,069       505,168       482,396        404,471         601,267       6.94
Maplewood Mall .............     340,604       396,188       407,354        383,890         431,479       4.51
Jeff Davis .................     331,410       359,486       440,494        383,053         366,086       5.26
League City ................     291,415       345,610       336,904        366,138         451,550       4.51
Countryside Village ........     179,208       237,538       370,258        323,570         451,848       3.31
Lamar Plaza ................     492,645       411,309       355,915        311,442         507,333       3.38
Braes Oaks .................     374,637       381,176       405,144        341,508         398,718       8.53
Long Pointe Plaza ..........     312,550       287,550       309,374        315,651         394,530       6.04
Stevens Park ...............      n/a           n/a          385,528        340,852         398,017       8.75
Cedar Bellaire .............     318,811       321,593       339,884        331,288         377,354       7.40
Broadway ...................     267,089       325,647       377,225        321,867         370,602       4.95
Highland Village ...........      n/a           n/a          359,822        296,489         377,155       5.63
Tidwell Plaza ..............     253,315       354,513       310,938        279,751         327,768       7.87
Forest Hills ...............     281,443       303,326       325,896        268,265         346,038       4.92
Washington Square ..........     230,987       260,217       300,491        260,662         248,057       3.81
Northgate ..................     293,055       304,369       303,132        257,936         311,974       7.21
Parkview West ..............     177,343       215,690       226,742        236,558         284,831       7.16
Parkview East ..............     121,590       116,679       149,177        210,723         257,986       6.27
El Camino ..................     241,128       227,805       245,215        208,723         250,431       4.20
Palm Plaza .................     149,193       205,673       177,418        152,598         181,632       3.49
Bryan Square ...............     131,586       157,431       156,949        128,259         178,616       3.24
Lazybrook ..................     100,478       103,338        98,289         93,706         108,948      10.14

                                                  PRIMARY TENANTS WITH
                                                 GREATER THAN 15,000 SF
PROPERTY NAME                                     DECEMBER 31, 1997(1)
---------------------------- -------------------------------------------------------------
Wynnewood Village .......... (2)
Westheimer Commons ......... (3)
Five Points ................ (4)
Northtown Plaza ............ Weiner's (2002), Mac Frugal's (2010), OfficeMax (2001)
Texas City Bay ............. Kroger (2014), Kmart (2019)
Braes Heights .............. CenterAmerica (2002), Weiner's (2006)
Highland Village Town        Minyard's (2016)
 Center ....................
Clearlake/ Camino South..... Hancock Fabrics (2006), H.E.B. Pantry (2007)
Park Plaza ................. Kmart (2004), Fiesta Mart (2000)
Parktown Center &            (5)
 Parktown East .............
Moore Square ............... Randall's (2010), Walgreen's (2017)
Huntington Village ......... Gerland (2005)
Moore Village .............. Hobby Lobby (2011), Hoffer Furniture (2007)
Williamstown ............... Michael's (1999)
Jefferson Park ............. Super 1 (2001), Beall's (2010)
Village Plaza .............. Troung Nguyen Supermarket (2007)
Webb Royal Plaza ........... Minyard's (2005)
Carmel Village ............. Beall's (2001)
Klein Square ............... Gerland (2002)
Brenham Four Corners ....... H.E.B. Pantry, (2012), Weiner's (2002)
Tanglewilde ................ Safeway (2014)
Maplewood Mall ............. Cox's Foodarama (2000), Weiner's (2000)
Jeff Davis ................. Carnival (2000)
League City ................ Cloth World (2007), Beall's (2000), H.E.B. Pantry (2007)
Countryside Village ........ (8)
Lamar Plaza ................ Kroger (2001), Weiner's (2000)
Braes Oaks ................. H.E.B. Pantry (2007)
Long Pointe Plaza .......... (8)
Stevens Park ............... Minyard's (2016)
Cedar Bellaire ............. H.E.B. Pantry (2009)
Broadway ................... Walgreens (2006), Rice Food Markets (2001)
Highland Village ........... Minyard's (2016)
Tidwell Plaza .............. Walgreens (2017)
Forest Hills ............... Winn-Dixie (2006)
Washington Square .......... Brookshire's (1998)
Northgate .................. OfficeMax (2005)
Parkview West .............. (8)
Parkview East .............. (8)
El Camino .................. Davis Food City (2002)
Palm Plaza ................. IGA (1999), Wilcox Furniture (1998)
Bryan Square ............... Kroger (2001)
Lazybrook .................. (8)

                                               CUT-OFF
                                                 DATE                     YEAR
                                              ALLOCATED                  BUILT/            OCCUPANCY
                                                 LOAN          TOTAL      RENO-  -----------------------------
PROPERTY NAME                   LOCATION        AMOUNT       SF/UNITS     VATED     1995      1996      1997
---------------------------- ------------- --------------- ------------ -------- --------- --------- ---------
North Hills Village ........ Haltom City         222,000       43,299   1972        77.7      44.4      44.4
                                                 -------       ------               ----      ----      ----
Total/Weighted Average .....                $163,000,000    4,761,994               88.2%     88.9%     91.7%
                                            ============    =========               ====      ====      ====

                                                                              UNDER-                      ANNUALIZED
                                                 NOI                         WRITABLE      ANNUALIZED     BASE RENT
                             --------------------------------------------      CASH         BASE RENT        PSF
PROPERTY NAME                     1995           1996           1997           FLOW         12/31/97       12/31/97
---------------------------- -------------- -------------- -------------- -------------- -------------- -------------
North Hills Village ........      131,975         92,903         60,623         31,794         88,644         2.05
                                  -------         ------         ------         ------         ------         ----
Total/Weighted Average .....  $21,305,874    $22,956,777    $25,518,237    $23,348,985    $27,925,845        6.39(7)
                              ===========    ===========    ===========    ===========    ===========        ======

                               PRIMARY TENANTS WITH
                              GREATER THAN 15,000 SF
PROPERTY NAME                  DECEMBER 31, 1997(1)
---------------------------- -----------------------
North Hills Village ........  (8)
                              ---
Total/Weighted Average .....

-------
(1)   Numbers in parentheses indicate lease expiration dates.

(2) Colbert's (2002), Weiner's (1999), BMA South Oak Cliff Dialysis, (1999), Mac Frugal's (2003), Kroger (2000), Rhoton's Food For Less (2002) and 50-Off (2000).

(3)   Kroger (2004), Michael's (2006) and Marshall's (2010).

(4)   Solo Serve (2002), Sutherland Lumber (2006), Beall's (2003), Hobby Lobby
      (2003).

(5)   Walgreen's (2056), Gerland's Food Fair (2016), Weiner's (1999).

(6) The Underwritable Cash Flow for Parktown Center includes the Underwritable Cash Flow for Parktown Center East.

(7)   Excludes vacant space.

(8)   No tenants with greater than 15,000 SF as of December 31, 1997.

     Environmental Reports. Environmental Site Assessments have been performed on the CenterAmerica Pool Properties within the past two years. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the CenterAmerica Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."


     Engineering Reports. Property Condition Reports were completed on the CenterAmerica Pool Properties between May, 1997 and July, 1997 by Associated Environmental Consultants, a third party due diligence firm. The Property Condition Reports concluded that the CenterAmerica Pool Properties were generally in good physical condition and required no deferred maintenance. At origination of the CenterAmerica Pool Loan, the CenterAmerica Pool Borrower did not establish a deferred maintenance reserve account.


     Property Management. The CenterAmerica Pool Loan is managed by CenterAmerica (the "CenterAmerica Pool Manager"), which is an affiliate of the CenterAmerica Pool Borrower, pursuant to a management agreement dated May 20, 1998 (the "CenterAmerica Pool Management Agreement"). The CenterAmerica Pool Manager receives a monthly management fee of 3% of the gross receipts received and leasing commissions of (a) 4% of the net rentals payable during the initial noncancellable term (not to exceed 5 years) of an initial lease or an expansion of an existing lease, if the CenterAmerica Pool Manager acts as the exclusive broker and 2% of the net rentals payable during the initial noncancellable term (not to exceed 5 years) of an initial lease or an expansion of an existing lease if the CenterAmerica Pool Manager acts as a co-broker, (b) 2% of the net rentals payable during the initial noncancellable term (not to exceed 5 years) of the renewal of an existing lease if the CenterAmerica Pool Manager acts as the exclusive broker and 1% of the net rentals payable during the initial noncancellable term (not to exceed 5 years) of the renewal of an existing lease if the CenterAmerica Pool Manager acts as a co-broker and (c) one month's rent payable under a month-to-month lease. The leasing commissions payable for any initial lease or any renewal of an existing lease with a term in excess of 5 years will be separately negotiated by the CenterAmerica Pool Manager and the CenterAmerica Pool Borrower.


     The CenterAmerica Pool Management Agreement is for a ten year term with automatic extensions of 1 year each. Either the CenterAmerica Pool Borrower or the CenterAmerica Pool Manager may terminate the CenterAmerica Pool Management Agreement without cause upon 30 days prior written notice, or in the event of a monetary default, upon 10 days prior written notice. Under the terms of the CenterAmerica Pool Loan, any termination or replacement of the CenterAmerica Pool Manager or entering into a new management agreement requires the consent of mortgagee.


     Pursuant to a management subordination agreement among the CenterAmerica Pool Borrower, the CenterAmerica Pool Manager and mortgagee, the CenterAmerica Pool Manager has agreed (i) that the CenterAmerica Pool Management Agreement is subordinate to the CenterAmerica Pool Loan and (ii) that mortgagee has the right to terminate the CenterAmerica Pool Manager and replace it with a manager approved by mortgagee (a) in the event of a transfer of all of the properties constituting the CenterAmerica Pool Properties or a transfer, directly or indirectly, of all of the ownership interests in the CenterAmerica Pool Borrower to a third party other than in accordance with the CenterAmerica Pool Loan documents (b) at any time that the CenterAmerica Pool Manager has engaged in gross negligence, fraud or willful misconduct, (c) at any time following the occurrence of a monetary Loan Default with respect to any payment of Debt Service or any payment to be deposited into any sub-account of the Lockbox or
(d) at any time following the acceleration of all or any portion of the CenterAmerica Pool Loan.


     The CenterAmerica Pool Manager has approximately 11.6 million square feet of retail space under its management.

CENTERAMERICA POOL: THE LOAN
ORIGINAL PRINCIPAL BALANCE: $163,000,000         LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $163,000,000     INITIAL INTEREST RATE: 6.67%
ORIGINATION DATE: May 20, 1998                   REVISED INTEREST RATE 8.67%
EFFECTIVE MATURITY DATE: June 1, 2008            AMORTIZATION: 360 months
MATURITY DATE: June 1, 2028                      MONTHLY PAYMENT: $1,048,561.51
EMD BALANCE: $140,921,222                        CALL PROTECTION: Lockout to EMD

                  CERTAIN CENTERAMERICA POOL LOAN STATISTICS

                                        LOAN PER
                                         SQUARE          LOAN TO         ACTUAL
                                        FOOT (1)     VALUE RATIO(2)      DSCR(3)
                                       ----------   ----------------   ----------
Cut-Off Date .......................       $34             61.3%           1.86x
At Effective Maturity Date .........       $30             53.0%           2.15x

--------
(1) Based on 4,761,994 square feet securing the CenterAmerica Pool Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the calculated values and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $23,348,985 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the CenterAmerica Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the CenterAmerica Pool Portfolio Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the CenterAmerica Pool Portfolio Loan Initial Interest Rate and an amortization term equal to 360 months.


     Security. The CenterAmerica Pool Loan is a nonrecourse loan, secured only by the fee estate of the CenterAmerica Pool Borrower in the CenterAmerica Pool Properties and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies insuring that the CenterAmerica Pool Mortgage constitutes a valid and enforceable first lien on the CenterAmerica Pool Properties, subject to certain exceptions set forth therein.

     Payment Terms. The CenterAmerica Pool Loan is an EMD Loan. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). Interest on the CenterAmerica Pool Loan is calculated on an Actual/360 Basis. The Late Payment Fee on any principal or interest payment not paid on its due date is 3% of the unpaid amount and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the CenterAmerica Pool Loan prior to the Effective Maturity Date. From and after such date the CenterAmerica Pool Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Yield Maintenance Charge.

     Principal prepayments on the CenterAmerica Pool Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the CenterAmerica Pool Loan following a Loan Default. Prepayments following a Loan Default require payment of a Yield Maintenance Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the CenterAmerica Pool Loan permits the release of all of the CenterAmerica Pool Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the CenterAmerica Pool Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the CenterAmerica Pool Loan. Upon any such Defeasance, at the option of either mortgagee or CenterAmerica Pool Borrower, the CenterAmerica Pool Borrower's obligations under the CenterAmerica Pool Loan and the U.S. Obligations securing the CenterAmerica Pool Loan will be transferred to a Successor Borrower; provided that such Successor Borrower is not required to be approved by mortgagee so long as it meets the Rating Agencies' then current single purpose bankruptcy remoteness criteria.

     Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the CenterAmerica Pool Loan also permits the release of any individual CenterAmerica Pool Property in exchange for U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the CenterAmerica Defeased Loan Amount on such dates and provide for payment on the Effective Maturity Date of the remaining principal balance of the CenterAmerica Defeased Loan Amount. The "CenterAmerica Defeased Loan Amount" is an amount equal to 125% of the Allocated Loan Amount of each of the CenterAmerica Pool Properties proposed to be released. Upon any such substitution, the CenterAmerica Pool Loan will be divided into 2 Notes, 1 of which (the "CenterAmerica Defeased Note") will be in a principal amount equal to the CenterAmerica Defeased Loan Amount, and, at the option of either mortgagee or the CenterAmerica Pool Borrower; the CenterAmerica Pool Borrower's obligations under the CenterAmerica Defeased Note and the U.S. Obligations securing the CenterAmerica Defeased Note will be transferred to a Successor Borrower, provided that such Successor Borrower is not required to be approved by mortgagee so long as it meets the Rating Agencies' then current single purpose bankruptcy remoteness criteria.

     Substitution of Properties. The CenterAmerica Pool Loan permits substitution of CenterAmerica Pool Properties, provided no more than 10 CenterAmerica Pool Properties in the aggregate may be substituted over the term of the CenterAmerica Pool Loan subject to the Substitution Conditions, except that (i) mortgagee shall have received an appraisal of the substitute property indicating an appraised value of the substitute property that is not less than 150% of the Allocated Loan Amount of the CenterAmerica Pool Property being replaced and (ii) confirmation from each Rating Agency that such expansion will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates. Additionally, after giving effect to the substitution, the Loan DSCR with respect to all of the CenterAmerica Pool Properties shall not be less than the Loan DSCR with respect to all of the CenterAmerica Pool Properties as of the origination date of the CenterAmerica Pool Loan and prior to the substitution. The Substitution Period commences on the origination date and ends on the Effective Maturity Date.

     Expansion Parcels. The CenterAmerica Pool Loan provides that prior to the Effective Maturity Date, the CenterAmerica Pool Borrower may acquire one or more unimproved parcels of land adjacent to a CenterAmerica Pool Property for purposes of expanding such CenterAmerica Pool Properties. The conditions for acquiring such an adjacent parcel are, among other things (i) after giving effect to such expansion the Loan DSCR for the CenterAmerica Pool Loan may not be less than the DSCR for the CenterAmerica Pool Loan as of the date of origination, (ii) the expansion parcels may not, in the aggregate, represent more than 10% of the land of the CenterAmerica Pool Properties as of the date of origination and (iii) confirmation from each Rating Agency that such expansion will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates.

     Lockbox and Reserves. Pursuant to the CenterAmerica Pool Loan, the CenterAmerica Pool Borrower has established a Hard Lockbox, which is a One-Tier Lockbox. The Lockbox Bank is Bank One Texas, N.A. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall.

     The CenterAmerica Pool Borrower has established (a) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment,
(b) a Tax Account, which had an Initial Reserve Deposit of $1,865,000, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) an Insurance Account, which had no Initial Reserve Deposit and requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (d) an Environmental Remediation Account, which had an Initial Reserve Deposit of $200,000, (e) a Capital Expenditures Account, which had no Initial Reserve Deposit and requires a Monthly Reserve Deposit equal to $59,525 and (f) a Rollover Account, which had no Initial Reserve Deposit and requires a Monthly Reserve Deposit equal to $138,891.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The CenterAmerica Pool Borrower may convey all of the CenterAmerica Pool Properties to a CenterAmerica Permitted Transferee provided that (a) no Loan Default has occurred and remains uncured, (b) mortgagee receives an acceptable assumption agreement executed by such assignee and (c) mortgagee receives a transfer fee equal to $50,000. A "CenterAmerica Permitted Transferee" is a corporation, partnership or limited liability company (i) that qualifies as a single purpose, bankruptcy remote entity under criteria established by applicable Rating Agencies and (ii) either (a) in which 51% or more of the equity and voting interests are owned directly or indirectly by a real estate opportunity fund sponsored by, and whose assets are managed by, Morgan Stanley, Dean Witter & Co. (a "Morgan Stanley Real Estate Fund"), (b) in which 51% or more of the equity and voting interests are owned directly or indirectly by a CenterAmerica Sponsor, but only if, in connection with the transfer of the CenterAmerica Pool Properties to a CenterAmerica Permitted Transferee described in this clause (ii), the CenterAmerica

Mezzanine Loan is repaid in full, or (c) acceptable to mortgagee in its reasonable discretion and with respect to which mortgagee shall have received
(x) confirmation in writing from each Rating Agency that such transfer to the proposed transferee will not result in a downgrading, withdrawal or qualification of the respective rating in effect immediately prior to such transfer for the Certificates and (y) a non-consolidation opinion from the proposed transferee's counsel acceptable to mortgagee in its reasonable discretion. A "CenterAmerica Sponsor" is (x) a pension fund that owns or controls (exclusive of the CenterAmerica Pool Properties) assets valued at no less than $1,000,000,000, which assets owned by such pension fund shall include the CenterAmerica Required Assets (defined below), (y) an insurance company or a major "money center" bank (or any wholly-owned subsidiary of either) that (i) has a minimum net worth (exclusive of the value of the CenterAmerica Pool Properties) of no less than $100,000,000 and (ii) owns assets (exclusive of the CenterAmerica Pool Properties) valued at no less than $400,000,000, which assets shall include the CenterAmerica Required Assets or (z) a real estate investment trust or a publicly traded company whose majority of revenues are derived from owning and operating retail properties in the United States that
(i) has a market capitalization (including debt but excluding the value of the CenterAmerica Pool Properties) of no less than $600,000,000 and (ii) owns assets (exclusive of the CenterAmerica Pool Properties) that include the CenterAmerica Required Assets. The "CenterAmerica Required Assets" are, properties consisting of no less than (a) 50 shopping centers or (b) 10 regional shopping centers, in either event (x) consisting of no less than 4,500,000 leaseable square feet and (y) exclusive of the CenterAmerica Pool Properties. The CenterAmerica Pool Borrower is also prohibited from further encumbering the CenterAmerica Pool Properties.

     The CenterAmerica Pool Loan generally prohibits the transfer of any direct or indirect interest in the CenterAmerica Pool Borrower unless (a) (i) no Loan Default has occurred and remains uncured, (ii) the transferee is approved by mortgagee in its reasonable discretion, (iii) if after giving effect to such transfer and all prior transfers, one person and its affiliates hold more than 10% of the ownership interest in the CenterAmerica Pool Borrower, mortgagee receives an acceptable non-consolidation opinion and (iv) mortgagee has received a confirmation in writing from each Rating Agency that such transfer will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates or (b) (i) no Loan Default has occurred and remains uncured, (ii) such transfer results from an initial public offering of ownership interests in an entity to which the CenterAmerica Pool Borrower has been converted or which succeeds the CenterAmerica Pool Borrower, (iii) a Morgan Stanley Real Estate Fund owns, directly or indirectly, no less than 15% of the equity and voting interests in the resulting publicly-traded entity immediately following the completion of the initial public offering (iv) such Morgan Stanley Real Estate Fund retains, directly or indirectly, the right to appoint no less than 15% of the members of the board of directors of the resulting public-traded entity immediately following the completion of the initial public offering, which 15% will be rounded up or down to the nearest percentage that would permit the appointment of one or more members of such board of directors without the vote of other shareholders and (v) if after giving effect to the transfer, any one person or entity and its affiliates own more than 49% of the ownership interests in the CenterAmerica Pool Borrower or its general partner that did not own more than 49% of such ownership interests on the closing date, mortgagee receives a non-consolidation opinion acceptable to mortgagee in the reasonable exercise of its discretion (provided that the mortgagee may not reject a non-consolidation opinion substantially in the form of the non-consolidation opinion delivered in connection with the closing of the CenterAmerica Pool Loan, as modified to reflect the applicable facts, unless such form is not acceptable to the Rating Agencies) or (c) (i) no Loan Default has occurred and remains uncured, (ii) the transferee is a CenterAmerica Permitted Transferee and (iii) if after giving effect to the transfer, any one person or entity and its affiliates own more than 49% of the ownership interests in the CenterAmerica Pool Borrower or its general partner that did not own more than 49% of such ownership interests on the closing date, mortgagee receives a non-consolidation opinion acceptable to mortgagee in the reasonable exercise of its discretion (provided that the mortgagee may not reject a non-consolidation opinion substantially in the form of the non-consolidation opinion delivered in connection with the closing of the CenterAmerica Pool Loan, as modified to reflect the applicable facts, unless such form is not acceptable to the Rating Agencies).

     The CenterAmerica Pool Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the CenterAmerica Pool Properties which do not exceed, at any time, $1,500,000 in the aggregate and are not more than 60 days past due.

     Insurance. The CenterAmerica Pool Borrower is required to maintain for each of the CenterAmerica Pool Properties (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the CenterAmerica Pool Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the CenterAmerica Pool Loan, (b) general liability insurance on the "occurrence" form with a combined limit, including umbrella coverage, of not less than $1,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 12 months income following restoration, (e) during any period of construction or repair, builder's risk insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, with respect to any CenterAmerica Pool Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the CenterAmerica Pool Loan and the maximum limit of coverage available under federal law and (h) at mortgagee's reasonable request, such other insurance against other insurable hazards which at the time are commonly insured against for comparable properties.

     All insurance policies are required to meet the Insurance Requirements, except that the insurance providers are required to be rated only "A" or better by each Rating Agency.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction, or a condemnation of to all or any portion of any of the CenterAmerica Pool Properties, the CenterAmerica Pool Borrower is obligated to commence and diligently prosecute to completion the restoration of the related CenterAmerica Pool Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $500,000, the CenterAmerica Pool Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the CenterAmerica Pool Borrower for restoration (A) so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the affected property is taken, and such land is located along the perimeter or periphery of the related CenterAmerica Pool Property, (iii) leases requiring payment of annual rent equal to 80% of the gross revenue received by the CenterAmerica Pool Borrower from the affected CenterAmerica Pool Property during the 12-month period preceding the casualty or condemnation remain in full force and effect during and after restoration without abatement of rent, and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires, or (c) the time required under any lease or applicable zoning law; (B) if the mortgagee has agreed to make the net proceeds available for restoration pursuant to a subordination, nondisturbance and attornment agreement between the mortgagee and a tenant under a lease subject to the Lease Approval Threshold; or (C) if restoration is required pursuant to a lease subject to the Lease Approval Threshold in effect as of the closing of the CenterAmerica Pool Loan. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the CenterAmerica Pool Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the CenterAmerica Pool Borrower for such purposes as mortgagee may designate and, in either event (if caused by clause
(ii) above) the CenterAmerica Pool Borrower will be permitted to repay the remaining Allocated Loan Amount of such property without payment of a Yield Maintenance Charge. If the mortgagee applies the net proceeds of a casualty or condemnation to the prepayment of the CenterAmerica Pool Loan, then the CenterAmerica Pool Borrower may, at its option and upon written notice to the mortgagee within 10 business days following the mortgagee's notice of the application of the net proceeds, prepay in full on the next Due Date the Allocated Loan Amount for the individual property that was subject to the condemnation or casualty still outstanding after application by the mortgagee of the net proceeds to the payment of the CenterAmerica Pool Loan and upon such payment by the CenterAmerica Pool Borrower the mortgagee will release its lien on the individual property without premium or penalty, provided that (a) no Loan Default has occurred and is continuing as of the date of the prepayment and release; (b) the CenterAmerica Pool Borrower has paid all accrued interest and any other amounts due and payable to mortgagee under the CenterAmerica Pool Loan with respect to the individual property and (c) the mortgagee has received a copy of a deed conveying the individual property to an entity other than the CenterAmerica Pool Borrower. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The CenterAmerica Pool Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is the greater of (i) 15,000 square feet or (ii) 5% or more of the gross leaseable area at any CenterAmerica Pool Property, which threshold calculation is to include the leaseable area at any other CenterAmerica Pool Property leased by an affiliate of the tenant under the lease under consideration. The Alteration Escrow Threshold is (a) with respect to an individual property, the greater of (i) $500,000 or (ii) 5% of the Allocated Loan Amount of such property and (b) with respect to all of the properties, $7,500,000.

     Financial Reporting. The CenterAmerica Pool Borrower is required to furnish the Financial Statements to mortgagee, except that audits need to be made by a nationally recognized accounting firm (as opposed to a "Big Five" accounting firm) and must be delivered within 120 days of the end of the CenterAmerica Pool Borrower's fiscal year and monthly financial information is not required to be delivered. In addition to the Financial Statements, the CenterAmerica Pool Borrower must deliver to mortgagee (a) within 120 days after each fiscal year, (i) a statement of annual sales for each tenant provided that such information has been delivered to the CenterAmerica Borrower by the tenant and (ii) a comparison of the budgeted and actual income and expenses for each of the CenterAmerica Pool Properties (with an explanation of any variance in excess of 10%) for the fiscal year (b) within 45 days after each fiscal quarter (i) quarterly and year-to-date operating statements, (ii) a calculation of the Loan DSCR for such quarter and the preceding 12-month period, (iii) a current rent roll for each of the CenterAmerica Pool Properties, and (iv) a copy of any notice from a tenant under a lease subject to the Lease Approval Threshold threatening non-payment of rent or other default, alleging or acknowledging a default by the landlord, requesting a termination or material modification of a lease or notifying the CenterAmerica Pool Borrower of the exercise or non-exercise of any option under the tenant's lease or any other similar correspondence received by the CenterAmerica Pool Borrower from tenants during the month.

     Development Rights. Borrower has the right to construct certain improvements (the "Wynnewood Village Redevelopment Parcel Improvements") on a parcel which is a portion of the individual CenterAmerica Pool Properties known as Wynnewood Village (the "Wynnewood Village Redevelopment Parcel") subject to satisfaction of the following conditions prior to the commencement of the Wynnewood Village Redevelopment Parcel Improvements: (i) the CenterAmerica Pool Borrower has entered into, and mortgagee has approved, a commercially reasonable ground lease of the Wynnewood Village Redevelopment Parcel (the "Wynnewood Ground Lease") with (a) CenterAmerica, (b) a single-purpose, bankruptcy-remote entity that satisfies the criteria for such entities established by the Rating Agencies or (c) such other person as shall be acceptable to mortgagee (the ground lessee pursuant to clause (a), (b) or (c), the "Wynnewood Ground Lessee"), (ii) mortgagee has approved the intended use of the Wynnewood Village Redevelopment Parcel (provided that mortgagee has preapproved use of a grocery store or multiplex cinema), and (iii) mortgagee has received and approved evidence regarding proper subdivision and receipt of permits an officer's certificate regarding no violation of REAs and no material adverse effect on utilities, operations or use of the remainder of the Wynnewood Village Property. The Wynnewood Ground Lessee or any sublessee of the Wynnewood Village Expansion Parcel may obtain construction and/or permanent financing for the development of the Wynnewood Redevelopment Parcel secured by a leasehold or subleasehold deed of trust encumbering the Wynnewood Ground Lessee's leasehold interest.

     Upon completion of the Wynnewood Village Redevelopment Parcel Improvements, mortgagee is entitled to receive the following: (i) a certificate of an independent architect selected by mortgagee (the "CenterAmerica Architect") certifying that the Wynnewood Village Redevelopment Parcel Improvements have been completed in accordance with plans and specifications approved by mortgagee and the CenterAmerica Architect, all legal requirements and any applicable leases, (ii) one or more final, unconditional certificates of occupancy and (iii) evidence that no mechanics or materialmen's liens in connection with the development of the Wynnewood Village Redevelopment Parcel exist and the CenterAmerica Pool Mortgage continues to have a first lien position with respect to the Wynnewood Village Redevelopment Parcel.

     Any sublease with respect to the Wynnewood Village Expansion Redevelopment Parcel, must contain any provisions, and the CenterAmerica Pool Borrower, as lessor under any sublease must enter into any recognition agreements, necessary to ensure that the subleases become a direct lease with the CenterAmerica Pool Borrower, as lessor, upon a termination of the Wynnewood Ground Lease.

     Mezzanine Debt. The CenterAmerica Mezzanine Borrower is the borrower under a mezzanine loan having an initial principal amount of $30,000,000 and providing for subsequent advances in an aggregate principal amount of up to an additional $17,000,000 (the "CenterAmerica Mezzanine Loan") originated by Secore and purchased by MSMC (the "CenterAmerica Mezzanine Lender") on May 20, 1998. The CenterAmerica Mezzanine Loan is secured by the limited partnership interest in the CenterAmerica Pool Borrower and by the stock of the general partner of the CenterAmerica Pool Borrower (collectively, the "CenterAmerica Pledged Interests"). Pursuant to an intercreditor agreement, the CenterAmerica Mezzanine Lender has agreed with mortgagee to obtain confirmation from each Rating Agency that the following actions will not result in the qualification, downgrade or withdrawal of the ratings assigned to the Certificates: (i) foreclosure on the CenterAmerica Pledged Interests, (ii) enforcement of its rights described below regarding termination or replacement of the manager of the CenterAmerica Pool Properties and (iii) transfer of the CenterAmerica Mezzanine Loan, except to (a) an institutional investor with at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and experienced in making commercial real estate loans or (b) any entity wholly owned by the foregoing; provided, however, that Confirmation shall be obtained from each Rating Agency if the CenterAmerica Mezzanine Loan is being transferred in part to more than one such institutional investor. See "Risk Factors--Other Financing."

     Under the intercreditor agreement, mortgagee must notify the CenterAmerica Mezzanine Lender of Loan Defaults and defaults under the CenterAmerica Pool Loan, and may not accelerate the CenterAmerica Pool Loan or pursue any remedies thereunder, unless the CenterAmerica Mezzanine Lender fails to cure such default within the cure period, if any, under the CenterAmerica Pool Loan documents, or within 2 business days for a payment default, following the CenterAmerica Mezzanine Lender's receipt of written notice of such default. Such cure rights terminate on the Effective Maturity Date, and do not apply at any time that the CenterAmerica Pool Borrower or an affiliate thereof owns the CenterAmerica Mezzanine Loan.

     The CenterAmerica Mezzanine Loan matures on June 1, 2002, requires monthly payments of interest only, and bears interest at a variable rate of LIBOR plus 5%. Upon an event of default and acceleration of the CenterAmerica Mezzanine Loan, all amounts in the Lockbox remaining after payment of debt service, reserves and expenses must be applied to prepay the CenterAmerica Mezzanine Loan.

     The CenterAmerica Mezzanine Loan may be prepaid voluntarily at any time, and, subject to certain exceptions, is required to be prepaid from any net proceeds of a casualty, condemnation, transfer or refinancing of any of the CenterAmerica Pool Properties in excess of the portion required to be applied under the CenterAmerica Pool Loan.

     The limited partnership agreement of the CenterAmerica Pool Borrower provides that it may not cause or permit the transfer or encumbrance of the CenterAmerica Pool Properties, or prepay or refinance the CenterAmerica Pool Loan without the consent of the CenterAmerica Mezzanine Borrower. The CenterAmerica Mezzanine Borrower has agreed not to provide such consent without the consent of the CenterAmerica Mezzanine Lender.

     However, the CenterAmerica Mezzanine Lender has agreed with mortgagee not to withhold consent to refinancing of the CenterAmerica Pool Loan if it determines in its discretion that certain conditions are satisfied, including among others that (i) in the event the aggregate amount of debt increases, all net proceeds shall be used to reduce the CenterAmerica Mezzanine Loan, (ii) the new loan would not provide for the payment of any additional interest, an equity kicker or any similar equity feature and (iii) the new mortgage lender assumes the obligations of mortgagee under the intercreditor agreement and such lender and all parties to the CenterAmerica Mezzanine Loan documents enter into amendments or replacements thereto satisfactory to the CenterAmerica Mezzanine Lender, so as to preserve for it the benefits it had prior to refinancing.

     The CenterAmerica Mezzanine Lender has agreed not to unreasonably withhold consent to a transfer of the CenterAmerica Pool Properties if it determines in its discretion that certain conditions are satisfied, including among others that (i) no default has occurred under the CenterAmerica Mezzanine Loan, (ii) the Rating Agencies confirm in writing that such transfer will not result in the reduction, withdrawal or qualification of the then current ratings of the Certificates, (iii) the ownership structure of the new property owner and certain affiliates thereof is substantially the same as that of the CenterAmerica Mezzanine Borrower, (iv) the new property owner assumes the CenterAmerica Pool Loan documents and the owners of the new property owner assume the CenterAmerica Mezzanine Loan documents, and each is approved as to credit and reputation by the CenterAmerica Mezzanine Lender or the Rating Agencies, (v) the CenterAmerica Mezzanine Lender receives such opinions of counsel as it requests and (vi) the CenterAmerica Mezzanine Lender receives an assumption fee from the CenterAmerica Mezzanine Borrower in an amount equal to 1% of the original principal balance of the CenterAmerica Mezzanine Loan.

     Mortgagee has agreed to obtain the consent of the CenterAmerica Mezzanine Lender before consenting to a transfer of the CenterAmerica Pool Properties (subject to the agreement of the CenterAmerica Mezzanine Lender to consent to certain transfers as described above).

     Mortgagee may amend the CenterAmerica Pool Loan without the consent of, but upon written notice to, the CenterAmerica Mezzanine Lender; provided that mortgagee has agreed that it will not, without approval of the CenterAmerica Mezzanine Lender, amend the CenterAmerica Pool Loan so as to (i) provide for the payment of additional interest, an equity kicker or any similar equity feature, (ii) spread the lien thereof to encumber additional collateral or
(iii) cross-default such loan with any other debt. The CenterAmerica Mezzanine Lender has agreed that it will not, without approval of mortgagee, amend the CenterAmerica Mezzanine Loan so as to (i) modify the maturity date, (ii) change the amount of principal payments due, or (iii) provide additional control rights over the activities of the CenterAmerica Pool Borrower.

     The limited partnership agreement of the CenterAmerica Pool Borrower requires that it obtain the approval of the CenterAmerica Mezzanine Borrower (which in turn must obtain the approval of the CenterAmerica Mezzanine Lender) for its annual budget and for any expenses above budget. However, under the intercreditor agreement, mortgagee has the right to override any objection by the CenterAmerica Mezzanine Lender to the budget or any excess expense.

     The CenterAmerica Mezzanine Lender's rights to approve a replacement property manager and to terminate the manager are identical to the rights held by mortgagee. The CenterAmerica Mezzanine Lender has agreed that such rights are subject to any rights of mortgagee to take such actions pursuant to the CenterAmerica Pool Loan.

     The obligations of the CenterAmerica Mezzanine Borrower under the CenterAmerica Mezzanine Loan are guaranteed in full by CenterAmerica, its 99.5% limited partner, which guaranty is secured by a deed of trust encumbering 2 shopping center properties which do not secure the CenterAmerica Pool Loan.

     The insert between pages S-95 and S-96 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Wells Fargo Tower
          Photographs (clockwise from top right)
               1. Gibson, Dunn & Crutcher Reception
               2. Lobby
               3. Interior Atrium
               4. Wells Fargo Tower
     Reverse of page
          Legend: Wells Fargo Tower
          1. Plan of building showing tenants and available space on each floor
          2. Map of Los Angeles, CA showing location of Wells Fargo Tower

WELLS FARGO OFFICE TOWER: THE BORROWER; THE PROPERTY

     The Loan. The Wells Fargo Office Tower Loan was originated by Wells Fargo on April 30, 1998 and will be acquired by MSMC on or prior to the Closing Date. The Wells Fargo Office Tower Loan had an original principal balance of $144,000,000 and has a Cut-Off Date Principal Balance of approximately $143,855,648. It is secured by a deed of trust (the "Wells Fargo Office Tower Mortgage") encumbering a commercial office building and an adjacent parking garage, located in downtown Los Angeles, California (the "Wells Fargo Office Tower Property").

     The Borrower. North Tower, LLC (the "Wells Fargo Office Tower Borrower") is a Delaware limited liability company whose purpose is limited to owning and operating the Wells Fargo Office Tower Property and engaging in related activities. The Wells Fargo Office Tower Borrower owns no material assets other than the Wells Fargo Office Tower Property and related interests. The Wells Fargo Office Tower Borrower is indirectly owned 42% by Wells Fargo, 12% by Maguire Partners-Bunker Hill, Ltd., 31% by MAC-WFT, Inc., and 15% by Gibson, Dunn & Crutcher Retirement Trust. All of the members have ownership interests which give them management rights similar to those generally given to a general partners of a limited partnership except Gibson, Dunn & Crutcher Retirement Trust.

     The Property. The Wells Fargo Office Tower Property is a "Class-A" office building constructed in 1982 and located in downtown Los Angeles, California. The Wells Fargo Office Tower Property contains approximately 1,336,248 square feet of GLA and 2,014 on-site parking spaces, which is shared with an adjacent office tower of comparable size. As of January 31, 1998 the economic occupancy of the building was approximately 92%. The physical occupancy of the Wells Fargo Office Tower Property as of such date was approximately 87% and assuming no tenants vacate their premises, will increase to approximately 92% in April, 1999 based on newly signed leases. The major tenants are Wells Fargo and Gibson Dunn & Crutcher, which together lease approximately 36% of the total net rentable area. An appraisal of the Wells Fargo Office Tower Property completed by Cushman & Wakefield on February 27, 1998 determined a market value of $235,000,000.

     As a result of certain transfers within the ownership structure of the entities owning the Wells Fargo Office Tower Property, the Wells Fargo Office Tower Property has been reassessed for an additional approximately $1.9 million, which assessment is in the process of being appealed. Mortgagee has the right to require the Wells Fargo Office Tower Borrower to increase its deposits in the Tax Account to cover such liability when due. See "Risk Factors--Risks Related to Tax Assessment on Wells Fargo Office Tower Property."


     Major Tenant Information. Wells Fargo Bank leases 253,718 square feet of GLA and controls an interest in the property. Gibson Dunn & Crutcher leases 224,958 square feet of GLA and also owns a limited interest in the Wells Fargo Office Tower Borrower. Gibson Dunn & Crutcher is a national law firm which specializes in antitrust and trade regulation, environmental law, securities litigation, international trade and customs law. Both of these tenant's leases include a clause pursuant to which the rent is adjusted to reflect "any increase in the cost of living" on every fifth year starting from the beginning of the eleventh year. In addition, Oaktree Capital has executed a lease agreement for 73,473 square feet beginning in April, 1999.

     Location/Access. The Wells Fargo Office Tower Property is located in the downtown Los Angeles, California sub-market generally known as the Bunker Hill area. The commercial business district ("CBD") contains 3 tiers of buildings; "Class A", "Class B" and "Class C" with "Class A" buildings experiencing lower vacancies than "Class B" and "Class C" buildings. The Bunker Hill area contains the greatest concentration of "Class A" buildings within the CBD. Based on a rental and occupancy survey of downtown Los Angeles, 23 other "Class A" office properties comprising approximately 20,387,614 square feet of net rentable area are located in this area.

     Market Overview. According to the downtown Los Angeles market report prepared by Cushman & Wakefield, the CBD's overall office real estate market vacancy was approximately 22.9% as of year-end 1997. Vacancy rates for comparable space in the office market of "Class A" buildings have fallen below 18.0% as of the first quarter of 1998.

               COMPETITIVE DOWNTOWN LOS ANGELES OFFICE BUILDINGS
            RENTAL AND OCCUPANCY SURVEY AS OF FIRST QUARTER 1998(1)

                                            BUILDING INFORMATION                       AVAILABLE SPACE
                                  ----------------------------------------- -------------------------------------
                                    NO. OF      AREA      AVG. FLR.   YEAR
      BUILDING NAME/LOCATION       STORIES      (SF)         AREA     BUILT    FLOOR(S)      DIRECT     SUBLEASE
--------------------------------- --------- ------------ ----------- ------ ------------- ------------ ----------
Subject Property
---------------------------------
 Wells Fargo Center -- North(2)      54       1,336,248    24,745    1982    22-41 & 53            0    125,536
 333 South Grand Avenue                                                         4-42          93,640          0
                                                                              --------        ------    -------
                                                                                              93,640    125,536
Competition
---------------------------------
 The Gas Company Tower               52       1,200,000    23,077    1991       4-8           72,686          0
 555 West 5th Street                                                           30-50          96,555          0
                                                                              --------        ------    -------
                                                                                             169,241          0
 One Bunker Hill                     13         224,000    17,231    1931        6                 0      2,740
 601 West 5th Street                                                            2-10          40,641          0
                                                                              --------       -------    -------
                                                                                              40,641      2,740
 Library Tower / FIB World Ctr       73       1,360,086    18,631    1989   16, 64 & 72            0     68,309
 633 West 5th Street                                                           14-67         137,410          0
                                                                              --------       -------    -------
                                                                                             137,410     68,309
 444 Plaza                           48         893,979    18,625    1982     Grnd.-47             0    161,779
 444 South Flower Street                                                      37 & 38         16,873          0
                                                                            -------------    -------    -------
                                                                                              16,873    161,779
 One California Plaza                42         936,864    22,306    1985     12 & 26              0     32,401
 300 South Grand Avenue                                                     Grnd. 10-38       96,351          0
                                                                            -------------    -------    -------
                                                                                              96,351     32,401
 Two California Plaza                52       1,277,801    24,573    1992        22                0     20,013
 350 South Grand Avenue                                                        15-39         134,969          0
                                                                              --------       -------    -------
                                                                                             134,969     20,013
 Wells Fargo Center -- South         45       1,012,000    22,489    1983      Ground              0          0
 355 South Grand Avenue                                                        18-42         207,503          0
                                                                              --------       -------    -------
                                                                                             207,503          0
 Arco Center                         55       1,359,934    24,726    1974      24-31               0     52,220
 333 South Hope Street                                                         LL-28         140,523          0
                                                                              --------       -------    -------
                                                                                             140,523     52,220
 400 South Hope Street Building      26         661,756    25,452    1982      Ground              0          0
 400 South Hope Street                                                          3-26          85,051          0
                                                                              --------       -------    -------
                                                                                              85,051          0
                                                                                             -------    -------
 MARKET TOTALS(3)                            10,262,668    22,310                          1,122,202    462,998
                                             ==========    ======                          =========    =======

                                     OVERALL     QUOTED ANNUAL RENT   OVERALL
                                   AVAILABILITY -------------------  OCCUPANCY
      BUILDING NAME/LOCATION           (SF)             PSF            RATIO
--------------------------------- ------------- ------------------- ----------
Subject Property
---------------------------------
 Wells Fargo Center -- North(2)                  $11.00 -- $16.00       86.6%
 333 South Grand Avenue               Total       $8.00 -- $12.00
                                      219,176
Competition
---------------------------------
 The Gas Company Tower                            $8.00 -- $12.00       85.9%
 555 West 5th Street                  Total       $8.00 -- $12.00
                                      169,241
 One Bunker Hill                                 $10.80 -- $10.80       80.6%
 601 West 5th Street                  Total      $12.00 -- $18.00
                                       43,381
 Library Tower / FIB World Ctr                    $5.00 -- $22.00       84.9%
 633 West 5th Street                  Total       $8.00 -- $12.00
                                      205,719
 444 Plaza                                       $15.00 -- $18.00       80.0%
 444 South Flower Street              Total      $18.00 -- $18.00
                                      178,652
 One California Plaza                            $10.00 -- $10.00       86.3%
 300 South Grand Avenue               Total       $8.00 -- $15.00
                                      128,752
 Two California Plaza                            $18.00 -- $18.00       87.9%
 350 South Grand Avenue               Total      $13.00 -- $18.00
                                      154,982
 Wells Fargo Center -- South                    -- -- --                79.5%
 355 South Grand Avenue               Total       $8.00 -- $12.00
                                      207,503
 Arco Center                                      $9.00 -- $22.00       85.8%
 333 South Hope Street                Total      $15.00 -- $20.00
                                      192,743
 400 South Hope Street Building                 -- -- --                87.1%
 400 South Hope Street                Total      $22.00 -- $22.00
                                       85,051
                                      -------
 MARKET TOTALS(3)                   1,585,200                           84.4%
                                    =========                           ====

--------
(1)   Figures for Competition are according to Cushman & Wakefield Appraisal.

(2) Availability and occupancy numbers do not include the recently signed Oaktree Capital lease.

(3)   (Includes Subject Property)


     Operating History. The following table shows certain information regarding the operating history of the Wells Fargo Office Tower Property:


                         ADJUSTED NET OPERATING INCOME

                                                                                              UNDERWRITABLE
                                         1995               1996               1997                NOI
                                   ----------------   ----------------   ----------------   ----------------
Revenues .......................    $  39,438,030      $  38,287,711      $  39,003,365      $  36,845,496
Expenses .......................      (14,881,572)       (15,103,560)       (15,127,342)       (15,127,342)
                                    -------------      -------------      -------------      -------------
  Net Operating Income .........    $  24,556,458      $  23,184,151      $  23,876,023      $  21,718,154
                                    =============      =============      =============      =============

     Occupancy History. The following table shows certain historical information regarding average occupancy of the Wells Fargo Office Tower
Property:

OCCUPANCY AS OF:               PERCENT LEASED
----------------------------- ---------------
 January 31, 1998 ...........       92%
 January 31, 1997 ...........       94%
 February 29, 1996 ..........       90%
 January 31, 1995 ...........       94%

     Major Tenant Summary. The following table shows certain information regarding certain major tenants of the Wells Fargo Office Tower Property:

                                                                   TENANT NET
                                                                    RENTABLE
PARENT COMPANY(1)                        TENANT NAME                  AREA
--------------------------- ------------------------------------- ------------
Gibson Dunn & Crutcher..... Gibson Dunn & Crutcher                   224,958
Wells Fargo and Co. ....... Wells Fargo                              253,718
Travelers Group Inc. ...... Salomon Smith Barney                      50,648
Thelen Marrin Johnson &
 Bridges LLP .............. Thelen Marrin Johnson & Bridges LLP       53,884
Oaktree Capital(2) ........ Oaktree Capital                           73,473
PaineWebber Group ......... Kidder Peabody/Paine Webber               44,986
Sumitomo Bank Ltd. ........ Sumitomo Trust                            25,324
Payden & Rygel ............ Payden & Rygel                            48,982
Peterson Ross ............. Peterson Ross                             24,145
Donovan Leisure Newton
 and Irvine ............... Donovan Leisure Newton and Irvine         24,887
                                                                     -------
Subtotal ..................                                          825,005
Other Tenants .............                                          406,273
Vacant Tenants ............                                          104,970
                                                                     -------
Total .....................                                        1,336,248
                                                                   =========

                              % OF TOTAL                   % OF TOTAL     ANNUALIZED
                             NET RENTABLE    ANNUALIZED    ANNUALIZED        BASE
PARENT COMPANY(1)                AREA         BASE RENT     BASE RENT    RENT PER SF
--------------------------- -------------- -------------- ------------ ---------------
Gibson Dunn & Crutcher.....      16.84%     $ 4,818,402       21.09%      $  21.42
Wells Fargo and Co. .......      18.99        4,473,755       19.58          17.63
Travelers Group Inc. ......       3.79        1,924,632        8.42          38.00
Thelen Marrin Johnson &
 Bridges LLP ..............       4.03        1,205,688        5.28          22.38
Oaktree Capital(2) ........       5.50        1,138,832        4.98          15.50
PaineWebber Group .........       3.37        1,027,934        4.50          22.85
Sumitomo Bank Ltd. ........       1.90          886,344        3.88          35.00
Payden & Rygel ............       3.67          704,728        3.08          14.39
Peterson Ross .............       1.81          688,464        3.01          28.51
Donovan Leisure Newton
 and Irvine ...............       1.86          622,175        2.72          25.00
                                ------      -----------      ------       --------
Subtotal ..................      61.74%     $17,490,953       76.56%      $  21.20
Other Tenants .............      30.40        5,355,407       23.44          13.18
Vacant Tenants ............       7.86                0        0.00           0.00
                                ------      -----------      ------       --------
Total .....................      100.0%     $22,846,360       100.0%     $   18.55(3)
                                ======      ===========      ======      =========

--------
(1)   The parent company may not be the obligor under the applicable lease.

(2)   Occupancy and rent payment under lease commence in April 1999.

(3)   Excludes vacant space.

     Lease Expiration Summary. The following table shows scheduled lease expirations of the Wells Fargo Office Tower Property as of January 31, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date. Over 46% of the leased square footage that expires in 1999 is currently leased and occupied by Donovan Leisure. Oaktree Capital is to occupy 73,473 square feet beginning in April, 1999 Lease Expiration Summon(1).

                            NUMBER OF                             CUMULATIVE
                              LEASES     EXPIRING    PERCENT OF   PERCENT OF
YEAR OF EXPIRATION           EXPIRING       SF           SF           SF
-------------------------- ----------- ------------ ------------ ------------
Vacant ...................       0        104,970        7.86%        7.86%
Month-to-Month ...........      15         21,174        1.58         9.44
1998 .....................      33         74,723        5.59        15.03
1999 .....................       7         53,391        4.00        19.03
2000 .....................      10         33,834        2.53        21.56
2001 .....................      16        133,818       10.01        31.57
2002 .....................      13        164,389       12.30        43.88
2003 .....................       9         57,227        4.28        48.16
2004 .....................       5         77,827        5.82        53.98
2005 .....................       0              0        0.00        53.98
2006 .....................       3         19,017        1.42        55.41
2007 .....................       4         40,779        3.05        58.46
2008 or later(2) .........      30        555,099       41.54       100.00
                                --        -------      ------
Total/Weighted
 Average .................     145      1,336,248      100.00%
                               ===      =========      ======

                                                                        CUMULATIVE
                                             ANNUALIZED    PERCENT OF   PERCENT OF
                             ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
YEAR OF EXPIRATION            BASE RENT        PER SF       BASE RENT   BASE RENT
-------------------------- -------------- --------------- ------------ -----------
Vacant ...................  $         0      $   0.00          0.00%       0.00%
Month-to-Month ...........      161,536          7.63          0.71        0.71
1998 .....................    1,064,838         14.25          4.66        5.37
1999 .....................    1,408,028         26.37          6.16       11.53
2000 .....................      401,318         11.86          1.76       13.29
2001 .....................    2,429,842         18.16         10.64       23.92
2002 .....................    4,401,616         26.78         19.27       43.19
2003 .....................      502,753          8.79          2.20       45.39
2004 .....................      972,093         12.49          4.25       49.64
2005 .....................            0          0.00          0.00       49.64
2006 .....................      345,494         18.17          1.51       51.16
2007 .....................      682,281         16.73          2.99       54.14
2008 or later(2) .........   10,476,561         18.87         45.86      100.00
                            -----------      --------        ------
Total/Weighted
 Average .................  $22,846,360     $   18.55(3)     100.00%
                            ===========     ===========      ======

--------
(1)   Based on 1/31/98 rent roll.

(2) Includes the Oaktree Capital Lease for floors 27-29 for a total of 73,473 square feet and $1,138,832 of Annualized Base Rent.

(3)   Excludes vacant space.


     Environmental Report. An Environmental Site Assessment was completed on the Wells Fargo Office Tower Property in February, 1997. The Environmental Site Assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

     Engineering Report. A Property Condition Report was completed on the Wells Fargo Office Tower Property on February 7, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Wells Fargo Office Tower Property was generally in good physical condition and identified approximately $500 in deferred maintenance requirements.

     Property Management. The Wells Fargo Office Tower Property is managed by Maguire Partners--Development, Ltd. (the "Wells Fargo Office Tower Manager"), which is an affiliate of the Wells Fargo Office Tower Borrower, pursuant to a management agreement dated April 27, 1998 (the "Wells Fargo Office Tower Management Agreement"). The Wells Fargo Office Tower Manager receives a monthly management fee of 2.5% of gross rent received, a tenant improvement fee of 10% of the cost of any tenant improvement work after the initial occupancy of a tenant and leasing commissions of (a) 4% of the minimum base rent for the first 5 years of the term of each initial lease and 2% for years 6 through 15 of such lease, (b) 4% of the minimum base rent for the first 5 years of the term of each lease with an existing tenant and 2% for years 6 through 10 of such lease,
(c) 4% of the minimum base rent for the first 5 years of the term of each new lease that is entered into pursuant to the exercise of an option to renew or extend and 2% for years 6 through 10 of such lease and (d) 4% of the minimum base rent for the first 5 years of the term of each lease that is entered into pursuant to the exercise of a right of first refusal and 2% for years 6 through 10 of such lease, except that such 5 and 10 year period shall be deemed to have begun at the same time as such tenant's initial lease but such compensation is only payable to the Wells Fargo Office Tower Manager from the date of the lease pursuant to the right of first refusal.

     The Wells Fargo Office Tower Management Agreement is for a term of 7 years ending in 2005 with automatic extensions of 1 year each. The Wells Fargo Office Tower Manager may resign upon 90 days written notice to the Wells Fargo Office

Tower Borrower or the Wells Fargo Office Tower Borrower may terminate the Wells Fargo Office Tower Manager for cause upon 30 days prior written notice to the Wells Fargo Office Tower Manager.


     Pursuant to a management subordination agreement executed by the Wells Fargo Office Tower Manager, mortgagee has the right to terminate the Wells Fargo Office Tower Manager (i) on or after any Loan Default, (ii) on or after any default by Wells Fargo Office Tower Manager under the Wells Fargo Office Tower Management Agreement, or (iii) in the event that net operating income for the Wells Fargo Office Tower Property for the prior 12 calendar months is less than $19,000,000.


     The Wells Fargo Office Tower Manager is an affiliate of Maguire Partners Management Company, which has developed and manages over 25,000,000 square feet of properties in the United States.

WELLS FARGO OFFICE TOWER: THE LOAN.


ORIGINAL PRINCIPAL BALANCE: $144,000,000         LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $143,855,648     INITIAL INTEREST RATE: 7.17%
ORIGINATION DATE: April 30, 1998                 REVISED INTEREST RATE: 9.17%
EFFECTIVE MATURITY DATE: April 30, 2005          AMORTIZATION: 300 months
MATURITY DATE: April 30, 2023                    MONTHLY PAYMENT: $1,033,431.56
EMD BALANCE: $126,516,032                        CALL PROTECTION: Lockout to EMD

               CERTAIN WELLS FARGO OFFICE TOWER LOAN STATISTICS

                                           LOAN PER            LOAN TO         ACTUAL
                                        SQUARE FOOT(1)     VALUE RATIO(2)      DSCR(3)
                                       ----------------   ----------------   ----------
Cut-Off Date .......................         $108                61.2%           1.64x
At Effective Maturity Date .........         $ 95                53.8%           1.86x

--------
(1) Based on 1,336,248 square feet securing the Wells Fargo Office Tower Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the appraised market value and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $20,276,676 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Wells Fargo Office Tower Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Wells Fargo Office Tower Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Wells Fargo Office Tower Loan Initial Interest Rate and an amortization term equal to 300 months.


     Security. The Wells Fargo Office Tower Loan is a nonrecourse loan, secured only by the fee estate of the Wells Fargo Office Tower Borrower in the Wells Fargo Office Tower Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies issued simultaneously insuring that the Wells Fargo Office Tower Mortgage constitutes a valid and enforceable first lien on the Wells Fargo Office Tower Property, subject to certain exceptions set forth therein.

     Payment Terms. The Wells Fargo Office Tower Loan is an EMD Loan. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). Interest on the Wells Fargo Office Tower Loan is calculated on an Actual/360 Basis. The Late Payment Fee on any principal or interest payment not paid on its Due Date is 2.5% of the unpaid amount and the Default Rate following a Loan Default is the greater of (i) 4% over the applicable interest rate and (ii) the prime rate then in effect plus 1%.

     Prepayment. Voluntary prepayment is prohibited under the Wells Fargo Office Tower Loan prior to the Effective Maturity Date. From and after such date the Wells Fargo Office Tower Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date.

     Principal prepayments on the Wells Fargo Office Tower Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Wells Fargo Office Tower Loan following a Loan Default. Prepayments following a Loan Default prior to the Effective Maturity Date require payment of a Yield Maintenance Charge equal to the amount that, when added to the amount otherwise due as a result of such acceleration, would be sufficient to purchase U.S. Obligations (a) having maturity dates on or prior to, but as close as possible to, successive scheduled Due Dates (after the date of such acceleration of the Note) upon which Due Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note were the Effective Maturity Date and (b) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the Maturity Date of the Note were the Effective Maturity Date (but without any adjustment of the monthly amortization schedule). As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions (other than the requirement to convey the related property to an entity other than the related borrower), commencing on the date that is 2 years after the Closing Date, the Wells Fargo Office Tower Loan permits the release of the Wells Fargo Office Tower Property upon delivery to mortgagee, at mortgagee's option, of either (i) U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Wells Fargo Office Tower Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Wells Fargo Office Tower Loan or (ii) cash sufficient to purchase such U.S. Obligations (in which case such U.S. Obligations will be purchased by the Master Servicer). Upon any such Defeasance, the Wells Fargo Office Tower Borrower, with the consent of mortgagee, may transfer the obligations under the Wells Fargo Office Tower Loan and the U.S. Obligations securing the loan to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Wells Fargo Office Tower Loan.

     Lockbox and Reserves. Pursuant to the Wells Fargo Office Tower Loan, the Wells Fargo Office Tower Borrower has established a Hard Lockbox, which is a One-Tier Lockbox. The Lockbox Bank is Wells Fargo Bank, National Association, an affiliate of the Wells Fargo Office Tower Borrower and a tenant of the Wells Fargo Office Tower Property. Amounts in the Lockbox are required to be applied as follows: (i) to a joint Tax Account and Insurance Account, (ii) to fund payment of the Monthly Payment and other amounts due and payable under the Wells Fargo Office Tower Loan (excluding principal payments based on Excess Cash Flow), (iii) to fund the Capital Expenditures Account (except that prior to the Effective Maturity Date the release of funds in the Capital Expenditure Account is not limited to expenses set forth in a capital budget approved by mortgagee; however, all releases must be reasonably approved by mortgagee),
(iv) to fund an operating expense account in an amount equal to the monthly operating expenses as set forth in the annual budget, such funds to be released
(a) prior to the Effective Maturity Date, to the Wells Fargo Office Tower Borrower and (b) after the Effective Maturity Date, to the Wells Fargo Office Tower Borrower in an amount equal to the expenses actually incurred up to the amount of monthly operating expenses set forth in the approved annual budget,
(v) to fund the Rollover Account in the amount described below (except that the release of funds in the Rollover Account is not limited to expenses set forth in a budget approved by mortgagee; however, all releases must be reasonably approved by mortgagee), (vi) after the Effective Maturity Date, to apply Excess Cash Flow to prepay the Wells Fargo Office Tower Loan until paid in full, (vii) after the Effective Maturity Date, to pay Deferred Interest and (viii) to the Wells Fargo Office Tower Borrower.

     The Wells Fargo Office Tower Borrower has established (a) a joint Tax Account and Insurance Account, which had an Initial Reserve Deposit of $567,138, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount and the Monthly Insurance Deposit Amount (calculated to accumulate sufficient funds to pay such taxes and insurance premiums on the Payment Date prior to their respective delinquency dates), (b) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment and other amounts due and payable under the Wells Fargo Office Tower Loan (excluding principal payments based on Excess Cash Flow), (c) a Capital Expenditures Account, which requires a Monthly Reserve Deposit equal to $16,666 based on $.15 per square foot per year, (d) an operating expense reserve account, which requires a Monthly Reserve Deposit equal to the amount set forth in the annual budget, and (e) a Rollover Account, which had an Initial Reserve Deposit of $9,000,000 and requires a Monthly Reserve Deposit of an amount necessary to maintain a balance equal to the Wells Fargo Office Tower Minimum Rollover Balance (as defined below).

     The "Wells Fargo Office Tower Minimum Rollover Balance" is $9,000,000, until such time that no less than 80% of the space on floors 25-29 of the Wells Fargo Office Tower Property has been re-leased and such space (x) has all new tenant improvements required by the replacement tenants of such space fully completed and accepted by such tenants and (y) such replacement tenants are paying rent on such space, at which time such $9,000,000 amount shall be reduced to $6,000,000. All or a portion of such amounts may be funded with a letter of credit or irrevocable line of credit acceptable to mortgagee and the Rating Agencies.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Wells Fargo Office Tower Borrower is prohibited from transferring the Wells Fargo Office Tower Property without consent of mortgagee other than pursuant to a Wells Fargo Permitted Transfer (as defined below). The Wells Fargo Office Tower Borrower is also prohibited from further encumbering the Wells Fargo Office Tower Property, except for (i) liens in favor of mortgagee,
(ii) equipment, vehicle and fixture leases entered into in the ordinary course of business and (iii) rights of mechanics or materialmen in connection with capital improvements; provided that within 30 days of the creation of such lien the Wells Fargo Office Tower Borrower is required to remove or satisfy such liens.

     The Wells Fargo Office Tower Loan generally prohibits the transfer of any direct or indirect interest in the Wells Fargo Office Tower Borrower without the prior written consent of mortgagee other than pursuant to a Wells Fargo Permitted Transfer. A "Wells Fargo Permitted Transfer" means a transfer which satisfies the following criteria:

    (i)  any transfer to:

       (a) an institutional investor financing such transfer through debt or preferred equity, or to any holder of any direct or indirect interest in the Wells Fargo Office Tower Borrower; or

       (b) a Wells Fargo Qualified Transferee (as defined below). In all events, the structure of the Wells Fargo Qualified Transferee shall be subject to the reasonable approval of mortgagee;

    (ii) any transfer to a newly formed, bankruptcy remote special purpose entity that satisfies Rating Agency "SPE" requirements and is 51% owned and controlled (directly or indirectly) by one or more of Wells Fargo Bank, N.A., MAC-WFT, Inc. or their respective 100% beneficial owners or their 90% affiliates;

    (iii) any transfer of membership interests in the Wells Fargo Office Tower Borrower (a) to Wells Fargo Bank, N.A., MAC-WFT, Inc. or their respective 100% beneficial owners or their 90% affiliates, or (b) to any other investor if, after such transfer, one or more of the Wells Fargo Bank, N.A., MAC-WFT, Inc. and their respective 100% beneficial owners and any Wells Fargo Qualified Transferee are the 51% or more beneficial owners and controlling parties of the Wells Fargo Office Tower Borrower;

     (iv) the transfer of beneficial interests in the Gibson, Dunn & Crutcher Revocable Retirement Trust; and

     (v) the transfer of beneficial interests by individuals by reason of death or for estate planning.

     A "Wells Fargo Qualified Transferee" means a transferee that is a 90% affiliate with a net worth of at least $500 million and who controls office building real estate worth at least $1 billion or more or, if such person is a pension fund advisor, one which controls $1 billion or more of office building real estate equity assets, or (ii) a pension fund, pension trust or pension account that has total assets of $500 million or more, managed by a person that controls at least $1 billion or more in office building real estate equity assets, and (b) any of the following: (i) a pension fund, pension trust or pension account; (ii) an insurance company; (iii) a national money-center bank; or (iv) a pension with an investment grade long-term unsecured debt rating from the Rating Agencies.

     Notwithstanding the foregoing, none of the foregoing transfers may be made unless each Rating Agency has confirmed in writing that such transfer will not result in the qualification, downgrade or withdrawal of the ratings of the Certificates.

     The Wells Fargo Office Tower Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Wells Fargo Office Tower Property which is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the provision requiring the Wells Fargo Office Tower Borrower to post security in an amount equal to the portion of the contested amount that exceeds $500,000), except that $150,000 of such trade payables may exceed 60 days before payment.

     The Wells Fargo Office Tower Borrower is permitted to issue preferred equity; provided that each of the Rating Agencies have confirmed in writing that the terms of such preferred equity and the status of the holder thereof will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates.

     Insurance. The Wells Fargo Office Tower Borrower is required to maintain for the Wells Fargo Office Tower Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Wells Fargo Office Tower Borrower from becoming a co-insurer, but in any event equal to the full replacement value of the improvements, (b) general liability insurance with coverage of $ 1,000,000 per occurrence and with an aggregate single limit coverage for bodily injury or property damage and excess liability coverage of not less than $20,000,000 per occurrence, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 18 months gross revenue, (e) during any period of construction or repair, builder's "all risk" insurance in an amount not less than full replacement value, (f) boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, in the event that the Wells Fargo Office Tower Property is located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the Wells Fargo Office Tower Loan and the maximum limit of coverage available under federal law, (h) earthquake insurance in an amount, equal to the maximum probable loss; provided that the premiums for such earthquake insurance shall not exceed 150% of the annual premium for such insurance as of the date of the origination of the Wells Fargo Office Tower Loan (as adjusted by increases in the consumer price index-all urban consumers), and (i) at mortgagee's reasonable request, such other insurance against other insurable hazards which are customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties. Although the Wells Fargo Office Tower Property is required to be insured by an insurer with claims paying rating of "AA" it is currently insured by an insurer with an "A" rating. See "Risk Factors--Availability of Earthquake, Flood and Other Insurance."

     All insurance policies are required to meet the Insurance Requirements, except that with respect to earthquake insurance, the claims paying ability of the insurer is only required to be at least "A" or its equivalent by each Rating Agency or such other rating reasonably acceptable to mortgagee.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Wells Fargo Office Tower Property or a condemnation of all or any part of the Wells Fargo Office Tower Property, upon its receipt of the related casualty or condemnation proceeds, the Wells Fargo Office Tower Borrower is obligated to commence and diligently prosecute to completion the restoration of the Wells Fargo Office Tower Property. Any casualty or condemnation proceeds are required to be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Wells Fargo Office Tower Borrower for restoration so long as, among other things, (i) there is no Loan Default, (ii) in mortgagee's reasonable judgment the improvements or equipment to which loss or damage has resulted is capable of being restored to an economically viable unit, (iii) the Wells Fargo Office Tower Borrower has demonstrated to mortgagee that (a) income from the Wells Fargo Office Tower Property, business interruption insurance and other monies irrevocably made available by the Wells Fargo Office Tower Borrower for such purposes will equal at least 105% of the sum of the obligations due under the Wells Fargo Office Tower Loan and operating expenses that may become due during such period of restoration; (b) the Wells Fargo Office Tower Property will generate monthly net operating income equal to or greater than 125% of the related Monthly Payment; and (c) the value of all the collateral pledged to secure the Wells Fargo Office Tower Loan following restoration is sufficient to provide adequate security for all of the Wells Fargo Office Tower Borrower's obligations under the Wells Fargo Office Tower Loan, (iv) the Wells Fargo Office Tower Borrower commences such restoration within 120 days after such loss or damage and diligently pursues such restoration to completion and (v) mortgagee obtains a first lien and security interest in all building materials and completed repair or restoration work.

     If the foregoing conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Wells Fargo Office Tower Loan without payment of a Yield Maintenance Charge or
(ii) applied by mortgagee to restoration. All disbursements of net proceeds of a casualty or condemnation shall be made once monthly upon receipt of a disbursement request on a form approved by mortgagee, signed and certified by the Wells Fargo Office Tower Borrower, its architect and general contractor with appropriate invoices, lien waivers and other documents as may be required by mortgagee. Notwithstanding the foregoing, the conditions of the preceding sentence shall not be applicable if the loss or damage incurred in connection with any casualty or condemnation is less than or equal to $350,000 and the Wells Fargo Office Tower Borrower has satisfied the conditions set forth in clause (i), (ii), (iv), and (v) of the preceding paragraph, and in such case mortgagee will be required to disburse such proceeds directly to the Wells Fargo Office Tower Borrower.

     Approval Rights. The Wells Fargo Office Tower Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is (i) a lease for more than (a) 25,000 square feet or
(b) an entire floor of the Wells Fargo Office Tower Property or (ii) a lease that is below market rents and terms (unless such lease is (a) to the managing agent or leasing agent, (b) for space to be utilized in connection with the management of the Wells Fargo Office Tower Property or (c) in consideration for an existing below market lease). The Alteration Approval Threshold and the Alteration Escrow Threshold are $750,000.

     Financial Reporting. The Wells Fargo Office Tower Borrower is required to furnish the Financial Statements to mortgagee, except that the monthly financial statements are required to be delivered to mortgagee within 35 days after each calendar month and unless requested by mortgagee such monthly financial statements will not include year to date operating statements and Loan DSCR for the preceding 12 month period.

     The insert between pages S-104 and S-105 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: West Town Mall
          Photographs
               1. External view of mall
               2. Internal view of mall
               3. Internal view of mall
               4. Internal view of mall
     Reverse of Page
          Legend: West Town Mall
          1. Site Plan of West Town Mall
          2. Area Map of Tennessee showing location of West Town Mall

WEST TOWN MALL: THE BORROWER; THE PROPERTY

     The Loan. The West Town Mall Loan was originated by Secore and acquired by MSMC on October 17, 1997. The West Town Mall Loan had an original principal balance of $76,000,000 and has a Cut-Off Date Principal Balance of approximately $76,000,000. It is secured by a Mortgage (the "West Town Mall Mortgage") encumbering a portion of a regional shopping center known as the West Town Mall, located in Knoxville, Tennessee (the "West Town Mall Property").

     The Borrower. West Town Mall Joint Venture (the "West Town Mall Borrower") is a Tennessee joint venture whose purpose is limited to owning and operating the West Town Mall Property, and related activities. The West Town Mall Borrower owns no assets other than the West Town Mall Property and related interests. The West Town Mall Borrower is composed of three venture partners:
(a) Simon DeBartolo Group, L.P., a Delaware limited partnership ("SDG"), which is the operating entity for Simon DeBartolo Group, Inc. (the "Simon DeBartolo Group REIT") (47.4975%), (b) HRE West Town Associates, L.P., a Georgia limited partnership ("HRE") (2.4525%), which is owned principally by Hexalon Real Estate, Inc. ("Hexalon") and by Hexalon's owner, RODAMCO N.V. ("Rodamco") and
(c) the managing venturer, HDM Associates, L.P., a Georgia limited partnership ("HDM") (50.05%). HDM is owned by SDG, as 4% managing general partner and 1% limited partner and HRE, as 95% general partner.

     The Property. The West Town Mall Property is comprised of a portion of the West Town Mall, an enclosed single-level, 5-anchor, super-regional mall located in the City of Knoxville, Tennessee. The West Town Mall was originally built in 1972 and remodeled and expanded at various times, most recently in 1994 and 1996. The West Town Mall is anchored by Proffitt's, Dillard's, Sears, Parisian and JC Penney and contains approximately 1,336,901 total square feet of which approximately 381,626 square feet is mall store GLA. The portion of the West Town Mall Property that secures the West Town Mall Loan will consist of 764,369 square feet of mall store, leased anchor and theater GLA upon the completion of the new 76,580 square foot Regal Cinema which is projected to be completed by Spring 1999. The West Town Mall Property is situated on approximately 64.13 acres and contains approximately 4,934 parking spaces. In conjunction with the addition of the Regal Cinema, a parking deck is under construction, which will expand the current ratio of parking spaces from 4 per 1,000 of total mall GLA to 5 per 1,000 of total mall GLA. An appraisal completed by Cushman & Wakefield, Inc. on September 4, 1997, determined a market value of $160,000,000 for the West Town Mall Property.

     The table below summarizes the components of total square feet at the West Town Mall as of February 12, 1997.

                                                                               % OF
                                                                  GLA        TOTAL GLA
                                                             ------------   ----------
Anchor Stores (Borrower-Owned)
----------------------------------------------------------
 Proffitt's ..............................................      162,885         12.2%
 Parisian ................................................      143,278         10.7
                                                                -------        -----
  Total Anchor Stores (Borrower-Owned) ...................      306,163         22.9%
Anchor Stores (Anchor-Owned)
-----------------------------------------------------------
 Dillard's ...............................................      243,110         18.2%
 Sears ...................................................      182,140         13.6
 JC Penney ...............................................      147,282         11.0
                                                                -------        -----
  Total Anchor Stores (Anchor-Owned) .....................      572,532         42.8%
Mall Store Space .........................................      381,626         28.6%
Regal Cinema (projected completion: Spring 1999) .........       76,580          5.7
                                                                -------        -----
  GLA Total ..............................................    1,336,901        100.0%
                                                              =========        =====

     Location/Access. The West Town Mall is located within the city limits of Knoxville, Tennessee. The West Town Mall is located on the south side of U.S. Route 70 (Kingston Pike), between Morrell Road and Montvue Road.

     Operating History. The following table shows certain information regarding the operating history of the West Town Mall Property:


                         ADJUSTED NET OPERATING INCOME

                                                                                       UNDERWRITABLE
                                        1995             1996             1997            NOI(1)
                                   --------------   --------------   --------------   --------------
Revenues .......................    $ 14,650,000     $ 15,796,000     $ 17,864,747     $19,011,423
Expenses .......................      (4,718,000)      (4,301,000)      (4,481,027)      4,315,396
                                    ------------     ------------     ------------     -----------
  Net Operating Income .........    $  9,932,000     $ 11,495,000     $ 13,383,720     $14,696,027
                                    ============     ============     ============     ===========

--------
(1) Includes rental income from the Regal Cinema which is currently under construction.


     Occupancy History. The occupancy history for the mall store space of the West Town Mall Property is as follows:


                                MALL STORES
OCCUPANCY AS OF:              PERCENT LEASED
---------------------------- ----------------
 February 12, 1998 .........        91.9%
 December 31, 1996 .........        88.9%

     Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, and insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants was approximately 15.66% in 1997.

     Tenant Sales. The West Town Mall's historical mall store sales and anchor store sales are summarized in the following table:


                                                                     ANNUAL 1996 SALES(1)         ANNUAL 1997 SALES(1)
                                                                   -------------------------   --------------------------
                                                       SQUARE          TOTAL                        TOTAL
                                                       FOOTAGE        (000S)        PER SF         (000S)         PER SF
                                                    ------------   ------------   ----------   --------------   ---------
Anchor Store Sales
-------------------------------------------------
 Dillard's ......................................      243,110       $ 32,200        $132          N/A(2)         N/A(2)
 Sears ..........................................      182,140         26,500         145          N/A(2)         N/A(2)
 Proffitt's .....................................      162,885         30,837         189         $ 34,365       $   211
 JC Penney ......................................      147,282         23,600         160          N/A(2)         N/A(2)
 Parisian .......................................      143,278         14,445         101           14,050            98
                                                       -------       --------        ----         --------       -------
  Total Anchor Store ............................      878,695       $127,582        $145         $ 48,415       $   158
                                                                                     ====                        =======
Mall Store Sales
--------------------------------------------------
 Comparable Store ...............................      287,892       $ 93,525        $325           97,276       $   338
 Non-Comparable Store ...........................       63,823         11,055         N/A           18,503         N/A
 Vacant .........................................       29,911          N/A           N/A            N/A           N/A
                                                       -------       --------        ----         --------       -------
  Total Mall Store ..............................      381,626       $104,580         N/A         $115,779         N/A
                                                                                                                 =======
   Total Sales--Anchors and Mall Stores .........    1,260,321        232,162         N/A          164,194         N/A
                                                     =========       ========        ====         ========       =======

--------
(1) Based on the 1/31/98 sales report. Information is based solely upon the sales figures provided by the West Town Mall Borrower and from data provided by the tenants.

(2)   Stores not required to report sales.

(3)   Includes non-comparable, vacant, and non-reporting mall stores.



     Mall Stores. The West Town Mall Property tenant base is primarily comprised of national retailers such as The Limited, The Gap, Banana Republic, Champs, Brooks Brothers, Eddie Bauer, Ann Taylor, Abercrombie and Fitch and Warner Bros. Studio. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


TEN LARGEST MALL STORE TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT
                                 COMPANY(1)(2)

                                                                                                      % OF TOTAL     ANNUALIZED
                                                                 TENANT       % OF      ANNUALIZED    ANNUALIZED     BASE RENT
   TENANT OR TENANT PARENT COMPANY           STORE NAME            GLA     TOTAL GLA     BASE RENT     BASE RENT       PER SF
------------------------------------- ------------------------ ---------- ----------- -------------- ------------ ---------------
The Limited, Inc. ................... Lane Bryant                47,900        6.3%    $   975,228         6.9%      $  20.36
                                      The Limited
                                      Lerner New York
                                      Victoria's Secret
                                      Compagnie Int'l Express
The Gap, Inc. ....................... The Gap                    18,663        2.4         460,494         3.2          24.67
                                      Gap Kids
                                      Banana Republic
Woolworth, Corp. .................... Champs Sports              11,255        1.5         314,610         2.2          27.95
                                      Foot Locker
Abercrombie and Fitch, Inc. ......... Abercrombie and Fitch      10,804        1.4         216,080         1.5          20.00
Time/Warner ......................... Warner Bros. Studio         6,503        0.9         162,575         1.1          25.00
Musicland, Inc. ..................... Sam Goody                   6,006        0.8         162,162         1.1          27.00
Sports Seasons, Inc. ................ Sports Seasons              5,735        0.8         154,845         1.1          27.00
Ann Taylor, Inc. .................... Ann Taylor                  5,796        0.8         144,900         1.0          25.00
Spiegel Inc. ........................ Eddie Bauer                 5,960        0.8         143,040         1.0          24.00
Store of Knowledge, Inc. ............ Store of Knowledge          4,647        0.6         139,410         1.0          30.00
                                                                 ------      -----     -----------       -----       --------
  Total/Weighted Average
   (10 Largest) .....................                           123,269       16.1%      2,873,347        20.2%      $  23.31
Remaining Mall Stores ...............                           228,446       29.9       6,383,770        45.0          27.94
Vacant Space ........................                            29,911        3.9               0        0.00           0.00
                                                                -------      -----     -----------      ------       --------
  Total Mall Stores .................                           381,626       49.9%    $ 9,257,117        65.2%     $   26.32(2)
Regal Cinema, Inc. .................. Regal Cinema               76,580       10.0     $ 1,263,570        8.9           16.50
Proffitt's Inc. ..................... Parisian                  306,163       40.0       3,673,956       25.9           12.00
                                      Proffitt's
  Total (including anchor
   leases) ..........................                           764,369      100.0%    $14,194,643       100.0%     $   19.33(2)
                                                                =======      =====     ===========      ======      ===========

--------
(1)   Based on the February 12, 1998 rent roll.

(2)   Does not include vacant and open expiration square footage.

     Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the West Town Mall Property as of February 12, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                 MALL STORE LEASE EXPIRATION SCHEDULE(1)(2)(3)

                          NUMBER OF   EXPIRING   PERCENT OF     CUMULATIVE
   YEAR OF EXPIRATION       LEASES       SF          SF       PERCENT OF SF
------------------------ ----------- ---------- ------------ ---------------
Vacant .................       0       29,911         7.8           8.1
Month-to-Month .........       1        1,050         0.3%          0.3%
1998 ...................       8        8,413         2.2          10.3
1999 ...................       9       18,529         4.9          15.2
2000 ...................       7        5,538         1.5          16.6
2001 ...................       5        3,960         1.0          17.7
2002 ...................      10       18,033         4.7          22.4
2003 ...................       8       36,768         9.6          32.0
2004 ...................      24       53,174        13.9          45.9
2005 ...................      27       73,617        19.3          65.2
2006 ...................      16       40,559        10.6          75.9
2007 ...................       9       36,033         9.4          85.3
2008 ...................       9       46,365        12.2          97.5
2009 ...................       2        9,676         2.5         100.0
                              --       ------       -----
 Total .................     135      381,626       100.0%
                             ===      =======       =====



                                                                    CUMULATIVE
                                         ANNUALIZED    PERCENT OF   PERCENT OF
                          ANNUALIZED     BASE RENT     ANNUALIZED   ANNUALIZED
   YEAR OF EXPIRATION      BASE RENT       PER SF       BASE RENT   BASE RENT
------------------------ ------------ --------------- ------------ -----------
Vacant .................           0         0.00           0.0         0.0
Month-to-Month .........  $   48,510     $  46.20           0.5%        0.5%
1998 ...................     320,395        38.08           3.5         4.0
1999 ...................     495,544        26.74           5.4         9.3
2000 ...................     202,700        36.60           2.2        11.5
2001 ...................     146,131        36.90           1.6        13.1
2002 ...................     573,021        31.78           6.2        19.3
2003 ...................     579,825        15.77           6.3        25.6
2004 ...................   1,577,601        29.67          17.0        42.6
2005 ...................   2,053,996        27.90          22.2        64.8
2006 ...................   1,137,504        28.05          12.3        77.1
2007 ...................     880,653        24.44           9.5        86.6
2008 ...................   1,009,992        21.78          10.9        97.5
2009 ...................     231,240        23.90           2.5       100.0
                          ----------     --------         -----
 Total .................  $9,257,117    $   26.32(4)      100.0%
                          ==========    ===========       =====

--------
(1)   Based on February 12, 1998 rent roll.

(2) Vacant square footage was obtained from the difference between total mall store square feet of 381,626 and occupied square feet of 351,715.

(3)   Excluding vacant.


     Anchor Stores. The following table shows certain information for each of West Town Mall's anchor tenants (and each respective corporate parent):



                                           CREDIT RATING
                                             OF PARENT                                                 OPERATING
                                             COMPANY(1)              ANCHOR-OWNED/       LEASE          COVENANT         REA
      ANCHORS          PARENT COMPANY      (S&P/MOODY'S)     GLA       COLLATERAL    EXPIRATION(2)   EXPIRATION(3)   TERMINATION
------------------ ---------------------- --------------- --------- --------------- --------------- --------------- ------------
Proffitt's ....... Proffitt's, Inc.          BB+/Ba2      162,885      Collateral       6/30/06(4)      7/15/04(5)       N/A
Parisian ......... Proffitt's, Inc.          BB+/Ba2      143,278      Collateral       7/13/14(4)      7/13/09(6)       N/A
Sears ............ Sears, Roebuck & Co.       A-/A2       182,140     Anchor-Owned       N/A            7/15/04(7)     7/15/44
Dillard's ........ Dillard's Inc.             A+/A2       243,110     Anchor-Owned       N/A            11/3/08(8)     7/15/44
JC Penney ........ JC Penney & Co.             A/A2       147,282     Anchor-Owned       N/A            7/16/09(9)     7/15/44

--------
(1) Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or guarantor of the anchor store's lease.


(2) Includes initial term only. The Proffitt's lease has 2 renewal options of 5 years each, the Parisian lease has 6 renewal options of 5 years each.
(3) Based on the latest required term commencement date of the lease. The actual commencement date and expiration date may be later.

(4) Lease term is defined as 20 years after commencement. Commencement is defined as 120 days following completion of expansion or date which Proffitt's opens for business in expanded premises. The date of the lease is June 30, 1986.

(5) Lease term is defined as 20 years from Lease Commencement. Lease Commencement is defined as earliest of (a) date tenant actually opened for business, (b) 14 months after delivery of tenant's building pad and
      (c) date mutually agreed upon.

(6) Date of operating covenant expirations is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy and other operating requirements.

(7)   Operating covenant is for first 15 lease years. See footnote 5.

(8) Operating covenant expires on the earlier of November 3, 2008 and the date on which any other Department Store's (as defined below) operating covenant expires.

     Market Overview and Competition. According to the September 4, 1997, Cushman & Wakefield, Inc. appraisal, the West Town Mall Property trade area (estimated by Cushman & Wakefield, MAI to be a 10-mile radius), is estimated to have as of 1997 309,562 people in approximately 126,506 households with an average household income of $56,054.

     The following table shows an overview of the competition to the West Town
Mall:

                                                                  APPROXIMATE
                                                                 DISTANCE FROM
                         YEAR BUILT/            OWNER/           THE PROPERTY
MALL/RETAIL PROPERTY      RENOVATED           MANAGEMENT            (MILES)      MALL STORES/ANCHORS    (SF) SIZE
----------------------  -------------  -----------------------  --------------  ---------------------  ----------
Subject Property
----------------------
West Town Mall          1972/1997      West Town Mall/                          Parisian               143,278
                                       Simon DeBartolo Group                    Proffitt's             162,885
                                                                                Dillard's              243,110
                                                                                Sears                  182,140
                                                                                JC Penney              147,282
                                                                                                       -------
                                                                                 Total                 878,695
Competition
----------------------
Oak Ridge Mall          1955/1991      Crown American           11              Proffitt's             N/A
                                                                                Proffitts for Her      N/A
                                                                                JC Penney              N/A
                                                                                Sears                  N/A
                                                                                Wal-Mart               N/A
                                                                                                       -------
                                                                                 Total                 392,336
Foothills Mall          1983/1997      CBL & Associates         11.5            Proffitt's             N/A
                                                                                Proffitt's for Her     N/A
                                                                                JC Penney              N/A
                                                                                Sears                  N/A
                                                                                                       -------
                                                                                 Total                 296,476
Knoxville Center        1984/1997      Simon DeBartolo          9               Proffitt's             N/A
 (formerly known as                                                             JC Penney              N/A
 East Town Mall)                                                                Sears                  N/A
                                                                                Dillard's              N/A
                                                                                Service Merchandise    N/A
                                                                                                       -------
                                                                                 Total                 595,679

--------
Source: Cushman & Wakefield, Inc.


     Operating Agreement. The Reciprocal Operating Agreement dated May 24, 1995, as amended, by and among the West Town Mall Borrower, Dillard's Department Stores, Inc. ("Dillard's"), JC Penney Properties, Inc. ("Penney"), Sears, Roebuck and Co. ("Sears") and West Town Mall Joint Venture (the "West Town ROA"), contains operating covenants affecting the operation of the anchor stores in the West Town Mall Property. Under the West Town Mall ROA, Dillard must operate a department store under the name "Dillard" or as otherwise known in Tennessee until the earlier of November 3, 2008 and the date on which any other Department Store's operating covenant expires. Dillard is released from its operating covenants upon the earliest to occur of: (i) the West Town Mall Borrower defaults in its operating covenants or is released from them in a bankruptcy and such release continues for 6 months, (ii) any Department Store or Profitt's, is released from its operating covenants or any Department Store rejects such covenants in bankruptcy (if such rejection is not resolved by injunction within 12 months), (iii) less than 3 Department Stores are connected by the enclosed mall, (iv) the mall stores contain less than 340,000 square feet of net floor area and (v) less than 65% of the net floor area of mall stores is occupied by a traditional tenant mix for first class regional enclosed malls. Penney must operate a department store under the trade name JC Penney or such other name used by it in the southeast region of the United States until July 16, 2009. Penney is released from its operating covenants upon the earliest to occur of: (i) the West Town Mall Borrower defaults in its operating covenants beyond any cure periods, (ii) the last expiring, canceled or released operating covenant of the other Department Store operators, Parisian, Proffitt's or Sears, (iii) if Parisian and at least 2 other Department Stores are not open and operating under the Dillard, Proffitt's or Sears names or such other names used by a majority of their respective retail stores in the southeast region of the United States and such default continues for 12 months and (iv) there are not open and operating mall tenants occupying at least 75% of the net floor area of developer buildings (excluding Department Stores) and such default continues for 12 months. The West Town Mall ROA defines Department Stores as Penney, Dillard's and any other department store of at least 80,000 square feet operating on a site conveyed to it by the West Town Mall Borrower. The West Town Mall Borrower is required to continuously operate the West Town Mall Property as a shopping center for a term of 15 years after the opening of the West Town Mall Property.

     Pursuant to the lease between the West Town Mall Borrower and Proffitt's, Inc. ("Proffitt's"), Proffitt's must operate as Proffitt's or such other name it is operating its stores in the region for a period of 15 years after the opening of the expansion begun in 1994. Proffitt's is released from such operating covenants if department stores are not being operated at the mall as
(i) Parisian or such other names as the company operates its stores as and (ii) JC Penney or such other name as the company operates its stores as and such default continues for 12 months. In addition, if Parisian or Penney has a shorter operating covenant, the Proffitt's covenant will expire when such shorter covenant expires.

     Pursuant to the lease between the West Town Mall Borrower and Parisian, Inc. ("Parisian"), Parisian must operate as Parisian or successor name for its first 15 lease years, and thereafter, if it operates at all, as a retail department store. Parisian is released from such operating covenants if (i) less than 2 of Sears, Penney, Dillard and Proffitt's (1 of which must be Dillard or Proffitt's) are open for business and such default continues for 12 months or (ii) less than 60% of the floor area in the retail stores (excluding Department Stores) is being regularly and continuously operated or less than 60% of such floor area is occupied by tenants that are required to be open and operating pursuant to their leases, and in either case such default is not cured within 6 months.

     The lease between the West Town Mall Borrower and Regal Cinemas, Inc. ("Regal"), requires rental payments to commence on the earlier of 270 days after landlord notifies tenant that possession of the premises is available and the date tenant opens for business, and terminates 15 years after the date rent commences. Each of the West Town Mall ROA and the leases with Proffitt's, Parisian and Regal impose certain obligations on the West Town Mall Borrower with respect to casualty and condemnation, which may require the West Town Mall Borrower to restore the West Town Mall Property (and which under the terms of the West Town Mall Loan will override provisions that could otherwise permit mortgagee to cause a prepayment rather than restoration). Such provisions may also permit the anchor store to abate rent or to terminate the related lease or its operating covenant upon certain events of casualty or condemnation.

     Environmental Report. A Phase I site assessment, dated August 20, 1997, was performed on the West Town Mall Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loan--Environmental Law Considerations."

     Engineering Report. A Property Condition Report was completed on the West Town Mall Property on August 28, 1997 by a third party due diligence firm. The Property Condition Report concluded that the West Town Mall Property was generally in good physical condition and identified approximately $893,311 for Replacement Reserves over the next 12 years in deferred maintenance requirements.

     Condemnation Proceedings. A suit by the City of Knoxville is pending for a condemnation at the West Town Mall Property in order to widen Gleason Road on the southern border of the West Town Mall Property. In connection with the origination of the West Town Mall Loan, it was determined, based on the description in the condemnation suit, that the portion of the West Town Mall Property which is the subject of the condemnation proceeding consists only of a small strip of land located along the road which does not contain any improvements and is immaterial to the property.

     Encumbrances. The West Town Mall Borrower has the right to grant easements, dedications for public purposes, covenants and restrictions provided
(i) no Loan Default exists, (ii) such encumbrances are acceptable to prudent institutional lenders making non-recourse commercial mortgage loans secured by first-class regional shopping centers, and (iii) mortgagee is given 30 days notice thereof. If mortgagee reasonably determines within such 30 day period that a proposed encumbrance does not meet the foregoing conditions, it may disapprove such encumbrance in writing; however, it does not have the right to disapprove any encumbrance which by its terms is subordinate to the West Town Mall Mortgage or terminates upon foreclosure thereof or delivery of a deed in lieu of foreclosure.


     Property Management. The West Town Mall Loan is managed by SDG (the "West Town Mall Manager"), which is an affiliate of the West Town Mall Borrower, pursuant to a management agreement dated April 25, 1991 and amended July 1, 1997 (the "West Town Mall Management Agreement"). The West Town Mall Manager receives an annual management fee of 4% of gross income from the West Town Mall Property and leasing commissions of (a) for a new lease, 2.5% of (i) the amount of fixed rent and (ii) the annual common area maintenance charge for the first lease year multiplied by the number of years in the lease term ((i) and (ii) hereinafter the "Yield"), (b) for a lease renewal, 1.25% of the Yield and (c) for lease amendments, $500 for fees in connection with the negotiation and preparation of the lease, the renewal or the amendment, unless fees are payable by the tenant. The West Town Mall Manager is also compensated for actual architectural and engineering fees and expenses, construction fees to be agreed upon by the parties, supplemental services fees which are to be negotiated, and in-house attorney's fees and expenses.


     The West Town Mall Management Agreement is for a term ending April 30, 2002 with year-to-year extensions until terminated in accordance with its terms. The West Town Mall Borrower has the right to terminate the West Town Mall Management Agreement upon 30 days written notice upon (a) the sale of the West Town Mall Borrower's assets or the transfer of control and ownership interest in the West Town Mall Borrower to entities other than affiliates of SDG or (b) a mortgagee of the West Town Mall Borrower taking possession of the West Town Mall Property, unless otherwise agreed in writing by the West Town Mall Manager and the mortgagee. Under the terms of the West Town Mall Loan, any termination or replacement of the West Town Mall Manager or entering into a new management agreement requires the consent of mortgagee; provided, however that the West Town Mall Borrower may replace the West Town Mall Manager without such consent if (i) the new manager is wholly owned by SDG, or (ii) it receives confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the initial, or if higher, then current, ratings of the Certificates. If the West Town Mall Management Agreement is terminated other than for defaults by the West Town Mall Manager under such agreement (i) if the West Town Mall Manager was negotiating a lease and had sent a proposed lease or renewal within the 120 day period prior to the termination, the West Town Mall Borrower will pay the West Town Mall Manager's leasing commission fee if such lease or renewal is consummated within 120 days after termination, and (ii) the West Town Mall Borrower is required to pay to the West Town Mall Manager a termination fee of $50,000; provided that if a new owner assumes the West Town Mall Management Agreement or enters into a substantially similar agreement with the West Town Mall Manager within 2 years after termination (or such shorter time equal to the remaining term at termination), then the West Town Mall Manager is required to reimburse the West Town Mall Borrower a portion of the termination fee.


     Pursuant to an Assignment of Management Agreement and Subordination of Management Fees among the West Town Mall Borrower, the West Town Mall Manager and mortgagee, the West Town Mall Manager has agreed (i) that the West Town Mall Management Agreement is subordinate to the West Town Mall Loan and (ii) that mortgagee has the right to terminate the West Town Mall Manager and replace it with a manager selected by mortgagee on or after any Loan Default.


     The Simon De Bartolo REIT is a partner of the West Town Mall Manager. The West Town Mall Manager and its affiliates manage over 111 million square feet (including 164 projects) in 42 U.S. states. The West Town Mall Manager is the largest retail property manager in the nation.

WEST TOWN MALL: THE LOAN.


ORIGINAL PRINCIPAL BALANCE: $76,000,000
CUT-OFF DATE PRINCIPAL BALANCE: $76,000,000   LOAN TYPE: Interest Only EMD
ORIGINATION DATE: October 17, 1997            INITIAL INTEREST RATE: 6.90%
EFFECTIVE MATURITY DATE: May 1, 2008          REVISED INTEREST RATE: 8.90%
MATURITY DATE: May 1, 2028                    AMORTIZATION: Interest only to EMD; thereafter
                                              240 months
EMD BALANCE: $76,000,000
                                              MONTHLY PAYMENT: $437,000.00 (interest only)
                                              until EMD; $584,674.00 on and after EMD
                                              CALL PROTECTION: Lockout to 180 days prior to
                                              EMD

                    CERTAIN WEST TOWN MALL LOAN STATISTICS

                                           LOAN PER        LOAN TO VALUE      ACTUAL
                                        SQUARE FOOT(1)        RATIO(2)        DSCR(3)
                                       ----------------   ---------------   ----------
Cut-Off Date .......................          $99               47.5%           2.71x
At Effective Maturity Date .........          $99               47.5%           2.71x

--------
(1) Based on the 764,369 square feet securing the West Town Mall Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance as applicable.

(2) Based on the Cushman & Wakefield appraised market value and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.


(3) Based on (a) Underwritable Cash Flow of $14,192,113 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the West Town Mall Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the West Town Mall Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the West Town Mall Initial Loan Interest Rate and an amortization term equal to 240 months.


     Security. The West Town Mall Loan is a nonrecourse loan, secured only by the fee estate of the West Town Mall Borrower in the West Town Mall Property and certain related collateral, including an assignment of leases and rents. The assignment of leases does not cover leases in the West Town Mall Borrower's Retail Development Program (short term leasing for commercial retail use of the common areas of the West Town Mall Property or vacant inline store space, for which the term and occupancy is typically less than 1 year). Mortgagee is the insured under a title insurance policy insuring that the West Town Mall Mortgage constitutes a valid and enforceable first lien on the West Town Mall Property, subject to certain exceptions set forth therein.

     A small portion of the internal driveway around the parking lot at the West Town Mall Property exists upon land ground leased to the West Town Mall Borrower, and is not subject to the West Town Mall Mortgage. In the event that the West Town Mall Borrower were to lose the leasehold interest under the ground lease, the West Town Mall Borrower would need to redirect such internal driveway At origination of the West Town Mall Loan, mortgagee obtained an architect's letter that states that (a) the mall would not lose parking spaces by redirecting such driveway, (b) such redirecting would not materially disturb traffic patterns, (c) no material or governmental approvals would be needed to construct the redirected driveway, and (d) there will be no apparent zoning violations (including parking ratio) as a result of redirecting the driveway.

     Payment Terms. The West Town Mall Loan is an Interest Only EMD Loan. Interest on the West Town Mall Loan is calculated on a 30/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 3% of such unpaid sum and the Default Rate following a Loan Default is 3% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the West Town Mall Loan prior to the date that is 180 days prior to its Effective Maturity Date. From and after such date the West Town Mall Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge on any Due Date.

     Principal prepayments on the West Town Mall Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the West Town Mall Loan following a Loan Default. Prepayments following a Loan Default require payment of a Yield

Maintenance Charge equal to the Yield Maintenance Premium, except that both the Calculated Payments and the Yield Maintenance Treasury Rate are calculated to the date that is 6 months prior to the Effective Maturity Date. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 3 years after the origination date and ending on November 1, 2007 (the date that is 6 months prior to the Effective Maturity Date), the West Town Mall Loan permits the release of the West Town Mall Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to November 1, 2007 and in amounts equal to the principal and interest payments due on the West Town Mall Loan on such dates, and provide for payment on November 1, 2007 of the remaining principal balance of the West Town Mall Loan. Upon any such Defeasance, at the option of mortgagee, the West Town Mall Borrower's obligations under the West Town Mall Loan and the U.S. Obligations securing the West Town Mall Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the West Town Mall Loan.

     Lockbox and Reserves. Pursuant to the West Town Mall Loan, the West Town Mall Borrower is required to establish a Hard Lockbox at the Effective Maturity Date, which shall be, upon the mutual agreement of mortgagee and the West Town Mall Borrower, either a One-Tier Lockbox or a Two-Tier Lockbox. Unless and until any such event occurs, no Lockbox is required. Amounts in the Lockbox, after the Effective Maturity Date, are required to be applied in accordance with the Lockbox Waterfall.

     The West Town Mall Borrower is not required to establish any Reserve Accounts with mortgagee.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The West Town Mall Borrower is prohibited from transferring the West Town Mall Property without consent of mortgagee, which consent may be conditioned upon (i) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (ii) delivery of a nonconsolidation opinion, (iii) modification and assumption of the loan documents executed in connection with the West Town Mall Loan, (iv) payment of mortgagee's expenses in connection with such transfer, (v) the proposed transferee's continued compliance with the covenants contained in the loan documents, and (vi) such other conditions as mortgagee shall determine in its reasonable discretion. The West Town Mall Borrower is also prohibited from further encumbering the West Town Mall Property.

     The West Town Mall Loan generally prohibits the transfer of any direct or indirect interests in the West Town Mall Borrower without (i) prior written notice to mortgagee and (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates. However, mortgagee's consent is not required and (a) (i) SDG shall have the right to assign all or a part of its interest in the West Town Mall Borrower to HRE or any wholly-owned affiliate of Rodamco or Hexalon (together with HRE, a "Rodamco Entity"); (ii) HRE shall have the right to assign its interest in the West Town Mall Borrower to SDG or any wholly-owned subsidiary of SDG or the Simon DeBartolo Group REIT (together with SDG, an "SDG Entity"); and (iii) HDM shall have the right to assign all or part of its interest in the West Town Mall Borrower to a Rodamco Entity or an SDG Entity; provided that (I) mortgagee receives 30 days written notice, (II) no Loan Default has occurred and is continuing, and (III) in no event shall the proposed assignment result in the dissolution, liquidation or unwinding of the West Town Mall Borrower; and (b) transfers of interests in SDG, Hexalon and Rodamco shall not be prohibited.

     The West Town Mall Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the West Town Mall Property which is paid within 60 days of the date incurred and (ii) loans made by SDG or HRE to the West Town Mall Borrower, the proceeds of which are invested in the West Town Mall Property (satisfactory evidence of such investment in the West Town Mall Property shall be provided to mortgagee by the West Town Mall Borrower); which loans shall (1) together with all other West Town Mall Approved Partner Loans (hereinafter defined) not exceed, in the aggregate, $5,000,000, (2) be unsecured, (3) be repaid solely from excess cash flow, (4) if made by SDG, (I) together with all other West Town Mall Approved Partner Loans made by SDG, not exceed, in the aggregate, $4,000,000 and (II) require the consent of mortgagee if such loan, together with all other West Town Mall Approved Partner Loans made by SDG, will exceed, in the aggregate, $1,000,000, and (5) if made by HRE, (I) together with all other West Town Mall Approved Partner Loans made by HRE, not exceed, in the aggregate, $4,000,000 and (II) require the consent of mortgagee if such loan, together with all other West Town Mall Approved Partner Loans made by HRE, will exceed, in the aggregate, $1,000,000 (collectively, "West Town Mall Approved Partner Loans"). Notwithstanding anything to the contrary contained herein, the West Town Mall Borrower shall be permitted to incur additional loans from SDG or HRE with the prior written consent of mortgagee. For purposes of the West Town Mall Approved Partner Loans, the term "SDG" shall include SDG's successors and assigns pursuant to permitted transfers described above and "HRE" shall include HRE's successors and assigns pursuant to permitted transfers described above.

     Insurance. The West Town Mall Borrower is required to maintain for the West Town Mall Property (a) comprehensive all risk insurance with coverage in an amount equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the West Town Mall Loan,
(b) general liability insurance with a combined limit, including umbrella coverage, of not less than $10,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 12 months income, (e) during any period of construction or repair, builder's all risk insurance, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, and (g) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements; except that (i) the claims paying ability of the insurer is required to have a rating of "AA" or better by at least 2 of the Rating Agencies (1 of which must be S&P), rather than from all the Rating Agencies and (ii) the insurance policy is not required to contain an endorsement that acts of tenants or other occupants will not affect enforceability by mortgagee; however it must contain such an endorsement as to acts of the West Town Mall Borrower.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the West Town Mall Property or a condemnation affecting the West Town Mall Property, the West Town Mall Borrower is obligated, subject to leases over the Lease Approval Threshold and Permitted Encumbrances, to commence and diligently prosecute to completion the restoration of the West Town Mall Property. So long as there is no default or Loan Default, if proceeds for the condemnation are (a) equal to or less than $250,000, such proceeds shall be disbursed to West Town Mall Borrower without condition, or (b) greater than $250,000 but less than $500,000, such proceeds shall be disbursed to West Town Mall Borrower provided that such funds be used for the restoration or improvement of the West Town Mall Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $2,500,000, the West Town Mall Borrower may receive and apply such proceeds provided that (i) the conditions to restoration set forth in the next paragraph are met and (ii) the West Town Mall Borrower delivers to mortgagee a written undertaking to expeditiously commence and complete with due diligence a restoration of the West Town Mall Property; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the West Town Mall Borrower for restoration so long as (i) there is no Loan Default, (ii) (a) in the case of casualty, if (I) the proceeds are less than 50% of the outstanding principal balance of the West Town Mall Loan or (II) the West Town Mall Borrower is required to restore under a lease exceeding the Lease Approval Threshold or under a Permitted Encumbrance and (b) in the case of condemnation, if (I) less than 10% of the land constituting the West Town Mall Property is taken, and such land is located along the perimeter or periphery of the West Town Mall Property or (II) the West Town Mall Borrower is required to restore under a lease exceeding the Lease Approval Threshold or a Permitted Encumbrance, (iii) leases demising more than 80% (or a lesser percentage if the West Town Mall Borrower is required to restore pursuant to a lease exceeding the Lease Approval Threshold or a Permitted Encumbrance) of rentable space remain in full force and effect during and after restoration without abatement of rent, and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of
(a) the date which is 6 months before the Maturity Date, (b) the date on which the business interruption insurance expires, or (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either
(i) be applied to prepay the West Town Mall Loan without payment of the Yield Maintenance Premium or (ii) be disbursed to the West Town Mall Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation in excess of $2,500,000 shall be made in accordance with the Disbursement Procedures; except that the West Town Mall Borrower is not required to provide architect's certificates but instead is required to provide evidence that all materials installed and work and labor performed have been paid for in full.

     Approval Rights. The West Town Mall Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases (except that mortgagee does not have the right to approve lease amendments or terminations) and alterations. The Lease Approval Threshold is 20,000 square feet and the Alteration Escrow Threshold is $3,800,000.

     The West Town Mall Borrower has the right to request mortgagee's consent to (i) a reclassification or material variance of its zoning classification and
(ii) a purchase of property in connection with the expansion or operation of the West Town Mall Property.

     Certain Approval Procedures. Approval of requests for West Town Mall Approved Partner Loans or other partner loans, alterations, leases, zoning reclassifications or expansion purchases will be deemed to have been granted by mortgagee if (i) mortgagee fails to approve or disapprove the request within 20 business days (or in the case of leases, 15 business days) after approval is requested, (ii) the West Town Mall Borrower sends a written notice of failure to respond, and (iii) mortgagee does not approve or disapprove such request within 10 business days (or in the case of leases, 5 business days) of such notice.

     Financial Reporting. The West Town Mall Borrower is required to furnish the Financial Statements to mortgagee; except that (i) annual statements may be certified by the chief financial officer or general partner of the West Town Mall Borrower rather than audited and may be delivered within 105 days after each fiscal year, (ii) in lieu of monthly statements the same statements are required to be delivered quarterly within 45 days after the end of each calendar quarter, and (iii) Loan DSCR is calculated based on the most recent 4 calendar quarters. The West Town Mall Borrower is also required to deliver quarterly and annual tenant sales reports received by it and a quarterly net cash flow schedule.

     The insert between pages S-115 and S-116 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Magellan Apartment Pool
          Photographs
               1. Rancho Las Brisas, Murietta, Ca
               2. Canterbury Hills, Phoenix, AZ (2 pictures)
               3. Maryland Meadows, Glendale, AZ
               4. El Royale, Rialto, Ca
     Reverse of Page
          Legend: Magellan Apartment Pool
          1. Area Map of Phoenix, AZ showing location of Magellan Apartment Pool Properties.
          2. Area Map of Southern California showing location of Magellan Apartment Pool Properties.

MAGELLAN APARTMENT POOL: THE BORROWER; THE PROPERTY

     The Loan. The Magellan Apartment Pool Loan was originated by Secore and acquired by MSMC on October 24, 1997. The Magellan Apartment Pool Loan had an original principal balance of $75,500,000 and has a Cut-Off Date Principal Balance of approximately $75,113,551. It is secured by 11 separate Mortgages (collectively, the "Magellan Apartment Pool Mortgage") encumbering 11 residential apartment complexes, 6 of which are located in California and 5 of which are located in Arizona, (each a "Magellan Apartment Pool Property" and collectively, the "Magellan Apartment Pool Properties"). The proceeds of the Magellan Apartment Pool Loan were made to refinance existing debt on the Magellan Apartment Pool.

     The Borrower. The borrowers under the Magellan Apartment Pool Loan (each a "Magellan Apartment Pool Borrower" and collectively, the "Magellan Apartment Pool Borrowers") are 11 separate Arizona limited partnerships, the purpose of each of which is limited to owning and operating its respective Magellan Pool Property and related activities. The Magellan Apartment Pool Borrowers own no assets other than their respective Magellan Apartment Pool Properties and related interests. The general partner of each Magellan Apartment Pool Borrower is a corporation formed for the limited purpose of acting as such a general partner (in each case, a "Magellan SPC General Partner") and is wholly owned by Magellan Real Estate Investment Trust, a Maryland real estate investment trust (the "Magellan REIT"). The sole limited partner of each Magellan Apartment Pool Borrower is the Magellan REIT.

     The Properties. The Magellan Apartment Pool Properties consist of 11 multifamily apartment projects with 159 multifamily apartment buildings with 2,270 residential units. The Magellan Apartment Pool Properties were purchased by the Magellan Apartment Pool Borrowers in 1994 and 1995. Amenities at the Magellan Apartment Pool Properties include swimming pools, tennis courts, exercise rooms/fitness centers, and recreational buildings. All of the buildings were constructed between 1980 and 1990. As of February 25, 1998, the average occupancy rate of the Magellan Apartment Pool Properties was approximately 94%. The aggregate appraised value of the Magellan Apartment Pool Properties, based on the appraisals performed by CB Commercial Real Estate Services Group, from September 8, 1997 to September 22, 1997, is $94,775,000, with the values for the individual Magellan Apartment Pool Properties ranging from $3,500,000 to $18,300,000.

     The table below summarizes certain information relating to the residential units at the Magellan Apartment Pool Properties:



          MORTGAGED              METROPOLITAN       YEAR      NUMBER
           PROPERTY                  AREA        COMPLETED   OF UNITS   1 BDR   2 BDR
----------------------------- ----------------- ----------- ---------- ------- -------
Acacia Park ................. Los Angeles, CA      1989          320      128     192
Bradbury Place(1) ........... Los Angeles, CA      1987          136       34      94
Canterbury Hills ............ Phoenix, AZ          1986          348      140     208
Dobson Springs .............. Phoenix, AZ          1980          120       18     102
El Royale ................... Los Angeles, CA      1990           98       36      62
Harbor Grand ................ Los Angeles, CA      1988          192      171      21
Las Palmas .................. Phoenix, AZ          1982          106       52      54
Maryland Meadows ............ Phoenix, AZ          1987          364      192     172
Northwood Village ........... Phoenix, AZ          1981          202      130      72
Rancho Las Brisas ........... Los Angeles, CA      1989          200       48     152
Sea Bluffs .................. San Diego, CA        1989          184       88      96
                                                                 ---      ---     ---
Total/Weighted Average ......                                  2,270    1,037   1,225
                                                               =====    =====   =====
                                                         AVERAGE     AVERAGE
                                APPROX.                  MONTHLY    ECONOMIC
                                RENTABLE    AVERAGE     RENT PER    OCCUPANCY
          MORTGAGED               AREA     UNIT SIZE   UNIT AS OF     AS OF      APPRAISED
           PROPERTY            (SQ. FT.)   (SQ. FT.)     2/25/98     2/25/98       VALUE
----------------------------- ----------- ----------- ------------ ---------- --------------
Acacia Park .................    290,880     909          713          96.2%   $18,300,000
Bradbury Place(1) ...........    104,380     768          568          94.0      4,750,000
Canterbury Hills ............    246,052     707          520          94.5     13,750,000
Dobson Springs ..............    102,600     855          573          96.7      5,200,000
El Royale ...................     83,664     854          617          91.9      3,500,000
Harbor Grand ................    161,640     842          513          88.2      5,600,000
Las Palmas ..................     83,968     792          540          94.8      3,725,000
Maryland Meadows ............    258,840     711          421          96.3     11,200,000
Northwood Village ...........    141,918     703          464          95.7      6,850,000
Rancho Las Brisas ...........    154,960     775          633          91.1      8,800,000
Sea Bluffs ..................    150,512     818          832          91.2     13,100,000
                                 -------     ---          ---          ----    -----------
Total/Weighted Average ......  1,779,414     784          572          94.0%   $94,775,000
                               =========     ===          ===          ====    ===========

--------
(1) Bradbury Place Apartments contains 8 studios which are not listed, but are reflected in the totals.

     Location/Access. The following table summarizes the location of the Magellan Apartment Pool Properties based on the number of units:



                                                   AVG
                                      NUMBER      UNIT     RENTABLE AREA        AVERAGE            MONTHLY
STATE                                OF UNITS     SIZE      SQUARE FEET      MONTHLY RENT     RENT/PER SF TOTAL
---------------------------------   ----------   ------   ---------------   --------------   ------------------
Arizona .........................     1,140       726          827,576           $486             $  0.67
California ......................     1,130       842          951,838            658                0.78
                                      -----       ---          -------           ----             -------
 Total/Weighted Average .........     2,270       784        1,779,414           $572             $  0.72
                                      =====       ===        =========           ====             =======

     Each of the Magellan Apartment Pool Properties is accessible to at least 1 of the major metropolitan areas of Phoenix, Los Angeles, and San Diego.

     Market Overview. 5 of the Magellan Apartment Pool Properties are located in Maricopa County, Arizona (Maryland Meadows, Canterbury Hills, Dobson Springs, Las Palmas and Northwood Village), which is located in the central portion of the state and surrounds the Phoenix Metropolitan Area ("PMA"). According to CB Commercial Real Estate Services Group's appraisals for these properties, the estimated 1997 population of Maricopa County was 2,694,000. The population of the PMA has increased every year over the past 4 decades and it is now the 15th largest metropolitan area in the nation. The economy of Maricopa County is primarily based on manufacturing, government, regional hub activities, travel and tourism, service industries and construction.

     The remaining Magellan Apartment Pool Properties are located in Southern California. Sea Bluffs Apartments is located in San Diego County, El Royale Apartments is located in San Bernardino County, and the remaining 4 properties (Acacia Park, Bradbury Place, Harbor Grand and Rancho Las Brisas Apartments) are located in Riverside County. According to CB Commercial Real Estate Services Group's appraisals, the estimated 1997 population for Riverside County is 1,380,000 which ranks sixth among California's 58 counties. The estimated 1997 population for San Bernardino County is 1,587,000 which ranks fifth. The estimated 1997 population for San Diego County is 2,724,000 which ranks second behind Los Angeles as California's most populated county.

     The primary competitors of the Magellan Apartment Pool Properties are apartment complexes which were generally built during the same time period as, and provide similar amenities to, the Magellan Apartment Pool Properties.

     The following table summarizes the Magellan Apartment Pool Properties and shows competitive market rents:

                                                                                   NUMBER
                                       OCCUPANCY       YEAR                          OF
           PROPERTY NAME            (AS OF 2/25/98)   BUILT      TYPE OF UNIT       UNITS
---------------------------------- ----------------- ------- -------------------- --------
Acacia Park Apartments ...........        96.2%       1989   1 BR/1 BA                64
                                                             1 BR/1 BA                64
                                                             2 BR/2 BA                96
                                                             2 BR/2 BA                96
                                                                                      --
 Total/Weighted Average ..........                                                   320
                                                                                     ===
Bradbury Place Apartments ........        94.0%       1987   1 BR/1 BA                32
                                                             1 BR/1 BA                 2
                                                             2 BR/1 BA                24
                                                             2 BR/1.5 BA              24
                                                             2 BR/2 BA                 8
                                                             2 BR/2 BA                 7
                                                             2 BR/2 BA                31
                                                             Studio                    8
                                                                                     ---
 Total/Weighted Average ..........                                                   136
                                                                                     ===
Canterbury Hills Apartments ......        94.5%       1986   1 BR/1 BA                56
                                                             1 BR/1 BA                84
                                                             2 BR/1 BA               104
                                                             2 BR/2 BA               104
                                                                                     ---
 Total/Weighted Average ..........                                                   348
                                                                                     ===
Dobson Springs Apartments ........        96.7%       1980   1 BR/1 BA                18
                                                             2 BR/2 BA               102
                                                                                     ---
 Total/Weighted Average ..........                                                   120
                                                                                     ===
El Royale Apartments .............        91.9%       1990   1 BR/1 BA                24
                                                             1 BR/1 BA                 4
                                                             1 BR/1 BA + 1 Loft        8
                                                             2 BR/2 BA                15
                                                             2 BR/2 BA                43
                                                             2 BR/2 BA + 1 Loft        4
                                                                                     ---
 Total/Weighted Average ..........                                                    98
                                                                                     ===
Harbor Grand Apartments ..........        88.2%       1988   1 BR/1 BA                48
                                                             2 BR/1.5 BA             123
                                                             3 BR/2 BA                21
                                                                                     ---
 Total/Weighted Average ..........                                                   192
                                                                                     ===
Las Palmas Apartments ............        94.8%       1982   1 BR/1 BA                52
                                                             2 BR/2 BA                54
                                                                                     ---
 Total/Weighted Average ..........                                                   106
                                                                                     ===
Maryland Meadows Apartments.......        96.3%       1987   1 BR/1 BA               192
                                                             2 BR/2 BA               100
                                                             2 BR/2 BA                72
                                                                                     ---
 Total/Weighted Average ..........                                                   364
                                                                                     ===
Northwood Village Apartments .....        95.7%       1981   1 BR/1 BA                80
                                                             1 BR/1 BA                50
                                                             2 BR/1 BA                40
                                                             2 BR/2 BA                32
                                                                                     ---
 Total/Weighted Average ..........                                                   202
                                                                                     ===
Rancho Las Brisas Apartments .....        91.1%       1989   1 BR/1 BA                48
                                                             2 BR/1 BA                76
                                                             2 BR/1 BA                76
                                                                                     ---
 Total/Weighted Average ..........                                                   200
                                                                                     ===
Sea Bluffs Apartments ............        91.2%       1989   1 BR/1 BA                88
                                                             1 BR/1 BA                32
                                                             2 BR/2 BA                64
                                                                                     ---
 Total/Weighted Average ..........                                                   184
                                                                                     ===
Pool Totals ......................        94.0%                                    2,270
                                                                                   =====

                                                              AVERAGE        TOTAL
                                     AVERAGE                  MONTHLY       POSSIBLE    COMPETITIVE
                                     SQ. FT.      TOTAL         RENT        MONTHLY        MARKET
           PROPERTY NAME            PER UNIT     SQ. FT.    PER UNIT(1)       RENT        RENT(1)
---------------------------------- ---------- ------------ ------------- ------------- -------------
Acacia Park Apartments ...........      720       46,080        $630      $   40,320   $565 - $617
                                        720       46,080         645          41,280   $565 - $617
                                      1,035       99,360         740          71,040   $635 - $755
                                      1,035       99,360         760          72,960   $635 - $755
                                                  ------                  ----------
 Total/Weighted Average ..........      909      290,880        $705      $  225,600
                                                 =======                  ==========
Bradbury Place Apartments ........      643       20,576        $515      $   16,480   $494 - $520
                                        643        1,286         555           1,110   $494 - $520
                                        812       19,488         575          13,800   $525 - $635
                                        835       20,040         585          14,040   $525 - $635
                                        867        6,936         620           4,960   $525 - $635
                                        849        5,943         605           4,235   $525 - $635
                                        849       26,319         615          19,065   $525 - $635
                                        474        3,792         450           3,600   $494 - $525
                                                 -------                  ----------
 Total/Weighted Average ..........      768      104,380        $568      $   77,290
                                                 =======                  ==========
Canterbury Hills Apartments ......      470       26,320        $440      $   24,640   $419 - $587
                                        625       52,500         480          40,320   $419 - $587
                                        780       81,120         550          57,200   $575 - $609
                                        828       86,112         590          61,360   $579 - $777
                                                 -------                  ----------
 Total/Weighted Average ..........      707      246,052        $527      $  183,520
                                                 =======                  ==========
Dobson Springs Apartments ........      600       10,800        $525      $    9,450   $510 - $592
                                        900       91,800         600          61,200   $565 - $655
                                                 -------                  ----------
 Total/Weighted Average ..........      855      102,600        $589      $   70,650
                                                 =======                  ==========
El Royale Apartments .............      653       15,672        $520      $   12,480   $425 - $550
                                        701        2,804         535           2,140   $425 - $550
                                        844        6,752         621           4,968   $425 - $550
                                        925       13,875         650           9,750   $495 - $715
                                        935       40,205         650          27,950   $495 - $715
                                      1,089        4,356         759           3,036   $495 - $715
                                                 -------                  ----------
 Total/Weighted Average ..........      854       83,664        $616      $   60,324
                                                 =======                  ==========
Harbor Grand Apartments ..........      670       32,160        $435      $   20,880   $395 - $490
                                        870      107,010         530          65,190   $395 - $490
                                      1,070       22,470         690          14,490   $450 - $590
                                                 -------                  ----------
 Total/Weighted Average ..........      842      161,640        $524      $  100,560
                                                 =======                  ==========
Las Palmas Apartments ............      649       33,748        $505      $   26,260   $420 - $565
                                        930       50,220         610          32,940   $530 - $808
                                                 -------                  ----------
 Total/Weighted Average ..........      792       83,968        $558      $   59,200
                                                 =======                  ==========
Maryland Meadows Apartments.......      583      111,936        $395          75,840   $390 - $460
                                        834       83,400         525          52,500   $523 - $560
                                        882       63,504         550          39,600   $523 - $560
                                                 -------                  ----------
 Total/Weighted Average ..........      711      258,840        $461      $  167,940
                                                 =======                  ==========
Northwood Village Apartments .....      618       49,440        $445          35,600   $440 - $509
                                        619       30,950         445          22,250   $440 - $509
                                        819       32,760         540          21,600   $525 - $590
                                        899       28,768         585          18,720   $550 - $639
                                                 -------                  ----------
 Total/Weighted Average ..........      703      141,918        $486      $   98,170
                                                 =======                  ==========
Rancho Las Brisas Apartments .....      600       28,800        $570      $   27,360   $535 - $788
                                        810       61,560         650          49,400   $638 - $795
                                        850       64,600         680          51,680   $638 - $795
                                                 -------                  ----------
 Total/Weighted Average ..........      775      154,960        $642      $  128,440
                                                 =======                  ==========
Sea Bluffs Apartments ............      730       64,240        $785      $   69,080   $600 - $915
                                        808       25,856         875          28,000   $690 - $1150
                                        944       60,416         960          61,440   $690 - $1150
                                                 -------                  ----------
 Total/Weighted Average ..........      818      501,512        $862      $  158,520
                                                 =======                  ==========
Pool Totals ......................      784    1,779,414        $572      $1,330,214
                                               =========                  ==========

--------
(1)   According to September, 1997 CB Commercial appraisals.

     Operating History. The following table shows certain information regarding the operating history of the Magellan Apartment Pool:


                         ADJUSTED NET OPERATING INCOME

                                                                              UNDERWRITABLE
                                   1995         1996             1997              NOI
                                  ------   --------------   --------------   --------------
Revenues ......................   N/A       $ 14,171,383     $ 14,837,614     $ 15,654,396
Expenses ......................   N/A         (6,591,351)      (6,661,514)      (6,754,383)
                                            ------------     ------------     ------------
 Net Operating Income .........   N/A       $  7,580,032     $  8,176,100     $  8,900,013
                                            ============     ============     ============

     Occupancy History. The occupancy history of the Magellan Apartment Pool is as follows:



OCCUPANCY AS OF:            PERCENT LEASED
-------------------------- ---------------
 February, 1998 ..........       94%
 December, 1997 ..........       92%
 December, 1996 ..........       92%
 December, 1995 ..........       N/A

     Environmental Reports. Phase I site assessments dated September 1, 1997 were performed on the Magellan Apartment Pool. The Phase I site assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Magellan Apartment Pool Borrowers' business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See Risk Factors--The Mortgage Loans--Environmental Law Considerations."

     Engineering Reports. Property Condition Reports were completed on the Magellan Apartment Pool Properties between September 1, 1997 and October 24, 1997 by a third party due diligence firm. The Property Condition Reports concluded that the Magellan Apartment Pool Properties were generally in good physical condition and identified approximately $193,420 in deferred maintenance. At origination of the Magellan Apartment Pool Loan, the Magellan Apartment Pool Borrowers established a deferred maintenance reserve account and made an initial deposit of $241,775 to fund the cost of addressing the identified items.

     Property Management. The Magellan Apartment Pool Properties are managed by Magellan Residential LLC (the "Magellan Apartment Pool Manager"), which is an affiliate of the Magellan Apartment Pool Borrowers, pursuant to a management agreement dated as of October 24, 1997 (the "Magellan Management Agreement"). The Magellan Apartment Pool Manager receives a monthly management fee of 4% of gross rental revenues from the Magellan Apartment Pool Properties for the calendar month.

     The Magellan Management Agreement is for a term ending October 15, 2002 and may be extended at the option of the Magellan Apartment Pool Manager for successive 1 year terms upon notice to the Magellan Apartment Pool Borrowers. Either party may terminate the Magellan Management Agreement with or without cause upon 30 days notice. Under the terms of the Magellan Apartment Pool Loan, any termination or replacement of the Magellan Apartment Pool Manager or entering into a new management agreement requires (i) the consent of mortgagee and (ii) confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. Pursuant to a management subordination agreement among the Magellan Apartment Pool Borrowers, the Magellan Apartment Pool Manager and mortgagee, the Magellan Apartment Pool Manager has agreed (i) that the Magellan Management Agreement is subordinate to the Magellan Apartment Pool Loan and
(ii) that mortgagee has the right to terminate the Magellan Apartment Pool Manager and replace it with a manager selected by mortgagee (a) on or after any monetary or property related non-monetary default beyond applicable grace period or upon an acceleration of the Magellan Apartment Pool Loan, (b) if the Magellan Apartment Pool Manager has engaged in gross negligence, willful misconduct or fraud, or (c) if the Loan DSCR of the Magellan Apartment Pool Loan falls below 1.10x unless the Magellan Apartment Pool Borrower deposits with mortgagee additional collateral in the form of cash or a Letter of Credit such that the Loan DSCR of 1.10x can be maintained on the loan amount net of such additional collateral. The additional collateral is required to be released if the Loan DSCR exceeds 1.10x for 2 successive calendar quarters.

     The Magellan Apartment Pool Manager is owned by the Magellan REIT. The Magellan Apartment Pool Manager has approximately 5,477 units of residential properties under management.

MAGELLAN APARTMENT POOL: THE LOAN.



ORIGINAL PRINCIPAL BALANCE: $75,500,000         LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $75,113,551     INITIAL INTEREST RATE: 7.28%
ORIGINATION DATE: October 24, 1997              REVISED INTEREST RATE: 9.28%
EFFECTIVE MATURITY DATE: November 1, 2007       AMORTIZATION: 360 months
MATURITY DATE: November 1, 2027                 MONTHLY PAYMENT: $516,580.27
EMD BALANCE: $66,308,919                        CALL PROTECTION: Lockout to 3 months prior to EMD

                CERTAIN MAGELLAN APARTMENT POOL LOAN STATISTICS




                                                          LOAN
                                          LOAN PER      TO VALUE
                                          UNIT(1)       RATIO(2)     ACTUAL DSCR(3)
                                       -------------   ----------   ---------------
Cut-Off Date .......................      $33,090          79.3%          1.34x
At Effective Maturity Date .........      $29,211          70.0%          1.53x

--------
(1) Based on the 2,270 residential apartment units securing the Magellan Apartment Pool Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the CB Commercial appraised market values and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable

(3) Based on (a) Underwritable Cash Flow of $8,332,513 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Magellan Apartment Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Magellan Apartment Pool Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Magellan Apartment Pool Loan Initial Interest Rate and an amortization term equal to 360 months.


     Security. The Magellan Apartment Pool Loan is a nonrecourse loan, secured only by the fee estate of the Magellan Apartment Pool Borrowers in the Magellan Apartment Pool Properties and certain related collateral, including assignments of leases and rents. Mortgagee is the insured under title insurance policies issued simultaneously insuring that the Magellan Apartment Pool Mortgage constitutes a valid and enforceable first lien on the Magellan Apartment Pool Properties, subject to certain exceptions set forth therein.

     Payment Terms. Interest on the Magellan Apartment Pool Loan is calculated on an Actual/360 Basis. Its Due Date is the first day of each month (provided, that if the Due Date is not a business day, payment may be made on the next business day) with a grace period of 5 days. The Late Payment Fee on any principal or interest payment not paid within 5 days of its due date is 5% of such unpaid sum and the Default Rate following a Loan Default is 5% above the Interest Rate, in each case subject to applicable law. See "Risk Factors--Certain Legal Issues Relating to the Hotel Del Coronado Loan and Magellan Apartment Pool Loan."

     Prepayment. Voluntary prepayment is prohibited under the Magellan Apartment Pool Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Magellan Apartment Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date.

     Principal prepayments on the Magellan Apartment Pool Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Magellan Apartment Pool Loan following a Loan Default. Prepayments following a Loan Default require payment of the Yield Maintenance Charge which is equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the Magellan Apartment Pool Loan permits the release of all of the Magellan Apartment Pool Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to 125% of the principal and interest payments due on the Magellan Apartment Pool Loan on such dates, and provide for payment on the Effective

Maturity Date of the remaining principal balance of the Magellan Apartment Pool Loan. Upon any such Defeasance, at the option of mortgagee, the Magellan Apartment Pool Borrowers' obligations under the Magellan Apartment Pool Loan and the U.S. Obligations securing the Magellan Apartment Pool Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Magellan Apartment Pool Loan.

     Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the Magellan Apartment Pool Loan also permits the release of any one of the Magellan Apartment Pool Properties in exchange for U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Magellan Defeased Loan Amount on such dates and provide for payment on the Effective Maturity Date of the remaining principal balance of the Magellan Defeased Loan Amount. The "Magellan Defeased Loan Amount" is an amount equal to 125% of the Allocated Loan Amount of the Magellan Apartment Pool Property proposed to be released. Upon any such substitution, at the option of mortgagee, the Magellan Apartment Pool Loan will be divided into 2 Notes, 1 of which (the "Magellan Defeased Note") will be in a principal amount equal to the Magellan Defeased Loan Amount, and the Magellan Apartment Pool Borrower's obligations under the Magellan Defeased Note and the U.S. Obligations securing the Magellan Defeased Note will be transferred to a Successor Borrower. Following such substitution, the U.S. Obligations will be the sole security for the Magellan Defeased Note.

     Lockbox and Reserves. Pursuant to the Magellan Apartment Pool Loan, the Magellan Apartment Pool Borrower has established a Soft Lockbox, which is a Two-Tier Lockbox. The Lockbox Banks for the First Tier Lockbox are the Bank of America NT & SA with respect to the Magellan Apartment Pool Properties located in California and Bank One, Arizona, N.A. with respect to the Magellan Apartment Pool Properties located in Arizona, and for the Second Tier Lockbox is Bank One Arizona, N.A. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall.

     The Magellan Apartment Pool Borrower has established (a) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment,
(b) a Tax Account, which had an Initial Reserve Deposit of $155,474.07 and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (c) an Insurance Account, which had an Initial Reserve Deposit of $20,509.00 and requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (d) a Required Repair Account, which had an Initial Reserve Deposit of $241,775 and (e) a Capital Expenditures Account, which requires a Monthly Reserve Deposit equal to $48,237.50 per month based upon $255.00 per apartment at the Magellan Apartment Pool.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Magellan Apartment Pool Borrower is prohibited from transferring the Magellan Apartment Pool Properties without consent of mortgagee. The Magellan Apartment Pool Borrower is also prohibited from further encumbering the Magellan Apartment Pool Properties.

     The Magellan Apartment Pool Loan generally prohibits the transfer of any direct or indirect interest in the Magellan Apartment Pool Borrower without the prior written consent of mortgagee. If (a) 12.5% or more of direct or indirect beneficial interests in any Magellan Portfolio Borrower are sold or transferred, (b) any sale or transfer shall result in a person or a group of affiliates or family members, as applicable, acquiring more than a 49% direct or indirect interest in any Magellan Apartment Pool Borrower or Magellan Apartment Pool SPC General Partner or (c) there is any sale or transfer of any direct interest in any Magellan Apartment Pool Borrower held by any Magellan SPC General Partner, the Magellan Apartment Pool Borrower is required to deliver a satisfactory nonconsolidation opinion in connection with any request for consent to a transfer. Mortgagee's consent is not required with respect to transfers of share interests in the Magellan REIT provided that (i) no such sale or transfer shall result in a person or group of affiliates or family members, as applicable, acquiring either an ownership interest of 10% or more or a voting interest of 10% or more, directly or indirectly in the Magellan REIT, (ii) no such sale or transfer shall result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned or then currently assigned or to be assigned to the Certificates and (iii) the Magellan Apartment Pool Borrower shall deliver to mortgagee a satisfactory nonconsolidation opinion.

     The Magellan Apartment Pool Borrowers are not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Magellan Apartment Pool which does not exceed, at any time, $170,000 per Magellan Apartment Pool Property and is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the delivery to mortgagee of security in an amount equal to 125% of the contested amount).

     Insurance. The Magellan Apartment Pool Borrowers are required to maintain for the Magellan Apartment Pool Properties (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the related

Magellan Apartment Pool Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Magellan Apartment Pool Loan, (b) general liability insurance with coverage of $5,000,000 combined single limit, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 24 months income, (e) during any period of construction or repair, builder's "all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, with respect to any Magellan Apartment Pool Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the Magellan Apartment Pool Loan and the maximum limit of coverage available under federal law, (h) in the event any of the Magellan Apartment Pool Properties is located in an area with a high degree of seismic activity, earthquake insurance in amount, form and substance satisfactory to mortgagee, and (i) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties. See "Risk Factors--Availability of Earthquake, Flood and Other Insurance."

     All insurance policies are required to meet the Insurance Requirements.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of a Magellan Apartment Pool Property or a condemnation of any portion of a Magellan Apartment Pool Property, the related Magellan Apartment Pool Borrower is obligated to commence and diligently prosecute to completion the restoration of such Magellan Apartment Pool Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $500,000, the related Magellan Apartment Pool Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the related Magellan Apartment Pool Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the related Magellan Apartment Pool Property is taken, and such land is located along the perimeter or periphery of the related Magellan Apartment Pool Property and no portion of the improvements is the subject of the condemnation, (iii) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease or applicable zoning law, (iv) the casualty or condemnation does not result in the loss of access to the Magellan Apartment Pool Property or the related improvements and (v) the Magellan Apartment Pool Borrower must commence restoration within 60 days after such casualty or taking. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Magellan Apartment Pool Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the Magellan Apartment Pool Borrower for such purpose as mortgagee shall designate. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The Magellan Apartment Pool Loan provides mortgagee with the Standard Approval Rights regarding budgets and alterations. The Alteration Escrow Threshold is $350,000 per Magellan Apartment Pool Property. Because the Magellan Apartment Pool Properties are residential properties, there are no approval rights with respect to leases.

     Financial Reporting. The Magellan Apartment Pool Borrowers are required to furnish the Financial Statements to mortgagee, except that in lieu of monthly statements, the same statements are required to be delivered quarterly within 45 days after the end of each calendar quarter.

     The insert between pages S-122 and S-123 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Glenborough Pool
          Photographs
               1. 700 South Washington Street, Alexandria, VA
               2. Woodlands Plaza II, Maryland Heights, MO
               3. The Overlook Apartments, Scottsdale, AZ
               4. Riverview Office Tower, Bloomington, MN

     Reverse of Page
          Legend: Glenborough Pool
          1. Map of U.S. showing locations of Glenborough Pool Properties

GLENBOROUGH POOL: THE BORROWER; THE PROPERTIES


     The Loan. The Glenborough Pool Loan was originated by Wells Fargo Bank, National Association ("Wells Fargo") as of August 26, 1997 and was acquired by MSMC on December 22, 1997. The Glenborough Pool Loan had a principal balance at origination of $60,000,000 and has a Cut-Off Date Principal Balance of approximately $59,465,982. It is secured by 10 Mortgages (collectively, the "Glenborough Pool Mortgage") encumbering 5 office buildings, 4 industrial/flex buildings and 1 multifamily apartment building located in 7 states (the "Glenborough Pool Properties").


     The Borrower. Glenborough Fund V, Limited Partnership (the "Glenborough Pool Borrower") is a Delaware limited partnership whose purpose is limited to owning and operating the Glenborough Pool Properties and related activities. The Glenborough Pool Borrower owns no assets other than the Glenborough Pool Properties and related interests. The sole general partner of the Glenborough Pool Borrower is GRTV, Inc., a Delaware corporation (the "Glenborough SPC GP"), formed for the limited purpose of acting as general partner of the Glenborough Pool Borrower. Glenborough Properties, L.P., a California limited partnership, is the limited partner of the Glenborough Pool Borrower. Glenborough Pool Incorporated, a Maryland real estate investment trust (the "Glenborough REIT") owns approximately 91% of the limited partner of the Glenborough Pool Borrower and is also the owner of the Glenborough SPC GP.


     The Properties. The Glenborough Pool Properties consist of 5 office buildings constructed between 1973 and 1989, 4 industrial/flex buildings constructed between 1985 and 1989, and 1 multifamily apartment building constructed in 1987. The Glenborough Pool Properties contain 1,136,505 square feet of net rentable area and 224 apartment units, and are located in 7 different states. As of December 31, 1997, the average occupancy rate was 98%, and 5 of the properties were 100% occupied.


     The aggregate appraised value of the Glenborough Pool Properties was $115,900,000 as of May-June, 1997. As of December 31, 1997, no single Glenborough Pool Property accounted for more than approximately 20.0% of the NRA, 23.3% of the total rent or 22.0% of the Adjusted Net Operating Income (with respect to the 12 months ended December 31, 1997).


     The following table summarizes the Glenborough Pool Properties:

                                                   ALLOCATED                    YEAR
                                                     LOAN          TOTAL       BUILT/
      PROPERTY NAME             LOCATION            AMOUNT       SF/UNITS    RENOVATED
------------------------ ---------------------- -------------- ------------ -----------
OFFICE
Centerstone Plaza        Irvine, CA              $14,965,606      157,579      1987
Riverview Office
 Tower                   Bloomington, MN          10,703,877      227,346      1973
Westford Corporate
 Center                  Westford, MA              5,351,938      163,247      1985
700 South Washington     Alexandria, VA            5,054,608       56,348      1989
Woodlands Plaza II       Maryland Heights, MO      2,775,079       72,966      1983
OFFICE
SUBTOTAL/WEIGHTED AVG.                           $38,851,108      677,486
FLEX/INDUSTRIAL
Southworth-Milton        Milford, MA               4,955,499      146,125      1989
Lakepoint I, II, III     Orlando, FL               4,261,729      135,032      1985
Fisher Pierce            Weymouth, MA              2,973,299       79,825      1988
Woodlands Tech
 Center                  Maryland Heights, MO      2,378,639       98,037      1986
FLEX/INDUSTRIAL
SUBTOTAL/WEIGHTED AVG.                           $14,569,166      459,019
MULTIFAMILY
Overlook Apartments      Scottsdale, AZ            6,045,708          224      1987
TOTAL/WEIGHTED
 AVERAGE                                         $59,465,982    1,136,505
                                                 ===========    =========

                                                          ANNUALIZED
                                                           BASE RENT
                                                            PSF/PER          PRIMARY TENANTS
                          DECEMBER 31,                       UNIT            WITH 15,000 SF
                              1997       UNDERWRITABLE   DECEMBER 31,         DECEMBER 31,
      PROPERTY NAME         OCCUPANCY      CASH FLOW         1997                 1997
------------------------ -------------- --------------- -------------- --------------------------
OFFICE
Centerstone Plaza              97.2%      $ 2,309,048      $  23.72    St. Joseph's Hospital
                                                                       (2006)
                                                                       Great Offices (2003)
Riverview Office
 Tower                         98.3         2,000,490         11.46    Health Systems
                                                                       Integration (2001)
Westford Corporate
 Center                       100.0           861,787          8.73    Cascade
                                                                       Communication (1999)
                                                                       Sentry Insurance
                                                                       (1999)
700 South Washington          100.0         1,052,008         23.33    Sutton Place Gourmet
                                                                       Market (2004), Ollif
                                                                       and Berridge (2000)
Woodlands Plaza II             97.6           457,592         16.14    No tenants with more
                                                                       than 15,000 sf
OFFICE
SUBTOTAL/WEIGHTED AVG.         98.5%      $ 6,680,925      $  15.14
FLEX/INDUSTRIAL
Southworth-Milton             100.0           838,359          6.72    Southworth-Milton,
                                                                       Inc. (1999)
Lakepoint I, II, III           93.8           764,302          9.50    Flying Food Group
                                                                       (1998)
                                                                       Attorney's Title
                                                                       Insurance (1998)
Fisher Pierce                 100.0           528,414          7.45    Pacific Scientific-Fisher
                                                                       Pierce (2002)
Woodlands Tech
 Center                       100.0           457,290          8.40    Teleport
                                                                       Communications (2006)
FLEX/INDUSTRIAL
SUBTOTAL/WEIGHTED AVG.         98.2%        2,588,365          8.02
MULTIFAMILY
Overlook Apartments            97.0           984,734         7,282    Average unit size is
                                                                       839 SF
TOTAL/WEIGHTED
 AVERAGE                                  $10,254,024

     Location. The following table summarizes the location of the Glenborough Pool Properties based on NRA:


                                    NO. OF      OFFICE   INDUSTRIAL/   MULTIFAMILY      TOTAL     PERCENT OF   PERCENT OF
              STATE               PROPERTIES     NRA       FLEX NRA        NRA           NRA       TOTAL NRA   NRA LEASED
-------------------------------- ------------ --------- ------------- ------------- ------------ ------------ -----------
Massachusetts ..................       3       163,247     225,950             0       389,197        29.4%       100%
Minnesota ......................       1       227,346           0             0       227,346        17.2         98
Arizona ........................       1             0           0       188,008       188,008        14.2         97
Missouri .......................       2        72,966      98,037             0       171,003        12.9         99
California .....................       1       157,579           0             0       157,579        11.9         97
Florida ........................       1             0     135,032             0       135,032        10.2         94
Virginia .......................       1        56,348           0             0        56,348         4.3        100
                                       -       -------     -------       -------       -------       -----        ---
Total/Weighted Average .........      10       677,486     459,019       188,008     1,324,513       100.0%        98%
                                      ==       =======     =======       =======     =========       =====        ===

     Operating History. The following table shows certain information regarding the operating history of the Glenborough Pool Properties:


                         ADJUSTED NET OPERATING INCOME

                                                                                      UNDERWRITABLE
                                      1995(1)           1996             1997              NOI
                                  --------------   --------------   --------------   --------------
Revenues ......................    $ 11,784,447     $ 16,719,689     $ 18,803,666     $ 18,302,722
Expenses ......................      (3,922,853)      (6,021,628)      (6,856,654)      (6,697,294)
                                   ------------     ------------     ------------     ------------
 Net Operating Income .........    $  7,861,594     $ 10,698,061     $ 11,947,012     $ 11,605,428
                                   ============     ============     ============     ============

--------
(1) In 1995, Riverview Tower was vacant and being renovated. 1995 financial statements for the Southworth Milton and Fisher-Pierce properties were not available.


     Occupancy History. The following table shows certain historical information regarding average occupancy of the Glenborough Pool Properties:




OCCUPANCY AS OF:            PERCENT LEASED
-------------------------- ---------------
 December, 1997 ..........       98%
 December, 1996 ..........       95%

     Description of Tenants. Major tenants include St. Joseph's Hospital, Health Systems Inc., Sentry Insurance and Southworth-Milton, each of which contributed over 6.9% of the Annualized Base Rent of the Glenborough Pool Portfolio. St. Joseph's Hospital, which occupies 2.9% of the total GLA of the Glenborough Pool Properties, accounts for approximately 8.0% of the Annualized Base Rent, which represents the largest contribution. The 10 largest tenants occupy 52.3% of the total GLA, and account for $6,843,980, or 50.4% of the total Annualized Base Rent, as of December 31, 1997. The Southworth-Milton Property and the Fisher-Pierce Property are single tenant properties, and the Westford Corporate Property is comprised of 2 buildings, each of which has a single tenant.

     The following table shows certain information regarding the 10 largest tenants of the Glenborough Pool Properties:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                            TENANT     % OF TOTAL
           TENANT NAME                   PROPERTY             GLA          GLA
-------------------------------- ----------------------- ------------ ------------
St. Joseph's Hospital .......... Centerstone                 33,432        2.94%
                                 Riverview Office
Health Systems Integration ..... Tower                       87,311        7.68
Southworth-Milton, Inc. ........ Southworth-Milton          146,125       12.86
Sentry Insurance ............... Westford Corporate          81,632        7.18
Pacific Scientific-Fisher
 Pierce ........................ Fisher Pierce               79,825        7.02
                                 700 South
Sutton Place Gourmet ........... Washington                  21,222        1.87
Cascade Communications ......... Westford Corporate          81,615        7.18
                                 700 South
Oliff & Berridge ............... Washington                  20,861        1.84
Attorney's Title Insurance ..... Lake Point I, II, III       27,360        2.41
Great Offices, Inc. ............ Centerstone                 15,265        1.34
                                                            -------      ------
 Subtotal/Weighted Average                                  594,648       52.32%
Remaining Tenants ..............                            523,372       46.05%
Vacant Tenants .................                             18,485        1.63%
                                                            -------      ------
 Total/Weighted Average ........                          1,136,505       100.0%
                                                          =========      ======
                                                       % OF TOTAL
                                      ANNUALIZED       ANNUALIZED   ANNUALIZED BASE RENT
           TENANT NAME                 BASE RENT        BASE RENT          PER SF
-------------------------------- -------------------- ------------ ---------------------
St. Joseph's Hospital ..........    $   1,086,012          7.99%         $  32.48
Health Systems Integration .....        1,003,628          7.38             11.49
Southworth-Milton, Inc. ........          981,733          7.22              6.72
Sentry Insurance ...............          938,768          6.91             11.50
Pacific Scientific-Fisher
 Pierce ........................          594,696          4.38              7.45
Sutton Place Gourmet ...........          570,396          4.20             26.88
Cascade Communications .........          486,535          3.58              5.96
Oliff & Berridge ...............          469,808          3.46             22.52
Attorney's Title Insurance .....          398,067          2.93             14.55
Great Offices, Inc. ............          314,337          2.31             20.59
                                    -------------        ------          --------
 Subtotal/Weighted Average          $   6,843,980         50.35%         $  11.51
Remaining Tenants ..............        6,747,591         49.65             12.89
Vacant Tenants .................                0          0.00              0.00
                                    -------------        ------          --------
 Total/Weighted Average ........    $  13,591,570(1)     100.00%        $   12.16(2)
                                    ===============      ======         ===========

--------
(1) Excludes Overlook Apartments rental income. Total potential rental income for apartments is $1,729,988.

(2)   Excludes vacant space.


     Lease Expirations. The following table shows scheduled lease expirations of the Glenborough Pool Properties as of December 31, 1997 assuming none of the tenants renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date. Over 38% of the leased square footage that expires in 1999 is currently leased and occupied by Southworth Milton, Inc.

                           LEASE EXPIRATION SCHEDULE

                                  NUMBER OF                             CUMULATIVE
                                    LEASES     EXPIRING    PERCENT OF   PERCENT OF
      YEAR OF EXPIRATION(1)        EXPIRING       SF           SF           SF
-------------------------------- ----------- ------------ ------------ ------------
Vacant .........................       5        18,485         1.63%        1.63%
Month-to-Month .................       4        24,398         2.15         3.77%
Not Paying Rent/Free
 Rent Period ...................       4         6,971         0.61         4.39%
1998 ...........................      23       103,429         9.10        13.49%
1999(2) ........................      27       381,215        33.54        47.03%
2000 ...........................      30       115,363        10.15        57.18%
2001 ...........................      17       167,710        14.76        71.94%
2002 ...........................      15       155,160        13.65        85.59%
2003 ...........................       3        30,792         2.71        88.30%
2004 ...........................       4        33,277         2.93        91.23%
2005 ...........................       3         4,125         0.36        91.59%
2006 ...........................       4        61,945         5.45        97.04%
2007 ...........................       2        33,635         2.96       100.00%
                                      --       -------       ------
Total/Weighted Average .........     141     1,136,505       100.00%
                                     ===     =========       ======
                                                                              CUMULATIVE
                                                   ANNUALIZED    PERCENT OF   PERCENT OF
                                   ANNUALIZED      BASE RENT     ANNUALIZED   ANNUALIZED
      YEAR OF EXPIRATION(1)         BASE RENT        PER SF       BASE RENT   BASE RENT
-------------------------------- -------------- --------------- ------------ -----------
Vacant ......................... $         0       $      0          0.00%        0.00%
Month-to-Month .................     295,511          12.11          2.17         2.17%
Not Paying Rent/Free
 Rent Period ...................           0              0          0.00         2.17%
1998 ...........................   1,297,155          12.54          9.54        11.72%
1999(2) ........................   3,450,993           9.05         25.39        37.11%
2000 ...........................   1,694,188          14.69         12.46        49.57%
2001 ...........................   1,902,209          11.34         14.00        63.57%
2002 ...........................   1,526,638           9.84         11.23        74.80%
2003 ...........................     666,105          21.63          4.90        79.70%
2004 ...........................     755,847          22.71          5.56        85.26%
2005 ...........................      73,648          17.85          0.54        85.81%
2006 ...........................   1,351,667          21.82          9.94        95.75%
2007 ...........................     577,604          17.17          4.25       100.00%
                                 -----------       --------        ------
Total/Weighted Average ......... $13,591,570      $   12.16(3)     100.00%
                                 ===========      ===========      ======

--------
(1)   Based on December 31, 1997 rent roll.

(2) Includes expiration of Southworth-Milton Inc. lease, with 146,125 square feet.

(3) Excludes vacant space and tenants not currently paying rent (i.e., in a free rent period).

     Right to Purchase Southworth Property. The Southworth Property is 100% leased to a single tenant. This lease provides the tenant thereunder (the "Southworth Tenant") with the right, at various times throughout the term of the Southworth Property lease and the extensions thereof, to purchase the Southworth Property for the fair market value thereof. In an agreement entered into by and among the Southworth Tenant, the Glenborough Pool Borrower and Wells Fargo, it has been agreed that the Southworth Tenant will not exercise its option to purchase the Southworth Property prior to September 12, 2000 and that upon tender by the Southworth Tenant to mortgagee of a sum equal to the greater of (i) the fair market value of the Southworth Property, as determined in accordance with the terms of the Southworth Property lease and (ii) 125% of the Glenborough Loan amount initially allocated to the Southworth Property, the Glenborough Pool Borrower will convey the Southworth Property to the Southworth Tenant and the Southworth Property will be released from the lien of the Glenborough Pool Mortgage. The Glenborough Pool Borrower shall be required to satisfy all other conditions to obtaining a Glenborough Pool Mortgage Release as described in paragraph (a) under "--Glenborough Pool Mortgage Release" below.

     Environmental Reports. Environmental Site Assessments have been performed on the Glenborough Pool Properties within the past 2 years. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

     Engineering Reports. Property Condition Reports were completed on the Glenborough Pool Properties within the past 2 years by a third party due diligence firm. The Property Condition Reports concluded that the Glenborough Pool Properties were generally in good physical condition and identified approximately between $838,060 and $950,060 in deferred maintenance requirements. At origination of the loan, the Glenborough Pool Borrower agreed to complete the work identified as deferred maintenance in the Property Condition Reports on or before September 1, 1998 which obligation has been guaranteed by the Glenborough REIT.

     Property Management. The Glenborough Pool Properties are managed by the Glenborough REIT (in such capacity, the "Glenborough Manager"), an affiliate of the Glenborough Pool Borrower, pursuant to a management agreement dated August 26, 1997 (the "Glenborough Management Agreement"). Under the terms of the Glenborough Management Agreement, the Glenborough Pool Manager is entitled to
(a) monthly management fees ranging from 3% to 5% (depending on the Glenborough Pool Property) of gross revenues of the Glenborough Pool Properties for each month, (b) costs of gross salaries and wages or pro rata shares thereof, payroll taxes, insurance, workers' compensation, travel, office expenses, and other fringe benefits of those field property management and maintenance personnel (and independent contractors) of the Glenborough Pool Manager engaged with respect to the Glenborough Pool Properties and personnel who provide services customarily provided at the Glenborough Pool Properties, (c) an administrative services fee to reimburse the Glenborough Pool Manager for a reasonable and equitable share of its general overhead expenses and salary and fringe benefits of all other personnel the services of whom are reasonably related to the performance of the services enumerated in the Glenborough Management Agreement and (d) all third party costs advanced by the Glenborough Pool Manager for the Glenborough Pool Borrower pursuant to the Glenborough Management Agreement.

     The term of the Glenborough Management Agreement continues until the winding up, termination or dissolution of the Glenborough Pool Borrower unless terminated by the Glenborough Pool Borrower due to "cause," which includes covenant defaults under such agreement, certain acts of misfeasance and cessation of the Glenborough Pool Manager to do business or, if required by law, to qualify to do business. The Glenborough Pool Manager has the right to terminate the Glenborough Management Agreement if the Glenborough Pool Borrower fails to pay the Glenborough Pool Manager any amount provided for in the Glenborough Management Agreement or to perform any material obligation under such agreement. If the management agreement is terminated, the Glenborough Pool Borrower is required to use commercially reasonable efforts to enter into a replacement management agreement with a nationally recognized management organization acceptable to mortgagee.

     Pursuant to a management subordination agreement among the Glenborough Pool Borrower, the Glenborough Pool Manager, and mortgagee, the Glenborough Pool Manager has agreed (i) that the Glenborough Management Agreement is subordinate to the Glenborough Pool Loan and (ii) that mortgagee shall have the right to terminate the Glenborough Management Agreement (a) upon, or at any time after, the occurrence of a Loan Default or a continuing default by the Glenborough Pool Manager under the Glenborough Management Agreement, (b) upon, or at any time after there occurs, a 49% or more change in control of the ownership of the Glenborough Pool Manager, (c) at any time for cause (including, but not limited to, the Glenborough Pool Manager's gross negligence, willful misconduct or fraud) and (d) at such time as the Loan DSCR shall be equal to 1.50x, unless the Glenborough Pool Borrower deposits with mortgagee additional collateral in the form of a Glenborough Letter of Credit (as defined below) such that a Loan DSCR of 1.50x can be maintained on the loan amount net of such additional collateral. Additional collateral is required to be released if the Loan DSCR exceeds 1.50x without reference to any Glenborough Letter of Credit for 4 consecutive calendar quarters. A "Glenborough Letter of Credit" is a freely transferable, irrevocable standby letter of credit issued by a federally-insured financial institution and in form and content acceptable to mortgagee in mortgagee's sole and absolute discretion.

GLENBOROUGH POOL: THE LOAN
ORIGINAL PRINCIPAL BALANCE: $60,000,000         LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $59,465,982     INITIAL INTEREST RATE: 7.50%
ORIGINATION DATE: August 26, 1997               REVISED INTEREST RATE: 9.50%
EFFECTIVE MATURITY DATE: October 1, 2007        AMORTIZATION: 300 months
MATURITY DATE: October 1, 2022                  MONTHLY PAYMENT: $443,394.71
EMD BALANCE: $48,701,064                        CALL PROTECTION: Lockout to September 11, 2000;
                                                Yield Maintenance Charge from September 12,
                                                2000 to EMD.

                   CERTAIN GLENBOROUGH POOL LOAN STATISTICS




                                           LOAN PER            LOAN TO         ACTUAL
                                        SQUARE FOOT(1)     VALUE RATIO(2)      DSCR(3)
                                       ----------------   ----------------   ----------
Cut-Off Date .......................          $52                51.3%           1.93x
At Effective Maturity Date .........          $43                42.0%           2.37x

--------
(1) Based on 1,136,505 square feet and 224 units securing the Glenborough Pool Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the appraised market values and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $10,254,023 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Glenborough Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Glenborough Pool Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Glenborough Pool Loan Initial Interest Rate and an amortization term equal to 300 months.


     Security. The Glenborough Pool Loan is a non-recourse loan, secured only by the fee estate of the Glenborough Pool Borrower in the Glenborough Pool Properties and certain other collateral relating thereto, including assignments of leases and rents. Mortgagee is the named insured under title insurance policies insuring that each of the Glenborough Pool Mortgages constitute a valid and enforceable first lien on its related Glenborough Pool Property, subject to certain exceptions set forth therein.

     Payment Terms. The Glenborough Pool Loan is an EMD Loan. Interest on the Glenborough Pool Loan is calculated on an Actual/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of the late amount and the Default Rate following a Loan Default is equal to the greater of (i) the interest rate plus 5% and (ii) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal plus 1%.

     Prepayment. Voluntary prepayment is prohibited under the Glenborough Pool Loan prior to September 12, 2000. The Yield Maintenance Charge Period begins on September 12, 2000 and ends on October 1, 2007. From and after such date the Glenborough Pool Loan may be voluntarily prepaid, in whole or in part, on any date (whether or not a Due Date) without payment of a Yield Maintenance Charge.


     Principal prepayments on the Glenborough Pool Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Glenborough Pool Loan following a Loan Default. Prepayments following a Loan Default require payment of the Yield Maintenance Charge.

     The Yield Maintenance Charge for the Glenborough Pool Loan is equal to the greater of (a) 1% of the amount being prepaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of the Glenborough Pool Loan being prepaid and whose denominator is the entire outstanding principal balance of the Glenborough Pool Loan multiplied by
(ii) the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Glenborough Pool Loan from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Glenborough Pool Loan (including the payment of principal on the Effective Maturity Date) determined by discounting such payments at the Glenborough Discount Rate. The "Glenborough Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Glenborough Yield Maintenance Treasury Rate. The term "Glenborough Yield Maintenance Treasury Rate" means the yield, calculated by linear interpolation of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of prepayment to the Effective Maturity Date, as determined by mortgagee on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of financial market information selected by mortgagee for the week prior to the date of prepayment.

     As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds. In addition, a Yield Maintenance Charge may not be required to be paid in connection with certain Glenborough Pool Mortgage Releases (as defined below).

     Glenborough Pool Mortgage Releases. The Glenborough Pool Borrower may obtain a release of one or more Glenborough Pool Properties from the lien of the Glenborough Pool Mortgage (a "Glenborough Pool Mortgage Release") in the following circumstances:

     (a) The Glenborough Pool Borrower may, following the expiration of the Lock-Out Period, obtain the release of any Glenborough Pool Property (but in no event more than 3 Glenborough Pool Properties in the aggregate taking into account both all Glenborough Pool Properties released pursuant to this paragraph (a) and/or all Glenborough Pool Properties released pursuant to paragraph (c) below) from the lien of the Glenborough Pool Mortgage upon, among others, the following terms and conditions:

           (i) The Glenborough Pool Borrower shall give at least 30 days notice, including a certification stating that the Loan DSCR, as of the last day of the most recent month, for the Glenborough Pool Properties remaining after such release is not less than the greater of (i) the Loan DSCR at origination and (ii) the Loan DSCR, as of the same date, for all of the Glenborough Pool Properties immediately prior to such release;

           (ii) The Glenborough Pool Borrower shall have made a principal prepayment equal to at least 125% of the Allocated Loan Amount for the applicable Glenborough Pool Property;

           (iii) The Glenborough Pool Borrower shall have paid the Yield Maintenance Charge;

           (iv) No Loan Default shall then exist; and

           (v) The Glenborough Pool Borrower shall pay mortgagee's reasonable costs and expenses in connection therewith.

     (b) With respect to any Glenborough Pool Property (i) which has had 50% or more of the improvements thereon taken in condemnation or destroyed by a casualty, and the Glenborough Pool Borrower is unable to, or has elected not to, restore or repair such Glenborough Pool Property or (ii) which has had less than 50% of the improvements located thereon taken in condemnation or destroyed in a casualty loss, and the Glenborough Pool Borrower, after exercising good faith, diligent efforts has reasonably determined that it will be unable to comply with the requirements for restoration or repair set forth in the Glenborough Pool Mortgage, the Glenborough Pool Borrower must prepay the Glenborough Pool Loan in an amount equal to all casualty insurance proceeds or condemnation proceeds received by the Glenborough Pool Borrower with respect to such casualty or condemnation (the "Glenborough Pool Proceeds"), and no Yield Maintenance Charge is payable in connection therewith. The Glenborough Pool Borrower may obtain a release of such Glenborough Pool Property provided that, among other things, such Glenborough Pool Proceeds are at least equal to 125% of the Allocated Loan Amount for such Glenborough Pool Property or the Glenborough Pool Borrower pays an additional amount so that a total of 125% of the Allocated Loan Amount is paid to mortgagee. If the Glenborough Pool Proceeds exceed 125% of such Allocated Loan Amount, the Allocated Loan Amounts of each remaining Glenborough Pool Property shall be decreased by an amount equal to the product of (i) the excess proceeds, and (ii) a fraction, the numerator of which is the Allocated Loan Amount for such Glenborough Pool Property and the denominator of which is the aggregate of all Allocated Loan Amounts of all remaining Glenborough Pool Properties.

     (c) The Glenborough Pool Borrower may, following the occurrence of a Loan Default which is attributable to a Glenborough Pool Property being in violation of a relevant environmental law, obtain a release of any such Glenborough Pool Property (but in no event more than 3 Glenborough Pool Properties in the aggregate taking into account all Glenborough Pool Properties released pursuant to this paragraph (c) and/or all Glenborough Pool Properties released pursuant to paragraph (a) above) from the lien of the Glenborough Pool Mortgage upon and subject to, among others, the following terms and conditions:

    (i) The Glenborough Pool Borrower shall give at least 30 days prior notice;

    (ii) The event which resulted in the applicable Glenborough Pool Property being in violation of the environmental law must not have resulted from actions or omissions subsequent to the origination date by the Glenborough Pool Borrower or an affiliate thereof;

    (iii) The Glenborough Pool Borrower shall have made a principal prepayment equal to the greater of (i) the Allocated Loan Amount for the applicable Glenborough Pool Property and (ii) the net sales proceeds received by the Glenborough Pool Borrower from the sale of such Glenborough Pool Property in the event that such Glenborough Pool Property is sold by the Glenborough Pool Borrower at the time of the release or at any time within 6 months following such release; provided, however, that if the event or occurrence which resulted in the Glenborough Pool Property being in violation of the environmental law was known to the Glenborough Pool Borrower or any affiliate thereof on or prior to the origination date, the amount of the principal prepayment due shall be the greater of (a) such net sale proceeds and (b) 125% of the Allocated Loan Amount;

    (iv) To the extent that the Glenborough Pool Property is in violation of a relevant environmental law due to the fault of the Glenborough Pool Borrower, the Glenborough Pool Borrower shall have paid the Yield Maintenance Charge with respect to the prepayment provided for in subparagraph (iii) above; and

    (v) The Glenborough Pool Borrower shall pay mortgagee's reasonable costs and expenses.

     Lockbox and Reserves. Pursuant to the terms of the Glenborough Pool Loan, the Glenborough Pool Borrower is required to establish a Hard Lockbox (which will be a One-Tier Lockbox) upon the following events: (i) following the occurrence of a Loan Default, (ii) within 3 months of the Effective Maturity Date or (iii) the Loan DSCR falls to a level of 1.50x or less. Following the occurrence of such an event, the Glenborough Pool Borrower is required to (i) establish a Lockbox with a Lockbox Bank acceptable to mortgagee, (ii) enter into a lockbox agreement acceptable to mortgagee in its sole and absolute discretion, and (iii) direct all tenants to pay their rents directly into the Lockbox, and upon receipt by the Glenborough Pool Borrower of operating revenue from the Glenborough Pool Properties, to deposit same directly into the Lockbox.

     Following the establishment of a Lockbox as a result of a decline in Loan DSCR, the Glenborough Pool Borrower shall be permitted to use amounts in the Lockbox for, and in the following order of priority: (i) debt service, (ii) expenses, (iii) tenant improvement costs, (iv) third-party leasing expenses,
(v) costs of capital improvements and funding of a capital improvement reserve and (vi) funding of other approved costs, with any funds remaining in the Lockbox following the payment of the foregoing to be disbursed to the Glenborough Pool Borrower. Following the occurrence of a Loan Default, amounts in the Lockbox shall, after being disbursed for expenses pre-approved by mortgagee, be applied to interest, principal and other amounts owing by the Glenborough Pool Borrower under the Glenborough Pool Loan documents in such order and manner as mortgagee may elect. Following the occurrence of the Effective Maturity Date, amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall.

     If the Glenborough Pool Borrower is otherwise required to establish the Lockbox as a result of a failure of the Loan DSCR to exceed 1.50x, the Glenborough Pool Borrower may avoid being required to establish, and to thereafter utilize, the Lockbox by depositing with mortgagee additional collateral in the form of a Glenborough Letter of Credit such that a Loan DSCR in excess of 1.50x can be maintained on the loan amount net of such additional collateral. Such Glenborough Letter of Credit shall be released to the Glenborough Pool Borrower if the Loan DSCR exceeds 1.50x without reference to any Glenborough Letter of Credit for 4 consecutive calendar quarters. Moreover, in the event that the Glenborough Pool Borrower is required to establish and utilize the Lockbox as a result of a decline in Loan DSCR, the Glenborough Pool Borrower may thereafter have the requirement that it utilize the Lockbox suspended if, for any period of 2 consecutive calendar quarters, the Loan DSCR exceeds 1.50x.

     A Tax Account and an Insurance Account are only required following the occurrence of a Loan Default or the Effective Maturity Date. A Capital Expenditures Account and a Rollover Account are only required following the occurrence and during the continuation of a Loan Default and after the Effective Maturity Date. Once effective, monthly deposits into the Tax Account and Insurance Account are (after an initial deposit equal to 1 year of taxes and insurance premiums) to be equal to the Monthly Tax Deposit Amount and the Monthly Insurance Deposit Amount. Monthly deposits into the Capital Expenditures Account are to be equal to 1/12th of an amount equal to the product of (i) as to the office buildings, the total rentable square feet multiplied by $.25 and (ii) as to the multifamily building, the number of units multiplied by $250, and monthly deposits into the Rollover Account are to be equal to 1/12th of an amount equal to the product of the total rentable square feet in each Glenborough Pool Property multiplied by $1.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt.

     The Glenborough Pool Borrower is prohibited from transferring or encumbering the Glenborough Pool Properties.

     Notwithstanding the foregoing, mortgagee's consent to a sale or transfer of all of the Glenborough Pool Properties, on a one-time only basis, may be permitted after consideration and approval by mortgagee, in its reasonable discretion, of all relevant factors, provided that the following conditions, among others, are met: (i) no Loan Default is continuing, (ii) the proposed transferee shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, and shall comply in all respects with the provisions set forth in the Glenborough Pool Loan documents with respect to being a single purpose entity and all other applicable criteria of the Rating Agencies with respect to special-purpose bankruptcy remote entities, (iii) all required approvals, if any, to such sale or transfer shall have been obtained, (iv) the transferee shall have sufficient experience in the ownership and management of properties similar to the Glenborough Pool Properties, (v) the transfer shall have been approved by the servicer of the Glenborough Pool Loan, (vi) the transferee shall have executed and delivered an assumption agreement and all modifications to the Glenborough Pool Loan documents as mortgagee deems necessary, in form and substance reasonably acceptable to mortgagee, together with such legal opinions and title insurance endorsements as may be reasonably requested by mortgagee, (vii) mortgagee shall be reimbursed for all reasonable costs incurred by it in connection with the transfer, (viii) confirmation from each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates (together with acceptable legal opinions as reasonably required by the Rating Agencies) and (ix) the Glenborough Pool Borrower shall reimburse the Rating Agencies for their costs and expenses.

     The Glenborough Pool Loan documents prohibit the transfer of (i) any general or limited partner interest in the Glenborough Pool Borrower and (ii) any interest in any general or limited partner of the Glenborough Pool Borrower, without the prior written consent of mortgagee.

     The Glenborough Pool Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for operating expenses incurred in the ordinary course of business and which are paid on customary trade terms and otherwise within 60 days of the date incurred.

     Insurance. The Glenborough Pool Borrower is required to maintain for each Glenborough Pool Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount equal to the full replacement cost of the improvements and equipment, (b) comprehensive general liability insurance in a combined single limit amount of not less than $10,000,000 (or such lesser amount as mortgagee may from time to time deem reasonably prudent under then existing circumstances), (c) during periods of construction, renovation or alteration, statutory workers' compensation insurance for all persons engaged in such activities, (d) business interruption insurance to cover the loss of rents for at least 18 months, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount reasonably acceptable to mortgagee, (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in an amount equal to 100% of the full replacement cost of the related improvements, (g) flood insurance, with respect to any of the Glenborough Pool Properties located within an area designated as having special flood hazards in an amount equal to the lesser of 100% of the full replacement cost of the related improvements and the maximum limit of coverage available,
(h) if it is determined by mortgagee to be necessary, based on engineering reports, surveys or other available earthquake maps, earthquake insurance (if available at commercially reasonable rates) in amounts reasonably satisfactory to mortgagee, and (i) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional mortgagees for comparable properties.

     All insurance policies are required to meet the Insurance Requirements, except that (i) the Glenborough Pool Borrower may obtain the insurance policies from insurance carriers having claims paying abilities rated at least (x) "AA" or its equivalent by S&P, (y) "A-15" by Best, or (z) "AA1" by Moody's (rather than being rated by all Rating Agencies), (ii) the insurance policies shall provide for at least 30 days' prior written notice to mortgagee prior to any cancellation or termination thereof (provided that, in the event that such cancellation or termination is due to the Glenborough Pool Borrower's failure to pay the premium when due, such notice must be provided to mortgagee at least 10 days prior to such cancellation or termination) and prior to any material modification thereof which affects the interest of mortgagee; and (iii) the insurance policies shall contain a mortgagee's loss payable endorsement or an agreement by the insurer that any loss shall be payable to mortgagee and the Glenborough Pool Borrower in accordance with the terms of such policy notwithstanding any act or negligence of the Glenborough Pool Borrower which might otherwise result in forfeiture of such insurance. See "Risk Factors--Availability of Earthquake, Flood and Other Insurance."

     Condemnation and Casualty. Following a casualty or condemnation at any Glenborough Pool Property, any insurance proceeds and condemnation proceeds will be applied (after payment of mortgagee's reasonable expenses of collection thereof) to amounts due under the Glenborough Pool Loan and the prepayment of the principal amount outstanding thereon, if: (a) a Loan Default has occurred, or (b) 50% or more of the improvements on the applicable Glenborough Pool Property have been taken or destroyed, or (c) restoration cannot be completed before the earlier of (i) the date which is 6 months before the Maturity Date or (ii) the date which is 1 year following the taking or casualty, or (d) all necessary governmental approvals for rebuilding and reoccupancy cannot be obtained, or (e) Glenborough Pool Borrower does not have sufficient funds (inclusive of insurance proceeds) to complete restoration, or (f) the economic feasibility of the damaged or taken Glenborough Pool Property will, after restoration, be insufficient to pay the operating expenses of the Glenborough Pool Property and, when combined with all other income of the other Glenborough Pool Properties, to pay debt service on the Glenborough Pool Loan with the same Loan DSCR that was (x) in effect immediately prior to such casualty or partial taking, or (y) in effect at the origination date, whichever is lesser, or (g) the Glenborough Pool Borrower shall not have delivered to mortgagee an appraisal report appraising the value of the applicable Glenborough Pool Property as so restored to be not less than the appraised value of such Glenborough Pool Property considered in making the Glenborough Pool Loan. Otherwise, funds will be applied to restoration. Insurance and condemnation proceeds will be disbursed pursuant to the Disbursement Procedures except that the Glenborough Pool Loan documents do not specify the amount of retainage which will be required nor do they require an architect's certification as to costs.

     The Glenborough Pool Loan documents with respect to the Southworth Property provide that the provisions therein with respect to the application of casualty loss insurance proceeds are subject to the requirements of the sole lease in effect as to said Southworth Property. The Southworth Property lease provides that if any portion of the improvements on the Southworth Property are damaged by fire or other casualty, the Glenborough Pool Borrower shall restore same to the condition they were in immediately prior to such casualty, provided that the Glenborough Pool Borrower shall not be obligated to spend more than the amount of insurance proceeds recovered or recoverable on account of such casualty.

     Approval Rights. The Glenborough Pool Loan documents allow the Glenborough Pool Borrower to enter into leases with respect to the applicable property to the extent consistent with comparable properties and then current market conditions and which (i) do not contain any options for renewal or expansion by the tenant thereunder at rental rates which are below either comparable market levels or the rent paid by the tenant during the initial lease term; (ii) represent an arm's length transaction with a tenant which is experienced, creditworthy and reputable; (iii) provide that they are subordinate to the Glenborough Pool Mortgages and that the tenant thereunder agrees to attorn to mortgagee; (iv) shall, except for Below-Market Leases (hereinafter defined), provide for payment of rent and all other material amounts payable thereunder at rates at least equal to the fair market rental value, as of the date such lease is executed by the Glenborough Pool Borrower, of the space covered by such lease or renewal lease for the term thereof, including any renewal options; (v) shall not contain any provision whereby the rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any person from the property (provided, however, that it may contain a provision in which a portion of rent may be payable based on a percentage of gross income); (vi) shall not prevent casualty or condemnation proceeds from being held and disbursed by mortgagee in accordance with the terms of the Glenborough Pool Loan documents; and (vii) shall not entitle any tenant to receive and retain condemnation proceeds except those that may be specifically awarded to it in condemnation proceedings because of the taking of its trade fixtures and its leasehold improvements which have not become part of the realty and such business loss as tenant may specifically and separately establish. "Below-Market Leases" shall mean leases (i) wherein the rents payable thereunder reflect the fact that the tenant has, in order to enter into the lease at the applicable Glenborough Pool Property, surrendered a below-market rental lease at another property (such new lease at the applicable Glenborough Pool Property to reasonably reflect the below-market rent of the surrendered lease), or (ii) which are a lease between the Glenborough Pool Borrower, as lessor, and its manager and/or leasing agent, as lessee, and which are for a reasonable amount of space for use by the lessee thereunder solely in connection with the management or leasing of the applicable Glenborough Pool Property.

     The Glenborough Pool Loan provides mortgagee with the Standard Approval Rights regarding budgets and alterations.

     Financial Reporting. The Glenborough Pool Borrower is required to furnish to mortgagee: (a) annually, within 90 days after the end of each fiscal year, a copy of its year-end financial statements audited by an accounting firm reasonably acceptable to mortgagee; (b) quarterly, within 45 days after each calendar quarter, unaudited certified financial statements and balance sheets for the 4 consecutive prior calendar quarters (including an itemization of actual capital expenditures) prepared internally in accordance with GAAP, (c) quarterly, within 45 days after each calendar quarter, complete rent rolls and occupancy reports; (d) quarterly, within 45 days after each calendar quarter, a comparison of the budgeted income and expenses and actual income and expenses for each calendar quarter and year to date; and (e) such further information regarding the Glenborough Pool Properties as mortgagee may reasonably request.

     Servicer. The Glenborough Pool Loan documents provide that Wells Fargo shall act as the servicer or subservicer of the Glenborough Pool Loan unless Wells Fargo materially defaults with respect to any of its material obligations under its servicing and subservicing agreement or if Wells Fargo fails or refuses to enter into a reasonable subservicing agreement on or prior to the Closing Date.

     The insert between pages S-134 and S-135 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: EQR Apartment Pool
          Photographs
               1. Plum Tree I, II, III Apartments Interior
               2. Plum Tree I, II, III Apartments, Hales Corner, WI
               3. Woodlands of Brookfield, Brookfield, WI
               4. GlenGarry Club, Bloomingdale, IL

     Reverse of Page
          Legend: Magellan Apartment Pool
          1. Area Map of North-Central United States showing location of EQR Apartment Pool Properties.

EQR APARTMENT POOL: THE BORROWER; THE PROPERTIES


     The Loan. The EQR Apartment Pool Loan was originated by Secore and acquired by MSMC on April 1, 1998. The EQR Apartment Pool Loan had an original principal balance of $50,000,000 and has a Cut-Off Date Principal Balance of $50,000,000. It is secured by 4 Mortgages (collectively, the "EQR Apartment Pool Mortgage"), encumbering 5 multifamily apartment complexes located in Minnetonka, Minnesota; Bloomingdale, Illinois; Greenfield, Wisconsin; Brookfield, Wisconsin; and Hales Corners, Wisconsin (each an "EQR Apartment Pool Property" and, collectively, the "EQR Apartment Pool Properties").


     The Borrower. EQR-Flatlands, L.L.C. (the "EQR Apartment Pool Borrower") is a Delaware limited liability company whose purpose is limited to owning and operating the EQR Apartment Pool Properties and related activities. The EQR Apartment Pool Borrower owns no assets other than the EQR Apartment Pool Properties and related interests. ERP-QRS Flatlands, Inc., an Illinois corporation (the "EQR SPC Managing Member"), is the special purpose managing member of the EQR Apartment Pool Borrower and owns a 1% interest therein. ERP Operating Limited Partnership, an Illinois limited partnership (the "EQR Non-Managing Member"), is the non-managing member of the EQR Apartment Pool Borrower and owns a 99% interest therein. Equity Residential Properties Trust, a New York Stock Exchange traded Maryland real estate investment trust (the "EQR REIT"), is the sole shareholder of the EQR SPC Managing Member. The EQR REIT is also the general partner of the EQR Non-Managing Member and owns approximately a 90% interest therein. The remaining approximately 10% limited partnership interests in the EQR Non-Managing Member are held by various individuals and entities. The EQR Apartment Pool Loan is solely an obligation of the EQR Apartment Pool Borrower and is not an obligation of the EQR REIT or the EQR Non-Managing member.


     The Properties. The EQR Apartment Pool Properties consist of 5 multi-family apartment buildings with 1,371 rental units. Of the 5 properties in the EQR Apartment Pool Loan, all 5 have outdoor swimming pools, fitness centers, and community clubhouses with recreation rooms; 2 have tennis courts, 2 have whirlpool/jacuzzis, 1 has a sauna and 1 has a sand volleyball court. All of the buildings were constructed between 1989 and 1991. The EQR Apartment Pool Properties were acquired by the EQR Apartment Pool Borrower on April 1, 1998. As of December, 1997, the average occupancy rate of the EQR Apartment Pool Properties was approximately 94%. The aggregate appraised value of the EQR Apartment Pool Properties based on the appraisals performed by Cushman & Wakefield, from February 20, 1998 to February 27, 1998, is $100,650,000, with the values for the individual EQR Apartment Pool Properties ranging from $13,500,000 to $29,300,000.


     The table below summarizes certain information relating to the residential units at the EQR Apartment Pool Properties as of December, 1997:



     MORTGAGED       METROPOLITAN      YEAR      NUMBER
     PROPERTY            AREA       COMPLETED   OF UNITS   1 BDR   2 BDR
------------------ --------------- ----------- ---------- ------- -------
Gates at Carlson   Minneapolis/
 Center            St. Paul, MN       1989          435     243     192
GlenGarry Club     Chicago, IL        1989          250     156      94
Plum Tree
 I, II, III        Milwaukee, WI      1989          332      64     268
Ravinia            Milwaukee, WI      1991          206      42     164
Woodlands of
 Brookfield        Milwaukee, WI      1990          148       0     148
                                                    ---     ---     ---
Total/Weighted
 Average                                          1,371     505     866
                                                  =====     ===     ===
                                               AVERAGE
                     APPROX.     AVERAGE       MONTHLY     ECONOMIC
                     RENTABLE      UNIT       RENT PER     OCCUPANCY
     MORTGAGED         AREA        SIZE      UNIT AS OF      AS OF      APPRAISED
     PROPERTY       (SQ. FT.)   (SQ. FT.)     12/31/97     12/31/97       VALUE
------------------ ----------- ----------- -------------- ---------- --------------
Gates at Carlson
 Center               396,264       911       $   851(1)      95.6%   $ 29,300,000
GlenGarry Club        215,098       860           966         93.2      18,600,000
Plum Tree
 I, II, III           355,074     1,070           867         93.2      23,750,000
Ravinia               219,932     1,068           838         94.0      13,500,000
Woodlands of
 Brookfield           185,320     1,252         1,265         93.7      15,500,000
                      -------     -----       ---------       ----    ------------
Total/Weighted
 Average            1,371,688     1,001       $   935         94.1%   $100,650,000
                    =========     =====       =========       ====    ============

(1)   Based on 11/31/97 Rent Roll.

     Location/Access. The following table summarizes the location of the EQR Apartment Pool Properties based on the number of units:




                                                   AVERAGE                                         AVERAGE
                                                   SQUARE                                          MONTHLY
                                    NUMBER OF     FEET PER        TOTAL        AVERAGE MARKET       RENT/
STATE                                 UNITS         UNIT       SQUARE FEET      MONTHLY RENT       PER SF
--------------------------------   -----------   ----------   -------------   ----------------   ----------
Illinois .......................        250           860         215,098           $901           $ 1.05
Minnesota ......................        435           911         396,300            857           $ 0.94
Wisconsin ......................        686         1,108         760,326            944           $ 0.85
                                        ---         -----         -------           ----           ------
Total/Weighted Average .........      1,371         1,000       1,371,724           $935           $ 0.93
                                      =====         =====       =========           ====           ======

     Market Overview. The GlenGarry Club Apartment Complex is located in DuPage County, Illinois, approximately 28 miles west of Chicago. DuPage County is one of the 13 counties which constitute the Chicago Consolidated Metropolitan Statistical Area (the "Chicago CMSA"). The population of the Chicago CMSA is the third largest in the nation, behind only New York and greater Los Angeles. According to Cushman & Wakefield's appraisal, the estimated 1997 population of DuPage County was 870,407. DuPage County grew at a 1.72% rate from 1980 through 1990 and at an annual rate of 1.55% between 1990 and 1997. After Cook County, DuPage County is home to more jobs than any other county in the Chicago CMSA, employing 12.8% of the total labor force. The primary contributors to the economic growth of the Chicago CMSA are the retail, finance, insurance, real estate, manufacturing and service industries.

     The Gates at Carlson Center Apartment Complex is located in Hennepin County, Minnesota, and is approximately 9 miles west of Minneapolis/St. Paul. Hennepin County is 1 of the 7 counties which constitute the Twin Cities metropolitan area. According to Cushman & Wakefield's appraisal, the estimated 1995 population of Hennepin County was 1,052,800, which constitutes 43.4% of the population in the metropolitan area. Hennepin County grew at a 0.75% rate from 1980 through 1995. The economic growth of the Twin Cities metropolitan area is based on wholesale and retail trade, health care, education, financial services and manufacturing.

     Two of the EQR Apartment Pool Properties are located in Milwaukee County, Wisconsin (Plum Tree I, II, III Apartment Complex and Ravinia Apartment Complex) and a third EQR Apartment Pool Property is located in Waukesha County, Wisconsin (Brookfield Apartment Complex). Milwaukee County and Waukesha County are 2 of the 4 counties that comprise the Milwaukee Primary Statistical Area (the "Milwaukee PMSA") and are located in the southeastern portion of the state of Wisconsin. According to Cushman & Wakefield's appraisals, the estimated 1997 population of the Milwaukee PMSA was 1,459,700, including 921,000 (63%) in Milwaukee County and 345,000 (24%) in Waukesha County. While Milwaukee County had a negative growth rate of -0.29% from 1980 through 1995, Waukesha County had a growth rate of 1.31% during the same period. The economic growth of the Milwaukee PMSA is based on trade and financial services, government and manufacturing. Milwaukee area manufacturing companies include national industry leaders in the production of x-ray apparatus and tubes, internal combustion engines, malt beverages, iron and steel forging, construction and mining machinery, speed changers and drives, metal-cutting machine tools and leather goods.

     Competition. The primary competitors of the EQR Apartment Pool Properties are apartment complexes which were generally built at the same time as, and provide similar amenities to, the EQR Apartment Pool Properties.

     The following table summarizes the EQR Apartment Pool Properties as of February 1998 and shows competitive market rents:



                                        OCCUPANCY          YEAR
PROPERTY NAME                      (AS OF 12/31/1997)   COMPLETED  TYPE OF UNIT
--------------------------------- -------------------- ----------- -----------------
Gates at Carlson Center           95.6%                   1989     1 BR/1 BA
Minnetonka, MN                                                     1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
 Total/Weighted Average .........
GlenGarry Club                    93.2%                   1989     1 BR/1 BA
Bloomingdale, IL                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA + Den
                                                                   1 BR/1 BA + Den
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA + Den
                                                                   2 BR/2 BA + Den
 Total/Weighted Average .........
Plum Tree I, II, III              93.4%                   1989     1 BR/1 BA
Hales Corners, WI                                                  1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
 Total/Weighted Average .........
Ravinia                           94.2%                   1991     1 BR/1 BA
Greenfield, WI                                                     1 BR/1 BA
                                                                   1 BR/1 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA
                                                                   2 BR/2 BA + Den
                                                                   2 BR/2 BA + Den
                                                                   2 BR/2 BA + Den
 Total/Weighted Average .........



                                             AVERAGE               AVERAGE     TOTAL
                                   NUMBER      UNIT                MONTHLY   POTENTIAL
                                     OF        SIZE      TOTAL      RENT      MONTHLY    COMPETITIVE
PROPERTY NAME                       UNITS   (SQ. FT.)   SQ. FT.   PER UNIT     RENT     MARKET RENT(1)
--------------------------------- -------- ----------- --------- ---------- ---------- ---------------
Gates at Carlson Center              150        746     111,900   $   775    $116,250  $725 - $980
Minnetonka, MN                        24        750      18,000       795      19,080  $725 - $980
                                      12        815       9,780       795       9,540  $725 - $980
                                      24        870      20,880       850      20,400  $725 - $980
                                      15        870      13,050       750      11,250  $725 - $980
                                      12        970      11,640       910      10,920  $725 - $980
                                       6      1,040       6,240       905       5,430  $725 - $980
                                     132      1,045     137,940       985     130,020  $909 - $1,300
                                      12      1,024      12,288       935      11,220  $909 - $1,300
                                      39      1,140      44,460     1,075      41,925  $909 - $1,300
                                       6      1,234       7,404     1,215       7,290  $909 - $1,300
                                       3        894       2,682       930       2,790  $909 - $1,300
                                     ---                -------              --------
 Total/Weighted Average .........    435        911     396,264   $   888    $386,115
                                     ===                =======              ========
GlenGarry Club                        48        630      30,240   $   745    $ 35,760  $735 - $952
Bloomingdale, IL                      40        730      29,200       790      31,600  $735 - $952
                                      20        730      14,600       820      16,400  $735 - $952
                                      24        852      20,448       855      20,520  $735 - $952
                                      24        852      20,448       855      20,520  $735 - $952
                                      18        967      17,406       915      16,470  $875 - $1,238
                                      28        967      27,076       945      26,460  $875 - $1,238
                                      24      1,160      27,840     1,060      25,440  $875 - $1,238
                                      24      1,160      27,840     1,090      26,160  $875 - $1,238
                                     ---                -------              --------
 Total/Weighted Average .........    250        860     215,098   $   877    $219,330
                                     ===                =======              ========
Plum Tree I, II, III                   8        626       5,008   $   715    $  5,720  $655 - $840
Hales Corners, WI                      8        746       5,968       770       6,160  $655 - $840
                                      16        753      12,048       760      12,160  $655 - $840
                                       8        880       7,040       830       6,640  $655 - $840
                                      24        950      22,800       825      19,800  $655 - $840
                                      48      1,033      49,584       855      41,040  $715 - $1,015
                                      22      1,055      23,210       875      19,250  $715 - $1,015
                                      40      1,075      43,000       885      35,400  $715 - $1,015
                                      48      1,075      51,600       900      43,200  $715 - $1,015
                                      22      1,208      26,576       980      21,560  $715 - $1,015
                                      40      1,230      49,200     1,020      40,800  $715 - $1,015
                                      48      1,230      59,040     1,045      50,160  $715 - $1,015
                                     ---                -------              --------
 Total/Weighted Average .........    332      1,070     355,074   $   909    $301,890
                                     ===                =======              ========
Ravinia                               14        942      13,188   $   785    $ 10,990  $655 - $840
Greenfield, WI                        14        942      13,188       795      11,130  $655 - $840
                                      14        942      13,188       815      11,410  $655 - $840
                                      28      1,000      28,000       815      22,820  $715 - $1,015
                                      28      1,000      28,000       825      23,100  $715 - $1,015
                                       8      1,034       8,272       885       7,080  $715 - $1,015
                                      32      1,036      33,152       840      26,880  $715 - $1,015
                                      28      1,192      33,376       895      25,060  $715 - $1,015
                                       8      1,216       9,728       995       7,960  $715 - $1,015
                                      32      1,245      39,840       985      31,520  $715 - $1,015
                                     ---                -------              --------
 Total/Weighted Average .........    206      1,068     219,932   $   864    $177,950
                                     ===                =======              ========

                                                                                       NUMBER
                                        OCCUPANCY          YEAR                          OF
PROPERTY NAME                      (AS OF 12/31/1997)   COMPLETED  TYPE OF UNIT         UNITS
--------------------------------- -------------------- ----------- ------------------ --------
Woodlands of Brookfield                    93.9%          1990     2 BR/2 BA              34
Brookfield, WI                                                     2 BR/2 BA              24
                                                                   2 BR/2 BA + Den        64
                                                                   2 BR/2 BA + Den        20
                                                                   2BR/2BA+Basement        6
                                                                                          --
 Total/Weighted Average .........                                                        148
                                                                                         ===
Pool Totals .....................          94.2%                                       1,371
                                                                                       =====

                                    AVERAGE                  AVERAGE      TOTAL
                                      UNIT                   MONTHLY    POTENTIAL
                                      SIZE        TOTAL       RENT       MONTHLY      COMPETITIVE
PROPERTY NAME                      (SQ. FT.)     SQ. FT.    PER UNIT       RENT      MARKET RENT(1)
--------------------------------- ----------- ------------ ---------- ------------- ---------------
Woodlands of Brookfield             1,100         37,400      1,025        34,850   $870 - $1,190
Brookfield, WI                      1,100         26,400      1,105        26,520   $870 - $1,190
                                    1,280         81,920      1,235        79,040   $870 - $1,190
                                    1,320         26,400      1,525        30,500   $870 - $1,190
                                    2,200         13,200      1,625         9,750   $870 - $1,190
                                                  ------                   ------
 Total/Weighted Average .........   1,252        185,320     $1,221       180,660
                                                 =======                  =======
Pool Totals .....................   1,001      1,371,688     $  923    $1,265,945
                                               =========               ==========

--------
(1)   Source: Cushman & Wakefield appraisal.


     Operating History. The following table shows certain information regarding the operating history of the EQR Apartment Pool Properties:


                       ADJUSTED NET OPERATING INCOME(1)




                                                                               UNDERWRITABLE
                                   1995          1996             1997              NOI
                                  ------   ---------------   --------------   --------------
Revenues ......................   N/A       $  9,592,381      $ 13,967,146     $ 14,318,002
Expenses ......................   N/A         (3,948,818)       (6,191,915)      (6,119,454)
                                            ------------      ------------     ------------
 Net Operating Income .........   N/A       $  5,643,563      $  7,775,231     $  8,198,548
                                            ============      ============     ============

--------
(1) The Adjusted Net Operating Income for 1996 does not reflect operating results for Gates at Carlson.


     Occupancy History. The occupancy of the EQR Apartment Pool Properties in December, 1997 was 94%:




OCCUPANCY AS OF:            PERCENT LEASED
-------------------------- ---------------
 December, 1997 ..........       94%
 December, 1996 ..........       N/A
 December, 1995 ..........       N/A

     Environmental Reports. Phase I site assessments dated April 17, 1998 were performed on the EQR Apartment Pool Properties. The Phase I site assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the EQR Apartment Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations herein."

     Engineering Reports. Property Condition Reports dated March 30, 1998 were completed on the EQR Apartment Pool Properties by a third party due diligence firm. The Property Condition Reports concluded that the EQR Apartment Pool Properties were generally in good physical condition and identified approximately $79,140 in deferred maintenance. At origination of the EQR Apartment Pool Loan, the EQR Apartment Pool Borrower provided a letter of credit in the amount of $1,095,950, of which amount $98,925 was to secure its obligation to fund the cost of addressing the identified items.

     Property Management. The EQR Apartment Pool Properties (other than the 3 Properties in Wisconsin) are managed by Equity Residential Properties Management Limited Partnership (the "EQR Apartment Pool Manager"), which is an affiliate of the EQR Apartment Pool Borrower, pursuant to separate property management agreements, each dated as of April 1, 1998 (the "EQR Management Agreements"). Under each EQR Management Agreement, the EQR Apartment Pool Manager receives (i) a monthly property management fee in an amount equal to 3% of the monthly gross operating revenue, (ii) an annual asset management fee equal to 0.60% of total book value of the EQR Apartment Pool Borrower's real estate investment in the EQR Apartment Pool Properties (excluding depreciation and including the EQR Apartment Pool

Borrower's share of indebtedness relating to the EQR Apartment Pool Property that has not been consolidated at the property level), paid on a monthly basis, and (iii) a monthly fee equal to such percentage of all capital construction costs as shall be charged by property managers managing similar properties in similar geographical locations as the applicable EQR Apartment Pool Property.

     The EQR Management Agreements are each for a term of 1 year (plus a partial year, if applicable) beginning on the origination date and ending variously on March 31, 1999 and April 30, 1999, and thereafter for annual periods, unless terminated by either party (i) by notice given at least 30 days prior to the end of the then current term, prior to April 1, 1999, (ii) by 60 days notice from the EQR Apartment Pool Borrower to the EQR Apartment Pool Manager or (iii) after April 1, 1999 by either party with 60 days notice to the other party. Under the terms of the EQR Apartment Pool Loan, any termination or replacement of the EQR Apartment Pool Manager or entering into a new management agreement requires (i) the consent of mortgagee and (ii) confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates; provided, however that the EQR Apartment Pool Borrower may replace the EQR Apartment Pool Manager without such consent if the new manager is an EQR Permitted Transferee (as defined under "Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt").

     Pursuant to separate Assignments of Management Agreements and Subordinations of Management Agreements among the EQR Apartment Pool Borrower, the EQR Apartment Pool Manager and mortgagee, the EQR Apartment Pool Manager has agreed (i) that the related EQR Management Agreement is subordinate to the EQR Apartment Pool Loan and (ii) that mortgagee has the right to terminate the EQR Apartment Pool Manager and replace it with a manager selected by mortgagee
(a) upon the occurrence of any Loan Default which remains uncured and the taking of possession of the applicable EQR Apartment Pool Property by mortgagee or any person claiming by or through mortgagee, including, without limitation, any receiver for such EQR Apartment Pool Property and (b) at any time that the EQR Apartment Pool Manager has engaged in gross negligence, fraud or willful misconduct arising out of or in connection with such EQR Management Agreement.

     The 3 EQR Apartment Pool Properties listed in Wisconsin are currently being managed by Mandel Property Services, Inc., an affiliate of the entity from which the EQR Apartment Pool Borrower acquired the EQR Apartment Pool Properties. The EQR Apartment Pool Borrower is obligated to terminate such manager, and enter into management agreements for the 3 Wisconsin properties with the EQR Apartment Pool Manager that are substantially identical to the existing EQR Management Agreement by the date that is 120 days after the origination date of the EQR Apartment Pool Loan.

     The general partner of the EQR Apartment Pool Manager is the EQR Non-Managing Member. The EQR Apartment Pool Manager has approximately 153,000 multifamily units under its management.

EQR APARTMENT POOL: THE LOAN.



ORIGINAL PRINCIPAL BALANCE: $50,000,000       LOAN TYPE: Interest Only EMD
CUT-OFF DATE PRINCIPAL BALANCE: $50,000,000   INITIAL INTEREST RATE: 6.79%
ORIGINATION DATE: April 1, 1998               REVISED INTEREST RATE: 8.79%
EFFECTIVE MATURITY DATE: April 1, 2008        AMORTIZATION: Interest Only to EMD; thereafter 240 months
MATURITY DATE: April 1, 2028                  MONTHLY PAYMENT: Interest only ($292,347.22 assuming a
                                              31 day month) to EMD; thereafter $379,226.20
EMD BALANCE: $50,000,000
                                              CALL PROTECTION: Lockout to 3 months prior to EMD

                   CERTAIN EQR APARTMENT POOL LOAN STATISTICS




                                                          LOAN
                                        LOAN PER           TO            ACTUAL
                                         UNIT(1)     VALUE RATIO(2)      DSCR(3)
                                       ----------   ----------------   ----------
Cut-Off Date .......................    $36,470            49.7%           2.28x
At Effective Maturity Date .........    $36,470            49.7%           2.28x

--------
(1) Based on the 1,371 residential apartment units securing the EQR Apartment Pool Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the Cushman & Wakefield appraised market values and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable

(3) Based on (a) Underwritable Cash Flow of $7,855,798 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the EQR Apartment Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the EQR Apartment Pool Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the EQR Apartment Pool Loan Initial Interest Rate.


     Security. The EQR Apartment Pool Loan is a nonrecourse loan secured only by the fee estate of the EQR Apartment Pool Borrower in the EQR Apartment Pool Properties and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies insuring that each EQR Apartment Pool Mortgage constitutes a valid and enforceable first lien on the related EQR Apartment Pool Property, subject to certain exceptions set forth therein.

     The EQR Apartment Pool Loan amends and restates a certain previous loan borrowed by the EQR Apartment Pool Borrower. In connection with the origination of the EQR Apartment Pool Loan, the EQR Apartment Pool Borrower delivered to Secore an originally executed Agreement of Assumption Amendment and Restatement of Promissory Note and an Amended and Restated Promissory Note, but did not deliver an original of the restated Note. The loss of such Note creates the risk that a bona fide purchaser of such Note could assert competing claims for payment under such Note. The EQR Apartment Pool Borrower has delivered to Secore a lost note affidavit pursuant to which it agrees to indemnify Secore and MSMC against any and all losses or liabilities incurred by Secore or MSMC as a result of any person claiming an interest in the previous Note.

     Payment Terms. Interest on the EQR Apartment Pool Loan is calculated on an Actual/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 3% of such unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the EQR Apartment Pool Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the EQR Apartment Pool Loan may be voluntarily prepaid on any Due Date, in whole or in part, without payment of a Yield Maintenance Charge.

     Principal prepayments on the EQR Apartment Pool Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the EQR Apartment Pool Loan following a Loan Default. Prepayments following a Loan Default require payment of the Yield Maintenance Charge equal to the greater of (i) 1% of the portion of the principal amount being repaid or (ii) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject (except as set forth below) to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the EQR Apartment Pool Loan permits the release of all of the EQR Apartment Pool Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the EQR Apartment Pool Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the EQR Apartment Pool Loan. Upon any such Defeasance, at the option of either mortgagee or the EQR Apartment Pool Borrower, the EQR Apartment Pool Borrower's obligations under the EQR Apartment Pool Loan and the U.S. Obligations securing the EQR Apartment Pool Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the EQR Apartment Pool Loan.

     Subject to the Defeasance Conditions (except as described below), commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the EQR Apartment Pool Loan also permits the release of any 1 or more of the EQR Apartment Pool Properties in exchange for U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the EQR Defeased Loan Amount on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the EQR Defeased Loan Amount. The "EQR Defeased Loan Amount" is an amount equal to 125% of the Allocated Loan Amount of the EQR Apartment Pool Property or Properties proposed to be released. Upon any such substitution, at the option of mortgagee, the EQR Apartment Pool Loan will be divided into 2 Notes, 1 of which (the "EQR Defeased Note") will be in a principal amount equal to the EQR Defeased Loan Amount, and, at the option of either mortgagee or the EQR Apartment Pool Borrower, the EQR Apartment Pool Borrower's obligations under the EQR Defeased Note and the U.S. Obligations securing the EQR Defeased Note will be transferred to a Successor Borrower. Following such partial Defeasance, a Loan Default under the undefeased Note shall constitute a Loan Default under the EQR Defeased Note and in such an event mortgagee may enforce its rights and remedies against the U.S. Obligations and the EQR Apartment Pool Properties in whatever order or manner as mortgagee determines. Furthermore, after such partial Defeasance, a Loan Default under the EQR Defeased Note shall constitute a Loan Default under the undefeased Note and in such an event mortgagee may enforce its rights and remedies against the U.S. Obligations and the EQR Apartment Pool Properties in whatever order or manner the mortgagee determines; provided, however, that in the event the EQR Apartment Pool Borrower's obligations under the EQR Defeased Note and U.S. Obligations securing the EQR Defeased Note are transferred to a Successor Borrower, a Loan Default under the EQR Defeased Note shall not constitute a Loan Default under the undefeased Note.

     Defeasance Condition (vi) (which requires confirmation that the Loan DSCR of the remaining Mortgaged Properties is not less than the greater of (A) such ratio prior to Defeasance and (B) such ratio at origination) does not apply to a Defeasance of any EQR Apartment Pool Property.

     Substitution of Properties. The EQR Apartment Pool Loan permits substitution of any one or more of the EQR Apartment Pool Properties, subject to the Substitution Conditions (except as described below). The Substitution Period commences on the origination date and ends on the Effective Maturity Date.

     Substitution Condition (iii) (which requires that the value of the substitute property be not less than the greater of the value, determined by mortgagee, of the property being replaced as of origination and such value immediately prior to substitution) will not apply to a substitution of an EQR Apartment Pool Property. Instead, the appraised value of the substitute property is required to be not less than 110% of the appraised value (determined within 60 days of the substitution by a nationally recognized appraisal firm selected by the EQR Apartment Pool Borrower) of the EQR Apartment Pool Property being replaced. In addition, Substitution Condition
(iv) (which requires the net operating income and Loan DSCR of the substitute property to be greater than 125% of those of the property being replaced) shall not apply; however, the Underwritable Cash Flow of the substitute property is required to be at least 110% of that of the EQR Apartment Pool Property being replaced.

     Lockbox and Reserves. Pursuant to the EQR Apartment Pool Loan, the EQR Apartment Pool Borrower has established a Soft Lockbox, which is a Two-Tier Lockbox. The Lockbox Banks for the First Tier Lockboxes are Banc One

Corporation, U.S. Bank National Association and The First National Bank of Chicago and for the Second Tier Lockbox is Bank of America National Trust and Savings Association. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall, except that an Insurance Account is only required from and after the Effective Maturity Date.

     The EQR Apartment Pool Borrower has established (i) a Tax Account, (ii) a Required Repair Account, and (iii) a Capital Expenditures Account. In lieu of making the Monthly Reserve Deposit for the Tax Account or the Capital Expenditures Account, the EQR Apartment Pool Borrower may post a letter of credit with mortgagee in an amount sufficient to discharge all obligations of the EQR Apartment Pool Borrower with respect to payment of such Monthly Reserve Deposit. Any such letter of credit (an "EQR Letter of Credit") must be written by Bank of America National Trust and Savings Association or an institution having a rating of "A+" from each of S&P, Fitch and Duff and "A1" from Moody's and entitle mortgagee to draw thereon if it shall not be replaced within 30 days after notice to the EQR Apartment Pool Borrower that the rating of the issuer thereof has been downgraded, qualified or withdrawn below such required rating. The amount of such letter of credit will be determined annually by mortgagee. If the EQR Apartment Pool Borrower provides a letter of credit to satisfy its obligations to fund the Monthly Tax Amount, such letter of credit shall be in an amount determined by mortgagee equal to the highest projected balance that would be held in the Tax Account over the succeeding 12-month period had the EQR Apartment Pool Borrower not elected to provide such letter of credit. If the EQR Apartment Pool Borrower provides a letter of credit to satisfy its obligations to fund the Monthly Reserve Deposit, such letter of credit shall be in an amount equal to (i) $275 per unit multiplied by the number of years since the origination date of the EQR Apartment Pool Loan including the succeeding year minus (ii) the total amount spent by the EQR Apartment Pool Borrower since the origination date of the EQR Apartment Pool Loan on capital expenditures and replacements. The EQR Apartment Pool Borrower has initially provided a letter of credit in the amount of $1,095,950 of which $620,000 was to satisfy its obligation to fund the Monthly Tax Amount, $98,925 was to fund the Required Repair Account and the remainder of $377,025 was to satisfy its obligation to fund the Monthly Reserve Deposit for the Capital Expenditures Account. The EQR Apartment Pool Borrower is required to establish an Insurance Account, which will require a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, on the Effective Maturity Date.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The EQR Apartment Pool Borrower is generally prohibited from transferring any of the EQR Apartment Pool Properties, provided, however, that a one-time only sale or transfer of all of the EQR Apartment Pool Properties together is permitted upon 30 days prior written notice provided that (i) no Loan Default shall have occurred and remain uncured, (ii) a single purpose entity acceptable to mortgagee is the transferee, (iii) mortgagee shall have received confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (iv) mortgagee shall have received a new nonconsolidation opinion, (v) the transferee shall have executed and delivered to mortgagee an assumption agreement in form and substance reasonably acceptable to mortgagee, together with title insurance endorsements as may be reasonably requested by mortgagee, (vi) mortgagee shall have received an assumption fee equal to 0.25% of the outstanding principal balance of the EQR Apartment Pool Loan, plus its reasonable costs and expenses in connection therewith and (vii) adequate provision, satisfactory to mortgagee in its sole discretion, is made for the payment by the EQR Apartment Pool Borrower of increased real estate taxes due to a reappraisal or reassessment caused by or related to any transfer or conveyance of the EQR Apartment Pool Properties. The EQR Apartment Pool Borrower is also prohibited from further encumbering the EQR Apartment Pool Properties, except as specifically provided below with respect to indebtedness secured only by liens on the equipment or personal property being financed.

     The EQR Apartment Pool Loan generally prohibits the transfer of any direct or indirect interest in the EQR Apartment Pool Borrower other than transfers of stock interests in the EQR REIT. In any instance where mortgagee shall be asked to consent to any transfer of any direct or indirect interest in the EQR Apartment Pool Borrower, without limiting any conditions which mortgagee may require in connection with such consent, (i) if 12.5% or more of direct or indirect beneficial interests in the EQR Apartment Pool Borrower are sold or transferred, (ii) if any sale or transfer shall result in any person or a group of affiliates or family members, as applicable, acquiring more than a 49% direct or indirect interest in the EQR Apartment Pool Borrower or the EQR SPC Managing Member or (iii) if there is any sale or transfer of any direct interest in the EQR Apartment Pool Borrower held by the EQR SPC Managing Member, the EQR Apartment Pool Borrower shall deliver or cause to be delivered to the Rating Agencies and mortgagee (a) a satisfactory nonconsolidation opinion and (b) an officer's certificate certifying that such sale or transfer is not a Loan Default. Notwithstanding the foregoing, transfers of partnership interests in the EQR Non-Managing Member shall be permitted without notice to or the consent of mortgagee and notwithstanding the existence of a Loan Default, provided that the EQR REIT shall at all times after such transfer(s) remain the managing general partner of and have the right and power to direct the management, policies and day-to-day business and affairs of the EQR Non-Managing Member. In addition, the following transfers are permitted without the consent of mortgagee: (i) transfers of share interests in the EQR SPC Managing Member to an EQR Permitted Transferee or between EQR Permitted Transferees and (ii) transfers of non-managing member interests in the EQR Apartment Pool Borrower to an EQR Permitted Transferee or between EQR Permitted Transferees, provided that, in either case, (a) written notice thereof shall be provided to mortgagee, (b) the EQR Apartment Pool Borrower shall cause to be delivered to the Rating Agencies and mortgagee a satisfactory nonconsolidation opinion when required as described above and (c) in the event that any such transfer is as described in clause (ii) above, then mortgagee shall have received confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates. "EQR Permitted Transferee" means the EQR Non-Managing Member, the EQR REIT and any affiliate of either or both of them, provided that either or both of the EQR Non-Managing Member or the EQR REIT maintain direct or indirect ownership of at least 51% of the economic and beneficial interests in such affiliate and the right and power to direct the management, policies and day-to-day business and affairs of such affiliate. If the EQR REIT acquires a direct non-managing member interest in the EQR Apartment Pool Borrower, all transfers of stock interests in the EQR REIT shall be permitted without notice to or consent of mortgagee and notwithstanding the existence of a Loan Default, subject to the delivery of any nonconsolidation opinions required as described above.

     The EQR Apartment Pool Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the EQR Apartment Pool Properties which does not exceed at any time $1,500,000 in the aggregate for all the EQR Apartment Pool Properties and is paid within 90 days of the date on which each such amount is due (unless contested in good faith in accordance with the requirements of the loan documents, including with respect to contested amounts in excess of $50,000 the provision to mortgagee of such security as may be reasonably requested by mortgagee or the Rating Agencies to insure the payment of such trade payables), (ii) debt incurred in the financing of equipment and other personal property located at the EQR Apartment Pool Properties which is not in any way deemed to be real property, secured solely by such equipment or personal property being financed, as may be necessary, convenient or desirable in the exercise of the EQR Apartment Pool Borrower's reasonable business judgment, not to exceed $500,000 in the aggregate at any time with respect to all EQR Apartment Pool Properties and (iii) unsecured loans from one or more of the EQR Affiliated Lenders to the EQR Apartment Pool Borrower in connection with the management of the EQR Apartment Pool Properties and in order to accommodate the EQR Apartment Pool Borrower's normal cash management procedures. Loans may be made by the EQR Affiliated Lenders only if:
(a) either or both of the EQR REIT or the EQR Non-managing Member has an "investment grade" credit rating at the time of making any such loan and at all times during the term of such loan, (b) such loans are expressly fully subject to and subordinate to the EQR Apartment Pool Loan, (c) the aggregate outstanding amount of all such loans at any time shall not exceed $1,000,000,
(d) debt service on such loans is paid only out of available cash flow after the EQR Apartment Pool Borrower's payment of all amounts required to be paid under the loan documents, and after payment of all operating and capital expenses and reserves of the EQR Apartment Pool Properties in amounts set forth in the annual budget or reasonably satisfactory to mortgagee, (e) the applicable EQR Affiliated Lender agrees in writing for the benefit of mortgagee not to accelerate such indebtedness or enforce any of its rights or remedies against, or raise any claims or initiate any proceeding against, the EQR Apartment Pool Borrower or the EQR Apartment Pool Properties during the term of the EQR Apartment Pool Loan and (f) the EQR Affiliated Lenders waive any right they may have to cause a bankruptcy of the EQR Apartment Pool Borrower or initiate or consent to the filing of any bankruptcy petition against the EQR Apartment Pool Borrower either in federal or state court (provided that the EQR Affiliated Lenders may file proofs of claim in bankruptcy proceedings not caused or initiated or consented to by an EQR Affiliated Lender). "EQR Affiliated Lender" means, together, the EQR Apartment Pool Manager and the EQR Non-Managing Member.

     Insurance. The EQR Apartment Pool Borrower is required to maintain for the EQR Apartment Pool Properties (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the EQR Apartment Pool Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the EQR Apartment Pool Loan, (b) general liability insurance with coverage of $5,000,000 per occurrence and with an aggregate limit of not less than $5,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance containing an extended period of indemnity endorsement ending 180 days after restoration is completed, (e) during any period of construction or repair, builder's "all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, with respect to any EQR Apartment Pool Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the EQR Apartment Pool Loan and the maximum limit of coverage available under federal law and (h) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements; except that the rating requirements contained in the Insurance Requirements do not apply. Instead, the EQR Apartment Pool Borrower is entitled to retain its current insurers for so long as the claims paying ability rating of such insurers at the origination date is not downgraded by more than one rating level. As more fully set forth herein under "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance," the ratings of such insurers at the origination date ranged from "AAA" to "BBB," with the majority having ratings of "A" or "AA." In the event that the EQR Apartment Pool Borrower is required or elects to replace an insurer, the new insurer will be required to have a rating at least equal to the rating that the insurer it is replacing had as of the origination date.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the EQR Apartment Pool Properties or a condemnation of all or any portion of the EQR Apartment Pool Properties, the EQR Apartment Pool Borrower is obligated to commence and diligently prosecute to completion the restoration of the EQR Apartment Pool Properties; provided, however, that the EQR Apartment Pool Borrower's obligation to repair, restore and rebuild the EQR Apartment Pool Properties is expressly conditioned upon net proceeds received by mortgagee being made available by mortgagee to the EQR Apartment Pool Borrower for restoration in accordance with the terms of the EQR Apartment Pool Loan and to the extent required by the terms of the EQR Apartment Pool Loan (provided that any insufficiency of such net proceeds so received by mortgagee and made available to the EQR Apartment Pool Borrower shall not affect the EQR Apartment Pool Borrower's obligations). If both the net proceeds of the casualty or condemnation and the costs of restoration are less than 20% of the Allocated Loan Amount with respect to such EQR Apartment Pool Property, the EQR Apartment Pool Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the EQR Apartment Pool Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 37% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 15% of the land constituting the affected EQR Apartment Pool Property is taken, and such land is located along the perimeter or periphery of the property and (iii) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease or applicable zoning law (provided, however, that if such restoration shall not be completed by the time required by this clause (iii)(b) or (c), the EQR Apartment Pool Borrower shall provide an EQR Letter of Credit or other security reasonably acceptable to mortgagee in an amount which is adequate to service the debt on the EQR Apartment Pool Loan, fund required reserves and pay operating expenses during the additional period, but in no event shall such additional period extend beyond the Effective Maturity Date). If such conditions are not met, the net proceeds of a casualty or condemnation may, at the option of mortgagee, either
(i) be applied to prepay the EQR Apartment Pool Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the EQR Apartment Pool Borrower for such purposes as mortgagee shall designate. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Notwithstanding the foregoing, the EQR Apartment Pool Borrower may, provided no Loan Default has occurred and is continuing and in the exercise of its reasonable business judgment and with the reasonable consent of mortgagee and the Rating Agencies, elect not to rebuild any portion of the EQR Apartment Pool Property that is not deemed integral to the regular use or marketing thereof. In such event, any net proceeds of the related casualty or condemnation remaining after restoration of any portion of the EQR Apartment Pool Property that is required to be restored shall be applied to prepay the EQR Apartment Pool Loan without payment of a Yield Maintenance Charge.

     To the extent that mortgagee elects to apply proceeds of a casualty or condemnation to a prepayment of the EQR Apartment Pool Loan, the EQR Apartment Pool Borrower shall be entitled to prepay the EQR Apartment Pool Loan in an amount equal to the remaining Allocated Loan Amount of the related EQR Apartment Pool Property, without payment of a Yield Maintenance Charge, and, upon such prepayment shall be entitled to obtain the release of such property.

     Approval Rights. Because the EQR Apartment Pool Properties are residential properties, there are no approval rights with respect to leases. The EQR Apartment Pool Loan provides mortgagee with the Standard Approval Rights regarding budgets and alterations. Mortgagee has no approval rights with respect to residential leases.

     Financial Reporting. The EQR Apartment Pool Borrower is required to furnish the Financial Statements to mortgagee, except that (i) annual statements may be delivered within 105 days after each fiscal year, (ii) in lieu of monthly statements the same statements are required to be delivered quarterly within 45 days after the end of each calendar quarter and (iii) no calculation of the Loan DSCR is required.

     The insert between pages S-144 and S-145 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Charlestowne Mall
          Photograph
               1. Internal view of mall
               2. Internal view of mall
               3. Internal view of mall
     Reverse of Page
          Legend: Charlestowne Mall
          1. Aerial view of mall
          2. Site Plan of Charlestowne Mall
          3. Area map of eastern Illinois showing location of Charlestowne Mall

CHARLESTOWNE MALL: THE BORROWER; THE PROPERTY

     The Loan. The Charlestowne Mall Loan was originated by Secore and acquired by MSMC on February 25, 1998. The Charlestowne Mall Loan had an original principal balance of $50,000,000 and has a Cut-Off Date Principal Balance of approximately $50,000,000. It is secured by a Mortgage (the "Charlestowne Mall Mortgage") encumbering a portion of a regional shopping center known as the Charlestowne Mall, located in St. Charles, Illinois (the "Charlestowne Mall Property").

     The Borrower. Charlestowne Mall, L.L.C. (the "Charlestowne Mall Borrower") is a New York limited liability company whose purpose is limited to owning and operating the Charlestowne Mall Property and related activities. The Charlestowne Mall Borrower owns no assets other than the Charlestowne Mall Property and related interests. The Charlestowne Mall Borrower's regular member, Charwil Associates Limited Partnership, an Illinois limited partnership (the "Charlestowne Mall Mezzanine Borrower"), owns 99% of the membership interests in the Charlestowne Mall Borrower, and the Charlestowne Mall Borrower's managing member, Kit Properties, Inc., a New York corporation, owns the remaining 1% of the membership interests. Fox Properties, Inc., a New York corporation, owns a 50% interest in the Charlestowne Mall Mezzanine Borrower and is its general partner and also owns all of the stock of Kit Properties, Inc. Various persons and entities affiliated with Wilmorite, Inc., a New York corporation ("Wilmorite") own the other 50% of the interests in the Charlestowne Mall Mezzanine Borrower. Renard Properties, Inc., a New York limited liability company, and Ivanhoe Equities, L.P., a Delaware limited partnership, each own a 50% and a 49% interest, respectively, in Fox Properties, Inc. The remaining 1% ownership interest in Fox Properties, Inc. is owned by various employees of Wilmorite and its affiliates.

     The Property. The Charlestowne Mall Property is comprised of a portion of the Charlestowne Mall, an enclosed 2-level, 4-anchor, regional mall located in the City of St. Charles, a municipality located approximately 40 miles west of downtown Chicago, Illinois. The Charlestowne Mall Property was originally built in 1991 and has been expanded, most recently in 1995. Charlestowne Mall is anchored by Carson Pirie Scott & Co., Sears, JC Penney and Kohl's and contains approximately 822,318 total square feet of which approximately 331,215 square feet is mall store GLA. Construction of a 16-screen Regal Cinema is projected to be completed by Spring 1999. The portion of the Charlestowne Mall that secures the Charlestowne Mall Loan will consist of 742,318 square feet of mall store, leased anchor, and theater GLA upon completion of the new cinema. The Charlestowne Mall Property is situated on approximately 80.33 acres and contains 4,280 parking spaces. The ratio of parking spaces is 5.77 per 1,000 square feet of total mall GLA. An appraisal completed by Landauer Associates, Inc. on April 1, 1998 determined a market value of $86,600,000 for the Charlestowne Mall Property.

     The table below summarizes the components of total square feet at the Charlestowne Mall as of March 19, 1998.

                                                                            % OF
                                                                GLA       TOTAL GLA
                                                             ---------   ----------
Anchor Stores (Borrower-Owned)
----------------------------------------------------------
 Carson Pirie Scott & Co. ................................    141,808        17.2%
 Sears ...................................................     98,228        11.9
 JC Penney ...............................................     99,567        12.1
                                                              -------       -----
  Total Anchor Stores (Borrower-Owned) ...................    339,603        41.2%
Anchor Stores (Anchor-Owned)
-----------------------------------------------------------
 Kohl's ..................................................     80,000         9.7%
Mall Store Space .........................................    331,215        40.3%
Regal Cinema (projected completion: Spring 1999) .........     71,500         8.7%
                                                              -------       -----
  GLA Total ..............................................    822,318       100.0%
                                                              =======       =====

     Location/Access. The Charlestowne Mall Property is located in St. Charles, Illinois, a west suburban community of Chicago. The immediate area includes the communities of St. Charles, Wayne, Geneva and West Chicago. The property is located on Route 64 and Kirk Road.

     Operating History. The following table shows certain information regarding the operating history of the Charlestowne Mall Property:

                         ADJUSTED NET OPERATING INCOME




                                                                                      UNDERWRITABLE
                                       1995             1996             1997            NOI(1)
                                  --------------   --------------   --------------   --------------
Revenues ......................    $ 10,697,347     $ 11,260,054     $ 11,055,637     $ 11,833,815
Expenses ......................      (3,896,002)      (4,169,699)      (4,123,678)      (4,073,059)
                                   ------------     ------------     ------------     ------------
 Net Operating Income .........    $  6,801,345     $  7,090,355     $  6,931,959     $  7,760,756
                                   ============     ============     ============     ============

--------
(1) Includes Regal Cinema rental income. Also includes income from JC Penney lease and Carson Pirie Scott lease, each of which may be terminated.


     Occupancy History. The occupancy history for the mall store space of the Charlestowne Mall Property is as follows:


                               MALL STORES
OCCUPANCY AS OF:              PERCENT LEASED
---------------------------- ---------------
 March 19, 1998 ............       77.6%(1)
 December 31, 1997 .........       74.8%
 December 31, 1996 .........       79.2%

--------
(1) Includes McNally's Irish Pub, a lease out for tenant signature for 4,000 square feet (1.2% of total mall store) with an annual rent of $76,000.


     Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants was approximately 17.9% in 1997.

     Tenant Sales. The Charlestowne Mall's historical mall store sales and anchor store sales are summarized as follows(1):

                                                                   ANNUAL 1996 SALES(2)       ANNUAL 1997 SALES(3)
                                                                --------------------------   -----------------------
                                                      SQUARE        TOTAL                        TOTAL
                                                     FOOTAGE       (000S)         PER SF        (000S)       PER SF
                                                    ---------   ------------   -----------   ------------   --------
Anchor Store Sales
-------------------------------------------------
 Carson Pirie Scott .............................    141,808       $19,800         $140         $21,500     $152
 Sears ..........................................     98,228        11,900          121          10,900      111
 JC Penney ......................................     99,567         9,800           98           9,000       90
 Kohl's .........................................     80,000         N/A           N/A            N/A          N/A
                                                     -------       -------         ----         -------     ----
  Total Anchor Store ............................    419,603       $41,500         $122         $41,400     $122
                                                                                   ====                     ====
Mall Store Sales
--------------------------------------------------
 Comparables ....................................    193,342       $41,209         $213         $39,639     $205
 Non-Comparables ................................     59,546         5,232         N/A            6,896        N/A
 Vacant .........................................     78,327         N/A           N/A            N/A          N/A
                                                     -------       -------         ----         -------     ----
  Total Mall Store ..............................    331,215       $46,441         N/A          $46,535        N/A
   Total Sales--Anchors and Mall Stores .........    750,818       $87,941         N/A          $87,935       N/A
                                                     =======       =======         ====         =======     ===

--------
(1) Based on the 12/31/96 and 12/31/97 sales reports and summarized only for tenants on the 3/19/98 lease status report. Information is based solely upon the figures provided by the Charlestowne Mall Borrower from data provided by tenants. Square Footage is based on the 3/19/98 lease status report.

(2) Sears and JC Penney 1996 Sales are based on the sales reporting periods of 5/1/95--4/30/96 and 6/1/95--5/31/96, respectively.

(3) Sears and JC Penney 1997 Sales are based on the sales reporting periods of 5/1/96--4/30/97 and 6/1/96--5/31/97, respectively.

     Mall Stores. The Charlestowne Mall Property Tenant base is primarily comprised of national retailers such as The Gap, Gap Kids, The Limited, Victoria's Secret and Foot Locker. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


TEN LARGEST MALL STORE TENANTS BASED ON ANNUALIZED BASE RENT BY PARENT
                                  COMPANY(1)

                                                                        % OF                  % OF TOTAL     ANNUALIZED
                                                            TENANT      TOTAL    ANNUALIZED   ANNUALIZED     BASE RENT
TENANT OR TENANT PARENT COMPANY          STORE NAME           GLA        GLA      BASE RENT    BASE RENT       PER SF
---------------------------------- ---------------------- ---------- ---------- ------------ ------------ ---------------
The Limited Inc. ................. Limited                  41,414       12.5%   $  733,370       12.1%      $  17.71
                                   Limited Express
                                   Victoria's Secret
                                   Lane Bryant
                                   Lerner New York
Woolworth Corp. .................. Afterthoughts            11,474        3.5       393,992        6.5          34.34
                                   Footlocker
                                   Lady Footlocker
                                   Champs
The Gap, Inc. .................... The Gap                   9,366        2.8       243,516        4.0          26.00
                                   Gap Kids
Casual Corner Group Inc. ......... Casual Corner             8,125        2.5       162,500        2.7          20.00
                                   Petite Sophisticates
Waves ............................ Waves                     4,789        1.4       153,248        2.5          32.00
Trans World Entertainment
 Group ........................... Record Town               2,864        0.9       108,832        1.8          38.00
The Children's Place ............. The Children's Place      4,222        1.3       105,550        1.7          25.00
Contempo Casuals ................. Contempo Casuals          3,192        1.0       105,336        1.7          33.00
Foot Star, Inc. .................. Footaction                9,304        2.8        93,040        1.5          10.00
Brown Group, Inc. ................ Famous Footwear           5,035        1.5        90,630        1.5          18.00
                                                            ------      -----    ----------      -----       --------
 Total/Weighted Average (10
  Largest) .......................                          99,785       30.1%   $2,190,014       36.2%      $  21.95
                                                                        -----                    -----
Remaining Mall Stores ............                         153,103       46.2     3,646,043       60.3          23.81
Vacant(2) ........................                          78,327       23.6       213,213        3.5             --
                                                           -------      -----    ----------      -----       --------
 Total Mall Stores ...............                         331,215      100.0%   $6,049,269      100.0%     $   23.01(3)
                                                           =======      =====    ==========      =====      ===========
Proffitt's, Inc. ................. Carson Pirie Scott      141,808                  789,864
JC Penney Co., Inc. .............. JC Penney                99,567                  502,152
Sears Roebuck & Co. .............. Sears                    98,228                  337,904
                                                           -------               ----------
 Total (including anchor leases)                           670,818               $7,679,189
                                                           =======               ==========

--------
(1) Based on the March 19, 1998 lease status report and applicable lease modifications.

(2) Vacant annualized base rent includes underwritable temporary tenant income and income from one lease out for signature, McNally's Irish Pub (annual rent $76,000; 4,000 square feet).

(3) Total annual base rent per square foot excludes vacant square footage and underwritable temporary tenant rent.

     Mall Store Lease Expirations. The following table shows scheduled lease expirations of mall store GLA at the Charlestowne Mall Property as of March 19, 1998, assuming none of the tenants renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                         LEASE EXPIRATION SCHEDULE(1)

                                                                                                                    CUMULATIVE
                                                                                         ANNUALIZED    PERCENT OF   PERCENT OF
                      NUMBER OF   EXPIRING   PERCENT OF     CUMULATIVE    ANNUALIZED     BASE RENT     ANNUALIZED   ANNUALIZED
YEAR OF EXPIRATION      LEASES       SF          SF       PERCENT OF SF    BASE RENT       PER SF       BASE RENT   BASE RENT
-------------------- ----------- ---------- ------------ --------------- ------------ --------------- ------------ -----------
Vacant(2) ..........       1       74,327        22.4%         22.4%      $  137,213     $   1.85           2.3%        2.3%
1998 ...............       6        8,191         2.5          24.9%         137,780        16.82           2.3         4.5%
1999 ...............       4        2,463         0.7          25.7%          96,678        39.25           1.6         6.1%
2000 ...............       1          984         0.3          26.0%          33,000        33.54           0.5         6.7%
2001 ...............      34       73,175        22.1          48.0%       1,944,699        26.58          32.1        38.8%
2002 ...............      17       35,672        10.8          58.8%         896,869        25.14          14.8        53.7%
2003 ...............      18       35,907        10.8          69.7%         986,454        27.47          16.3        70.0%
2004 ...............       4       11,035         3.3          73.0%         219,005        19.85           3.6        73.6%
2005 ...............       4        8,685         2.6          75.6%         174,470        20.09           2.9        76.5%
2006 ...............       4       15,602         4.7          80.3%         215,050        13.78           3.6        80.0%
2007 ...............       5       37,770        11.4          91.7%         667,540        17.67          11.0        91.1%
2008(3) ............       8       22,369         6.8          98.5%         449,882        20.11           7.4        98.5%
2009 ...............       1        5,035         1.5         100.0%          90,630        18.00           1.5       100.0%
                          --       ------       -----                     ----------     --------         -----
 Total .............     107      331,215       100.0%                    $6,049,269    $   23.01(4)      100.0%
                         ===      =======       =====                     ==========    ===========       =====

--------
(1) Based on the March 19, 1998 lease status report and applicable lease modifications.

(2)   Includes underwritable temporary tenant income.

(3) One lease out for signature, McNally's Irish Pub (annual rent $76,000; 4,000 square feet).

(4) Total Annualized Base Rent per square foot excludes vacant square footage and underwritable temporary tenant rent.


     Anchor Stores. The following table shows certain information for each of Charlestowne Mall's anchor tenants (and each respective corporate parent):

                                                  CREDIT RATING OF
                                                   PARENT COMPANY
         ANCHORS              PARENT COMPANY      (S&P/MOODY'S)(1)     GLA
------------------------ ----------------------- ------------------ ---------
Carson Pirie Scott & Co. Proffitt's, Inc.             BB+/Baa3      141,808
JC Penney .............. J.C. Penney Co., Inc.          A/A2         99,567
Sears .................. Sears Roebuck                  A-/A2        98,228
Kohl's ................. Kohl's Dept. Stores          BBB/Baal       80,000



                                                                 OPERATING
                          ANCHOR-OWNED/         LEASE            COVENANT           REA
         ANCHORS            COLLATERAL      EXPIRATION(2)      EXPIRATION(3)    TERMINATION
------------------------ --------------- ------------------ ------------------ ------------
Carson Pirie Scott & Co.    Collateral   1/31/2007               8/15/2006         N/A
JC Penney ..............    Collateral    5/31/2007(4)           5/31/2007(4)      N/A
Sears ..................    Collateral   4/4/2011                8/15/2006(5)      N/A
Kohl's .................   Anchor-owned  N/A                     8/15/2006      12/31/2042

--------
(1) Reflects long-term debt rating as of April 7, 1998. Unless otherwise stated, the parent company, if different from the anchor store listed, is not a party to or guarantor of the anchor store's lease.

(2) Includes initial term only. The Carson Pirie Scott & Co. Lease lease has 7 renewal options of 7 years each, the JC Penney lease has 6 renewal options of 5 years each, and the Sears lease has 3 renewal options of 5 years each.

(3) Date of operating covenant expirations is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy and other operating requirements.

(4) Lease and operating covenant expires on the date that is 15 years from the opening date. Based on information provided by the Charlestowne Mall Borrower, the opening date was May 31, 1992 and the expiration date is May 31, 2007. If the opening date had occurred on the date of the lease (February 1, 1991), the expiration date would be February 1, 2006.

(5)   Based on the borrower-identified opening date of store.

     Market Overview and Competition. According to the April 1, 1998 Landauer Associates, Inc. appraisal, the Charlestowne Mall Property trade area is estimated as of 1997 to have 178,620 people in approximately 60,803 households with an average household income of $70,182. These estimates represent of compound annual growth rate from 1990 to 1997 of 2.45% and 2.26% and 4.75%, respectively.


     The following table shows an overview of the primary and secondary regional mall competition for the Charlestowne Mall:

                                                                        APPROXIMATE
                                                                       DISTANCE FROM
     MALL/RETAIL          YEAR BUILT/                                  THE PROPERTY              ANCHORS/
      PROPERTY             RENOVATED                OWNER                 (MILES)               MALL STORES            SIZE (SF)
--------------------   ----------------   -------------------------   --------------   ----------------------------   ----------
Subject Property
--------------------
 Charlestowne Mall          1991                                                       JC Penney                       99,567
                                                                                       Sears                          98,228
                                                                                       Carson Pirie Scott             141,808
                                                                                       Kohl's                         80,000
                                                                                       Regal Cinema (Spring 1999)     71,500
                                                                                       Mall Stores                    331,215
                                                                                                                      ---------
                                                                                        Total                         822,318
Primary Competition
--------------------
 Stratford Square      1981/1985/1998     Urban Retail Properties     11               Marshall Fields                141,958
                                                                                       Carson Pirie Scott             139,564
                                                                                       JC Penney                      144,731
                                                                                       Montgomery Ward                156,906
                                                                                       Sears                          141,719
                                                                                       Kohl's                         76,757
                                                                                       Mall Stores                    490,364
                                                                                                                      ---------
                                                                                        Total                         1,291,999
 Fox Valley Center        1975/1997       Urban Retail Properties     12               Marshall Fields                231,174
                                                                                       Carson Pirie Scott             115,459
                                                                                       JC Penney                      206,566
                                                                                       Sears                          314,380
                                                                                       Mall Stores                    597,657
                                                                                                                      ---------
                                                                                        Total                         1,465,236
 Spring Hill Mall      1980/1986/1992     Spring Hill Mall            14               Marshall Fields                123,763
                                          Partnership/                                 Carson Pirie Scott             132,710
                                          TCW Realty Advisors                          JC Penney                      132,870
                                                                                       Sears                          190,022
                                                                                       Kohl's                         70,403
                                                                                       Wickes Furniture               51,633
                                                                                       Mall Stores                    345,115
                                                                                                                      ---------
                                                                                        Total                         1,046,516
Secondary
--------------------
Competition
 Woodfield Mall           1971/1995       The Taubman Co.             22               Lord & Taylor                  123,651
                                                                                       Marshall Fields                347,148
                                                                                       Nordstrom                      198,150
                                                                                       JC Penney                      330,764
                                                                                       Sears                          379,916
                                                                                       Mall Stores                    1,308,000
                                                                                                                      ---------
                                                                                        Total                         2,687,629
 Oak Brook Center         1962/1991       Urban Retail Properties     15               Lord & Taylor                   99,187
                                                                                       Marshall Fields                363,789
                                                                                       Neiman Marcus                  111,507
                                                                                       Nordstrom                      214,726
                                                                                       Saks Fifth Avenue              90,947
                                                                                       Sears                          282,125
                                                                                       Mall Stores                    830,422
                                                                                                                      ---------
                                                                                        Total                         1,992,703
 Yorktown Mall         1968/1985/1994     Pehrson-Long Associates     12               Carson Pirie Scott             214,534
                                                                                       JC Penney                      239,110
                                                                                       Von Maur                       206,342
                                                                                       Montgomery Ward                165,382
                                                                                       Target                         N/A
                                                                                       Mall Stores                    874,632
                                                                                                                      ---------
                                                                                        Total                         1,700,000

--------
Sources: Landauer Associates , Inc.; Directory of Major Malls (18th Edition
1997)

     The Construction, Operation and Reciprocal Easement Agreement dated March 16, 1993, as amended (the "Charlestowne/Kohl's COREA") by and between the Charlestowne Mall Borrower and Kohl's Department Stores, Inc. ("Kohls") provides that Kohl's must operate continuously, under the name Kohl's or the same name under which a majority of the stores formerly (prior to any name change) operated in the Chicago metropolitan area, until August 15, 2006. Kohl's may terminate its operating covenant if at least 2 of Sears, Roebuck and Co. ("Sears"), Carson Pirie Scott & Co. ("CPS") and JC Penney Company, Inc. ("Penney") are not operating for 365 days and such conditions continues for 180 days after notice by Kohl's. If Kohl's ceases operation for more than 9 consecutive months, the Charlestowne Mall Borrower may repurchase the Kohl's site at a price to be determined by an appraisal process; provided, that if Kohl's operating covenant has expired, such repurchase may be effected only if at least one other department store is open. The Charlestowne Mall Borrower is required to operate as a mall until December 31, 2042; provided that after March 1, 2005 such obligation terminates if at such time as Kohl's plus only one other department store is open one of them closes and remains closed for 12 months.

     Kohl's may lease, sell or mortgage its site subject to the operating covenant. A purchaser at foreclosure on a mortgage of the Kohl's property takes title to the site free of the operating covenant, but subject to the Charlestowne Mall Borrower's right to repurchase. If Kohl's wishes to sell or lease its site, the Charlestowne Mall Borrower has the right to repurchase the Kohl's site at the proposed sale price or at a price determined by an appraisal process if the transfer is not a sale.

     The Charlestowne Mall Borrower may assign its rights to enforce the Charlestowne/Kohl's COREA to an institutional mortgagee (defined to include a savings bank, a savings and loan association, a commercial bank or trust company, an insurance company, or a welfare, pension or retirement fund or system or a subsidiary of any of the foregoing), but may be enforced by such mortgagee only if it is performing the Charlestowne Mall Borrower's operating covenants. The COREA requires that any mortgage on the Charlestowne Mall Property must provide that it is subordinate to the COREA.

     Pursuant to the lease between the Charlestowne Mall Borrower and CPS, CPS's must operate under the name Carson Pirie Scott or such other trade name as is used by the majority of its department stores operating in the Chicago Standard Metropolitan Statistical Area, for a period of 15 years following Commencement (defined as August 15, 1991); provided that Sears is open in a space of at least 60,000 square feet. CPS is released from such operating covenant if (i) operation of mall stores falls below 65%, (ii) at least one other department store is not operating in a space of at least 60,000 feet, or
(iii) if 4 department stores have opened and at least 2 are not operating in a space of at least 60,000 feet, and, in each case, landlord fails to cure within 12 months.

     Pursuant to the lease between the Charlestowne Mall Borrower and Sears, Sears must continuously operate, under the name Sears or another name as Sears will be operating in the majority of its like retail department stores in the same state, until approximately August 15, 2006. Sears is released from such operating covenants if (i) less than 1 Department Store (or less than 2 Department Stores, if 4 or more Department Stores have opened) is open and operating and such default continues for 12 months or (ii) less than 60% of the mall store space is occupied, and such default continues for 12 months.

     Pursuant to the lease between the Charlestowne Mall Borrower and Penney, Penney must continuously operate at least 70% of the floor space of its main store building as a retail department store under a name containing the words Penney or JC Penney or under the name under which a majority of Penney's retail stores are then being operated until 15 years after the date of commencement of the lease. Penney may terminate such operating covenants if (i) landlord violates its operating agreement, (ii) Sears or CPS cease to operate in excess of 60 days as retail department stores or any covenants of either of them have been terminated, cancelled or released or (iii) less than 60% of the mall store space is open, and such default continues for 12 months. As described below under "--Release of Certain Anchor Parcels," it is contemplated that the Penney lease may be terminated.

     The lease between the Charlestowne Mall Borrower and Regal Cinemas, Inc. ("Regal"), requires Regal to continuously operate during the term thereof. The term of the lease is a 20 year term commencing on the earlier of 120 days after landlord delivers the premises to tenant with all landlord work complete and the date tenant opens for business. The Charlestowne/ Kohl's COREA imposes certain obligations on the Charlestown Mall Borrower with respect to casualty and condemnation, which may require the Charlestowne Mall Borrower to restore the Charlestowne Mall Property (and which, because the Charlestowne Mall Mortgage is not senior to the Charlestown/Kohl's COREA, will override provisions that would otherwise permit mortgagee to cause a prepayment rather than restoration). The Charlestown/Kohl's COREA and the anchor leases also contain provisions which may permit the anchor store to abate rent or to terminate the related lease or its operating covenant upon certain events of casualty or condemnation.

     Release of Certain Anchor Parcels. The Charlestowne Mall Loan provides that the JC Penney lease at the Charlestowne Mall may be terminated, the property on which the JC Penney store is located may be released from the lien of the Charlestowne Mall Mortgage, and the JC Penney property may then be deeded to Von Maur, Inc. at no cost to Von Maur, Inc., for use as a Von Maur store, if various conditions are satisfied. Those conditions include, but are not limited to, (i) confirmation by the Rating Agencies that the JC Penney lease termination will not result in a qualification, reduction or withdrawal of any rating initially or then currently assigned to the Certificates, (ii) the execution of an operating and reciprocal easement agreement satisfactory to the Rating Agencies (which agreement must provide for the opening date of the Von Maur store within approximately 1 year of the earlier of the JC Penney lease termination or cessation by JC Penney of operations), (iii) the delivery of a completion guaranty by Wilmorite, (iv) the obtaining of a letter of credit satisfactory to the Rating Agencies in the amount of the difference between (a) a certain grant from the City of St. Charles and (b) the cost of any lease termination payments to JC Penney and the funds payable under the operating and reciprocal easement agreement and other agreements with Von Maur (including costs of construction) and (v) confirmation that the loan to value ratio as determined by an MAI appraiser acceptable to the Rating Agencies of the original Charlestowne Mall Loan amount to the appraised value of the Charlestowne Mall property remaining after the release of the JC Penney property, shall not be greater than 75%.

     In addition, in the year 2001, CPS Realty Partnership ("CPS"), an affiliate of Carson Pirie Scott, an anchor tenant at the Charlestowne Mall, has an option to purchase a portion of its premises (the "CPS Initial Property") for fair market value. Fair market value is to be determined by the average of 2 MAI appraisals; if the difference between the 2 appraisals is greater than 5%, the 2 appraisers will select a third MAI appraiser, and the fair market value will be the average of all 3 appraisals. Upon payment of the purchase price, the lien of the Charlestowne Mall Mortgage will be released from the CPS Initial Property and the CPS Initial Property will be transferred to CPS. As a condition to such release, CPS is required to enter into an operating and reciprocal easement agreement with the Charlestowne Mall Borrower for the duration of its existing lease with the Charlestowne Mall Borrower. The purchase price will be paid directly to mortgagee and shall be used by mortgagee to partially prepay the Charlestowne Mall Loan, without payment of a Yield Maintenance Charge.

     Construction of Regal Cinema Improvements. Under the Charlestowne Mall Loan a Construction Fund Escrow Account has been established in the amount of $5,720,000 (the "Construction Funds"), to be paid out only upon the satisfaction of various conditions (hereinafter described) and upon the completion of a multiplex theater ("Cinema Improvements") to be operated by Regal Cinema, Inc. or another movie theater operator approved by mortgagee ("Theater Operator") (which completion must occur by December 31, 1999). During the construction period, the land upon which the Cinema Improvements will be located, which is not attached to the existing Improvements, is to be ground-leased under a financeable ground-lease to a single purpose, bankruptcy remote subsidiary of Wilmorite ("Cinema Ground Tenant"), which subsidiary would then be the landlord under the Theater Operator's lease. Such ground lease is required to provide for payment of ground rent of at least $100,000 a year to the Charlestowne Mall Borrower. Cinema Ground Tenant would then be permitted to obtain construction financing secured by such ground leasehold interest and by an assignment of lease payments under any lease entered into with the Theater Operator. Wilmorite has delivered to mortgagee a completion guaranty of the Cinema Improvements construction. Upon satisfactory completion of the Cinema Improvements in compliance with the plans and specifications therefor, confirmation that (i) the ground lease has been terminated, (ii) the Theater Operator's lease is a direct lease with the Charlestowne Mall Borrower, (iii) the Theater Operator's lease is in full force and effect (and is satisfactory to mortgagee in its sole discretion), (iv) the Theater Operator has accepted the Cinema Improvements and (v) the construction lender's leasehold construction mortgage has been discharged, the funds in the Construction Funds Escrow Account are required to be paid either to Cinema Ground Tenant's construction lender or to the Charlestowne Mall Borrower, if construction was self financed by the Charlestowne Mall Borrower or the Cinema Ground Tenant. If the December 31, 1999 deadline is not met or the Charlestowne Mall Borrower does not satisfy the aforesaid conditions, mortgagee may either (i) continue to hold the Construction Funds, (ii) apply the Construction Funds to any sums due on the Charlestowne Mall Loan from and after the Effective Maturity Date, without payment of a Yield Maintenance Charge or (iii) apply any Construction Funds to debt service due and owing on the Charlestowne Mall Loan.

     The completion guaranty delivered by Wilmonte provides mortgagee with the option to apply such guaranty (i) to repay principal at such time as the guarantor is first required to pay thereunder, (ii) to repay principal on the Effective Maturity Date or (iii) to pay debt service. Under the Pooling Agreement, the Master Servicer or Special Servicer, as applicable, will be required to apply the guarantee under either option (i) or (ii) above, and not to pay debt service.

     Environmental Report. A Phase I site assessment, in February 1998, was performed on the Charlestowne Mall Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loan--Environmental Law Considerations."

     Engineering Report. A Property Condition Report was completed on the Charlestowne Mall Property on February 26, 1998 by a third party due diligence firm. The Property Condition Report concluded that the Charlestowne Mall Property was generally in good physical condition and identified approximately $193,050 in deferred maintenance requirements.

     Property Management. The Charlestowne Mall Property is managed by Genesee Management, Inc. (the "Charlestowne Mall Manager"), which is an affiliate of the Charlestowne Mall Borrower, pursuant to a management agreement dated March 11, 1996 (the "Charlestowne Mall Management Agreement"). The Charlestowne Mall Manager receives an annual management fee of (i) 4% of the sum of fixed annual minimum rent paid under all leases, gross percentage rent paid under all leases and income derived from termination of leases; and (ii) a leasing commission fee equal to $4.00 per square foot for space up to and including 60,000 square feet ($2.50 per square foot for space of more than 60,000 square feet). The Charlestowne Mall Manager also receives a financing fee of 0.4% for arranging and closing debt financing; reimbursement of legal costs; a tenant coordination and construction fee of 5% of construction hard costs for tenant space; and a development fee of 5% of project costs for new development at the Charlestowne Mall.

     The Charlestowne Mall Management Agreement is for a term ending March 11, 2001 with 2 automatic extensions of 5 years and 1 year, respectively, unless terminated by either party. Under the terms of the Charlestowne Mall Loan, any termination or replacement of the Charlestowne Mall Manager or entering into a new management agreement requires (i) the consent of mortgagee and (ii) confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. Pursuant to a management subordination agreement among the Charlestowne Mall Borrower, the Charlestowne Mall Manager and mortgagee, the Charlestowne Mall Manager has agreed (i) that the Charlestowne Mall Management Agreement is subordinate to the Charlestowne Mall Loan and (ii) that mortgagee has the right to terminate the Charlestowne Mall Manager and replace it with a manager approved by mortgagee (a) on or after any Loan Default, (b) for gross negligence, willful misconduct or fraud, or (c) if the Loan DSCR of the Charlestowne Mall Loan falls below 1.10x.

     The Charlestowne Mall Manager is owned by an affiliate of Wilmorite, Inc. an affiliate of the Charlestowne Mall Borrower. In a recent edition of the industry trade publication Shopping Center World (March 1998) Wilmorite was ranked among the 50 largest retail property managers in the United States, with approximately 11,872,800 feet under management.

CHARLESTOWNE MALL: THE LOAN.
ORIGINAL PRINCIPAL BALANCE: $50,000,000         LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $50,000,000     INITIAL INTEREST RATE: 7.73%
ORIGINATION DATE: February 25, 1998             REVISED INTEREST RATE: 9.73%
EFFECTIVE MATURITY DATE: March 1, 2005          AMORTIZATION: 360 months
MATURITY DATE: March 1, 2028                    MONTHLY PAYMENT: $357,515.34
EMD BALANCE: $46,730,265                        CALL PROTECTION: Lockout to 3 months prior to EMD

                   CERTAIN CHARLESTOWNE MALL LOAN STATISTICS




                                           LOAN PER        LOAN TO VALUE      ACTUAL
                                        SQUARE FOOT(1)        RATIO(2)        DSCR(3)
                                       ----------------   ---------------   ----------
Cut-Off Date .......................          $67               57.7%           1.70x
At Effective Maturity Date .........          $63               54.0%           1.82x

--------
(1) Based on the 742,318 square feet of GLA securing the Charlestowne Mall Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance as applicable.

(2) Based on the April 1, 1998, Landauer Associates, Inc. appraised market value Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $7,306,601 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Charlestowne Mall Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Charlestowne Mall Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Charlestowne Mall Initial Interest Rate and an amortization term equal to 360 months.


     Security. The Charlestowne Mall Loan is a nonrecourse loan, secured only by the fee estate of the Charlestowne Mall Borrower in the Charlestowne Mall Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies insuring that the Charlestowne Mall Mortgage constitutes a valid and enforceable first lien on the Charlestowne Mall Property, subject to certain exceptions set forth therein.

     Payment Terms. Interest on the Charlestowne Mall Loan is calculated on an Actual/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of such unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Charlestowne Mall Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Charlestowne Mall Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date.

     Principal prepayments on the Charlestowne Mall Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Charlestowne Mall Loan following a Loan Default. Prepayments following a Loan Default require payment of a Yield Maintenance Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the Charlestowne Mall Loan permits the release of the Charlestowne Mall Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, Each

Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Charlestowne Mall Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Charlestowne Mall Loan. Upon any such Defeasance, at the option of mortgagee, the Charlestowne Mall Borrower's obligations under the Charlestowne Mall Loan and the U.S. Obligations securing the Charlestowne Mall Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Charlestowne Mall Loan.

     Lockbox and Reserves. Pursuant to the Charlestowne Mall Loan, the Charlestowne Mall Borrower is required to establish a Hard Lockbox, which will be a One Tier Lockbox, on the Closing Date. The Lockbox Bank is Manufacturers and Traders Trust Company. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall, except that there is no separate Debt Service Account; however, Monthly Payments are escrowed and paid directly to mortgagee.

     The Charlestowne Mall Borrower has established (a) a Tax Account, which had an Initial Reserve Deposit of $539,000, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (b) an Insurance Account, which had an Initial Reserve Deposit of $100,501.20, and requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (c) a Required Repair Account, which had an Initial Reserve Deposit of $241,313, (d) a Capital Expenditures Account, which requires a Monthly Reserve Deposit equal to $11,101, which amount shall be adjusted upward for inflation at every anniversary of the Charlestowne Mall origination date, and (e) a Rollover Account, which had an Initial Reserve Deposit of $2,000,000, and requires a Monthly Reserve Deposit equal to $49,416, which amount shall be adjusted upward for inflation at every anniversary of the Charlestowne Mall origination date.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Charlestowne Mall Borrower is generally prohibited from transferring the Charlestowne Mall Property, but is afforded a one-time only right to transfer the Charlestowne Mall Property, upon satisfaction of the following:
(i) consent of mortgagee, (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, and (iii) delivery of a new nonconsolidation opinion. The Charlestowne Mall Borrower is also prohibited from further encumbering the Charlestowne Mall Property.

     The Charlestowne Mall Loan generally prohibits the transfer of any direct or indirect interest in the Charlestowne Mall Borrower. In any instance where mortgagee shall be asked to consent to any transfer of any direct or indirect interest in the Charlestowne Mall Borrower, without limiting any conditions which mortgagee may require in connection with such consent, (a) if 10% or more of direct or indirect beneficial interests in Charlestowne Mall Borrower are sold or transferred and if required by the Rating Agencies, (b) if any sale or transfer shall result in a person or group of affiliates or family members, as applicable, acquiring more than a 49% direct or indirect interest in the Charlestowne Mall Borrower or Fox Properties, Inc. or (c) if there is any sale or transfer of any direct interest in the Charlestowne Mall Borrower held by Fox Properties, Inc., the Charlestowne Mall Borrower shall deliver or cause to be delivered to the Rating Agencies and mortgagee (x) a nonconsolidation opinion as between the transferee or any affiliate thereof and each of the Charlestowne Mall Borrower and Fox Properties, Inc. and (y) an officer's certificate certifying that such sale or transfer is not a Loan Default.

     Notwithstanding the foregoing, the consent of mortgagee shall not be required for the transfer, directly or indirectly, of ownership interests in Fox Properties, Inc., or the transfer, directly or indirectly, of the limited partnership interests in the Charlestowne Mall Mezzanine Borrower, provided Thomas C. Wilmot, Wilmorite, and/or Ivanhoe Inc. and/or one or more affiliate entities of any of the foregoing retains and maintains a direct or indirect ownership of at least 51% of the economic and beneficial interests in the Charlestowne Mall Borrower and the Charlestowne Mall Mezzanine Borrower and the right and power, directly or indirectly, to direct the management, policies and day-to-day business and affairs of the Charlestowne Mall Borrower and the Charlestowne Mall Mezzanine Borrower following such transfer; and provided further that (A) no Loan Default shall have occurred and be continuing, (B) the bankruptcy-remote structure of the Charlestowne Mall Borrower and the Charlestowne Mall Mezzanine Borrower and the special purpose corporation member or partner of each of them (each a "Charlestowne SPE") shall not have been affected as a result of such transfer, (C) the Charlestowne Mall Borrower shall deliver a new or updated nonconsolidation opinion reasonably acceptable to mortgagee and the Rating Agencies, with respect to the Charlestowne Mall Borrower, the Charlestowne Mall Mezzanine Borrower, each Charlestowne SPE, the transferee and any of their respective beneficial owners, as applicable, if subsequent to any such transfer, such transferee together with any affiliated person or entity of such transferee, directly or indirectly, own more than 49% of the membership or partnership interests in the Charlestowne Mall Borrower and/or the Charlestowne Mall Mezzanine Borrower or either Charlestowne SPE, and
(D) Wilmorite shall remain liable under certain completion guarantees.

     The Charlestowne Mall Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Charlestowne Mall Property which does not exceed, at any time, $800,000 and is paid within 100 days of the date incurred.

     Insurance. The Charlestowne Mall Borrower is required to maintain for the Charlestowne Mall Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Charlestowne Mall Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Charlestowne Mall Loan, (b) general liability insurance with an aggregate limit of not less than $2,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 24 months income, (e) during any period of construction or repair, builder's "all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, and (g) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Charlestowne Mall Property or a condemnation of a portion of the Charlestowne Mall Property, the Charlestowne Mall Borrower is obligated to commence and diligently prosecute to completion the restoration of the Charlestowne Mall Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $500,000, the Charlestowne Mall Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Charlestowne Mall Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the Charlestowne Mall Property is taken, and such land is located along the perimeter or periphery of the property, (iii) leases demising more than the 75% of mall store tenant rentable space and more than 75% of anchor tenant rentable space remain in full force and effect during and after restoration without abatement of rent and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 60 days before the Effective Maturity Date, (b) the date on which the business interruption insurance expires or (c) the time required under any lease of 10,000 or more square feet or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Charlestowne Mall Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the Charlestowne Mall Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.

     Approval Rights. The Charlestowne Mall Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations, except that no approval is required for its construction of the Regal Cinema, Inc. multiplex theatre (which is subject to the conditions discussed above). The Lease Approval Threshold is 10,000 square feet, and the Alteration Escrow Threshold is $2,350,000.

     Financial Reporting. The Charlestowne Mall Borrower is required to furnish the Financial Statements to mortgagee except that (i) the annual statements may be delivered within 120 days after each fiscal year, and (ii) in lieu of monthly statements the same statements are required to be delivered quarterly within 60 days after the end of each calendar quarter.

     Mezzanine Debt. The Charlestowne Mezzanine Borrower is the borrower under a mezzanine loan in the amount of $10,000,000 the ("Charlestowne Mezzanine Loan") originated by Secore and purchased by MSMC (the "Charlestowne Mezzanine Lender") on February 25, 1998. The Charlestowne Mezzanine Loan is secured by the 99% regular membership interest and all of the stock in the 1% managing member of the Charlestowne Mall Borrower (collectively, the "Charlestowne Pledged Interests"). Pursuant to an intercreditor agreement, the Charlestowne Mezzanine Lender has agreed with mortgagee to obtain confirmation from each Rating Agency that the following actions will not result in the qualification, downgrade or withdrawal of the ratings assigned to the Certificates: (i) foreclosure on the Charlestowne Pledged Interests; (ii) enforcement of its rights described below regarding termination or replacement of the manager of the Charlestowne Mall Property; and (iii) transfer of the Charlestowne Mezzanine Loan, except to (a) an institutional investor with at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and experienced in making commercial real estate loans; or (b) any entity wholly owned by the foregoing; provided, however, that confirmation shall be obtained from each Rating Agency if the Charlestowne Mezzanine Loan is being transferred in part to more than one such institutional investor. See "Risk Factors--Other Financing."

     Under the intercreditor agreement, mortgagee must notify the Charlestowne Mezzanine Lender of Loan Defaults and defaults under the Charlestowne Mall Loan and may not accelerate the Charlestowne Mall Loan or pursue any remedies thereunder, unless the Charlestowne Mezzanine Lender fails to cure such default within the cure period, if any, under the Charlestowne Mall Loan documents, or within 2 business days for a payment default, following the Charlestowne Mezzanine Lender's receipt of written notice of such default. Such cure rights terminate on the Effective Maturity Date and do not apply at any time that the Charlestowne Mall Borrower or an affiliate thereof owns the Charlestowne Mezzanine Loan.

     The Charlestowne Mezzanine Loan matures on March 1, 2003, requires monthly payments of interest only, and bears interest at a variable rate of LIBOR plus 4%. If certain events related to the construction of the Cinema Improvements have not occurred by August 31, 1998, or upon an event of default and acceleration of the Charlestowne Mezzanine Loan, all amounts in the Lockbox remaining after payment of debt service, reserves and expenses must be applied to prepay the Charlestowne Mezzanine Loan.

     The Charlestowne Mezzanine Loan may be prepaid voluntarily, in whole (but not in part), at any time, and is required to be prepaid from any net proceeds of a casualty, condemnation, refinancing or transfer of the Charlestowne Mall Property in excess of the portion required to be applied under the Charlestowne Mall Loan.

     The Charlestowne Mezzanine Lender may increase the interest rate of the Charlestowne Mezzanine Loan if (i) the weighted average debt service coverage ratio of the Charlestowne Mall Loan and the Charlestowne Mezzanine Loan for the 12 month period ending January 31, 2001 is below 1.35x; or (ii) as of January 31, 2001 (x) the Charlestowne Mall Cinema Tenant is not in place, (y) the Von Maur store has not been open and operating in place of JC Penney for the immediately preceding 8 consecutive months or (z) either less than 90% of the mall space is leased or at least 75% of the tenants who became tenants after February 25, 1998 are not first-class national or regional mall tenants.

     The operating agreement of the Charlestowne Mall Borrower provides that it may not cause or permit the transfer or encumbrance of the Charlestowne Mall Property or prepay or refinance the Charlestowne Mall Loan without the consent of the Charlestowne Mezzanine Borrower. The Charlestowne Mezzanine Borrower has agreed under the Charlestowne Mezzanine Loan not to provide any of the foregoing consents without the consent of the Charlestowne Mezzanine Lender.

     However, the Charlestowne Mezzanine Lender has agreed not to withhold consent to refinancing of the Charlestowne Mall Loan if certain conditions are met, including among others that (i) in the event the aggregate amount of debt increases, all net proceeds shall be used to reduce the Charlestowne Mezzanine Loan, (ii) the new loan would not provide for the payment of any additional interest, equity kicker or any similar equity feature and (iii) the new mortgage lender assumes the obligations of mortgagee under the intercreditor agreement and such lender and all parties to the Charlestowne Mezzanine Loan documents enter into amendments or replacements thereto satisfactory to the Charlestowne Mezzanine Lender, so as to preserve for it the benefits it had prior to refinancing.

     The Charlestowne Mezzanine Lender has agreed not to unreasonably withhold consent to a transfer of the Charlestowne Mall Property if it determines in its reasonable discretion that the following conditions, among others, are met: (i) no default has occurred under the Charlestowne Mezzanine Loan; (ii) the Rating Agencies confirm in writing that such transfer will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates; (iii) the ownership structure of the new property owner and certain affiliates thereof is substantially the same as that of the Charlestowne Mall Borrower (iv) the new property owner assumes the Charlestowne Mall Loan documents, and the owners of the new property owner assume the Charlestowne Mezzanine Loan documents, and each is approved as to credit and reputation by the Charlestowne Mezzanine Lender; (v) the Charlestowne Mezzanine Lender receives such opinions of counsel as it requests; and (vi) the Charlestowne Mezzanine Lender receives payment of an assumption fee of 1% of the original principal balance of the Charlestowne Mezzanine Loan.

     Mortgagee has agreed to obtain the consent of the Charlestowne Mezzanine Lender before consenting to a transfer of the Charlestowne Mall Property (subject to the agreement of the Charlestowne Mezzanine Lender to consent to certain transfers as described above).

     Mortgagee may amend the Charlestowne Mall Loan without the consent of, but upon notice to, the Charlestowne Mezzanine Lender, provided that mortgagee may not, without the consent of the Charlestowne Mezzanine Lender, amend the Charlestowne Mall Loan so as to (i) provide for the payment of additional interest, an equity kicker or any similar equity feature, (ii) spread the lien thereof to encumber additional collateral or (iii) cross-default such loan with any other debt. The Charlestowne Mezzanine Lender has agreed that it will not, without the approval of mortgagee, amend the Charlestowne

Mall Mezzanine Loan so as to (i) increase the principal amount, (ii) increase the interest rate, (iii) provide for the payment of any additional interest, equity kicker or any similar equity feature, (iv) modify the maturity date (except in connection with a work-out), (v) spread the lien thereof to encumber additional collateral or (vi) cross-default such loan with any other debt.

     The operating agreement of the Charlestowne Mall Borrower requires that it obtain the approval of the Charlestowne Mall Mezzanine Borrower (which in turn must obtain the approval of the Charlestowne Mezzanine Lender) for its budget and for any expenses above budget. However, pursuant to the Charlestowne Mall Intercreditor Agreement, mortgagee has the right to override any objection by the Charlestowne Mezzanine Lender to the budget or any excess expense.

     The Charlestowne Mezzanine Lender has certain rights to approve a replacement property manager and to terminate the manager upon an event of default under the Charlestowne Mezzanine Loan or a decline in the combined debt service coverage ratio (calculated similarly to the Loan DSCR, but using the combined debt service on the Charlestowne Mall Loan and Charlestowne Mall Mezzanine Loan as the denominator in such ratio) below 1.05x. The Charlestowne Mezzanine Lender has agreed that such rights are subject to any rights of mortgagee to take such actions pursuant to the Charlestowne Mall Loan and to confirmation from each Rating Agency that such actions will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates.

     The insert between pages S-157 and S-158 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Ramco-Gershenson Pool
          Photographs
               1. Stonegate Plaza, Kingsport, TN
               2. Ridgeview Crossing, Elkin, NC
               3. Northwest Crossing, Knoxville, TN
               4. Taylors Square, Greenville, SC
     Reverse of Page
          Legend: Ramco-Gershenson Pool
          1. Map of eastern U.S. showing locations of Ramco-Gershenson Pool Properties

RAMCO-GERSHENSON POOL: THE BORROWER; THE PROPERTIES

     The Loan. The Ramco-Gershenson Pool Loan was originated by Secore and acquired by MSMC on November 26, 1997. The Ramco-Gershenson Pool Loan had an original principal balance of $50,000,000 and has a Cut-Off Date Principal Balance of approximately $49,761,281. It is secured by 7 separate Mortgages (collectively, the "Ramco-Gershenson Pool Mortgage") encumbering 7 shopping centers (each a "Ramco-Gershenson Pool Property" and collectively, the "Ramco-Gershenson Pool Properties").

     The Borrower. Ramco-Gershenson Properties Associates Limited Partnership (the "Ramco-Gershenson Pool Borrower") is a Michigan limited partnership whose purpose is limited to owning and operating the Ramco-Gershenson Pool Properties and related activities. The Ramco-Gershenson Pool Borrower owns no assets other than the Ramco-Gershenson Pool Properties and related interests. The general partner of the Ramco-Gershenson Pool Borrower is Ramco Properties GP L.L.C., a Michigan limited liability company whose managing member is Ramco-Gershenson SPC Inc., a Michigan corporation. The limited partner of the Ramco-Gershenson Pool Borrower is Ramco Properties, L.P., a Delaware limited partnership (the "Ramco-Gershenson Limited Partner") whose general partner is Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Ramco-Gershenson REIT").

     The Properties. The Ramco-Gershenson Pool Properties consist of 7 shopping centers located in Michigan, North Carolina, Ohio, South Carolina, Tennessee
(2) and Wisconsin and contain 1,414,633 square feet of GLA. The Ramco-Gershenson Pool Properties range in size from 329,407 square feet of GLA to approximately 76,584 square feet of GLA, with an average size of approximately 200,000 square feet of GLA. The Ramco-Gershenson Pool Properties were constructed between 1977 and 1996, with the majority constructed in the 1980s. 4 of the Ramco-Gershenson Pool Properties were acquired by the Ramco-Gershenson Pool Borrower in 1997. As of February 18, 1998, the average occupancy rate of the Ramco-Gershenson Pool Properties was approximately 98.6% and the aggregate Annualized Base Rent was approximately $6.23 per square foot of occupied GLA. The aggregate appraised value of the Ramco-Gershenson Pool Properties, based on the appraisals performed by Joseph J. Blake and Associates, from August 1, 1997 to October 30, 1997, is $77,000,000, with the values for the individual Ramco-Gershenson Pool Properties ranging from $3,400,000 to $19,300,000. As of February, 1998, no single property comprised more than approximately 23% of the total GLA or 26.5% of Annualized Base Rent. In addition, no single property comprised more than approximately 26.3% of the Net Operating Income in respect of the 12 months ended December 31, 1997.

     Location. The following table summarizes the location of the Ramco-Gershenson Pool Properties based on square footage of GLA:

                                                                                         OCCUPANCY
                                                                         PERCENT OF        RATE
                                                           TOTAL         TOTAL GLA         AS OF
            PROPERTIES                  LOCATION            GLA        OF PROPERTIES      2/18/98
---------------------------------   ----------------   ------------   ---------------   ----------
West Allis Town Center ..........   West Allis, WI        329,407           23.3%           98.9%
Northwest Crossing ..............   Knoxville, TN         260,707           18.4            98.6
Taylors Square ..................   Greenville, SC        243,484           17.2            98.2
Ridgeview Crossing ..............   Elkin, NC             211,524           15.0            99.3
Troy Town Center ................   Troy, OH              154,437           10.9            96.6
Stonegate Plaza .................   Kingsport, TN         138,490            9.8           100.0
Fraser Shopping Center ..........   Fraser, MI             76,584            5.4            97.4
                                                          -------          -----           -----
 Total/Weighted Average .........                       1,414,633          100.0%           98.6%
                                                        =========          =====           =====

     Operating History. The following table shows certain information regarding the operating history of the Ramco-Gershenson Pool Properties:


                         ADJUSTED NET OPERATING INCOME

                                                                                      UNDERWRITABLE
                                       1995             1996             1997              NOI
                                  --------------   --------------   --------------   --------------
Revenues ......................    $ 10,186,322     $ 10,763,297     $ 11,001,193     $ 10,645,886
Expenses ......................      (2,145,877)      (2,202,975)      (2,080,133)      (2,426,450)
                                   ------------     ------------     ------------     ------------
 Net Operating Income .........    $  8,040,445     $  8,560,322     $  8,921,060     $  8,219,436
                                   ============     ============     ============     ============

     Occupancy History. Occupancy of the Ramco-Gershenson Pool Properties as of February 18, 1998 is 98.6%. Since most of the properties were acquired in 1997, historical occupancy data is unavailable.

     Description of the Tenants. As of February 18, 1998, approximately 89% of the leased GLA of the Ramco-Gershenson Pool Properties is leased to tenants with leased area greater than or equal to 5,000 square feet per lease. These tenants include but are not limited to supermarkets, drug stores, and value-oriented department, furniture and apparel stores. Tenants in the Ramco-Gershenson Pool Properties offer a range of basic consumer necessities, such as food, health and beauty aids, moderately priced clothing, furniture and home improvement supplies.

     The largest single tenant of the Ramco-Gershenson Pool Properties is Wal-Mart whose 4 leases at the Ramco-Gershenson Pool Properties represent approximately 34% of aggregate GLA and, as of February 18, 1998, generate less than approximately 28% of the Annualized Base Rent of the Ramco-Gershenson Pool Properties. The 10 largest tenants average approximately 50,716 square feet per lease. Other than Wal-Mart, as of February 18, 1998, no single tenant represented more than approximately 10.8% of the Annualized Base Rent of the Ramco-Gershenson Pool Properties.

     The following table shows certain information regarding the 10 largest tenants at the Ramco-Gershenson Pool Properties:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

TENANT OR TENANT                                                 NO. OF     TENANT
PARENT COMPANY(1)                             STORE NAME         STORES       GLA
-------------------------------------- ------------------------ -------- ------------
Wal-Mart Stores, Inc.                  Wal-Mart                     4       485,187
K-Mart Corporation                     K-Mart/Builders Square       2       166,479
Kohl's Food Stores, Inc.               Kohl's                       1        49,995
Goody's Family Clothing Stores, Inc.   Goody's                      2        70,100
Country Market                         Country Market               1        40,000
Ingles Markets, Incorporated           Ingles                       2        75,000
Belk's                                 Belk's Dept. Store           2        67,581
Fred W. Uhlman & Co.                   Stage                        1        24,000
Sears, Roebuck & Co.                   Sears Hardware               1        21,000
Dollar Tree                            Dollar Tree                  4        14,982
                                                                    -       -------
 Total/Weighted Average
  (10 Largest)                                                     20     1,014,324
Other Major Tenants
 (greater than 5,000 SF)                                                    239,873
Remaining Tenants                                                           140,129
Vacant Space                                                                 20,307
                                                                          ---------
 Total/Mall Stores                                                        1,414,633
                                                                          =========

                                           % OF                  % OF TOTAL     ANNUALIZED
TENANT OR TENANT                          TOTAL     ANNUALIZED   ANNUALIZED     BASE RENT
PARENT COMPANY(1)                          GLA       BASE RENT    BASE RENT       PER SF
-------------------------------------- ----------- ------------ ------------ ---------------
Wal-Mart Stores, Inc.                      34.30%   $2,432,653      27.99%      $   5.01
K-Mart Corporation                         11.77       940,435      10.82           5.65
Kohl's Food Stores, Inc.                    3.53       490,951       5.65           9.82
Goody's Family Clothing Stores, Inc.        4.96       429,350       4.94           6.12
Country Market                              2.83       270,000       3.11           6.75
Ingles Markets, Incorporated                5.30       263,880       3.04           3.52
Belk's                                      4.78       201,512       2.32           2.98
Fred W. Uhlman & Co.                        1.70       179,760       2.07           7.49
Sears, Roebuck & Co.                        1.48       178,500       2.05           8.50
Dollar Tree                                 1.06       155,581       1.79          10.38
                                          ------    ----------     ------
 Total/Weighted Average
  (10 Largest)                             71.70%   $5,542,621      63.77%      $   5.46
Other Major Tenants
 (greater than 5,000 SF)                   16.96     1,651,313      19.00           6.88
Remaining Tenants                           9.91     1,497,942      17.23          10.69
Vacant Space                                1.44             0          0              0
                                          ------    ----------     ------       --------
 Total/Mall Stores                        100.00%   $8,691,875     100.00%      $   6.23(2)
                                          ======    ==========     ======       ==========

--------
(1)   The parent company may not be the obligor under the applicable lease.

(2)   Excludes vacant space.


     Sales History. The following table shows certain information regarding the 1996 and 1997 sales history of certain tenants at the Ramco-Gershenson Pool
Properties:


                                                              ANNUAL 1996 SALES(1)        ANNUAL 1997 SALES(1)
                                                           --------------------------   -------------------------
                                     NO. OF      SQUARE
           TENANT NAME               STORES       FEET          TOTAL         PER SF         TOTAL         PER SF
---------------------------------   --------   ---------   ---------------   --------   ---------------   -------
Wal-Mart ........................       4       485,205     $140,179,532       $289      $144,283,937      $297
K-Mart/Builders Square ..........       2       166,479       27,734,275        167        27,768,445       167
Oakridge Market .................       1        32,384       14,378,513        444        13,757,741       425
Kohl's ..........................       1        49,995       10,183,272        204        10,378,183       208
Ingles ..........................       2        75,000       13,958,245        186        12,440,591       166
Goody's .........................       2        70,100        8,668,909        124        10,361,235       148
Rite Aid ........................       1        20,000        4,059,879        203         3,743,777       187
Stage ...........................       1        24,000        2,258,023         94         2,112,737        88
Revco Drugs .....................       2        16,850        3,704,701        220         3,796,427       225
Factory Card Outlet .............       1        11,513        1,260,360        109         1,354,640       118
                                        -       -------     ------------                 ------------
 Total/Weighted Average .........      16       841,448     $226,385,709       $269      $196,047,393      $233
                                       ==       =======     ============                 ============

--------
(1) Historical sales figures and square footage amounts are only listed for tenants reporting sales for full years in both 1996 and 1997. The numbers were provided by the Ramco-Gershenson Pool Borrower.

     Lease Expirations. The following table shows scheduled lease expirations of all tenants at the Ramco-Gershenson Pool Properties as of February 18, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date:


                           LEASE EXPIRATION SCHEDULE




                                                                                                                     CUMULATIVE
                      NUMBER OF                             CUMULATIVE                 ANNUALIZED       PERCENT      PERCENT OF
                        LEASES                   PERCENT      PERCENT    ANNUALIZED     BASE RENT    OF ANNUALIZED   ANNUALIZED
 YEAR OF EXPIRATION    EXPIRING   EXPIRING SF     OF SF        OF SF      BASE RENT      PER SF        BASE RENT     BASE RENT
-------------------- ----------- ------------- ----------- ------------ ------------ -------------- --------------- -----------
Vacant                     8          20,307        1.44%       1.44%    $        0     $     0            0.00%         0.00%
1998 ...............      11          22,340        1.58        3.01%       218,852        9.80            2.52          2.52%
1999 ...............      23         125,687        8.88       11.90%     1,011,181        8.05           11.63         14.15%
2000 ...............      17          58,339        4.12       16.02%       574,753        9.85            6.61         20.76%
2001 ...............      22         107,719        7.61       23.64%       844,754        7.84            9.72         30.48%
2002 ...............      11          63,232        4.47       28.11%       403,789        6.39            4.65         35.13%
2003 ...............      14          84,050        5.94       34.05%       577,058        6.87            6.64         41.77%
2004 ...............       4          57,261        4.05       38.10%       366,321        6.40            4.21         45.98%
2005 ...............       0               0        0.00       38.10%             0           0               0         45.98%
2006 ...............       1          21,000        1.48       39.58%       178,500        8.50            2.05         48.04%
2007 ...............       2          89,856        6.35       45.93%       552,026        6.14            6.35         54.39%
2008 ...............       2         183,619       12.98       58.91%     1,193,813        6.50           13.73         68.12%
2009 ...............       6         411,744       29.11       88.02%     1,889,314        4.59           21.74         89.86%
2010 ...............       1          43,000        3.04       91.06%       135,880        3.16            1.56         91.42%
2011 ...............       1          40,000        2.83       93.89%       270,000        6.75            3.11         94.53%
2012 ...............       1          86,479        6.11      100.00%       475,635        5.50            5.47        100.00%
                          --         -------      ------                 ----------     -------          ------
Total/Weighted
 Average ...........     124       1,414,633      100.00%                $8,691,875    $   6.23(1)       100.00%
                         ===       =========      ======                 ==========    ==========        ======

--------
(1)   Excludes vacant space.



     Property Summary. The following table sets forth certain information regarding location, Cut-Off Date Allocated Loan Amount, GLA, occupancy history, financial history, and the tenancy of the Ramco-Gershenson Pool Properties:

                                   CUT-OFF DATE
                                     ALLOCATED     APPRAISED      TOTAL     YEAR BUILT/     OCCUPANCY
  PROPERTY NAME      LOCATION       LOAN AMOUNT      VALUE      SF/UNITS     RENOVATED    AS OF 2/18/98
---------------- ---------------- -------------- ------------ ------------ ------------- ---------------
West Allis       West Allis, WI    $13,159,000    19,300,000     329,407       1987            98.9%
Towne Centre
Northwest        Knoxville, TN       8,552,000    14,400,000     260,707    1989/1995          98.6%
Crossing
Shopping
Taylors Square   Greenville, SC      8,517,000    13,000,000     243,484    1989/1995          98.2%
The Troy         Troy, OH            7,350,000    11,200,000     154,437       1996            96.6%
Towne Centre
Ridgeview        Elkin, NC           6,146,000     9,700,000     211,524    1989/1995          99.3%
Crossing
Shopping
Stonegate        Kingsport, TN       3,622,000     6,000,000     138,490    1984/1993         100.0%
Plaza
Fraser           Fraser, MI          2,654,000     3,400,000      76,584    1977/1983          97.4%
                                   -----------    ----------     -------                      -----
Shopping
Center
TOTAL/WEIGHTED AVERAGE:            $50,000,000    77,000,000   1,414,633                       98.6%
                                   ===========    ==========   =========                      =====



                                    NOI
                 -----------------------------------------
                                                               UNDER-     ANNUALIZED    ANNUALIZED
                                                 UNDER-       WRITABLE     BASE RENT    BASE RENT
  PROPERTY NAME       1996          1997        WRITABLE     CASH FLOW      2/18/98    PSF 2/18/98
---------------- ------------- ------------- ------------- ------------- ------------ -------------
West Allis        $2,377,762    $2,350,406    $2,161,264    $2,059,691    $2,307,397     $  7.08
Towne Centre
Northwest          1,464,750     1,511,683     1,392,096    $1,335,199     1,515,827        5.90
Crossing
Shopping
Taylors Square     1,419,539     1,520,179     1,384,540    $1,330,935     1,393,832        5.83
The Troy           1,164,948     1,348,108     1,230,990    $1,172,694     1,306,350        8.75
Towne Centre
Ridgeview            989,906     1,111,734     1,003,441    $  950,023     1,090,441        5.19
Crossing
Shopping
Stonegate            624,446       651,503       607,865    $  581,298       701,506        5.07
Plaza
Fraser               518,971       427,447       439,239    $  416,481       376,522        5.05
                  ----------    ----------    ----------    ----------    ----------     -------
Shopping
Center
TOTAL/WEIGHTED    $8,560,322    $8,921,060    $8,219,436    $7,846,323    $8,691,875     $  6.23
                  ==========    ==========    ==========    ==========    ==========     =======
AVERAGE:

                             PRIMARY TENANTS WITH
                            GREATER THAN 15,000 SF
  PROPERTY NAME                     2/18/98
---------------- --------------------------------------------
West Allis       Kmart (2012), Builders Square (2007),
Towne Centre     Kohls (2008)
Northwest        Wal-Mart (2009), Ingles Food Market (2010),
Crossing         Goody's (1999)
Shopping
Taylors Square   Wal-Mart (2008), Belk's Dept. Store (2003),
                 Goody's (1999)
The Troy         Country Market (2011),
Towne Centre     Stage Dept. Store (2000),
                 Sears Hardware (2006)
Ridgeview        Wal-Mart (2009), Ingles Food Market (2009),
Crossing         Belk's Dept. Store (2009)
Shopping
Stonegate        Wal-Mart (2009), Food Lion (2004)
Plaza
Fraser           Oak Ridge Market (2002), Rite Aid (2001)
Shopping
Center
TOTAL/WEIGHTED
AVERAGE:

     Environmental Reports. Environmental Site Assessments have been performed on the Ramco-Gershenson Pool Properties within the past 2 years. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Ramco-Gershenson Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments.


     Engineering Reports. Property Condition Reports were completed on the Ramco-Gershenson Pool Properties between July, 1997 and November, 1997 by a third party due diligence firm. The Property Condition Reports concluded that the Ramco-Gershenson Pool Properties were generally in good physical condition and identified approximately $400,000 in deferred maintenance. At origination of the Ramco-Gershenson Pool Loan, the Ramco-Gershenson Pool Borrower established a deferred maintenance reserve account and made an initial deposit of approximately $490,000 to fund the cost of addressing the identified items.


     Property Management. The Ramco-Gershenson Pool Properties are managed by Ramco-Gershenson, Inc., a Michigan corporation (the "Ramco-Gershenson Pool Manager"), which is an affiliate of the Ramco-Gershenson Pool Borrower, pursuant to a management agreement dated November 24, 1997 (collectively, the "Ramco-Gershenson Management Agreement"). The Ramco-Gershenson Pool Manager receives an annual management fee of 4% of the gross revenues from the Ramco-Gershenson Pool Properties and leasing commissions of 6% of the minimum annual rental for the first 5 lease years and 3% thereafter.


     The Ramco-Gershenson Management Agreement is for a term ending November 24, 2007. The Ramco-Gershenson Pool Manager and the Ramco-Gershenson Pool Borrower may terminate the Ramco-Gershenson Management Agreement at any time upon 30 days notice to the other. Under the terms of the Ramco-Gershenson Pool Loan, any termination or replacement of the Ramco-Gershenson Pool Manager or entering into a new management agreement requires (i) the consent of mortgagee and (ii) confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. Pursuant to a management subordination agreement among the Ramco-Gershenson Pool Borrower, the Ramco-Gershenson Pool Manager and mortgagee, the Ramco-Gershenson Pool Manager has agreed (i) that the Ramco-Gershenson Management Agreement is subordinate to the Ramco-Gershenson Pool Loan and (ii) that mortgagee has the right to terminate the Ramco-Gershenson Pool Manager and replace it with a manager approved by mortgagee (a) on or after any Loan Default, (b) at any time that the Ramco-Gershenson Pool Manager has engaged in gross negligence, willful misconduct or fraud arising out of the Ramco-Gershenson Management Agreement,
(c) if the Loan DSCR of the Ramco-Gershenson Pool Loan falls below 1.20x, unless the Ramco-Gershenson Pool Borrower deposits with mortgagee additional collateral in the form of cash, U.S. Obligations or a Letter of Credit such that a Loan DSCR of 1.20x can be maintained on the loan amount net of such additional collateral or (d) 6 months after the Effective Maturity Date if mortgagee determines in its sole discretion, that the Ramco-Gershenson Pool Properties are not being managed in a manner similar to comparable properties managed by other professional property managers engaged in a similar business. Additional collateral is required to be released if the Loan DSCR exceeds 1.20x for 3 consecutive months.


     All non-voting stock and 90% of all voting stock in the Ramco-Gershenson Pool Manager is owned by the Ramco-Gershenson REIT. In addition to managing the 50 shopping centers covering 9.9 million square feet of GLA of their own portfolio, the Ramco-Gershenson Pool Manager manages 20 properties covering 3.8 million square feet of GLA.

                                        RAMCO-GERSHENSON POOL: THE LOAN.

ORIGINAL PRINCIPAL BALANCE: $50,000,000 LOAN TYPE: EMD

CUT-OFF DATE PRINCIPAL BALANCE: $49,761,281 INITIAL INTEREST RATE: 6.83%

ORIGINATION DATE: November 26, 1997    REVISED INTEREST RATE: 8.83%

EFFECTIVE MATURITY DATE: December 1, 2007 AMORTIZATION: 360 months

MATURITY DATE: December 1, 2027        MONTHLY PAYMENT: $326,962.39

EMD BALANCE: $43,401,346               CALL PROTECTION: Lockout to 3 months
                                       prior to EMD


                 CERTAIN RAMCO-GERSHENSON POOL LOAN STATISTICS

                                        LOAN PER
                                         SQUARE         LOAN TO         ACTUAL
                                        FOOT(1)     VALUE RATIO(2)      DSCR(3)
                                       ---------   ----------------   ----------
Cut-Off Date .......................      $35             64.6%           2.00x
At Effective Maturity Date .........      $31             56.4%           2.30x

--------
(1) Based on the 1,414,633 square feet securing the Ramco-Gershenson Pool Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance as applicable.

(2) Based on the Joseph J. Blake appraised market values and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $7,846,323 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Ramco-Gershenson Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Ramco-Gershenson Pool Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Ramco-Gershenson Pool Loan Initial Interest Rate and an amortization term equal to 360 months.


     Security. The Ramco-Gershenson Pool Loan is a nonrecourse loan, secured only by the fee estate of the Ramco-Gershenson Pool Borrower in the Ramco-Gershenson Pool Properties and certain related collateral, including assignments of leases and rents. Mortgagee is the insured under title insurance policies issued simultaneously insuring that the Ramco-Gershenson Pool Mortgage constitutes a valid and enforceable first lien on the Ramco-Gershenson Pool Properties, subject to certain exceptions set forth therein.

     Payment Terms. Interest on the Ramco-Gershenson Pool Loan is calculated on an Actual/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its Due Date is 5% of the unpaid sum and the Default Rate following a Loan Default is 5% above the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Ramco-Gershenson Pool Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Ramco-Gershenson Pool Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date.

     Principal prepayments on the Ramco-Gershenson Pool Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Ramco-Gershenson Pool Loan following a Loan Default. Prepayments following a Loan Default require payment of a Yield Maintenance Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the Ramco-Gershenson Pool Loan permits the release of all of the Ramco-Gershenson Pool Properties upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Ramco-Gershenson Pool Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Ramco-Gershenson Pool Loan. Upon any such Defeasance, upon the request of the Ramco-Gershenson Pool Borrower or the mortgagee, the Ramco-Gershenson Pool Borrower's obligations under the

Ramco-Gershenson Pool Loan and the U.S. Obligations securing the
Ramco-Gershenson Pool Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Ramco-Gershenson Pool Loan.

     Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date and ending on the Effective Maturity Date, the Ramco-Gershenson Pool Loan also permits the release of any 1 or more of the Ramco-Gershenson Pool Properties in exchange for U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to 125% of the principal and interest payments due on the Ramco-Gershenson Defeased Loan Amount on such dates and provide for payment on the Effective Maturity Date of the remaining principal balance of the Ramco-Gershenson Defeased Loan Amount. The "Ramco-Gershenson Defeased Loan Amount" is an amount equal to 125% of the Allocated Loan Amount of the Ramco-Gershenson Pool Property proposed to be released. Upon any such substitution, at the option of mortgagee, the Ramco-Gershenson Pool Loan will be divided into 2 Notes, 1 of which (the "Ramco-Gershenson Defeased Note") will be in a principal amount equal to the Ramco-Gershenson Defeased Loan Amount, and the Ramco-Gershenson Pool Borrower's obligations under the Ramco-Gershenson Defeased Note and the U.S. Obligations securing the Ramco-Gershenson Defeased Note will be transferred to a Successor Borrower. Following such substitution, the U.S. Obligations will be the sole security for the Ramco-Gershenson Defeased Note.

     Substitution of Properties. The Ramco-Gershenson Pool Loan permits substitution of any 1 or more of the Ramco-Gershenson Pool Properties, subject to the Substitution Conditions except that there is no requirement that the net operating income and Loan DSCR for the substitute property be greater than 125% of the net operating income and Loan DSCR of the property being replaced, but instead the DSCR for all of the Ramco-Gershenson Pool Properties must not be less than the greater of (A) the DSCR for all of the Ramco-Gershenson Properties must not be less than the greater of (A) the DSCR for all of the Ramco-Gershenson Properties as of the closing date and (B) the DSCR for all of the Ramco-Gershensen Properties as of the date immediately preceding the substitution. The Substitution Period commences on the origination date and ends on the Effective Maturity Date. No more than 2 substitutions may be effected, and no substitution may be effected if the total appraised value as of origination for all prior substituted properties together with the proposed substituted property is equal to or exceeds 20% or more of the appraised value as of origination of the Ramco-Gershenson Pool Properties.

     Lockbox and Reserves. Pursuant to the Ramco-Gershenson Pool Loan, the Ramco-Gershenson Pool Borrower has established a Hard Lockbox, which is a One-Tier Lockbox. The Lockbox Bank is NBD Bank. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall.

     The Ramco-Gershenson Pool Borrower has established (a) a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment,
(b) a Tax Account, which had an Initial Reserve Deposit of $311,339, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, provided, however, that the Ramco-Gershenson Pool Borrower is not required to make a Monthly Tax Deposit with respect to taxes that are paid directly to the taxing authority by anchor tenants at a Ramco-Gershenson Pool Property or with respect to taxes that are paid by such anchor tenants to the Ramco-Gershenson Pool Borower (in which case such amounts are to be deposited as and when such anchor tenants are required to pay such taxes) (c) an Insurance Account, which requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount except that with respect to anchor tenants who are self-insuring or carry their own third-party insurance, the Ramco-Gershenson Pool Borrower will not be required to fund the Insurance Account with such amounts, (d) a Required Repair Account, which had an Initial Reserve Deposit of $489,875 and (e) a Capital Expenditures Account, which requires a Monthly Reserve Deposit equal to one twelfth of $212,624, based on $.15 per square foot of gross leasable area of the Ramco-Gershenson Pool Properties, but in no event to exceed $425,248 at any one time, based on $.30 per square foot of gross leasable area of the Ramco-Gershenson Pool Properties.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Ramco-Gershenson Pool Borrower is prohibited from transferring the Ramco-Gershenson Pool Properties without (i) consent of mortgagee, (ii) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, and (iii) delivery of a new nonconsolidation opinion. The Ramco-Gershenson Pool Borrower is also prohibited from further encumbering the Ramco-Gershenson Pool Properties.

     The Ramco-Gershenson Pool Loan generally prohibits the transfer of any direct or indirect interest in the Ramco-Gershenson Pool Borrower without the prior written consent of mortgagee. However, holders of the Ramco-Gershenson REIT shall have the right to transfer their share interests in the Ramco-Gershenson REIT without mortgagee's consent; provided that (i) after taking into account any prior transfers, no such transfer shall result in the proposed transferee, together with all members of their immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) 49% or more of the ownership and/or voting interests in the Ramco-Gershenson REIT and (ii) no such transfer of interests shall result in a change of control of the Ramco-Gershenson REIT, the Ramco-Gershenson Limited Partner or the Ramco-Gershenson Pool Borrower or the day-to-day operation of the Ramco-Gershenson Pool Properties. In addition, holders of partnership interests in the Ramco-Gershenson Limited Partner shall have the right to transfer their partnership interests in the Ramco-Gershenson Limited Partner without mortgagee's consent; provided, that (i) after taking into account any prior transfers, no such transfer shall result in the proposed transferee, together with all members of their immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) 49% or more of the ownership and/or voting interests in the Ramco-Gershenson Pool Borrower (or any entity directly or indirectly holding an interest in the Ramco-Gershenson Pool Borrower), (ii) no such transfer of interests shall result in a change of control of the Ramco-Gershenson Pool Borrower or the Ramco-Gershenson Limited Partner or the day to day operations of the Ramco-Gershenson Pool Properties and (iii) no such transfer shall result in the Ramco-Gershenson REIT holding less than a 51% partnership and voting interest in the Ramco-Gershenson Pool Borrower and in the Ramco-Gershenson Limited Partner (directly or indirectly). Either (i) a one-time only sale or transfer of 49% or more of the share interests in the Ramco-Gershenson REIT to one person or an affiliated group of persons or (ii) a one time only sale or transfer to one person or an affiliated group of persons of less than 49% of the share interests in the Ramco-Gershenson REIT which results in a change of control of the Ramco-Gershenson REIT, the Ramco-Gershenson Limited Partner, the Ramco-Gershenson Pool Borrower and/or the day to day operation of the Ramco-Gershenson Pool Properties, shall be permitted after consideration and approval by mortgagee and the Rating Agencies, in their sole discretion, of all relevant factors, provided that, among other things, (a) no Loan Default shall have occurred and remain uncured, (b) mortgagee shall have received evidence in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially or then currently assigned or to be assigned to the Certificates, (c) mortgagee shall have received a satisfactory nonconsolidation opinion and (d) mortgagee shall have received a transfer fee equal to 0.25% of the outstanding principal balance of the Ramco-Gershenson Pool Loan, plus its reasonable costs and expenses in connection therewith.

     The Ramco-Gershenson Pool Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Ramco-Gershenson Pool Properties which does not exceed, at any time, $351,000 in the aggregate and is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the provision to mortgagee of security in an amount equal to 125% of amounts that are not paid within 60 days).

     Insurance. The Ramco-Gershenson Pool Borrower is required to maintain for the Ramco-Gershenson Pool Properties (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Ramco-Gershenson Pool Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Ramco-Gershenson Pool Loan, (b) general liability insurance with coverage of $5,000,000 combined single limit, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 18 months income, (e) during any period of construction or repair, builder's "all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, (g) flood insurance, if available, with respect to any Ramco-Gershenson Pool Property located within a federally designated "special flood hazard area," in an amount equal to the lesser of the outstanding principal amount of the Ramco-Gershenson Pool Loan and the maximum limit of coverage available under federal law and (h) at mortgagee's reasonable request, such other insurance and in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of a Ramco-Gershenson Pool Property or a condemnation of any portion of a Ramco-Gershenson Pool Property, the Ramco-Gershenson Pool Borrower is obligated to commence and diligently prosecute to completion the restoration of such Ramco-Gershenson Pool Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than the greater of $250,000 or 5% of the Allocated Loan Amount with respect to such individual Ramco-Gershenson Pool Property, the Ramco-Gershenson Pool Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Ramco-Gershenson Pool Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 40% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the Ramco-Gershenson Pool Property is taken, and such land is located along the perimeter or periphery of such Ramco-Gershenson Pool Property, no portion of the Improvements is taken and the taking does not result in a loss of access to the individual Ramco-Gershenson Pool Property, (iii) leases demising more than 70% of rentable space remain in full force and effect during and after restoration without abatement of rent and (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, (b) the date on which the business interruption insurance expires and (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Ramco-Gershenson Pool Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the Ramco-Gershenson Pool Borrower for such purposes as mortgagee shall designate. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures, except that the retainage shall be 10% until 50% of the restoration has been completed and 5% after 50% of the restoration is completed.

     Approval Rights. The Ramco-Gershenson Pool Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 15,000 square feet. The Alteration Approval Threshold is 5% of the Allocated Loan Amount with respect to the applicable Ramco-Gershenson Pool Property or 5% of the original Ramco-Gershenson Pool Loan amount for all work being performed at any one time.

     Financial Reporting. The Ramco-Gershenson Pool Borrower is required to furnish the Financial Statements to mortgagee, except that (i) annual statements are required to be submitted within 100 days after each fiscal year and (ii) in lieu of monthly statements, the same statements are required to be delivered quarterly within 50 days after the end of the first 3 quarters and 100 days after the end of the fourth calendar quarter.

     The insert between pages S-167 and S-168 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Courthouse Plaza I
          Photographs (clockwise from top right)
               1. Elevators
               2. Courtyard
               3. Courthouse Plaza I
               4. Courthouse Plaza I
     Reverse of Page
          Legend: Courthouse Plaza I
          1. Plan of building showing tenants and available space on each floor
          2. Map of Washington D.C. area showing location of Courthouse Plaza I

COURTHOUSE PLAZA I: THE BORROWER; THE PROPERTY


     The Loan. The Courthouse Plaza I Loan was originated by Secore and acquired by MSMC on December 11, 1997. The Courthouse Plaza I Loan had an original principal balance of $48,900,000 and has a Cut-Off Date Principal Balance of approximately $48,704,653. It is secured by a Mortgage (the "Courthouse Plaza I Mortgage") encumbering the Courthouse Plaza I Borrower's leasehold interest in the land underlying an office building known as Courthouse Plaza, located in Arlington, Virginia (the "Courthouse Plaza I Property").


     The Borrower. Courthouse Plaza Associates Limited Partnership (the "Courthouse Plaza I Borrower") is a Virginia limited partnership whose purpose is limited to constructing, owning and operating parcels of land in Arlington, Virginia and related activities. Pursuant to the Courthouse Plaza I Loan, the Courthouse Plaza I Borrower has agreed that for so long as the Courthouse Plaza I Loan is outstanding the Courthouse Plaza I Borrower will limit its activities to owning and operating the Courthouse Plaza I Property. The Courthouse Plaza I Borrower owns no assets other than the Courthouse Plaza I Property and related interests. The sole general partner of the Courthouse Plaza I Borrower is Courthouse Plaza, LLC, a Delaware limited liability company (the "Courthouse Plaza I G.P."), formed for the limited purpose of acting as the general partner of the Courthouse Plaza I Borrower. The Courthouse Plaza I G.P. has 2 equity members, Robert H. Smith and Robert P. Kogod, and 1 special member, Courthouse Plaza, Inc., a Virginia corporation formed for the limited purpose of serving as the special member and independent manager of the Courthouse Plaza I G.P.


     The majority limited partnership interests in the borrowing entity are held by Robert H. Smith (24.26%) Robert P. Kogod (10.85%) Henry Goldberg (37.05%) and Alan Geller (8.53%). The remaining interests are held by various minority limited partners.


     The Property. The Courthouse Plaza I Property is comprised of the Courthouse Plaza I Borrower's leasehold interest in the Courthouse Plaza I Property, a multi-tenanted office building, with ground floor retail space and a free standing 8 screen movie theater totaling 349,778 square feet, which is situated on approximately 2.11 acres. Of the total, 306,306 square feet is office, 6,677 square feet retail and 36,795 square feet is the movie theater. The parking for the Courthouse Plaza I Property is provided in a 4 level parking structure with available parking spaces for 711 cars.


     An appraisal completed by an independent third party appraiser on October 31, 1997 valued the property at $69,100,000.


     The fee owner of the Courthouse Plaza I Property is the County Board of Arlington County, Virginia.


     Location/Access. The Courthouse Plaza I Property is located in Arlington, Virginia 2 miles west of Washington D.C. Access to the Courthouse Plaza I Property is available via the numerous highways and secondary roadways in the suburban Washington D.C. area and also via the "Orange Metro Line" which has a station located adjacent to the Courthouse Plaza buildings. The Courthouse Plaza I Property is located on Clarendon Boulevard, a major east-only thoroughfare, which provides immediate access to Route 50, a major commuter artery and the outer western suburban communities of Washington D.C. 2 of the primary bridges connecting Washington D.C. and Virginia are also within 2 miles of the Courthouse Plaza I Property.


     The Courthouse Plaza I Property is located in a planned area, conceived by the Arlington County Government and developed by Charles E. Smith Residential Realty, Inc. and Charles E. Smith Commercial Realty, L.P., with the focal point of the development being the Arlington County Courthouse. The area houses the Arlington County Government offices, various federal agencies and numerous private firms and corporations. Directly across the street from the Courthouse Plaza I Property are the Arlington Courthouse Plaza Apartments, a highrise luxury apartment building with 393 units. In addition to office space and the residential units, there are retail shops located nearby.


     Market Overview and Competition. According to the October 31, 1997 appraisal, the Courthouse Plaza I Property is part of the northern Virginia sub-market, which represents the largest segment of the metropolitan Washington D.C. office market. The overall metropolitan Washington D.C. area has 255,767,228 square feet of office space with an occupancy level of 91.7%. Rents for the Metropolitan Washington D.C. area for "Class A" office space are reported to be $28.33 per square foot and for "Class B" space $24.29 per square foot. The northern Virginia sub-market is reported to have an occupancy level of 94.5% with "Class A" space average rents of $24.68 per square foot and "Class B" average rents of $22.11 per square foot.

     The following table shows an overview of the competition to the Courthouse Plaza I Property:




                                                                       APPROXIMATE
                                                                        DISTANCE
                                                                          FROM
                                                                       COURTHOUSE
                           YEAR BUILT/              OWNER/               PLAZA I                   RENTAL
OFFICE PROPERTY             RENOVATED             MANAGEMENT             (MILES)    VACANCY         RATE         SIZE (SF)
------------------------- ------------- ----------------------------- ------------ --------- ----------------- ------------
Subject Property
-------------------------
Courthouse Plaza I            1988      Courthouse Plaza Associates       N/A          2.9%  $ 22.25-27.00        349,778
2200 Clarendon Blvd.                    Limited Partnership/
                                        Charles E. Smith Real Estate
                                        Services, L.P.
Competition
-------------------------
2300 Clarendon Blvd.          1989      Second Courthouse Plaza         Adjacent      3.3      22.25-27.00        254,428
                                        Associates Limited
                                        Partnership/Charles E. Smith
                                        Real Estate Services, L.P.
2000 North 15th Street        1983      Crystal Rosslyn                    1/8        0.0         N/A             178,415
                                        L.L.C./Charles E. Smith Real
                                        Estate Services, L.P.
3100 Clarendon Blvd.          1987      SI Clarendon, Inc.,                1          0.0         N/A             238,183
                                        Carr R.E. Services
2100 Washington Blvd.         1987      Combined Capital                   1          0.0         N/A             149,500
                                        Resources/Atlantic Capital
2110 Washington Blvd.         1991      USAA Income                        1          6.8           22.50         161,560
                                        Properties/Atlantic Capital
2120 Washington Blvd.         1990      USAA Income                        1          0.0         N/A              58,168
                                        Properties/Atlantic Capital
2101 Wilson Blvd.             1988      2101 Wilson Blvd. Inc./            1/8       17.2           28.00         245,663
                                        Lincoln Property
2111 Wilson Blvd.             1986      2111 Wilson Blvd. Inc./            1/8        8.7           25.00         248,245
                                        Lincoln Property
2200 Wilson Blvd.             1988      One Courthouse Metro L.P./         1/8        0.0         N/A              96,765
                                        Guardian Realty
2425 Wilson Blvd.          1968/1997    Assoc. of U.S. Army/               1/4       62.7            24.50-        72,700
                                                                                     -----                        -------
                                        Owner Manager                                               26.00
                                                                                             -------------
 Total/Weighted Average                                                               6.77%  $       25.32      2,053,405
                                                                                     =====   =============      =========

Source: Appraisal


     The preceding table indicates the neighborhood buildings that are considered by the appraiser to be "Class A" properties and provide direct competition to the Courthouse Plaza I Property. All of the buildings (other than 2425 Wilson Boulevard, which was renovated in 1997) are less than 15 years old and provide similar services to that of the Courthouse Plaza I Property. Rental rates in the sub-market are reported to be ranging from $22.25 to $28.00 per square foot on a full service basis with an overall market vacancy factor of 6.7% for the competitive properties.

     Operating History. The following table shows certain information regarding the operating history of the Courthouse Plaza I Property:


                         ADJUSTED NET OPERATING INCOME




                                                                                         UNDERWRITABLE
                                        1995              1996              1997              NOI
                                  ---------------   ---------------   ---------------   --------------
Revenues ......................    $  8,609,851      $  9,317,524      $  9,372,197      $  9,684,441
Expenses ......................      (3,174,258)       (2,995,254)       (3,320,659)       (3,289,926)
                                   ------------      ------------      ------------      ------------
 Net Operating Income .........    $  5,435,593      $  6,322,270      $  6,051,538      $  6,394,515
                                   ============      ============      ============      ============

     Occupancy History: The occupancy history of the Courthouse Plaza I Property is as follows:




OCCUPANCY AS OF:               PERCENT LEASED
----------------------------- ---------------
 January 30, 1998 ...........       97.1%
 December 31, 1997 ..........       97.8%
 December 31, 1996 ..........       99.0%
 December 31, 1995 ..........       92.0%

     Major Tenant Summary. The following table shows certain information regarding the tenants who occupy greater than 5% of the leaseable space at the Courthouse Plaza I Property by Annualized Base Rent.


TENANTS OCCUPYING GREATER THAN 5% OF THE NET LEASEABLE AREA, BY ANNUALIZED BASE
                                    RENT(1)




                                                                            % OF TOTAL       ANNUALIZED
TENANT OR TENANT                  TENANT      % OF TOTAL     ANNUALIZED     ANNUALIZED       BASE RENT
PARENT COMPANY                    GLA SF          GLA         BASE RENT      BASE RENT         PER SF
-----------------------------   ----------   ------------   ------------   ------------   ---------------
Arlington County Government       181,781         52.0%      $4,543,215         54.2%        $  24.99
AMC Theatres                       36,795         10.5          500,000          6.0            13.59
ANADAC Inc.                        24,870          7.1          690,380          8.2            27.76
Telephone Access                   21,279          6.1          579,703          6.9            27.24
Ceridian                           18,189          5.2          393,428          4.7            21.63
                                  -------        -----       ----------        -----         --------
 Subtotal Major Tenants          $282,914         80.9%      $6,706,726         80.1%        $  23.71
Remaining Tenants                  56,677         16.2        1,671,307         19.9            29.49
Vacant Space                       10,187          2.9                0          0.0             0.00
                                 --------        -----       ----------        -----         --------
 Total Net Rentable Area          349,778        100.0%      $8,378,033        100.0%       $   24.67(2)
                                 ========        =====       ==========        =====        ===========

--------
(1)   Based on January 30, 1998 Rent Roll.

(2)   Excludes vacant space.

     Lease Expiration. The following table shows scheduled lease expirations of the Courthouse Plaza I Property as of January 30, 1998, assuming none of the tenants renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.


                           LEASE EXPIRATION SCHEDULE

                          NUMBER OF                               CUMULATIVE
         YEAR OF            LEASES       EXPIRING      PERCENT      PERCENT
       EXPIRATION          EXPIRING   TOTAL SQ. FT.     OF GLA      OF GLA
------------------------ ----------- --------------- ----------- ------------
Vacant .................                  10,187          2.91        2.91%
1998 ...................      7            1,631          0.47%       3.38%
1999 ...................      5            4,174          1.19        4.57%
2000 ...................      8           32,102          9.18       13.75%
2001 ...................     11           56,166         16.06       29.81%
2002 ...................      4            8,753          2.50       32.31%
2003 ...................      1          181,781         51.97       84.28%
2004 ...................      1           36,795         10.52       94.80%
2005 ...................      0            N/A           N/A         94.80%
2006 ...................      1           18,189          5.20       100.0%
2007 ...................      1(2)         N/A           N/A        100.00%
                             ----        -------        ------      ------
 Total/Weighted Average      39          349,778        100.00%
                             ====        =======        ======



                                                                    CUMULATIVE
                                                       PERCENT OF   PERCENT OF
                                         ANNUALIZED       TOTAL       TOTAL
         YEAR OF          ANNUALIZED     BASE RENT     ANNUALIZED   AMORTIZED
       EXPIRATION          BASE RENT       PER SF       BASE RENT   BASE RENT
------------------------ ------------ --------------- ------------ -----------
Vacant .................           0         0.00          0.00        0.00
1998 ...................      30,257        18.55          0.36%       0.36%
1999 ...................     164,827        39.49          2.00        2.33
2000 ...................     912,931        28.44         10.90       13.23
2001 ...................   1,555,968        27.70         18.57       31.80
2002 ...................     260,604        29.77          3.11       34.91
2003 ...................   4,543,214        24.99         54.23       89.14
2004 ...................     500,000        13.59          5.97       95.10
2005 ...................      N/A          N/A            N/A          N/A
2006 ...................     393,428        21.63          4.70       99.80
2007 ...................      16,800       N/A             0.20      100.00
                           ---------       ------        ------      ------
 Total/Weighted Average   $8,378,033    $   24.67(3)     100.00%
                          ==========    ===========      ======

--------
(1)   Based on January 30, 1998 rent roll.

(2)   Represents expiration of lease for use of roof space.

(3)   Excludes vacant space.


     Ground Lease. The interest of the Courthouse Plaza I Borrower in the Courthouse Plaza I Property consists of a ground leasehold interest under a lease the ("Courthouse Plaza I Ground Lease") with The County Board of Arlington County, Virginia (the "Courthouse Plaza I Ground Lessor"). The term of the Courthouse Plaza I Ground Lease expires in 2062. Rent is payable annually on April 15 of each year at the rate of the greater of $50,000 or 50% of the Net Cash Flow from the Courthouse Plaza I Property. "Net Cash Flow" is generally defined as the following: (a) gross rents and income received by the Courthouse Plaza I Borrower from leasing space at the Courthouse Plaza I Property, less (i) real estate taxes and similar assessments reasonably allocable to the property, (ii) principal, interest and financing costs on leasehold mortgage loans on the property and (iii) costs and expenses reasonably and actually incurred in the ownership and operation of the property, such as insurance premiums, repairs, and utilities, plus (b) net proceeds of any construction or permanent loans obtained to finance the construction and operation of the property after payment of all costs of construction of the improvements on the property, certain related costs, and costs of obtaining such loans, plus (c) net proceeds of any refinancing mortgage loans after payment of amounts due under the loans being refinanced, building costs, if any, and costs of obtaining such loans. For 1997, the lease payment totaled $50,000, see "Risk Factors--Risks Relating to the Leasehold Interest Securing the Courthouse Plaza I Loan."

     The Courthouse Plaza I Ground Lessor has entered into a subordination and estoppel agreement pursuant to which (i) it has agreed that its rights under the Courthouse Plaza I Ground Lease, including its rights to receive rent, are subordinate to the Courthouse Plaza I Loan and (ii) it has granted and mortgaged its fee interest in the ground leased property, subject only to its right to a reversion of the fee interest upon the expiration or earlier termination of the Courthouse Plaza I Ground Lease (the "Courthouse Plaza I Reversionary Interest"), to secure the Courthouse Plaza I Loan. Under such agreement, the Courthouse Plaza I Borrower and Courthouse Plaza I Ground Lessor acknowledge that they have granted their separate estates in the property for the purpose of permitting mortgagee to sell, at foreclosure sale, the fee simple title to the property (subject only to the Courthouse Plaza Reversionary Interest) free and clear of the interests now owned by such parties under the Courthouse Plaza I Ground Lease.

     The Courthouse Plaza I Ground Lessor has also agreed (i) to provide mortgagee with notice of and the right to cure defaults of the Courthouse Plaza I Borrower under the Courthouse Plaza I Ground Lease for a period of 30 days after borrower's cure period, (ii) to provide 45 days notice of any termination of the Courthouse Plaza I Ground Lease, (iii) that the lease may not be terminated while mortgagee is diligently pursuing its remedies under the Courthouse Plaza I Mortgage so long as all ground rents and impositions are paid and (iv) that mortgagee may obtain a new lease upon the same terms if the Courthouse Plaza I Ground Lease is terminated due to bankruptcy or other defaults that cannot be readily cured by mortgagee.

     Pursuant to the subordination and estoppel agreement, mortgagee has given the Courthouse Plaza I Ground Lessor certain rights to cure defaults under the Courthouse Plaza I Loan, and agreed to notify it of defaults simultaneously with the Courthouse Plaza I Borrower. For monetary defaults, the Courthouse Plaza I Ground Lessor has 30 days after notice to either (i) cure the default or (ii) notify mortgagee that it will hold a referendum to sell bonds to raise funds to cure the default. If the Courthouse Plaza I Ground Lessor elects to hold the referendum, mortgagee may commence foreclosure proceedings and pursue other remedies but cannot hold a foreclosure sale. The Courthouse Plaza I Ground Lessor has 90 days to hold its referendum and, if it passes, an additional 90 days to sell bonds and repay the Courthouse Plaza I Loan or make such other payment as will cure the default. If the referendum fails but the Courthouse Plaza I Ground Lessor has pursued alternative methods to cure, the Courthouse Plaza I Ground Lessor has an additional 30 days to cure the default. If the foregoing time periods elapse without a cure, mortgagee may hold a foreclosure sale. The Courthouse Plaza I Ground Lessor is required to pay current interest as a condition to the continuation of its cure rights during the foregoing periods.

     Land Disposition Agreement. Pursuant to a land disposition agreement between the Courthouse Plaza I Ground Lessor and certain owners of the Courthouse Plaza I Borrower (the "Courthouse Plaza I Land Disposition Agreement"), the Courthouse Plaza I Ground Lessor has agreed that if a court of competent jurisdiction finds that the Courthouse Plaza I Ground Lessor did not have the authority to enter into a subordinated ground lease, it would replace its subordinated ground lease with an unsubordinated ground lease, and if such a court were to find that it did not have the authority to enter into an unsubordinated ground lease, it would provide the owners of the Courthouse Plaza I Borrower with the opportunity to purchase its fee interest at a price to be determined by agreement, or by an appraisal process if no agreement is reached. The owners of the Courthouse Plaza I Borrower may not have assigned their purchase rights to the Courthouse Plaza Borrower, and therefore such borrower, and mortgagee, might encounter difficulty in enforcing any such rights. The title insurance policy for the Courthouse Plaza I Loan insures mortgagee against loss sustained by reason of a final decree from a court of competent jurisdiction declaring the Courthouse Plaza I Ground Lease to be invalid and terminated based upon the courts determination that the County Board of Arlington County did not have the power or authority to enter into the Courthouse Plaza I Ground Lease.

     Pursuant to the Courthouse Plaza I Land Disposition Agreement, the Courthouse Plaza I Borrower is required to create additional parking spaces upon the occurrence of certain events or in the alternative, negotiate a settlement with the county manager of Arlington County. The Courthouse Plaza I Borrower has agreed to post a Letter of Credit in the amount of $750,000 (the "Courthouse Plaza I Letter of Credit") with mortgagee to insure the completion of such obligation. The mortgagee will have the right, but not the obligation, to draw on the Courthouse Plaza I Letter of Credit to complete the obligations of the Courthouse Plaza I Borrower.

     Environmental Report. A Phase I site assessment, dated October 24, 1997, was performed on the Courthouse Plaza I Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

     Engineering Report. A Property Condition Report was completed on the Courthouse Plaza I Property on October 29, 1997. The Property Condition Report concluded that the Courthouse Plaza I Property was generally in good physical condition. The report did identify an "Immediate Repairs Cost Estimate" item in the amount of $5,000 for an engineering evaluation of "pattern cracking" on slabs located in the parking structure of the Courthouse Plaza I. Further the report identified an aggregate replacement reserve estimate for the ensuing twelve (12) years of $946,055 for ongoing maintenance requirements.

     Property Management. The Courthouse Plaza I Loan is managed by Charles E. Smith Real Estate Services L.P. (the "Courthouse Plaza I Manager"), which is an affiliate of the Courthouse Plaza I Borrower, pursuant to a management agreement dated November 30, 1987 (the "Courthouse Plaza I Management Agreement"), as amended. The Courthouse Plaza I Manager receives a monthly management fee of 3% of the monthly gross income and leasing commissions of 2% of all gross income collected from the leases negotiated or extended during the term of the Courthouse Plaza I Management Agreement. With respect to any space leased to the County of Arlington there are no leasing fees and the management fee is 4% of the monthly gross income from such space.

     The Courthouse Plaza I Management Agreement is for a yearly term and renews on an annual basis unless terminated by 60 days notice given prior to the end of any year by either party. Under the terms of the Courthouse Plaza I Loan, any termination or replacement of the Courthouse Plaza I Manager or entering into a new management agreement requires the consent of mortgagee. The Courthouse Plaza I Management Agreement is terminable by either party (i) for just cause, including the failure of either party to perform any of its covenants thereunder and (ii) upon the sale of all or a majority interest in the Courthouse Plaza I Property to a bona fide purchaser, in each case upon payment to the Courthouse Plaza I Manager of all management fees earned and accrued and reimbursement of all amounts expended on behalf of the Courthouse Plaza I Property plus a termination fee in an amount equal to the management fee which would have been collected from the Courthouse Plaza I Property for one year at 100% occupancy and a leasing fee equal to all amounts due as leasing commissions had the agreement not been terminated. Under the terms of the Courthouse Plaza I Loan, the Courthouse Plaza I Borrower is required to replace the Courthouse Plaza I Manager with an entity acceptable to mortgagee after a Decline in Performance Event. A "Decline in Performance Event" is any date on which the Loan DSCR has fallen below 1.10x, and the Courthouse Plaza I Borrower has failed to provide additional collateral satisfactory to mortgagee which in mortgagee's determination in its sole discretion provides sufficient income to produce a Loan DSCR of 1.10x. Such additional collateral may be released if at any time Loan DSCR shall reach 1.20x.


     Pursuant to a Conditional Assignment of Management Agreement executed by the Courthouse Plaza I Borrower and mortgagee and acknowledged and consented to by the Courthouse Plaza I Manager, the Courthouse Plaza I Manager has agreed
(i) that any management fees due to the Courthouse Plaza I Manager will be subordinate to amounts due under the Courthouse Plaza I Loan and (ii) mortgagee has the right to terminate the Courthouse Plaza I Manager (a) on or after the acceleration of the Courthouse Plaza I Loan after any Loan Default or (b) if mortgagee, in its reasonable discretion, determines that the Courthouse Plaza I Property is not being managed in accordance with generally accepted management practices for properties similar to the Courthouse Plaza I Property, provides written notice of the conditions for such determination and the Courthouse Plaza I Manager fails to correct or undertake to correct the conditions within a 30-day period.


     The Courthouse Plaza I Manager is owned by the Charles E. Smith Commercial Realty, L.P., an affiliate of the Courthouse Plaza I Borrower, and is the largest office property manager in the metropolitan Washington D.C. area, with approximately 21,000,000 square feet of commercial space under management.

COURTHOUSE PLAZA I: THE LOAN.                LOAN TYPE: EMD

ORIGINAL PRINCIPAL BALANCE:  $48,900,000     INITIAL INTEREST RATE: 7.19%

CUT-OFF DATE PRINCIPAL BALANCE: $48,704,653  REVISED INTEREST RATE: 9.19%

ORIGINATION DATE: December 11, 1997          AMORTIZATION: 360 months

EFFECTIVE MATURITY DATE: January 1, 2008     MONTHLY PAYMENT: $331,596.47

MATURITY DATE: January 1, 2028               CALL PROTECTION: Lockout to 3
                                             months prior to EMD

EMD BALANCE: $42,147,916

                   CERTAIN COURTHOUSE PLAZA I LOAN STATISTICS

                                                             LOAN
                                           LOAN PER        TO VALUE      ACTUAL
                                        SQUARE FOOT(1)     RATIO(2)      DSCR(3)
                                       ----------------   ----------   ----------
Cut-Off Date .......................         $139             70.5%        1.49x
At Effective Maturity Date .........         $120             61.0%        1.72x

--------
(1) Based on the 349,778 square feet securing the Courthouse Plaza I Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance as applicable.

(2) Based on the EMG appraised market values and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $5,910,161 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Courthouse Plaza I Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Courthouse Plaza I Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Courthouse Plaza I Loan Initial Interest Rate and an amortization term equal to 360 months.


     Security. The Courthouse Plaza I Loan is a nonrecourse loan, secured only by the ground leasehold estate of the Courthouse Plaza I Borrower in the Courthouse Plaza I Property and certain related collateral, including an assignment of leases and rents. Mortgagee is the insured under title insurance policies issued simultaneously insuring that the Courthouse Plaza Mortgage constitutes a valid and enforceable first lien on the Courthouse Plaza I Borrower's leasehold interest in the Courthouse Plaza I Property, subject to certain exceptions set forth therein.

     Payment Terms. The Courthouse Plaza I Loan is an EMD Loan. Interest on the Courthouse Plaza I Loan is calculated on a 30/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of the unpaid sum, and the Default Rate following a Loan Default is 5% over the then applicable interest rate, in each case subject to applicable law.

     Prepayment. Voluntary prepayment is prohibited under the Courthouse Plaza I Loan prior to the date that is 3 months prior to the Effective Maturity Date. From and after such date the Courthouse Plaza I Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date.

     Principal prepayments on the Courthouse Plaza I Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Courthouse Plaza I Loan following a Loan Default. Prepayments following a Loan Default require payment of the Yield Maintenance Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the Yield Maintenance Premium.

     As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

     Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 3 years after the Closing Date, the Courthouse Plaza I Loan permits the release of the Courthouse Plaza I Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Courthouse Plaza I Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Courthouse Plaza I Loan. Upon any such Defeasance, at the option of mortgagee the Courthouse Plaza I Borrower's obligations under the

Courthouse Plaza I Loan and the U.S. Obligations securing the Courthouse Plaza I Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Courthouse Plaza I Loan.


     Lockbox and Reserves. Pursuant to the Courthouse Plaza I Loan, the Courthouse Plaza I Borrower has established a Hard Lockbox, which is a Two-Tier Lockbox. The Courthouse Plaza I Borrower shall retain control of the First Tier Lockbox Account until the occurrence of either (a) a Decline in Performance Event, (b) the Effective Maturity Date or (c) a Loan Default. Amounts in the Lockbox are required to be applied in accordance with the Lockbox Waterfall except that there is no reserve fund for ground rent under the Courthouse Plaza I Ground Lease, and except that payments to fund the Capital Expenditures Account and the Required Reserve Account have been reversed in priority. If the Courthouse Plaza I Borrower is required to forfeit control of funds in the Lockbox as a result of a Decline in Performance Event, it may regain such control if it maintains a Loan DSCR of at least 1.20x for any 12 month period.

     The Courthouse Plaza I Borrower has established (a) a Tax Account, which had an Initial Reserve Deposit of $208,017.84, and requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (b) an Insurance Account, which requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount, (c) a Required Repair Account, which had an Initial Reserve Deposit of $18,750, (d) a Capital Expenditures Account, which requires a Monthly Reserve Deposit equal to $11,358.04 and (e) a Rollover Account, which requires a Monthly Reserve Deposit equal to $52,246.33 up to a maximum of $1,600,000.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Courthouse Plaza I Borrower is prohibited from transferring the Courthouse Plaza I Property without the consent of mortgagee, and mortgagee has the right to condition such consent upon, among other things, (a) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates and
(b) delivery of a new nonconsolidation opinion, except that transfers by devise, descent or by operation of law upon the death of any partner, member, shareholder of the Courthouse Plaza I Borrower or of any general partner of the Courthouse Plaza I Borrower shall not require such consent. The Courthouse Plaza I Borrower is also prohibited from further encumbering the Courthouse Plaza I Property.

     The Courthouse Plaza I Loan generally prohibits the transfer of any direct or indirect interest in the Courthouse Plaza I Borrower without the prior written consent of mortgagee and mortgagee has the right to condition such consent upon, among other things, (a) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates and (b) delivery of a satisfactory nonconsolidation opinion. However, mortgagee's consent is not required with respect to transfers of any limited partnership or non-managing membership interests in the Courthouse Plaza I Borrower or in any general partner, limited partner or member of the Courthouse Plaza I Borrower. Transfers among the principals of the Courthouse Plaza I Borrower are also permitted without consent, as long as the principals retain the controlling interests in the Courthouse Plaza I Borrower.

     The Courthouse Plaza I Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Courthouse Plaza I Property which does not exceed amounts reasonably expected to be outstanding given the use of the Courthouse Plaza I Property and is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the provision to mortgagee of security in an amount equal to 125% of the contested amount) and (ii) unsecured debt to certain affiliates of the Courthouse Plaza I Borrower ("Courthouse Plaza I Affiliate Debt"), which Courthouse Plaza I Affiliate Debt (a) cannot exceed the lesser of (x) the amount of Courthouse Plaza I Affiliate Debt incurred as of the origination date and (y) 5% of the Courthouse Plaza I Loan Amount, (b) is required to be used for the benefit of the Courthouse Plaza I Property and (c) is required to be subject to a subordination agreement satisfactory to mortgagee in all respects.

     The holders of the Courthouse Plaza I Affiliate Debt outstanding on the origination date have each entered into a subordination agreement with mortgagee. Each such agreement provides that the lien and payment of the notes evidencing such Courthouse Plaza I Affiliate Debt, together with all interest and other sums due under such notes, and any other indebtedness from the Courthouse Plaza I Borrower to such holders is subordinated to the full payment of the Courthouse Plaza I Loan. Each such agreement further provides, among other things, that (a) no payments of principal or interest may be required on the Courthouse Plaza I Affiliate Debt for so long as any sum of the Courthouse Plaza I Loan shall remain outstanding and for 367 days thereafter (provided, that payments of principal and interest may be made from Excess Cash Flow so long as no Loan Default has occurred and is continuing), (b) each holder thereof is prohibited from declaring any default under the Courthouse Plaza I Affiliate Debt, (c) each holder thereof shall not initiate any bankruptcy or similar action against the Courthouse Plaza I Borrower and (d) each holder thereof is prohibited from transferring, assigning, encumbering or subordinating any portion of the Courthouse Plaza I Affiliate Debt.

     Insurance. The Courthouse Plaza I Borrower is required to maintain for the Courthouse Plaza I Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Courthouse Plaza I Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Courthouse Plaza I Loan, (b) general liability insurance having an aggregate coverage limit of not less than $25,000,000, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 24 months income, (e) during any period of construction or repair, builder's all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee and (g) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.

     All insurance policies are required to meet the Insurance Requirements, except that such policies must be rated "AA" or better by at least 2 of the Rating Agencies, rather than by all Rating Agencies.

     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Courthouse Plaza I Property or a condemnation of all or any portion of the Courthouse Plaza I Property, the Courthouse Plaza I Borrower is obligated to commence and diligently prosecute to completion the restoration of the Courthouse Plaza I Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $1,000,000, the Courthouse Plaza I Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.

     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Courthouse Plaza I Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, less than 10% of the land constituting the Courthouse Plaza I Property is taken, and such land is located along the perimeter or periphery of the Courthouse Plaza I Property, (iii) leases demising more than 50% of rentable space remain in full force and effect during and after restoration without abatement of rent, (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the date which is 6 months before the Effective Maturity Date, or (b) the time required under any lease or applicable zoning law and (v) mortgagee shall be satisfied that any operating deficits and all Monthly Payments will be paid during such restoration, either from the net proceeds of the casualty or condemnation, or by other funds of the Courthouse Plaza I Borrower, including business interruption insurance. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Courthouse Plaza I Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the Courthouse Plaza I Borrower for restoration. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures, except that a retainage of only 5% of the total costs shall be held until final completion.

     Approval Rights. The Courthouse Plaza I Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 30,000 square feet, prior to a Decline in Performance Event and 15,000 square feet thereafter and the Alteration Escrow Threshold is 7% of the balance of the Courthouse Plaza I Loan. The Courthouse Plaza I Loan also provides mortgagee with budget approval rights after a Decline in Performance Event.

     Financial Reporting. The Courthouse Plaza I Borrower is required to furnish the Financial Statements to mortgagee except that the Courthouse Plaza I Borrower must furnish annual financial statements within 120 days after each fiscal year, and the time period for providing the rent roll, operating statement and Loan DSCR calculation is 30 days.

     With respect to non-monetary defaults, the Courthouse Plaza I Ground Lessor has a cure period equal to the cure period given to the Courthouse Plaza I Borrower, plus 30 days, subject to extension for an additional 30 days if the default is not capable of cure within 30 days. The cure period may also be extended, for the minimum required statutory period, if a statute requires the Courthouse Plaza I Ground Lessor to take an additional period to procure items necessary for such cure (for example, by reason of bidding procedures); provided that the cure period may not extend beyond 6 months after the date notice of default was given. After the cure period of the Courthouse Plaza I Borrower has expired, mortgagee may commence foreclosure proceedings and pursue other remedies but it may not hold a foreclosure sale until the cure period given to the Courthouse Plaza I Ground Lessor has expired.

     The insert between pages S-176 and S-177 of the paper version of the prospectus supplement shows the following:

     Front of page:
          Legend: Quail Springs Mall
          Photographs
               1. Internal view of mall
               2. Internal view of mall
               3. Internal view of mall
               4. Internal view of mall
               5. Internal view of mall
     Reverse of Page
          Legend: Quail Springs Mall
          1. Aerial view of mall
          2. Site Plan of Quail Springs Mall
          2. Area map of Oklahoma City showing location of Quail Springs

QUAIL SPRINGS MALL: THE BORROWER; THE PROPERTY

     The Loan. The Quail Springs Mall Loan was originated by Secore and acquired by MSMC on May 15, 1998. The Quail Springs Mall Loan had an original principal balance of $45,000,000 and has a Cut-off Date Principal Balance of approximately $45,000,000. It is secured by a Mortgage (the "Quail Springs Mall Mortgage") encumbering a portion of a regional shopping center known as the Quail Springs Mall, located in Oklahoma City, Oklahoma (the "Quail Springs Mall Property").

     The Borrower. Dayjay Associates (the "Quail Springs Mall Borrower") is an Oklahoma general partnership whose purpose is limited to owning and operating the Quail Springs Mall Property and related activities. The Quail Springs Mall Borrower owns no assets other than the Quail Springs Mall Property and related interests. The general partners of the Quail Springs Mall Borrower are Oklahoma Mall, LLC (50%), JCP Realty, Inc. (49%) and Riley, Inc. (1%). Both Riley, Inc. and Oklahoma Mall, LLC were formed for the limited purpose of acting as general partner of the Quail Springs Mall Borrower. The members of Oklahoma Mall, LLC are Oklahoma Mall, Inc. (1%), which is owned by General Growth Properties, Inc. ("GGP"), and GGP Limited Partnership ("GGP LP") (99%), whose 66% general partner is GGP and whose limited partnership interests are primarily held by trusts for the benefit of families of the original stockholders who founded GGP. Riley Inc. is wholly owned by JCP Realty Inc., which is wholly owned by JC Penney Company, Inc.

     The Property. The Quail Springs Mall Property is comprised of a portion of the Quail Springs Mall, an enclosed 3-level, 4-anchor, super-regional mall located in northern Oklahoma City, approximately 11 miles from downtown Oklahoma City, Oklahoma. The Quail Springs Mall was originally built in 1980, and was enclosed and renovated in 1988. Cosmetic renovations were completed on the property in 1992-1993. The Quail Springs Mall is anchored by Sears, JC Penney, Dillard's and Foley's and contains approximately 1,112,036 total square feet, of which approximately 329,183 square feet is mall store GLA. The 95,000 square foot, 24-screen AMC Theatre is currently under construction. In addition to the construction of the theatre, the food court will expand from its current 9,682 square foot layout to 14,005 square feet. The estimated total cost for the construction of the theatre and the food court is $20-$21 million, which will be financed from the proceeds of the Quail Springs Mall Loan. The Quail Springs Mall Property is situated on approximately 95 acres (including the acreage owned by anchors) and contains approximately 5,355 parking spaces with cross utilization provided under reciprocal easement agreements with adjoining property owners. Another 199 parking spaces are planned for the site in conjunction with the construction of the AMC Theatre. Upon completion of this construction, the ratio of parking spaces is expected to be 5.0 per 1,000 square feet of GLA.

     In connection with the construction of the AMC Theatre, one of the self-owned anchors at the Quail Springs Mall Property has alleged that it did not grant its consent to the construction of the AMC Theatre, as required under the reciprocal easement agreement among the Quail Springs Mall Borrower and the self-owned anchors. In order to mitigate the risks created by any such lack of consent, one of the indirect owners of the Quail Springs Mall Borrower has executed an indemnification agreement to indemnify mortgagee from and against all losses arising out of alleged defaults under the reciprocal easement agreement with respect to the construction of the AMC Theatre. In addition, an indirect owner of the Quail Springs Mall Borrower has executed a construction guaranty in favor of mortgagee and a payment guaranty in favor of mortgagee in the amount of $5,000,000 (which will require the Quail Springs Mall Borrower to defease the Quail Springs Mall Loan in such amount if such guaranty becomes payable and will terminate upon completion of the construction). See "Risk Factors -- Risks Associated with Construction at Quail Springs Mall Property, Charlestowne Mall Property, West Town Mall Property and Wynnewood Village Property."

     The table below summarizes the components of total square feet at the Quail Springs Mall as of December 31, 1997.



                                                                                    % OF
                                                                      GLA         TOTAL GLA
                                                                 -------------   ----------
     Anchor Stores (Anchor-Owned)
--------------------------------------------------------------
      Dillard's ..............................................       205,320         18.5%
      Sears ..................................................       182,257         16.4
      JC Penney ..............................................       154,576         13.9
      Foley's ................................................       145,700         13.1
                                                                     -------        -----
       Total Anchor Stores (Anchor-Owned) ....................    $  687,853         61.9%
                                                                  ----------        -----
     AMC Theatre (projected completion: Winter 1998) .........        95,000          8.5%
                                                                  ----------        -----
     Mall Store Space ........................................       329,183         29.6%
                                                                  ----------        -----
      GLA Total ..............................................    $1,112,036        100.0%
                                                                  ==========        =====

     Location/Access. The Quail Springs Mall is located north of Oklahoma City, approximately 11 miles from downtown, and 4 miles southwest of the city of Edmund. The Quail Springs Mall is located on East Memorial Road, which serves as a frontage road running parallel to the John Kilpatrick Turnpike (Route 74).


     Operating History. The following table shows certain information regarding the operating history of the Quail Springs Mall Property:

                         ADJUSTED NET OPERATING INCOME

                                                                                UNDERWRITABLE
                                   1995          1996              1997            NOI(1)
                                  ------   ---------------   ---------------   --------------
Revenues ......................    N/A      $  8,789,133      $  8,566,065      $ 10,972,092
Expenses ......................    N/A        (3,594,683)       (3,573,205)       (3,708,203)
                                  ------    ------------      ------------      ------------
 Net Operating Income .........    N/A      $  5,194,450      $  4,992,860      $  7,263,889
                                  ======    ============      ============      ============

--------
(1)   Includes income for AMC Theatre which is currently under construction.


     Occupancy History. The occupancy history for the mall store space of the Quail Springs Mall Property is as follows:




                               MALL STORES
OCCUPANCY AS OF:              PERCENT LEASED
---------------------------- ---------------
 December 31, 1997 .........       77.9%
 December 31, 1996 .........       76.8%

     Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants was approximately 14.9% in 1997.

     The Quail Springs Mall's historical mall store sales are summarized as follows:

                                                            ANNUAL 1996 SALES       ANNUAL 1997 SALES
                                                         -----------------------   --------------------
                                             SQUARE         TOTAL                     TOTAL
                                             FOOTAGE       (000S)       PER SF       (000S)      PER SF
                                          ------------   ----------   ----------   ----------   -------
Mall Store Sales(1)
---------------------------------------
 Comparable Store .....................      208,117      $ 45,981       $221       $ 46,838     $225
 Non-Comparable Store .................       48,184         6,669        N/A          7,692      N/A
 Vacant ...............................       72,882             0        N/A              0        0
                                             -------      --------       ----       --------     ----
  Total Mall Store ....................      329,183      $ 52,650        N/A       $ 54,530      N/A
Total Sales--Anchors and Mall .........    1,017,036      $148,150        N/A       $153,530      N/A
                                           =========      ========       ====       ========

--------
(1) Based on the December, 1997 sales report. Information is based solely upon the sales figures provided by the Quail Springs Mall Borrower from data provided by the tenants.


     Mall Stores. The Quail Springs Mall Property tenant base is primarily comprised of national retailers such as The Gap and Gap Kids, The Disney Store, Champs Sports and The Limited. Recently signed leases include Eddie Bauer, Abercrombie and Fitch and Zales Jewelers. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

     The following table shows certain information regarding the 10 largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):


  TEN LARGEST MALL STORES BASED ON ANNUALIZED BASE RENT BY PARENT COMPANY(1)




                                                                      TENANT
       TENANT OR TENANT COMPANY                 STORE NAME              GLA
------------------------------------- ----------------------------- ----------
The Limited ......................... Limited Express                  50,116
                                      Limited
                                      Lerner New York
                                      Victoria's Secret
                                      Bath & Body Works
                                      Structure
The Gap, Inc. ....................... The Gap                          12,895
                                      Gap Kids
Spiegel, Inc. ....................... Eddie Bauer                       6,664
Garfield's Restaurant & Pub ......... Garfield's Restaurant & Pub       5,712
The Walt Disney Co. ................. The Disney Store                  4,438
Eyemaster ........................... Eyemaster                         3,090
Lens Crafters ....................... Lens Crafters                     5,048
Buckle .............................. The Buckle                        5,213
Disk Jockey ......................... Disk Jockey                       5,070
Discovery Zone ...................... Discovery Zone                   12,157
                                                                       ------
 Total/Weighted Average
  (10 Largest) ......................                                 110,403
                                                                      -------
Remaining Mall Stores ...............                                $145,898
Vacant Space ........................                                  72,882
                                                                     --------
 Total Mall Stores ..................                                 329,183
                                                                     ========



                                         % OF                  % OF TOTAL     ANNUALIZED
                                         TOTAL    ANNUALIZED   ANNUALIZED     BASE RENT
       TENANT OR TENANT COMPANY           GLA      BASE RENT    BASE RENT       PER SF
------------------------------------- ---------- ------------ ------------ ---------------
The Limited .........................     15.2%   $  817,337       17.3%      $  16.31
The Gap, Inc. .......................      3.9       335,292         7.1         26.00
Spiegel, Inc. .......................      2.0       119,952         2.5         18.00
Garfield's Restaurant & Pub .........      1.7        89,952         1.9         15.75
The Walt Disney Co. .................      1.3        88,764         1.9         20.00
Eyemaster ...........................      0.9        86,244         1.8         27.91
Lens Crafters .......................      1.5        85,812         1.8         17.00
Buckle ..............................      1.6        83,412         1.8         16.00
Disk Jockey .........................      1.5        81,120         1.7         16.00
Discovery Zone ......................      3.7        79,020         1.7          6.50
                                         -----    ----------   ---------      --------
 Total/Weighted Average
  (10 Largest) ......................     33.5%   $1,866,905       39.6%      $  16.91
                                         -----    ----------   ---------      --------
Remaining Mall Stores ...............     44.3    $2,847,663        60.4         19.52
Vacant Space ........................     22.1            --         0.0            --
                                         -----    ----------   ---------      --------
 Total Mall Stores ..................    100.0%   $4,714,568    100.0   %.   $   18.39(2)
                                         =====    ==========   =========     ===========

--------
(1)   Based on the January 5, 1998 rent roll.

(2)   Excludes vacant square footage.

     Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Quail Springs Mall Property as of January 5, 1998, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date. See "Anchor Stores" below for anchor lease or REA expirations.


                         LEASE EXPIRATION SCHEDULE(1)

                                                                                                                       CUMULATIVE
                                                                                            ANNUALIZED    PERCENT OF   PERCENT OF
                         NUMBER OF   EXPIRING   PERCENT OF     CUMULATIVE    ANNUALIZED     BASE RENT     ANNUALIZED   ANNUALIZED
   YEAR OF EXPIRATION      LEASES       SF          SF       PERCENT OF SF    BASE RENT       PER SF       BASE RENT   BASE RENT
----------------------- ----------- ---------- ------------ --------------- ------------ --------------- ------------ -----------
Vacant ................       0       72,882        22.1%         22.1%      $        0         0.00           0.0%        0.0%
1998 ..................       8       10,736         3.3          25.4          247,116        23.02           5.2         5.2
1999 ..................      11       19,740         6.0          31.4          296,848        15.04           6.3        11.5
2000 ..................      10       16,311         5.0          36.4          279,355        17.13           5.9        17.5
2001 ..................      17       34,657        10.5          46.9          727,127        20.98          15.4        32.9
2002 ..................       3        6,163         1.9          48.8          157,692        25.59           3.3        36.2
2003 ..................      14       31,031         9.4          58.2          563,476        18.16          12.0        48.2
2004 ..................       9       26,462         8.0          66.2          415,592        15.71           8.8        57.0
2005 ..................       6       19,766         6.0          72.2          287,748        14.56           6.1        63.1
2006 ..................       9       31,459         9.6          81.8          688,044        21.87          14.6        77.1
2007 ..................       8       45,521        13.8          95.6          750,045        16.48          15.9        93.6
2008 or Later .........       4       14,455         4.4         100.0          301,524        20.86           6.4       100.0
                             --       ------       -----                     ----------       ------         -----
 Total/Weighted
 Average ..............      99      329,183       100.0%                    $4,714,568    $   18.39(2)      100.0%
                             ==      =======       =====                     ==========    ===========       =====

--------
(1)   Based on January 5, 1998 rent roll.

(2)   Excludes vacant square footage.



     Anchor Stores. The following table shows certain information for each of Quail Springs Mall's anchor tenants (and each respective corporate parent):



                                                   CREDIT RATING OF
                                                    PARENT COMPANY
      ANCHORS               PARENT COMPANY         (S&P/MOODY'S)(1)     GLA
------------------- ----------------------------- ------------------ ---------
Dillard's ......... Dillard's Dept. Stores Inc.          A+/A2       205,320
Sears ............. Sears Roebuck & Co.                  A-/A2       182,257
JC Penney ......... JC Penney Co., Inc.                  A/A2        154,576
Foley's ........... May Department Store Co.             A/A2        145,700



                                                       OPERATING
                     ANCHOR-OWNED/       LEASE          COVENANT         REA
      ANCHORS          COLLATERAL    EXPIRATION(2)   EXPIRATION(3)   TERMINATION
------------------- --------------- --------------- --------------- ------------
Dillard's .........   Anchor-owned        N/A            1995         10/23/30
Sears .............   Anchor-owned        N/A            1995         10/23/30
JC Penney .........   Anchor-owned        N/A            1995         10/23/30
Foley's ...........   Anchor-owned        N/A            1995         10/22/30

--------
(1)   Reflects long-term debt rating as of April 7, 1998.

(2) Includes initial term of the lease only. Based on the latest required term commencement date of the lease. The actual commencement date and expiration date may be earlier.

(3) Date of operating covenant expirations is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.



     Market Overview and Competition. According to the April 7, 1998 Cushman & Wakefield market study, the Quail Springs Mall trade area (estimated by Cushman & Wakefield to be a 10-mile radius), is estimated as of 1997 to have approximately 372,157 people in approximately 149,467 households with an average per capita income of $21,919. This estimate represents a compound annual growth rate from 1990 to 1997 of 3.2%.

     The following table shows an overview of the primary competition for the Quail Springs Mall:

                                                                       APPROXIMATE
                                                                      DISTANCE FROM
     MALL/RETAIL        YEAR BUILT/                                   THE PROPERTY         ANCHORS/
      PROPERTY           RENOVATED                OWNER                  (MILES)         MALL STORES        SIZE (SF)
--------------------   -------------   ---------------------------   --------------   -----------------   ------------
Subject Property
--------------------
Quail Springs Mall      1980/1993             Dayjay Assoc./                          Dillard's              205,320
                                               JCP Realty/                            Sears                  182,257
                                        General Growth Properties                     JC Penney              154,576
                                                                                      Foley's                145,700
                                                                                      AMC Theatres            95,000
                                                                                      Mall Stores            329,183
                                                                                                             -------
                                                                                       Total               1,112,036
Competition
--------------------
Crossroads Mall            1974                  Macerich                  17         Dillard's              194,538
                                                                                      Foley's                152,000
                                                                                      JC Penney              209,047
                                                                                      Montgomery Ward        180,431
                                                                                      Mall Stores            376,358
                                                                                                           ---------
                                                                                       Total               1,112,374
Penn Square Mall        1960/1988        Urban Retail Properties/          7          Dillard's              170,609
                                                John Kraus                            Foley's                160,000
                                                                                      JC Penney              125,000
                                                                                      Montgomery Ward        163,893
                                                                                      Mall Stores            480,498
                                                                                                           ---------
                                                                                       Total               1,100,000

--------
Source: Cushman & Wakefield, Inc.


     Operating Agreement and Anchor Lease. The Construction, Operation and Reciprocal Easement Agreement (the "Quail Springs Mall REA") dated February 22, 1979, as amended, by and among the Quail Springs Mall Borrower, Sears Roebuck and Co., Dayton Hudson Corporation, Dillard's Department Stores, Inc., Construction Developers Incorporated and JC Penney Properties, Inc., The May Department Stores, Inc. and May Centers Associates Corporation contains operating covenants affecting the operation of the anchor stores in the Quail Springs Mall Property. The Quail Springs Mall REA, in part, requires that the anchor stores operate retail department stores at the Quail Springs Mall Property until various dates, which have passed. Hence, the anchor stores at the Quail Springs Mall Property are no longer contractually required to operate. The Quail Springs Mall REA permits the Quail Springs Mall Borrower to reduce operation if any of Sears, Penney, May and Dillard's cease operation and to cease operation entirely if only 1 or none of such anchor stores are operating. The Quail Springs Mall Borrower is required to operate for the full term of the Quail Springs Mall REA (which expires on October 23, 2030), so long as any 2 of Sears, Penney, May or Dillard's are operating.

     The Quail Springs Mall REA requires the Quail Springs Mall Borrower to restore the portion of the improvements owned by it within 18 months if such improvements are damaged during the period when the Quail Springs Mall Borrower is required to operate. If improvements on any party's parcel are condemned, that party must provide equivalent improvements at its expense, unless (i) the condemnation renders it impracticable, in that party's reasonable judgment, to operate the building on its parcel or (ii) the condemnation involves all of a portion of a building or the mall and restoration cost would exceed the award. If in either such case a party elects not to restore, the Quail Springs Mall REA terminates as to that party. Condemnation proceeds are required to be paid to a third party escrowee and applied to restoration; if a party that is required to restore does not do so within 18 months, then such proceeds are to be paid to all or any of the other parties for restoration.

     The Quail Springs Mall REA requires that all mortgages on the property be subordinate to the Quail Springs Mall REA.

     The lease between the Quail Springs Mall Borrower and American Multi-Cinema Inc. ("AMC"), requires rental payments to commence on the earlier of 180 days after tenant is required to commence work on its required improvements and the date tenant opens for business, and terminate 20 years after the date rent commences. As long as certain mall operating parameters are met, AMC is required to operate 8 auditoriums on a continuous basis, 7 days per week. The AMC lease generally provides that landlord is required to restore to the extent of its original construction obligations. However, if the estimated cost of such restoration exceeds 20% of replacing tenant's building in its entirety, Landlord may terminate the lease. Tenant may negate such termination and undertake the restoration of the property, with landlord responsible for the amount that is 20% of the replacement cost of the building. Tenant is entitled to terminate the lease upon certain takings, and absent termination, tenant is entitled to rent abatement proportionate to the taking.

     Environmental Report. A Phase I site assessment, dated April 9, 1998 was performed on the Quail Springs Mall Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Quail Springs Mall Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

     Engineering Report. A Property Condition Report was completed on the Quail Springs Mall Property on April 14, 1998 by a third party due diligence firm. The Property Condition Report concluded that the Quail Springs Mall Property was generally in good physical condition and identified approximately $3,200 in deferred maintenance requirements.

     Property Management. The Quail Springs Mall Property is managed by General Growth Properties, Inc. (the "Quail Springs Mall Manager"), which is an affiliate of the Quail Springs Mall Borrower, pursuant to a management agreement dated November 1, 1990 (the "Quail Springs Mall Management Agreement"). The Quail Springs Mall Manager receives an annual management fee of 4.5% of all minimum and percentage rents, net utilities, net common area charges and all other income of the Quail Springs Mall Property and is reimbursed for its costs of managing the Quail Springs Mall Property.

     The Quail Springs Mall Management Agreement terminates in 2003. It provides for a management fee equal to 4 1/2% of all minimum and percentage rents, net utilities, new common area charges and all other income of the Quail Springs Mall Property. Under the terms of the Quail Springs Mall Loan, any replacement of the Quail Springs Mall Manager or entering into a new management agreement requires (i) the consent of mortgagee and (ii) confirmation from each applicable Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates; provided, however, that the Quail Springs Mall Borrower may replace the Quail Springs Mall Manager without such consent or such ratings confirmation if the new manager is an affiliate of GGP. Pursuant to a management subordination agreement among the Quail Springs Mall Borrower, the Quail Springs Mall Manager and mortgagee, the Quail Springs Mall Manager has agreed (i) that the Quail Springs Mall Management Agreement is subordinate to the Quail Springs Mall Loan and (ii) that mortgagee has the right to terminate the Quail Springs Mall Manager (a) on or after any Loan Default, (b) if there is a default by the Quail Springs Mall Manager under the Quail Springs Mall Management Agreement,
(c) if the Quail Springs Mall Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding or (d) if the Loan DSCR of the Quail Springs Mall Loan falls below 1.15x, unless the Quail Springs Mall Borrower deposits with mortgagee additional collateral in the form of cash or a Letter of Credit such that the Loan DSCR of 1.15x can be maintained on the loan amount net of such collateral. Additional collateral is required to be released if the Loan DSCR equals or exceeds 1.15x for 12 consecutive months.

     The Quail Springs Mall Manager is 95% owned by GGP (as holder of non-voting preferred stock therein). GGP and its affiliates own interests in and/or manage approximately 90 million square feet of retail properties including 42 million square feet managed on behalf of unaffiliated owners.

QUAIL SPRINGS MALL: THE LOAN.
PRINCIPAL BALANCE AT ORIGINATION: $45,000,000     LOAN TYPE: EMD
CUT-OFF DATE PRINCIPAL BALANCE: $45,000,000       INITIAL INTEREST RATE: 6.82%
ORIGINATION DATE: May 15, 1998                    REVISED INTEREST RATE: 8.82%
EFFECTIVE MATURITY DATE: June 1, 2008             AMORTIZATION: 360 months
MATURITY DATE: June 1, 2028                       MONTHLY PAYMENT: $293,966.09
EMD BALANCE: 39,064,080                           CALL PROTECTION: Lockout to 120 days prior to EMD

                  CERTAIN QUAIL SPRINGS MALL LOAN STATISTICS




                                           LOAN PER        LOAN TO VALUE      ACTUAL
                                        SQUARE FOOT(1)        RATIO(2)        DSCR(3)
                                       ----------------   ---------------   ----------
Cut-Off Date .......................         $106               52.7%           1.95x
At Effective Maturity Date .........         $ 92               45.7%           2.24x

--------
(1) Based on the 424,183 square feet securing the Quail Springs Mall Loan and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(2) Based on the value calculated at an 8.5% cap rate on Underwritable NOI and the Cut-Off Date Principal Balance or Effective Maturity Date Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $6,873,808 and (b) in the Cut-Off Date Actual DSCR, actual debt service on the Quail Springs Mall Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Quail Springs Mall Loan assuming a balance equal to the Effective Maturity Date Balance, a coupon equal to the Quail Springs Mall Loan Interest Rate.


     Security. The Quail Springs Mall Loan is a nonrecourse loan, secured only by the fee estate of the Quail Springs Mall Borrower in the Quail Springs Mall Property and certain related collateral, including an assignment of leases and rents and provided, however, that GGP Limited Partnership has provided a $5,000,000 payment guarantee to mortgagee which will terminate upon the completion of the AMC Theatres. Mortgagee is the insured under title insurance policies insuring that the Quail Springs Mall Mortgage constitutes a valid and enforceable first lien on the Quail Springs Mall Property, subject to certain exceptions set forth therein.

     Payment Terms. Interest on the Quail Springs Mall Loan is calculated on an Actual/360 Basis. Its Due Date is the first day of each month with no grace period (provided, that if the Due Date is not a business day, payment may be made on the next business day). The Late Payment Fee on any principal or interest payment not paid on its due date is 5% of the unpaid sum and the Default Rate following a Loan Default is 3% over the then applicable interest rate, in each case subject to applicable law.

      Prepayment. Voluntary prepayment is prohibited under the Quail Springs Mall Loan prior to the date that is 120 days prior to the Effective Maturity Date. From and after such date the Quail Springs Mall Loan may be voluntarily prepaid, in whole or in part, without payment of a Yield Maintenance Charge, on any Due Date, or on a date other than a Due Date provided interest is paid to the next Due Date.

     Principal prepayments on the Quail Springs Mall Loan may occur after the Effective Maturity Date through application of rents, as described in the definition of "EMD Loan," and must be made, at mortgagee's option, upon acceleration of the Quail Springs Mall Loan following a Loan Default. Prepayments following a Loan Default require payment of a Yield Maintenance Charge equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the Yield Maintenance Premium. As described below, prepayments may also be made, without payment of a Yield Maintenance Charge, from insurance or condemnation proceeds.

      Defeasance. Subject to the Defeasance Conditions, commencing on the date that is 2 years after the Closing Date, the Quail Springs Mall Loan permits the release of the Quail Springs Mall Property upon delivery to mortgagee of U.S. Obligations which provide for payments on or prior to, but as close as possible to, each Due Date up to the Effective Maturity Date and in amounts equal to the principal and interest payments due on the Quail Springs Mall Loan on such dates, and provide for payment on the Effective Maturity Date of the remaining principal balance of the Quail Springs Mall Loan. Upon any such Defeasance, at the option of mortgagee, the Quail Springs Mall Borrower's obligations under the Quail Springs Mall Loan and the U.S. Obligations securing the Quail Springs Mall Loan will be transferred to a Successor Borrower. Following such Defeasance, the U.S. Obligations will be the sole security for the Quail Springs Mall Loan.

     Lockbox and Reserves. Pursuant to the Quail Springs Mall Loan, the Quail Springs Mall Borrower has established a Hard Lockbox which is a One-Tier Lockbox. The Lockbox Bank is U.S. Bank, National Association. Until (i) the occurrence (and during the continuance, only) of a Loan Default, (ii) within 60 days prior to the Effective Maturity Date or (iii) if the Loan DSCR for the Quail Springs Mall Property shall fall below 1.20x (each a "Quail Springs Mall Cash Management Event"), the Quail Springs Mall Borrower shall have access to all funds on deposit in the Lockbox. Upon the occurrence of any Quail Springs Cash Management Event, the Quail Springs Mall Borrower will no longer have access to the funds in the Lockbox and funds in the Lockbox are required to be applied in accordance with the Lockbox Waterfall except that provided that no Event of Default shall have occurred and be continuing, after payment of (i) the Monthly Tax Deposit Amount, (ii) the Monthly Insurance Deposit Amount,
(iii) the Monthly Debt Service Payment, (iv) required payments into the Capital Expenditures Account, (v) operating expenses, and (vi) extraordinary expenses approved by mortgagee, a payment will be made to the Quail Springs Mall Borrower equal to the amount of any income taxes payable by the partners of the Quail Springs Mall Borrower, provided there is no Loan Default. Thereafter, late charges and default interest will be paid and any remaining amount will be held by mortgagee as additional collateral. If a Loan Default exists, mortgagee is required to apply funds in the lockbox to fund the required reserves and payment of debt service on the Quail Springs Mall Loan and will have the option but not the obligation to apply funds in the Lockbox to the payment of operating expenses and extraordinary expenses. If the Quail Springs Mall Loan is accelerated, mortgagee will have the option, but not the obligation, to apply funds in the Lockbox for any of the purposes set forth in the Lockbox Waterfall, but any amounts not so applied shall be retained by Lender as additional collateral for the Quail Springs Mall Loan. Upon an acceleration of the Quail Springs Mall Loan, mortgagee may apply any amounts in the Lockbox to such items and in such amounts as it may determine. If a Loan DSCR of 1.20x is achieved for 6 consecutive months or if a Loan Default is cured, the Quail Springs Mall Borrower will again be given access to all funds in the Lockbox Account, and the additional collateral will be released to the Quail Springs Mall Borrower.

     The Quail Springs Mall Borrower has established a Debt Service Account, which requires a Monthly Reserve Deposit equal to the Monthly Payment. Upon the occurrence of a Quail Springs Mall Cash Management Event, the Quail Springs Mall Borrower is required to establish, (a) a Tax Account, which requires a Monthly Reserve Deposit equal to the Monthly Tax Deposit Amount, (b) an Insurance Account, which requires a Monthly Reserve Deposit equal to the Monthly Insurance Deposit Amount and (c) a Capital Expenditures Account, which will be required to be funded only upon certain DSCR trigger events or a Loan Default. If a Loan Default is cured or the Quail Springs Mall Borrower maintains a Loan DSCR of 1.20x for 6 consecutive months, the foregoing reserves for taxes, insurance and capital expenditures will no longer be required.

     Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Quail Springs Mall Borrower is prohibited from transferring the Quail Springs Mall Property without the consent of mortgagee, except that no consent is required with respect to a sale to (i) a person or entity involved in the ownership of commercial real estate that owns shopping center property having a net value of over $200 million net of secured debt, (ii) a pension fund owning real estate or real estate related assets having a value net of secured debt of over $200 million, or (iii) a real estate investment trust having an investment grade rating ((i), (ii) and (iii), each a "Quail Springs Mall Approved Transferee"), (iv) an affiliate or partner of the Quail Springs Mall Borrower, or (v) any entity in which JCP Realty, Inc. (or its parent) or GGP Limited Partnership owns not less than a 51% voting and financial interest ((iv) and (v) each, a "Quail Springs Mall Affiliated Transferee") provided that, in each case, mortgagee receives (a) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (b) delivery of a new nonconsolidation opinion, (c) evidence that the transferee is a new special purpose entity and (d) if the transferee is not a Quail Springs Mall Affiliated Transferee, payment of a transfer fee equal to 0.50% of the then outstanding principal balance of the Quail Springs Mall Loan. The Quail Springs Mall Borrower is also prohibited from further encumbering the Quail Springs Mall Property.

     The Quail Springs Mall Loan generally prohibits the transfer of any direct or indirect interest in the Quail Springs Mall Borrower without the prior written consent of mortgagee except that mortgagee's consent is not required in connection with transfers to Quail Springs Mall Approved Transferees and Quail Springs Mall Affiliated Transferees; provided that mortgagee receives (i) confirmation by each Rating Agency that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates, (ii) a satisfactory nonconsolidation opinion, and (iii) evidence that such transfer will not affect the single purpose entity requirements of the Quail Springs Mall Borrower, provided that (a) such requirements do not apply to transfers of indirect interests in the Quail Springs Mall Borrower as a result of sales through a nationally recognized stock exchange and (b) non-consolidation opinions and Rating Agency ratings confirmations are not required in connection with transfers of interests in JCP Realty, Inc. or Riley, Inc., provided that JCP Realty, Inc. and its affiliates do not own more than a 50% interest in the Quail Springs Mall Borrower.

     The Quail Springs Mall Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for trade payables incurred in the ordinary course of owning and operating the Quail Springs Mall Property which does not exceed, at any time, $450,000 and is paid within 60 days of the date incurred (unless contested in good faith in accordance with the requirements of the loan documents, including the provision to mortgagee of security in an amount equal to 125% of the amount in excess of $450,000).


     Insurance. The Quail Springs Mall Borrower is required to maintain for the Quail Springs Mall Property (a) comprehensive all risk insurance with coverage in an amount at all times sufficient to prevent the Quail Springs Mall Borrower from becoming a co-insurer, but in any event equal to the greater of the full replacement value of the improvements and the outstanding principal amount of the Quail Springs Mall Loan, (b) general liability insurance with coverage of $25,000,000, combined limit, including umbrella coverage, (c) statutory workers compensation insurance, (d) business interruption insurance to cover the loss of at least 3 months income beyond the completion of restoration, (e) during any period of construction or repair, builder's "all risk" insurance in an amount not less than full replacement value, (f) comprehensive boiler and machinery insurance in amounts reasonably required by mortgagee, and (g) at mortgagee's reasonable request, such other insurance in such amounts as are generally required by institutional lenders for comparable properties.


     All insurance policies are required to meet the Insurance Requirements except that the claims paying ability of the insurers shall not be required to be rated "AA" by each Rating Agency but instead shall be rated "AA" or better by at least one Rating Agency and carry no lower rating by any other Rating Agency.


     Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Quail Springs Mall Property or a condemnation of any portion of the Quail Springs Mall Property, the Quail Springs Mall Borrower is obligated to commence and diligently prosecute to completion the restoration of the Quail Springs Mall Property. If both the net proceeds of the casualty or condemnation and the costs of restoration are less than $1,750,000, the Quail Springs Mall Borrower may receive and apply such proceeds; otherwise such proceeds must be paid to mortgagee for disbursement as provided below.


     Mortgagee is required to make the net proceeds of a casualty or condemnation available to the Quail Springs Mall Borrower for restoration so long as (i) there is no Loan Default, (ii) in the case of casualty, less than 25% of the total floor area of the improvements is damaged or destroyed, and in the case of condemnation, the land taken is located along the perimeter or periphery of the Quail Springs Mall Property and there remains adequate parking and access to the Quail Springs Mall Property and none of the improvements are taken, (iii) leases demising more than 80% of the rentable space which provide gross revenue upon completion of the restoration sufficient to yield a Debt Service Coverage Ratio of 1.20 to 1.00 remain in full force and effect during and after restoration without abatement of rent beyond the time required for restoration, (iv) mortgagee shall be satisfied that the work of restoration can be completed before the earliest of (a) the Effective Maturity Date, (b) the date on which the business interruption insurance expires, or (c) the time required under any lease or applicable zoning law. If such conditions are not met, the net proceeds of a casualty or condemnation may at the option of mortgagee either (i) be applied to prepay the Quail Springs Mall Loan without payment of a Yield Maintenance Charge or (ii) be disbursed to the Quail Springs Mall Borrower for restoration. Notwithstanding the foregoing conditions, mortgagee shall be obligated to make proceeds available to the Quail Springs Mall Borrower in the event the Quail Springs Mall Borrower is obligated to restore any damage under the terms of any lease of 7,500 square feet or more provided that the conditions in items (i) and (iv) above have been met. All disbursements of net proceeds of a casualty or condemnation shall be made in accordance with the Disbursement Procedures.


     Approval Rights. The Quail Springs Mall Loan provides mortgagee with the Standard Approval Rights regarding budgets, leases and alterations. The Lease Approval Threshold is 7,500 square feet. Mortgagee has the right to approve all alterations other than those relating to tenant improvement work that does not materially affect the structure or the utility systems of any improvement and the Alteration Escrow Threshold is $2,250,000.


     Financial Reporting. The Quail Springs Mall Borrower is required to furnish the Financial Statements to mortgagee except that no monthly reports are required and within 45 days after the end of each fiscal quarter, the Quail Springs Mall Borrower is required to deliver quarterly and year to date income and expense statements, a calculation of Loan DSCR, a rent roll, any variances in the budget of more than 10%, and any notice from a tenant leasing more than 7,500 square feet.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of fourteen classes (each, a "Class") to be designated as the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class X Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. The Class E, Class F, Class G, Class H, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Deferred Interest Distribution Account, the Class Q Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) certain rights and remedies under the Loan Sale Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and the Lockbox Accounts. The Certificates do not represent an interest in or obligation of the Depositor, MSMC, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the borrowers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Principal Balance Certificates") and the Class X Certificates will have the following Certificate Principal Amount or Notional Amount (in each case, subject to a variance of plus or minus 5%):

                         INITIAL CERTIFICATE PRINCIPAL
        CLASS              AMOUNT OR NOTIONAL AMOUNT
---------------------   ------------------------------
  Class A-1 .........
  Class A-2 .........
  Class A-3 .........
  Class B ...........
  Class C ...........
  Class D ...........
  Class E ...........
  Class F ...........
  Class G ...........
  Class H ...........
  Class X ...........

     The Certificate Principal Amount of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

     The Class X will not have a Certificate Principal Amount. Such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will generally equal the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on such Classes. For convenience in describing interest distributions, the Class X Certificates will be deemed to consist of 10 components, the "Class A-1 Component", the "Class A-2 Component", the "Class A-3 Component", the "Class B Component", the "Class C Component", the "Class D Component", the "Class E Component", the "Class F Component", the "Class G Component" and the "Class H Component", each of which will have a notional amount (each, a "Component Notional Amount") allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Principal Balance Certificates.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the third Business Day of each month, commencing in July, 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount or the Notional Amount, as the case may be, thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments, Balloon Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, (ii) all other amounts required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, and (iii) any late payments of the items set forth in clause (i) above received after the end of the Collection Period relating to such Distribution Date but prior to the related Master Servicer Remittance Date but excluding the following:

    (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling Agreement--Advances";

    (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

    (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

    (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds, condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

    (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;

    (f) Prepayment Premiums;

    (g) Default Interest;

    (h) Deferred Interest;

    (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

    (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, but not including any Balloon Payment. The Monthly Payment for any Distribution Date with respect to (i) any REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related maturity date not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Balloon Payment" means with respect to the Magellan Apartment Pool Loan, the payments due on its Maturity Date.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, any delinquent Monthly Payment received from the related borrower after the Master Servicer Remittance Date for the Due Date related to such Monthly Payment, any Repurchase Price received in connection with a Mortgage Loan repurchased from the Trust Fund and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding Prepayment Premiums, Deferred Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

     "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July , 1998, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances at the Advance Rate.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

     "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

     "Excess Rate" with respect to each of the Mortgage Loans (other than the Magellan Apartment Pool Loan) is the excess of the related Revised Interest Rate over the related Initial Interest Rate.

     "Deferred Interest" with respect to each of the Mortgage Loans (other than the Magellan Apartment Pool Loan) is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Interest Rate.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The "Interest Accrual Amount", with respect to any Distribution Date and any Class of Principal Balance Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period) of such Class. Calculations of interest on the Certificates, will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     The "Interest Accrual Period" with respect to any Distribution Date and with respect to any Class of Certificates is the calendar month preceding the month in which such Distribution Date occurs.

     Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Deferred Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law,
(i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

     The "Pass-Through RatePass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

       The Pass-Through Rate on the Class A-1 Certificates will be equal to %.

       The Pass-Through Rate on the Class A-2 Certificates will be equal to %, provided, however, that in no event shall the Class A-2 Pass-Through
  Rate exceed the WAC Rate.

       The Pass-Through Rate on the Class A-3 Certificates will be equal to %, provided, however, that in no event shall the Class A-3 Pass-Through
  Rate exceed the WAC Rate.

       The Pass-Through Rate on the Class B Certificates is equal to the WAC
  Rate minus     %.

       The Pass-Through Rate on the Class C Certificates is equal to the WAC
  Rate minus     %.

       The Pass-Through Rate on the Class D Certificates is equal to the WAC
  Rate minus     %.

       The Pass-Through Rate on the Class E Certificates is equal to the WAC
  Rate minus     %.

       The Pass-Through Rate on the Class F Certificates is equal to the WAC
  Rate minus     %.

       The Pass-Through Rate on the Class G Certificates is equal to the WAC
  Rate minus     %.

       The Pass-Through Rate on the Class H Certificates will be equal to     %
  per annum.

     The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component and the Class H Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-1 Certificates. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-2 Certificates. The Pass-Through Rate on the Class A-3 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-3 Certificates. The Pass-Through Rate
on the Class B Component is a per annum rate equal to     %. The Pass-Through
Rate on the Class C Component is a per annum rate equal to     %. The
Pass-Through Rate on the Class D Component is a per annum rate equal to     %.
The Pass-Through Rate on the Class E Component is a per annum rate equal to
    %. The Pass-Through Rate on the Class F Component is a per annum rate equal
to     %. The Pass-Through Rate on the Class G Component is a per annum rate
equal to     %. The Pass-Through Rate on the Class H Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class H Certificates.

     The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

     The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate.

     The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment or, if applicable, Extended Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer or Trustee,
(ii) all Balloon Payments, voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

    (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans;

    (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution Date) with respect to the Mortgage Loans;

    (iii) the principal component of any payment (including any Balloon Payment) on any Mortgage Loan received on or after the maturity date thereof in the related Collection Period; and

    (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

    First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

    Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts in the following order: first, to the Class A-1 Certificates, second, to the Class A-2 Certificates, and third, to the Class A-3 Certificates, in each case up to an amount equal to the lesser of
  (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

    Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Twentieth to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    Twenty-second, to the Class H Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

    Twenty-fourth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the aggregate of the Principal Distribution Amounts will be distributed, first, to the Class A-1, Class A-2 and, Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1, Class A-2 and Class A-3 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated, plus interest thereon at the Pass-Through Rates for such Classes compounded monthly from the date the related Realized Losses were allocated for such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1, Class A-2 and Class A-3 Certificates) has been reduced to zero.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

     Prepayment Charges. On any Distribution Date, Prepayment Charges collected during the related Collection Period will be distributed to the holders of the Certificates as described below.

     If any Class A Certificate remains outstanding on such Distribution Date, holders of the Classes of Principal Balance Certificates entitled to distributions of principal on such Distribution Date will be entitled to distributions with respect to the applicable Prepayment Charge in an aggregate amount (allocable among such Classes if more than one such Class remains outstanding, as described below) equal to the product of (a) the amount of such Prepayment Charge, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then current Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates (or, in the case of two or more classes of Class A Certificates remaining outstanding, the one with the earliest payment priority), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis, in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Charge that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the Class X Certificates.

     If no Class A Certificate remains outstanding on such Distribution Date, holders of the Class X Certificates will be entitled to a distribution with respect to the applicable Prepayment Charge equal to the product of such Prepayment Charge, multiplied by a fraction, the numerator of which is equal to the sum of the Servicing Fee Rate and the Component Pass-Through Rate related to the Class of Certificates with the earliest Class designation which has a Class Prepayment Percentage greater than zero, and the denominator of which is the greater of (x) the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid over the Discount Rate, and (y) the sum of such Component Pass-Through Rate and the Servicing Fee Rate. Any portion of such Prepayment Charge that is not so distributed to the holders of the Class X Certificates will be distributed to the holders of one or more of the Class B, Class C, Class D, Class E and Class F Certificates in an amount equal to the product of
(a) the related Class Prepayment Percentage for such Distribution Date and (b) such remaining portion of the Prepayment Charge.

     With respect to any Class of Certificates (other than the Class X and Residual Certificates) and any Distribution Date, the "Class Prepayment Percentage" will be equal to a fraction, expressed as a percentage, the numerator of which is the portion of the Principal Distribution Amount to be distributed to the holders of such Class of Certificates on such Distribution Date, and the denominator of which is the total Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates ("Release H.15") under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

     See "Certain Legal Aspects of the Mortgage Loans and the Leases--Default Interest, Prepayment Charges and Prepayments" in the Prospectus regarding the enforceability of Prepayment Charges.

     Deferred Interest. On each Distribution Date, the Trustee shall distribute any Deferred Interest received with respect to any Mortgage Loan during the related Collection Period to holders of the following Classes of Certificates
in the following percentages:     % to the Class B Certificates,     % to the
Class C Certificates,     % to the Class D Certificates,     % to the Class E
Certificates,     % to the Class F Certificates,     % to the Class G
Certificates and     % to the Class H Certificates.

     Class Q Distributions. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q Certificates, to the extent set forth in the Pooling Agreement. The Class Q Certificates are not entitled to any other distributions.

     Realized Losses. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2, and Class A-3 Certificates, based on their respective Certificate Principal Amounts.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, Excess Prepayment Interest Shortfalls, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will be allocated to each Class of Certificates in the same manner as Realized Losses. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates resulting from allocations of Realized Losses.

     The "Prepayment Interest Shortfall", with respect to any Distribution Date and any Mortgage Loan, is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the Due Date in such Collection Period. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

     The "Excess Prepayment Interest Shortfall" with respect to any Distribution Date, is the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period exceeds the aggregate Servicing Fee (minus the Trustee Fee and, in the case where such Prepayment Interest Shortfall is the result of a prepayment on the Glenborough Pool Loan, the monthly pro-rated amount of the annual surveillance fees (the "Surveillance Fees") allocable to the Glenborough Pool Loan) available to be paid to the Master Servicer for such Distribution Date.

     Appraisal Reduction Amounts. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement--Advances" below, and (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

     The Certificate Principal Amount of each of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest (other than Deferred Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; and, finally, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.


APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan (each, an "Appraisal

Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

     Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.


DELIVERY, FORM AND DENOMINATION

     The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $100,000 initial Notional Amount, and in multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Trustee, the Master Servicer, or the Special Servicer, such Certificate will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.


BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the

Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Pooling Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.


TRANSFER RESTRICTIONS

     Each Class B, Class C and Class D Certificate (each, a "Subordinated Offered Certificate" and, collectively, the "Subordinated Offered Certificates") will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or
Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

     Holders of Subordinated Offered Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Subordinated Offered Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amounts, as applicable, of the related Classes of Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by MSMC due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination."

     Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on the Mortgage Loans affect the Pass-Through Rates of the Class A-2, Class A-3, Class X, Class B, Class C and Class D Certificates for one or more future periods and therefore the yield on such Classes.

     The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

     Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the Mortgage Loans.

     Although the payment of a Prepayment Charge is required in connection with a voluntary prepayment of certain of the Mortgage Loans during certain periods of time, there can be no assurance that the related borrowers would refrain from prepaying such Mortgage Loans due to the existence of such Prepayment Charges, or that such Prepayment Charges would be held to be enforceable if challenged.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans (in particular, the term of any Prepayment Lockout Period, the extent to which Prepayment Charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans" herein.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective Mortgage Loans (other than with respect to the Magellan Apartment Pool Loan) after their respective Effective Maturity Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.


YIELD ON THE OFFERED CERTIFICATES

     The yield to maturity of Offered Certificates will be sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments and repurchases), delinquencies and liquidations on the Mortgage Loans.

     The following tables indicate the assumed purchase price (before adding accrued interest, if any), expressed as a percentage of the applicable Certificate Principal Amount, and the hypothetical pre-tax yield to maturity on the Offered Certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios. The pre-tax yields to maturity set forth in the tables below were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Offered Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, plus accrued interest, if any, as basis points and by converting such monthly rates to corporate bond equivalent rates. Such calculations of yield do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently, do not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

     For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-Off Date:

                                                                      REMAINING
                                                                       TERM TO
                                     CUT-OFF       REMAINING TERM     MATURITY
                                       DATE         TO EFFECTIVE      (MONTHS)
                                    PRINCIPAL       MATURITY DATE     INTEREST     SERVICING     ASSUMED NET
         MORTGAGE LOAN               BALANCE          (MONTHS)         ACCRUAL        FEE         CASH FLOW
-------------------------------   -------------   ----------------   ----------   -----------   ------------
 1.  Hotel Del Coronado            164,947,035           115            295           0.028%     28,728,037
 2.  CenterAmerica Pool            163,000,000           120            360           0.028%     23,348,985
 3.  Wells Fargo Office Tower      143,855,648            83            299           0.028%     20,276,676
 4.  West Town Mall                 76,000,000           119            353           0.028%     14,192,113
 5.  Magellan Apartment Pool        75,113,551           113            353           0.028%      8,332,513
 6.  Glenborough Pool               59,465,982           112            292           0.033%     10,254,024
 7.  Ramco-Gershenson Pool          50,000,000           119            359           0.028%      7,855,798
 8.  EQR Apartment Pool             49,916,742            81            357           0.028%      7,306,601
 9.  Courthouse Plaza I             49,761,281           114            354           0.028%      7,846,323
10.  Charlestowne Mall              48,704,653           115            355           0.028%      5,910,161
11.  Quail Springs Mall             45,000,000           120            360           0.028%      6,873,808

     (ii) each Mortgage Loan will pay principal and interest in accordance with its terms, and scheduled payments will be timely received; (iii) MSMC does not repurchase any Mortgage Loan as described herein under "The Pooling Agreement-- Representations and Warranties; Repurchase"; (iv) none of the Depositor, Master Servicer or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the Closing Date is June , 1998; (vi) there are no delinquencies; (vii) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules; (viii) no Prepayment Charges are collected except as otherwise noted in the tables; (ix) there are no Prepayment Interest Shortfalls or Appraisal Reduction Amounts; (x) distributions on the Offered Certificates are made on the 3rd day of the month (each assumed to be a Business Day); (xi) no Balloon Payment is extended beyond its maturity date; (xii) each Mortgage Loan bears interest at the related Mortgage Rate as described herein; (xiii) the Offered Certificates bear interest at the related Pass-Through Rates as described herein; and (xiv) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (xiv) above are collectively referred to as the "Mortgage Loan Assumptions").


     In the case of Scenario 1 below, it is assumed that all of the Mortgage Loans having Effective Maturity Dates are prepaid in full ("Scenario 1") on the first day prepayment is permitted. In the case of Scenario 2, it is assumed that the Mortgage Loans are prepaid in full on the first Due Dates on which prepayments in full can be made without payment of any Prepayment Charge and without defeasance. Scenarios 1 and 2 are collectively referred to herein as the "Scenarios".


                                   CLASS A-1


       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------











                                   CLASS A-2




       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------











                                   CLASS A-3




       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------











                                    CLASS B




       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------











                                    CLASS C




       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------



















                                    CLASS D




       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------



















                                    CLASS X




       ASSUMED        SCENARIO   SCENARIO
 PURCHASE PRICE (%)       1         2
-------------------- ---------- ---------
















     It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. The Mortgage Loans will not have all of the characteristics assumed for purposes of the Scenarios. Yield will be affected by prepayment rates, Balloon Payment extensions, and may differ significantly from the Mortgage Loan Assumptions. There can be no assurance that the pre-tax yields, on the Offered Certificates will correspond to any of the pre-tax yields or discounted margins, as applicable, shown herein or that the aggregate purchase prices of the Offered Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.


RATED FINAL DISTRIBUTION DATE

     The "Rated Final Distribution Date" is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Principal Amount of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Principal Amount of one or more Classes after the Rated Final Distribution Date of such Class or Classes.


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Principal Amount. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Principal Amount of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling Agreement--Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Charges are made in respect thereof. The tables of "Percentage of Initial Certificate Principal Amount Outstanding For Each Designated Scenario" set forth below indicate the weighted average life of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Principal Amount of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Offered Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Offered Certificates." The

Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary, and may vary significantly, from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.


              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                   CLASS A-1




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........








  Weighted Average Life
  (in years) ..............

--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class A-1 Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).



              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                   CLASS A-2




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........








  Weighted Average Life
  (in years) ..............

--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class A-2 Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                   CLASS A-3




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........








  Weighted Average Life
  (in years) ..............

--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class A-3 Certificates is determined by
      (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).



              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS B




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........








  Weighted Average Life
  (in years) ..............

--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS C




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........








  Weighted Average Life
  (in years) ..............

--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).


              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO


                                    CLASS D




                             SCENARIO   SCENARIO
     DISTRIBUTION DATE           1         2
--------------------------- ---------- ---------
  Initial Percent .........








  Weighted Average Life
  (in years) ..............

--------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date,
      (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

                             THE POOLING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 1998 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.


     The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036; Attention: Domenico Ruscitti, Prospectus Department, (212) 761-8570.


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will cause to be delivered to the Trustee, with respect to each Mortgage Loan (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) or counterpart(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents or counterpart thereof; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) originals or copies of environmental indemnities, collateral assignments of management agreements and such other loan documents as are in the possession of the Depositor, including original assignments thereof to the Trustee, unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee promptly upon the Depositor's receipt thereof.

     The Trustee, or any custodian for the Trustee, will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Depositor as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Depositor and MSMC.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling Agreement, the Depositor will assign the representations and warranties made by MSMC in the Loan Sale Agreement to the Trustee for the benefit of Certificateholders. The representations and warranties to be assigned to the Trustee for the benefit of the Certificateholders are set forth on Exhibit B to this Prospectus Supplement.

     The Pooling Agreement requires that the Master Servicer, the Special Servicer or the Trustee notify MSMC and the Depositor upon its becoming aware of any breach of any representation or warranty with respect to a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. In the Loan Sale Agreement, MSMC will make the representations and warranties set forth in Exhibit B with respect to the Mortgage Loans, and that upon a breach of any of such representations and warranties that remains uncured and which materially and adversely affects the value of a Mortgage Loan, or the interest of the Certificateholders therein, MSMC will repurchase such Mortgage Loan at the Repurchase Price. The Pooling Agreement will provide that the Trustee will enforce the rights of the Trust Fund and Certificateholders under the Loan Sale Agreement.

     Notwithstanding the foregoing, the Pooling Agreement will provide that upon discovery by the Trustee, the Special Servicer or the Master Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such party shall give prompt notice thereof to the Depositor and MSMC and within 90 days after such discovery, if such breach cannot be cured within such period MSMC will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price.

     The obligations of MSMC to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by MSMC with respect to a Mortgage Loan. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates will be obligated to purchase a Mortgage

Loan if MSMC defaults on its obligation to repurchase or cure, and no assurance can be given that MSMC will fulfill such obligations. See "The Depositor" in the Prospectus. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified as REMICs.

     The "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the sole benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the net present value of the Mortgage Loans, or the same care, skill, prudence and diligence which the Master Servicer and Special Servicer uses for loans serviced for their own account, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable, (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances: (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction; (v) the ownership, servicing or management for others or itself, by the Master Servicer or the Special Servicer of any other mortgage loans or properties, or (vi) any obligation of the Master Servicer or Special Servicer to pay any indemnity with respect to or repurchase of any Mortgage Loan (the "Servicing Standard"). The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. The Glenborough Pool Loan and the Wells Fargo Office Tower Loan will be subserviced for the Master Servicer by Wells Fargo. The Ramco-Gershenson Pool Loan and the Hotel Del Coronado Loan will be subserviced for the Master Servicer by AMRESCO (together with Wells Fargo, the "Initial Subservicers"). Notwithstanding any subservicing agreement, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively, except that the Trustee or the successor Master Servicer or Special Servicer, as applicable, may not terminate any subservicing agreement with any Initial Subservicer unless such Initial Subservicer is in default thereunder. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under such Mortgage Loan); (ii) the Master Servicer and/or the Trustee has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (vi) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vii) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (iii), (iv),
(v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee for remittance to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

     The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lockout Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Deferred Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Deferred Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modifications" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modifications," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

     The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance
Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modifications" herein, the amount equal to the lesser of (a) the related Extended Monthly Payment (net of the related Servicing Fee) or (b) the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Deferred Interest, Default Interest, Prepayment Charges or Balloon Payments. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of Monthly Payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of
(x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans.

     The obligation of the Master Servicer, the Special Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer or the Trustee, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

     To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance, pursuant to the terms of the Pooling Agreement. The Trustee (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" below.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from
(i) late
payments on the Mortgage Loan by the borrower, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition. Although the Master Servicer will be required to make P&I Advances with respect to the Magellan Apartment Pool Loan, the Master Servicer will not be entitled to recover interest on such P&I Advances that have accrued prior to the end of the applicable grace period.


ACCOUNTS

     Collection Account. On each Due Date, the Master Servicer will be required to withdraw from each Lockbox an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement for application towards the Monthly Payment due on the related Mortgage Loan. The Master Servicer shall also deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

     Distribution Accounts. The Trustee will establish and maintain two segregated accounts (the "Lower-Tier Distribution Account Account" and the "Upper-Tier Distribution Account ") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions therefrom. With respect to each Distribution Date, the Master Servicer will disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and (ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee will withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

     The Trustee will also establish and maintain one or more segregated accounts for the "Deferred Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions therefrom and the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates.

     The Lockboxes, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Deferred Interest Distribution Account and the Class Q Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Lockboxes, the Cash Collateral Accounts and the Collection Account. Each of the Lockboxes, Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, any escrow account, the Deferred Interest Distribution Account and the Class Q Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated by each of the Rating Agencies in one of its three highest rating categories at all times (or in the case of the REO Account, Lockboxes, and Collection Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA" by Fitch and "AA--" by S&P or, if applicable, the short term rating equivalent thereof (or "A-1" in the case of S&P)) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause such Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"); provided, however, that the establishment and administration of the Lockboxes and escrow accounts will be subject to the related Mortgage Loan documents and applicable law. Amounts on deposit in the Collection Account, the Lockboxes, the escrow accounts and any REO Account may be invested in certain United States government securities and other high-quality investments ("Permitted Investments"). Interest or other income earned on funds in the Collection Account, the Lockboxes and the escrow accounts will be paid to the Master Servicer (except, in the case of the Lockboxes or the escrow accounts to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Charges and (II) the Trustee Fee for such Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Deferred Interest Distribution Account an amount equal to the Deferred Interest received in the related Collection Period, if any, (ii) to pay or reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances, the Master Servicer's, the Special Servicer's or the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"; (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee and/or the Depositor for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


SUCCESSOR MANAGER

     With respect to each Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, will enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Master Servicer or the Special Servicer is entitled itself to terminate, or to cause the related borrower to terminate, the manager under the Mortgage Loan, the Master Servicer or the Special Servicer, as the case may be, will promptly give notice of its intent to exercise its right to terminate the manager to the Trustee (who will copy the holders of Certificates and the Rating Agencies). The most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates are the only Classes outstanding (other than the Class X Certificates or the Class Q or Residual Certificates), the Class A Certificates and the Class X Certificates together will be treated as the most subordinate Class of Certificates) will have the right to recommend termination of the manager, and if so, to recommend a Successor Manager (as defined below). Holders of Certificates representing Voting Rights of greater than 50% of such subordinate Class of Certificates will have 10 Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Master Servicer or the Special Servicer, as the case may be, will give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any Class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager; or (ii) the Master Servicer or the Special Servicer, as the case may be, determines that effecting such recommendation to terminate is not consistent with the Servicing Standard and therefore the Master Servicer or Special Servicer elects not to effect such recommendation. If the Master Servicer or the Special Servicer, as the case may be, does not receive a required response (or if the response received is inconsistent) and the Master Servicer or the Special Servicer, as the case may be, determines it is consistent with the Servicing Standard to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Master Servicer or the Special Servicer, as applicable, shall use its best efforts, or if applicable cause the related borrower, to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, shall not cause a qualification, withdrawal or downgrading of any of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     See "Certain Legal Aspects of the Mortgage Loans and the
Leases--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.


INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of (a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months (provided, however, that at least 25% of the Mortgaged Properties with Allocated Loan Amounts of less than $5,000,000 will be inspected within 12 months after the Closing Date), in each case commencing in June, 1999 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, or (b) has a debt service coverage ratio of less than 1.0, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 15 of each year, beginning April 15, 1999, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated, based on an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, except for such exceptions stated in such report.

     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 15 of each year, beginning April 15, 1999, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer, and that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance or disregard of duties thereunder. The Pooling Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance or disregard of duties thereunder in each case by the person being indemnified, or
(ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

     In addition, the Pooling Agreement provides that none of the Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

     Any person into which the Depositor or the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor or the Master Servicer is a party, or any person succeeding to the business of the Depositor or the Master Servicer, will be the successor of the Depositor or the Master Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Depositor or the Master Servicer under the Pooling Agreement.


EVENTS OF DEFAULT

     Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Deferred Interest Distribution Account or Class Q Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for thirty
(30) days after the giving of written notice of such failure to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class, and if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; (iii) any failure by the Master Servicer to make any Advances as required pursuant to the Pooling Agreement; (iv) confirmation in writing by any Rating Agency that not terminating the Master Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations.

     Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement; (ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Depositor or the Trustee, or to the Special Servicer, the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; (iii) confirmation in writing by any Rating Agency that not terminating the Special Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, which has not been remedied, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) described in clause (v) in the second preceding paragraph occurs, the rights and obligations of the Master Servicer under the Pooling Agreement shall automatically terminate. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee is not at least "AA" by Fitch and S&P and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

     If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, which has not been remedied, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer or the Trustee to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class R and Class LR Certificates, (b) [4%] in the case of the Class X Certificates (the "Fixed Voting Rights Percentage"), and (c) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.


REALIZATION UPON MORTGAGE LOANS; MODIFICATIONS

     Specially Serviced Mortgage Loans; Appraisals; Extensions. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose or elect to grant up to three consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first or second anniversary thereof in the case of the second or third extension), respectively, the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments in the case of the second or third extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard described herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related manager unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

     The Special Servicer will not be permitted to agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The "Extended Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule which would fully amortize such principal balance and accrued interest over a term that does not extend past the date occurring two years prior to the Rated Final Distribution Date (commencing on the maturity date of such Mortgage
Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include interest at a rate lower than the related Default Rate (but, except as otherwise provided in the Pooling Agreement, not lower than the related Mortgage Rate). In no event will the Special Servicer be permitted to extend any Mortgage Loan at a rate lower than the Mortgage Rate.

     The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Deferred Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Deferred Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Deferred Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related maturity date and (ii) waiver of the right to such accrued Deferred Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Deferred Interest. Any such waiver shall not be effective until such prepayment is tendered.

     Pursuant to the terms of the Charlestowne Mall Loan and the CenterAmerica Pool Loan, the mortgagee is required to give prior written notice to the Charlestowne Mall Mezzanine Lender or CenterAmerica Mezzanine Lender, as applicable, of any material default under such Mortgage Loans prior to commencing foreclosure proceedings. In addition, the Charlestowne Mall Mezzanine Lender and CenterAmerica Mezzanine Lender, as the case may be, will have the right to cure any such default prior to foreclosure. See "Description of the Mortgaged Properties and Mortgage Loans--Charlestowne Mall: The Loan--Mezzanine Debt" and "--CenterAmerica Pool: The Loan--Mezzanine Debt" herein. In addition, the mortgagee is required to give notice to the Courthouse Plaza I Ground Lessor of a Loan Default under the Courthouse Plaza I Loan, and the Courthouse Plaza I Grand Lessor has certain cure rights during the exercise of which certain of mortgagee's rights may not be exercised. See "Description of the Mortgaged Properties and Mortgage Loans--Courthouse Plaza I, The Borrower and the Property--Ground Lease."

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, such as the Hotel Del Coronado, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Certain Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" in the Prospectus.

     The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

     Modifications. During the term of a Specially Serviced Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify such Mortgage Loan to reduce the amount of principal (but, except as otherwise provided below, not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3% of all Voting Rights may direct the Special Servicer not to agree to any such modification. The Special Servicer will promptly provide a copy of such proposed modification to the Master Servicer, the Rating Agencies and the Trustee. The Trustee will, within five Business Days, notify, in writing, all of the Certificateholders that have Voting Rights for such proposed modification. For purposes of determining whether Certificateholders representing 66 2/3% of all Voting Rights have directed the Special Servicer not to agree to such modification, each Certificateholder will have 15 days to respond to such notice, and any Certificateholder that has not responded within such time period will be deemed to have consented to such modification. In the event that the Special Servicer is directed not to agree to such modification, the Special Servicer will continue to have the options described elsewhere herein, including foreclosure, subject to the following paragraph, or, if applicable, extension of the related Mortgage Loan.

     Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Specially Serviced Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (the "Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation; (b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as a result of such modification, waiver or amendment may result in an Interest Shortfall to any Class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Charge or Prepayment Lockout Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Principal Amount of the Directing Class less the sum of (x) the aggregate amount of Appraisal Reduction Amounts then outstanding and
(y) the aggregate amount of Interest Shortfalls then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer (i) has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) has received confirmation from each Rating Agency that such action will not result in the downgrade, qualification or withdrawal of the ratings of the Certificates. The Certificateholders of the Directing Class will be required to identify themselves to the Trustee and the Special Servicer (who may rely on such identification absent any contrary instructions from the Trustee). For the purpose of determining the Percentage Interest of the Directing Class, the Certificates held by any Certificateholder that (i) holds, or whose affiliate holds, any debt of any of the borrowers, or any of the affiliates of the borrowers, under the Mortgage Loans, or (ii) is the related manager or affiliate of the related manager, shall not be taken into consideration. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate Class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in clauses (b) and (f) shall include the second most subordinate Class of Certificates and the amount by which principal can be reduced shall not be in excess of 80% of the aggregate principal balance of both such Classes less the items specified in clauses (f)(x) and (y) above. A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceding paragraph.

     The Master Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001 and Treasury Regulations Section 1.860G-2(b)(3), as evidenced by an Opinion of Counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.


OPTIONAL TERMINATION

     The Depositor and, if the Depositor does not exercise its option, the Master Servicer and, if neither the Depositor nor the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

     Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Deferred Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Deferred Interest with respect to such Mortgage Loan.


THE TRUSTEE

     State Street Bank and Trust Company will act as Trustee of the Trust Fund. The corporate trust office of the Trustee responsible for administration of the Trust is located at Two International Place-5th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Ref. Morgan Stanley 1998-XL1. In its Consolidated Report of condition as of December 31, 1997, State Street Bank and Trust Company, a Massachusetts chartered institution and foreign and domestic subsidiaries, reported total assets of $37,449,709,000.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee and, if such trustee is not rated at least "AA" by Fitch and S&P and "Aa2" by Moody's, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. All expenses incurred by the Trustee upon any removal without cause will be paid by the party terminating the Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.


DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under the second and third paragraph under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

     In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement. The Trustee will not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lockbox Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Deferred Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.


THE MASTER SERVICER

     Midland Loan Services, Inc. ("Midland") will initially act as the Master Servicer. The following information has been provided by Midland. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

     Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland is a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 210 West 10th Street, Kansas City, Missouri 64105.

     As of April 30, 1998, Midland was responsible for the servicing of approximately 12,000 commercial and multifamily loans with an aggregate principal balance of approximately $26.3 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,400 loans with an aggregate principal balance of approximately $18.7 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland also provides commercial loan servicing for newly-orginated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Depositor and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12 times a per annum rate equal to (a) with respect to the Glenborough Pool Loan, 0.033%, (b) with respect to the Wells Fargo Tower Loan, 0.028%, (c) with respect to the Hotel Del Coronado Loan, 0.028%, (d) with respect to the Ramco-Gershenson Pool Loan, 0.028%, and (e) with respect to all other Mortgage Loans, 0.028% (in each case, the "Servicing Fee Rate") and (ii) the Stated

Principal Balance of such Mortgage Loan, provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer (which includes, in the case of the Glenborough Pool Loan, a fee (the "Glenborough Pool Subservicing Fee") payable to the subservicer equal to 0.015% per annum, in the case of the Wells Fargo Tower Loan, a fee (the "Wells Fargo Tower Subservicing Fee") payable to the subservicer equal to 0.01% per annum, in the case of the Ramco-Gershenson Pool Loan, a fee (the "Ramco-Gershenson Pool Subservicing Fee") payable to the subservicer equal to 0.005% per annum, and in the case of the Hotel Del Coronado Loan, a fee (the "Hotel Del Coronado Subservicing Fee") payable to the subservicer equal to 0.005% per annum) and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (excluding the fees payable to the Trustee and in the case where such Prepayment Interest Shortfall is the result of a prepayment on the Glenborough Pool Loan, excluding the monthly pro-rated amount of the Surveilance Fees allocable to the Greenborough Pool Loan) for the related Distribution Date shall be reduced (but not below zero) up to the amount sufficient to fully offset such Prepayment Interest Shortfalls. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law).

     In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.


SPECIAL SERVICER

     Clarion Partners, LLC ("Clarion", a New York limited partnership, will initially be appointed as special servicer of the Mortgage Loans (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

     Clarion (formerly known as Jones Lang Wootton Realty Advisors) was established in 1982 and is registered with the Securities and Exchange Commission as a registered investment advisor. Clarion and its affiliated companies manage a portfolio of over $6 billion in commercial real estate-related investments and have completed over $2 billion in distressed commercial real estate resolutions. Clarion, with a staff of 356 employees in 21 offices nationwide, has been approved as a special servicer by S&P, Fitch and Moody's. It is anticipated that Clarion or an affiliate will purchase a significant portion of the Private Certificates (including all of the Class H Certificates, which will be the initial Controlling Class). Clarion has offices at 335 Madison Avenue, 7th Floor, New York, New York 10017.

     The information set forth herein concerning Clarion has been provided by it, and neither the Depositor, the Master Servicer, the Trustee, nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates and the Class X Certificates are the only Classes outstanding, the Class A Certificates and the Class X Certificates together will be treated as the subordinate Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

     The Pooling Agreement provides that if the Special Servicer acquires either the Charlestowne Mall Mezzanine Loan or the CenterAmerica Pool Mezzanine Loan, as applicable, or any preferred equity issued by the Wells Fargo Office Tower Borrower, the Special Servicer shall promptly resign as Special Servicer with respect to the related Mortgage Loan, and if the Special Servicer fails to promptly resign, the Master Servicer will be required to terminate the Special Servicer as Special Servicer with respect to such Mortgage Loan, and the holders of the most subordinate Class of Certificates then outstanding will then appoint a successor Special Servicer.

     Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of
(i) 1/12 times a per annum rate of 0.25% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to 1.00% of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to 1.00% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) MSMC as described herein under "--Representations and Warranties; Repurchase," (ii) by the Master Servicer, the Depositor or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.


MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the Master Servicer's or the Special Servicer's duties pursuant to the Pooling Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest and, (ii) any Certificateholder that is also (A) the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans or (B) the related manager or affiliate of the related manager may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee is obligated to make available to each Certificateholder, to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling Agreement. In addition, to the extent provided to it by the Master Servicer, the Trustee shall make available upon request to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Master Servicer solely from information provided to the Master Servicer pursuant to the Mortgage Loans (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) without modification, interpretation or analysis (except that the Master Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Master Servicer shall not be responsible for the completeness or accuracy of such information (except that the Master Servicer will use its best efforts to correct patent errors). A form of the monthly reports is included herein as Exhibit C. Within a reasonable period of time after each calendar year, the Trustee is obligated as provided in the Pooling and Servicing Agreement to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     Additionally, the Master Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Master Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous paragraph and provided to the Master Servicer pursuant to the Mortgage Loans.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 39.5% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Texas (approximately 17.6% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), and Tennessee (approximately 9.5% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     New York, California, Texas, Indiana, South Carolina, Illinois, Arizona and Ohio and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

     California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

     Under Texas law, a deed of trust is foreclosed by non-judicial process; judicial process is generally not used. Generally, there is no election of remedies observed in Texas. Accordingly, a mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, 21 days notice prior to foreclosure is required. Deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust.

     Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

     A Deed of Trust is the preferred form of security interest in Tennessee; however, there is no statutory or common law prohibition against the use of a mortgage form. Enforcement of a mortgage would likely require judicial sale. It is a common practice in the State of Tennessee to use a Deed of Trust rather than a mortgage and most foreclosures are held under a power sale contained in the Deed of Trust and are nonjudicial sales.

     Foreclosure of the lien of Deed of Trust in Tennessee typically and most efficiently is accomplished by a trustee's sale under a power of sale provision as contained in the Deed of Trust. In a non-judicial foreclosure, there is a public notice of the Trustee's sale containing certain information which must be given for the time prescribed in the Deed of Trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate generally on the courthouse steps, in the county in which the real property is located.

     Publication and the notice of sale must be for at least three weekly times in a newspaper published in the county where the sale is to be made, with the first publication being at least twenty (20) days prior to the date of the sale. The notice must also comply with all of the provisions of the Deed of Trust. The typical length of time for a non-judicial sale in Tennessee is approximately thirty (30) days. Where there is a provision in the Deed of Trust, the holder of the indebtedness may enter a credit bid and apply the same to the balance of the indebtedness. Deficiencies may be obtained and the statute of limitation is six (6) years from the maturity of the note.

     Leases senior in priority to the foreclosed mortgage are unaffected unless subordinated. Junior leases are extinguished as well as subordinate mortgages or mechanic liens. There are specific statutory requirements to foreclose a Deed of Trust on property where a tax lien exists. The statute of limitations for a lien of a Deed of Trust is barred ten (10) years from the maturity of the debt.

     The general summaries as set forth above may be varied by specific provisions of the Deed of Trust and it would be important to review and examine the terms of the Deed of Trust.


                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat the portion of the Trust Fund exclusive of the Deferred Interest, the Deferred Interest Distribution Account, the Default Interest, and the Class Q Distribution Account, and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, such portion of the Trust Fund will qualify, as two separate REMICs (the "Upper-Tier REMIC " and the "Lower-Tier REMIC," respectively) within the meaning of Code
Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Deferred Interest and the Default Interest), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent pro rata undivided beneficial interests in designated portions of the Deferred Interest and the related portions of the Deferred Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Deferred Interest based on the relative fair market values of each, it is anticipated that the rights to Deferred Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Default Interest (subject to an obligation to pay interest on Advances to the Master Servicer, Special Servicer or Trustee, as the foregoing case may be) in respect of the Mortgage Loans and the Class Q Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes.

     The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

     A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A beneficial owner's interest in an Offered Certificate will constitute "loans
 . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the portion of the Offered Certificate allocable to the Magellan Apartment Pool Loan and the EQR Apartment Pool Loan, and to the Glenborough Pool Loan (but only to the extent not allocable to commercial use with respect thereto). The preceding four sentences do not apply to a beneficial owner's interest in the Offered Certificates (other than the Class A-1, Class A-2, Class A-3 and Class X Certificates) to the extent allocable to the right to receive Deferred Interest. However, a beneficial owner's interest in Deferred Interest will separately qualify under such sections. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for the foregoing treatments. The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting. Deferred Interest will be required to be reported as income by the beneficial owners thereof (to the extent such amounts do not represent a recovery of a portion of the owner's adjusted basis therein, if any) as such amounts are received or accrued by the Trust Fund, based on their own methods of accounting.

     It is anticipated that the regular interests represented by the [Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will be issued [at a premium] [with [de minimis] original issue discount] for federal income tax purposes. See "Certain Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--General" in the Prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Depositor does not intend to treat the payments of interest on the Class X Certificates as contingent interest.

     The prepayment assumption that will be used to amortize premium of an initial owner will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Yield on the Offered Certificates" above.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.


                         CERTAIN ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan of the Class B, Class C and Class D Certificates (the "Subordinated Offered Certificates") is restricted. See "Description of the Offered Certificates--Transfer Restrictions." Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Section 4975 of the Code with respect to the purchase, holding or disposition of the Subordinated Offered Certificates. For purposes of the following discussion all references to the Offered Certificates, unless otherwise indicated, shall be deemed to exclude the Subordinated Offered Certificates.

     As described in the Prospectus under "Certain ERISA Considerations," Title I of ERISA and Section 4975 of the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (May 17, 1990)), referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

    (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co. ("DCR");

    (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Fund must also meet the following requirements:

    (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

    (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

    (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Offered Certificates, unless the conditions described in this paragraph are met.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS B, CLASS C AND CLASS D CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, UNLESS SUCH PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class X and Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as such Certificates are rated in one of the two highest rating categories by one or more Rating

Agencies and the Mortgage Loans are secured by real estate. The other Classes of Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of certain Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates of any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor and MSMC, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor
from the sale of the Offered Certificates will be approximately   % of the
initial aggregate Certificate Principal Amount of the Offered Certificates,
plus accrued interest, if any, from     , 1998, before deducting expenses
payable by the Depositor.

     In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. One or more affiliates of the Underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.

     Affiliates of the Underwriter and Depositor are the indirect owners of the CenterAmerica Pool Borrower. In addition, MSMC, an affiliate of the Underwriter and the Depositor, currently holds the Charlestowne Mall Mezzanine Loan and CenterAmerica Mezzanine Loan, and if MSMC were to foreclose on the collateral for either such loan following an event of default, MSMC would become the owner of the Charlestowne Mall Borrower or CenterAmerica Pool Borrower, as applicable. Certain affiliates of the Underwriter, including MSMC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--The Mortgage Loans--Other Financing", "--Conflicts of Interest", "Description of the Mortgaged Properties and the Mortgage Loans--CenterAmerica:
The Borrower; The Property--Mezzanine Debt" and "Description of the Mortgaged Properties and the Mortgage Loans--Charlestowne Mall: The Borrower; The Property--Mezzanine Debt" herein.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

     In connection with the offering, the Underwriter may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by the Underwriter in connection with the offering. Short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Certificates than they are required to purchase from the Depositor in the offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

     This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

     The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act of 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulation 1991 (as amended).

                                    EXPERTS

     Cushman & Wakefield, Inc., Hospitality Valuation Services, Joseph J. Blake Associates, Miller Appraisal Group, Inc., Rule & Co., Inc., Real Estate Counselors International, Inc., Michael Franenthal & Associates, Inc., Mustorakos-Hurd, Inc., CB Richard Ellis, Inc., Byrne McKinney & Associates, Inc., CB Commercial Real Estate Group, Inc., Aaron & Wright Incorporated and Landauer Associates, Inc. (the "Appraisers") are each an independent real estate brokerage, appraisal, management and consulting firm, and have either appraised or rendered an opinion on the current fair market value of the Mortgaged Properties or prepared a market study of the Mortgaged Properties. The results of such appraisals, marketability study and market studies and references to such firms are set forth in the information included in this Prospectus Supplement under the heading "Description of the Mortgaged Properties and the Mortgage Loans--Description of the Borrowers and the Properties" and in the complete report available for inspection at the corporate trust office of the Trustee, and such summary report, together with information based on the complete report included in this Prospectus Supplement, have been included in this Prospectus Supplement in reliance upon the authority of the Appraisers as experts on real estate appraisals.


                       VALIDITY OF OFFERED CERTIFICATES

     The validity of the Offered Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.


                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that (i)
each of the Class A-1, Class A-2 and Class A-3 Certificates be rated "   " by
Fitch and "   " by S&P; (ii) the Class B Certificates be rated "    " by Fitch
and "    " by S&P; (iii) the Class C Certificates be rated "    " by Fitch and
"    " by S&P; (iv) the Class D Certificates be rated "    " by Fitch and
"    " by S&P and (v) the Class X Certificates be rated "    " by Fitch and
"   " by S&P. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Charges, Net Default Interest or Deferred Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the WAC Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans. See "Risk Factors" herein and "Yield Considerations" in the Prospectus.

     The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amount "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.


     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

30/360 Basis ....................................   S-58
A-1 .............................................   S-212
ACMs ............................................   S-38
Actual DSCR .....................................   S-58
Actual/360 Basis ................................   S-58
ADA .............................................   S-50
Advance Rate ....................................   S-212
Advances ........................................   S-211
Allocated Loan Amount ...........................   S-58
Alteration Approval Threshold ...................   S-58
Alteration Escrow Threshold .....................   S-58
AMC .............................................   S-182
AMRESCO .........................................   S-10
Annual Debt Service .............................   S-58
Annualized Base Rent ............................   S-58
Anticipated Term ................................   S-58
Appraisal Reduction Amount ......................   S-195
Appraisal Reduction Event .......................   S-194
Approved Bank ...................................   S-58
Available Funds .................................   S-187
Average Base Rent Per Square Foot ...............   S-58
Balloon Payment .................................   S-188
Bankruptcy Code .................................   S-37
Below-Market Leases .............................   S-133
Best ............................................   S-58
Business Day ....................................   S-10
Calculated Payments .............................   S-66
Capital Expenditures Account ....................   S-58
CBD .............................................   S-96
CEDEL ...........................................   S-11, S-55
CEDEL Participants ..............................   S-197
CenterAmerica ...................................   S-83
CenterAmerica Architect .........................   S-93
CenterAmerica Defeased Loan Amount ..............   S-90
CenterAmerica Defeased Note .....................   S-90
CenterAmerica Mezzanine Borrower ................   S-83
CenterAmerica Mezzanine Lender ..................   S-93
CenterAmerica Mezzanine Loan ....................   S-41, S-93
CenterAmerica Permitted Transferee ..............   S-90
CenterAmerica Pledged Interests .................   S-93
CenterAmerica Pool Borrower .....................   S-13, S-83
CenterAmerica Pool Loan .........................   S-13
CenterAmerica Pool Management Agreement .........   S-88
CenterAmerica Pool Manager ......................   S-88
CenterAmerica Pool Mortgage .....................   S-83
CenterAmerica Pool Properties ...................   S-13, S-83
CenterAmerica Sponsor ...........................   S-91
CERCLA ..........................................   S-39
Certificate Owners ..............................   S-197

Certificate Registrar ...........................................   S-195
Certificateholder ...............................................   S-195
Certificateholders ..............................................   S-55
Certificates ....................................................   S-10
Charlestowne Mall Borrower ......................................   S-17, S-145
Charlestowne Mall Loan ..........................................   S-17
Charlestowne Mall Management Agreement ..........................   S-152
Charlestowne Mall Manager .......................................   S-152
Charlestowne Mall Mezzanine Borrower ............................   S-145
Charlestowne Mall Mezzanine Loan ................................   S-41
Charlestowne Mall Mortgage ......................................   S-145
Charlestowne Mall Property ......................................   S-17, S-145
Charlestowne Mezzanine Lender ...................................   S-155
Charlestowne Mezzanine Loan .....................................   S-155
Charlestowne Pledged Interests ..................................   S-155
Charlestowne SPE ................................................   S-154
Charlestowne/Kohl's COREA .......................................   S-150
Chicago CMSA ....................................................   S-136
Cinema Ground Tenant ............................................   S-151
Cinema Improvements .............................................   S-151
Clarion .........................................................   S-225
Class ...........................................................   S-186
Class A Certificates ............................................   S-21, S-186
Class A-1 Component .............................................   S-186
Class A-2 Component .............................................   S-186
Class A-3 Component .............................................   S-186
Class B Component ...............................................   S-186
Class C Component ...............................................   S-186
Class D Component ...............................................   S-186
Class E Component ...............................................   S-186
Class F Component ...............................................   S-187
Class G Component ...............................................   S-187
Class H Component ...............................................   S-187
Class Prepayment Percentage .....................................   S-193
Code ............................................................   S-28
Collection Account ..............................................   S-212
Collection Period ...............................................   S-188
Commission ......................................................   S-224
Comparable Store ................................................   S-59
Component Notional Amount .......................................   S-187
Construction Funds ..............................................   S-151
Courthouse Plaza I Affiliate Debt ...............................   S-175
Courthouse Plaza I Borrower .....................................   S-19, S-168
Courthouse Plaza I G.P. .........................................   S-168
Courthouse Plaza I Ground Lease .................................   S-44, S-171
Courthouse Plaza I Ground Lease Subordination Agreement .........   S-44
Courthouse Plaza I Ground Lessor ................................   S-44, S-171
Courthouse Plaza I Land Disposition Agreement ...................   S-172
Courthouse Plaza I Letter of Credit .............................   S-172
Courthouse Plaza I Loan .........................................   S-19
Courthouse Plaza I Management Agreement .........................   S-172

Courthouse Plaza I Manager .............................................   S-172
Courthouse Plaza I Mortgage ............................................   S-168
Courthouse Plaza I Property ............................................   S-19, S-168
Courthouse Plaza I Reversionary Interest ...............................   S-171
CPS ....................................................................   S-150, S-151
CPS Initial Property ...................................................   S-151
Cross-over Date ........................................................   S-25
Cut-Off Date Allocated Loan Amount .....................................   S-58, S-59
DCR ....................................................................   S-230
Debt Service Account ...................................................   S-59
Debt Service Coverage Ratio ............................................   S-59
Decline in Performance Event ...........................................   S-173
Default Interest .......................................................   S-188
Default Rate ...........................................................   S-59, S-188
Defeasance .............................................................   S-59
Defeasance Conditions ..................................................   S-59
Deferred Interest ......................................................   S-59, S-60, S-188
Definitive Certificate .................................................   S-195
Department .............................................................   S-230
Depositor ..............................................................   S-10
Depositories ...........................................................   S-196
Description of the Mortgaged Properties and the Mortgage Loans .........   S-35
Dillard's ..............................................................   S-109
Directing Class ........................................................   S-221
Disbursement Procedures ................................................   S-59
Discount Rate ..........................................................   S-67, S-193
Distribution Date ......................................................   S-187
DSCR ...................................................................   S-59
DTC ....................................................................   S-11
Effective Gross Income .................................................   S-59
Effective Maturity Date ................................................   S-59
Effective Maturity Date Balance ........................................   S-59
Effective Maturity Date LTV ............................................   S-59
Eligible Bank ..........................................................   S-212
EMD ....................................................................   S-59
EMD Loan ...............................................................   S-60
EMD LTV ................................................................   S-59
Environmental Reserve Account ..........................................   S-60
Environmental Site Assessments .........................................   S-39
EPA ....................................................................   S-39
EQR Affiliated Lender ..................................................   S-143
EQR Apartment Pool Borrower ............................................   S-16, S-135
EQR Apartment Pool Loan ................................................   S-16
EQR Apartment Pool Manager .............................................   S-138
EQR Apartment Pool Mortgage ............................................   S-135
EQR Apartment Pool Properties ..........................................   S-16, S-135
EQR Apartment Pool Property ............................................   S-135
EQR Defeased Loan Amount ...............................................   S-141
EQR Defeased Note ......................................................   S-141
EQR Letter of Credit ...................................................   S-142
EQR Management Agreements ..............................................   S-138

EQR Non-Managing Member .............................   S-135
EQR Permitted Transferee ............................   S-143
EQR REIT ............................................   S-135
EQR SPC Managing Member .............................   S-135
ERISA ...............................................   S-28, S-230
Euroclear ...........................................   S-11, S-55
Euroclear Participants ..............................   S-197
Event of Default ....................................   S-216
Event of Default ....................................   S-216
Excess Cash Flow ....................................   S-60
Excess Prepayment Interest Shortfall ................   S-194
Excess Rate .........................................   S-188
Exemption ...........................................   S-28
FFE Account .........................................   S-60
Financial Statements ................................   S-60
First P&I Date ......................................   S-60
First Tier Lockbox ..................................   S-60
First-Tier Lockbox ..................................   S-65
Fitch ...............................................   S-29
Fixed Voting Rights Percentage ......................   S-218
Form 8-K ............................................   S-74
FSA .................................................   S-232
GAAP ................................................   S-68
GGP .................................................   S-177
GLA .................................................   S-13, S-60
Glenborough Discount Rate ...........................   S-130
Glenborough Letter of Credit ........................   S-128
Glenborough Management Agreement ....................   S-127
Glenborough Manager .................................   S-127
Glenborough Pool Borrower ...........................   S-16, S-123
Glenborough Pool Loan ...............................   S-16
Glenborough Pool Mortgage ...........................   S-123
Glenborough Pool Mortgage Release ...................   S-130
Glenborough Pool Proceeds ...........................   S-130
Glenborough Pool Properties .........................   S-16, S-123
Glenborough Pool Subservicing Fee ...................   S-225
Glenborough REIT ....................................   S-123
Glenborough SPC GP ..................................   S-123
Glenborough Yield Maintenance Treasury Rate .........   S-130
Hard Lockbox ........................................   S-60
HDM .................................................   S-105
Hexalon .............................................   S-105
HHC REIT ............................................   S-83
HHC SPE GP ..........................................   S-83
holder ..............................................   S-195
Holders .............................................   S-197
Hotel Del Coronado Borrower .........................   S-12, S-75
Hotel Del Coronado Licensor .........................   S-75
Hotel Del Coronado Loan .............................   S-12
Hotel Del Coronado Management Agreement .............   S-77
Hotel Del Coronado Manager ..........................   S-77

Hotel Del Coronado Marks ......................   S-75
Hotel Del Coronado Mortgage ...................   S-75
Hotel Del Coronado Operating Lease ............   S-77
Hotel Del Coronado Operating Lessee ...........   S-75
Hotel Del Coronado Property ...................   S-12, S-75
Hotel Del Coronado Security Agreement .........   S-75
Hotel Del Coronado Stockholder ................   S-75
Hotel Del Coronado Subservicing Fee ...........   S-225
HRE ...........................................   S-105
Indirect Participants .........................   S-196
Initial Interest Rate .........................   S-60
Initial Reserve Deposit .......................   S-60
Initial Subservicers ..........................   S-209
Insurance Account .............................   S-60
Insurance Requirements ........................   S-61
Interest Accrual Amount .......................   S-25
Interest Distribution Amount ..................   S-25
Interest Only EMD Loan ........................   S-61
Interest Rate .................................   S-61
Interest Shortfall ............................   S-25
Kohls .........................................   S-150
Late Payment Fee ..............................   S-61
LC ............................................   S-65
Lease Approval Threshold ......................   S-61
Letter of Credit ..............................   S-61
LIBOR .........................................   S-61
Liquidation Fee ...............................   S-226
Loan Default ..................................   S-61
Loan Description ..............................   S-61
Loan DSCR .....................................   S-61
Loan Per Square Foot/Unit .....................   S-61
Loan Sale Agreement ...........................   S-57
Loan to Value Ratio ...........................   S-61
Lockbox .......................................   S-62
Lockbox Bank ..................................   S-62
Lockbox Waterfall .............................   S-62
Lockout Period ................................   S-54, S-62
Lower-Tier REMIC ..............................   S-28
LTM ...........................................   S-62
LTV ...........................................   S-61
LUSTs .........................................   S-39
Magellan Apartment Pool Borrower ..............   S-15, S-116
Magellan Apartment Pool Borrowers .............   S-15, S-116
Magellan Apartment Pool Loan ..................   S-15
Magellan Apartment Pool Manager ...............   S-119
Magellan Apartment Pool Mortgage ..............   S-116
Magellan Apartment Pool Properties ............   S-15, S-116
Magellan Apartment Pool Property ..............   S-116
Magellan Defeased Loan Amount .................   S-121
Magellan Defeased Note ........................   S-121
Magellan Management Agreement .................   S-119

Magellan REIT ............................   S-116
Magellan SPC General Partner .............   S-116
Master Servicer ..........................   S-10
Master Servicer Remittance Date ..........   S-211
Maturity Date ............................   S-62
Maturity Date Balance ....................   S-62
May ......................................   S-49
Mezzanine Debt ...........................   S-62
Mezzanine Loans ..........................   S-41
Midland ..................................   S-224
Milwaukee PMSA ...........................   S-136
Monthly Insurance Deposit Amount .........   S-62
Monthly Payment ..........................   S-62, S-188
Monthly Reserve Deposit ..................   S-62
Monthly Tax Deposit Amount ...............   S-62
Morgan Stanley Real Estate Fund ..........   S-90
Mortgage .................................   S-11, S-57
Mortgage Loan Assumptions ................   S-201
Mortgage Pool ............................   S-11
Mortgage Rate ............................   S-23
Mortgaged Properties .....................   S-11
Mortgaged Property .......................   S-57
MSMC .....................................   S-10
MSREF II .................................   S-83
Negative Adjustment ......................   S-229
Net Cash Flow ............................   S-171
Net Default Interest .....................   S-188
Net Mortgage Rate ........................   S-23
Net REO Proceeds .........................   S-188
NOI ......................................   S-62
Non-Comparable Store .....................   S-63
Non-EMD Loan .............................   S-63
Note .....................................   S-11, S-57
Notional Amount ..........................   S-186
NRA ......................................   S-123
OCC ......................................   S-63
Occupancy ................................   S-63
Occupancy Costs ..........................   S-63
Ohio PERS ................................   S-75
Ohio PERS Law ............................   S-82
One-Tier Lockbox .........................   S-63
OPERS ....................................   S-38
OPERS Law ................................   S-38
Original Principal Balance ...............   S-63
Originators ..............................   S-20, S-57
Parisian .................................   S-110
Participants .............................   S-195
Pass-Through Rate ........................   S-22
PCBs .....................................   S-39
Penney ...................................   S-109, S-150
Percentage Interest ......................   S-187

Permitted Investments ............................   S-213
P&I Advance ......................................   S-26, S-211
Plan .............................................   S-29, S-198, S-230
PMA ..............................................   S-117
Pooling Agreement ................................   S-10
Pooling Agreement ................................   S-208
Prepayment Charge ................................   S-63
Prepayment Charge Period .........................   S-63
Prepayment Interest Shortfall ....................   S-194
Principal Balance Certificates ...................   S-21, S-186
Principal Distribution Amount ....................   S-25
Principal Prepayments ............................   S-188
Principal Window .................................   S-8
Private Certificates .............................   S-186
Proffitt's .......................................   S-110
Property Advances ................................   S-211
Property Condition Reports .......................   S-73
psf ..............................................   S-63
Quail Springs Mall Affiliated Transferee .........   S-184
Quail Springs Mall Approved Transferee ...........   S-184
Quail Springs Mall Borrower ......................   S-19, S-177
Quail Springs Mall Cash Management Event .........   S-184
Quail Springs Mall Loan ..........................   S-19
Quail Springs Mall Management Agreement ..........   S-182
Quail Springs Mall Manager .......................   S-182
Quail Springs Mall Mortgage ......................   S-177
Quail Springs Mall Property ......................   S-20, S-177
Quail Springs Mall REA ...........................   S-181
Ramco-Gershenson Defeased Loan Amount ............   S-165
Ramco-Gershenson Defeased Note ...................   S-165
Ramco-Gershenson Limited Partner .................   S-158
Ramco-Gershenson Management Agreement ............   S-163
Ramco-Gershenson Pool Borrower ...................   S-18, S-158
Ramco-Gershenson Pool Loan .......................   S-18
Ramco-Gershenson Pool Manager ....................   S-163
Ramco-Gershenson Pool Mortgage ...................   S-158
Ramco-Gershenson Pool Properties .................   S-158
Ramco-Gershenson Pool Properties .................   S-18
Ramco-Gershenson Pool Property ...................   S-158
Ramco-Gershenson Pool Subservicing Fee ...........   S-225
Ramco-Gershenson REIT ............................   S-52, S-158
Rated Final Distribution Date ....................   S-204
Rating Agencies ..................................   S-29
REAs .............................................   S-51
Reduction in Value ...............................   S-49
Regal ............................................   S-110, S-150
Regular Certificates .............................   S-28
Rehabilitation Fee ...............................   S-226
Release H.15 .....................................   S-193
REMIC ............................................   S-28
REO Account ......................................   S-186

REO Property ............................................   S-186
Repurchase Price ........................................   S-209
Required Repair Account .................................   S-63
Reserve Account .........................................   S-63
Residual Certificates ...................................   S-28
Restricted Group ........................................   S-29, S-231
Revised Interest Rate ...................................   S-63
Rodamco .................................................   S-105
Rodamco Entity ..........................................   S-113
Rollover Account ........................................   S-63
Rules ...................................................   S-196
Sales per SF ............................................   S-63
Scenario 1 ..............................................   S-201
Scenarios ...............................................   S-201
SDG .....................................................   S-105
SDG Entity ..............................................   S-113
Sears ...................................................   S-109, S-150
Second Ohio PERS Trust ..................................   S-75
Second Tier Lockbox .....................................   S-63
Second-Tier Lockbox .....................................   S-65
Secore ..................................................   S-20, S-57
Senior Offered Certificates .............................   S-29
Servicing Compensation ..................................   S-187
Servicing Fee Rate ......................................   S-224
Servicing Fee ...........................................   S-224
Servicing Standard ......................................   S-209
SF/Units ................................................   S-63
Similar Law .............................................   S-198, S-230
Simon DeBartolo Group REIT ..............................   S-105
SMMEA ...................................................   S-30
Soft Lockbox ............................................   S-64
Southworth Tenant .......................................   S-127
S&P .....................................................   S-29
Special Servicer ........................................   S-10
Special Servicer's Appraisal Reduction Estimate .........   S-195
Special Servicer ........................................   S-225
Special Servicing Fee ...................................   S-226
Specially Serviced Mortgage Loan ........................   S-210
Standard Approval Rights ................................   S-64
Subordinated Offered Certificate ........................   S-198
Subordinated Offered Certificates .......................   S-198, S-230
Substitution Conditions .................................   S-64
Substitution Period .....................................   S-64
Successor Borrower ......................................   S-64
Surveillance Fees .......................................   S-194
Tax Account .............................................   S-64
Terms and Conditions ....................................   S-197
Theater Operator ........................................   S-151
TI ......................................................   S-65
Total Revenue ...........................................   S-64
Treasury Rate ...........................................   S-65, S-193

Trustee ...............................................   S-10, S-57
Trustee Fee ...........................................   S-223
Trustee Fee Rate ......................................   S-223
Two-Tier Lockbox ......................................   S-65
CEDEL .................................................   1
Certificate Principal Amount ..........................   S-2
Certificates ..........................................   1
Class .................................................   1
Depositor .............................................   1
Distribution Date .....................................   S-2
DTC ...................................................   1
Euroclear .............................................   1
Fitch .................................................   1
Master Servicer .......................................   S-2
Mortgage Loans ........................................   1
Mortgage Pool .........................................   1
Mortgaged Properties ..................................   1
MSMC ..................................................   1
Notional Amount .......................................   S-2
Offered Certificates ..................................   1
Private Certificates ..................................   1
Rating Agencies .......................................   1
REMIC .................................................   S-2
S&P ...................................................   1
Trust Fund ............................................   1
Trust REMICs ..........................................   S-2
Trustee ...............................................   S-2
Underwriter ...........................................   1
Underwritable Cash Flow ...............................   S-65
Underwritable NOI .....................................   S-66
Underwriter ...........................................   S-10
Unscheduled Payments ..................................   S-188
Updated Appraisal .....................................   S-218
Upper-Tier REMIC ......................................   S-28
U.S. Obligations ......................................   S-66
Value .................................................   S-66
WAC Rate ..............................................   S-23
Weighted Average Life .................................   S-8
Wells Fargo ...........................................   S-10, S-14, S-57, S-123
Wells Fargo Office Tower Borrower .....................   S-13, S-96
Wells Fargo Office Tower Loan .........................   S-13
Wells Fargo Office Tower Management Agreement .........   S-99
Wells Fargo Office Tower Manager ......................   S-99
Wells Fargo Office Tower Mortgage .....................   S-96
Wells Fargo Office Tower Property .....................   S-13, S-96
Wells Fargo Qualified Transferee ......................   S-103
Wells Fargo Tower Subservicing Fee ....................   S-225
West Town Mall Approved Partner Loans .................   S-113
West Town Mall Borrower ...............................   S-14, S-105
West Town Mall Loan ...................................   S-14
West Town Mall Management Agreement ...................   S-111

West Town Mall Manager ......................................   S-111
West Town Mall Mortgage .....................................   S-105
West Town Mall Property .....................................   S-14, S-105
West Town ROA ...............................................   S-109
Wilmorite ...................................................   S-145
Wynnewood Ground Lessee .....................................   S-93
Wynnewood Village Redevelopment Parcel ......................   S-93
Wynnewood Village Redevelopment Parcel Improvements .........   S-93
Yield Maintenance Premium ...................................   S-66
Yield Maintenance Treasury Rate .............................   S-67

                                  EXHIBIT A-1

                      SUMMARIZED FINANCIAL INFORMATION FOR
                          HOTEL DEL CORONADO PROPERTY
                                  (UNAUDITED)

                                                            YEAR ENDED          YEAR ENDED
                                                        DECEMBER 31, 1995   DECEMBER 31, 1996
                                                             ($000S)             ($000S)
                                                       ------------------- -------------------
Gross Income from Operations .........................        36,577              44,051
Operating Expenses ...................................        15,740              15,751
                                                              ------              ------
Gross Operating Profit ...............................        20,837              28,300
Fixed expenses .......................................         2,074               2,354
                                                              ------              ------
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses .........        18,763              25,946
                                                              ======              ======
                                                            YEAR ENDED      THREE MONTHS ENDED
                                                        DECEMBER 31, 1997     MARCH 31, 1998
                                                             ($000S)             ($000S)
                                                       ------------------- -------------------
Gross Income from Operations .........................        51,660             13,008
Operating Expenses ...................................        15,681              3,927
                                                              ------             ------
Gross Operating Profit ...............................        35,979              9,161
Fixed expenses .......................................         3,148                994
                                                              ------             ------
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses .........        32,831              8,167
                                                              ======             ======

                                  EXHIBIT A-2

                      SUMMARIZED FINANCIAL INFORMATION FOR
                         CENTERAMERICA POOL PROPERTIES
                                  (UNAUDITED)


                                                        YEAR ENDED          YEAR ENDED          YEAR ENDED      THREE MONTHS ENDED
                                                    DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997     MARCH 31, 1998
                                                         ($000S)             ($000S)             ($000S)             ($000S)
                                                   ------------------- ------------------- ------------------- -------------------
Net Income from Operations .......................        29,684              30,980              34,157              8,636
Property Expenses ................................         3,152               2,863               3,102              1,080
Fixed Expenses ...................................         5,226               5,160               5,537              1,039
                                                          ------              ------              ------              -----
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses .....        21,306              22,957              25,518              6,517
                                                          ======              ======              ======              =====

                                  EXHIBIT A-3

                      SUMMARIZED FINANCIAL INFORMATION FOR
                           WELLS FARGO TOWER PROPERTY
                                  (UNAUDITED)




                                                        YEAR ENDED          YEAR ENDED          YEAR ENDED      THREE MONTHS ENDED
                                                    DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997     MARCH 31, 1998
                                                         ($000S)             ($000S)             ($000S)             ($000S)
                                                   ------------------- ------------------- ------------------- -------------------
Gross Income from Operations .....................        39,599              38,500              39,347              9,359
Operating Expenses ...............................        12,924              12,459              12,461              2,577
                                                          ------              ------              ------              -----
Gross Operating Profit ...........................        26,675              26,041              26,886              6,782
Fixed Expenses ...................................         2,649               2,654               2,697              1,038
                                                          ------              ------              ------              -----
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses .....        24,026              23,387              24,189              5,744
                                                          ======              ======              ======              =====

                                   EXHIBIT B

                        REPRESENTATIONS AND WARRANTIES

     For purposes of the representations and warranties, the date of origination of each Mortgage Loan is the date on which MSMC took an assignment of the existing note and mortgage from the prior lender. With respect to each Mortgage Loan, as of the Closing Date (except as may be specified in the related representation and warranty or on Schedule 1 to this Exhibit B):

     (i) The information set forth in the mortgage loan schedule attached to the Loan Sale Agreement as to the Mortgage Loan is complete, true and correct in all material respects;

     (ii) MSMC is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

     (iii) The Mortgage Loan has not been since the date of origination by the applicable Originator, and currently is not, thirty or more days delinquent, and the mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

     (iv) MSMC has not advanced funds, or knowingly received any advance of funds from a party other than the mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

     (v) (A) The Mortgage Loan documents have been duly and properly executed, and (B) the Mortgage Loan documents are legal, valid and binding obligations of the mortgagor, and their terms are enforceable against the mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity;

     (vi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of MSMC, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of MSMC, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan). To the actual knowledge of MSMC, no material claims have been made under such title policy and no claims have been made thereunder;

     (vii) As of the date of origination of the Mortgage Loan there were no, and to the best knowledge of MSMC there are no, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy;

     (viii) (A) each building or other improvement located on any Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan documents, in an amount not less than the replacement cost of the Mortgaged Property; each Mortgaged Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and (B) the loan documents obligate the mortgagor to maintain all such insurance and, at the mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor;

     (ix) As of the most recent date of inspection of each Mortgaged Property by MSMC, based solely on MSMC's review of the Property Condition Reports issued with respect to the Mortgage Loan and the most recent visual inspection (as described in (xviii) below) of the Mortgaged Property, no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. MSMC has neither received notice, nor is otherwise aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the borrower's ability to perform its obligations under its related Mortgage Loan;

     (x) To MSMC's best knowledge, after review of compliance confirmations from applicable municipalities, surveys and/or title insurance endorsements, none of the improvements included for the purpose of determining the appraised value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added;

     (xi) The Mortgage Loan does not violate applicable usury laws;

     (xii) Since the date of origination of the Mortgage Loan, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the mortgage loan schedule and which are evidenced by documents in the Mortgage Loan file delivered to the Trustee) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

     (xiii) All applicable mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;

     (xiv) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause (vi) above. To the best of MSMC's knowledge and without affirmative investigation, no person other than the relevant mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (vi) above;

     (xv) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

     (xvi) MSMC has not taken any action, nor has knowledge that the mortgagor has taken any action, that would cause the representations and warranties made by the mortgagor in the Mortgage Loan documents not to be true;

     (xvii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and MSMC covenants that it will not make any future advances under the Mortgage Loan to the mortgagor. Except for the escrows and disbursements therefrom as contemplated by the mortgage loan documents, any mortgagor requirements for on or off-site improvements or as to disbursement of any escrow funds therefor have been complied with;

     (xviii) MSMC has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

     (xix) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with those Mortgage Loans that provide for Deferred Interest;

     (xx) The Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (xxi) No fraudulent acts were committed by MSMC in connection with the origination process of the Mortgage Loan;

     (xxii) All taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;

     (xxiii) To the extent required under applicable law, MSMC was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiv) To the best knowledge of MSMC, there is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan documents and MSMC has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

     (xxv) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the mortgagor which would materially interfere with such right to foreclosure;

     (xxvi) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. MSMC has reviewed each such report and update. MSMC, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. MSMC has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. MSMC has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxvii) The Mortgage Loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mortgage Loan documents;

     (xxviii) To the best of MSMC's knowledge and without affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the mortgagor or any Mortgaged Property an adverse outcome of which is reasonably likely to materially affect the mortgagor's performance of its obligations under the Mortgage Loan documents;

     (xxix) The servicing and collection practices used by MSMC, and to the best of MSMC's knowledge, the origination practices of the related Originator, have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the applicable Originator in its reasonable discretion;

     (xxx) In connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Originator to assign, transfer and convey the Mortgage to any other person or entity;

     (xxxi) If any Mortgaged Property is subject to any leases (other than any ground lease referred to in (xxxv) below), to MSMC's knowledge, the mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and assignment of leases and rents, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

     (xxxii) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan;

     (xxxiii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the loan documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

     (xxxiv) Based on MSMC's review of surveyor certificates, except for the Mortgaged Properties set forth on Schedule 1, no Mortgaged Property is located in a special flood hazard area (Zone A) as defined by the Federal Insurance Administration and, with respect to the Mortgaged Properties set forth on
Schedule 1, flood insurance coverage has been obtained;

     (xxxv) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor the following apply to such ground lease:

    A. The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan documents delivered to the Trustee.

    B. The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest [and any permitted encumbrances on such fee interest.]

    C. The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

    D. To the best of MSMC's knowledge, as of the origination date of the Mortgage Loan, the ground lease was in full force and effect and no material default had occurred under the ground lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease. No notice of default under the ground lease has been received by MSMC.

    E. The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

    F. The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the ground lease.

    G. The ground lease either (i) has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds 10 years beyond the maturity date of the related Mortgage Loan.

    H. The ground lease requires the lessor to enter into a new lease with the mortgagee upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults to the extent they are curable and succeeds to the interests of the mortgagee.

    I. Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

    J. Such ground lease does not impose any material restrictions on subletting.

    K. Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

    L. Either the ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default under the ground lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

     (xxxvi) (A) the Mortgage Loan is directly secured by a Mortgage on a commercial real property, (B) the fair market value of such real property exclusive of any items of tangible or intangible personal property with respect thereto, as evidenced by an appraisal conducted within 12 months of the origination of the Mortgage Loan, or as determined by MSMC based on market studies and pursuant to its underwriting standards, was at least equal to 80% of the principal amount of the Mortgage Loan (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregated basis) and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is crosscollateralized with such Mortgage Loan, in which event the computation described in (I) and
(II) shall be made on an aggregate basis); and (C) the exceptions set forth in
Schedule I to Exhibit B were either taken into account in the foregoing appraisal or determination of fair market value or do not have a material effect on such fair market value;

     (xxxvii) To the knowledge of MSMC, all required certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property;

     (xxxviii) Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and all such escrow accounts required to have been funded as of the Cut-Off Date (taking into account any applicable notice and grace period) have been funded;

     (xxxix) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Depositor, and the related reassignment of assignment of leases and rents, if any, constitutes a legal, valid and binding assignment thereof to the Depositor;

     (xl) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related assignment of leases and rents and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to the Depositor under the Loan Sale Agreement (except for Mortgage Loans, if any, which are crosscollateralized with other Mortgage Loans being conveyed to the Depositor or subsequent transferee under the Loan Sale Agreement and identified on the mortgage loan schedule); and

     (xli) To MSMC's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

                            SCHEDULE 1 TO EXHIBIT B




REPRESENTATION     EXCEPTION
------------------ -------------------------------------------------------------------------------------------------------------
   (vi)            With respect to the Quail Springs Mall Loan, the related title insurance company does not insure for consequences resulting from the fact that May Department Store has objected to the construction of the
                   American Multi-Cinema Theatre.
   (viii)          (A) With respect to the Wells Fargo Office Tower Loan, the loan documents require insurers having "AA"
                   claims paying rating, whereas the actual coverage obtained by the Wells Fargo Office Tower Borrower is with an insurer with an "A" rating.
   (xxxi)          The mortgagor is the fee simple owner of the property and has leased its interest to the Hotel Del Coronado
                   Operating Lessee. The Hotel Del Coronado Operating Lessee holds the landlord's interest in certain space leases at the Hotel Del Coronado Property.
   (xxxiii)        With respect to the CenterAmerica Pool Loan, such proceeds must be made available to Borrower for restoration of the affected property if (a) the mortgagee has agreed to make such proceeds available for restoration pursuant to a subordination, nondisturbance agreement between a mortgagee and a tenant under a Major Lease or (b) such proceeds must be made available for restoration pursuant to the terms of a Major
                   Lease in effect as of the closing date of the Mortgage Loan. A Major Lease is any lease (a) covering no less than the greater of (i) five percent (5%) of the gross leaseable area of any individual property or (ii)
                   15,000
                   leaseable square feet or (b) made with a tenant that is an affiliate of any other tenant under a lease at such
                   individual property, if the leases together cover no less than the greater of (i) five percent (5%) of the gross
                   leaseable area of such individual property or (ii) 15,000 leaseable square feet.
   (xxxiv)         The CenterAmerica Pool Properties known as Jefferson Park, Klein Square, and Village Plaza are each located in a special flood hazard area. The CenterAmerica Pool Borrower is required to maintain flood insurance in an
                   amount equal to the maximum available National Flood Insurance Program coverage. The CenterAmerica
                   Pool Borrower has obtained such flood insurance as part of its general all risk insurance coverage in the amount
                   of $100,000,000. The property insurance for the CenterAmerica Pool Properties is provided by St. Paul Fire
                   and
                   Marine Insurance Company (50%), which has a claims paying ability rating of "AAA" by S&P, and by
                   Lexington Insurance Company (50%), which has a claims paying ability rating of "AAA" by S&P.
   (xxxv)          (H) Courthouse Plaza I Loan. The Courthouse Plaza I Ground Lease only requires the lessor to enter into a new lease with the mortgage upon termination of the ground lease due to a default that cannot be readily cured by mortgagee, including without limitation bankruptcy,
   (xxxvii)        With respect to the CenterAmerica Pool Loan, properties comprising the mortgaged property are located in countries or municipalities which (A) did not issue certificates of occupancy at the time of construction or
                   (B)
                   do not issue certificates of occupancy for the shell building and only issue certificates of occupancy to individual
                   tenants with respect to their leased premises. With respect to properties to which clause (B) applies, MSMC has
                   been able to verify that certificates of occupancy were issued to certain of those tenants.

EXHIBIT C
FORM OF REPORT TO CERTIFICATEHOLDERS


                      MORGAN STANLEY CAPITAL I INC.                      W.A.C.
              COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES              W.A.M.
                          SERIES 1998-XL1                          PAYMENT DATE
                                                                    RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY


------------------------------------------------------------------------------------------------------------------------------------
             Pass-Through  Interest     Current Moody's   Original    Beginning       Principal      Interest    Total     Ending
Class  CUSIP     Rate        Type          Rating **      Balance      Balance           Paid          Paid      Paid     Balance
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------
                                                   TOTALS:
                                                          --------------------------------------------------------------------------


DISTRIBUTIONS PER CERTIFICATE
-------------------------------------------------------------------------------------------
              Beginning           Principal        Interest              Ending
Class    Certificate Factor     Distribution     Distribution      Certificate Factor
-------------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
For additional information or with questions, please contact:
-----------------------------------------------------------------------------
                                STATE STREET CORPORATE TRUST
-----------------------------------------------------------------------------
Bond Analyst:
Account Officer:
Street Connection:(factor and rate by cusip) (617) 664-5500
To receive current or historical reports for this deal please use:
WEBSITE: HTTP://CORPORATETRUST.STATESTREET.COM
Street Fax:Bondholder & Secondary Market Reports(617) 664-5600
-----------------------------------------------------------------------------

-------------------------------------------------------------------------------
STATE STREET   This report has been prepared by or based on information
Serving        furnished to State Street Bank and Trust Company ("State
Institutional  Street") by one or more third parties (e.g.,Servicer, Master
Investors      Servicer, etc.).State Street shall not have and does not Serving
Worldwide      Institutional Investors Worldwide undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

[LOGO]                MORGAN STANLEY CAPITAL I INC.                      W.A.C.
              COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES              W.A.M.
                          SERIES 1998-XL1                          PAYMENT DATE
                                                                    RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PRINCIPAL DETAIL


------------------------------------------------------------------------------------------------------------------------------------
          Beginning   Scheduled   Unscheduled   Other Principal/     Total Principal     Realized Losses/    Appraisal
Class      Balance    Principal    Principal    Cash Adjustments   Distribution Amount     Balance Adj.    Reduction Amt.
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
      Ending                      Cumulative                    Cumulative
      Balance                   Realized Losses            Appraisal Reduction
-------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------
  TOTALS:
          ---------------------------------------------------------------------------



INTEREST DETAIL
------------------------------------------------------------------------------------------------------------------------------------
               Accrued          Beg. Unpaid      Prepayment     Current Interest    Additional Trust   Prepayment     Additional
Class   Certificate Interest     Interest      Int. Shortfall      Shortfalls        Fund Expenses      Premiums     Adjustments
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
           Total Interest               Cumulative Unpaid
            Distr. Amount              Interest Shortfall
---------------------------------------------------------------









---------------------------------------------------------------
         TOTALS:
                 ----------------------------------------------


[LOGO]                MORGAN STANLEY CAPITAL I INC.                       W.A.C.
              COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES               W.A.M.
                          SERIES 1998-XL1                           PAYMENT DATE
                                                                     RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

    BOND CLASS RATING, SUBORDINATION LEVEL AND MATURITIES:

-------------------------------------------------------------------------------------------------------------------------
          Ratings     Original     Current      Last          Original           Current      Orig. Class Maturity
Class   As Of Date     Rating      Rating      Rating    Subordination Level    Sub.Level           @ 0% CPR
-------------------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------------------



              --------------------------------------------------------------------------------------------
DELINQUENCIES        One Month    Two Months      Three+Months       Foreclosures      Total
----------------------------------------------------------------------------------------------------------
# of Loans               0             0                0                  0             0
----------------------------------------------------------------------------------------------------------
Ending APB             $0.00         $0.00            $0.00              $0.00         $0.00
----------------------------------------------------------------------------------------------------------


TWELVE MONTH SUMMARY OF PREPAYMENTS AND PREPAYMENT PENALTIES:
--------------------------------------------------------------------------------------------------------------------
          MONTH/YEAR                                             PREPAYMENTS                    PENALTIES










--------------------------------------------------------------------------------------------------------------------


                                                                ------------------------------------
APPRAISAL REDUCTIONS:                                             Current Total     Cum.Total
                                                                ------------------------------------
----------------------------------------------------------------------------------------------------
Loan #                   0       0          0          0               0               0
----------------------------------------------------------------------------------------------------
Amount                 $0.00   $0.00      $0.00      $0.00           $0.00           $0.00
----------------------------------------------------------------------------------------------------

[LOGO]                MORGAN STANLEY CAPITAL I INC.                       W.A.C.
              COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES               W.A.M.
                          SERIES 1998-XL1                           PAYMENT DATE
                                                                     RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS


                               OTHER INFORMATION
================================================================================




   AVAILABLE DISTRIBUTION AMOUNT

   COLLATERAL INFORMATION:          CLOSING           BEG           ENDING
                                 COLL. BALANCE   COLL. BALANCE   COLL. BALANCE

   LOAN COUNT



   Aggregate amount of P&I Advances made during current period:

   SERVICING FEES:
   ---------------
   Aggregate Amount of servicing compensation paid to Master Servicer Aggregate Amount of servicing compensation paid to Trustee:
   Additional Special Servicing Fee



   AGGREGATE AMOUNT OF:
   Additional Trust Fund Expenses
   Mortgage Loans that have been paid in full:
   Mortgage Loans that have been paid at their Maturity Date:
   Prepayment Penalties paid on the Mortgage Loans:


================================================================================

MORGAN STANLEY CAPITAL I INC.                STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-XL1                              PAYMENT DATE
UNDERWRITER: MORGAN STANLEY DEAN WITTER      REPORT #


DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES


----------------------------------------------------------------------------------------------
CURRENT
SCHEDULE                       # OF      AGGREGATE          % TOT            WEIGHTED AVERAGES
PRINCIPAL                       MTG      SCHED PRIN          SCHED            MNTHS      MORT
BALABCE                       LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 1,000,000.00
         1,000,000.00+
         2,000,000.00+
         3,000,000.00+
         4,000,000.00+
         5,000,000.00+
         5,999,999.91+
         7,000,000.00+
         8,000,000.00+
         9,000,000.00+
        10,000,000.00+
        15,000,000.00+
        20,000,000.00+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------



DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------------
CURRENT
MORTGAGE                    # OF      AGGREGATE          % TOT            WEIGHTED AVERAGES
INTEREST                     MTG      SCHED PRIN          SCHED            MNTHS      MORT
RATE                       LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 8.50%
         8.50%+
         8.75%+
         9.00%+
         9.25%+
         9.50%+
         9.75%+
        10.00%+
        10.25%+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------



DISTRIBUTION OF TOP TEN STATES BY BALANCE
----------------------------------------------------------------------------------------------
TOP                           # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
10                              MTG      SCHED PRIN          SCHED            MNTHS      MORT
STATES                        LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
Texas
California
Florida
New York
Ohio
Pennsylvania
Oregon
Nevada
North Carolina
Other
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DISTRIBUTION OF PROPERTY TYPE
----------------------------------------------------------------------------------------------
                               # OF      AGGREGATE          % TOT            WEIGHTED AVERAGES
PROPERTY                        MTG      SCHED PRIN          SCHED            MNTHS      MORT
TYPES                         LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
Multi-Family
Anchored Retail
Hospitality
Office
Insdustrial
Unanchored Retail
Health Care
Moblie Home Park
Mixed
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.                STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-XL1                              PAYMENT DATE
UNDERWRITER: MORGAN STANLEY DEAN WITTER      REPORT #


DISTRIBUTION OF RAMAINING STATED TERM (BALLOON LOANS ONLY)

----------------------------------------------------------------------------------------------
REMAINING
STATED                        # OF       AGGREGATE          % TOT           WEIGHTED  AVERAGES
TERM                            MTG      SCHED PRIN          SCHED            MNTHS      MORT
(MONTHS)                      LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 60
         60+
         96+
        132+
        180+
        240+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------



DIST. OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
----------------------------------------------------------------------------------------------
REMAINING
STATED                        # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
TERM                            MTG      SCHED PRIN          SCHED            MNTHS      MORT
(MONTHS)                      LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 60
         60+
         96+
        132+
        180+
        240+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------



DISTRIBUTION OF REMAINING STATED TERM (ALL LOANS)
----------------------------------------------------------------------------------------------
REMAINING
STATED                        # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
TERM                            MTG      SCHED PRIN          SCHED            MNTHS      MORT
(MONTHS)                      LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 60
         60+
         96+
        132+
        180+
        240+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING AMORTIZATION TERM
----------------------------------------------------------------------------------------------
ORIGINAL
AMORTIZATION                  # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
TERM                            MTG      SCHED PRIN          SCHED            MNTHS      MORT
(MONTHS)                      LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 60
          60+
         120+
         180+
         240+
         300+
         360+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DISTRIBUTION OF SEASONING
----------------------------------------------------------------------------------------------
                              # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
SEASONING                       MTG      SCHED PRIN          SCHED            MNTHS      MORT
(MONTHS)                      LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
less than 13
       13-24
       25-36
       37-48
       19-60
      61-120
        121+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.                STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-XL1                              PAYMENT DATE
UNDERWRITER: MORGAN STANLEY DEAN WITTER      REPORT #


DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY

----------------------------------------------------------------------------------------------
ORIGINAL                      # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
TERM TO                         MTG      SCHED PRIN          SCHED            MNTHS      MORT
MATURITY                      LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
  0+
 50+
100+
150+
200+
250+
300+
400+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DISTRIBUTION OF LOAN TO VALUE RATIO
----------------------------------------------------------------------------------------------
MOST                          # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
RECENT                          MTG      SCHED PRIN          SCHED            MNTHS      MORT
LTV                           LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
Not Populated
less than 50.01
         50.01+
         55.01+
         60.01+
         70.01+
         75.01+
         80.01+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DISTRIBUTION OF AMORTIZATION TYPE
----------------------------------------------------------------------------------------------
                              # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
AMORTIZATION                    MTG      SCHED PRIN          SCHED            MNTHS      MORT
TYPE                          LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
Amoritzing Balloon
Fully Amortizing



----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO
----------------------------------------------------------------------------------------------
                              # OF       AGGREGATE          % TOT            WEIGHTED AVERAGES
                                MTG      SCHED PRIN          SCHED            MNTHS      MORT
DSCR                          LOANS      BALANCE             BAL       DSCR   TO MAT     RATE
----------------------------------------------------------------------------------------------
Not populated
less than 1.20x
         1.20x+
         1.25x+
         1.30x+
         1.35x+
         1.40x+
         1.45x+
         1.50x+
         1.55x+
         1.60x+
         1.70x+
         1.80x+
----------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------


DEAL NAME: MORGAN STANLEY CAPITAL I INC.     STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES           WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1998-XL1                              PAYMENT DATE
UNDERWRITER: MORGAN STANLEY DEAN WITTER      REPORT

LOAN LEVEL DETAIL


                                                   CLOSING TERMS                       CURRENT TERMS
-----------------------------------------------------------------------------------------------------------------------------------
OFFER       PROPERTY                        SCHED    NOTE    MATURITY    SCHED     NOTE      MATURITY   SCHED   PREPAY/     PREPAY/
CONTROL#    TYPE         CITY     STATE     BAL      RATE    DATE        BAL       RATE      DATE       P&I     LIQUID/ADJ  DATE
-----------------------------------------------------------------------------------------------------------------------------------










                     CURRENT TERMS
-------------------------------------------------------
PAID THRU       PREMIT         TRANSFER          LOAN
DATE            PREMIUM        DATE              STATUS
-------------------------------------------------------



totals
Loan Status:
A = Payment not recd. but still in grace period, B = late payment, but less than 1 mo., 0 = Current, 1 = 1 mo. delinquent, 2 = 2 mo. delinquent, 3 = Three or more mo. delinquent
4 = Assumed scheduled payment (performing matured balloon), 7 = Foreclosure,
    9 = REO

                                                                      EXHIBIT D






















                                   TERM SHEET

-------------------------------------------------------------------------------
                       [MORGAN STANLEY DEAN WITTER LOGO]
MORGAN STANLEY                                                     May 20, 1998
Real Estate Debt Capital Markets
Mortgage/Asset Backed Capital Markets
-------------------------------------------------------------------------------


                                 CMBS NEW ISSUE

                        PRELIMINARY COLLATERAL OVERVIEW


          -----------------------------------------------------------

                                  $925,848,151
                                 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL1

          -----------------------------------------------------------




                                   XL1 1998
                                  LARGE LOAN




                           MORGAN STANLEY DEAN WITTER


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998                                                           May 20, 1998
LARGE LOAN              PRELIMINARY COLLATERAL OVERVIEW
-------------------------------------------------------------------------------

                           $925,848,151 (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL1


                           COLLATERAL CHARACTERISTICS

Cut-Off Date Principal Balance: (as of June 1, 1998)               $925,848,151
Number of Mortgage Loans:                                                    11
Number of Mortgaged Properties:                                              83
Weighted Average Coupon:                                                  7.02%
Weighted Average Cut-Off Date LTV:                                        58.4%
Weighted Average LTV at Effective Maturity Date:                          51.0%
Weighted Average DSCR:                                                    1.90x
Weighted Average Original Amortization Term:                         332 months
Weighted Average Original Term to Effective Maturity Date:           113 months
Weighted Average Remaining Term to Effective Maturity Date:          109 months
Weighted Average Seasoning:                                            4 months

------------------------------------------------------------------------------------------------------------------------------------
                                     PERCENTAGE           PRINCIPAL
                         CUT-OFF         OF               BALANCE AT                                            ORIGINAL   REMAINING
                           DATE       CUT-OFF             EFFECTIVE             EFFECTIVE                        TERM TO    TERM TO
                        PRINCIPAL      DATE               MATURITY     CUT-OFF   MATURITY           ORIGINAL    EFFECTIVE  EFFECTIVE
                         BALANCE     PRINCIPAL              DATE         DATE      DATE           AMORTIZATION  MATURITY   MATURITY
LOAN NAME                ($000'S)    BALANCE(1)  COUPON   ($000'S)       LTV       LTV    DSCR(2)   TERM(3)       DATE       DATE
------------------------------------------------------------------------------------------------------------------------------------
Hotel Del Coronado      $164,947,035    17.8%    6.90%   $130,163,932   50.0%      39.4%   2.06x       300         120        115
CenterAmerica Pool       163,000,000    17.6     6.67     140,921,222   61.3       53.0    1.86        360         120        120
Wells Fargo Tower        143,855,648    15.5     7.17     126,516,032   61.2       53.8    1.64        300          84         83
West Town Mall            76,000,000     8.2     6.90      76,000,000   47.5       47.5    2.71        N/A         126        119
Magellan Apartment Pool   75,113,551     8.1     7.28      66,308,919   79.3       70.0    1.34        360         120        113
Glenborough Pool          59,465,982     6.4     7.50      48,701,064   51.3       42.0    1.93        300         120        112
EQR Apartment Pool        50,000,000     5.4     6.79      50,000,000   49.7       49.7    2.28        N/A         120        118
Charlestowne Mall         50,000,000     5.4     7.73      46,730,265   57.7       54.0    1.70        360          84         81
Ramco-Gershenson Pool     49,761,281     5.4     6.83      43,401,346   64.6       56.4    2.00        360         120        114
Courthouse Plaza I        48,704,653     5.3     7.19      42,147,916   70.5       61.0    1.49        360         120        115
Quail Springs Mall        45,000,000     4.9     6.82      39,064,080   52.7       45.7    1.95        360         120        120
                        ------------   -----     ----    ------------   ----       ----    ----        ---         ---        ---
Total/Weighted Average  $925,848,151   100.0%    7.02%   $809,954,776   58.4%      51.0    1.90x       332         113        109
                        ============   =====     ====    ============   ====       ====    ====        ===         ===        ===

Notes:   (1) Numbers may not total 100% due to rounding.
         (2) Based on underwritable net cash flow and actual annual debt service.
         (3) Weighted average original amortization term excludes West Town Mall and EQR Apartment Pool.
------------------------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998                                                           May 20, 1998
LARGE LOAN              PRELIMINARY COLLATERAL OVERVIEW
-------------------------------------------------------------------------------

                           $925,848,151 (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL1

                                                           LOAN FEATURES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             BANKRUPTCY-  FUNDED
                                                            REMOVAL OF  CAPITAL  LOCK BOX/       CROSS         REMOTE     TAX AND
                                              PRINCIPAL      PROPERTY   RESERVE    SWEEP   COLLATERALIZATION  BORROWING  INSURANCE
LOAN NAME           CALL PROTECTION           REPAYMENT      MANAGER   ACCOUNTS   ACCOUNT    (POOLS ONLY)       ENTITY    ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
Hotel Del Coronado  Locked 24 mos.,      Effective Maturity    Yes        Yes       Yes           N/A            Yes        Yes
                      Defeasance
CenterAmerica Pool  Locked 24 mos.,      Effective Maturity    Yes        Yes       Yes           Yes            Yes        Yes
                      Defeasance
Wells Fargo Tower   Locked 24 mos.,      Effective Maturity    Yes        Yes       Yes           N/A            Yes        Yes
                      Defeasance
West Town Mall      Locked 36 mos.,      Effective Maturity   Yes(2)      No        None          N/A           Yes(5)      No
                      Defeasance(1)                                               Until EMD
Magellan Apartment  Locked 24 mos.,      Balloon               Yes        Yes      Yes(3)         Yes            N/A        Yes
  Pool                Defeasance
Glenborough Pool    Locked 36 mos.,      Effective Maturity    Yes      Yes(6)     Yes(4)         Yes            Yes      Yes(6)
                      Greater of 1% and
                      Yield Maintenance
                      at U.S. Treasury
                      flat(1)
EQR Apartment Pool  Locked 24 mos.,      Effective Maturity   Yes(2)      Yes      Yes(3)         Yes            Yes        Yes
                      Defeasance
Charlestowne Mall   Locked 24 mos.,      Effective Maturity    Yes        Yes       Yes           N/A            Yes        Yes
                      Defeasance
Ramco-Gershenson    Locked 24 mos.,      Effective Maturity    Yes        Yes       Yes           Yes            Yes        Yes
  Pool                Defeasance
Courthouse Plaza I  Locked 36 mos.,      Effective Maturity    Yes        Yes       Yes           N/A            Yes        Yes
                      Defeasance(1)
Quail Springs Mall  Locked 24 mos.,      Effective Maturity    Yes        Yes       Yes           N/A            Yes        Yes
                      Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
Notes:  (1)  Lock-out period from loan origination.
        (2)  Removal of manager only upon an Event of Default under the Loan or based upon manager's gross negligence, fraud or willful misconduct.
        (3)  Sweep Account
        (4)  Springing Lock-box
        (5)  The West Town Mall borrower does not have an independent director.
        (6)  Deferred maintenance, capital expenditures, taxes and insurance payments are guaranteed by Glenborough Realty
             Trust, Inc.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998                                                           May 20, 1998
LARGE LOAN              PRELIMINARY COLLATERAL OVERVIEW
-------------------------------------------------------------------------------

                           $925,848,151 (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL1

                                                         PROPERTY OVERVIEW
-----------------------------------------------------------------------------------------------------------------------------------
                                            BORROWING ENTITY/                                   PROPERTY              YEAR BUILT/
LOAN NAME                LOCATION           SPONSOR                                             TYPE                   RENOVATED
-----------------------------------------------------------------------------------------------------------------------------------
Hotel Del Coronado       Coronado, CA       L-O Coronado Holding II, Inc./Lowe Enterprises      Hotel                1888/1988 and
                                            for Ohio PERS                                                               current
CenterAmerica Pool       TX                 Center America Capital Partnership LP.              Community Shopping    1950 - 1995
                                            /CenterAmerica Property Trust, L.P. and MSREF II    Centers
Wells Fargo Tower        Los Angeles, CA    Affiliates of Wells Fargo Bank, Mitsui Mutual       Office                    1982
                                            Life Ins. Co., Gibson, Dunn & Crutcher and Maguire
                                            Partners
West Town Mall           Knoxville, TN      West Town Mall Joint Venture/Simon DeBartolo/       Super-Regional Mall    1972/1995
                                            Rodamco                                                                   and current
Magellan Apartment Pool  AZ, CA             11 special purpose borrowing entities/Magellan      Multifamily           1980 - 1990
                                            Corporation
Glenborough Pool         MA, MN, AZ, MO,    Glenborough Fund V, L.P./Glenborough Realty         Office (5),
                         CA, FL, VA         Trust, Inc.                                         Industrial (4),
                                                                                                Multifamily (1)        1973-1989
EQR Apartment Pool       IL, MN, WI         EQR-Flatland, LLC/Equity Residential Properties     Multifamily            1989-1991
                                            ("EQR")
Charlestowne Mall        St. Charles, IL    Charlestowne Mall, LLC/Wilmorite, Inc., and         Regional Mall         1991/Current
                                            Ivanhoe, Inc.
Ramco-Gershenson Pool    MI, NC, OH, SC,    Ramco Properties Associates L.P./Ramco-             Community Shopping     1977-1996
                         TN, WI             Gershenson                                          Centers
Courthouse Plaza I       Arlington, VA      The Courthouse Plaza Associates LP/Charles          Office                    1988
                                            E. Smith Companies
Quail Springs Mall       Oklahoma City, OK  Day Jay Associates/                                 Super-Regional Mall    1960/1988
                                            General Growth Properties, Inc.                                            and current
-----------------------------------------------------------------------------------------------------------------------------------
                                          CUT-OFF DATE            SQUARE FEET/
                                              LOAN                   NO. OF                 LOAN PSF/                  APPRAISED
LOAN NAME                                    AMOUNT                 UNITS(1)                PER UNIT                    VALUE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Hotel Del Coronado                        $164,947,035                    692               $238,363                $  330,000,000
CenterAmerica                              163,000,000              4,761,994                     34                   266,073,957
Wells Fargo Tower                          143,855,648              1,336,248                    108                   235,000,000
West Town Mall                              76,000,000                764,369                     99                   160,000,000
Magellan Apartment Pool                     75,113,551                  2,270                 33,090                    94,775,000
Glenborough Pool                            59,465,982          1,136,505/224                     52                   115,900,000
EQR Apartment Pool                          50,000,000                  1,371                 36,470                   100,650,000
Charlestowne                                50,000,000                742,318                     67                    86,600,000
Ramco-Gershenson Pool                       49,761,281              1,414,633                     35                    77,000,000
Courthouse Plaza I                          48,704,653                349,778                    139                    69,100,000
Quail Springs                               45,000,000                424,183                    106                    85,457,518
                                          ------------                                                              --------------
TOTAL                                     $925,848,151                                                              $1,620,556,475
                                          ============                                                              ==============
-----------------------------------------------------------------------------------------------------------------------------------
Notes:  (1)  Self-owned anchors are excluded from square feet.
        (2)  Values for CenterAmerica and Quail Springs Mall were calculated based on underwritable NOI and a cap rate.
-----------------------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998                                                           May 20, 1998
LARGE LOAN              PRELIMINARY COLLATERAL OVERVIEW
-------------------------------------------------------------------------------

                           $925,848,151 (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL1

                                                     GEOGRAPHIC DIVERSIFICATION
-----------------------------------------------------------------------------------------------------------------------------------
                                           PERCENTAGE
                                            OF TOTAL
                               CUT-OFF    CUT-OFF DATE                PERCENTAGE OF                           PERCENTAGE  WEIGHTED
                                 DATE      ALLOCATED                      TOTAL       WEIGHTED                  OF TOTAL   AVERAGE
                 NUMBER OF    ALLOCATED      LOAN       UNDERWRITTEN   UNDERWRITTEN   AVERAGE     APPRAISED    APPRAISED  CUT-OFF
STATE            PROPERTIES  LOAN AMOUNT    AMOUNT(1)    CASH FLOW     CASH FLOW(1)    DSCR        VALUE(2)     VALUE(1)  DATE LTV
-----------------------------------------------------------------------------------------------------------------------------------
California            9      $365,433,925     39.5%    $  55,896,061       39.7%       1.81x  $   648,050,000     40.0%     57.8%
Texas                44       163,000,000     17.6        23,348,985       16.6        1.86       266,073,957     16.4      61.3
Tennessee             3        88,115,877      9.5        16,108,610       11.4        2.61       180,400,000     11.1      49.9
Illinois              2        58,568,677      6.3         8,658,671        6.1        1.79       105,200,000      6.5      56.6
Virginia              2        53,759,262      5.8         6,962,169        4.9        1.53        78,850,000      4.9      68.7
Oklahoma              1        45,000,000      4.9         6,873,808        4.9        1.95        85,457,518      5.3      52.7
Wisconsin             4        40,897,591      4.4         6,417,096        4.6        2.19        72,050,000      4.4      54.5
Arizona               6        39,493,623      4.3         4,734,947        3.4        1.43        52,425,000      3.2      75.0
Minnesota             2        24,333,783      2.6         4,146,813        2.9        2.13        50,100,000      3.1      50.4
Massachusetts         3        13,280,736      1.4         2,228,560        1.6        1.93        25,900,000      1.6      51.3
South Carolina        1         8,476,337      0.9         1,330,935        0.9        2.00        13,000,000      0.8      64.6
Ohio                  1         7,314,908      0.8         1,172,694        0.8        2.00        11,200,000      0.7      64.6
North Carolina        1         6,116,657      0.7           950,023        0.7        2.00         9,700,000      0.6      64.6
Missouri              2         5,153,718      0.6           914,882        0.6        1.93        10,050,000      0.6      51.3
Florida               1         4,261,729      0.5           764,302        0.5        1.93         8,700,000      0.5      51.3
Michigan              1         2,641,329      0.3           416,481        0.3        2.00         3,400,000      0.2      64.6
                     --      ------------    -----      ------------      -----        ----    --------------    -----      ----
TOTAL/WEIGHTED
  AVERAGE            83      $925,848,151    100.0%     $140,925,038      100.0%       1.90X   $1,620,556,475    100.0%     58.4%
                     ==      ============    =====      ============      =====        ====    ==============    =====      ====
-----------------------------------------------------------------------------------------------------------------------------------
Notes:  (1)  Numbers may not total 100% due to rounding.
        (2)  Values for CenterAmerica and Quail Springs Mall were calculated based on underwritable NOI and a cap rate.
------------------------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998                                                           May 20, 1998
LARGE LOAN              PRELIMINARY COLLATERAL OVERVIEW
-------------------------------------------------------------------------------

                           $925,848,151 (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-XL1


                         PROPERTY TYPE DIVERSIFICATION
-------------------------------------------------------------------------------

     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
            DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                                     Retail
                                      23.0

                                 Regional Mall
                                      18.5

                                   Industrial
                                      1.6

                                  Multifamily
                                      14.2

                                     Office
                                      25.0

                                     Hotel
                                      17.8

-----------------------------------------------------------------------------------------------------------------------------------
                                          PERCENTAGE OF
                              CUT-OFF        CUT-OFF                     PERCENTAGE                            PERCENTAGE  WEIGHTED
                                DATE           DATE                       OF TOTAL    WEIGHTED                  OF TOTAL   AVERAGE
                 NUMBER OF   ALLOCATED      ALLOCATED     UNDERWRITTEN  UNDERWRITTEN   AVERAGE     APPRAISED   APPRAISED   CUT-OFF
PROPERTY TYPE   PROPERTIES  LOAN AMOUNT   LOAN AMOUNT(1)   CASH FLOW    CASH FLOW(1)    DSCR        VALUE(2)    VALUE(1)   DATE LTV
-----------------------------------------------------------------------------------------------------------------------------------
Office                7     $231,411,410       25.0%        32,867,762      23.3%       1.65x   $  379,550,000    23.4%      61.5%
Retail               51      212,761,281       23.0         31,195,307      22.1        1.89       343,073,957    21.2       62.0
Regional Mall         3      171,000,000       18.5         28,372,522      20.1        2.21       332,057,518    20.5       51.8
Hotel                 1      164,947,035       17.8         28,728,037      20.4        2.06       330,000,000    20.4       50.0
Multifamily          17      131,159,259       14.2         17,173,045      12.2        1.73       207,125,000    12.8       66.7
Industrial            4       14,569,166        1.6          2,588,365       1.8        1.93        28,750,000     1.8       51.3
                     --     ------------      -----       ------------     -----        ----    --------------   -----       ----
TOTAL/WEIGHTED
 AVERAGE             83     $925,848,151      100.0%      $140,925,038     100.0%       1.90x   $1,620,556,475   100.0%      58.4%
                     ==     ============      =====       ============     =====        ====    ==============   =====       ====
-----------------------------------------------------------------------------------------------------------------------------------
Notes:  (1)  Numbers may not total 100% due to rounding.
        (2)  Values for CenterAmerica and Quail Springs Mall were calculated based on underwritable NOI and a cap rate.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    HOTEL DEL CORONADO
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------
                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $166,000,000        $164,947,035

ORIGINATION DATE:     December 2, 1997

INTEREST RATE:        6.9%

AMORTIZATION:         300 Months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 8.9%.  All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY
DATE:                 January 1, 2008

MATURITY DATE:        January 1, 2023

BORROWER/SPONSOR:     L-O Coronado Holding II, Inc., a
                      wholly owned subsidiary of Ohio PERS,
                      which is advised by Lowe Enterprises

CALL PROTECTION:      2-year lockout from the date of
                      securitization, with U.S. government
                      securities defeasance thereafter. Loan
                      prepayable at par beginning on the
                      Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:     Management may be terminated (i) if at
                      any time the DSCR for the trailing 12
                      months is < 1.25x, or (ii) following
                      acceleration of the loan after an
                      Event of Default or (iii) at the
                      Effective Maturity Date

UP FRONT RESERVES:    Required Repair Fund: $2,637,025

                      Environmental:        $39,317
GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Insurance
                      and Capital Expenditures and FF&E
                      Reserves equal to 5% of the previous
                      month's gross revenue.

COLLECTION ACCOUNT:   Hard Lock-Box

CROSS-
COLLATERALIZATION/
DEFAULT:              N/A

EARTHQUAKE
INSURANCE:            Yes

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE
ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:         Hotel

LOCATION:              Coronado, California

YEAR BUILT/RENOVATED:  1888/Renovated periodically over
                       time.  Last major renovation
                       completed in 1988.  Lowe will be
                       undertaking a 5 - year, $50MM program.

THE COLLATERAL:        World renowned destination resort
                       hotel with 692 rooms, 73,034 S.F. of
                       banquet and meeting space, 7
                       restaurants and lounges, 30 retail
                       shops, 6 tennis courts, 2 pools, a
                       health club and a boat house/marina.
                       Property has beachfront location.

PROPERTY
MANAGEMENT:            Destination Coronado Hotel, Inc., a
                       subsidiary of Destination Hotel &
                       Resorts, a subsidiary of Lowe
                       Enterprises

                       LTM
AVERAGE OCCUPANCY:     FEB. 1998    1996          1995
                       ---------    ----          ----
                       85%          84%           80%
ADR:                   $202.80      $179.76       $165.31
REVPAR:                $173.15      $151.36       $131.56

1997 NET OPERATING
INCOME:                $33,818,866

UNDERWRITABLE CASH
FLOW:                  $28,728,037

APPRAISED VALUE(1):    $330,000,000

APPRAISED BY:          HVS International

APPRAISAL DATE:        October 28, 1997

                       CUT-OFF DATE        AT EMD(2)

LOAN/ROOM:              $238,363           $188,098
LTV:                       50.0%              39.4%
DSCR:                   2.06x(3)           2.63x(4)

Notes: (1) Purchased in August, 1997 for the same price.
       (2) Effective Maturity Date.
       (3) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (4) Based on Underwritable Cash Flow and recalculated Debt Service assuming original financing terms and the EMD balance.
--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    CENTERAMERICA POOL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------
                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $163,000,000        $163,000,000

ORIGINATION DATE:     Estimated to be May 20, 1998

INTEREST RATE:        6.67%

AMORTIZATION:         360 Months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 8.67%. All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY    June 1, 2008
DATE:

MATURITY DATE:        June 1, 2028

BORROWER/SPONSOR:     CenterAmerica Capital Partnership, L.P.,
                      a special-purpose borrowing entity
                      controlled by Morgan Stanley Real Estate
                      Fund II, L.P., ("MSREF"), which is
                      sponsored, asset managed and 10% owned
                      by Morgan Stanley, Dean Witter, Discover
                      & Co.

CALL PROTECTION:      2-year lockout from the date of
                      securitization, with U.S. government
                      securities defeasance thereafter. Loan
                      prepayable at par beginning on the
                      Effective Maturity Date.

SUBSTITUTION:         Property substitution is permitted
                      subject to certain conditions.

REMOVAL OF
PROPERTY MANAGER:     Management may be terminated (I) after a
                      monetary event of default; (ii) upon
                      gross negligence fraud or willful
                      misconduct; and (iii) upon transfer of
                      all the properties unless transfer is to an entity with sufficient management expertise.

UP FRONT RESERVES:    Environmental Reserve: Approximately
                      $200,000

GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Insurance,
                      Capital Expenditure reserves of
                      $.15/S.F. per year and $.35/S.F. per
                      year for TIs and LCs

COLLECTION ACCOUNT:   Hard Lock-Box

CROSS-
COLLATERALIZATION/
DEFAULT:              Cross-collateralized and
                      cross-defaulted

MEZZANINE LOANS:      $47,000,000 currently held by Morgan
                      Stanley Mortgage Capital Inc.

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:        44 Community Retail Centers

LOCATION:             Location by Allocated Loan Amount:

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
  ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED
               FOR THE PURPOSE OF EDGAR FILING.]

                         [PIE CHART]

                        CORPUS CHRISTI
                             9.6%

                            DALLAS
                          FORT WORTH
                            25.9%

                           HOUSTON
                            64.5%

YEAR BUILT/RENOVATED: Between 1950 and 1995.
                      See Property Summary Table for detail

THE COLLATERAL:       44 community and neighborhood retail
                      shopping centers encompassing total
                      GLA of 4,761,994 S.F.

                      Anchors include: Krogers, Walgreens,
                      Minyards, H.E.B. Pantry, Eckerd Drugs,
                      and Weiner's.
PROPERTY
MANAGEMENT:           CenterAmerica Property Trust, L.P.

OCCUPANCY
(AS OF 12/31/97):     92%

1997 NET OPERATING
INCOME:               $25,518,237

UNDERWRITABLE CASH
FLOW:                 $23,348,985

CALCULATED VALUE AT
AN 9.5% CAP RATE ON
UNDERWRITABLE NOI:    $266,073,957

MARKET STUDY          Aaron and Wright Incorporated
PERFORMED BY:

MARKET STUDY DATE:    April 29, 1998

                      CUT-OFF DATE        AT EMD(1)

LOAN/SF:                $34                 $30
LTV:                    61.3%               53.0%
DSCR(1):                1.86x(2)            2.15x(3)

Notes: (1) Effective Maturity Date.
       (2) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (3) Based on Underwritable Cash Flow and recalculated Debt Service assuming original financing terms and the EMD balance.
--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    CENTERAMERICA POOL
-------------------------------------------------------------------------------

                                                       PROPERTY SUMMARY TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           ANNUALIZED
                                                                                           BASE RENT
                                 ALLOCATED                                                   PSF          PRIMARY TENANTS WITH
                                    LOAN       TOTAL     YEAR        1997    UNDERWRITABLE  DECEMBER          15,000 SF
   PROPERTY NAME      LOCATION     AMOUNT    SF/UNITS   BUILT      OCCUPANCY  CASH FLOW     31, 1997      DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------------------------------------------
Wynnewood Village    Dallas      $15,196,700  632,229    1978       92.9%   $2,176,914       $4.80  (1)
Westheimer Commons   Houston     13,612,700   249,789    1981       93.5     1,949,953        8.84  (2)
Five Points          Corpus      12,625,600   276,657    1980       99.1     1,808,562        7.01  (3)
                     Christi
Northtown Plaza      Houston     8,438,900    198,104    1960      100.0     1,208,832        7.20  Weiner's (2002), Mac
                                                                                                    Frugal's(2010), OfficeMax
                                                                                                    (2001)
Texas City Bay       Texas City  7,649,100    233,984    1980       97.2     1,095,699        5.21  Kroger (2014), Kmart (2019)
Braes Heights        Houston     6,055,900    113,078    1959       89.3       867,473        9.11  CenterAmerica (2002),
                                                                                                    Weiner's (2006)
Highland Village     Highland    5,828,100     88,841    1995      100.0       834,842       10.53  Minyard's (2016)
Town Center          Village
Clearlake/ Camino    Houston     5,365,400    101,218    1964      100.0       768,565        8.28  Hancock Fabrics (2006),
South                                                                                               H.E.B. Pantry (2007)
Park Plaza           Houston     5,140,300    211,923    1980       89.8       736,327        4.52  Kmart (2004), Fiesta Mart
                                                                                                    (2000)
Parktown Center      Deer Park   4,905,300    121,621    1970       97.7       702,659        5.69  (4)
and Parktown
Center East
Moore Square         Houston     4,043,200    132,239    1975       81.0       579,175        5.56  Randall's (2010), Walgreen's
                                                                                                    (2017)
Moore Village        Houston     3,828,500    108,094    1978      100.0       548,410        6.02  Hobby Lobby (2011), Hoffer
                                                                                                    Furniture (2007)
Huntington Village   Houston     3,702,500    112,287    1980       89.1       530,367        5.87  Gerland (2005)
Williamstown         Houston     3,680,800     70,328    1978       87.0       527,256        8.72  Michael's (1999)
Village Plaza        Garland     3,446,800     80,581    1960      100.0       493,737        7.48  Troung Nguyen Supermarket
                                                                                                    (2007)
Jefferson Park       Mount       3,360,600    130,541    1985       92.6       481,383        4.36  Super 1 (2001), Beall's (2010)
                     Pleasant
Webb Royal Plaza     Dallas      3,348,000    108,819    1961       85.8       479,588        5.66  Minyard's (2005)
Carmel Village       Corpus      3,093,000     86,678    1965       91.4       443,061        5.87  Beall's (2001)
                     Christi
Klein Square         Houston     3,058,600     80,857    1977       83.1       438,132        6.34  Gerland (2002)
Brenham Four         Brenham     2,993,900    113,147    1975       98.3       428,855        4.14  H.E.B. Pantry Foods (2012),
Corners                                                                                             Weiner's (2002)
Tanglewilde          Houston     2,823,600     86,590    1972       87.6       404,471        6.94  Safeway (2014)
Maplewood Mall       Houston     2,679,900     95,684    1962       93.4       383,890        4.51  Cox's Foodarama (2000),
                                                                                                    Weiner's (2000)
Jeff Davis           Dallas      2,674,100     69,563    1965      100.0       383,053        5.26  Carnival (2000)
League City          League      2,556,000    100,030    1966       89.4       366,138        4.51  Cloth World (2007), Beall's
                     City                                                                           (2000), H.E.B. Pantry (2007)
Braes Oaks           Houston     2,384,100     46,720    1966      100.0       341,508        8.53  H.E.B. Pantry Foods (2007)
Stevens Park         Dallas      2,379,500     45,492    1974      100.0       340,852        8.75  Minyard's (2016)
Cedar Bellaire       Bellaire    2,312,700     50,997    1950      100.0       331,288        7.40  H.E.B. Pantry (2009)
Countryside Village  Houston     2,258,900    136,470    1977       50.8       323,570        3.31  (5)
Broadway             Houston     2,247,000     74,932    1977      100.0       321,867        4.95  Walgreen's (2006), Rice Food
                                                                                                    Markets (2001)
Long Pointe Plaza    Houston     2,203,600     65,332    1957       93.1       315,651        6.04  (5)
Lamar Plaza          Rosenberg   2,174,200    150,133    1972       68.8       311,442        3.38  Kroger (2001) and Weiner's
                                                                                                    (2000)
Highland Village     Dallas      2,069,800     66,942    1985       93.7       296,489        5.63  Minyard's (2016)
Tidwell Plaza        Houston     1,953,000     41,630    1983      100.0       279,751        7.87  Walgreen's (2017)
Forest Hills         Fort Worth  1,872,800     70,390    1972      100.0       268,265        4.92  Winn-Dixie (2006)
Washington Square    Kaufman     1,819,700     65,050    1985       96.7       260,662        3.81  Brookshire's (1998)
Northgate            Houston     1,800,700     43,245    1978      100.0       257,936        7.21  OfficeMax (2005)
Parkview West        Pasadena    1,651,400     39,774    1966       93.3       236,558        7.16  (5)
Parkview East        Pasadena    1,471,100     41,169    1968       75.7       210,723        6.27  (5)
El Camino            Bellaire    1,457,100     59,575    1972      100.0       208,723        4.20  Davis Food City (2002)
Palm Plaza           Aransas     1,065,300     52,102    1978       97.6       152,598        3.49  IGA (1999), Wilcox Furniture
                     Pass                                                                           (1998)
Bryan Square         Bryan         895,400     55,115    1965      100.0       128,259        3.24  Kroger (2001)
Lazybrook            Houston       654,200     10,745    1965      100.0        93,706       10.14  (5)
North Hills Village  Haltom        222,000     43,299    1972       44.4        31,794        2.05  (5)
                     City     ------------  ---------               ----   -----------        ------
   TOTAL/WEIGHTED
     AVERAGE                  $163,000,000  4,761,994               91.8%  $23,348,985        6.39(6)
                              ============  =========               ====   ===========        ======
-----------------------------------------------------------------------------------------------------------------------------------
Notes: Major tenants and lease expirations:
       (1) Kroger (2000), Colbert's (2002), Weiner's (1999), Mac Frugal's (2003), Rhoton's Food For Less (2002), former Montgomery
           Ward, and 50-Off (2000).
       (2) Kroger (2004), Michael's (2006) and Marshall's (2010).
       (3) Solo Serve (2002), Sutherland Lumber (2006), Beall's (2003), Hobby-Lobby (2003).
       (4) Walgreen's (2056), Gerland's Food Fair (2016), Weiner's (1999).
       (5) No tenants with 15,000 square feet or more space.
       (6) Excludes vacant space

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    CENTERAMERICA POOL
-------------------------------------------------------------------------------

                                     TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT
----------------------------------------------------------------------------------------------------------------------------
                                                                    % OF                         % OF TOTAL     ANNUALIZED
     TENANT OR TENANT                        NO. OF      TENANT       TOTAL       ANNUALIZED     ANNUALIZED        BASE
    PARENT COMPANY(1)         STORE NAME      STORES    GLA (SF)      GLA(2)      BASE RENT     BASE RENT(2)   RENT PER SF
----------------------------------------------------------------------------------------------------------------------------
The Kroger Company          Kroger               5(3)    261,934        5.5%     $1,523,961          5.5%           $5.82
Minyard Food Stores, Inc.   Minyard's            4       168,153        3.5       1,081,370          3.9             6.43
Walgreen Company            Walgreens            8       110,016        2.3         817,989          2.9             7.44
National Amusements, Inc.   Blockbuster         11        90,387        1.9         816,482          2.9             9.03
H.E.B. Pantry Foods         H.E.B. Pantry        5       159,394        3.3         682,281          2.4             4.28
Hobby Lobby Stores, Inc.    Hobby Lobby          2(3)     97,130        2.0         611,616          2.2             6.30
JC Penney Company, Inc.     Eckerd Drug         10        93,120        2.0         568,740          2.0             6.11
                            Store
Kmart Corporation           Kmart                2       187,277        3.9         565,979          2.0             3.02
Weiner's Stores, Inc.       Weiner's             7       165,119        3.5         446,805          1.6             2.71
Gerland Corporation         Gerland              3       105,598        2.2         377,321          1.4             3.57
                                                --     ---------       ----      ----------         ----            -----
    SUBTOTAL TEN LARGEST TENANTS                57     1,438,128       30.2%     $7,492,544         26.8%           $5.21
Other Major Tenants (greater than 5,000 SF)            2,014,905       42.3      11,135,005         39.9             5.53
Remaining Tenants                                        917,393       19.3       9,298,297         33.3            10.14
Vacant Space                                             391,568        8.2               0          0.0             0.00
                                                       ---------      -----     -----------        -----            -------
     TOTAL/WEIGHTED AVERAGE                            4,761,994      100.0%    $27,925,846        100.0%           $6.39(4)
                                                       =========      =====     ===========        =====            =====
----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                                                                                              PERCENT OF
                  NUMBER OF                                                         ANNUAL      TOTAL        CUMULATIVE
                    LEASES     EXPIRING   PERCENT OF                ANNUALIZED    BASE RENT      BASE        PERCENT OF
YEAR EXPIRATION    EXPIRING       SF      TOTAL SF (2) CUMULATIVE    BASE RENT      PER SF      RENT(2)       BASE RENT
----------------------------------------------------------------------------------------------------------------------------
Vacant                 99       391,568      8.2%          8.2%             --         --         0.0%            0.0%
Month to Month         16        20,468      0.4           8.7      $  139,150       $6.80        0.5             0.5
1998                  131       372,531      7.8          16.5       2,740,112        7.36        9.8            10.3
1999                  146       627,422     13.2          29.7       3,658,121        5.83       13.1            23.4
2000                  150       626,282     13.2          42.8       4,029,612        6.43       14.4            37.8
2001                  101       482,500     10.1          52.9       3,418,105        7.08       12.2            50.1
2002                  117       540,188     11.3          64.3       3,653,597        6.76       13.1            63.2
2003                   31       210,634      4.4          68.7       1,663,947        7.90        6.0            69.1
2004                   14       186,485      3.9          72.6       1,199,889        6.43        4.3            73.4
2005                   15       114,536      2.4          75.0         678,609        5.92        2.4            75.8
2006                   15       233,601      4.9          79.9       1,080,858        4.63        3.9            79.7
2007                   16       194,574      4.1          84.0       1,141,088        5.86        4.1            83.8
2008 or later          34       761,205     16.0         100.0        4,522,758       5.94       16.2           100.0
                      ---     ---------    -----                    -----------       ----      -----
TOTAL                 885     4,761,994    100.0%                   $27,925,845       6.39 (4)  100.0%
                      ===     =========    ======                   ===========       ====      =====
----------------------------------------------------------------------------------------------------------------------------
Notes:  (1) The parent company may not be the obligor under the applicable lease.
        (2) Numbers may not total 100% due to rounding.
        (3) Kroger occupies four stores; one store is sub-leased to Hobby-Lobby.
        (4) Excludes vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     WELLS FARGO TOWER
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $144,000,000        $143,855,648

ORIGINATION DATE:     May 1, 1998

INTEREST RATE:        7.17%

AMORTIZATION:         300 Months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 9.17%.  All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY    April 30, 2005
DATE:

MATURITY DATE:        April 30, 2023

BORROWER/SPONSOR:     Managing and other members consist of
                      affiliates of : Wells Fargo Bank,
                      Mitsui Mutual Life, Maguire Partners
                      and Gibson Dunn & Crutcher.

CALL PROTECTION:      2-year lockout from the date of
                      securitization, with U.S. government
                      securities defeasance thereafter. Loan
                      prepayable at par beginning on the
                      Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:     Management may be terminated if (i)
                      NOI for the trailing twelve months
                      falls below $19,000,000, or (ii) upon
                      an Event of Default under the Loan
                      Documents or Management Agreement.

UP FRONT RESERVES:    Tenant Improvement:        $9,000,000

GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Insurance
                      and Capital Expenditures of $.15 per
                      square foot

COLLECTION ACCOUNT:   Hard Lock-Box

CROSS-
COLLATERALIZATION/
DEFAULT:              N/A

EARTHQUAKE
INSURANCE:            Yes

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Class A Office

LOCATION:             Los Angeles, California

YEAR
BUILT/RENOVATED:      1982

THE COLLATERAL:       54 Story Class A office building with
                      1,336,248 S.F. of net rentable area,
                      which includes 69,139 S.F. of retail
                      space.

MAJOR TENANTS:        Wells Fargo Bank; Gibson, Dunn &
                      Crutcher; Oaktree Capital (lease
                      commences April, 1999); Thelen Marrin
                      Johnson & Bridges; Peterson Ross; Payden
                      & Rygel; Salomon Smith Barney; Paine
                      Webber; Sumitomo Trust; Peterson Ross
                      and Donovan Leisure.

PROPERTY
MANAGEMENT:           Maguire Partners Development, Ltd. or
                      an affiliate

OCCUPANCY
(AS OF 1/31/98):      92% Leased

1997 NET OPERATING
INCOME:               $23,876,023

UNDERWRITABLE CASH
FLOW:                 $20,276,676

APPRAISED VALUE:      $235,000,000

APPRAISED BY:         Cushman & Wakefield

APPRAISAL DATE:       February 27, 1998

                      CUT-OFF DATE        AT EMD(1)

LOAN/SF:                $108                $95
LTV:                    61.2 %              53.8%
DSCR:                   1.64x(2)            1.86x(3)


Notes: (1) Effective Maturity Date.
       (2) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (3) Based on Underwritable Cash Flow and recalculated
           Debt Service assuming original financing terms and the EMD balance.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     WELLS FARGO TOWER
-------------------------------------------------------------------------------

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT(1)
---------------------------------------------------------------------------------------------------------------------------
                                                      TENANT NET     % OF TOTAL                  % OF TOTAL    ANNUALIZED
                                TENANT NAME            RENTABLE     NET RENTABLE   ANNUALIZED    ANNUALIZED       BASE
    PARENT COMPANY          (LEASE EXPIRATION)         AREA (SF)       AREA(2)      BASE RENT   BASE RENT(2)   RENT PER SF
---------------------------------------------------------------------------------------------------------------------------
Gibson Dunn & Crutcher  Gibson Dunn & Crutcher           224,958         16.8%      $4,818,402      21.1%         $21.42
                        (2012)
Wells Fargo and Co.     Wells Fargo (2013)               253,718         19.0        4,473,755      19.6           17.63
Travelers Group Inc.    Salomon Smith Barney (2002)       50,648          3.8        1,924,632       8.4           38.00
Thelen Marrin Johnson   Thelen Marrin Johnson &           53,884          4.0        1,205,688       5.3           22.38
& Bridges LLP           Bridges LLP (2002)
Oaktree Capital(4)      Oaktree Capital (2009)            73,473          5.5        1,138,832       5.0           15.50
PaineWebber Group       PaineWebber (2001)                44,986          3.4        1,027,934       4.5           22.85
Sumitomo Bank Ltd.      Sumitomo Trust (2002)             25,324          1.9          886,344       3.9           35.00
Payden and Rygel        Payden & Rygel (2004)             48,982          3.7          704,728       3.1           14.39
Peterson Ross           Peterson Ross (2001)              24,145          1.8          688,464       3.0           28.51
Donovan Leisure         Donovan Leisure (1999)            24,887          1.9          622,175       2.7           25.00
Newton and Irvine                                      ---------        -----      -----------     -----          ------
     SUBTOTAL TEN LARGEST TENANTS                        825,005         61.7%     $17,490,953      76.6%         $21.20

Other Tenants                                            406,273         30.4        5,355,407      23.4           13.18
Vacant Tenants                                           104,970          7.9                -       0.0            -
     TOTAL/WEIGHTED AVERAGE                            1,336,248        100.0%     $22,846,360     100.0%         $18.55(3)
                                                       =========        =====      ===========     =====          ======

                                                   HISTORICAL OCCUPANCY
---------------------------------------------------------------------------------------------------------------------------
                                       OCCUPANCY PERIOD/DATE:                   PERCENT LEASED
---------------------------------------------------------------------------------------------------------------------------
                                       January 31, 1998                              92%
                                       January 31, 1997                              94%
                                       February 29, 1996                             90%
                                       January 31, 1995                              94%


---------------------------------------------------------------------------------------------------------------------------
Notes:  (1) Based on the 1/31/98 rent roll.
        (2) Numbers may not total 100% due to rounding (3) Excludes vacant space (4) Oaktree Capital lease commences
            April, 1999

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     WELLS FARGO TOWER
-------------------------------------------------------------------------------

                                            LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                             PERCENT OF   CUMULATIVE
                  NUMBER OF                            CUMULATIVE               ANNUALIZED   ANNUALIZED   PERCENT OF
                    LEASES     EXPIRING    PERCENT OF  PERCENT OF   ANNUALIZED   BASE RENT   TOTAL BASE   ANNUALIZED
EXPIRATION YEAR    EXPIRING       SF        TOTAL SF       SF       BASE RENT     PER SF        RENT       BASE RENT
----------------------------------------------------------------------------------------------------------------------
Vacant                 -          104,970       7.9%        7.9%              -        -         0.0%        0.0%
Month-to-Month        15           21,174       1.6         9.4        $161,536    $7.63         0.7         0.7
1998                  33           74,723       5.6        15.0       1,064,838    14.25         4.7         5.4
1999                   7           53,391       4.0        19.0       1,408,028    26.37         6.2        11.5
2000                  10           33,834       2.5        21.6         401,318    11.86         1.8        13.3
2001                  16          133,818      10.0        31.6       2,429,842    18.16        10.6        23.9
2002                  13          164,389      12.3        43.9       4,401,616    26.78        19.3        43.2
2003                   9           57,227       4.3        48.2         502,753     8.79         2.2        45.4
2004                   5           77,827       5.8        54.0         972,093    12.49         4.2        49.6
2005                   0                -       0.0        54.0               -        -         0.0        49.6
2006                   3           19,017       1.4        55.4         345,494    18.17         1.5        51.2
2007                   4           40,779       3.1        58.5         682,281    16.73         3.0        54.1
2008 or Later (2)     30          555,099      41.5       100.0       10,476,561   18.87        45.9       100.0
                      --          -------      ----       -----       ----------   -----        ----       -----
TOTAL/WEIGHTED       146        1,336,248     100.0%                $22,846,360   $18.55 (3)   100.0%
  AVERAGE            ===        =========     =====                 ===========   ======       =====
----------------------------------------------------------------------------------------------------------------------
Notes:  (1) Based on the 1/31/98 rent roll.
        (2) Includes the Oaktree Capital Lease for floors 27-29 for a total of 73,473 square feet and $1,138,832 of annualized base rent.
        (3) Excludes vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                      WEST TOWN MALL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $76,000,000         $76,000,000

ORIGINATION DATE:     October 17,1997

INTEREST RATE:        6.9%

AMORTIZATION:         Interest only until Effective Maturity
                      Date

HYPERAMORTIZATION:    After the Effective Maturity Date, the
                      principal begins a 240 month
                      amortization, based on a monthly
                      payment of $584,674 and an interest
                      rate of 6.9% with interest accruing at
                      8.9%. All excess cash flow is used to
                      reduce the outstanding principal
                      balance; the additional 2% interest
                      accrues interest at the increased rate
                      and is deferred until the principal
                      balance is zero.

EFFECTIVE MATURITY
DATE:                 May 1, 2008

MATURITY DATE:        May 1, 2028

BORROWER/SPONSOR:     West Town Mall Joint Venture, a joint
                      venture between the Rodamco Group and
                      the Simon DeBartolo Group, L.P.

CALL PROTECTION:      Lockout through the date 3 years after
                      origination, with U.S. government
                      securities defeasance thereafter
                      through 6 months prior to the
                      Effective Maturity Date.   Loan
                      prepayable at par after 6 months prior
                      to the Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:     Upon Event of Default

UP FRONT RESERVES:    None

GENERAL MONTHLY
RESERVES:             None

COLLECTION ACCOUNT:   None until Effective Maturity Date.
                      Hard Lock Box thereafter.

CROSS-
COLLATERALIZATION/
DEFAULT:              N/A

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Regional Mall

LOCATION:             Knoxville, Tennessee

YEAR
BUILT/RENOVATED:      1972/1995 and present

THE COLLATERAL:       A five anchor super-regional mall,
                      with a total GLA of 1,336,901 S.F.,
                      mall store space of 381,626 S.F.,
                      878,695 S.F. of anchor stores and a
                      76,580 S.F. Regal Cinema scheduled to
                      be opened by Summer of 1998.
                      Collateral is 381,626 s.f. mall store
                      space and 382,743 s.f. of anchor
                      space, which includes the Regal Cinema
                      space.

                      Anchors include Dillard's, Sears,
                      Proffit's, J.C. Penney and Parisian.
                      The mall is located in a community of
                      mid -to high-income homes.

PROPERTY
MANAGEMENT:           Simon DeBartolo Group, L.P.

PERCENT OF MALL
STORE SPACE LEASED
AS OF 2/12/98:        92%

1997 NET OPERATING
INCOME:               $13,383,720

UNDERWRITABLE CASH
FLOW:                 $14,192,113

APPRAISED VALUE:      $160,000,000

APPRAISED BY:         Cushman & Wakefield

APPRAISAL DATE:       October 17, 1997

                      CUT-OFF DATE        AT EMD (1)

LOAN/UNIT:              $99                 $99
LTV:                    47.5%               47.5%
DSCR:                   2.71x(2)            2.71x(3)

MALL STORE SALES        1996                1997
                        ----                ----
PSF(4):                 $325                $338


Notes:  (1) Effective Maturity Date.
        (2) Based on Underwritable Cash Flow and Actual Debt
            Service.
        (3) Based on Underwritable Cash Flow and recalculated
            Debt Service assuming original financing terms and the EMD balance.
        (4) Comparable Mall Store Sales.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                      WEST TOWN MALL
-------------------------------------------------------------------------------

                     TEN LARGEST MALL STORES AND ANCHOR TENANTS BASED ON ANNUALIZED BASE RENT(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                             % OF TOTAL   ANNUALIZED
     TENANT OR TENANT                                   TENANT     % OF TOTAL   ANNUALIZED   ANNUALIZED      BASE
      PARENT COMPANY               STORE NAME             GLA          GLA       BASE RENT   BASE RENT    RENT PER SF
-----------------------------------------------------------------------------------------------------------------------
The Limited, Inc.           Lane Bryant                  47,900         6.3%       $975,228      6.9%         $20.36
                            The Limited
                            Lerner New York
                            Victoria's Secret
                            Compagnie Int'l Express

The Gap, Inc.               The Gap                      18,663         2.4         460,494      3.2           24.67
                            Gap Kids
                            Banana Republic

Woolworth, Corp.            Champs Sports                11,255         1.5         314,610      2.2           27.95
                            Foot Locker

Abercrombie and Fitch,      Abercrombie and Fitch        10,804         1.4         216,080      1.5           20.00
Inc.

Time/Warner                 Warner Bros. Studio           6,503         0.8         162,575      1.1           25.00

Musicland, Inc.             Sam Goody                     6,006         0.8         162,162      1.1           27.00

Sports Seasons, Inc.        Sports Seasons                5,735         0.8         154,845      1.1           27.00

Ann Taylor, Inc.            Ann Taylor                    5,796         0.8         144,900      1.0           25.00

Eddie Bauer, Inc.           Eddie Bauer                   5,960         0.8         143,040      1.0           24.00

Store of Knowledge, Inc.    Store of Knowledge            4,647         0.6         139,410      1.0           30.00

     SUBTOTAL TEN LARGEST TENANTS                       123,269        16.1%     $2,873,347     20.2          $23.31
                                                        -------      ------     -----------   ------          ------
Remaining (excluding non-owned anchors)                 228,446        29.9       6,383,770     45.0           27.81

Vacant Space                                             29,911         3.9               0      0.0            0.00
                                                        -------      ------     -----------   ------          ------
     SUBTOTAL (EXCLUDING NON-OWNED ANCHORS)             381,626       49.93%     $9,257,117    65.22%         $26.32(2)

Regal Cinemas, Inc.         Regal Cinemas                76,580        10.0%     $1,263,570     8.90%         $16.50
Proffitt's  Inc.            Parisian                    306,163        40.0       3,673,956    25.88           12.00
                            Proffitt's
                                                        -------      ------     -----------   ------          ------
     TOTAL (EXCLUDING NON-OWNED ANCHORS)                764,369      100.00%    $14,194,643   100.00%         $19.32(2)
                                                        =======      ======     ===========   ======          ========
-----------------------------------------------------------------------------------------------------------------------
Notes:  (1) Based on the 2/12/98 rent roll.
        (2) Does not include vacant and open expiration square footage.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                      WEST TOWN MALL
-------------------------------------------------------------------------------

                                 CREDIT RATING
                                   OF PARENT                ANCHOR-                   OPERATING                    1997
                                  COMPANY(1)                 OWNED/       LEASE       COVENANT          REA        SALES
 ANCHORS      PARENT COMPANY    (S*&P/MOODY'S)     GLA     COLLATERAL  EXPIRATION(2) EXPIRATION(3)  TERMINATION     PSF
----------------------------------------------------------------------------------------------------------------------------
Proffitt's  Proffitt's, Inc.    BB/Ba2           162,885  Collateral    6/30/06(4)   7/15/04(5)          NA         $211
Parisian                                         143,278  Collateral    7/13/14(4)   7/13/09(6)          NA          98
Sears       Sears, Roebuck &    A-/A2            182,140  Anchor-Owned      NA       7/15/04(7)       7/15/44        N/A
            Co.
Dillard's   Dillard's Inc.      A+/A2            243,110  Anchor-Owned      NA       11/3/08(8)       7/15/44        N/A
J.C.        J.C. Penney & Co.   A/A2             147,282  Anchor-Owned      NA       7/16/09(9)       7/15/44        N/A
Penney                                           -------
TOTAL                                            878,695
                                                 =======

                                        MALL STORE LEASE EXPIRATION SCHEDULE(10)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE
                      NUMBER OF              PERCENT OF   CUMULATIVE                  ANNUAL    PERCENT OF   PERCENT OF
                        LEASES    EXPIRING      TOTAL     PERCENT OF   ANNUALIZED   BASE RENT   TOTAL BASE  TOTAL BASE
 YEAR OF EXPIRATION    EXPIRING      SF        SF(12)      TOTAL SF    BASE RENT      PER SF     RENT(12)      RENT
-------------------------------------------------------------------------------------------------------------------------
Month-to-Month             1         1,050        0.3%         0.3%       $48,510      $46.20       0.5%         0.5%
Vacant                   N/A        29,911        7.8          8.1        N/A            N/A        N/A          N/A
1998                       8         8,413        2.2         10.3        320,395       38.08       3.5          4.0
1999                       9        18,529        4.9         15.2        495,544       26.74       5.4          9.3
2000                       7         5,538        1.5         16.6        202,700       36.60       2.2         11.5
2001                       5         3,960        1.0         17.7        146,131       36.90       1.6         13.1
2002                      10        18,033        4.7         22.4        573,021       31.78       6.2         19.3
2003                       8        36,768        9.6         32.0        579,825       15.77       6.3         25.5
2004                      24        53,174       13.9         45.9      1,577,601       29.67      17.0         42.6
2005                      27        73,617       19.3         65.2      2,053,996       27.90      22.2         64.8
2006                      16        40,559       10.6         75.9      1,137,504       28.05      12.3         77.0
2007                       9        36,033        9.4         85.3        880,653       24.44       9.5         86.5
2008                       9        46,365       12.2         97.5      1,009,992       21.78      10.9         97.5
2009                       2         9,676        2.5        100.0        231,240       23.90       2.5        100.0
                         ---       -------        ---                  ----------      ---------  -----
TOTAL/WEIGHTED
  AVG.                   135       381,626        100%                 $9,257,117      $26.32(11) 100.0%
                         ===       =======        ===                  ==========      =========  =====
-------------------------------------------------------------------------------------------------------------------------

Notes: (1)  Reflects long-term debt rating as of 4/7/98.
       (2)  Includes initial term and options identified in the lease.
       (3) The expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.
       (4)  Based on the latest required term commencement date of the lease.
            The actual commencement date and expiration date may be earlier.
       (5) Proffitt's will operate provided retail department stores operate under the following (1) Parisian or (2) J.C. Penney or such other name.
       (6) Parisian may terminate within 12 months if less than two of Sears, J.C. Penney, Dillard and Profitt's are being operated. The operating covenant is co-extensive with the shorter operating covenant of either Dillard's or Profitt's.
       (7) Sears must operate through 7/15/04 and must continue to operate for an additional 5 years as long as (1) at least 65% of floor area of Tenant's fronting the mall are operating, (2) at least 3 other department stores are operating and (3) Developer is operating shopping center.
       (8) Operating covenant could also expire upon the date on which any other Dept. Store's operating covenant expires. (9) JC Penney's covenant also expires upon the following: (1) the last expiring or relapsed operating covenant of other dept. store operators, Parisian, Profitt's, or Sears, (2) any time in which both Parisian and at least two of the other Department Stores operating under the Dillard's, Profitt's' or Sears names are no longer open, or (3) any time in which mall tenants in operation occupy less than 75% of the net floor area of Developer Buildings
       (10) Based on 2/12/98 rent roll.
       (11) Excludes vacant space.
       (12) Numbers may not total 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                  MAGELLAN APARTMENT POOL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $75,500,000         $75,113,551

ORIGINATION DATE:     October 24, 1997

INTEREST RATE:        7.28%

AMORTIZATION:         360 Months

HYPERAMORTIZATION:    N/A

EFFECTIVE MATURITY
DATE:                 N/A

MATURITY DATE:        November 1, 2007

BORROWER/SPONSOR:     11 separate special-purpose borrowing
                      entities, each controlled by the
                      Magellan Real Estate Investment Trust.

CALL PROTECTION:      2-year prepayment lockout from the
                      date of securitization, with U.S.
                      government securities defeasance
                      thereafter. Loan prepayable at par
                      beginning 3 months prior to the
                      Maturity Date.

REMOVAL OF PROPERTY
MANAGER:              Management may be terminated (i) at
                      any time the  DSCR for the trailing 12
                      months is less than 1.10x unless
                      Borrower deposits additional
                      collateral to enable the Loan to meet
                      the test, or (ii) based upon a
                      monetary Event of Default, a property
                      related non-monetary Eventy of
                      Default, or acceleration under the
                      Loan Documents, or (iii) for fraud,
                      gross negligence or willful misconduct.

UP FRONT RESERVES:    Required repairs     $241,775

GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Insurance
                      and Capital Expenditure reserves of
                      $255 per unit per year.

COLLECTION ACCOUNT:   "Sweep Account" whereby Borrower
                      deposits gross receipts promptly into a
                      property account which is swept
                      regularly into a cash collateral account used to pay debt service and establish the reserves listed above.

CROSS-
COLLATERALIZATION/
DEFAULT:              Cross-collateralized and
                      cross-defaulted

EARTHQUAKE
INSURANCE:            Yes

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE
ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:        Multifamily

LOCATION:             Location by Allocated Loan Amount:

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
  ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED
               FOR THE PURPOSE OF EDGAR FILING.]

                         [PIE CHART]

                           ARIZONA
                            44.5%

                          CALIFORNIA
                            55.5%

YEAR
BUILT/RENOVATED:      Between 1980 and 1990

THE COLLATERAL:       11 properties with 2,270 residential
                      units

PROPERTY
MANAGEMENT:           Magellan Residential, L.L.C.

OCCUPANCY
(AS OF 2/25/98):      94%

1997 NET OPERATING
INCOME:               $8,176,100

UNDERWRITABLE CASH
FLOW:                 $8,332,513

APPRAISED VALUE:      $94,775,000

APPRAISED BY:         CB Commercial Real Estate Services

APPRAISAL DATE:       September 8 - September 22, 1997

                      CUT-OFF DATE        AT MATURITY

LOAN/UNIT:              $33,090             $29,211
LTV:                    79.3%               70.0%
DSCR:                   1.34x(1)            1.53x(2)


Notes: (1) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (2) Based on Underwritable Cash Flow and recalculated
           Debt Service assuming original financing terms and the EMD balance.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                  MAGELLAN APARTMENT POOL
-------------------------------------------------------------------------------

                                                    PROPERTY SUMMARY TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                                                                          AVERAGE
                                                                                          MONTHLY
                                                                                 AVERAGE    RENT
                                                                      APPROX.    UNIT       PER        AVERAGE
                                                                      RENTABLE    SIZE      UNIT       ECONOMIC
 MORTGAGED      PROPERTY      YEAR        NUMBER                        AREA     (SQ.       AS OF    OCCUPANCY AS    APPRAISED
 PROPERTY       LOCATION      COMPLETED   OF UNITS   1 BDR    2 BDR   (SQ. FT.)   FT.)    12/31/97    OF 2/28/98       VALUE
--------------------------------------------------------------------------------------------------------------------------------
Acacia Park  Los Angeles, CA     1989       320       128      192      290,880     909     $713        96.2%      $18,300,000
Bradbury     Los Angeles, CA     1987       136        34       94      104,380     768      568        94.0         4,750,000
Place(1)
Canterbury     Phoenix, AZ       1986       348       140      208      246,052     707      520        94.5        13,750,000
Hills
Dobson         Phoenix, AZ       1980       120        18      102      102,600     855      573        96.7         5,200,000
Springs
El Royale    Los Angeles, CA     1990        98        36       62       83,664     854      617        91.9         3,500,000
Harbor       Los Angeles, CA     1988       192       171       21      161,640     842      513        88.2         5,600,000
Grand
Las Palmas     Phoenix, AZ       1982       106        52       54       83,968     792      540        94.8         3,725,000
Maryland       Phoenix, AZ       1987       364       192      172      258,840     711      421        96.3        11,200,000
Meadows
Northwood      Phoenix, AZ       1981       202       130       72      141,918     703      464        95.7         6,850,000
Village
Rancho Las   Los Angeles, CA     1989       200        48      152      154,960     775      633        91.1         8,800,000
Brisas
Sea Bluffs    San Diego, CA      1989       184        88       96      150,512     818      832        91.2        13,100,000
                                          -----     -----    -----    ---------     ---     ----        ----       -----------
TOTAL/WEIGHTED AVERAGE                    2,270     1,037    1,225    1,779,414     784     $572        94.0%      $94,775,000
                                          =====     =====    =====    =========     ===     ====        ====       ===========
--------------------------------------------------------------------------------------------------------------------------------
Note: (1) Bradbury Place Apartments contains 8 studios which are not listed, but are reflected in the totals.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     GLENBOROUGH POOL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $60,000,000(1)      $59,465,982

ORIGINATION DATE:     August 26, 1997

INTEREST RATE:        7.5%

AMORTIZATION:         300 Months(1)

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 9.5%.  All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY
DATE:                 October 1, 2007

MATURITY DATE:        October 1, 2022

BORROWER/SPONSOR:     Glenborough Fund V, Limited
                      Partnership, which is a subsidiary
                      of Glenborough Realty Trust, Inc.

CALL PROTECTION:      Prepayment lockout prior to September
                      12, 2000; thereafter prepayable with a
                      prepayment premium of the greater of:
                      (i) yield maintenance at U.S. Treasury
                      flat and (ii) 1% of the amount
                      prepaid.  Loan prepayable at par
                      beginning on the Effective Maturity
                      Date.  Property releases permitted
                      after lockout subject to certain
                      conditions generally including 125%.

REMOVAL OF
PROPERTY MANAGER:     Management may be terminated (i) if
                      the DSCR for the 12 trailing months is
                      1.50x or less, unless Borrower
                      deposits additional collateral to
                      enable the Loan to meet the DSCR test;
                      or (ii) upon an Event of Default under
                      the Loan

UP FRONT RESERVES:    None.  Borrower obligation to perform
                      required repairs is guaranteed by
                      Glenborough Realty Trust, Inc.


GENERAL MONTHLY
RESERVES:             Required only in  the Event of Default
                      or Debt Service Coverage Failure.
                      1/12 of Property Taxes and Insurance,
                      Capital Expenditures and TI costs.

COLLECTION ACCOUNT:   Springing Lock-Box

CROSS-
COLLATERALIZATION/
DEFAULT:              Cross-collateralized and
                      cross-defaulted

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:        10 Properties: 5 Office Buildings, 4
                      Industrial/Flex, 1 Multifamily
                      Apartment Building.

LOCATION:             Location by Allocated Loan Amount:

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
  ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED
               FOR THE PURPOSE OF EDGAR FILING.]

                         [PIE CHART]

                           VIRGINIA
                             8.5%

                           FLORIDA
                             7.2%

                           MISSOURI
                             8.7%

                          MINNESOTA
                            18.0%

                          CALIFORNIA
                             25.1

YEAR                  See Property Description Table
BUILT/RENOVATED:

THE COLLATERAL:       5 office properties totaling 677,486
                      square feet, 4 industrial and flex
                      properties totaling 459,019 square
                      feet and 1 apartment property of 224
                      units located in 7 states.

PROPERTY
MANAGEMENT:           Glenborough Realty Trust, Inc.

AVERAGE OCCUPANCY
(AS OF 12/31/97):     98%

1997 NET OPERATING
INCOME:               $11,947,012

UNDERWRITABLE CASH
FLOW:                 $10,254,023

APPRAISED VALUE:      $115,900,000

APPRAISED BY:         Various

APPRAISAL DATE:       Between May 1997 and June, 1997

                      CUT-OFF DATE        AT EMD(2)

LOAN/SF:                $52                 $43
LTV:                    51.3%               42.0%
DSCR:                   1.93x(3)            2.37x(3)

Notes: (1) Loan Balance and Amortization Term was $59,862,783
           and 298 months respectively as of the December, 1997 Loan modification date
       (2) Effective Maturity Date
       (3) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (4) Based on Underwritable Cash Flow and recalculated Debt service assuming original financing terms and the EMD balance.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     GLENBOROUGH POOL
-------------------------------------------------------------------------------

                                                    PROPERTY SUMMARY TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     ANNUALIZED
                                                                                                      BASE RENT
                                                                                                      PSF/PER     PRIMARY TENANTS
                                            ALLOCATED               YEAR    DECEMBER                    UNIT            WITH
                                              LOAN       TOTAL     BUILT/   31, 1997   UNDERWRITABLE  DECEMBER       15,000 SF
    PROPERTY NAME           LOCATION         AMOUNT    SF/UNITS   RENOVATED OCCUPANCY   CASH FLOW     31, 1997   DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------------------------
OFFICE

Centerstone Plaza      Irvine, CA          $14,965,606  157,579     1987       97.2%   $2,309,048      $23.72    St. Joseph's
                                                                                                                 Hospital (2006)
                                                                                                                 Great Offices
                                                                                                                 (2003),

Riverview Office       Bloomington, MN     10,703,877   227,346     1973       98.3    2,000,490        11.46    Health Systems
Tower                                                                                                            Integration (2001)

Westford Corporate     Westford, MA        5,351,938    163,247     1985      100.0      861,787         8.73    Cascade
Center                                                                                                           Communication
                                                                                                                 (1999)
                                                                                                                 Sentry Insurance
                                                                                                                 (1999)

700 South Washington   Alexandria, VA      5,054,608     56,348     1989      100.0    1,052,008        23.33    Sutton Place
                                                                                                                 Gourmet Market
                                                                                                                 (2004), Ollif and
                                                                                                                 Berridge (2000)

Woodlands Plaza II     Maryland Heights,   2,775,079     72,966     1983       97.6      457,592        16.14    No tenants with
                       MO                                                                                        more than 15,000
                                                                                                                 sf
OFFICE
SUBTOTAL/WEIGHTED                          $38,851,108  677,486                98.5%   $6,680,925      $15.14
AVG.

FLEX/INDUSTRIAL

Southworth-Milton      Milford, MA         4,955,499    146,125     1989      100.0      838,359         6.72    Southworth-Milton,
                                                                                                                 Inc. (1999)

Lakepoint I, II, III   Orlando, FL         4,261,729    135,032     1985       93.8      764,302         9.50    Flying Food Group
                                                                                                                 (1998)
                                                                                                                 Attorney's Title
                                                                                                                 Insurance (1998)

Fisher Pierce          Weymouth, MA        2,973,299     79,825     1988      100.0      528,414         7.45    Pacific
                                                                                                                 Scientific-Fisher
                                                                                                                 Pierce (2002)

Woodlands Tech Center  Maryland Heights,   2,378,639     98,037     1986      100.0      457,290         8.40    Teleport
                       MO                                                                                        Communications
                                                                                                                 (2006)

FLEX/INDUSTRIAL                            $14,569,166  459,019                98.2%   2,588,365         8.02
SUBTOTAL/WEIGHTED
AVG.

MULTIFAMILY

Overlook Apartments    Scottsdale, AZ      6,045,708        224     1987       97.0      984,734       7,282     Average unit size
                                                                                                                 is 839 SF

TOTAL/WEIGHTED AVERAGE                   $59,465,982  1,136,505                      $10,254,024
                                         ===========  =========                      ===========

------------------------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     GLENBOROUGH POOL
-------------------------------------------------------------------------------

                                  TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT
----------------------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL    ANNUALIZED
                                                                % OF        ANNUALIZED      ANNUALIZED       BASE
     TENANT NAME              PROPERTY GLA     TENANT GLA       TOTAL        BASE RENT       BASE RENT    RENT PER SF
----------------------------------------------------------------------------------------------------------------------
St. Joseph's Hospital    Centerstone               33,432         2.9%      $1,086,012          8.0%          $32.48
Health Systems           Riverview Office Tower    87,311         7.7        1,003,628          7.4            11.49
Integration
Southworth-Milton, Inc.  Southworth -Milton       146,125        12.9          981,733          7.2             6.72
Sentry Insurance         Westford Corporate        81,632         7.2          938,768          6.9            11.50
Pacific                  Fisher Pierce             79,825         7.0          594,696          4.4             7.45
Scientific-Fisher
Pierce
Sutton Place Gourmet     700 South Washington      21,222         1.9          570,396          4.2            26.88
Cascade Communications   Westford Corporate        81,615         7.2          486,535          3.6             5.96
Oliff & Berridge         700 South Washington      20,861         1.8          469,808          3.5            22.52
Attorney's Title         Lake Point I, II, III     27,360         2.4          398,067          2.9            14.55
Insurance
Great Offices, Inc.      Centerstone               15,265         1.3          314,337          2.3            20.59
                                                ---------       -----      -----------        -----           ------
     SUBTOTAL TEN LARGEST TENANTS                594,648         52.3       $6,843,980         50.4            11.51

Remaining                                        523,372         46.1        6,747,591         49.6            12.89
Vacant Tenants                                    18,485          1.6               --          0.0               --
                                                ---------       -----      -----------        -----           ------
     TOTAL/WEIGHTED AVERAGE                     1,136,505       100.0%     $13,591,570(2)     100.0%          $12.16(1)
                                                =========       =====      ===========        =====           ======
-------------------------------------------------------------------------------------------------------------------------
                                     OFFICE/INDUSTRIAL LEASE EXPIRATION SCHEDULE(3)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE
                      NUMBER OF               PERCENT     CUMULATIVE                    ANNUAL    PERCENT    PERCENT OF
                        LEASES     EXPIRING      OF       PERCENT OF    ANNUALIZED    BASE RENT   OF TOTAL      TOTAL
  EXPIRATION YEAR      EXPIRING       SF      TOTAL SF     TOTAL SF      BASE RENT      PER SF    BASE RENT   BASE RENT
-------------------------------------------------------------------------------------------------------------------------
Vacant                     5         18,485        1.6%       1.6%      $              $              0.0%       0.0%
Month-to-Month             4         24,398        2.2        3.8          295,511       12.11        2.2        2.2
Not Paying
Rent/Free Rent             4          6,971        0.6        4.4                -           -        0.0        2.2
Period
1998                      23        103,429        9.1       13.5        1,297,155       12.54        9.5       11.7
1999(4)                   27        381,215       33.5       47.0        3,450,993        9.05       25.4       37.1
2000                      30        115,363       10.1       57.2        1,694,188       14.69       12.5       49.6
2001                      17        167,710       14.8       71.9        1,902,209       11.34       14.0       63.6
2002                      15        155,160       13.6       85.6        1,526,638        9.84       11.2       74.8
2003                       3         30,792        2.7       88.3          666,105       21.63        4.9       79.7
2004                       4         33,277        2.9       91.2          755,847       22.71        5.6       85.3
2005                       3          4,125        0.4       91.6           73,648       17.85        0.5       85.8
2006                       4         61,945        5.5       97.0        1,351,667       21.82        9.9       95.8
2007                       2         33,635        3.0      100.0          577,604       17.17        4.2      100.0
                         ---      ---------      -----                 -----------      ------      -----
TOTAL/WEIGHTED
AVERAGE                  141      1,136,505      100.0%                $13,591,570(2)   $12.16(1)   100.0%
                         ===      =========      =====                 ===========      ======      =====
-------------------------------------------------------------------------------------------------------------------------
Notes:  (1) Excludes vacant space of 18,485 square feet.
        (2) Excludes Overlook Apartments rental income. Total potential rentalincome for Overlook Apartments is
            $1,729,988.
        (3) Based on the 12/31/97 rent roll.
        (4) 1999 expirations includes Southworth-Milton Inc., with 146,125 square feet.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    EQR APARTMENT POOL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $50,000,000         $50,000,000

ORIGINATION DATE:     April 1, 1998.

INTEREST RATE:        6.79%

AMORTIZATION:         Interest only until EMD.

HYPERAMORTIZATION:    After the Effective Maturity Date, the
                      principal begins a 240 month
                      amortization based on an interest rate
                      of 6.79%.  After the Effective
                      Maturity Date, interest rate increases
                      to 8.79%.  All excess cash flow is
                      used to reduce the outstanding
                      principal balance; the additional 2%
                      interest accrues interest at the
                      increased rate and is deferred until
                      the principal balance is zero.

EFFECTIVE MATURITY    April 1, 2008.
DATE:

MATURITY DATE:        April 1, 2028.

BORROWER/SPONSOR:     EQR-Flatlands, L.L.C., a
                      special-purpose borrowing entity,
                      controlled by Equity Residential
                      Properties Trust.

CALL PROTECTION:      2-year lockout from the date of
                      securitization, with U.S. government
                      securities defeasance thereafter. Loan
                      prepayable at par beginning 3 months
                      prior to the Effective Maturity Date.

SUBSTITUTION:         Substitution of properties permitted
                      subject to certain conditions.

REMOVAL OF
PROPERTY MANAGER:     Management may be terminated (i) upon an
                      Event of Default under the Loan
                      Documents and Lender's taking possession of the related Property or (ii) based upon manager's gross negligence, fraud or willful misconduct.

UP FRONT RESERVES:    Deferred Maintenance: $98,925

GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Capital
                      Expenditure reserves of $275 per unit
                      per year. Funded by a letter of credit
                      in lieu of cash.

COLLECTION ACCOUNT:   "Sweep Account" whereby Borrower
                      deposits gross receipts promptly into a
                      property account which is swept
                      regularly into a cash collateral account used to establish the reserves listed above, to the extent not funded by a letter of credit.

CROSS-
COLLATERALIZATION/
DEFAULT:              Cross-collateralized and
                      cross-defaulted

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:        Multifamily

LOCATION:             Location by Underwritable Net Cash
                      Flow:

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
  ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED
               FOR THE PURPOSE OF EDGAR FILING.]

                         [PIE CHART]

                           ILLINOIS
                            17.1%

                          MINNESOTA
                            27.3%

                          WISCONSIN
                            55.6%

YEAR
BUILT/RENOVATED:      See Property Description Table

THE COLLATERAL:       5 properties totaling 1,371
                      residential units.  Two and three
                      story Class A garden apartments in
                      upper-middle class suburban locations

                      Large units with amenities including
                      pools, tennis courts, weight and aerobic rooms.

PROPERTY
MANAGEMENT:           Equity Residential Properties
                      Management Limited Partnership

AVERAGE OCCUPANCY
(AS OF DECEMBER 31,
1997):                94%

1997 NET OPERATING
INCOME:               $7,775,231

UNDERWRITABLE CASH
FLOW:                 $7,855,798

APPRAISED VALUE:      $100,650,000

TO BE APPRAISED BY:   Cushman & Wakefield

APPRAISAL DATE:       Between February 20, and February 27,
                      1998

                      CUT-OFF DATE        AT EMD(1)

LOAN/UNIT:              $36,470             $36,470
LTV:                    49.7%               49.7%
DSCR:                   2.28x(2)            2.28x(3)

Notes: (1) Effective Maturity Date.
       (2) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (3) Based on Underwritable Cash Flow and recalculated Debt Service assuming original financing terms and the EMD balance.
--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    EQR APARTMENT POOL
-------------------------------------------------------------------------------

                                                   PROPERTY SUMMARY TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                       AVERAGE
                                                                                       MONTHLY
                                                                  APPROX.     AVERAGE  RENT PER
                                                                  RENTABLE     UNIT    UNIT AS      ECONOMIC
  MORTGAGED      PROPERTY    YEAR       NUMBER                      AREA       SIZE       OF      OCCUPANCY AS    APPRAISED
   PROPERTY      LOCATION    COMPLETED  OF UNITS  1 BDR  2 BDR   (SQ. FT.)   (SQ. FT.) 12/31/97   OF 12/31/97      VALUE
-----------------------------------------------------------------------------------------------------------------------------
Gates at        Minnetonka,
Carlson             MN         1989       435     243     192       396,300      911    $  851(2)      95.6%     $29,300,000
Center

GlenGarry       Bloomingdale,  1989       250     156      94       215,098      860       966(1)      93.2       18,600,000
Club                IL

Plum Tree          Hales
I, II, III        Corner,      1989       332      64     268       355,074    1,070       867         93.2       23,750,000
                    WI

Ravinia         Greenfield,    1991       206      42     164       219,932    1,068       838         94.0       13,500,000
                    WI

Woodlands of    Brookfield,
Brookfield          WI         1990        148      0     148       185,320    1,252     1,265         93.7        15,500,000
                                         -----    ---     ---      ---------   -----    ------         ----      ------------
   TOTAL/WEIGHTED AVERAGE                1,371    505     866      1,371,724   1,001    $  935         94.1%     $100,650,000
                                         =====    ===     ===      =========   =====    ======         ====      ============

-------------------------------------------------------------------------------------------------------------------------------
Notes: (1) GlenGarry Club's Average Monthly Rent Per Unit is derived from annualizing 11 months 1997 actual rents.
       (2) Average Monthly Rent per Unit is based on the 11/13/97 rent roll.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     CHARLESTOWNE MALL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL             $50,000,000         $50,000,000
BALANCE(1):

ORIGINATION DATE:     February 25, 1998

INTEREST RATE(1):     7.73%

AMORTIZATION:         360 months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 9.73%. All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues at the
                      increased rate and is deferred until the principal balance is zero.

EFFECTIVE MATURITY    March 1, 2005
DATE:

MATURITY DATE:        March 1, 2028

BORROWER/SPONSOR:     Charlestowne Mall, L.L.C., a
                      wholly-owned subsidiary of Wilmorite,
                      Inc., Ivanhoe, Inc. and their
                      affiliates.

CALL PROTECTION:      2-year prepayment lockout from the
                      date of securitization with U.S.
                      Treasury defeasance thereafter. Loan
                      prepayable at par beginning 3 months
                      prior to the Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:     Management may be replaced by Lender (i)
                      if at any time the trailing twelve month
                      DSCR <1.10x, (ii) upon an Event of
                      Default under the loan or (iii) for
                      gross negligence, willful misconduct or
                      fraud.

UP FRONT RESERVES:    Required Repair Fund:     $241,313
                      Tenant Rollover/Remerchandising
                      Reserve Fund:             $2,000,000

                      Theater Construction Reserve: Borrower
                      has escrowed $5,720,000 to be
                      released, among other events, upon
                      commencement of the cinema lease.

GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Insurance,
                      Capital Reserves of $0.18/SF and Tenant
                      Rollover Reserves of $1.79/SF (mall
                      store space only).

COLLECTION ACCOUNT:   Hard Lock-Box

CROSS-
COLLATERALIZATION/
DEFAULT:              N/A

MEZZANINE LOANS:      $10,000,000. Currently held by Morgan
                      Stanley Mortgage Capital Inc.

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Retail

LOCATION:             St. Charles, Illinois

YEAR
BUILT/RENOVATED:      1991, new theater construction in 1998

THE COLLATERAL:       2-story, 4-anchor regional mall, with
                      a total GLA of 822,318 S.F., including
                      mall store space of 331,215 S.F.,
                      419,603 S.F. of anchor stores and a
                      71,500 S.F. Regal Cinema Theater with
                      an expected opening date of April
                      1999.  Collateral is 742,318 S.F.

                      Anchors include Carson Pirie Scott &
                      Co., JC Penney, Sears, and Kohl's.

PROPERTY              Genesee Management, Inc., an affiliate
MANAGEMENT:           of Wilmorite.

PERCENT OF MALL
STORE SPACE LEASED
AS OF 3/19/98:        78%

1997 NET OPERATING
INCOME:               $6,931,959

UNDERWRITABLE CASH
FLOW:                 $7,306,601

APPRAISED VALUE:      $86,600,000

APPRAISED BY:         Landauer Associates, Inc.

APPRAISAL DATE:       April 1, 1998

                      CUT-OFF DATE        AT EMD(2)

LOAN/SF:                $67                 $63
LTV:                    57.7%               54.0%
DSCR:                   1.70x(3)            1.82x(4)

MALL STORE SALES        1996                1997
PSF(5):                 $213                $205

Notes: (1) Upon the permitted amendment to the loan.
       (2) Effective Maturity Date.
       (3) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (4) Based on Underwritable Cash Flow and recalculated
           Debt service assuming original financing terms and the EMD balance.
       (5) Comparable Mall Store Sales.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     CHARLESTOWNE MALL
-------------------------------------------------------------------------------

                             TEN LARGEST MALL STORE TENANTS AND ANCHOR LEASES BASED ON
                                     ANNUALIZED BASE RENT BY PARENT COMPANY(1)
--------------------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL
                                                                    % OF                    ANNUALIZED   ANNUALIZED
         TENANT OR TENANT                                 TENANT      TOTAL     ANNUALIZED     BASE      BASE RENT
          PARENT COMPANY                STORE NAME          GLA       GLA(2)    BASE RENT     RENT(2)      PER SF
--------------------------------------------------------------------------------------------------------------------
The Limited Inc.                    Limited                 41,414       12.5%    $733,370       12.1%       $17.71
                                    Limited Express
                                    Victoria's Secret
                                    Lane Bryant
                                    Lerner New York

Woolworth Corp.                     Afterthoughts           11,474        3.5      393,992        6.5         34.34
                                    Footlocker (2)
                                    Lady Footlocker
                                    Champs

The Gap, Inc.                       The Gap                  9,366        2.8      243,516        4.0         26.00
                                    Gap Kids

Casual Corner Group Inc.            Casual Corner            8,125        2.5      162,500        2.7         20.00
                                    Petite
                                    Sophisticates

Waves                               Waves                    4,789        1.4      153,248        2.5         32.00

Trans World Entertainment Group     Record Town              2,864        0.9      108,832        1.8         38.00

The Children's Place                The Children's           4,222        1.3      105,550        1.7         25.00
                                    Place

Contempo Casuals                    Contempo Casuals         3,192        1.0      105,336        1.7         33.00

Foot Star, Inc.                     Footaction               9,304        2.8       93,040        1.5         10.00

Brown Group, Inc.                   Famous Footwear          5,035        1.5       90,630        1.5         18.00
                                                           -------      -----   ----------      -----        ------
   SUBTOTAL TEN LARGEST TENANTS                             99,785       30.1    2,190,014       36.2         21.95

Remaining (excluding non-owned                             153,103       46.2    3,646,043       60.3         23.81
 anchors)

Vacant Space & Leases out for                               78,327       23.6      213,213        3.5           --
                                                           -------      -----   ----------      -----        ------
Signature(2)

   TOTAL (EXCLUDING NON-OWNED                              331,215      100.0%  $6,049,269      100.0%       $23.01(4)
     ANCHORS)                                              =======      =====   ==========      =====        ======

Proffitt's, Inc.                    Carson Pirie Scott     141,808                 789,864
JC Penney Co., Inc.                  JC Penney              99,567                 502,152
Sears Roebuck                        Sears                  98,228                 337,904
                                                           -------              ----------
   TOTAL (INCLUDING NON-OWNED ANCHORS)                     670,818              $7,679,189
                                                           =======              ==========

---------------------------------------------------------------------------------------------------------------------
Notes:  (1) Data based on the 3/19/98 lease status report and applicable lease modifications.
        (2) Numbers may not total 100% due to rounding.
        (3) Annualized based rent includes underwritable temporary tenant income.
        (4) Total annual base rent per square foot excludes vacant square footage and underwritable temporary tenant rent.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     CHARLESTOWNE MALL
-------------------------------------------------------------------------------

                               CREDIT RATING
                                 OF PARENT                                               OPERATING                    1997
                   PARENT         COMPANY                 ANCHOR-OWNED/      LEASE        COVENANT        REA         SALES
   ANCHORS        COMPANY     (S&P/MOODY'S)(1)    GLA      COLLATERAL     EXPIRATION     EXPIRATION   TERMINATION    PSF(2)
-----------------------------------------------------------------------------------------------------------------------------
Carson Pirie    Proffitt's,       BB+/Baa3     141,808    Collateral       1/31/2007     8/15/2006        N/A        $152(4)
Scott & Co.     Inc.

JC Penney       JC Penney          A/A2         99,567    Collateral     5/31/2007(3)   5/31/2007(3)      N/A          90
                Co., Inc.

Sears           Sears              A-/A2        98,228    Collateral       4/4/2011     8/15/2006(3)      N/A         111(4)
                Roebuck &
                Co.

Kohl's          Kohl's           BBB/Baal       80,000    Anchor-owned        N/A        8/15/2006     12/31/2042      N/A
                Dept. Stores

                                       MALL STORE LEASE EXPIRATION SCHEDULE(5)
----------------------------------------------------------------------------------------------------------------------
                                                                                                          CUMULATIVE
                  NUMBER OF                           CUMULATIVE                    ANNUAL    PERCENT OF  PERCENT OF
                    LEASES     EXPIRING   PERCENT OF  PERCENT OF    ANNUALIZED    BASE RENT     TOTAL     TOTAL BASE
YEAR EXPIRATION    EXPIRING       SF       TOTAL SF    TOTAL SF      BASE RENT      PER SF    BASE RENT      RENT
----------------------------------------------------------------------------------------------------------------------
   Vacant(6)           1        74,327        22.4%       22.4%       $137,213     $  1.85        2.3%        2.3%
      1998             6         8,191         2.5        24.9         137,780       16.82        2.3         4.5
      1999             4         2,463         0.7        25.7          96,678       39.25        1.6         6.1
      2000             1           984         0.3        26.0          33,000       33.54        0.5         6.7
      2001            34        73,175        22.1        48.0       1,944,699       26.58       32.1        38.8
      2002            17        35,672        10.8        58.8         896,869       25.14       14.8        53.7
      2003            18        35,907        10.8        69.7         986,454       27.47       16.3        70.0
      2004             4        11,035         3.3        73.0         219,005       19.85        3.6        73.6
      2005             4         8,685         2.6        75.6         174,470       20.09        2.9        76.5
      2006             4        15,602         4.7        80.3         215,050       13.78        3.6        80.0
      2007             5        37,770        11.4        91.7         667,540       17.67       11.0        91.1
    2008(7)            8        22,369         6.8        98.5         449,882       20.11        7.4        98.5
      2009             1         5,035         1.5       100.0          90,630       18.00        1.5        100.0
                     ---       -------       -----                  ----------      ------      -----
     TOTAL           107       331,215       100.0%                 $6,049,269      $23.01(8)   100.0%
                     ===       =======       =====                  ==========                  =====
----------------------------------------------------------------------------------------------------------------------
Notes:  (1) Reflects long-term debt rating as of 4/7/97.
        (2) Information is basely solely upon the figures provided by the Charlestowne Mall Borrower from data provided by tenants.
        (3) Based on the borrower-identified opening date of store.
        (4) Sears and JC Penney 1997 Sales are based on the sales reporting  periods of 5/1/96 - 4/30/97 and 6/1/96 -
            5/31/97 respectively.
        (5) Data based on the 3/19/98 lease status report and applicable lease modifications.
        (6) Includes temporary tenant income.
        (7) Includes JJ Finnigan's lease which is expected to be fully executed by May 31, 1998.
        (8) Total annual base rent per square foot excludes vacant square footage and temporary tenant rent.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                   RAMCO-GERSHENSON POOL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $50,000,000         $49,761,281

ORIGINATION DATE:     November 26, 1997

INTEREST RATE:        6.83%

AMORTIZATION:         360 Months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 8.83%. All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY
DATE:                 December 1, 2007

MATURITY DATE:        December 1, 2027

BORROWER/SPONSOR:     Ramco-Gershenson Properties Associates
                      Limited Partnership, a special purpose
                      borrowing entity owned and controlled by Ramco-Gershenson Properties Trust.

CALL PROTECTION:      2-year lockout from the date of
                      securitization, with U.S. government
                      securities defeasance thereafter.
                      Loan prepayable at par beginning on
                      the Effective Maturity Date.

SUBSTITUTION:         Property substitution permitted
                      subject to certain conditions.

REMOVAL OF PROPERTY
MANAGER: Management may be terminated: (i) upon an Event of Default under the Loan;
                      (ii) if the Debt Service Coverage
                      Ratio drops below 1.2x unless Borrower
                      deposits additional collateral to
                      enable the Loan to meet the DSCR test
                      or (iii) based upon manager's fraud,
                      gross negligence or willful
                      misconduct.

REQUIRED REPAIRS:     $496,125

GENERAL MONTHLY
RESERVES:             1/2 of Property Taxes and Insurance
                      and Capital Reserves equal to $0.15
                      per square foot annually, not to
                      exceed $0.30 per square foot in the
                      aggregate at any time.

COLLECTION ACCOUNT:   Hard Lock-Box

CROSS-
COLLATERALIZATION/
DEFAULT:              Cross-collateralized and
                      cross-defaulted

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE
ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:        7 Community Shopping Centers

LOCATION:             Location by Allocated Loan Amount:

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
  ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED
               FOR THE PURPOSE OF EDGAR FILING.]

                         [PIE CHART]

                           MICHIGAN
                             5.3%

                           TENNESEE
                            24.3%

                          WISCONSIN
                            26.3%

                             OHIO
                            14.7%

                         S. CAROLINA
                              %

                         N. CAROLINA
                              %

YEAR BUILT/
RENOVATED:            Between 1977 and 1996.
                      See Property Description Table

THE COLLATERAL:       7 Community and neighborhood retail
                      shopping   centers encompassing total
                      GLA of 1,414,633 S.F.

                      Anchors include: Wal-Mart, K-Mart,
                      Builders Square, Belks, Goody's,
                      Ingles, Food Lion and Kohl's.

PROPERTY
MANAGEMENT:           Affiliate of Ramco-Gershenson
                      Properties Trust

AVERAGE OCCUPANCY
(AS OF 2/18/98):      99%

1997 NET OPERATING
INCOME:               $8,921,060

UNDERWRITABLE CASH
FLOW:                 $7,846,323

APPRAISED VALUE:      $77,000,000

APPRAISED BY:         Joseph J. Blake

APPRAISAL DATES:      Between August, 1997 and October, 1997

                      CUT-OFF DATE        AT EMD(1)

LOAN/SF:                $35                 $31
LTV:                    64.6%               56.4%
DSCR:                   2.00(2)x            2.30(3)x

Notes: (1) Effective Maturity Date
       (2) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (3) Based on Underwritable Cash Flow and recalculated Debt service assuming original financing terms and the EMD balance.
--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                   RAMCO-GERSHENSON POOL
-------------------------------------------------------------------------------

                                                  PROPERTY SUMMARY TABLE
----------------------------------------------------------------------------------------------------------------------------
                          CUT-OFF
                            DATE                                                 ANNUALIZED
                         ALLOCATED               YEAR    OCCUPANCY                BASE RENT       PRIMARY TENANTS WITH
 PROPERTY                   LOAN      TOTAL     BUILT/     AS OF    UNDERWRITABLE    PSF               15,000 SF
   NAME       LOCATION     AMOUNT    SF/UNITS  RENOVATED  2/18/98    CASH FLOW     2/18/98              2/18/98
----------------------------------------------------------------------------------------------------------------------------
West Allis  West Allis,  $13,159,000   329,407   1987      98.9%       $2,059691    $7.08           Kmart (2012)
Town Centre Wisconsin                                                                               Builders Square (2007)
                                                                                                    Kohls (2008)

Northwest   Knoxville,    8,552,000    260,707 1989/1995   98.6        1,335,199    5.90            Wal-Mart (2009)
Crossing    Tennessee                                                                               Ingles Food Market
Shopping                                                                                            (2010)
                                                                                                    Goody's (1999)

Taylors     Greenville,   8,517,000    243,484 1989/1995   98.2        1,330,935    5.83            Wal-Mart (2008)
Square      South                                                                                   Belks Dept Store (2003)
            Carolina                                                                                Goody's (1999)

The Troy    Troy, Ohio    7,350,000    154,437   1996      96.6        1,172,694    8.75            Country Mkt Grocery
Towne                                                                                               (2011)
Center                                                                                              Stage Dept. Store
                                                                                                    (2000)
                                                                                                    Sears Hardware Store
                                                                                                    (2006)

Ridgeview   Elkin,        6,146,000    211,524 1989/1995   99.3          950,023    5.19            Wal-Mart (2009)
Crossing    North                                                                                   Ingles Supermarket
Shopping    Carolina                                                                                (2009)
                                                                                                    Belks Dept. Store
                                                                                                    (2009)

Stonegate   Kingsport,    3,622,000    138,490 1984/1993  100.0          581,298    5.07            Wal-Mart (2009)
Plaza       Tennessee                                                                               Food Lion (2004)

Fraser      Fraser,       2,654,000     76,584 1977/1983   97.4          416,481    5.05            Oak Ridge Market (2002)
Shopping    Michigan                                                                                Rite Aid (2001)
Center
                         ----------- ---------             ----       ----------    -----
TOTAL/
WEIGHTED
AVERAGE:                 $50,000,000 1,414,633             98.6%      $7,846,323    $6.23
                         =========== =========             ====       ==========    =====
----------------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                   RAMCO-GERSHENSON POOL
-------------------------------------------------------------------------------

                                 TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT
---------------------------------------------------------------------------------------------------------------------
                                                                     % OF                   % OF TOTAL   ANNUALIZED
     TENANT OR TENANT                        NO. OF      TENANT     TOTAL     ANNUALIZED    ANNUALIZED    BASE RENT
    PARENT COMPANY (1)         STORE NAME     STORES    GLA (SF)    GLA(2)    BASE RENT    BASE RENT(2)    PER SF
---------------------------------------------------------------------------------------------------------------------
Wal-Mart Stores, Inc.        Wal-Mart            4      485,187       34.3%  $2,432,653        28.0%        $5.01
K-Mart Corporation           K-Mart/Builders     2      166,479       11.8      940,435        10.8          5.65
                             Square
Kohl's Food Stores, Inc.     Kohl's              1       49,995        3.5      490,951         5.7          9.82
Goody's Family Clothing      Goody's             2       70,100        5.0      429,350         4.9          6.12
Stores, Inc.
Country Market               Country Market      1       40,000        2.8      270,000         3.1          6.75
Ingles Markets,              Ingles              2       75,000        5.3      263,880         3.0          3.52
Incorporated
Belk's                       Belk Dept.          2                     4.8        201,512       2.3          2.98
                             Store                       67,581
Fred W. Uhlman & Co.         Stage               1       24,000        1.7      179,760         2.1          7.49
Sears & Roebuck              Sears Hardware      1       21,000        1.5      178,500         2.1          8.50
Dollar Tree                  Dollar Tree         4         14,982      1.1       155,581        1.8         10.38
                                                --     ---------      ----   ----------        ----         -----
     SUBTOTAL TEN LARGEST TENANTS               20     1,014,324      71.7%  $5,542,621        63.8%        $5.46

Other Major Tenants (more than 5,000 SF)                239,873       17.0    1,651,313        19.0          6.88
Remaining Tenants                                       140,129        9.9    1,497,942        17.2         10.69
Vacant Space                                             20,307        1.4            0         0.0            0
                                                       ---------      ----   ----------        ----         -----
         TOTAL/WEIGHTED AVERAGE                        1,414,633     100.0%  $8,691,875       100.0%        $6.23(3)
                                                       =========     =====   ==========       =====

-----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                                            PERCENT                                             PERCENT    CUMULATIVE
                  NUMBER OF                   OF       CUMULATIVE                 ANNUALIZED   OF TOTAL    PERCENT OF
                   LEASES                    TOTAL     PERCENT OF    ANNUALIZED    BASE RENT     BASE      TOTAL BASE
EXPIRATION YEAR   EXPIRING    EXPIRING SF    SF(2)      TOTAL SF     BASE RENT      PER SF      RENT(2)       RENT
-----------------------------------------------------------------------------------------------------------------------
Vacant                8          20,307        1.4%       1.4%        $      -       $   -        0.0%         0.0%
1998                 11          22,340        1.6        3.0          218,852        9.80        2.5          2.5
1999                 23         125,687        8.9       11.9        1,011,181        8.05       11.6         14.1
2000                 17          58,339        4.1       16.0          574,753        9.85        6.6         20.8
2001                 22         107,719        7.6       23.6          844,754        7.84        9.7         30.5
2002                 11          63,232        4.5       28.1          403,789        6.39        4.7         35.1
2003                 14          84,050        5.9       34.1          577,058        6.87        6.6         41.8
2004                  4          57,261        4.1       38.1          366,321        6.40        4.2         46.0
2005                  0               0        0.0       38.1                0           0        0.0         46.0
2006                  1          21,000        1.5       39.6          178,500        8.50        2.0         48.0
2007                  2          89,856        6.3       45.9          552,026        6.14        6.4         54.4
2008                  2         183,619       13.0       58.9        1,193,813        6.50       13.7         68.1
2009                  6         411,744       29.1       88.0        1,889,314        4.59       21.7         89.9
2010                  1          43,000        3.0       91.1          135,880        3.16        1.6         91.4
2011                  1          40,000        2.8       93.9          270,000        6.75        3.1         94.5
2012                  1          86,479        6.1      100.0          475,635        5.50        5.5        100.0
                    ---       ---------      -----                  ----------       -----      -----
TOTAL/WEIGHTED      124       1,414,633      100.0%                 $8,691,875       $6.23(3)   100.0%
AVERAGE             ===       =========      =====                  ==========       =====      =====

-----------------------------------------------------------------------------------------------------------------------
Notes:  (1) The parent company may not be the obligor under the applicable lease.
        (2) Numbers may not total 100% due to rounding.
        (3) Excludes vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     COURTHOUSE PLAZA I
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $48,900,000         $48,704,653

ORIGINATION DATE:     December 11, 1997

INTEREST RATE:        7.19%

AMORTIZATION:         360 Months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 9.19%. All
                      excess cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY
DATE:                 January 1, 2008

MATURITY DATE:        January 1, 2028

BORROWER/SPONSOR:     Courthouse Plaza I Associates Limited
                      Partnership, a single purpose
                      bankruptcy-remote entity whose general
                      partner is Courthouse Plaza LLC, which
                      includes Mr. Robert H. Smith and Mr.
                      Robert P. Kogod as equity members. Mr.
                      Smith and Mr. Kogod, who are also
                      limited partners of the Borrower, are
                      principals of the Charles E. Smith
                      Companies.

CALL PROTECTION:      3-year prepayment lockout from the
                      date loan closed, with U.S. government
                      securities defeasance thereafter. Loan
                      prepayable at par beginning 3 months
                      prior to the Effective Maturity Date.

REMOVAL OF
PROPERTY MANAGER:     Management may be replaced by Lender
                      upon (i) an Event of Default and
                      acceleration under the Loan Documents,
                      (ii) if DSCR <1.10x, unless Borrower
                      provides additional collateral to
                      enable the Loan to meet the DSCR test,
                      or (iii) if Lender determines property
                      is not managed in accordance with
                      generally accepted managing practices
                      and manager fails to cure or undertake
                      to cure within 30 days.

UP FRONT RESERVES:    Repair Fund:       $18,750

GENERAL MONTHLY
RESERVES:             1/12 of Property Taxes and Insurance,
                      Capital Reserves equal to $11,358.04
                      and Tenant Rollover Reserves, equal to
                      $2 per s.f. annually up to a maximum
                      of $1,600,000.

COLLECTION ACCOUNT:   Hard Lock-Box, however, Borrower retains
                      control of Lock-Box funds unless DSCR
                      declines below 1.10x, Loan Default or at Effective Maturity Date. Borrower regains control if DSCR remains above
                      1.20x for 12 months.

CROSS-
COLLATERALIZATION/
DEFAULT:              N/A

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE
ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:        Class A Office and Movie Theatre

LOCATION:             Arlington, Virginia

YEAR BUILT/
RENOVATED:            1988

THE COLLATERAL:       Leasehold interest in a 14-story
                      office building and a 3-story, 8
                      screen movie theatre; 349,778 total
                      square feet.

                      Tenants Include: Arlington County
                      Board (which is the fee owner), AMC
                      Theatres, Anadac and Ceridian
                      Corporations.

PROPERTY
MANAGEMENT:           Charles E. Smith Real Estate Services,
                      L.P.

PERCENT OF SPACE
LEASED (1/30/98):     97%

1997 NET OPERATING
INCOME:               $6,051,538

UNDERWRITABLE CASH
FLOW:                 $5,910,161

APPRAISED VALUE:      $69,100,000

APPRAISAL DATE:       October 31, 1997

                      CUT-OFF DATE        AT EMD(1)

LOAN/SF:                $139                $120
LTV:                    70.5%               61.0%
DSCR:                   1.49 x(2)           1.72 x(3)

Notes: (1) Effective Maturity Date.
       (2) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (3) Based on Underwritable Cash Flow and recalculated
           Debt service assuming original financing terms and the EMD balance.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     COURTHOUSE PLAZA I
-------------------------------------------------------------------------------

                                     MAJOR TENANT SUMMARY BY ANNUALIZED BASE RENT(1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL       ANNUALIZED
           TENANT OR TENANT                TENANT        % OF TOTAL       ANNUALIZED       ANNUALIZED          BASE
   PARENT COMPANY (LEASE EXPIRATION)         GLA           GLA(2)          BASE RENT      BASE RENT(2)     RENT PER SF
-------------------------------------------------------------------------------------------------------------------------
 Arlington County Government (2003)(4)       181,781       52.0%             $4,543,215       54.2%         $24.99
 AMC Theatres (2004)                          36,795       10.5                 500,000        6.0           13.59
 ANADAC Inc. (2001)                           24,870        7.1                 690,380        8.2           27.76
 Ceridian (2006)                              18,189        5.2                 393,428        4.7            21.63
                                             -------      -----              ----------      -----          ------
     SUBTOTAL MAJOR TENANTS                  261,635       74.8               6,127,023       73.1           23.41
 Other Tenants (Greater than 5% of            77,956       22.3               2,251,010       26.9           28.88
 NRA)
 Vacant Space                                 10,187        2.9                                0.0            0.00
                                             -------      -----              ----------      -----          ------
                                                                                      0
     TOTAL/WEIGHTED AVERAGE                  349,778      100.0%             $8,378,033      100.0%         $24.67(3)
                                             =======      ======             ==========      ======         ======
                                                   HISTORICAL OCCUPANCY
-------------------------------------------------------------------------------------------------------------------------
                                          OCCUPANCY AS OF:          PERCENT LEASED
-------------------------------------------------------------------------------------------------------------------------
                                          January 30, 1998               97.1%
                                          December 31, 1997              97.8%
                                          December 31, 1996              99.0%
                                          December 31, 1995              92.0%






-------------------------------------------------------------------------------------------------------------------------
Notes:  (1)  Based on January 30, 1998 Rent Rolls.
        (2)  Numbers may not total 100% due to rounding.
        (3)  Excludes vacant space.
        (4)  Fee owner of land.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                     COURTHOUSE PLAZA I
-------------------------------------------------------------------------------

                                                 LEASE EXPIRATION SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                             PERCENT         CUMULATIVE
                     # OF                   PERCENT    CUMULATIVE                  ANNUAL    OF TOTAL          PERCENT
     YEAR OF        LEASES     EXPIRING    OF TOTAL     PERCENT     ANNUALIZED   BASE RENT   BASE             OF TOTAL
   EXPIRATION      EXPIRING    TOTAL SF      SF(2)    OF TOTAL SF    BASE RENT     PER SF    RENT(2)          BASE RENT
-------------------------------------------------------------------------------------------------------------------------
     Vacant                     10,187         2.9%         2.9%          N/A          N/A     0.0%             0.0%
      1998              7        1,631         0.5          3.4       $30,257       $18.55     0.4              0.4
      1999              5        4,174         1.2          4.6       164,827        39.49     2.0              2.3
      2000              8       32,102         9.2         13.8       912,931        28.44    10.9             13.2
      2001             11       56,166        16.1         29.8     1,555,968        27.70    18.6             31.8
      2002              4        8,753         2.5         32.3       260,604        29.77     3.1             34.9
      2003              1      181,781        52.0         84.3     4,543,214        24.99    54.2             89.1
      2004              1       36,795        10.5         94.8       500,000        13.59     6.0             95.1
      2005              0          N/A         N/A         94.8           N/A          N/A     N/A              N/A
      2006              1       18,189         5.2        100.0       393,428        21.63     4.7             99.8
      2007              1          N/A         N/A        100.0        16,800          N/A     0.2            100.0
                       --      -------       -----                  ----------      ------    -----
 TOTAL/WEIGHTED        39      349,778       100.0%                 $8,378,033      $24.67(3) 100.0%
      AVERAGE          ==      =======       ======                 ==========      ======    ======

-------------------------------------------------------------------------------------------------------------------------
Notes:  (1) Based on January 30, 1998 rent roll.
        (2) Numbers may not total 100% due to rounding.
        (3) Excludes vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    QUAIL SPRINGS MALL
-------------------------------------------------------------------------------

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

                      ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:    $45,000,000         $45,000,000

ORIGINATION DATE:     May 15, 1998.

INTEREST RATE:        6.82%

AMORTIZATION:         360 months

HYPERAMORTIZATION:    After the Effective Maturity Date,
                      interest rate increases to 2% above
                      the initial interest rate. All excess
                      cash flow is used to reduce the
                      outstanding principal balance; the
                      additional 2% interest accrues
                      interest at the increased rate and is
                      deferred until the principal balance
                      is zero.

EFFECTIVE MATURITY
DATE:                 June 1, 2008

MATURITY DATE:        June 1, 2028

BORROWER/SPONSOR:     Dayjay Associates, a joint venture,
                      50% owned by a special purpose
                      affiliate of General Growth
                      Properties, Inc. and 50% owned by JCP
                      Realty, Inc. directly and through a
                      special purpose subsidiary.

CALL PROTECTION:      2-year lockout from the date of
                      securitization, with U.S. government
                      securities defeasance thereafter.
                      Loan prepayable at par beginning 120
                      days prior to the Effective Maturity
                      Date.

REMOVAL OF
PROPERTY MANAGER:     Management may be terminated (i) if
                      the DSCR for the trailing 12 months is
                      less than 1.15x unless Borrower
                      deposits additional collateral to
                      enable the Loan to meet the DSCR test,
                      and (ii) upon an Event of Default
                      under the Loan Documents or Management
                      Agreement.

UP FRONT RESERVES:    None

GENERAL MONTHLY
RESERVES:             Springing reserves for taxes,
                      insurance, capital replacements and
                      lease rollover costs if DSCR falls below
                      1.20x, 60 days before EMD or if there is a Loan default ("Quail Springs Cash
                      Management Event").

COLLECTION ACCOUNT:   Hard Lock-Box; however, Borrower retains
                      control of Lock-Box funds unless there
                      is a Cash Management Event. If Loan
                      Default is cured or DSCR is 1.20x or
                      above for 6 months, control returns to
                      borrower and reserves no longer
                      required.

CROSS-
COLLATERALIZATION/
DEFAULT:              N/A

MEZZANINE LOANS:      None

--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Super-Regional Mall

LOCATION:             Oklahoma City, Oklahoma

YEAR BUILT/
RENOVATED:            1980/1993 and Present

THE COLLATERAL:       3-story, 4 anchor super regional mall
                      with a total GLA of 1,112,036 S.F.,
                      Mall store space of 329,183 S.F.,
                      687,853 S.F. of self-owned anchor
                      space and a 95,000 S.F. AMC Theatres
                      currently under construction.
                      Collateral is mall store space and AMC
                      Theatres for a total of 424,183 S.F..

                      Anchors include: Foley's, Dillard's,
                      JC Penney, Sears.

PROPERTY
MANAGEMENT:           General Growth Management, Inc.

PERCENT OF MALL
STORE SPACE LEASED
AS OF 1/3/98:         78%

1997 NET OPERATING
INCOME:               $4,992,860

UNDERWRITABLE CASH
FLOW:                 $6,873,808

CALCULATED VALUE AT
AN 8.5% CAP RATE ON
UNDERWRITABLE NOI:    $85,457,518

MARKET STUDY BY:      Cushman & Wakefield

MARKET STUDY DATE:    April 7, 1998

                      CUT-OFF DATE         EMD(1)

LOAN/SF:                $106                 $92
LTV:                    52.7%                45.7%
DSCR:                   1.95x(2)             2.24x(3)

                        1996                 1997
MALL STORE SALES        $221                 $225
PSF(4):

Notes: (1) Effective Maturity Date
       (2) Based on Underwritable Cash Flow and Actual Debt
           Service.
       (3) Based on Underwritable Cash Flow and recast Debt
           Service assuming original financing terms and the EMD balance.
       (4) Comparable Mall Store Sales.

--------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    QUAIL SPRINGS MALL
-------------------------------------------------------------------------------

                         TEN LARGEST MALL STORES BASED ON ANNUALIZED BASE RENT BY PARENT COMPANY(1)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                     % OF TOTAL
                                                                              % OF                   ANNUALIZED   ANNUALIZED
                                                                 TENANT      TOTAL      ANNUALIZED      BASE       BASE RENT
               PARENT                         TENANT              GLA        GLA(2)     BASE RENT      RENT(2)      PER SF
------------------------------------------------------------------------------------------------------------------------------
Limited, The                          Limited Express             50,116      15.2%      $817,337         17.3%       $16.31
                                      Limited
                                      Lerner New York
                                      Victoria's Secret
                                      Structure
The Gap, Inc.                         The Gap                     12,895       3.9        335,292          7.1         26.00
                                      Gap Kids
Spiegel, Inc.                         Eddie Bauer                  6,664       2.0        119,952          2.5         18.00
Garfield's Restaurant & Pub           Garfield's Restaurant        5,712       1.7         89,952          1.9         15.75
                                      & Pub
The Walt Disney Co.                   The Disney Store             4,438       1.3         88,764          1.9         20.00
Eyemaster                             Eyemaster                    3,090       0.9         86,244          1.8         27.91
Lens Crafters                         Lens Crafters                5,048       1.5         85,812          1.8         17.00
The Buckle                            The Buckle                   5,213       1.6         83,412          1.8         16.00
Disk Jockey                           Disk Jockey                  5,070       1.5         81,120          1.7         16.00
Discovery Zone                        Discovery Zone              12,157       3.7         79,020          1.7          6.50
                                                                 -------     -----     ----------        -----        ------
  SUBTOTAL TEN LARGEST TENANTS                                   110,403      33.5%    $1,866,905         39.6%       $16.91

Remaining Excluding (anchors,                                    145,898      44.3%    $2,847,663         60.4%       $19.52
non-owned anchors)
Vacant Space                                                      72,882      22.1%            --          0.0%        --
                                                                 -------     -----     ----------        -----        ------
  TOTAL (EXCLUDING NON-OWNED
  ANCHORS)                                                       329,183     100.0%    $4,714,568        100.0%       $18.39(3)
                                                                 =======     ======    ==========        ======       ======
------------------------------------------------------------------------------------------------------------------------------
Notes: (1)  Based on 1/5/98 rent roll.
       (2)  Numbers may not total 100% due to rounding.
       (3)  Excludes vacant square footage.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

-------------------------------------------------------------------------------
XL1 1998               PRELIMINARY COLLATERAL OVERVIEW:
LARGE LOAN                    QUAIL SPRINGS MALL
-------------------------------------------------------------------------------

                                        CREDIT RATING
                                          OF PARENT                                              OPERATING
                                           COMPANY                ANCHOR-OWNED/     LEASE        COVENANT        REA    1997 SALES
 ANCHORS         PARENT COMPANY        (S&P/MOODY'S)(1)   GLA       COLLATERAL   EXPIRATION(2) EXPIRATION(3) TERMINATION  PSF(4)
----------------------------------------------------------------------------------------------------------------------------------
Dillard's   Dillard Dept. Stores Inc.       A+/A2       205,320   Anchor Owned        NA          1995       10/23/30     $168
Sears       Sears Roebuck & Co.             A-/A2       182,257   Anchor Owned        NA          1995       10/23/30      137
JC Penney   J. C. Penney Co., Inc.          A/A2        154,576   Anchor Owned        NA          1995       10/23/30      142
Foley's     May Department Store Co.        A/A2        145,700   Anchor Owned        NA          1995       10/22/30      120
AMC         American Multi-Cinema,          B/B2         95,000   Collateral        1/1/20        2005          NA         N/A
Theatres    Inc.
--------------------------------------------------------------------------------------------------------------------------------

                                              MALL STORE LEASE EXPIRATION SCHEDULE(5)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUMULATIVE
                   NUMBER OF                               CUMULATIVE                     ANNUAL      PERCENT OF    PERCENT OF
    YEAR OF         LEASES       EXPIRING    PERCENT OF    PERCENT OF     ANNUALIZED     BASE RENT    TOTAL BASE    TOTAL BASE
   EXPIRATION      EXPIRING         SF        TOTAL SF      TOTAL SF      BASE RENT       PER SF         RENT          RENT
--------------------------------------------------------------------------------------------------------------------------------
Vacant                  0         72,882         22.1%        22.1%             -               -         0.0%          0.0%
1998                    8         10,736          3.3         25.4       $247,116          $23.02         5.2           5.2
1999                   11         19,740          6.0         31.4        296,848           15.04         6.3          11.5
2000                   10         16,311          5.0         36.4        279,355           17.13         6.0          17.5
2001                   17         34,657         10.5         46.9        727,127           20.98        15.4          32.9
2002                    3          6,163          1.9         48.8        157,692           25.59         3.3          36.2
2003                   14         31,031          9.4         58.2        563,476           18.16        12.0          48.2
2004                    9         26,462          8.0         66.2        415,592           15.71         8.8          57.0
2005                    6         19,766          6.0         72.2        287,748           14.56         6.1          63.1
2006                    9         31,459          9.6         81.8        688,044           21.87        14.6          77.7
2007                    8         45,521         13.8         95.6        750,045           16.48        15.9          93.6
2008 or Later           4         14,455          4.4        100.0        301,524           20.86         6.4         100.0
                       --        -------        -----                   ----------         ------       ------
TOTAL/WEIGHTED         99        329,183        100.0%                  $4,714,568         $18.39(6)    100.00%
AVERAGE                ==        =======        =====                   ==========         ======       ======

--------------------------------------------------------------------------------------------------------------------------------
Notes:  (1) Reflects  long-term debt rating as of 4/7/98.
        (2) Includes initial term of the lease only. Based on the latest required commencement date of the lease term. The actual commencement date and expiration date may be earlier.
        (3) Date of operating covenant expirations is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.
        (4) Based on the December, 1997 sales report. Information is based solely upon the sales figures provided by the Quail
            Springs Mall Borrower from data provided by the tenants. Anchor store sales are the Quail Springs Borrower's estimates.
        (5) Based on 1/5/98 rent roll. (6) Excludes vacant square footage.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                    ANNEX A
                     MORTGAGED PROPERTIES CHARACTERISTICS




      MORTGAGE                                                      PROPERTY
        LOAN                        PROJECT NAME                      TYPE
-------------------- ------------------------------------------ ---------------
Hotel Del Coronado                                              Hotel
--------------------                                            ---------------
CenterAmerica Pool
--------------------
1                    Braes Heights                              Retail
2                    Braes Oaks                                 Retail
3                    Brenham Four Corners                       Retail
4                    Broadway                                   Retail
5                    Bryan Square                               Retail
6                    Carmel Village                             Retail
7                    Cedar Bellaire                             Retail
8                    Clearlake Camino South                     Retail
9                    Countryside Village                        Retail
10                   El Camino                                  Retail
11                   Five Points                                Retail
12                   Forest Hills                               Retail
13                   Highland Village                           Retail
14                   Highland Village Town Center               Retail
15                   Huntington Village                         Retail
16                   Jeff Davis                                 Retail
17                   Jefferson Park                             Retail
18                   Klein Square                               Retail
19                   Lamar Plaza                                Retail
20                   Lazybrook                                  Retail
21                   League City                                Retail
22                   Long Point Plaza                           Retail
23                   Maplewood                                  Retail
24                   Moore Plaza West (Westheimer Commons)      Retail
25                   Moore Square (North 45 Plaza)              Retail
26                   Moore Village (1960/Kuykendahl)            Retail
27                   North Hills Village                        Retail
28                   Northgate                                  Retail
29                   Northtown Plaza                            Retail
30                   Palm Plaza                                 Retail
31                   Park Plaza                                 Retail
32 & 33              Parktown Center and Parktown Center East   Retail
34                   Parkview East                              Retail
35                   Parkview West                              Retail
36                   Stevens Park                               Retail
37                   Tanglewilde                                Retail
38                   Texas City                                 Retail
39                   Tidwell Plaza                              Retail
40                   Village Plaza                              Retail
41                   Washington Square                          Retail
42                   Webb Royal                                 Retail
43                   Williamstown                               Retail
44                   Wynnewood                                  Retail
--                   ------------------------------------------ ---------------
Wells Fargo Tower                                               Office
--------------------                                            ---------------
West Town Mall                                                  Regional Mall
--------------------                                            ---------------
Magellan Apartment
 Pool
--
1                    Acacia Park                                Multifamily
2                    Bradbury Place                             Multifamily
3                    Canterbury Hills                           Multifamily
4                    Dobson Springs                             Multifamily
5                    El Royale                                  Multifamily
6                    Harbor Grand                               Multifamily
7                    Las Palmas                                 Multifamily
8                    Maryland Meadows                           Multifamily
9                    Northwood Village                          Multifamily
10                   Rancho Las Brisas                          Multifamily
11                   Sea Bluffs                                 Multifamily
--                   ------------------------------------------ ---------------



      MORTGAGE                                                                                        YEAR BUILT/      TOTAL
        LOAN                          ADDRESS                         CITY         STATE   ZIP CODE    RENOVATED     SF/UNITS
-------------------- ----------------------------------------- ------------------ ------- ---------- ------------- ------------
Hotel Del Coronado   1500 Orange Avenue                        Coronado           CA        92118      1888/1995          692
-------------------- ----------------------------------------- ------------------ -------   -----      ---------          ---
CenterAmerica Pool
--------------------
1                    3737 Bellaire Blvd.                       Houston            TX        77025      1959/1997      113,078
2                    5401 South Braeswood                      Houston            TX        77096      1966/1992       46,720
3                    2500 South Day                            Brenham            TX        77833      1975/1997      113,147
4                    8201 Broadway Blvd.                       Houston            TX        77061      1977/1995       74,932
5                    2102 South Texas Avenue                   Bryan              TX        77802           1965       55,115
6                    4100 South Staples                        Corpus Christi     TX        78411      1965/1994       86,678
7                    5106 Bissonnet                            Bellaire           TX        77401      1950/1993       50,997
8                    16701 El Camino Real Blvd.                Houston            TX        77062      1964/1992      101,218
9                    2436 FM 1960 East                         Houston            TX        77073      1977/1996      136,470
10                   5815 Bissonnet Street                     Bellaire           TX        77401           1972       59,575
11                   4101 Highway 77                           Corpus Christi     TX        78410      1980/1996      276,657
12                   3320 Mansfield Highway                    Fort Worth         TX        76119           1972       70,390
13                   8040 Ferguson Road and Highland Rd.       Dallas             TX        75067           1985       66,942
14                   2240-2250 FM 407(Justin Road)             Highland Village   TX        77562      1995/1998       88,841
15                   12605 Bissonnet Street                    Houston            TX        77099           1980      112,287
16                   2550 Jefferson Blvd.                      Dallas             TX        75211      1965/1975       69,563
17                   U.S. Highway 271/State Highway 49         Mt. Pleasant       TX        75455      1985/1995      130,541
18                   16812 Stuebner Airline                    Houston            TX        77379      1977/1992       80,857
19                   4300 Avenue H                             Rosenberg          TX        77471           1972      150,133
20                   1710 West 18th Street                     Houston            TX        77008      1965/1986       10,745
21                   200 FM 518                                League City        TX        77573      1966/1994      100,030
22                   8133-8247 Long Point                      Houston            TX        77055      1957/1985       65,332
23                   5621 Beechnut                             Houston            TX        77096      1962/1987       95,684
24                   12520 Westheimer                          Houston            TX        77077      1981/1994      249,789
25                   10830 North Freeway                       Houston            TX        77037           1975      132,239
26                   2315 FM 1960 Road West                    Houston            TX        77068      1978/1997      108,094
27                   3500 Denton Highway                       Haltom City        TX        76117           1972       43,299
28                   11310 North Freeway                       Houston            TX        77037      1978/1990       43,245
29                   5402 North Freeway                        Houston            TX        77076      1960/1990      198,104
30                   1901 Wheeler                              Aransas Pass       TX        78336      1978/1995       52,102
31                   4705 Highway 6                            Houston            TX        77084      1980/1993      211,923
32 & 33              3308 Center                               Deer Park          TX        77536      1970/1996      121,621
34                   3909 Spencer Highway                      Pasadena           TX        77504      1966/1997       41,169
35                   3421 Spencer Highway                      Pasadena           TX        77504      1968/1992       39,774
36                   2102-2128 Fort Worth Avenue               Dallas             TX        75211           1974       45,492
37                   9519 Westheimer                           Houston            TX        77063      1972/1994       86,590
38                   3401 Palmer Highway                       Texas City         TX        77590      1980/1993      233,984
39                   906 East Tidwell                          Houston            TX        77022           1983       41,630
40                   3555 West Walnut Street                   Garland            TX        75042      1960/1997       80,581
41                   2005 South Washington Avenue (U.S. 175)   Kaufman            TX        75142           1985       65,050
42                   10909 Webb Chapel Road                    Dallas             TX        75220      1961/1988      108,819
43                   9501 Highway 59                           Houston            TX        77074           1978       70,328
44                   Illinois Avenue/Zang Avenue               Dallas             TX        75216           1978      632,229
--                   ----------------------------------------- ------------------ -------   -----      ---------      -------
Wells Fargo Tower    333 South Grande Avenue                   Los Angeles        CA        99071           1982    1,336,248
-------------------- ----------------------------------------- ------------------ -------   -----      ---------    ---------
West Town Mall       7600 Kingston Pike                        Knoxville          TN        37919      1972/1995      764,369
-------------------- ----------------------------------------- ------------------ -------   -----      ---------    ---------
Magellan Apartment
 Pool
--
1                    29605 Solana Way                          Temecula           CA        92591           1989          320
2                    25445 Sunnymead Blvd.                     Moreno Valley      CA        92553           1987          136
3                    3535 West Tierra Buena Lane               Phoenix            AZ        85023           1986          348
4                    1325 West Guadalupe Road                  Mesa               AZ        85202           1980          120
5                    1414 North Riverside Drive                Rialto             CA        92376           1990           98
6                    15120-15150 Grand Avenue                  Lake Elsinore      CA        92530           1988          192
7                    2635 East Indian School Road              Phoenix            AZ        85016           1982          106
8                    6444 North 67th Avenue                    Glendale           AZ        85301           1987          364
9                    14020 North Black Canyon Highway          Phoenix            AZ        85023           1981          202
10                   40126 Los Alamos Road                     Murrieta           CA        92562           1989          200
11                   2500 Sea Cliff Way                        Oceanside          CA        92056           1989          184
--                   ----------------------------------------- ------------------ -------   -----      ---------    ---------



                                               CUT-OFF DATE                   CUT-OFF        1995         1996         1997
      MORTGAGE                     OCCUPANCY     ALLOCATED     APPRAISED        DATE         TOTAL        TOTAL        TOTAL
        LOAN          OCCUPANCY   AS OF DATE    LOAN AMOUNT     VALUE(1)        LTV         REVENUE      REVENUE      REVENUE
-------------------- ----------- ------------ -------------- ------------- ------------- ------------ ------------ ------------
Hotel Del Coronado        85%    28-Feb-98     164,947,035    330,000,000      49.98%     69,820,360   78,235,791   89,489,392
--------------------      --     ---------     -----------    -----------      -----      ----------   ----------   ----------
CenterAmerica Pool
--------------------
1                         89%    31-Dec-97       6,055,900      9,885,382           (6)      847,571      882,079    1,181,729
2                        100%    31-Dec-97       2,384,100      3,891,699           (6)      456,540      457,694      489,738
3                         98%    31-Dec-97       2,993,900      4,887,109           (6)      313,901      314,871      597,898
4                        100%    31-Dec-97       2,247,000      3,667,903           (6)      425,661      458,900      522,816
5                        100%    31-Dec-97         895,400      1,461,611           (6)      220,137      221,818      212,867
6                         91%    31-Dec-97       3,093,000      5,048,876           (6)      555,359      577,016      572,015
7                        100%    31-Dec-97       2,312,700      3,775,149           (6)      399,110      396,867      421,522
8                        100%    31-Dec-97       5,365,400      8,758,241           (6)    1,075,627    1,129,484    1,111,937
9                         51%    31-Dec-97       2,258,900      3,687,328           (6)      381,545      372,054      489,489
10                       100%    31-Dec-97       1,457,100      2,378,505           (6)      317,025      313,133      331,940
11                        99%    31-Dec-97      12,625,600     20,609,468           (6)    2,290,362    2,784,003    2,496,266
12                       100%    31-Dec-97       1,872,800      3,057,076           (6)      390,539      400,835      421,558
13                        94%    31-Dec-97       2,069,800      3,378,650           (6)       NA           NA          538,152
14                       100%    31-Dec-97       5,828,100      9,513,531           (6)       NA           NA        1,005,863
15                        89%    31-Dec-97       3,702,500      6,043,796           (6)      748,508      809,240      789,904
16                       100%    31-Dec-97       2,674,100      4,365,082           (6)      439,185      476,221      580,852
17                        93%    31-Dec-97       3,360,600      5,485,694           (6)      542,871      796,410      693,202
18                        83%    31-Dec-97       3,058,600      4,992,723           (6)      684,031      698,787      703,332
19                        69%    31-Dec-97       2,174,200      3,549,067           (6)      650,494      576,873      526,058
20                       100%    31-Dec-97         654,200      1,067,887           (6)      126,598      124,518      123,316
21                        89%    31-Dec-97       2,556,000      4,172,301           (6)      439,257      473,204      488,629
22                        93%    31-Dec-97       2,203,600      3,597,059           (6)      419,246      387,798      406,074
23                        93%    31-Dec-97       2,679,900      4,374,550           (6)      500,856      535,584      558,005
24                        94%    31-Dec-97      13,612,700     22,220,767           (6)    2,573,044    2,625,937    2,754,929
25                        81%    31-Dec-97       4,043,200      6,599,940           (6)    1,030,552    1,073,116      972,042
26                       100%    31-Dec-97       3,828,500      6,249,473           (6)      490,627      354,410      586,561
27                        44%    31-Dec-97         222,000        362,383           (6)      201,039      154,198      115,607
28                       100%    31-Dec-97       1,800,700      2,939,383           (6)      364,480      382,325      377,039
29                       100%    31-Dec-97       8,438,900     13,775,285           (6)    1,355,095    1,437,025    1,637,521
30                        98%    31-Dec-97       1,065,300      1,738,948           (6)      214,468      261,993      246,582
31                        90%    31-Dec-97       5,140,300      8,390,797           (6)    1,072,236    1,099,395    1,016,203
32 & 33                   97%    31-Dec-97       4,905,300      8,007,194           (6)      635,265      710,233      874,885
34                        76%    31-Dec-97       1,471,100      2,401,358           (6)      190,164      161,302      195,552
35                        93%    31-Dec-97       1,651,400      2,695,672           (6)      246,750      269,872      287,910
36                       100%    31-Dec-97       2,379,500      3,884,190           (6)       NA           NA          490,770
37                        88%    31-Dec-97       2,823,600      4,609,119           (6)      767,536      772,436      756,315
38                        97%    31-Dec-97       7,649,100     12,486,051           (6)    1,538,383    1,568,018    1,514,780
39                       100%    31-Dec-97       1,953,000      3,187,990           (6)      339,813      455,891      394,645
40                       100%    31-Dec-97       3,446,800      5,626,403           (6)      555,889      639,086      663,321
41                        97%    31-Dec-97       1,819,700      2,970,397           (6)      327,741      355,774      386,459
42                        86%    31-Dec-97       3,348,000      5,465,126           (6)      740,283      763,027      748,527
43                        87%    31-Dec-97       3,680,800      6,008,374           (6)      729,630      664,971      708,942
44                        93%    31-Dec-97      15,196,700     24,806,418           (6)    4,086,552    4,043,797    4,165,333
--                       ---     ---------     -----------    -----------      --------   ----------   ----------   ----------
Wells Fargo Tower         92%    31-Jan-98     143,855,648    235,000,000      61.22%     39,438,030   38,287,711   39,003,365
--------------------     ---     ---------     -----------    -----------      -------    ----------   ----------   ----------
West Town Mall            92%    12-Feb-98      76,000,000    160,000,000      47.50%     14,650,000   15,796,000   17,864,747
--------------------     ---     ---------     -----------    -----------      -------    ----------   ----------   ----------
Magellan Apartment
 Pool
--
1                         96%    25-Feb-98      15,077,429     18,300,000           (4)       NA        2,521,509    2,633,513
2                         94%    25-Feb-98       3,755,678      4,750,000           (4)       NA          825,309      825,317
3                         95%    25-Feb-98      11,341,649     13,750,000           (4)       NA        2,137,529    2,226,989
4                         97%    25-Feb-98       4,178,502      5,200,000           (4)       NA          765,292      765,356
5                         92%    25-Feb-98       2,885,156      3,500,000           (4)       NA          609,121      625,913
6                         88%    25-Feb-98       3,730,806      5,600,000           (4)       NA          999,499    1,078,026
7                         95%    25-Feb-98       3,064,235      3,725,000           (4)       NA          610,406      640,338
8                         96%    25-Feb-98       9,212,602     11,200,000           (4)       NA        1,837,252    1,886,444
9                         96%    25-Feb-98       5,650,927      6,850,000           (4)       NA        1,065,798    1,131,281
10                        91%    25-Feb-98       5,869,801      8,800,000           (4)       NA        1,288,046    1,343,002
11                        91%    25-Feb-98      10,346,767     13,100,000           (4)       NA        1,511,622    1,681,435
--                       ---     ---------     -----------    -----------      --------   ----------   ----------   ----------



                         1995         1996         1997
      MORTGAGE           TOTAL        TOTAL        TOTAL     UNDERWRITABLE                 FEE/
        LOAN              NOI          NOI          NOI        CASH FLOW        DSCR     LEASEHOLD
-------------------- ------------ ------------ ------------ --------------- ----------- ----------
Hotel Del Coronado    18,765,428   25,910,507   33,818,866     28,728,037       2.06    Fee
--------------------  ----------   ----------   ----------     ----------       ----    ----------
CenterAmerica Pool
--------------------
1                        685,448      715,101      940,713        867,473          (6)  Fee
2                        374,637      381,176      405,144        341,508          (6)  Fee
3                        215,848      244,254      529,910        428,855          (6)  Fee
4                        267,089      325,647      377,225        321,867          (6)  Fee
5                        131,586      157,431      156,949        128,259          (6)  Fee
6                        400,171      458,942      464,766        443,061          (6)  Fee
7                        318,811      321,593      339,884        331,288          (6)  Fee
8                        828,483      877,622      860,344        768,565          (6)  Fee
9                        179,208      237,538      370,258        323,570          (6)  Fee
10                       241,128      227,805      245,215        208,723          (6)  Fee
11                     1,874,427    2,367,397    2,100,687      1,808,562          (6)  Fee
12                       281,443      303,326      325,896        268,265          (6)  Fee
13                        NA           NA          359,822        296,489          (6)  Fee
14                        NA           NA          824,838        834,842          (6)  Fee
15                       519,961      622,600      584,222        530,367          (6)  Fee
16                       331,410      359,486      440,494        383,053          (6)  Fee
17                       360,458      664,807      556,262        481,383          (6)  Fee
18                       519,388      541,918      539,600        438,132          (6)  Fee
19                       492,645      411,309      355,915        311,442          (6)  Fee
20                       100,478      103,338       98,289         93,706          (6)  Fee
21                       291,415      345,610      336,904        366,138          (6)  Fee
22                       312,550      287,550      309,374        315,651          (6)  Fee
23                       340,604      396,188      407,354        383,890          (6)  Fee
24                     2,000,338    2,021,873    2,129,400      1,949,953          (6)  Fee
25                       681,750      748,360      678,707        579,175          (6)  Fee
26                       256,586      141,319      410,683        548,410          (6)  Fee
27                       131,975       92,903       60,623         31,794          (6)  Fee
28                       293,055      304,369      303,132        257,936          (6)  Fee
29                       986,162    1,086,813    1,308,448      1,208,832          (6)  Fee
30                       149,193      205,673      177,418        152,598          (6)  Fee
31                       849,974      869,057      811,715        736,327          (6)  Fee
32 & 33                  504,640      568,695      712,925        702,659          (6)  Fee
34                       121,590      116,679      149,177        210,723          (6)  Fee
35                       177,343      215,690      226,742        236,558          (6)  Fee
36                        NA           NA          385,528        340,852          (6)  Fee
37                       469,069      505,168      482,396        404,471          (6)  Fee
38                     1,186,055    1,231,921    1,201,485      1,095,699          (6)  Fee
39                       253,315      354,513      310,938        279,751          (6)  Fee
40                       417,070      508,111      505,252        493,737          (6)  Fee
41                       230,987      260,217      300,491        260,662          (6)  Fee
42                       553,387      593,163      535,127        479,588          (6)  Fee
43                       572,116      507,604      550,067        527,256          (6)  Fee
44                     2,404,081    2,274,011    2,347,918      2,176,914          (6)  Fee
--                    ----------   ----------   ----------     ----------       ------  ----------
Wells Fargo Tower     24,556,458   23,184,151   23,876,023     20,276,676       1.64    Fee
--------------------  ----------   ----------   ----------     ----------       -----   ----------
West Town Mall         9,932,000   11,495,000   13,383,720     14,192,113       2.71    Fee
--------------------  ----------   ----------   ----------     ----------       -----   ----------
Magellan Apartment
 Pool
--
1                         NA        1,592,334    1,660,494      1,722,017          (4)  Fee
2                         NA          346,044      376,703        446,792          (4)  Fee
3                         NA        1,225,554    1,360,738      1,400,943          (4)  Fee
4                         NA          439,331      396,795        447,336          (4)  Fee
5                         NA          238,258      281,996        337,999          (4)  Fee
6                         NA          315,026      390,147        371,542          (4)  Fee
7                         NA          323,207      339,797        347,567          (4)  Fee
8                         NA        1,011,709    1,000,788        924,509          (4)  Fee
9                         NA          617,290      673,824        629,857          (4)  Fee
10                        NA          590,631      633,143        648,696          (4)  Fee
11                        NA          880,648    1,061,675      1,055,254          (4)  Fee
--                    ----------   ----------   ----------     ----------       ------  ----------

      MORTGAGE                                         PROPERTY
        LOAN                  PROJECT NAME               TYPE                     ADDRESS                    CITY       STATE
-------------------- ----------------------------- --------------- ------------------------------------ -------------- -------
Glenborough Pool
--------------------
1                    Centerstone Plaza             Office          4000-4050 Barranca Pkwy.             Irvine         CA
2                    Riverview Office Tower        Office          8009 34th Avenue South               Bloomington    MN
3                    Overlook Apartments           Multifamily     11620 East Sahuaro Drive             Scottsdale     AZ
4                    Westford Corporate Center     Office          3 & 5 Carlisle Road                  Westford       MA
5                    700 South Washington          Office          700 South Washington Street          Alexandria     VA
6                    Southworth-Milton             Industrial      100 Quarry Drive                     Milford        MA
7                    Lakepoint I, II, III          Industrial      6200-6380 Hazeltine National Drive   Orlando        FL
8                    Fisher Pierce                 Industrial      90 Libbey Industrial Pkwy.           Weymouth       MA
                                                                                                        Maryland
9                    Woodlands Plaza II            Office          11701 Borman Drive                   Heights        MO
                                                                                                        Maryland
10                   Woodlands Tech Center         Industrial      11800-11846 Borman Drive             Heights        MO
--                   ----------------------------- --------------- ------------------------------------ -------------- -------
EQR Apartment Pool
--------------------
1                    The Gates at Carlson Center   Multifamily     300 Carlson Pkwy.                    Minnetonka     MN
2                    Glengarry Club Apartments     Multifamily     231 Butterfield Drive                Bloomingdale   IL
3                    Ravinia Apartments            Multifamily     4280 S. Ravina Drive                 Greenfield     WI
4                    The Woodlands                 Multifamily     790 Lakeview Drive                   Brookfield     WI
5                    Plum Tree Apartments          Multifamily     10459 West College Avenue            Hales Corner   WI
--                   ----------------------------- --------------- ------------------------------------ -------------- -------
Charlestowne Mall                                  Regional Mall   3800 East Main Street                St. Charles    IL
--------------------                               --------------- ------------------------------------ -------------- -------
Ramco-Gershenson
 Pool
--
1                    Fraser Shopping Center        Retail          31240-31340 Groesbeck Highway        Fraser         MI
2                    Northwest Crossing            Retail          Clinton Highway and Callahan Drive   Knoxville      TN
3                    Ridgeview Crossing            Retail          2099-2199 North Bridge Street        Elkin          NC
4                    Stonegate Plaza               Retail          800 Stonegate Road                   Kingsport      TN
5                    Taylors Square                Retail          3027 Wade Hampton Blvd.              Greensville    SC
6                    Troy Towne Center             Retail          1803-1881 West Main Street           Troy           OH
7                    West Allis Towne Centre       Retail          South 70th and Greenfield Avenue     West Allis     WI
--                   ----------------------------- --------------- ------------------------------------ -------------- -------
Courthouse Plaza I                                 Office          2200 Clarendon Blvd.                 Arlington      VA
--------------------                               --------------- ------------------------------------ -------------- -------
Quail Springs Mall                                 Regional Mall   2501 West Memorial Road              Oklahoma       OK
--------------------                               --------------- ------------------------------------ -------------- -------



                                                                                   CUT-OFF DATE                 CUT-OFF
      MORTGAGE                   YEAR BUILT/     TOTAL                 OCCUPANCY    ALLOCATED     APPRAISED       DATE
        LOAN          ZIP CODE    RENOVATED    SF/UNITS   OCCUPANCY   AS OF DATE   LOAN AMOUNT    VALUE(1)        LTV
-------------------- ---------- ------------- ---------- ----------- ------------ ------------- ------------ -------------
Glenborough Pool
--------------------
1                      92604           1987    157,579        97%    1-Jan-98      14,965,606    29,000,000          (2)
2                      55425           1973    227,346        98%    1-Jan-98      10,703,877    20,800,000          (2)
3                      85259           1987        224        97%    1-Jan-98       6,045,708    11,700,000          (2)
4                      01886           1985    163,247       100%    1-Jan-98       5,351,938    10,500,000          (2)
5                      22314           1989     56,348       100%    1-Jan-98       5,054,608     9,750,000          (2)
6                      01757           1989    146,125       100%    1-Jan-98       4,955,499     9,600,000          (2)
7                      32822           1985    135,032        94%    1-Jan-98       4,261,729     8,700,000          (2)
8                      02189           1988     79,825       100%    1-Jan-98       2,973,299     5,800,000          (2)
9                      63043           1983     72,966        98%    1-Jan-98       2,775,079     5,400,000          (2)
10                     63043           1986     98,037       100%    1-Jan-98       2,378,639     4,650,000          (2)
--                     -----           ----    -------       ---     ---------     ----------    ----------          ---
EQR Apartment Pool
--------------------
1                      55305           1989        435        96%    13-Nov-97     13,629,906    29,300,000          (5)
2                      60108           1989        250        93%    18-Dec-97      8,568,677    18,600,000          (5)
3                      53221           1991        206        94%    22-Dec-97      7,295,724    13,500,000          (5)
4                      53045           1990        148        94%    22-Dec-97      7,810,374    15,500,000          (5)
5                      53130           1989        332        93%    22-Dec-97     12,695,319    23,750,000          (5)
--                     -----           ----    -------       ---     ---------     ----------    ----------          ---
Charlestowne Mall      60174           1991    742,318        78%    3-Feb-98      50,000,000    86,600,000     57.74%
--------------------   -----           ----    -------       ---     ---------     ----------    ----------     -------
Ramco-Gershenson
 Pool
--
1                      48026      1977/1983     76,584        97%    18-Feb-98      2,641,329     3,400,000          (3)
2                      37912      1989/1995    260,707        99%    18-Feb-98      8,511,170    14,400,000          (3)
3                      28621      1989/1995    211,524        99%    18-Feb-98      6,116,657     9,700,000          (3)
4                      37660      1984/1993    138,490       100%    18-Feb-98      3,604,707     6,000,000          (3)
5                      29867      1989/1995    243,484        98%    18-Feb-98      8,476,337    13,000,000          (3)
6                      45373           1996    154,437        97%    18-Feb-98      7,314,908    11,200,000          (3)
7                      53204           1987    329,407        99%    18-Feb-98     13,096,174    19,300,000          (3)
--                     -----      ---------    -------       ---     ---------     ----------    ----------     --------
Courthouse Plaza I     22201           1988    349,778        97%    2-Feb-98      48,704,653    69,100,000     70.48%
--------------------   -----      ---------    -------       ---     ---------     ----------    ----------     -------
Quail Springs Mall     73134      1980/1998    424,183        78%    5-Jan-98      45,000,000    85,457,518     52.66%
--------------------   -----      ---------    -------       ---     ---------     ----------    ----------     -------



                         1995         1996         1997         1995        1996        1997
      MORTGAGE           TOTAL        TOTAL        TOTAL       TOTAL       TOTAL       TOTAL     UNDERWRITABLE
        LOAN            REVENUE      REVENUE      REVENUE       NOI         NOI         NOI        CASH FLOW        DSCR
-------------------- ------------ ------------ ------------ ----------- ----------- ----------- --------------- -----------
Glenborough Pool
--------------------
1                      3,474,639    3,764,742    3,931,172   2,504,363   2,767,643   2,625,960     2,309,048          (2)
2                         NA        2,809,881    4,265,690       NA      1,132,171   2,253,653     2,000,490          (2)
3                      1,615,255    1,641,418    1,558,758   1,002,556   1,090,951     910,803       984,734          (2)
4                      1,845,653    1,816,614    1,867,951   1,165,066   1,072,742   1,146,482       861,787          (2)
5                      1,513,295    1,577,899    1,671,080   1,110,725   1,088,998   1,264,879     1,052,008          (2)
6                         NA        1,187,088    1,246,805       NA        999,610   1,009,694       838,359          (2)
7                      1,306,732    1,385,921    1,393,306     910,277     957,409     894,973       764,302          (2)
8                         NA          709,056      780,126       NA        596,682     635,578       528,414          (2)
9                      1,181,323    1,040,250    1,178,361     620,920     520,832     589,435       457,592          (2)
10                       847,550      786,820      910,417     547,687     471,023     615,555       457,290          (2)
--                     ---------    ---------    ---------   ---------   ---------   ---------     ---------          ---
EQR Apartment Pool
--------------------
1                         NA           NA        4,220,718       NA          NA      2,058,185     2,146,323          (5)
2                         NA        2,474,660    2,536,451       NA      1,315,079   1,306,093     1,352,070          (5)
3                         NA        1,920,402    1,966,692       NA      1,084,564   1,188,717     1,144,786          (5)
4                         NA        1,936,829    2,017,995       NA      1,215,077   1,241,481     1,223,267          (5)
5                         NA        3,260,490    3,225,291       NA      2,028,843   1,980,755     1,989,352          (5)
--                     ---------    ---------    ---------   ---------   ---------   ---------     ---------          ---
Charlestowne Mall     10,697,347   11,260,054   11,055,636   6,801,345   7,090,355   6,931,958     7,306,601       1.70
--------------------  ----------   ----------   ----------   ---------   ---------   ---------     ---------       -----
Ramco-Gershenson
 Pool
--
1                        799,554      874,205      780,763     421,490     518,971     427,447       416,481          (3)
2                      1,553,305    1,698,755    1,712,537   1,363,767   1,464,750   1,511,683     1,335,199          (3)
3                      1,026,661    1,181,530    1,276,052     846,837     989,906   1,111,734       950,023          (3)
4                        790,198      745,975      790,596     679,171     624,446     651,503       581,298          (3)
5                      1,438,265    1,633,051    1,745,203   1,232,075   1,419,539   1,520,179     1,330,935          (3)
6                      1,350,511    1,370,388    1,565,940   1,122,290   1,164,948   1,348,108     1,172,694          (3)
7                      3,227,828    3,259,393    3,130,102   2,374,815   2,377,762   2,350,406     2,059,691          (3)
--                    ----------   ----------   ----------   ---------   ---------   ---------     ---------       ------
Courthouse Plaza I     8,609,851    9,317,524    9,372,197   5,435,593   6,322,270   6,051,538     5,910,161       1.49
--------------------  ----------   ----------   ----------   ---------   ---------   ---------     ---------       -----
Quail Springs Mall        NA        8,789,133    8,566,065       NA      5,194,450   4,992,860     6,873,808       1.95
--------------------  ----------   ----------   ----------   ---------   ---------   ---------     ---------       -----



      MORTGAGE          FEE/
        LOAN          LEASEHOLD
-------------------- ----------
Glenborough Pool
--------------------
1                    Fee
2                    Fee
3                    Fee
4                    Fee
5                    Fee
6                    Fee
7                    Fee
8                    Fee
9                    Fee
10                   Fee
--                   ----------
EQR Apartment Pool
--------------------
1                    Fee
2                    Fee
3                    Fee
4                    Fee
5                    Fee
--                   ----------
Charlestowne Mall    Fee
-------------------- ----------
Ramco-Gershenson
 Pool
--
1                    Fee
2                    Fee
3                    Fee
4                    Fee
5                    Fee
6                    Fee
7                    Fee
--                   ----------
Courthouse Plaza I   Leasehold
-------------------- ----------
Quail Springs Mall   Fee
-------------------- ----------

----
(1) Appraised Values for CenterAmerica, Courthouse Plaza I and Quail Springs Mall were calculated based on Underwritable NOI and a cap rate.

(2) Glenborough Pool Properties Cut-Off Date LTV and DSCR are calculated on a pool basis and equal 51.31% and 1.93x respectively.

(3) Ramco-Gershenson Pool Properties Cut-Off Date LTV and DSCR are calculated on a pool basis and equal 64.63% and 2.00x respectively.

(4) Magellan Apartment Pool Properties Cut-Off Date LTV and DSCR are calculated on a pool basis and equal 79.25% and 1.34x respectively.

(5) EQR Apartment Pool Properties Cut-Off Date LTV and DSCR are calculated on a pool basis and equal 49.68% and 2.28x respectively.

(6) CenterAmerica Pool Properties Cut-Off Date LTV and DSCR are calculated on a pool basis and equal 61.26% and 1.86x respectively.

PROSPECTUS

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR

     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                 (cover continued on next page)

                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED
      PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                ---------------
     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.


     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                                ---------------
                              MORGAN STANLEY & CO.
                                 INCORPORATED

May 22, 1998

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.


     The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.


     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.


     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.


     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             PROSPECTUS SUPPLEMENT


     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION


     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.


     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.


                               TABLE OF CONTENTS




                                                                         PAGE
                                                                        -----
PROSPECTUS SUPPLEMENT ...............................................      2
AVAILABLE INFORMATION ...............................................      3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...................      4
SUMMARY OF PROSPECTUS ...............................................      5
RISK FACTORS ........................................................     13
DESCRIPTION OF THE TRUST FUNDS ......................................     20
USE OF PROCEEDS .....................................................     26
YIELD CONSIDERATIONS ................................................     27
THE DEPOSITOR .......................................................     31
DESCRIPTION OF THE CERTIFICATES .....................................     31
DESCRIPTION OF THE AGREEMENTS .......................................     39
DESCRIPTION OF CREDIT SUPPORT .......................................     56
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES ..........     58
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .............................     74
STATE TAX CONSIDERATIONS ............................................    100
CERTAIN ERISA CONSIDERATIONS ........................................    101
LEGAL INVESTMENT ....................................................    103
PLAN OF DISTRIBUTION ................................................    105
LEGAL MATTERS .......................................................    105
FINANCIAL INFORMATION ...............................................    106
RATING ..............................................................    106
INDEX OF PRINCIPAL DEFINITIONS ......................................    107

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.


Title of Certificates.......   Mortgage Pass-Through Certificates, issuable in
                               series (the "Certificates").


Depositor...................   Morgan Stanley Capital I Inc., a wholly-owned
                               subsidiary of Morgan Stanley Group Inc. See "The
                               Depositor."


Master Servicer.............   The master servicer (the "Master Servicer"), if
                               any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See
                               "Description of the Agreements--Collection and
                               Other Servicing Procedures."


Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                               Supplement. See "Description of the
                               Agreements--Special Servicers."


Trustee.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Agreements--The Trustee."


The Trust Assets............   Each series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


 (a) Mortgage Assets........   The Mortgage Assets with respect to each series
                               of Certificates will consist of a pool of multifamily and/or commercial mortgage loans
                               (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage
                               Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the
                               "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial
                               Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                               To the extent described in the related
                               Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                               The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                               Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."


 (b) Government Securities...  If so provided in the related Prospectus
                               Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Securities").


 (c) Collection Accounts....   Each Trust Fund will include one or more
                               accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related
                               Prospectus Supplement. See "Description of the
                               Agreements--Certificate Account and Other
                               Collection Accounts."


 (d) Credit Support.........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support
                               Limitations" and "Description of Credit Support."


 (e) Cash Flow Agreements...   If so provided in the related Prospectus
                               Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets
                               (such as Mortgage Loans secured by Mortgaged
                               Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow
                               Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related
                               Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus
                               Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust
                               Funds--Cash Flow Agreements." Description of
                               Certificates.


Distributions on
 Certificates................  Each series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                               Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;
                               (ii) be senior (collectively, "Senior
                               Certificates") or subordinate (col--
                               lectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                               Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."


(a) Interest................   Interest on each class of Offered Certificates
                               (other than Stripped Principal Certificates and certain classes of Stripped Interest
                               Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding
                               Certificate Balance thereof and will be
                               distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest
                               Certificates may be made on each Distribution
                               Date on the basis of a notional amount as described in the related Prospectus Supplement.
                               Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related
                               Prospectus Supplement. See "Risk Factors--Average
                               Life of Certificates; Prepayments; Yields,"
                               "Yield Considerations" and "Description of the Certificates--Distributions of Interest on the
                               Certificates."


(b) Principal...............   The Certificates of each series initially will
                               have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related
                               Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the
                               "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the
                               Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related
                               Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest
                               Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the
                               Certificates--Distributions of Principal of the
                               Certificates."


Advances....................   Unless otherwise provided in the related
                               Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the
                               Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus
                               Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master
                               Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See
                               "Description of the Certificates--Advances in
                               Respect of Delinquencies."


Termination.................   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust
                               Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus
                               Supplement, upon the reduction of the Certificate
                               Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus
                               Supplement, certain classes of Certificates may be purchased subject to similar conditions. See
                               "Description of the Certificates--Termination."


Registration of
 Certificates................  If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates."


Tax Status of
 the Certificates............  The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.


 (a) REMIC..................   REMIC Regular Certificates generally will be
                               treated as debt obligations of the applicable
                               REMIC for federal income tax purposes. Certain
                               REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax
                               Consequences" in the Prospectus Supplement.

                               A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates".

                               The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

 (b) Grantor Trust..........   If no election is made to treat the Trust Fund
                               relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                               Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA Considerations........   A fiduciary of an employee benefit plan or
                               other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"), or
                               Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                               Section 4975 of the Code. See "Certain ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement.


Legal Investment............   The related Prospectus Supplement will specify
                               whether any class or classes of the Offered
                               Certificates will constitute "mortgage related securities" for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                               Investment" herein and in the related Prospectus
                               Supplement.


Rating......................   At the date of issuance, as to each series,
                               each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.


LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate

Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."


RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.


RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.


BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.


JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.


MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.


SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."


ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES


     Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


                        DESCRIPTION OF THE TRUST FUNDS


ASSETS

     The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.


MORTGAGE LOANS


 General

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.


  Leases

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

 Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.


     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."


  Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.


  Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located,
(viii) information with respect to the
prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.


  Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.


MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.


ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT


     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


CASH FLOW AGREEMENTS


     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.


     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE


  Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

  Foreclosures and Payment Plans


     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.


 Due-on-Sale and Due-on-Encumbrance Clauses


     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

         (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

         (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

         (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.


COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

     Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's

(or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.


REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced; (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

       (xv) the aggregate amount of principal prepayments made during the related Due Period;

       (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform

Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.


     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.


     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.


     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.


     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.


     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.


ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering
(i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS


 General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.


 Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

       (i) all payments on account of principal, including principal prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

       (vi) any amounts representing Prepayment Premiums;

     (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

     (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

     (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

     (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

     (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.


 Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause
   (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

     (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

     (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- REMICS--Prohibited Transactions Tax and Other Taxes";

     (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

     (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

     (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

     (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

       (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.


 Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."


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

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.


SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."


SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.


REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master

Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related

Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.


RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


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

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;
(iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and


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remedies, of the Certificateholders during the continuance of an Event of
Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE


     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.


     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.


     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.


     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy


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

of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


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

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."


GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed


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to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.


PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such


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property is generally pledged or assigned as security to the lender under the
UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


FORECLOSURE


  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


  Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


  Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair


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consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


  Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


  Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under


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federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.


  REO Properties

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

     In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b) (4) (B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO


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Taxes in connection with the operation of commercial REO Properties by REMICs.
See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.


  Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.


  Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior


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enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


  Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding,


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

thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date


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caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.


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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and


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defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.


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     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

     This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.


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     Unless otherwise provided in the related Prospectus Supplement, the
Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days,
(i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

     A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.


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     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such


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prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.


ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages


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on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures


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

contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.


GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.


A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late


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

payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a) (19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a) (19) (C)
   (v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c) (4) (A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c) (3) (B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a) (3) and

     (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code Section 860L(c).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase


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

price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a) (6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis


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

exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in


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

income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.


     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES


  1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.


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

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c) (4) (A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a) (19) (C) (v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c) (3) (B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code
Section 860G(a) (3) (A) and "permitted assets" within the meaning of Code
Section 860L(c).


  2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of


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

OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID


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

allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.


  3. Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.


C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the


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

Grantor Trust Certificate is marketed or sold as producing capital gain, or
(iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c) (1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.


E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information


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

as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.


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

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a) (19) (C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c) (4) (A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c) (3) (B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c) (4) (A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a) (19)
(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c) (3) (B) of the Code.


A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of


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determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to


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take the position that the stated redemption price at maturity of such REMIC
Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a) (6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine


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

the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.


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

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later


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

than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a) (6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.


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

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c) (1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.


     The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the


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initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certifi-


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cateholder under penalties of perjury, certifying that such REMIC Regular
Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

     For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


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     On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the


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limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.


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

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily


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accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b) (2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c) (1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank


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or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i) ) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     The Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.


PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.


LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a) (4) (A) (i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning


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on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means
(i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.


PROHIBITED TRANSACTIONS


 General

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

     The United States Department of Labor ("Labor") has issued a regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

 Availability of Underwriter's Exemption for Certificates

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

     (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended. Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the

Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Association

(the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.


     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "1992 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The 1992 Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. Effective May 26, 1998 (October 1, 1998 in the case of federal credit unions), the 1992 Policy Statement has been superseded by the FFIEC's "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement"). The 1998 Policy Statement deletes the specific "high-risk mortgage securities" test, and substitutes general guidelines which depository institutions must follow in managing risks (including market credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.


     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).


     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.


     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.


     Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes financial institution regulatory purposes, or other purposes or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.


     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION


     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.


     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.


     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.


     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.


     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.


                                 LEGAL MATTERS


     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Cadwalader, Wickersham & Taft, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                   PAGE(S) ON
                                                                      WHICH
                                                                     TERM IS
                                                                     DEFINED
                                                                     IN THE
TERM                                                               PROSPECTUS
----                                                               ----------

1992 Policy Statement.................................................... 104
Accrual Certificates................................................... 9, 31
ACMs...................................................................... 68
Act....................................................................... 90
ADA....................................................................... 73
Amortizable Bond Premium Regulations...................................... 76
Applicable Amount......................................................... 95
ARM Loans............................................................. 24, 80
Asset Conservation Act.................................................... 69
Asset Seller.............................................................. 20
Assets................................................................. 1, 20
Balloon Mortgage Loans.................................................... 16
Bankruptcy Code........................................................... 64
Book-Entry Certificates................................................... 31
Cash Flow Agreement.................................................... 8, 26
Cash Flow Agreements....................................................... 1
Cede................................................................... 3, 38
CERCLA................................................................ 18, 68
Certificate Account....................................................... 42
Certificate Balance........................................................ 8
Certificate Owners........................................................ 38
Certificateholders......................................................... 3
Certificates............................................................... 5
Closing Date.............................................................. 85
Code...................................................................... 11
Commercial Loans.......................................................... 20
Commercial Properties.................................................. 6, 20
Commission................................................................. 3
Contributions Tax......................................................... 97
Cooperatives.............................................................. 21
Covered Trust......................................................... 17, 56
CPR....................................................................... 29
Credit Support...................................................... 1, 7, 26
Crime Control Act......................................................... 74
Cut-off Date.............................................................. 10
Deferred Interest......................................................... 81
Definitive Certificates............................................... 31, 38
Depositor................................................................. 20
Determination Date........................................................ 31
Distribution Date.......................................................... 9
DTC.................................................................... 3, 37
Due Period................................................................ 32
Environmental Hazard Condition............................................ 70
Equity Participations..................................................... 24
ERISA................................................................ 12, 101
ERISA Plans.............................................................. 101
Exchange Act............................................................... 3
Exemption................................................................ 102
FDIC...................................................................... 42
FHLMC..................................................................... 51
FNMA...................................................................... 70

Government Securities............................................... 1, 7, 20
Grantor Trust Certificates................................................ 11
Indirect Participants..................................................... 38
Insurance Proceeds........................................................ 43
IRS....................................................................... 76
Labor.................................................................... 101
L/C Bank.................................................................. 57
Lease................................................................... 3, 6
Lease Assignment........................................................... 1
Legislative History....................................................... 84
Lessee.................................................................. 3, 6
Liquidation Proceeds...................................................... 43
Lock-out Date............................................................. 24
Lock-out Period........................................................... 24
Mark-to-Market Regulations................................................ 95
Master REMIC.............................................................. 84
Master Servicer............................................................ 5
MBS................................................................. 1, 5, 20
MBS Agreement............................................................. 24
MBS Issuer................................................................ 24
MBS Servicer.............................................................. 24
MBS Trustee............................................................... 24
Morgan Stanley........................................................... 105
Mortgage Loans...................................................... 1, 5, 20
Mortgage Notes............................................................ 21
Mortgage Rate.......................................................... 6, 24
Mortgages................................................................. 21
Multifamily Loans......................................................... 20
Multifamily Properties................................................. 5, 20
New Regulations........................................................... 83
Nonrecoverable Advance.................................................... 35
OCC...................................................................... 103
Offered Certificates....................................................... 1
OID................................................................... 74, 76
OID Regulations........................................................... 76
Originator................................................................ 21
Participants.............................................................. 38
Pass-Through Rate...................................................... 8, 33
Payment Lag Certificates.................................................. 90
Permitted Investments..................................................... 42
Plans.................................................................... 101
Prepayment Assumption..................................................... 80
Prepayment Premium........................................................ 24
Prohibited Transactions Tax............................................... 97
Rating Agency............................................................. 12
RCRA...................................................................... 69
Record Date............................................................... 31
Related Proceeds.......................................................... 35
Relief Act................................................................ 73
REMIC..................................................................... 12
REMIC Certificates........................................................ 83
REMIC Regular Certificateholders.......................................... 84
REMIC Regular Certificates........................................ 11, 83, 84
REMIC Regulations......................................................... 74
REMIC Residual Certificateholder.......................................... 92

REMIC Residual Certificates....................................... 11, 83, 84
REO Extension............................................................. 62
REO Tax................................................................... 62
Restricted Group......................................................... 102
RICO...................................................................... 73
Senior Certificates.................................................... 8, 31
Servicing Standard........................................................ 45
SMMEA.................................................................... 103
SMMEA Certificates....................................................... 103
Special Servicer....................................................... 5, 46
Stripped ARM Obligations.................................................. 81
Stripped Bond Certificates................................................ 78
Stripped Coupon Certificates.............................................. 78
Stripped Interest Certificates......................................... 9, 31
Stripped Principal Certificates........................................ 9, 31
Subordinate Certificates............................................... 9, 31
Sub-Servicer.............................................................. 46
Sub-Servicing Agreement................................................... 46
Subsidiary REMIC.......................................................... 84
Super-Premium Certificates................................................ 85
Title V................................................................... 72
Trust Assets............................................................... 2
Trust Fund................................................................. 1
Trustee.................................................................... 5
UCC....................................................................... 38
Voting Rights............................................................. 19
Warrantying Party......................................................... 41

M. The inside back cover of the paper version of the prospectus supplement contains pictures of the following properties:

         (clockwise from upper right)


         Quail Springs Mall: Oklahoma City, OK (3 pictures). Photographs show various interior views of the mall complex.

         Courthouse Plaza I: Arlington, VA (2 pictures). Photographs show external views of the office building.

         Ramco-Gershenson Pool:

                  a) Ridgeview Crossing, Elkin, NC. Photograph shows an external view of the shopping center.

                  b) Stonegate Plaza, Kingsport, TN. Photograph shows an external view of the shopping center.

                  c) Taylors Square, Greenville, SC. Photograph shows an external view of the shopping center

         Charlestowne Mall: St. Charles, IL (2 pictures). Photographs show various interior views of the mall complex.

            EQR Pool:

                  a) Ravinia, Greenfield, WI. Photograph shows a portion of the apartment complex.

                  b) Woodlands of Brookfield, Brookfield, WI (2 pictures). 1 photograph shows a portion of the apartment complex and 1 photograph shows an internal view of an apartment.

         Glenborough Pool:

                  a) Woodlands Plaza II, Maryland Heights, MO. Photograph shows an external view of the building.

                  b) The Overlook Apartments, Scottsdale, AZ. Photograph shows an external view of the apartment complex.

                  c) Riverview Office Tower, Bloomington, MN. Photograph shows an external view of the office building.

                  d) 700 South Washington Street, Alexandria, VA. . Photograph shows an external view of the building.

                        INSTRUCTIONS TO INSTALL CD-ROM


ACCESSING APPRAISALS IN ADOBE ACROBAT(1) PDF (PORTABLE DOCUMENT FORMAT)


FOR USERS WITH PRE-INSTALLED ACROBAT READERS


 o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.


 o Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.


 o  Within index.pdf click on the name of the mortgage loan you wish to review.



 o Acrobat Reader will display the contents of the file (appraisal) on the screen.


 o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.


FOR USERS WHO NEED TO INSTALL THE ACROBAT READER


 o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.


 o  Double click on the "Acrobat" folder.


 o If you are a Windows 95 or Windows NT 4.0 user, double-click on the "Win95" folder. Once inside the folder, double-click on the "Ar32e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.


 o If you are a Windows 3.11 user, double-click on the "Win31" folder. Once inside the folder, double-click on the "Ar16e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.


 o Once your reader is installed, go back to the CD-ROM. Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.


 o  Within index.pdf click on the name of the mortgage loan you wish to review.



 o  Acrobat Reader will display the contents of the file (appraisal) on screen.



 o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.




----------
(1)   Adobe and Acrobat are registered trademarks of Adobe Systems
      Incorporated.

     This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.


     If and when the words "expects," "intends," "anticipates," "estimates" and analogous expressions are used on the CD-ROM, such statements are subject to a variety of risks and uncertainties that could cause results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor and the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, MSMC and the Originators. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in the CD-ROM to reflect any change in events, conditions or circumstances on which any such statement is based.


     This diskette contains Loan Characteristics/Schedule of Additional Information for Mortgage Loans in Microsoft Excel (1) Version 7.0 format. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the diskette. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.
--------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.